                                                         FREE WRITING PROSPECTUS
                                                      FILED PURSUANT TO RULE 433
                                           REGISTRATION STATEMENT NO.:333-130786

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THIS FREE WRITING PROSPECTUS, DATED SEPTEMBER 1, 2006, MAY BE AMENDED OR
                        COMPLETED PRIOR TO TIME OF SALE

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

     The depositor has filed a registration statement (including a prospectus)
with the SEC (SEC File No. 333-130786) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 866-400-7834 or by emailing Avinash Bappanad at
bappanad_avinash@jpmorgan.com.

                          $1,972,947,000 (APPROXIMATE)

       J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-CIBC16
                                 ISSUING ENTITY

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                                   DEPOSITOR

                           JPMORGAN CHASE BANK, N.A.
                                   CIBC INC.
                       SPONSORS AND MORTGAGE LOAN SELLERS

       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-CIBC16

     J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Series 2006-CIBC16 Commercial Mortgage Pass-Through
Certificates, which represent the beneficial ownership interests in the issuing entity, which will be a trust named J.P. Morgan Chase Commercial Mortgage
Securities Trust 2006--CIBC16. The assets of the issuing entity will primarily be 120 fixed rate mortgage loans secured by first liens on 170 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the Series 2006-CIBC16 certificates. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under "Description of the Certificates--Subordination; Allocation of Collateral
Support Deficit" in this free writing prospectus. In addition, JP Morgan Chase
Bank, N.A. will provide an interest rate swap agreement for the benefit of the
Class A-3FL certificates as described under "Description of the Swap Contract"
in this free writing prospectus. The Series 2006-CIBC16 certificates are obligations of the issuing entity only and are not obligations of J.P. Morgan
Chase Commercial Mortgage Securities Corp., the sponsors, the mortgage loan sellers or any of their respective affiliates, and neither the Series
2006-CIBC16 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 12th day of each month, commencing on October 12, 2006.

                            INITIAL CLASS
                             CERTIFICATE
                              BALANCE OR         INITIAL APPROX.
                               NOTIONAL            PASS-THROUGH
                              AMOUNT(1)                RATE
                      ------------------------- -----------------
Class A-1(6) ........     $     37,940,000%
Class A-2(6) ........     $     55,736,000%
Class A-3FL(6) ......     $    100,000,000(8)   LIBOR +   %
Class A-3B(6) .......     $    171,966,000%
Class A-4(6) ........     $    695,005,000%
Class A-SB(6) .......     $     74,077,000%
Class A-1A(6) .......     $    368,474,000%
Class A-M ...........     $    214,742,000%
Class A-J ...........     $    169,110,000%
Class X-1 ...........     $  2,147,426,140(11)            %
Class X-2 ...........     $  2,115,339,000(13)            %
Class B .............     $     40,264,000%
Class C .............     $     16,106,000%
Class D .............     $     29,527,000%

                        PASS-THROUGH       ASSUMED FINAL                        RATED FINAL
                            RATE           DISTRIBUTION      EXPECTED RATINGS   DISTRIBUTION
                         DESCRIPTION          DATE(3)        (MOODY'S/S&P)(5)     DATE(3)
                      ---------------- -------------------- ------------------ -------------

Class A-1(6) ........             (7)     July 12, 2011           Aaa/AAA      May 12, 2045
Class A-2(6) ........             (7)    August 12, 2011          Aaa/AAA      May 12, 2045
Class A-3FL(6) ......  Floating(9)        July 12, 2013         Aaa/AAA(10)    May 12, 2045
Class A-3B(6) .......             (7)     July 12, 2013           Aaa/AAA      May 12, 2045
Class A-4(6) ........             (7)     July 12, 2016           Aaa/AAA      May 12, 2045
Class A-SB(6) .......             (7)   February 12, 2016         Aaa/AAA      May 12, 2045
Class A-1A(6) .......             (7)     July 12, 2016           Aaa/AAA      May 12, 2045
Class A-M ...........             (7)    August 12, 2016          Aaa/AAA      May 12, 2045
Class A-J ...........             (7)    August 12, 2016          Aaa/AAA      May 12, 2045
Class X-1 ...........  Variable(12)      August 12, 2019          Aaa/AAA      May 12, 2045
Class X-2 ...........  Variable(14)    September 12, 2013         Aaa/AAA      May 12, 2045
Class B .............             (7)  September 12, 2016         Aa2/AA       May 12, 2045
Class C .............             (7)  September 12, 2016         Aa3/AA-      May 12, 2045
Class D .............             (7)  September 12, 2016          A2/A        May 12, 2045

---------
(Footnotes to table on page S-9)

--------------------------------------------------------------------------------
YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-39 OF THIS
FREE WRITING PROSPECTUS AND PAGE 9 OF THE PROSPECTUS.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.
--------------------------------------------------------------------------------

       THE SECURITIES AND EXCHANGE COMMISSION AND STATE REGULATORS HAVE NOT
APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY
OR ACCURACY OF THIS FREE WRITING PROSPECTUS OR THE ACCOMPANYING PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. J.P. MORGAN CHASE
COMMERCIAL MORTGAGE SECURITIES CORP. WILL NOT LIST THE OFFERED CERTIFICATES ON
ANY SECURITIES EXCHANGE OR ON ANY AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES
ASSOCIATION.

       THE UNDERWRITERS, J.P. MORGAN SECURITIES INC., CIBC WORLD MARKETS CORP.
AND WACHOVIA CAPITAL MARKETS, LLC, WILL PURCHASE THE OFFERED CERTIFICATES FROM
J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. AND WILL OFFER THEM TO
THE PUBLIC AT NEGOTIATED PRICES, PLUS, IN CERTAIN CASES, ACCRUED INTEREST,
DETERMINED AT THE TIME OF SALE. J.P. MORGAN SECURITIES INC. AND CIBC WORLD
MARKETS CORP. ARE ACTING AS CO-LEAD MANAGERS FOR THIS OFFERING. WACHOVIA
CAPITAL MARKETS, LLC IS ACTING AS CO-MANAGER FOR THIS OFFERING. J.P. MORGAN
SECURITIES INC. IS ACTING AS SOLE BOOKRUNNER FOR THIS OFFERING.

JPMORGAN                                                      CIBC WORLD MARKETS

                              WACHOVIA SECURITIES
SEPTEMBER   , 2006

           [MAP OF THE UNITED STATES INDICATING THE FOLLOWING OMITTED]

       J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-CIBC16
       Commercial Mortgage Pass-Through Certificates, Series 2006-CIBC16

UTAH                          OHIO                      VIRGINIA
2 properties                  8 properties              6 properties
$23,084,803                   $113,910,000              $143,200,481
1.1% of total                 5.3% of total             6.7 of total

IDAHO                         MICHIGAN                  NORTH CAROLINA
1 property                    11 properties             3 properties
$2,845,617                    $144,666,030              $26,979,463
0.1% of total                 6.7% of total             1.3% of total

COLORADO                      PENNSYLVANIA              WEST VIRGINIA
2 properties                  4 properties              1 property
$13,789,338                   $24,191,000               $23,120,000
0.6% of total                 1.1% of total             1.1% of total

IOWA                          NEW YORK                  SOUTH CAROLINA
1 property                    7 properties              4 properties
$4,677,305                    $75,064,254               $56,885,476
0.2% of total                 3.5% of total             2.6% of total

MISSOURI                      MASSACHUSETTS             GEORGIA
1 property                    3 properties              3 properties
$14,000,000                   $74,032,000               $40,838,000
0.7% of total                 3.4% of total             1.9% of total

MINNESOTA                     CONNECTICUT               FLORIDA
1 property                    1 property                12 properties
$5,740,569                    $8,200,000                $82,409,042
0.3% of total                 0.4% of total             3.8% of total

WISCONSIN                     NEW JERSEY                TENNESSEE
3 properties                  4 properties              2 properties
$64,610,000                   $62,480,000               $9,991,805
3.0% of total                 2.9% of total             0.5% of total

ILLINOIS                      DELAWARE                  ARKANSAS
8 properties                  1 property                2 properties
$227,022,168                  $16,100,000               $9,654,305
10.6% of total                0.7% of total             0.4% of total

INDIANA                       MARYLAND                  TEXAS
8 properties                  7 properties              21 properties
$64,963,410                   $72,953,567               $235,845,555
3.0% of total                 3.4% of total             11.0% of total

OKLAHOMA                      CALIFORNIA                OREGON
2 properties                  13 properties             2 properties
$24,488,349                   $417,922,901              $22,750,000
1.1% of total                 19.5% of total            1.1% of total

KANSAS                        NEVADA                    WASHINGTON
2 properties                  1 property                1 property
$8,734,033                    $1,792,000                $12,234,669
0.4% of total                 0.1% of total             0.6% of total

ARIZONA
2 properties
$18,250,000
0.8% of total

[   ] (less than) 1.0% of Cut-off Date Balance

[   ] 1.0% - 5.0% of Cut-off Date Balance

[   ] 5.1% - 10.0% of Cut-off Date Balance

[   ] (greater than) 10.0% of Cut-off Date Balance

[2 PHOTOS OF RREEF SILICON VALLEY OFFICE PORTFOLIO OMITTED]

RREEF Silicon Valley Office Portfolio                          Various, Various

[1 PHOTO OF ONE & TWO                          [2 PHOTOS OF PRIME RETAIL OUTLETS
PRUDENTIAL PLAZAS OMITTED]                     PORTFOLIO OMITTED]

One & Two Prudential Plazes     Chicago, IL    Prime Retail Outlets
                                               Portfolio        Various, Various

[1 PHOTO OF SEQUOIA PLAZA                      [1 PHOTO OF REPM PORTFOLIO
OMITTED]                                       OMITTED]

Sequoia Plaza                  Arlington, VA   REPM Portfolio  Various, Various

[2 PHOTOS OF CENTRO PORTFOLIO OMITTED]         [2 PHOTOS OF LIGHTSTONE MICHIGAN
                                               MULTIFAMILY PORTFOLIO OMITTED]

Centro Portfolio          Vaarious, Various    Lightstone Michigan Multifamily
                                               Portfolio            Various MI

[1 PHOTO OF CITY VIEW PORTFOLIO OMITTED]

City View Portfolio I           Houston, TX

[1 PHOTO OF 875 EAST WISCONSIN AVENUE          [1 PHOTO OF FAIRMONT HOTEL DALLAS
OMITTED]                                       OMITTED]

875 East Wisconsin Ave        Milwaukee, WI    Fairmont Hotel Dallas   Dallas TX

   Borrower May Be Unable to Repay Remaining Principal Balance on
      Maturity Date.....................................................    S-47
   The Prospective Performance of the Commercial, Multifamily and
      Manufactured Housing Community Mortgage Loans Included in the
      Trust Fund Should Be Evaluated Separately from the Performance
      of the Mortgage Loans in Any of Our Other Trusts..................    S-48
   Commercial and Multifamily Lending Is Dependent Upon Net Operating

   Risks Related to Redevelopment and Renovation at the Mortgaged
      Properties........................................................    S-53
   Mortgaged Properties Leased to Borrowers or Borrower Affiliated

   Risks Relating to Affiliation with a Franchise or Hotel

   Some Mortgaged Properties May Not Be Readily Convertible to
      Alternative Uses..................................................    S-62
   Condominium Ownership May Limit Use and Improvements.................    S-62
   Mortgage Loans Secured by Leasehold Interests May Expose

   Optional Early Termination of the Trust Fund May Result in an
      Adverse Impact on Your Yield or May Result in a Loss..............    S-71
   Sensitivity to LIBOR and Yield Considerations........................    S-71
   Risks Relating to the Swap Contract..................................    S-71
   Mortgage Loan Sellers May Not Be Able to Make a Required
      Repurchase or Substitution of a Defective Mortgage Loan...........    S-72
   Risks Relating to Interest on Advances and Special Servicing
      Compensation .....................................................    S-72
   Risks of Limited Liquidity and Market Value..........................    S-72
   Different Timing of Mortgage Loan Amortization Poses Certain
      Risks ............................................................    S-73
   Subordination of Subordinate Offered Certificates ...................    S-73
   Limited Information Causes Uncertainty...............................    S-73
   Environmental Risks Relating to the Mortgaged Properties ............    S-73

                                       S-3

   Zoning Compliance and Use Restrictions May Adversely Affect
      Property Value ...................................................    S-77
   Risks Relating to Costs of Compliance with Applicable Laws and
      Regulations ......................................................    S-78
   No Reunderwriting of the Mortgage Loans..............................    S-78
   Litigation or Other Legal Proceedings Could Adversely Affect the

   Repurchase or Substitution of Cross-Collateralized Mortgage

   The Trustee, Paying Agent, Certificate Registrar and

   Allocation of Yield Maintenance Charges and Prepayment

                                       S-4

   Inspections; Collection of Operating Information ....................   S-180
   Certain Matters Regarding the Master Servicer, the Special

SCHEDULE I   CLASS X REFERENCE RATES

SCHEDULE II  CLASS X-2 COMPONENT NOTIONAL AMOUNTS

SCHEDULE III CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

ANNEX A-1    CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
             PROPERTIES

ANNEX A-2    CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
             PROPERTIES

ANNEX A-3    DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS AND ADDITIONAL MORTGAGE
             LOAN INFORMATION

ANNEX B      CERTAIN CHARACTERISTICS OF THE MULTIFAMILY & MANUFACTURED HOUSING
             COMMUNITY LOANS

ANNEX C      FORM OF REPORT TO CERTIFICATEHOLDERS

ANNEX D      REPM PORTFOLIO LOAN AMORTIZATION SCHEDULE

                                       S-5

               IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

     The offered certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of offered certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of offered certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

     As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver any portion of the offered certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     You have requested that the underwriters provide to you information in connection with your consideration of the purchase of certain offered certificates described in this free writing prospectus. This free writing prospectus is being provided to you for informative purposes only in response to your specific request. The underwriters described in this free writing prospectus may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this free writing prospectus. The underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this free writing prospectus.

     The information contained herein supersedes any previous information delivered to you and may be superseded by information delivered to you prior to the time of sale.

     This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this free writing prospectus, which describes the specific terms of the offered certificates.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS FREE WRITING
PROSPECTUS AND THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH
INFORMATION THAT IS DIFFERENT FROM THAT CONTAINED IN THIS FREE WRITING
PROSPECTUS AND THE PROSPECTUS. THE INFORMATION CONTAINED IN THIS FREE WRITING
PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS FREE WRITING PROSPECTUS.

     This free writing prospectus begins with several introductory sections describing the Series 2006-CIBC16 certificates and the trust in abbreviated form:

     Summary of Certificates, commencing on page S-9 of this free writing prospectus, which sets forth important statistical information relating to the
Series 2006-CIBC16 certificates;

                                       S-6

     Summary of Terms, commencing on page S-11 of this free writing prospectus, which gives a brief introduction of the key features of the Series 2006-CIBC16 certificates and a description of the underlying mortgage loans; and

     Risk Factors, commencing on page S-39 of this free writing prospectus, which describe risks that apply to the Series 2006-CIBC16 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

     This free writing prospectus and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this free writing prospectus and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this free writing prospectus and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this free writing prospectus are defined on the pages indicated under the caption "Index of Defined Terms" commencing on page S-209 of this free writing prospectus. The capitalized terms used in the prospectus are defined on the pages indicated
under the caption "Index of Defined Terms" commencing on page 129 of the prospectus.

     All annexes and schedules attached to this free writing prospectus are a part of this free writing prospectus.

     In this free writing prospectus, the terms "Depositor," "we," "us" and
"our" refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

                             EUROPEAN ECONOMIC AREA

     IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS
IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A "RELEVANT MEMBER STATE"), EACH
UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE
DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER
STATE (THE "RELEVANT IMPLEMENTATION DATE") IT HAS NOT MADE AND WILL NOT MAKE AN
OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE PRIOR TO THE
PUBLICATION OF A PROSPECTUS IN RELATION TO THE CERTIFICATES WHICH HAS BEEN
APPROVED BY THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE OR, WHERE
APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND NOTIFIED TO THE
COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE
PROSPECTUS DIRECTIVE, EXCEPT THAT IT MAY, WITH EFFECT FROM AND INCLUDING THE
RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN
THAT RELEVANT MEMBER STATE AT ANY TIME:

          (A) TO LEGAL ENTITIES WHICH ARE AUTHORISED OR REGULATED TO OPERATE IN
     THE FINANCIAL MARKETS OR, IF NOT SO AUTHORISED OR REGULATED, WHOSE
     CORPORATE PURPOSE IS SOLELY TO INVEST IN SECURITIES;

          (B) TO ANY LEGAL ENTITY WHICH HAS TWO OR MORE OF (1) AN AVERAGE OF AT
     LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (2) A TOTAL BALANCE
     SHEET OF MORE THAN (EURO)43,000,000 AND (3) AN ANNUAL NET TURNOVER OF MORE
     THAN (EURO)50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED
     ACCOUNTS; OR

          (C) IN ANY OTHER CIRCUMSTANCES WHICH DO NOT REQUIRE THE PUBLICATION BY
     THE ISSUER OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS
     DIRECTIVE.

     FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION AN "OFFER OF
CERTIFICATES TO THE PUBLIC" IN RELATION TO ANY CERTIFICATES IN ANY RELEVANT
MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT

                                       S-7

INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS
TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE CERTIFICATES, AS
THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE
PROSPECTUS DIRECTIVE IN THAT MEMBER STATE AND THE EXPRESSION "PROSPECTUS
DIRECTIVE" MEANS DIRECTIVE 2003/71/EC AND INCLUDES ANY RELEVANT IMPLEMENTING
MEASURE IN EACH RELEVANT MEMBER STATE.

                                 UNITED KINGDOM

     EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

          (A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL
     ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO
     ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE
     FINANCIAL SERVICES AND MARKETS ACT 2000 (THE "FSMA")) RECEIVED BY IT IN
     CONNECTION WITH THE ISSUE OR SALE OF THE CERTIFICATES IN CIRCUMSTANCES IN
     WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR; AND

          (B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF
     THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE
     CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

                       NOTICE TO UNITED KINGDOM INVESTORS

     THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS IF MADE BY A PERSON WHO IS
NOT AN AUTHORISED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY
AT, PERSONS WHO (1) ARE OUTSIDE THE UNITED KINGDOM, OR (2) HAVE PROFESSIONAL
EXPERIENCE IN MATTERS RELATING TO INVESTMENTS, OR (3) ARE PERSONS FALLING WITHIN
ARTICLES 49(2)(A) THROUGH (D) ("HIGH NET WORTH COMPANIES, UNINCORPORATED
ASSOCIATIONS, ETC.") OR 19 (INVESTMENT PROFESSIONALS) OF THE FSMA (FINANCIAL
PROMOTION) ORDER 2005 (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS THE
"RELEVANT PERSONS"). THIS FREE WRITING PROSPECTUS MUST NOT BE ACTED ON OR RELIED
ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT
ACTIVITY TO WHICH THIS FREE WRITING PROSPECTUS RELATES, INCLUDING THE OFFERED
CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY
WITH RELEVANT PERSONS.

     POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF
THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY
TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE
AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

                                       S-8

                             SUMMARY OF CERTIFICATES

               INITIAL CLASS                                                                WEIGHTED
                CERTIFICATE                                                      INITIAL     AVERAGE     EXPECTED
                  BALANCE          APPROX.   PASS-THROUGH     ASSUMED FINAL      APPROX.      LIFE       RATINGS
                OR NOTIONAL        CREDIT       RATE          DISTRIBUTION     PASS-THROUGH  (YRS.)   (MOODY'S/S&P)    PRINCIPAL
    CLASS        AMOUNT(1)       SUPPORT(2)   DESCRIPTION        DATE(3)           RATE        (4)         (5)         WINDOW(4)
------------  --------------     ----------  ------------  ------------------  -----------  --------  -------------  ------------

Offered
Certificates
   A-1(6)     $   37,940,000       30.000        (7)          July 12, 2011%          2.92       Aaa/AAA    10//06-07/11
   A-2(6)     $   55,736,000       30.000        (7)         August 12, 2011%          4.89       Aaa/AAA     08/11-08/11
   A-3FL(6)   $  100,000,000(8)    30.000    Floating(9)      July 12, 2013     LIBOR + %      6.81     Aaa/AAA(10)   07/13-07/13
   A-3B(6)    $  171,966,000       30.000        (7)          July 12, 2013%          6.72       Aaa/AAA     09/12-07/13
   A-4(6)     $  695,005,000       30.000        (7)          July 12, 2016%          9.76       Aaa/AAA     02/16-07/16
   A-SB(6)    $   74,077,000       30.000        (7)       February 12, 2016%          7.26       Aaa/AAA     07/11-02/16
   A-1A(6)    $  368,474,000       30.000        (7)          July 12, 2016%          8.89       Aaa/AAA     10/06-07/16
   A-M        $  214,742,000       20.000        (7)         August 12, 2016%          9.88       Aaa/AAA     07/16-08/16
   A-J        $  169,110,000       12.125        (7)         August 12, 2016%          9.89       Aaa/AAA     08/16-08/16
   X-1        $2,147,426,140(11)     N/A     Variable(12)    August 12, 2019        %           N/A       Aaa/AAA         N/A
   X-2        $2,115,339,000(13)     N/A     Variable(14)  September 12, 2013       %           N/A       Aaa/AAA         N/A
   B          $   40,264,000       10.250        (7)       September 12, 2016%          9.92        Aa2/AA     08/16-09/16
   C          $   16,106,000       9.500%        (7)       September 12, 2016%          9.98       Aa3/AA-     09/16-09/16
   D          $   29,527,000       8.125%        (7)       September 12, 2016%          9.98         A2/A      09/16-09/16
Non-Offered
Certificates
   E          $   26,843,000       6.875%        (7)               N/A              %           N/A        A3/A-          N/A
   F          $   29,527,000       5.500%        (7)               N/A              %           N/A      Baa1/BBB+        N/A
   G          $   26,843,000       4.250%        (7)               N/A              %           N/A       Baa2/BBB        N/A
   H          $   24,159,000       3.125%        (7)               N/A              %           N/A      Baa3/BBB-        N/A
   J          $    5,368,000       2.875%        (7)               N/A              %           N/A       Ba1/BB+         N/A
   K          $   10,737,000       2.375%        (7)               N/A              %           N/A        Ba2/BB         N/A
   L          $    8,053,000       2.000%        (7)               N/A              %           N/A       Ba3/BB-         N/A
   M          $    2,684,000       1.875%        (7)               N/A              %           N/A        B1/B+          N/A
   N          $    5,369,000       1.625%        (7)               N/A              %           N/A         B2/B          N/A
   P          $    5,369,000       1.375%        (7)               N/A              %           N/A        B3/B-          N/A
   NR         $   29,527,140         N/A         (7)               N/A              %           N/A        NR/NR          N/A

----------
(1)  Approximate, subject to a permitted variance of plus or minus 10%.

(2)  The credit support percentages set forth for the Class A-1, Class A-2,
     Class A-3FL, Class A-3B, Class A-4, Class A-SB and Class A-1A certificates are represented in the aggregate.

(3)  The assumed final distribution dates set forth in this free writing prospectus have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date; Rated
     Final Distribution Date" in this free writing prospectus. The rated final distribution date for each class of certificates is May 12, 2045. See
     "Description of the Certificates--Assumed Final Distribution Date; Rated
     Final Distribution Date" in this free writing prospectus.

(4)  The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates are based on the assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" in
     this free writing prospectus and on the assumptions that there are no prepayments or losses on the mortgage loans and that there are no extensions of maturity dates of the mortgage loans.

(5)  Ratings shown are those of Moody's Investors Service, Inc. and Standard &
     Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

(6)  For purposes of making distributions on the Class A-1, Class A-2, Class
     A-3B, Class A-4, Class A-SB and Class A-1A certificates and the Class A-3FL regular interest, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. As of the cut-off date, loan group 1 will consist of 91 mortgage loans, representing approximately 82.8% of the aggregate principal balance of the pool of mortgage loans. As of the cut-off date, loan group 2 will consist of 29 mortgage loans, representing approximately 17.2% of the aggregate principal balance of the pool of mortgage loans. As of the cut-off date, loan group 2 will include approximately 96.0% of all the mortgage loans secured by multifamily and manufactured housing community properties.

     So long as funds are sufficient on any distribution date to make distributions of all interest and principal on such distribution date to the Class A-1, Class A-2, Class A-3B, Class A-4, Class A-1A, Class A-SB,
     Class X-1 and Class X-2 certificates and the Class A-3FL regular interest, interest and principal distributions on the Class A-1, Class A-2, Class
     A-3B, Class A-4 and Class A-SB certificates and the Class A-3FL regular interest will be based upon amounts available relating to mortgage loans in loan group 1 and interest and principal distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in loan group 2. In addition, generally the Class A-1, Class A-2,
     Class A-3B, Class A-4 and Class A-SB certificates and the Class A-3FL regular interest will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 after the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 after the certificate principal balances of the Class A-4 and Class A-SB certificates have been reduced to zero.
     However, on and after any distribution date on which the certificate balances of the Class A-M through Class NR certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2,
     Class A-3B, Class A-4, Class A-SB and Class A-1A certificates and the Class
     A-3FL regular interest, pro rata.

(7)  The pass-through rates applicable to the Class A-1, Class A-2, Class A-3B,
     Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B, Class C,
     Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
     Class M, Class N, Class P and Class NR certificates on each distribution date will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the

                                       S-9

     lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

(8)  The certificate balance of the Class A-3FL certificates will be equal to the certificate balance of the Class A-3FL regular interest.

(9)  The pass-through rate applicable to the Class A-3FL certificates on each distribution date will be a per annum rate equal to LIBOR plus %. In addition, under certain circumstances described in this free writing prospectus, the pass-through rate applicable to the Class A-3FL certificates may convert to a fixed rate equal to % per annum. The initial
     LIBOR rate will be determined on September , 2006 and subsequent LIBOR rates will be determined 2 LIBOR business days before the start of the related interest accrual period.

(10) The ratings assigned to the Class A-3FL certificates only reflect the receipt of a fixed rate of interest at a rate equal to % per annum. See
     "Ratings" in this free writing prospectus.

(11) The Class X-1 notional amount will be equal to the aggregate of the certificate balances of each class of certificates (other than the Class
     A-3FL, Class X-1, Class X-2, Class R and Class LR certificates) and the
     Class A-3FL regular interest.

(12) The pass-through rate on the Class X-1 certificates will be based on the weighted average of the interest strip rates of the components of the Class
     X-1 certificates. See "Description of the Certificates--Distributions" in
     this free writing prospectus.

(13) The Class X-2 notional amount will be equal to the aggregate of the certificate balances (or portions thereof) of certain of the other classes of certificates.

(14) The pass-through rate on the Class X-2 certificates will be based on the weighted average of the interest strip rates of the components of the Class
     X-2 certificates. See "Description of the Certificates--Distributions" in
     this free writing prospectus.

     The Class R and Class LR certificates are not offered by this free writing prospectus and are not represented in this table.

                                      S-10

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                                SUMMARY OF TERMS

     This summary highlights selected information from this free writing prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

                           RELEVANT PARTIES AND DATES

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly-owned subsidiary of
                                 JPMorgan Chase Bank, National Association, a
                                 national banking association organized under
                                 the laws of the United States, which is a
                                 wholly-owned subsidiary of JPMorgan Chase &
                                 Co., a Delaware corporation. The depositor's
                                 address is 270 Park Avenue, New York, New York
                                 10017, and its telephone number is (212)
                                 834-9271. See "Transaction Parties--The
                                 Depositor" in this free writing prospectus.

Issuing Entity................   A New York common law trust to be established
                                 on the closing date under the pooling and
                                 servicing agreement. For more detailed
                                 information, see "Transaction Parties--The
                                 Issuing Entity" in this free writing
                                 prospectus.

Mortgage Loan Sellers.........   JPMorgan Chase Bank, N.A., a national banking
                                 association organized under the laws of the
                                 United States and CIBC Inc., a Delaware
                                 corporation. JP Morgan Chase Bank, N.A. is also
                                 the swap counterparty and an affiliate of each
                                 of the depositor and J.P. Morgan Securities
                                 Inc., one of the underwriters. CIBC Inc. is an
                                 affiliate of CIBC World Markets Corp., one of
                                 the underwriters. See "Transaction Parties--The
                                 Mortgage Loan Sellers" in this free writing
                                 prospectus.

                                          SELLERS OF THE MORTGAGE LOANS

                                                                 AGGREGATE                 % OF      % OF
                                                    NUMBER       PRINCIPAL       % OF    INITIAL   INITIAL
                                                      OF          BALANCE      INITIAL     LOAN      LOAN
                                                   MORTGAGE     OF MORTGAGE      POOL    GROUP 1   GROUP 2
                                     SELLER          LOANS         LOANS       BALANCE   BALANCE   BALANCE
                                 ---------------   --------   --------------   -------   -------   -------

                                 JPMorgan Chase
                                    Bank, N.A...       71     $1,342,276,510     62.5%     69.5%     29.0%
                                 CIBC Inc.......       49        805,149,630     37.5      30.5      71.0
                                                      ---     --------------    -----     -----     -----
                                 Total..........      120     $2,147,426,140    100.0%    100.0%    100.0%
                                                      ===     ==============    =====     =====     =====

Master Servicer...............   Capmark Finance Inc., a California corporation.
                                 The master servicer's principal servicing
                                 offices are located at 200 Witmer Road,
                                 Horsham, Pennsylvania, 19044 and its telephone
                                 number is (215) 328-1258. See "Transaction
                                 Parties--The Master Servicer" in this free
                                 writing prospectus. The One & Two Prudential
                                 Plaza loan will be serviced under the pooling
                                 and servicing agreement entered into in
                                 connection with the issuance of the J.P. Morgan
                                 Chase Commercial Mortgage Securities Trust
                                 2006-LDP7, Commercial Mortgage Pass-Through
                                 Certificates, Series 2006 LDP7. The master
                                 servicer that will service the One & Two
                                 Prudential Plaza whole loan under the One & Two
                                 Prudential Plaza pooling agreement is Wachovia
                                 Bank, National Association. The servicing
                                 offices of Wachovia Bank, National Association
                                 are located at NC 1075, 8739 Research Drive

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                                      S-11

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                                 URP4, Charlotte, North Carolina 28262 and its
                                 telephone number is (800) 326-1334.

Special Servicer..............   Midland Loan Services, Inc., a Delaware
                                 corporation, will act as special servicer with
                                 respect to the mortgage loans and will be
                                 primarily responsible for making decisions and
                                 performing certain servicing functions with
                                 respect to the mortgage loans that, in general,
                                 are in default or as to which default is
                                 imminent. Midland Loan Services, Inc. was
                                 appointed to be the special servicer by
                                 Anthracite Capital Inc., which is the expected
                                 initial directing certificateholder and is
                                 externally managed by an affiliate of Midland
                                 Loan Services, Inc. The servicing offices of
                                 Midland Loan Services, Inc. are located at
                                 10851 Mastin, Suite 700, Overland Park, Kansas
                                 66210 and its telephone number is (913)
                                 253-9000. The special servicer may be removed
                                 without cause under certain circumstances
                                 described in this free writing prospectus. See
                                 "Transaction Parties--The Special Servicer" in
                                 this free writing prospectus. The One & Two
                                 Prudential Plaza loan will be specially
                                 serviced under the pooling and servicing
                                 agreement entered into in connection with the
                                 issuance of the J.P. Morgan Chase Commercial
                                 Mortgage Securities Trust 2006-LDP7, Commercial
                                 Mortgage Pass-Through Certificates, Series
                                 2006-LDP7. The special servicer that will
                                 specially service the One & Two Prudential
                                 Plaza whole loan under the One & Two Prudential
                                 Plaza pooling agreement is LNR Partners, Inc.,
                                 a Florida corporation. The primary servicing
                                 offices of LNR Partners, Inc. are located at
                                 1601 Washington Avenue, Suite 700, Miami Beach,
                                 Florida 33139, and its telephone number is
                                 (305) 695-5600.

Trustee and Paying Agent......   Wells Fargo Bank, N.A., a national banking
                                 association with its principal corporate
                                 offices located at 9062 Old Annapolis Road,
                                 Columbia, Maryland 21045-1951 and its office
                                 for certificate transfer services located at
                                 Sixth Street and Marquette Avenue, Minneapolis,
                                 Minnesota 55479-0113. See "Transaction
                                 Parties--The Trustee, Paying Agent, Certificate
                                 Registrar and Authenticating Agent" in this
                                 free writing prospectus. Following the transfer
                                 of the mortgage loans into the trust, the
                                 trustee, on behalf of the trust, will become
                                 the mortgagee of record under each mortgage
                                 loan, except for the One & Two Prudential Plaza
                                 loan for which Wells Fargo Bank, N.A., as
                                 trustee, is also the mortgagee of record under
                                 the J.P. Morgan Chase Commercial Mortgage
                                 Securities Trust 2006-LDP7.

Sponsors......................   JPMorgan Chase Bank, N.A., a national banking
                                 association and CIBC Inc., a Delaware
                                 corporation. For more information, see
                                 "Transaction Parties--The Sponsors" in this
                                 free writing prospectus and "The Sponsor" in
                                 the prospectus.

Certain Affiliations..........   JPMorgan Chase Bank, N.A. and its affiliates
                                 have several roles in this transaction. J.P.
                                 Morgan Chase Commercial Mortgage Securities
                                 Corp. is the depositor and a wholly-owned
                                 subsidiary of JPMorgan Chase Bank, N.A.
                                 JPMorgan Chase Bank, N.A. and CIBC Inc.
                                 originated or acquired the mortgage loans and
                                 will be selling them to the depositor. JPMorgan
                                 Chase Bank, N.A. is also an affiliate of J.P.
                                 Morgan Securities Inc., an underwriter for

--------------------------------------------------------------------------------

                                      S-12

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                                 the offering of the certificates. JPMorgan
                                 Chase Bank, N.A. is also a sponsor. CIBC Inc.
                                 is an affiliate of CIBC World Markets, Corp.,
                                 an underwriter for the offering of the
                                 certificates. Midland Loan Services, Inc., the
                                 special servicer, is an affiliate of the
                                 external manager for Anthracite Capital, Inc.,
                                 the expected initial directing
                                 certificateholder. These roles and other
                                 potential relationships may give rise to
                                 conflicts of interest as further described in
                                 this free writing prospectus under "Risk
                                 Factors--Potential Conflicts of Interest."

Significant Obligors..........   The mortgaged property that secures the RREEF
                                 Silicon Valley Office Portfolio loan represents
                                 approximately 11.6% of the aggregate principal
                                 balance of the mortgage loans as of the cut-off
                                 date.

Swap Counterparty.............   JPMorgan Chase Bank, N.A. will provide an
                                 interest rate swap contract for the benefit of
                                 the Class A-3FL certificates.

Cut-off Date..................   With respect to each mortgage loan, the related
                                 due date of the mortgage loan in September
                                 2006, or, with respect to those mortgage loans
                                 that were originated in August 2006 and have
                                 their first due date in October 2006, September
                                 1, 2006.

Closing Date..................   On or about September 20, 2006.

Distribution Date.............   The 12th day of each month or, if the 12th day
                                 is not a business day, on the next succeeding
                                 business day, beginning in October 2006.

Interest Accrual Period.......   Interest will accrue on the offered
                                 certificates (other than with respect to the
                                 Class A-3FL certificates) and the Class A-3FL
                                 regular interest during the calendar month
                                 prior to the related distribution date. With
                                 respect to the Class A-3FL certificates, the
                                 interest accrual period for any distribution
                                 date will be the period from and including the
                                 distribution date in the month preceding the
                                 month in which the related distribution date
                                 occurs (or, in the case of the first
                                 distribution date, the closing date) to, but
                                 excluding, the related distribution date.
                                 Except with respect to the Class A-3FL
                                 certificates, interest will be calculated on
                                 the offered certificates and the Class A-3FL
                                 regular interest assuming that each month has
                                 30 days and each year has 360 days. With
                                 respect to the Class A-3FL certificates,
                                 interest will be calculated based upon the
                                 actual number of days in the related interest
                                 accrual period and a year consisting of 360
                                 days; provided that if the pass-through rate
                                 for the Class A-3FL certificates converts to a
                                 fixed rate, the interest calculation method and
                                 interest accrual period for the Class A-3FL
                                 certificates will be the same as the Class
                                 A-3FL regular interest.

Due Period....................   For any mortgage loan and any distribution
                                 date, the period commencing on the day
                                 immediately following the due date for the
                                 mortgage loan in the month preceding the month
                                 in which that distribution date occurs and
                                 ending on and including the due date for the
                                 mortgage loan in the month in which that
                                 distribution date occurs. However, in the event
                                 that the last day of a due period (or
                                 applicable grace period) is not a business day,
                                 any periodic payments received with respect to
                                 the mortgage loans

--------------------------------------------------------------------------------

                                      S-13

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                                 relating to that due period on the business day
                                 immediately following that last day will be
                                 deemed to have been received during that due
                                 period and not during any other due period.

Determination Date............   For any distribution date, the fourth business
                                 day prior to the distribution date.

Swap Contract.................   The trust will have the benefit of an interest
                                 rate swap contract relating to the Class A-3FL
                                 certificates issued by JPMorgan Chase Bank,
                                 N.A., which, as of the date of this free
                                 writing prospectus, has a long-term
                                 certificates of deposit rating of "Aa2" by
                                 Moody's Investors Service, Inc. and "AA-" by
                                 Standard & Poor's Ratings Services, a division
                                 of The McGraw-Hill Companies, Inc.

                                 The initial notional amount of the interest
                                 rate swap contract will be equal to the
                                 aggregate initial certificate balance of the
                                 Class A-3FL regular interest (and
                                 correspondingly, the Class A-3FL certificates).
                                 The notional amount of the swap contract will
                                 decrease to the extent of any decrease in the
                                 certificate balance of the Class A-3FL regular
                                 interest (and correspondingly, the Class A-3FL
                                 certificates). The swap contract will have a
                                 maturity date of May 12, 2045 (the same date as
                                 the rated final distribution date of the Class
                                 A-3FL certificates). Under the swap contract,
                                 the trust will generally be obligated to pay to
                                 the swap counterparty one business day prior to
                                 each distribution date an amount equal to the
                                 sum of (i) any yield maintenance charges
                                 distributable to the Class A-3FL regular
                                 interest and (ii) the product of (A) the
                                 notional amount of the swap contract and (B)
                                 the pass-through rate on the Class A-3FL
                                 regular interest. The swap counterparty will
                                 generally be obligated to pay to the trust one
                                 business day prior to each distribution date an
                                 amount equal to the product of (i) the notional
                                 amount of the swap contract and (ii) LIBOR plus
                                 % per annum. If there is an interest shortfall
                                 with respect to the Class A-3FL regular
                                 interest, there will be a corresponding
                                 dollar-for-dollar reduction in the interest
                                 payment made by the swap counterparty to the
                                 trust and, ultimately, a corresponding decrease
                                 in the effective pass-through rate on the Class
                                 A-3FL certificates for that distribution date.
                                 See "Risk Factors--Risks Relating to the Swap
                                 Contract" and "Description of the Swap
                                 Contract" in this free writing prospectus.

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                                      S-14

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                              TRANSACTION OVERVIEW

     On the closing date, each sponsor will sell its mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The trust, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of September 20, 2006 among the depositor, the master servicer, the special servicer and the trustee. The master servicer will service the mortgage loans (other than the specially serviced mortgage loans and the One & Two
Prudential Plaza loan) in accordance with the pooling and servicing agreement and provide the information to the trustee necessary for the trustee to calculate distributions and other information regarding the certificates.

     The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

                    ----------                  -----------
                     Sponsors                    Investors
                    ----------                  -----------
                     |     /|\                    |     /|\
            Mortgage |      |                     |      |    Offered
              Loans  |      | Cash          Cash  |      | Certificates
                     |      |                     |      |
                    \|/     |                    \|/     |
                   -----------       Cash      --------------
                                <-------------
                    Depositor                   Underwriters
                                -------------->
                   -----------     Offered     --------------
                     |    /|\   Certificates
                     |     |
            Mortgage |     |   Offered
              Loans  |     | Certificates
                    \|/    |
                ----------------
                 Issuing Entity
                ----------------

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                                      S-15

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                               OFFERED SECURITIES

General ......................   We are offering the following classes of
                                 commercial mortgage pass-through certificates
                                 as part of Series 2006-CIBC16:

                                 o    Class A-1

                                 o    Class A-2

                                 o    Class A-3FL

                                 o    Class A-3B

                                 o    Class A-4

                                 o    Class A-SB

                                 o    Class A-1A

                                 o    Class A-M

                                 o    Class A-J

                                 o    Class X-1

                                 o    Class X-2

                                 o    Class B

                                 o    Class C

                                 o    Class D

                                 Series 2006-CIBC16 will consist of the above
                                 classes and the following classes that are not
                                 being offered through this free writing
                                 prospectus and the accompanying prospectus:
                                 Class E, Class F, Class G, Class H, Class J,
                                 Class K, Class L, Class M, Class N, Class P,
                                 Class NR, Class R and Class LR.

                                 The Series 2006-CIBC16 certificates will
                                 collectively represent beneficial ownership
                                 interests in the issuing entity, a trust
                                 created by J.P. Morgan Chase Commercial
                                 Mortgage Securities Corp. The trust's assets
                                 will primarily be 120 mortgage loans secured by
                                 first liens on 170 commercial, multifamily and
                                 manufactured housing community properties.

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                                      S-16

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Certificate Balances..........   Your certificates will have the approximate
                                 aggregate initial certificate balance or
                                 notional amount set forth below, subject to a
                                 variance of plus or minus 10%:

                                 Class A-1..................   $   37,940,000
                                 Class A-2..................   $   55,736,000
                                 Class A-3FL................   $  100,000,000
                                 Class A-3B.................   $  171,966,000
                                 Class A-4..................   $  695,005,000
                                 Class A-SB.................   $   74,077,000
                                 Class A-1A.................   $  368,474,000
                                 Class A-M..................   $  214,742,000
                                 Class A-J..................   $  169,110,000
                                 Class X-1..................   $2,147,426,140
                                 Class X-2..................   $2,115,339,000
                                 Class B....................   $   40,264,000
                                 Class C....................   $   16,106,000
                                 Class D....................   $   29,527,000

PASS-THROUGH RATES

A.   Offered Certificates.....   Your certificates will accrue interest at an
                                 annual rate called a pass-through rate. The
                                 initial pass-through rate is set forth below
                                 for each class:

                                 Class A-1..................           %(1)
                                 Class A-2..................           %(1)
                                 Class A-3FL................   LIBOR + %(2)
                                 Class A-3B.................           %(1)
                                 Class A-4..................           %(1)
                                 Class A-SB.................           %(1)
                                 Class A-1A.................           %(1)
                                 Class A-M..................           %(1)
                                 Class A-J..................           %(1)
                                 Class X-1..................           %(3)
                                 Class X-2..................           %(4)
                                 Class B....................           %(1)
                                 Class C....................           %(1)
                                 Class D....................           %(1)

                                 ----------
                                 (1)  The pass-through rates applicable to the
                                      Class A-1, Class A-2, Class A-3B, Class
                                      A-4, Class A-SB, Class A-1A, Class A-M,
                                      Class A-J, Class B, Class C and Class D
                                      certificates on each distribution date
                                      will be a per annum rate equal to one of
                                      (i) a fixed rate, (ii) the weighted
                                      average of the net mortgage rates on the
                                      mortgage loans (in each case adjusted, if
                                      necessary, to accrue on the basis of a
                                      360-day year consisting of twelve 30-day
                                      months), (iii) a rate equal to the lesser
                                      of a specified fixed pass-through rate and
                                      the rate described in clause (ii) above or
                                      (iv) the rate described in clause (ii)
                                      above less a specified percentage.

                                 (2)  The pass-through rate applicable to the
                                      Class A-3FL certificates on each
                                      distribution date will be a per annum rate
                                      equal to LIBOR plus % per annum. In
                                      addition, under certain circumstances
                                      described in this free writing prospectus,
                                      the pass-through rate applicable to the
                                      Class A-3FL certificates may convert to a
                                      fixed rate equal to ___% per annum. The
                                      initial LIBOR rate will be determined on
                                      September ___, 2006, and subsequent LIBOR
                                      rates will be determined two LIBOR
                                      business days before the start of the
                                      related interest accrual period. See
                                      "Description of the Swap Contract--The
                                      Swap Contract" in this free writing
                                      prospectus.

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                                      S-17

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                                 (3)  The interest accrual amount on the Class
                                      X-1 certificates will be calculated by
                                      reference to a notional amount equal to
                                      the aggregate of the certificate balances
                                      of each class of certificates (other than
                                      the Class A-3FL, Class X-1, Class X-2,
                                      Class R and Class LR certificates) and the
                                      Class A-3FL regular interest. The
                                      pass-through rate on the Class X-1
                                      certificates will be based on the weighted
                                      average of the interest strip rates of the
                                      components of the Class X-1 certificates,
                                      which will be calculated as described
                                      under "Description of the
                                      Certificates--Distributions" in this free
                                      writing prospectus.

                                 (4)  The interest accrual amount on the Class
                                      X-2 certificates will be calculated by
                                      reference to a notional amount equal to
                                      the aggregate of the certificate balances
                                      of all or some of the other classes of
                                      certificates or the Class A-3FL regular
                                      interest or portions of those certificate
                                      balances or regular interest. The
                                      pass-through rate on the Class X-2
                                      certificates will be based on the weighted
                                      average of the interest strip rates of the
                                      components of the Class X-2 certificates,
                                      which will be calculated as described
                                      under "Description of the
                                      Certificates--Distributions" in this free
                                      writing prospectus.

B.   Interest Rate Calculation
     Convention...............   Interest on the certificates (other than the
                                 Class A-3FL certificates) and the Class A-3FL
                                 regular interest will be calculated based on a
                                 360-day year consisting of twelve 30-day
                                 months, or a "30/360 basis." Interest on the
                                 Class A-3FL certificates will be calculated
                                 based on the actual number of days in each
                                 interest accrual period and a 360-day year, or
                                 an "actual/360 basis." However, if the
                                 pass-through rate for the Class A-3FL
                                 certificates converts to a fixed rate, interest
                                 will be calculated on a 30/360 basis.

                                 For purposes of calculating the pass-through
                                 rates on each of the classes of certificates
                                 with a pass-through rate that is based on,
                                 limited by, or equal to the weighted average of
                                 the net mortgage rates on the mortgage loans,
                                 the mortgage loan interest rates will not
                                 reflect any default interest rate, any mortgage
                                 loan term modifications agreed to by the
                                 special servicer or any modifications resulting
                                 from a borrower's bankruptcy or insolvency.

                                 For purposes of calculating the pass-through
                                 rates on the certificates and the Class A-3FL
                                 regular interest, the interest rate for each
                                 mortgage loan that accrues interest based on
                                 the actual number of days in each month and
                                 assuming a 360-day year, or an "actual/360
                                 basis," will be recalculated, if necessary, so
                                 that the amount of interest that would accrue
                                 at that recalculated rate in the applicable
                                 month, calculated on a 30/360 basis, will equal
                                 the amount of interest that is required to be
                                 paid on that mortgage loan in that month,
                                 subject to certain adjustments as described in
                                 "Description of the
                                 Certificates--Distributions--Pass-Through
                                 Rates" and "--Interest Distribution Amount" in
                                 this free writing prospectus.

C.   Servicing and
     Administration Fees......   The master servicer and special servicer are
                                 entitled to a master servicing fee and a
                                 special servicing fee, respectively, from the
                                 interest payments on the mortgage loans. The
                                 master servicing fee for each distribution date
                                 is calculated on the outstanding principal
                                 amount of each mortgage loan (including the One
                                 & Two Prudential Plaza loan) in the trust fund
                                 at the master

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                                      S-18

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                                 servicing fee rate equal to a per annum rate
                                 ranging from 0.02% to 0.11%. The special
                                 servicing fee for each distribution date is
                                 calculated based on the outstanding principal
                                 amount of each mortgage loan (excluding the One
                                 & Two Prudential Plaza loan, which will be
                                 subject to a special servicing fee pursuant to
                                 the One & Two Prudential Plaza pooling
                                 agreement) that is a specially serviced
                                 mortgage loan at the special servicing fee rate
                                 equal to a per annum rate of 0.25%. The master
                                 servicer and special servicer are also entitled
                                 to additional fees and amounts, including
                                 income on the amounts held in permitted
                                 investments, liquidation fees and workout fees.
                                 The trustee fee for each distribution date is
                                 calculated on the outstanding principal amount
                                 of each mortgage loan (including the One & Two
                                 Prudential Plaza loan) in the trust fund at the
                                 trustee fee rate equal to a per annum rate of
                                 0.0010%. See "Transaction Parties--Servicing
                                 and Other Compensation and Payment of Expenses"
                                 in this free writing prospectus.

DISTRIBUTIONS

A.   Amount and Order of
     Distributions............   On each distribution date, funds available for
                                 distribution from the mortgage loans, net of
                                 specified trust fees, reimbursements and
                                 expenses, will be distributed in the following
                                 amounts and order of priority:

                                 First/Class A-1, Class A-2, Class A-3B, Class
                                 A-4, Class A-SB, Class A-1A, Class X-1 and
                                 Class X-2 certificates and the Class A-3FL
                                 regular interest: To pay interest concurrently,
                                 (a) on the Class A-1, Class A-2, Class A-3B,
                                 Class A-4 and Class A-SB certificates and the
                                 Class A-3FL regular interest, pro rata, from
                                 the portion of the funds available for
                                 distribution attributable to the mortgage loans
                                 in loan group 1, (b) on the Class A-1A
                                 certificates from the portion of the funds
                                 available for distribution attributable to the
                                 mortgage loans in loan group 2 and (c) on the
                                 Class X-1 and Class X-2 certificates pro rata
                                 from the funds available for distribution
                                 attributable to all mortgage loans, without
                                 regard to loan groups, in each case in
                                 accordance with their interest entitlements.
                                 However, if, on any distribution date, the
                                 funds available for distribution (or applicable
                                 portion) are insufficient to pay in full the
                                 total amount of interest to be paid to any of
                                 the classes described above, the funds
                                 available for distribution will be allocated
                                 among all those classes, pro rata, without
                                 regard to loan groups, in accordance with their
                                 interest entitlements for that distribution
                                 date.

                                 Second/Class A-1, Class A-2, Class A-3B, Class
                                 A-4, Class A-SB and Class A-1A certificates and
                                 the Class A-3FL regular interest: To the extent
                                 of funds allocated to principal and available
                                 for distribution, (a)(1) first, to the Class
                                 A-SB certificates, available principal received
                                 from loan group 1 and, after the Class A-1A
                                 certificates have been reduced to zero, funds
                                 attributed to principal received from loan
                                 group 2 remaining after payments specified in
                                 clause (b) below have been made, until the
                                 certificate balance of the Class A-SB
                                 certificates is reduced to the planned
                                 principal balance for the

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                                      S-19

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                                 related distribution date set forth in Schedule
                                 III to this free writing prospectus, (2) then
                                 to principal on the Class A-1 certificates, in
                                 an amount equal to the funds attributable to
                                 mortgage loans in loan group 1 remaining after
                                 the payments specified in clause (a)(1) above
                                 have been made and, after the Class A-1A
                                 certificates have been reduced to zero, the
                                 funds attributable to mortgage loans in loan
                                 group 2, until the certificate balance of the
                                 Class A-1 certificates has been reduced to
                                 zero, (3) then to principal on the Class A-2
                                 certificates, in an amount equal to the funds
                                 attributable to mortgage loans in loan group 1
                                 remaining after the payments specified in
                                 clauses (a)(1) and (a)(2) above have been made
                                 and, after the Class A-1A certificates have
                                 been reduced to zero, the funds attributable to
                                 mortgage loans in loan group 2, until the
                                 certificate balance of the Class A-2
                                 certificates has been reduced to zero, (4) then
                                 (i) prior to February 12, 2012, first to
                                 principal on the Class A-3B certificates, in an
                                 amount equal to the funds attributable to
                                 mortgage loans in loan group 1 remaining after
                                 the payments specified in clauses (a)(1),
                                 (a)(2) and (a)(3) above have been made and,
                                 after the Class A-1A certificates have been
                                 reduced to zero, the funds attributable to
                                 mortgage loans in loan group 2, until the
                                 certificate balance of the Class A-3B
                                 certificates has been reduced to zero, and then
                                 to principal on the Class A-3FL regular
                                 interest, in an amount equal to the funds
                                 attributable to mortgage loans in loan group 1
                                 remaining after the payments specified in
                                 clauses (a)(1), (a)(2) and (a)(3) above and the
                                 payments to the Class A-3B certificates have
                                 been made and, after the Class A-1A
                                 certificates have been reduced to zero, the
                                 funds attributable to mortgage loans in loan
                                 group 2, until the Class A-3FL regular interest
                                 has been reduced to zero, and (ii) on or after
                                 February 12, 2012, first to principal on the
                                 Class A-3FL regular interest, in an amount
                                 equal to the funds attributable to mortgage
                                 loans in loan group 1 remaining after the
                                 payments specified in clauses (a)(1), (a)(2)
                                 and (a)(3) above have been made and, after the
                                 Class A-1A certificates have been reduced to
                                 zero, the funds attributable to mortgage loans
                                 in loan group 2 until the Class A-3FL regular
                                 interest has been reduced to zero, and then to
                                 principal on the Class A-3B certificates, in an
                                 amount equal to the funds attributable to
                                 mortgage loans in loan group 1 remaining after
                                 the payments specified in clauses (a)(1),
                                 (a)(2) and (a)(3) above and the payments to the
                                 Class A-3FL regular interest have been made
                                 and, after the Class A-1A certificates have
                                 been reduced to zero, the funds attributable to
                                 mortgage loans in loan group 2, until the
                                 certificate balance of the Class A-3B
                                 certificates has been reduced to zero, (5) then
                                 to principal on the Class A-4 certificates, in
                                 an amount equal to the funds attributable to
                                 mortgage loans in loan group 1 remaining after
                                 the payments specified in clauses (a)(1),
                                 (a)(2), (a)(3) and (a)(4) above have been made
                                 and, after the Class A-1A certificates have
                                 been reduced to zero, the funds attributable to
                                 mortgage loans in loan group 2, until the
                                 certificate balance of the Class A-4
                                 certificates has been reduced to zero and (6)
                                 then to principal on the Class A-SB
                                 certificates in an amount equal to the funds
                                 attributable to mortgage loans in loan group 1
                                 remaining after the payments specified in
                                 clauses (a)(1), (a)(2), (a)(3), (a)(4) and

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                                      S-20

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                                 (a)(5) above have been made and, after the
                                 Class A-1A certificates have been reduced to
                                 zero, the funds attributable to mortgage loans
                                 in loan group 2, until the certificate balance
                                 of the Class A-SB certificates has been reduced
                                 to zero, and (b) to the Class A-1A
                                 certificates, in an amount equal to the funds
                                 attributable to mortgage loans in loan group 2
                                 and, after the certificate balances of the
                                 Class A-4 and Class A-SB certificates have been
                                 reduced to zero, the funds attributable to
                                 mortgage loans in loan group 1 remaining after
                                 the payments specified in clause (a) have been
                                 made, until the certificate balance of the
                                 Class A-1A certificates has been reduced to
                                 zero. If the certificate balance of each and
                                 every class of certificates other than the
                                 Class A-1, Class A-2, Class A-3B, Class A-4,
                                 Class A-SB and Class A-1A certificates and the
                                 Class A-3FL regular interest has been reduced
                                 to zero as a result of the allocation of
                                 mortgage loan losses to those certificates,
                                 funds available for distributions of principal
                                 will be distributed to the Class A-1, Class
                                 A-2, Class A-3B, Class A-4, Class A-SB and
                                 Class A-1A certificates and the Class A-3FL
                                 regular interest, pro rata, rather than
                                 sequentially, without regard to loan groups,
                                 the distribution priorities above or the
                                 planned principal balance of the Class A-SB
                                 certificates.

                                 Third/Class A-1, Class A-2, Class A-3B, Class
                                 A-4, Class A-SB and Class A-1A certificates and
                                 the Class A-3FL regular interest: To reimburse
                                 the Class A-1, Class A-3B, Class A-4, Class
                                 A-SB and Class A-1A certificates and the Class
                                 A-3FL regular interest, pro rata, for any
                                 previously unreimbursed losses on the mortgage
                                 loans allocable to principal that were
                                 previously borne by those classes, without
                                 regard to loan groups.

                                 Fourth/Class A-M certificates: To the Class A-M
                                 certificates as follows: (a) first, to interest
                                 on the Class A-M certificates in the amount of
                                 its interest entitlement; (b) second, to the
                                 extent of funds allocated to principal and
                                 available for distribution remaining after
                                 distributions in respect of principal to each
                                 class with a higher priority (in this case, the
                                 Class A-1, Class A-2, Class A-3B, Class A-4,
                                 Class A-SB and Class A-1A certificates and the
                                 Class A-3FL regular interest), to principal on
                                 the Class A-M certificates until the
                                 certificate balance of the Class A-M
                                 certificates has been reduced to zero; and (c)
                                 third, to reimburse the Class A-M certificates
                                 for any previously unreimbursed losses on the
                                 mortgage loans allocable to principal that were
                                 previously borne by that class.

                                 Fifth/Class A-J certificates: To the Class A-J
                                 certificates in a manner analogous to the Class
                                 A-M certificates' allocations of priority
                                 Fourth above.

                                 Sixth/Class B certificates: To the Class B
                                 certificates in a manner analogous to the Class
                                 A-M certificates' allocations of priority
                                 Fourth above.

                                 Seventh/Class C certificates: To the Class C
                                 certificates in a manner analogous to the Class
                                 A-M certificates' allocations of priority
                                 Fourth above.

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                                      S-21

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                                 Eighth/Class D certificates: To the Class D
                                 certificates in a manner analogous to the Class
                                 A-M certificates' allocations of priority
                                 Fourth above.

                                 Ninth/Non-offered certificates: In the amounts
                                 and order of priority described in "Description
                                 of the Certificates--Distributions--Priority"
                                 in this free writing prospectus.

                                 For purposes of making distributions to the
                                 Class A-1, Class A-2, Class A-3B, Class A-4,
                                 Class A-SB and Class A-1A certificates and the
                                 Class A-3FL regular interest, except in the
                                 event of insufficient funds, as described
                                 above, the pool of mortgage loans will be
                                 deemed to consist of two distinct groups, loan
                                 group 1 and loan group 2. Loan group 1 will
                                 consist of 91 mortgage loans, representing
                                 approximately 82.8% of the aggregate principal
                                 balance of all the mortgage loans as of the
                                 cut-off date and loan group 2 will consist of
                                 29 mortgage loans, representing approximately
                                 17.2% of the aggregate principal balance of all
                                 the mortgage loans as of the cut-off date. Loan
                                 group 2 will include approximately 96.0% of all
                                 the mortgage loans secured by multifamily and
                                 manufactured housing community properties as a
                                 percentage of the aggregate principal balance
                                 of all the mortgage loans as of the cut-off
                                 date. Annex A-1 to this free writing prospectus
                                 will set forth the loan group designation with
                                 respect to each mortgage loan.

                                 On each distribution date, funds available for
                                 distribution on the Class A-3FL certificates
                                 (which include any net swap payments) will be
                                 distributed in the following amounts and order
                                 of priority: (a) first, to interest on the
                                 Class A-3FL certificates, in the amount of
                                 their interest entitlement; (b) second, to the
                                 extent of funds allocated to principal in
                                 respect of the Class A-3FL regular interest, to
                                 principal on the Class A-3FL certificates until
                                 the certificate balance of the Class A-3FL
                                 certificates has been reduced to zero; and (c)
                                 third, to reimburse the Class A-3FL
                                 certificates for any previously unreimbursed
                                 losses on the mortgage loans allocable to
                                 principal that were previously borne by such
                                 class.

B. Interest and Principal
   Entitlements...............   A description of the interest entitlement of
                                 each class of offered certificates and the
                                 Class A-3FL regular interest can be found in
                                 "Description of the
                                 Certificates--Distributions--Interest
                                 Distribution Amount" in this free writing
                                 prospectus.

                                 A description of the amount of principal
                                 required to be distributed to each class of
                                 offered certificates and the Class A-3FL
                                 regular interest entitled to principal on a
                                 particular distribution date can be found in
                                 "Description of the
                                 Certificates--Distributions--Principal
                                 Distribution Amount" in this free writing
                                 prospectus.

C. Yield Maintenance Charges..   Yield maintenance charges with respect to the
                                 mortgage loans will be allocated to the offered
                                 certificates (other than the Class A-3FL
                                 certificates) and the Class A-3FL regular
                                 interest as described in "Description of the
                                 Certificates --Allocation of Yield Maintenance
                                 Charges and Prepayment Premiums" in this free
                                 writing prospectus. For so long as the swap
                                 contract is in effect,

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                                      S-22

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                                 any yield maintenance charges distributable in
                                 respect of the Class A-3FL regular interest
                                 will be payable to the swap counterparty
                                 pursuant to the terms of the swap contract.

                                 If the swap contract is no longer in effect,
                                 any yield maintenance charges allocable to the
                                 Class A-3FL regular interest will be paid to
                                 the holders of the Class A-3FL certificates.

                                 For an explanation of the calculation of yield
                                 maintenance charges, see "Description of the
                                 Mortgage Pool--Certain Terms and Conditions of
                                 the Mortgage Loans--Prepayment Provisions" in
                                 this free writing prospectus.

D. General....................   The chart below describes the manner in which
                                 the payment rights of certain classes of
                                 certificates and the Class A-3FL regular
                                 interest will be senior or subordinate, as the
                                 case may be, to the payment rights of other
                                 classes of certificates and the Class A-3FL
                                 regular interest. The chart shows the
                                 entitlement to receive principal and/or
                                 interest of certain classes of certificates and
                                 the Class A-3FL regular interest on any
                                 distribution date in descending order
                                 (beginning with the Class A-1, Class A-2, Class
                                 A-3B, Class A-4, Class A-SB, Class A-1A, Class
                                 X-1 and Class X-2 certificates and the Class
                                 A-3FL regular interest). It also shows the
                                 manner in which mortgage loan losses are
                                 allocated to certain classes of certificates
                                 and the Class A-3FL regular interest in
                                 ascending order (beginning with the other
                                 classes of certificates (other than the Class R
                                 and Class LR certificates) that are not being
                                 offered by this free writing prospectus). No
                                 principal payments or mortgage loan losses will
                                 be allocated to the Class R, Class LR, Class
                                 X-1 or Class X-2 certificates, although
                                 principal payments and mortgage loan losses may
                                 reduce the notional amount of the Class X-1
                                 and/or Class X-2 certificates and, therefore,
                                 the amount of interest they accrue. In
                                 addition, while mortgage loan losses and
                                 available funds shortfalls will not be directly
                                 allocated to the Class A-3FL certificates,
                                 mortgage loan losses and available funds
                                 shortfalls may be allocated to the Class A-3FL
                                 regular interest, in reduction of the
                                 certificate balance of the Class A-3FL regular
                                 interest, and the amount of its interest
                                 entitlement. Any decrease in the certificate
                                 balance of the Class A-3FL regular interest
                                 will result in a corresponding decrease in the
                                 certificate balance of the Class A-3FL
                                 certificates and any interest shortfalls
                                 suffered by the Class A-3FL regular interest
                                 will reduce the amount of interest distributed
                                 on the Class A-3FL certificates to the extent
                                 described in this free writing prospectus.

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                                      S-23

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                             --------------------------------------------------
-------------                Class A-1, Class A-2, Class A-3B, Class A-4, Class
Swap Provider -------|------            A-SB, Class A-1A, Class X-1*
-------------        |                   and Class X-2* certificates
                     |       --------------------------------------------------
                                                        |
                     |                                  |
--------------------------                  ------------------------
Class A-3FL certificates**                   Class A-M certificates
--------------------------                  ------------------------
                                                        |
                                                        |
                                            ------------------------
                                             Class A-J certificates
                                            ------------------------
                                                        |
                                                        |
                                            ------------------------
                                              Class B certificates
                                            ------------------------
                                                        |
                                                        |
                                            ------------------------
                                              Class C certificates
                                            ------------------------
                                                        |
                                                        |
                                            ------------------------
                                              Class D certificates
                                            ------------------------
                                                        |
                                                        |
                                            ------------------------
                                            Non-offered certificates
                                            ------------------------

                                 ----------
                                 *    The Class X-1 and Class X-2 certificates
                                      are interest-only certificates.

                                 **   Unless the pass-through rate for the Class
                                      A-3FL certificates converts to a fixed
                                      rate, the Class A-3FL certificates are
                                      entitled to receive floating rate payments
                                      from a swap provider under an interest
                                      rate swap contract in exchange for the
                                      fixed rate payments to which the Class
                                      A-3FL regular interest is entitled.

                                 Other than the subordination of certain classes
                                 of certificates, as described above, no other
                                 form of credit enhancement or interest rate
                                 protection will be available for the benefit of
                                 the holders of the offered certificates.

                                 Principal losses on mortgage loans that are
                                 allocated to a class of certificates (other
                                 than the Class A-3FL, Class X-1, Class X-2,
                                 Class R or Class LR certificates) or the Class
                                 A-3FL regular interest will reduce the
                                 certificate balance of that class of
                                 certificates or the Class A-3FL regular
                                 interest (and correspondingly the Class A-3FL
                                 certificates), respectively.

                                 See "Description of the Certificates" in this
                                 free writing prospectus.

E. Shortfalls in Available
   Funds......................   The following types of shortfalls in available
                                 funds will reduce distributions to the classes
                                 of certificates with the lowest payment
                                 priorities or the Class A-3FL regular interest:
                                 shortfalls resulting from the payment of
                                 special servicing fees and other additional
                                 compensation that the special servicer is
                                 entitled to receive; shortfalls resulting from
                                 interest on advances made by the master
                                 servicer, the special servicer or the trustee
                                 (to the extent not covered by late payment
                                 charges or default interest paid by the related
                                 borrower); shortfalls resulting from
                                 extraordinary expenses of the trust; and
                                 shortfalls resulting from

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                                      S-24

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                                 a modification of a mortgage loan's interest
                                 rate or principal balance or from other
                                 unanticipated or default-related expenses of
                                 the trust. Reductions in distributions to the
                                 Class A-3FL regular interest will cause a
                                 corresponding reduction in distributions to the
                                 Class A-3FL certificates to the extent
                                 described in this free writing prospectus. In
                                 addition, prepayment interest shortfalls that
                                 are not covered by certain compensating
                                 interest payments made by the master servicer
                                 are required to be allocated to the
                                 certificates and the Class A-3FL regular
                                 interest (and thus to the Class A-3FL
                                 certificates to the extent described in this
                                 free writing prospectus), on a pro rata basis,
                                 to reduce the amount of interest payable on the
                                 certificates and the Class A-3FL regular
                                 interest (and thus to the Class A-3FL
                                 certificates, to the extent described in this
                                 free writing prospectus). See "Description of
                                 the Certificates--Distributions--Priority" in
                                 this free writing prospectus.

ADVANCES

A.   P&I Advances.............   The master servicer is required to advance a
                                 delinquent periodic mortgage loan payment
                                 (unless the master servicer or the special
                                 servicer determines that the advance would be
                                 non-recoverable). The master servicer will not
                                 be required to advance balloon payments due at
                                 maturity in excess of the regular periodic
                                 payment, interest in excess of a mortgage
                                 loan's regular interest rate, default interest
                                 or prepayment premiums or yield maintenance
                                 charges. The amount of the interest portion of
                                 any advance will be subject to reduction to the
                                 extent that an appraisal reduction of the
                                 related mortgage loan has occurred. See
                                 "Description of the Certificates--Advances" in
                                 this free writing prospectus. There may be
                                 other circumstances in which the master
                                 servicer will not be required to advance one
                                 full month of principal and/or interest. If the
                                 master servicer fails to make a required
                                 advance, the trustee will be required to make
                                 the advance, unless the trustee determines that
                                 the advance would be non-recoverable. See
                                 "Description of the Certificates--Advances" in
                                 this free writing prospectus. If an interest
                                 advance is made by the master servicer, the
                                 master servicer will not advance its servicing
                                 fee, but will advance the trustee's fee.
                                 Neither the master servicer nor the trustee
                                 will be required to advance any amounts due to
                                 be paid by the swap counterparty for
                                 distribution to the Class A-3FL certificates or
                                 be liable for any breakage, termination or
                                 other costs owed by the trust fund to the swap
                                 counterparty (without limitation to any such
                                 amounts owed by the trust fund). See
                                 "Description of the Certificates--Advances" in
                                 this free writing prospectus.

B.   Property Protection
     Advances.................   The master servicer may be required, and the
                                 special servicer may be permitted, to make
                                 advances to pay delinquent real estate taxes,
                                 assessments and hazard insurance premiums and
                                 similar expenses necessary to:

                                 o    protect and maintain the related mortgaged
                                      property;

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                                      S-25

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                                 o    maintain the lien on the related mortgaged
                                      property; or

                                 o    enforce the related mortgage loan
                                      documents.

                                 If the master servicer fails to make a required
                                 advance of this type, the trustee will be
                                 required to make this advance. None of the
                                 master servicer, the special servicer or the
                                 trustee is required to advance amounts
                                 determined by such party to be non-recoverable.
                                 See "Description of the Certificates--Advances"
                                 in this free writing prospectus.

C.   Interest on Advances.....   The master servicer, the special servicer and
                                 the trustee, as applicable, will be entitled to
                                 interest on the above described advances at the
                                 "Prime Rate" as published in The Wall Street
                                 Journal, as described in this free writing
                                 prospectus. Interest accrued on outstanding
                                 advances may result in reductions in amounts
                                 otherwise payable on the certificates. Neither
                                 the master servicer nor the trustee will be
                                 entitled to interest on advances made with
                                 respect to principal and interest due on a
                                 mortgage loan until the related due date has
                                 passed and any grace period for late payments
                                 applicable to the mortgage loan has expired.
                                 See "Description of the Certificates--Advances"
                                 and "--Subordination; Allocation of Collateral
                                 Support Deficit" in this free writing
                                 prospectus and "Description of the
                                 Certificates--Advances in Respect of
                                 Delinquencies" and "Description of the Pooling
                                 Agreements--Certificate Account" in the
                                 prospectus.

THE MORTGAGE LOANS

The Mortgage Pool.............   The trust's primary assets will be 120 fixed
                                 rate mortgage loans, each evidenced by one or
                                 more promissory notes secured by first
                                 mortgages, deeds of trust or similar security
                                 instruments on the fee and/or leasehold estate
                                 of the related borrower in 170 commercial,
                                 multifamily and manufactured housing community
                                 properties.

                                 The aggregate principal balance of the mortgage
                                 loans as of the cut-off date will be
                                 approximately $2,147,426,140.

                                 The RREEF Silicon Valley Office Portfolio loan
                                 (identified as Loan No. 1 on Annex A-1 to this
                                 free writing prospectus), with a principal
                                 balance as of the cut-off date of $250,000,000
                                 and representing approximately 11.6% of the
                                 aggregate principal balance of the pool of
                                 mortgage loans as of the cut-off date
                                 (approximately 14.1% of the aggregate principal
                                 balance of the mortgage loans in loan group 1
                                 as of the cut-off date), is one of four
                                 mortgage loans that is part of a split loan
                                 structure, secured by the same mortgage
                                 instrument on the related mortgaged property,
                                 in which (i) one companion loan, referred to in
                                 this free writing prospectus as the RREEF
                                 Silicon Valley Office Portfolio fixed rate
                                 companion loan, is pari passu in right of
                                 payment to the RREEF Silicon Valley Office
                                 Portfolio loan, (ii) one companion loan,
                                 referred to in this free writing prospectus as
                                 the RREEF Silicon Valley Office Portfolio
                                 floating rate A companion loan, is pari passu
                                 in right of payment to both of the RREEF
                                 Silicon Valley Office Portfolio loan and the
                                 RREEF Silicon Valley

--------------------------------------------------------------------------------

                                      S-26

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                                 Office Portfolio fixed rate companion loan, and
                                 (iii) one companion loan, referred to in this
                                 free writing prospectus as the RREEF Silicon
                                 Valley Office Portfolio floating rate B
                                 companion loan, is pari passu in right of
                                 payment to each of the RREEF Silicon Valley
                                 Office Portfolio loan and the RREEF Silicon
                                 Valley Office Portfolio fixed rate companion
                                 loan, but is subordinate in right of payment to
                                 the RREEF Silicon Valley Office Portfolio
                                 floating rate A companion loan. Notwithstanding
                                 the foregoing, if no event of default exists
                                 with respect to the RREEF Silicon Valley Office
                                 Portfolio whole loan, the borrower, at its
                                 option, may voluntarily prepay all or a portion
                                 of the RREEF Silicon Valley Office Portfolio
                                 floating rate companion loans at any time. The
                                 RREEF Silicon Valley Office Portfolio fixed
                                 rate companion loan, with a principal balance
                                 as of the cut-off date of $250,000,000, and the
                                 RREEF Silicon Valley Office Portfolio floating
                                 rate A companion loan and the RREEF Silicon
                                 Valley Office Portfolio floating rate B
                                 companion loan, with an aggregate principal
                                 balance as of the cut-off date of $200,000,000,
                                 are not included in the trust fund. The RREEF
                                 Silicon Valley Office Portfolio loan and the
                                 RREEF Silicon Valley Office Portfolio fixed
                                 rate companion loan mature in July 2013. The
                                 RREEF Silicon Valley Office Portfolio companion
                                 loans mature in September 2008, with the
                                 borrower having the right to exercise three
                                 one-year extension options.

                                 The RREEF Silicon Valley Office Portfolio loan
                                 and the RREEF Silicon Valley Office Portfolio
                                 companion loans will be serviced in accordance
                                 with the pooling and servicing agreement by the
                                 master servicer and the special servicer, and
                                 in accordance with the servicing standards
                                 provided in the pooling and servicing
                                 agreement. In addition, the holders that, from
                                 time to time, constitute the majority of the
                                 holders, by principal balance, of the RREEF
                                 Silicon Valley Office Portfolio loan (the
                                 directing certificateholder will be the holder
                                 of the RREEF Silicon Valley Office Portfolio
                                 loan for this purpose), the RREEF Silicon
                                 Valley Office Portfolio fixed rate companion
                                 loan and the RREEF Silicon Valley Office
                                 Portfolio floating rate B companion loan, will
                                 have the right, subject to certain conditions
                                 set forth in the related intercreditor
                                 agreement and in the pooling and servicing
                                 agreement, to advise and direct the applicable
                                 master servicer and/or the special servicer
                                 with respect to various servicing matters or
                                 mortgage loan modifications affecting each of
                                 the mortgage loans in the related split loan
                                 structure, including the RREEF Silicon Valley
                                 Office Portfolio loan that is included in the
                                 trust. See "Description of the Mortgage
                                 Pool--The RREEF Silicon Valley Office Portfolio
                                 Whole Loan" in this free writing prospectus.

                                 The mortgage loan amount used in this free
                                 writing prospectus for purposes of calculating
                                 the loan-to-value ratios and debt service
                                 coverage ratios for the RREEF Silicon Valley
                                 Office Portfolio loan is the aggregate
                                 principal balance of the RREEF Silicon Valley
                                 Office Portfolio loan and the RREEF Silicon
                                 Valley Office Portfolio companion loans.

--------------------------------------------------------------------------------

                                      S-27

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                                 The One & Two Prudential Plaza loan (identified
                                 as Loan No. 2 on Annex A-1 to this free writing
                                 prospectus), with a principal balance as of the
                                 cut-off date of $205,000,000 and representing
                                 approximately 9.5% of the aggregate principal
                                 balance of the pool of mortgage loans as of the
                                 cut-off date (approximately 11.5% of the
                                 aggregate principal balance of the mortgage
                                 loans in loan group 1 as of the cut-off date),
                                 is one of two mortgage loans that is part of a
                                 split loan structure, and is secured by the
                                 same mortgage instrument on the related
                                 mortgaged property. The first of these mortgage
                                 loans is the One & Two Prudential Plaza loan,
                                 which is included in the trust. The second of
                                 these mortgage loans, the One & Two Prudential
                                 Plaza pari passu companion loan, is part of the
                                 split loan structure but is included in the
                                 trust established in connection with the
                                 issuance of the J.P. Morgan Chase Commercial
                                 Mortgage Securities Trust 2006-LDP7, Commercial
                                 Mortgage Pass-Through Certificates, Series
                                 2006-LDP7, and is pari passu in right of
                                 payment with the One & Two Prudential Plaza
                                 loan. The One & Two Prudential Plaza pari passu
                                 companion loan has an outstanding principal
                                 balance as of the cut-off date of $205,000,000.

                                 The One & Two Prudential Plaza loan and the One
                                 & Two Prudential Plaza pari passu companion
                                 loan will be serviced in accordance with the
                                 pooling and servicing agreement entered into in
                                 connection with the issuance of the J.P. Morgan
                                 Chase Commercial Mortgage Securities Trust
                                 2006-LDP7, Commercial Mortgage Pass-Through
                                 Certificates, Series 2006-LDP7 by the One & Two
                                 Prudential Plaza master servicer and the One &
                                 Two Prudential Plaza special servicer, and in
                                 accordance with the servicing standards
                                 provided in the One & Two Prudential Plaza
                                 pooling agreement. In addition, the holder of
                                 the One & Two Prudential Plaza pari passu
                                 companion loan (the directing certificateholder
                                 under the One & Two Prudential Plaza pooling
                                 agreement will be the holder of the One & Two
                                 Prudential Plaza pari passu companion loan for
                                 this purpose) will have the right, subject to
                                 certain conditions set forth in the related
                                 intercreditor agreement, to advise and direct
                                 the One & Two Prudential Plaza master servicer
                                 and/or the One & Two Prudential Plaza special
                                 servicer with respect to various servicing
                                 matters or mortgage loan modifications
                                 affecting each of the mortgage loans in the
                                 related split loan structure, including the One
                                 & Two Prudential Plaza loan. See "Description
                                 of the Mortgage Pool--The One & Two Prudential
                                 Plaza Whole Loan" in this free writing
                                 prospectus.

                                 The mortgage loan amount used in this free
                                 writing prospectus for purposes of calculating
                                 the loan-to-value ratios and debt service
                                 coverage ratios for the One & Two Prudential
                                 Plaza loan is the aggregate principal balance
                                 of the One & Two Prudential Plaza loan and the
                                 One & Two Prudential Plaza pari passu companion
                                 loan.

                                 4 mortgage loans (referred to in this free
                                 writing prospectus as the AB mortgage loans)
                                 are each evidenced by the senior of two notes
                                 secured by a single mortgage on the related
                                 mortgaged property and a single assignment of a
                                 lease, with the

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                                      S-28

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                                 AB subordinate companion loan not being part of
                                 the trust fund. The AB mortgage loans are
                                 secured by the related mortgaged properties
                                 identified on Annex A-1 to this free writing
                                 prospectus as 23-27 Robert Pitt Drive, Standard
                                 Woods Apartments, Winchester Business Park and
                                 Liberty Arms Apartments, representing in the
                                 aggregate approximately 1.3% of the aggregate
                                 principal balance of the mortgage loans as of
                                 the cut-off date (2 mortgage loans in loan
                                 group 1, representing approximately 1.0% of the
                                 aggregate principal balance of the mortgage
                                 loans in loan group 1 as of the cut-off date
                                 and 2 mortgage loans in loan group 2,
                                 representing approximately 3.1% of the
                                 aggregate principal balance of the mortgage
                                 loans in loan group 2 as of the cut-off date).

                                 The following table and discussion contains
                                 general information regarding the AB mortgage
                                 loans:

                                                                                        % OF INITIAL
                                                                 % OF INITIAL    LOAN    LOAN GROUP
                                        AB MORTGAGE LOAN         POOL BALANCE   GROUP      BALANCE
                                 -----------------------------   ------------   -----   ------------

                                 23-27 Robert Pitt Drive AB
                                    Mortgage Loan.............        0.5%        1          0.6%
                                 Standard Woods Apartments
                                    AB Mortgage Loan..........        0.4%        2          2.4%
                                 Winchester Business Park
                                    AB Mortgage Loan..........        0.3%        1          0.4%
                                 Liberty Arms Apartments
                                    AB Mortgage Loan..........        0.1%        2          0.8%

                                 Each AB mortgage loan and its related AB
                                 subordinate companion loan are subject to an
                                 intercreditor agreement. The intercreditor
                                 agreement generally allocates collections in
                                 respect of the related mortgage loan prior to a
                                 monetary event of default, or material
                                 non-monetary event of default to the mortgage
                                 loan in the trust fund and the related AB
                                 subordinate companion loan on a pro rata basis.
                                 After a monetary event of default or material
                                 non-monetary event of default, the
                                 intercreditor agreement generally allocates
                                 collections in respect of such mortgage loans
                                 first to the mortgage loan in the trust and
                                 second to the related AB subordinate companion
                                 loan. The master servicer and the special
                                 servicer will service and administer each AB
                                 mortgage loan and its AB subordinate companion
                                 loan pursuant to the pooling and servicing
                                 agreement and the related intercreditor
                                 agreement so long as such AB mortgage loan is
                                 part of the trust fund. Amounts attributable to
                                 each AB subordinate companion loan will not be
                                 assets of the trust, and will be beneficially
                                 owned by the holder of the AB subordinate
                                 companion loan. See "Description of the
                                 Mortgage Pool--AB Mortgage Loan Pairs" in this
                                 free writing prospectus. The holder of each AB
                                 subordinate companion loan will have the right
                                 to purchase the related AB mortgage loan under
                                 certain limited circumstances. In addition, the
                                 holder of certain of the AB subordinate
                                 companion loans will have the right to approve
                                 certain modifications to the related senior
                                 loan under certain circumstances. See
                                 "Description of the Mortgage Pool--AB Mortgage
                                 Loan Pairs" in this free writing prospectus.

                                 The following tables set forth certain
                                 anticipated characteristics of the mortgage
                                 loans as of the cut-off date (unless otherwise

--------------------------------------------------------------------------------

                                      S-29

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                                 indicated). Except as specifically provided in
                                 this free writing prospectus, information
                                 presented in this free writing prospectus
                                 (including loan-to-value ratios and debt
                                 service coverage ratios) with respect to any AB
                                 mortgage loan is calculated without regard to
                                 the related AB subordinate companion loan, and
                                 in the case of the RREEF Silicon Valley Office
                                 Portfolio loan and the One & Two Prudential
                                 Plaza loan, in certain circumstances, such
                                 information, particularly as it relates to debt
                                 service coverage ratios and loan-to-value
                                 ratios, includes the principal balances and
                                 debt service payments of the RREEF Silicon
                                 Valley Office Portfolio companion loans and the
                                 One & Two Prudential Plaza pari passu companion
                                 loan, respectively. The sum of the numerical
                                 data in any column may not equal the indicated
                                 total due to rounding. Unless otherwise
                                 indicated, all figures presented in this
                                 "Summary of Terms" are calculated as described
                                 under "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information" in
                                 this free writing prospectus and all
                                 percentages represent the indicated percentage
                                 of the aggregate principal balance of the pool
                                 of mortgage loans, the mortgage loans in loan
                                 group 1 or the mortgage loans in loan group 2,
                                 in each case, as of the cut-off date. The
                                 principal balance of each mortgage loan as of
                                 the cut-off date assumes the timely receipt of
                                 principal scheduled to be paid on or before the
                                 cut-off date and no defaults, delinquencies or
                                 prepayments on any mortgage loan on or prior to
                                 the cut-off date. Whenever percentages and
                                 other information in this free writing
                                 prospectus are presented on the mortgaged
                                 property level rather than the mortgage loan
                                 level, the information for mortgage loans
                                 secured by more than one mortgaged property is
                                 based on allocated loan amounts as stated in
                                 Annex A-1 to this free writing prospectus.

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                                      S-30

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The mortgage loans will have the following approximate characteristics as of the cut-off date:

                   CUT-OFF DATE MORTGAGE LOAN CHARACTERISTICS

                                             ALL MORTGAGE LOANS            LOAN GROUP 1                    LOAN GROUP 2
                                          ------------------------   ------------------------     -------------------------

Aggregate outstanding principal
   balance(1)..........................             $2,147,426,140             $1,778,952,008                  $368,474,132
Number of mortgage loans...............                        120                         91                            29
Number of mortgaged properties.........                        170                        127                            43
Number of crossed loan pools...........                          2                          2(5)                          1
Crossed loan pools as a percentage.....                        1.1%                       0.9%                          2.2%
Range of mortgage loan principal
   balances............................   $599,317 to $250,000,000   $599,317 to $250,000,000     $1,905,000 to $80,000,000
Average mortgage loan principal
   balances............................                $17,895,218                $19,548,923                   $12,706,005
Range of mortgage rates................          5.1600% to 6.8400%         5.1600% to 6.8400%            5.5700% to 6.4100%
Weighted average mortgage rate.........                     6.1372%                    6.1342%                       6.1519%
Range of original terms to maturity....    60 months to 180 months    60 months to 180 months       60 months to 120 months
Weighted average original term to
   maturity............................                 114 months                 114 months                    115 months
Range of remaining terms to maturity...    54 months to 178 months    59 months to 178 months       54 months to 120 months
Weighted average remaining term to
   maturity............................                 112 months                 112 months                    112 months
Range of original amortization term(2)    240 months to 420 months   240 months to 360 months      360 months to 420 months
Weighted average original amortization
   term(2).............................                 355 months                 349 months                    372 months
Range of remaining amortization
   terms(2)............................   234 months to 419 months   234 months to 360 months      350 months to 419 months
Weighted average remaining
   amortization term(2)................                 354 months                 349 months                    371 months
Range of loan-to-value ratios(3).......              37.5% to 80.3%             37.6% to 80.3%                37.5% to 79.9%
Weighted average loan-to-value ratio(3)                       72.2%                      71.9%                         74.1%
Range of loan-to-value ratios as of
   the maturity date(3)................              31.7% to 80.3%             35.6% to 80.3%                31.7% to 74.2%
Weighted average loan-to-value ratio
   as of the maturity date(3)..........                       66.7%                      66.9%                         66.1%
Range of debt service coverage
   ratios(4)...........................              1.15x to 2.09x             1.15x to 2.09x                1.15x to 1.88x
Weighted average debt service coverage
   ratio(4)............................                       1.34x                      1.36x                         1.24x
Percentage of aggregate outstanding
   principal balance consisting of:
Balloon mortgage loans
   Partial Interest Only...............                       43.5%                      41.9%                         51.7%
   Interest Only.......................                       33.9%                      40.9%                          0.0%
   Balloon.............................                       22.5%                      17.2%                         48.3%

----------
(1)  Subject to a permitted variance of plus or minus 10%.

(2)  Excludes the mortgage loans that pay interest-only to maturity.

(3)  In the case of 6 mortgage loans (identified as Loan Nos. 2, 6, 37, 39, 61 and 62 on Annex A-1 to this free writing prospectus), the loan-to-value ratios were based upon the "as-stabilized" values as defined in the related appraisal. In the case of 1 mortgage loan (identified as Loan No. 1 on
     Annex A-1 to this free writing prospectus), the loan-to-value ratio was based on the aggregate cut-off date principal balance of the RREEF Silicon
     Valley Office Portfolio loan and the RREEF Silicon Valley Office Portfolio companion loans. In addition, in the case of 1 mortgage loan (identified as
     Loan No. 2 on Annex A-1 to this free writing prospectus), the loan-to-value ratio was based on the aggregate cut-off date principal balance of the One
     & Two Prudential Plaza loan and the One & Two Prudential Plaza pari passu companion loan.

(4)  For all partial interest-only loans, the debt service coverage ratio was calculated based on the first principal and interest payments to be made into the trust during the term of the loan. With respect to 1 mortgage loan
     (identified as Loan No. 1 on Annex A-1 to this free writing prospectus), the debt service coverage ratio was based on the aggregate principal balance and debt service of the RREEF Silicon Valley Office Portfolio loan and the RREEF Silicon Valley Office Portfolio companion loans.
     Additionally, with respect to 1 mortgage loan (identified as Loan No. 2 on
     Annex A-1 to this free writing prospectus), the debt service coverage ratio was based on the aggregate principal balance and debt service of the One &
     Two Prudential Plaza loan and the One & Two Prudential Plaza pari passu companion loan. With respect to 1 mortgage loan (identified as Loan No. 5 on Annex A-1 to this free writing prospectus), the debt service coverage ratio was based on the average of all monthly principal and interest debt service payments of the REPM Portfolio loan as set forth on the amortization schedule attached as Annex D to this free writing prospectus.

(5)  1 of the crossed loan pools includes 1 mortgage loan in loan group 1 and 2 mortgage loans in loan group 2, which in the aggregate represent approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, and approximately 2.2% of the aggregate principal balance of mortgage loans in loan group 2 as of the cut-off date).

--------------------------------------------------------------------------------

                                      S-31

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                                 The mortgage loans accrue interest based on the
                                 following conventions:

                                                         INTEREST ACCRUAL BASIS

                                                                   AGGREGATE                % OF       % OF
                                                      NUMBER       PRINCIPAL      % OF     INITIAL   INITIAL
                                                        OF         BALANCE OF    INITIAL     LOAN      LOAN
                                  INTEREST ACCRUAL   MORTGAGE       MORTGAGE       POOL    GROUP 1   GROUP 2
                                        BASIS         LOANS          LOANS       BALANCE   BALANCE   BALANCE
                                 -----------------   --------   --------------   -------   ------    -------

                                 Actual/360.......     120      $2,147,426,140    100.0%    100.0%    100.0%
                                                       ---      --------------    -----     -----     -----
                                 Total............     120      $2,147,426,140    100.0%    100.0%    100.0%
                                                       ===      ==============    =====     =====     =====

                                 See "Description of the Mortgage Pool--Certain
                                 Terms and Conditions of the Mortgage Loans" in
                                 this free writing prospectus.

                                                           AMORTIZATION TYPES

                                                                            AGGREGATE                % OF       % OF
                                                               NUMBER       PRINCIPAL      % OF     INITIAL   INITIAL
                                                                 OF         BALANCE OF    INITIAL     LOAN      LOAN
                                           TYPE OF            MORTGAGE       MORTGAGE       POOL    GROUP 1   GROUP 2
                                        AMORTIZATION           LOANS          LOANS       BALANCE   BALANCE   BALANCE
                                 --------------------------   --------   --------------   -------   -------   --------

                                 Balloon Loans
                                    Partial Interest-Only..      60      $  934,922,832     43.5%     41.9%     51.7%
                                    Interest Only..........       7         728,340,000     33.9      40.9       0.0
                                    Balloon................      53         484,163,308     22.5      17.2      48.3
                                                                ---      --------------    -----     -----     -----
                                 Total.....................     120      $2,147,426,140    100.0%    100.0%    100.0%
                                                                ===      ==============    =====     =====     =====

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information" and
                                 "--Certain Terms and Conditions of the Mortgage
                                 Loans" in this free writing prospectus.

                                 The following table contains general
                                 information regarding the prepayment provisions
                                 of the mortgage loans:

                        OVERVIEW OF PREPAYMENT PROTECTION

                                                                    AGGREGATE                % OF       % OF
                                                        NUMBER       PRINCIPAL      % OF     INITIAL   INITIAL
                                                          OF         BALANCE OF    INITIAL     LOAN      LOAN
                                     PREPAYMENT        MORTGAGE       MORTGAGE       POOL    GROUP 1   GROUP 2
                                     PROTECTION         LOANS          LOANS       BALANCE   BALANCE   BALANCE
                                 -------------------   --------   --------------   -------   -------   --------

                                 Defeasance(1)......      114     $2,112,028,518    98.4%      99.1%      94.9%
                                 Yield Maintenance..        5         32,152,142     1.5        0.8        5.1
                                 Defeasance/Yield
                                    Maintenance(1)..        1          3,245,481     0.2        0.2        0.0
                                                          ---     --------------   -----      -----      -----
                                 Total..............      120     $2,147,426,140   100.0%     100.0%     100.0%
                                                          ===     ==============   =====      =====      =====

                                 ----------
                                 (1) See Annex A-1 to this free writing
                                 prospectus for specific criteria applicable to
                                 the mortgage loans.

                                 Defeasance permits the related borrower to
                                 substitute direct non-callable U.S. Treasury
                                 obligations or, in certain cases, other
                                 government securities for the related mortgaged
                                 property as collateral for the related mortgage
                                 loan.

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                                      S-32

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                                 The mortgage loans generally permit voluntary
                                 prepayment without payment of a yield
                                 maintenance charge or any prepayment premium
                                 during a limited "open period" immediately
                                 prior to and including the stated maturity date
                                 as follows:

                                                            PREPAYMENT OPEN PERIODS

                                                                    AGGREGATE                % OF       % OF
                                                       NUMBER       PRINCIPAL       % OF    INITIAL   INITIAL
                                                         OF        BALANCE OF     INITIAL     LOAN      LOAN
                                    OPEN PERIODS      MORTGAGE      MORTGAGE        POOL    GROUP 1   GROUP 2
                                     (PAYMENTS)         LOANS         LOANS       BALANCE   BALANCE   BALANCE
                                 ------------------   --------   --------------   -------   -------   -------

                                    2..............       2      $   20,472,852      1.0%      0.2%      4.7%
                                    4..............     111       1,680,108,977     78.2      75.1      93.3
                                    5..............       1          92,700,000      4.3       5.2       0.0
                                    7..............       3          90,088,354      4.2       4.6       2.0
                                    13.............       2          14,055,957      0.7       0.8       0.0
                                    25(1)..........       1         250,000,000     11.6      14.1       0.0
                                                        ---      --------------    -----     -----     -----
                                 Total:............     120      $2,147,426,140    100.0%    100.0%    100.0%
                                                        ===      ==============    =====     =====     =====

                                 ----------
                                 (1)  See Annex A-1 to this free writing
                                      prospectus for specific criteria
                                      applicable to the mortgage loan.

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information" and
                                 "--Certain Terms and Conditions of the Mortgage
                                 Loans--Defeasance; Collateral Substitution;
                                 Property Releases" in this free writing
                                 prospectus.

                                                  CURRENT USES OF THE MORTGAGED PROPERTIES(1)

                                                                     AGGREGATE                 % OF      % OF
                                                       NUMBER        PRINCIPAL       % OF    INITIAL   INITIAL
                                                         OF         BALANCE OF     INITIAL     LOAN      LOAN
                                                      MORTGAGED      MORTGAGE        POOL    GROUP 1   GROUP 2
                                     CURRENT USE     PROPERTIES        LOANS       BALANCE   BALANCE   BALANCE
                                 -----------------   ----------   --------------   -------   -------   -------

                                 Office...........        54      $  900,363,423     41.9%     50.6%      0.0%
                                 Retail...........        44         551,746,791     25.7      31.0       0.0
                                 Multifamily......        40         346,221,732     16.1       0.0      94.0
                                 Industrial.......        16         156,240,789      7.3       8.8       0.0
                                 Hotel............         6         122,318,428      5.7       6.9       0.0
                                 Manufactured
                                    Housing.......         7          37,677,400      1.8       0.9       6.0
                                 Mixed Use........         3          32,857,578      1.5       1.8       0.0
                                                         ---      --------------    -----     -----     -----
                                 Total:...........       170      $2,147,426,140    100.0%    100.0%    100.0%
                                                         ===      ==============    =====     =====     =====

                                 ----------
                                 (1)  Because this table presents information
                                      relating to mortgaged properties and not
                                      mortgage loans, the information for
                                      mortgage loans secured by more than one
                                      mortgaged property is based on allocated
                                      loan amounts as stated in Annex A-1.

                                 The mortgaged properties are located in 34
                                 states. The following tables list the states
                                 that have concentrations of mortgaged
                                 properties of 5% or more of the aggregate
                                 principal balance of the pool of mortgage loans
                                 or related loan group, as applicable, as of the
                                 cut-off date:

                                          GEOGRAPHIC DISTRIBUTION--ALL LOANS(1)

                                                                AGGREGATE
                                                                PRINCIPAL       % OF
                                                  NUMBER OF    BALANCE OF      INITIAL
                                                  MORTGAGED     MORTGAGE        POOL
                                    LOCATION     PROPERTIES       LOANS        BALANCE
                                 -------------   ----------   ------------   ----------

                                 California...       33       $417,922,901      19.5%
                                 Texas .......       21       $235,845,555      11.0%
                                 Illinois ....        8       $227,022,168      10.6%
                                 Michigan ....       11       $144,666,030       6.7%
                                 Virginia ....        6       $143,200,481       6.7%
                                 Ohio ........        8       $113,910,000       5.3%

                                 ----------
                                 (1)  Because this table presents information
                                      relating to mortgaged properties and not
                                      mortgage loans, the information for
                                      mortgage loans secured by more than one
                                      mortgaged property is based on allocated
                                      loan amounts as stated in Annex A-1.

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                                      S-33

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                                        GEOGRAPHIC DISTRIBUTION--LOAN GROUP 1(1)

                                                                AGGREGATE
                                                                PRINCIPAL        % OF
                                                  NUMBER OF    BALANCE OF       INITIAL
                                                  MORTGAGED     MORTGAGE     LOAN GROUP 1
                                    LOCATION     PROPERTIES       LOANS         BALANCE
                                 -------------   ----------   ------------   ------------

                                 California ..       32       $403,945,501       22.7%
                                 Illinois ....        7       $222,872,168       12.5%
                                 Virginia ....        6       $143,200,481        8.0%
                                 Texas .......        6       $103,252,352        5.8%

                                 ----------
                                 (1)  Because this table presents information
                                      relating to mortgaged properties and not
                                      mortgage loans, the information for
                                      mortgage loans secured by more than one
                                      mortgaged property is based on allocated
                                      loan amounts as stated in Annex A-1.

                                        GEOGRAPHIC DISTRIBUTION--LOAN GROUP 2(1)

                                                                AGGREGATE
                                                                PRINCIPAL       % OF
                                                  NUMBER OF    BALANCE OF      INITIAL
                                                  MORTGAGED     MORTGAGE     LOAN GROUP 2
                                    LOCATION     PROPERTIES       LOANS        BALANCE
                                 -------------   ----------   ------------   ------------

                                 Texas .......       15       $132,593,203       36.0%
                                 Michigan ....        7       $ 83,693,996       22.7%
                                 Ohio ........        3       $ 45,590,000       12.4%
                                 Indiana .....        5       $ 33,131,332        9.0%
                                 New York ....        3       $ 23,692,985        6.4%

                                 ----------
                                 (1)  Because this table presents information
                                      relating to mortgaged properties and not
                                      mortgage loans, the information for
                                      mortgage loans secured by more than one
                                      mortgaged property is based on allocated
                                      loan amounts as stated in Annex A-1.

                       ADDITIONAL ASPECTS OF CERTIFICATES

Denominations.................   The offered certificates (other than the Class
                                 A-3FL, Class X-1 and Class X-2 certificates)
                                 will be offered in minimum denominations of
                                 $10,000 initial certificate balance. The Class
                                 A-3FL certificates will be offered in minimum
                                 denominations of $100,000 initial certificate
                                 balance. Investments in excess of the minimum
                                 denominations may be made in multiples of $1.
                                 The Class X-1 and Class X-2 certificates will
                                 be issued, maintained and transferred only in
                                 minimum denominations of authorized initial
                                 notional amounts of not less than $1,000,000,
                                 and in integral multiples of $1 in excess
                                 thereof.

Registration, Clearance and
   Settlement.................   Each class of offered certificates will
                                 initially be registered in the name of Cede &
                                 Co., as nominee of The Depository Trust
                                 Company, or DTC.

                                 You may hold your offered certificates through:
                                 (1) DTC in the United States; or (2)
                                 Clearstream Banking, societe anonyme or
                                 Euroclear Bank, as operator of the Euroclear
                                 System. Transfers within DTC, Clearstream
                                 Banking, societe anonyme or Euroclear Bank, as
                                 operator of the Euroclear System, will be made
                                 in accordance with the usual rules and
                                 operating procedures of those systems.

                                 We may elect to terminate the book-entry system
                                 through DTC (with the consent of the DTC
                                 participants), Clearstream Banking, societe
                                 anonyme or Euroclear Bank, as operator of the
                                 Euroclear System, with respect to all or any
                                 portion of any class of the offered
                                 certificates.

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                                      S-34

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                                 See "Description of the
                                 Certificates--Book-Entry Registration and
                                 Definitive Certificates" in this free writing
                                 prospectus and in the prospectus.

Information Available to
   Certificateholders.........   On each distribution date, the paying agent
                                 will prepare and make available to each
                                 certificateholder of record, initially expected
                                 to be Cede & Co., a statement as to the
                                 distributions being made on that date.
                                 Additionally, under certain circumstances,
                                 certificateholders of record may be entitled to
                                 certain other information regarding the trust.
                                 See "Description of the Certificates--Reports
                                 to Certificateholders; Certain Available
                                 Information" in this free writing prospectus.

Deal Information/Analytics....   Certain information concerning the mortgage
                                 loans and the offered certificates may be
                                 available to subscribers through the following
                                 services:

                                 o    Bloomberg, L.P., Trepp, LLC and Intex
                                      Solutions, Inc.; and

                                 o    the paying agent's website initially
                                      located at www.ctslink.com.

Optional Termination..........   On any distribution date on which the aggregate
                                 principal balance of the pool of mortgage loans
                                 remaining in the trust fund is less than 1% of
                                 the aggregate principal balance of the mortgage
                                 loans as of the cut-off date, certain entities
                                 specified in this free writing prospectus will
                                 have the option to purchase all of the
                                 remaining mortgage loans (and all property
                                 acquired through exercise of remedies in
                                 respect of any mortgage loan) at the price
                                 specified in this free writing prospectus.
                                 Exercise of this option will terminate the
                                 trust and retire the then outstanding
                                 certificates. The trust may also be terminated
                                 in connection with a voluntary exchange of all
                                 the then outstanding certificates (other than
                                 the Class R and Class LR certificates),
                                 including the Class X-1 and Class X-2
                                 certificates (provided, however, that the
                                 offered certificates are no longer outstanding
                                 and there is only one holder of the outstanding
                                 certificates), for the mortgage loans remaining
                                 in the trust.

                                 See "Description of the
                                 Certificates--Termination; Retirement of
                                 Certificates" in this free writing prospectus
                                 and "Description of the
                                 Certificates--Termination" in the prospectus.

Required Repurchases or
   Substitutions of Mortgage
   Loans......................   Under certain circumstances, a mortgage loan
                                 seller may be obligated to repurchase an
                                 affected mortgage loan from the trust as a
                                 result of a material document defect or a
                                 material breach of the representations and
                                 warranties made by the related mortgage loan
                                 seller with respect to the mortgage loan in the
                                 related purchase agreement. See "Description of
                                 the Mortgage Pool--Representations and
                                 Warranties; Repurchases and Substitutions" in
                                 this free writing prospectus.

Sale of Defaulted Loans.......   Pursuant to the pooling and servicing
                                 agreement, (i) the holder of the certificates
                                 representing the greatest percentage interest
                                 in the controlling class, and (ii) the special
                                 servicer, in that order,

--------------------------------------------------------------------------------

                                      S-35

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                                 has the option to purchase from the trust any
                                 defaulted mortgage loan. Furthermore, the
                                 holder of the RREEF Silicon Valley Office
                                 Portfolio floating rate B companion loan and
                                 the AB subordinate companion loan holders also
                                 have a purchase option with respect to the
                                 RREEF Silicon Valley Office Portfolio loan and
                                 the AB mortgage loans, respectively, and
                                 holders of mezzanine loans may have a purchase
                                 option on the related defaulted mortgage loan.
                                 See "Servicing of the Mortgage
                                 Loans--Realization Upon Defaulted Mortgage
                                 Loans" in this free writing prospectus.

Tax Status....................   Elections will be made to treat designated
                                 portions of the trust (exclusive of the Class
                                 A-3FL regular interest, the swap contract and
                                 the floating rate account) as two separate
                                 REMICs--a lower-tier REMIC and an upper-tier
                                 REMIC--for federal income tax purposes. The
                                 portion of the trust representing the Class
                                 A-3FL regular interest, the swap contract and
                                 the floating rate account will be treated as a
                                 grantor trust for federal income tax purposes,
                                 and the Class A-3FL certificates will represent
                                 undivided beneficial interests in the grantor
                                 trust. In the opinion of counsel, the portions
                                 of the trust referred to above will qualify for
                                 this treatment.

                                 Pertinent federal income tax consequences of an
                                 investment in the offered certificates include:

                                 o    Each class of offered certificates (other
                                      than the Class A-3FL certificates) and the
                                      Class A-3FL regular interest will
                                      represent "regular interests" in the
                                      upper-tier REMIC.

                                 o    Each regular interest will be treated as a
                                      newly originated debt instrument for
                                      federal income tax purposes.

                                 o    You will be required to report income on
                                      the regular interest represented by your
                                      certificates using the accrual method of
                                      accounting.

                                 o    [It is anticipated that the Class X-1,
                                      Class X-2 and Class certificates will be
                                      issued with original issue discount, that
                                      the Class certificates will be issued with
                                      a de minimis amount of original issue
                                      discount and that the Class , Class ,
                                      Class , Class , Class , Class , Class ,
                                      Class and Class certificates will be
                                      issued at a premium for federal income tax
                                      purposes.]

                                 See "Certain Federal Income Tax Consequences"
                                 in this free writing prospectus and in the
                                 prospectus.

Certain ERISA Considerations..   Subject to important considerations described
                                 under "Certain ERISA Considerations" in this
                                 free writing prospectus and in the prospectus,
                                 the offered certificates are eligible for
                                 purchase by persons investing assets of
                                 employee benefit plans or individual retirement
                                 accounts. In particular, fiduciaries of plans
                                 contemplating a purchase of the Class A-3FL
                                 certificates should review the additional
                                 requirements for purchases of Class A-3FL
                                 certificates by plans, as discussed under
                                 "Certain ERISA Considerations" in this free
                                 writing prospectus.

--------------------------------------------------------------------------------

                                      S-36

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Legal Investment..............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of
                                 the Secondary Mortgage Market Enhancement Act
                                 of 1984, as amended. If your investment
                                 activities are subject to legal investment laws
                                 and regulations, regulatory capital
                                 requirements, or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership and sale of the offered
                                 certificates.

                                 See "Legal Investment" in this free writing
                                 prospectus and in the prospectus.

Ratings.......................   The offered certificates will not be issued
                                 unless each of the offered classes receives the
                                 following ratings from Moody's Investors
                                 Service, Inc. and Standard & Poor's Ratings
                                 Services, a division of The McGraw-Hill
                                 Companies, Inc.:

                                                                 MOODY'S    S&P
                                                                 -------    ---
                                 Class A-1....................     Aaa      AAA
                                 Class A-2....................     Aaa      AAA
                                 Class A-3FL..................     Aaa      AAA
                                 Class A-3B ..................     Aaa      AAA
                                 Class A-4....................     Aaa      AAA
                                 Class A-SB...................     Aaa      AAA
                                 Class A-1A...................     Aaa      AAA
                                 Class A-M....................     Aaa      AAA
                                 Class A-J....................     Aaa      AAA
                                 Class X-1....................     Aaa      AAA
                                 Class X-2....................     Aaa      AAA
                                 Class B......................     Aa2      AA
                                 Class C......................     Aa3      AA-
                                 Class D......................      A2       A

                                 A rating agency may downgrade, qualify or
                                 withdraw a security rating at any time. A
                                 rating agency not requested to rate the offered
                                 certificates may nonetheless issue a rating
                                 and, if one does, it may be lower than those
                                 stated above. The security ratings do not
                                 address the frequency of prepayments (whether
                                 voluntary or involuntary) of mortgage loans,
                                 the degree to which prepayments might differ
                                 from those originally anticipated, the
                                 likelihood of collection of default interest or
                                 yield maintenance charges, or the tax treatment
                                 of the certificates. The ratings of Standard &
                                 Poor's Ratings Services, a division of The
                                 McGraw-Hill Companies, Inc., do not address the
                                 application of net aggregate prepayment
                                 interest shortfalls to the certificates. Also,
                                 the security ratings do not represent any
                                 assessment of the yield to maturity that
                                 investors may experience or the possibility
                                 that the Class X-1 and Class X-2
                                 certificateholders might not fully recover
                                 their investments in the event of rapid
                                 prepayments of the mortgage loans (including
                                 both voluntary and involuntary prepayments). In
                                 addition, a security rating of the Class A-3FL
                                 certificates does not represent any assessment
                                 as to whether the floating interest rate on
                                 such certificates will convert to a fixed rate.
                                 With respect to the Class A-3FL certificates,
                                 Moody's Investors Service, Inc. and Standard &
                                 Poor's Ratings Services, a division of The
                                 McGraw-Hill Companies, Inc., are only rating

--------------------------------------------------------------------------------

                                      S-37

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                                 the receipt of interest up to the fixed per
                                 annum rate applicable to the Class A-3FL
                                 regular interest. The ratings of Standard &
                                 Poor's Ratings Services, a division of The
                                 McGraw-Hill Companies, Inc. do not address any
                                 shortfalls or delays in payment that investors
                                 in the Class A-3FL certificates may experience
                                 as a result of the conversion of the
                                 pass-through rate on the Class A-3FL
                                 certificates from a floating interest rate to a
                                 fixed rate. See "Yield and Maturity
                                 Considerations," "Risk Factors" and
                                 "Description of the Certificates--Advances" in
                                 this free writing prospectus and "Yield and
                                 Maturity Considerations" in the prospectus.

                                 See "Ratings" in this free writing prospectus
                                 and "Rating" in the prospectus for a discussion
                                 of the basis upon which ratings are given and
                                 the conclusions that may not be drawn from a
                                 rating.

--------------------------------------------------------------------------------

                                      S-38

                                  RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

     This free writing prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this free writing prospectus.

     In connection with the information presented in this free writing prospectus relating to risks that may relate to certain of the mortgage loans or the mortgage loans in general, examples are sometimes given with respect to a particular risk and a particular mortgage loan. However, the fact that examples are given should not be interpreted as meaning that such examples reflect all of the mortgage loans in the trust to which such risk is applicable.

GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     Mortgaged properties located in California, Texas, Illinois, Michigan,
Virginia and Ohio secure mortgage loans representing approximately 19.5%, 11.0%,
10.6%, 6.7%, 6.7% and 5.3%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     Mortgaged properties located in California, Illinois, Virginia and Texas secure mortgage loans representing approximately 22.7%, 12.5%, 8.0% and 5.8%, respectively, of the aggregate principal balance of the pool of mortgage loans in loan group 1 as of the cut-off date.

     Mortgaged properties located in Texas, Michigan, Ohio, Indiana and New York secure mortgage loans representing approximately 36.0%, 22.7%, 12.4%, 9.0% and
6.4%, respectively, of the aggregate principal balance of the pool of mortgage loans in loan group 2 as of the cut-off date.

     With respect to the mortgaged properties located in California, 23 mortgaged properties securing mortgage loans representing approximately 14.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are in northern California (approximately 17.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) and 10 mortgaged properties securing mortgage loans representing approximately 5.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are in southern California (9 mortgaged properties securing mortgage loans in loan group 1, representing approximately 5.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgaged property securing a mortgage loan in loan group 2, representing approximately 3.8% of the aggregate principal balance of mortgage loans in loan group 2 as of the cut-off date). For purposes of determining whether a mortgaged property is in northern California or southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County
are included in northern California and mortgaged properties located in or south of those counties are included in southern California.

     During the past several years, California's economy has benefited from a rise in residential home prices, increased investment in technology and software equipment and a strong office leasing market. There can be no assurances, however, that such economic growth will continue. Additionally, rising

                                      S-39

energy prices, increasing consumer debt and decreasing prices of residential homes could slow the growth of the southern California economy. Further, a weakening of the southern California office leasing market in particular, may adversely affect the related mortgaged properties' operation and could lessen their market value. Conversely, a strong market could lead to increased building and increased competition for tenants. In either case, there could be an adverse effect on the operation of the mortgaged properties and consequently the amount and timing of distributions on the certificates.

     Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns.
Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties.
Other regional factors--e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect the mortgaged properties. For example, mortgaged properties located in California,
Texas or Florida may be more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than mortgaged properties in other parts of the country and mortgaged properties located in coastal states, including, but not limited to, Florida, Louisiana, Alabama and Mississippi, also may be more generally susceptible to hurricanes than properties in other parts of the country. Recent hurricanes in the Gulf Coast region and in Florida have resulted in severe property damage as a result of the winds and the associated flooding.
The mortgage loans do not all require flood insurance on the related mortgaged properties. We cannot assure you that any hurricane damage would be covered by insurance. See "--Other Risks--Recent Hurricanes" below, "Servicing of the
Mortgage Loans--Maintenance of Insurance" and "Certain Legal Aspects of the
Mortgage Loans" in this free writing prospectus and "Description of the Pooling
Agreements--Hazard Insurance Policies" in the accompanying prospectus.

RISKS RELATING TO MORTGAGE LOAN CONCENTRATIONS

     The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool's aggregate principal balance. In this regard:

     o    The largest mortgage loan (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other)
          represents approximately 11.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the largest mortgage loan in loan group 1 represents approximately 14.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the largest mortgage loan in loan group 2 represents approximately 21.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     o    The 3 largest mortgage loans (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other)
          represent, in the aggregate, approximately 26.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
          (the 3 largest mortgage loans in loan group 1 represent approximately
          32.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 3 largest mortgage loans in loan group 2 represent approximately 49.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     o    The 10 largest mortgage loans (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other)
          represent, in the aggregate, approximately 50.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
          (the 10 largest mortgage loans in loan group 1 represent approximately
          56.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 10 largest mortgage loans in loan group 2 represent approximately 74.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     See "Description of the Mortgage Pool--Top Fifteen Mortgage Loans" in this free writing prospectus.

                                      S-40

     Each of the other mortgage loans represents approximately no more than 1.7%
of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each of the other mortgage loans in loan group 1 represents approximately no more than 1.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date. Each of the other mortgage loans in loan group 2 represents approximately no more than 2.4% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date.

     A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of
5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

                 PROPERTY TYPE CONCENTRATIONS GREATER THAN 5%(1)

                                 AGGREGATE
                 NUMBER OF   PRINCIPAL BALANCE
                 MORTGAGED      OF MORTGAGED     % OF INITIAL   % OF INITIAL LOAN   % OF INITIAL LOAN
PROPERTY TYPE   PROPERTIES       PROPERTIES      POOL BALANCE    GROUP 1 BALANCE     GROUP 2 BALANCE
-----------------------------------------------------------------------------------------------------

Office              54          $900,363,423         41.9%            50.6%                 0.0%
Retail              44          $551,746,791         25.7%            31.0%                 0.0%
Multifamily         40          $346,221,732         16.1%             0.0%                94.0%
Industrial          16          $156,240,789          7.3%             8.8%                 0.0%
Hotel                6          $122,318,428          5.7%             6.9%                 0.0%

----------
(1)  Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in
     Annex A-1.

     A concentration of mortgage loans with the same borrower or related borrowers can also impose increased risks.

     o    13 groups of mortgage loans (comprised of 33 mortgage loans), representing approximately 26.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (7 groups of mortgage loans in loan group 1, representing approximately 11.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, 4 groups of mortgage loans in loan group 2, representing approximately 38.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date and 2 groups of mortgage loans in both loan group 1 and loan group 2, representing approximately 10.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date), have borrowers related to each other, but no group of mortgage loans having borrowers that are related to each other represents more than approximately 9.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Mortgage loans with related borrowers are identified under "Related Borrower" on Annex A-1 to this free writing prospectus.

     o    2 groups of mortgage loans (comprised of 7 mortgage loans), representing in the aggregate approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
          (1 group of mortgage loans in loan group 1, representing approximately
          0.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 group of mortgage loans in both loan group 1 and loan group 2, representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date), are cross-collateralized and cross-defaulted.

     o    10 mortgage loans representing approximately 44.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
          6 mortgage loans in loan group 1, representing approximately 43.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 4 mortgage loans in loan group 2, representing approximately 49.7% of the

                                      S-41

          aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are secured by more than one mortgaged property.

     See "Description of the Mortgage Pool--Additional Mortgage Loan
Information" in this free writing prospectus. Mortgaged properties owned by related borrowers are likely to:

     o    have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

     o    have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

RISKS RELATING TO ENFORCEABILITY OF CROSS-COLLATERALIZATION

     As described above and in Annex A-1 to this free writing prospectus, the mortgage loans in 2 groups of mortgage loans, comprised of 7 mortgage loans representing approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1 group of mortgage loans in loan group 1, representing approximately 0.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 group of mortgage loans in both loan group 1 and loan group 2, representing approximately
0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date), are cross-collateralized and cross-defaulted with each other.
These mortgage loans are indicated on Annex A-1 to this free writing prospectus as Loan Nos. 64, 96, 97, 106, 112, 119 and 120. Cross-collateralization arrangements may be terminated with respect to such mortgage loan groups in certain circumstances under the terms of the related mortgage loan documents.
Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

     A lien granted by a borrower could be avoided if a court were to determine that:

     o    the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured when it granted the lien; and

     o    the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

     Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

     o    subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

     o    recover payments made under that mortgage loan; or

     o    take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS

     Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under

                                      S-42

the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as "single-purpose entities." In general, but not in all cases, borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The borrower with respect to 1 mortgage loan, representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is not required to be a single-purpose entity. See "Certain Legal Aspects of Mortgage
Loans-- Bankruptcy Laws" in the prospectus. Also, although a borrower may currently be a single purpose entity, in certain cases, that borrower was not originally a single-purpose entity, but at origination of the related mortgage loan its organizational documents were amended. That borrower may also have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a
"single purpose entity." The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not single-purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

     o    operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

     o    individuals that have personal liabilities unrelated to the mortgaged property.

     However, any borrower, even a single-purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

     Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of those borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Certain Legal Aspects of Mortgage
Loans-- Bankruptcy Laws" in the prospectus.

     With respect to 11 mortgage loans (including certain mortgage loans described under "Description of the Mortgage Pool--Top Fifteen Mortgage Loans"
in this free writing prospectus), representing approximately 11.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(7 mortgage loans in loan group 1, representing approximately 10.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 4 mortgage loans in loan group 2, representing approximately
17.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the related borrowers own the related mortgaged property as tenants-in-common. See "Description of the Mortgage Pool--Top
Fifteen Mortgage Loans" in this free writing prospectus. As a result, if a borrower that has not waived its right to partition exercises this right, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material

                                      S-43

impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for the mortgage loans are single-purpose entities.

ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

     When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of its mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case.
The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. No investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

     As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware that, 4 mortgage loans (referred to in this free writing prospectus as the AB mortgage loans) are each evidenced by the senior of two notes secured by a single mortgage on the related mortgaged property and a single assignment of a lease, with the AB subordinate companion loan not being part of the trust fund. Each AB mortgage loan is secured by one of the mortgaged properties identified on Annex A-1 to this free writing prospectus as 23-27
Robert Pitt Drive, Standard Woods Apartments, Winchester Business Park and
Liberty Arms Apartments, representing approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2 mortgage loans in loan group 1, representing approximately 1.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 2 mortgage loans in loan group 2, representing approximately 3.1% of the aggregate principal balance of the pool of mortgage loans in loan group 2 as of the cut-off date). In each case, the senior loan in the related mortgage loan pair is an AB mortgage loan, which is included in the trust. The second loan in each case is an AB subordinate companion loan and is not included in the trust.
However, the AB subordinate companion loans will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement.

     In addition to the AB mortgage loans, the RREEF Silicon Valley Office
Portfolio loan, representing approximately 11.6% of the aggregate principal balance of the mortgage loans in the trust (approximately 14.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is part of a split loan structure, which is secured by the same mortgage instrument on the related mortgaged properties. The first of these mortgage loans is the RREEF Silicon Valley Office Portfolio loan, which is included in the trust. The second, third and fourth mortgage loans in the split loan structure are the RREEF Silicon Valley Office Portfolio fixed rate companion loan, the RREEF Silicon Valley Office Portfolio floating rate A companion loan and the RREEF Silicon Valley Office Portfolio floating rate B companion loan, none of which are included in the trust. However, the RREEF Silicon Valley
Office Portfolio fixed rate companion loan, the RREEF Silicon Valley Office
Portfolio floating rate A companion loan and the RREEF Silicon Valley Office
Portfolio floating rate B companion loan will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. See
"Description of the Mortgage Pool--The RREEF Silicon Valley Office Portfolio
Whole Loan" in this free writing prospectus. The RREEF Silicon Valley Office
Portfolio floating rate A companion loan and the RREEF

                                      S-44

Silicon Valley Office Portfolio floating rate B companion loan bear interest at a floating rate based on LIBOR. Accordingly, debt service for the RREEF Silicon
Valley Office Portfolio floating rate A companion loan and the RREEF Silicon
Valley Office Portfolio floating rate B companion loan will generally increase as LIBOR rises and, therefore, the related borrower's ability to make all payments due on the RREEF Silicon Valley Office Portfolio loan may be adversely affected. The related borrower, however, expects to purchase an interest rate cap agreement to protect the related borrower against significant movements in
LIBOR during the term of the RREEF Silicon Valley Office Portfolio loan. Based on the interest rate cap agreement, to the extent LIBOR increases above a certain specified level, the related borrower will be entitled to receive payments calculated by applying an interest rate equal to the difference between
LIBOR and such level. To the extent LIBOR increases above a certain level specified in the interest rate cap agreement, the related borrower may be dependent on the interest rate cap agreement for income needed to pay a portion of the interest due on the RREEF Silicon Valley Office Portfolio floating rate A companion loan and the RREEF Silicon Valley Office Portfolio floating rate B companion loan. There can be no assurance that the related counterparty will have sufficient assets or otherwise be able to fulfill its obligations under the interest rate cap agreement. The failure of a counterparty to fulfill its obligations under the interest rate cap agreement during periods of higher levels of LIBOR could result in the inability of the related borrower to pay its required debt service on the RREEF Silicon Valley Office Portfolio loan.

     In addition to the AB mortgage loans and the RREEF Silicon Valley Office
Portfolio loan, the One & Two Prudential Plaza loan, representing approximately
9.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 11.5% of the aggregate principal balance of the mortgage loans in loan group 1), is a senior loan in a split loan structure with the One & Two Prudential Plaza pari passu companion loan (which is pari passu with the One & Two Prudential Plaza loan). Each of these loans is secured by a single mortgage instrument on the related mortgaged property. The One & Two
Prudential Plaza pari passu companion loan will not be included as an asset of the trust fund. See "Description of the Mortgage Pool--The One & Two Prudential
Plaza Whole Loan" in this free writing prospectus. The One & Two Prudential
Plaza loan is being serviced under a pooling and servicing agreement separate from the pooling and servicing agreement under which the Series 2006-LDP7 certificates are issued, subject to the One & Two Prudential Plaza intercreditor agreement. Generally, the One & Two Prudential Plaza directing certificateholder has certain rights with respect to the One & Two Prudential Plaza loan and the related mortgaged property. These include the right, under certain conditions, to direct or provide advice with respect to, certain actions proposed to be taken by the master servicer or the special servicer, as applicable, that are parties to the pooling and servicing agreement separate from the pooling and servicing agreement under which the Series 2006-LDP7 certificates are issued, with respect to various servicing matters or loan modifications affecting each loan in the split loan structure. In exercising such rights, the One & Two
Prudential Plaza controlling holder does not have any obligation to consider the interests of, or impact on, the trust fund or the holders of the certificates.
See "Description of the Mortgage Pool--The One & Two Prudential Plaza Whole
Loan" in this free writing prospectus.

     The holder of each AB subordinate companion loan will have the right to purchase the related AB mortgage loan, and the holder of the RREEF Silicon
Valley Office Portfolio floating rate B companion loan will have the right to purchase the RREEF Silicon Valley Office Portfolio loan under certain limited circumstances. In addition, the holders of certain of the AB subordinate companion loans, the holders that, from time to time, constitute the majority of the holders, by principal balance, of the RREEF Silicon Valley Office Portfolio loan (the directing certificateholder will be the holder of the RREEF Silicon
Valley Office Portfolio loan for this purpose), the RREEF Silicon Valley Office
Portfolio fixed rate companion loan and the RREEF Silicon Valley Office
Portfolio floating rate B companion loan, and the holder of the One & Two
Prudential Plaza pari passu companion loan will have the right to approve certain modifications to the related loans included in the trust fund under certain circumstances. Furthermore, the holder of the RREEF Silicon Valley
Office Portfolio floating rate B companion loan will have the right to make cure payments on the RREEF Silicon Valley Office Portfolio Loan if such loan is in default. In exercising the foregoing rights, the holder of the AB subordinate companion loan, the applicable holders of the RREEF Silicon Valley Office
Portfolio companion loans and the holder of the One & Two Prudential Plaza pari passu companion loan, as applicable, do not have any obligation to consider the interests of, or the impact of such exercise on, the trust fund or the certificates. See "Description of the Mortgage Pool--

                                      S-45

Additional Debt--AB Mortgage Loans" in this free writing prospectus. The AB subordinate companion loans are generally subordinate in right of payment to the related senior mortgage loans, subject to the terms of the related intercreditor agreement. See "Description of the Mortgage Pool--Additional Debt--AB Mortgage
Loans" in this free writing prospectus.

     Although the RREEF Silicon Valley Office Portfolio companion loans, the One
& Two Prudential Plaza pari passu companion loan and each AB subordinate companion loan are not assets of the trust fund, each related borrower is still obligated to make interest and principal payments on these loans. As a result, the trust fund is subject to additional risks, including:

     o    the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may decline as a result; and

     o    the risk that it may be more difficult for the related borrower to refinance the related AB mortgage loan, the RREEF Silicon Valley
          Office Portfolio loan or the One & Two Prudential Plaza loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the senior obligations and the subordinate obligations upon the maturity of the related AB mortgage loan, the RREEF Silicon Valley Office Portfolio loan or the One & Two
          Prudential Plaza loan.

     See "Description of the Mortgage Pool--General," "--Additional Debt," "--AB
Mortgage Loan Pairs" and "--The One & Two Prudential Plaza Whole Loan," in this free writing prospectus and "Certain Legal Aspects of Mortgage
Loans--Subordinate Financing" in the prospectus.

     The borrowers under certain of the mortgage loans have incurred, and/or may incur in the future, unsecured debt other than in the ordinary course of business. See "Description of the Mortgage Pool--Additional Debt--Unsecured
Subordinate Indebtedness" in this free writing prospectus. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt or debt secured by other property of the borrower. See "Description of the Mortgage Pool--Additional Debt" in this free writing prospectus.

     Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     The mortgage loan documents generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower.
Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer (which consent in certain instances would consist of the mortgagee ascertaining that certain specific transfer conditions have been satisfied). Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See "--The Borrower's Form of Entity May Cause Special Risks" in the
prospectus. Certain of the mortgage loans permit mezzanine debt, secured by pledges of ownership interests in the borrower, to be incurred in the future subject to criteria set forth in the mortgage loan documents. As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware of the following existing or specifically permitted mezzanine indebtedness with respect to the mortgage loans:

     o    With respect to 2 mortgage loans (identified as Loan Nos. 2 and 5 on
          Annex A-1 to this free writing prospectus), representing 13.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 16.4% of the aggregate principal balance of

                                      S-46

          the mortgage loans in loan group 1 as of the cut-off date), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt, subject to the terms of an intercreditor agreement or a subordination and standstill agreement.

     o    In the case of 21 mortgage loans (identified as Loan Nos. 3, 6, 9, 11,
          20, 23, 32, 37, 39, 41, 43, 48, 63, 64, 91, 96, 97, 106, 112, 119 and
          120 on Annex A-1 to this free writing prospectus), representing approximately 20.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (18 mortgage loans in loan group
          1, representing approximately 23.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 3 mortgage loans in loan group 2, representing approximately 3.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the direct or indirect owners of the related borrowers are expressly permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt under certain circumstances.

     Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or an option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

     Generally, upon a default under mezzanine debt, the holder of such mezzanine debt may be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt, if permitted pursuant to the terms of the related intercreditor agreement. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower's ability to make payments on the related mortgage loan in a timely manner.

BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE

     Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans that may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

     A borrower's ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o    the availability of, and competition for, credit for commercial real estate projects;

     o    the prevailing interest rates;

     o    the fair market value of the related mortgaged property;

     o    the borrower's equity in the related mortgaged property;

     o    the borrower's financial condition;

                                      S-47

     o    the operating history and occupancy level of the mortgaged property;

     o    reductions in applicable government assistance/rent subsidy programs;

     o    the tax laws; and

     o    the prevailing general and regional economic conditions.

     The applicable mortgage loan sellers have informed us that 120 of the mortgage loans, representing 100.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (91 mortgage loans in loan group
1, representing 100.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 29 mortgage loans in loan group 2, representing 100.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are expected to have substantial remaining principal balances as of their respective stated maturity dates, including any mortgage loans that pay interest-only for their entire respective terms. This includes 60 mortgage loans, representing approximately 43.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (49 mortgage loans in loan group 1, representing approximately 41.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 11 mortgage loans in loan group 2, representing approximately
51.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), which pay interest-only for the first 12 to 84 months of their respective terms and 7 mortgage loans, representing approximately 33.9%
of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 40.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), which pay interest-only until their respective maturity dates.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

     See "Description of the Mortgage Pool--Certain Terms and Conditions of the
Mortgage Loans" in this free writing prospectus and "Risk Factors--Borrowers May
Be Unable to Make Balloon Payments" in the prospectus.

THE PROSPECTIVE PERFORMANCE OF THE COMMERCIAL, MULTIFAMILY AND MANUFACTURED
HOUSING COMMUNITY MORTGAGE LOANS INCLUDED IN THE TRUST FUND SHOULD BE EVALUATED
SEPARATELY FROM THE PERFORMANCE OF THE MORTGAGE LOANS IN ANY OF OUR OTHER TRUSTS

     While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the multifamily, manufactured housing community and commercial mortgage loans included in one of the depositor's trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

     As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this free writing prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as "static pool data"). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools,

                                      S-48

even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this free writing prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

COMMERCIAL AND MULTIFAMILY LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger mortgage loans to a single borrower or groups of related borrowers.

     The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

     o    the age, design and construction quality of the properties;

     o    perceptions regarding the safety, convenience and attractiveness of the properties;

     o    the characteristics of the neighborhood where the property is located;

     o    the proximity and attractiveness of competing properties;

     o    the adequacy of the property's management and maintenance;

     o    increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

     o    an increase in the capital expenditures needed to maintain the properties or make improvements;

     o    dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

     o    a decline in the financial condition of a major tenant;

     o    an increase in vacancy rates; and

     o    a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

     o    national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

     o    local real estate conditions, such as an oversupply of competing properties, retail space, office space or multifamily housing or hotel capacity;

     o    demographic factors;

                                      S-49

     o    consumer confidence;

     o    consumer tastes and preferences;

     o    retroactive changes in building codes;

     o    changes or continued weakness in specific industry segments; and

     o    the public perception of safety for customers and clients.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    tenant defaults;

     o    in the case of rental properties, the rate at which new rentals occur;
          and

     o    the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner-occupied or that are leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner-occupier's business operations are negatively impacted or if that single tenant or tenants fail to renew their leases. This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this respect, 15 mortgage loans, representing approximately 7.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 9.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are secured solely by properties that are wholly or significantly owner-occupied or by properties that are leased to a single tenant or affiliated tenants. With respect to certain of these mortgage loans that are leased to a single tenant, leases at the mortgaged properties will expire prior to, at or soon after the maturity dates of these mortgage loans. Additionally, certain of the mortgaged properties may be leased in whole or in part to an affiliate or affiliates of the related borrower. See "Mortgaged Properties Leased to Borrowers or Borrower
Affiliated Entities Also Have Risks" below. The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property. Where the primary lease term expires before the scheduled maturity date of the related mortgage loan, the mortgage loan sellers considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term or took additional reserves or required letters of credit in connection with the lease expiration. There are a significant number of mortgage loans secured by mortgaged properties with single tenant leases or material leases that expire within a short period of time prior to, at or soon after the maturity dates of those mortgage loans. See Annex A-1 to this free writing prospectus for the lease expiration date of each single tenant loan or the three largest tenants for each

                                      S-50

other mortgage loan. We cannot assure you that any material or sole tenant will re-lease the premises or that the premises will be relet to another tenant or that the space will be relet at the same rent per square foot during the term of, or at the expiration of, the primary lease term, or that the related mortgaged property will not suffer adverse economic consequences in this regard.
Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see "--Retail Properties
Have Special Risks" and "--Office Properties Have Special Risks" below.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

     o    space in the mortgaged properties could not be leased or re-leased;

     o    leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

     o    substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

     o    tenants were unwilling or unable to meet their lease obligations;

     o    a significant tenant were to become a debtor in a bankruptcy case;

     o    rental payments could not be collected for any other reason; or

     o    a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged properties are and/or may be leased in whole or in part by government-sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations or for damage to the leased premises caused by casualty or condemnation. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages including single-tenant mortgaged properties, during the term of the related mortgage loans.

     Certain of the mortgaged properties may have tenants that sublet a portion of their space or may intend to sublet out a portion of their space in the future. In addition, with respect to certain of these spaces that are sublet, the rents with respect to the related mortgage loan may have been underwritten at the amount of rent paid by the direct tenant even if the rent being paid by the sublessee is lower.

     The mortgaged properties related to many of the mortgage loans will experience substantial (50% of gross leaseable area or more) lease rollover prior to the maturity date, and in many cases relatively near, or soon after, the maturity dates of the mortgage loans. For example, certain of the mortgaged properties securing mortgage loans described under "Description of the Mortgage
Pool--Top Fifteen Mortgage Loans" in this free writing prospectus, such as the mortgaged property securing 1 mortgage loan (identified as Loan No. 40 on Annex
A-1 to this free writing prospectus), representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 0.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are

                                      S-51

scheduled to have 100% lease rollover prior to the maturity date. With respect to the mortgage loans described above and certain other mortgage loans in the trust fund, many of the related loan documents require tenant improvement and leasing commission reserves (including trapping excess cash flow after notice of lease termination), and in many cases, the leases contain lessee extension options extending the term of such leases for a specified term. However, there can be no assurance that any such extension options will be exercised or that the amount of any such reserves will be adequate to mitigate the lack of rental income associated with these rollovers. Also, certain of the mortgaged properties may be subject to tenant termination rights prior to the maturity date of the related mortgage loan.

     In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased. Any "dark"
space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

     With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. This may impede the mortgagee's ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited. See "Risks Relating to Prepayments and Repurchases"
below and "Description of the Mortgage Pool--Top Fifteen Mortgage Loans" in this free writing prospectus.

SUBSTITUTION OF MORTGAGED PROPERTIES MAY LEAD TO INCREASED RISKS

     With respect to 2 mortgage loans (identified as Loan Nos. 1 and 6 on Annex
A-1 to this free writing prospectus), representing approximately 15.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 18.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the related borrowers are permitted to substitute properties of like kind and quality or substantially similar use for the mortgaged properties currently securing the related mortgage loans. As a result, it is possible that the mortgaged properties that secure those mortgage loans as of the cut-off date may not secure the related mortgage loans for their entire term. Any substitution will require the borrower to meet certain conditions, including debt service coverage tests, and the related borrower will be required to obtain written confirmation from the rating agencies that any ratings of the certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn and provide an opinion of counsel that the
REMIC status of the trust fund will not be adversely impacted by the proposed substitution. Nevertheless, the replacement property may differ from the substituted property with respect to certain characteristics.

                                      S-52

RISKS RELATED TO REDEVELOPMENT AND RENOVATION AT THE MORTGAGED PROPERTIES

     Certain of the mortgaged properties are properties that are currently undergoing or are expected to undergo in the future redevelopment or renovation.
There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

     In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic's or materialmen's liens that may be senior to the lien of the related mortgage loan.

     The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.

     If the special servicer forecloses on behalf of the trust on a mortgaged property that is being redeveloped or renovated, pursuant to the REMIC provisions, the special servicer will only be permitted to arrange for completion of the redevelopment or renovation if at least 10% of the costs of construction were incurred at the time the default on the related mortgage loan became imminent. As a result, the trust fund may not realize as much proceeds upon disposition of a foreclosure property as it would if it were permitted to complete construction.

MORTGAGED PROPERTIES LEASED TO BORROWERS OR BORROWER AFFILIATED ENTITIES ALSO
HAVE RISKS

     If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases this affiliated lessee is physically occupying space related to its business; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a
"stabilized" level but may not provide additional economic support for the mortgage loan. We cannot assure you the space "leased" by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower's or its affiliate's financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties. For example, the borrower or an affiliate of the borrower entered into a lease at the mortgaged properties securing the mortgage loans identified on
Annex A-1 to this free writing prospectus as Loan Nos. 6, 22, 36, 63 and 95.

TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) that are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).

                                      S-53

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

     Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan.
Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

OFFICE PROPERTIES HAVE SPECIAL RISKS

     Office properties secure 35 mortgage loans representing approximately 41.9%
of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 50.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

     A large number of factors may adversely affect the value of office properties, including:

     o    the quality of an office building's tenants;

     o    an economic decline in the business operated by the tenants;

     o    the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

     o    the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

     o    the diversity of an office building's tenants (or reliance on a single or dominant tenant);

     o    the desirability of the area as a business location;

     o    the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

     o    an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (all of which affect the demand for office space); and

     o    in the case of medical office properties, the performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See
"--Risks Relating to Mortgage Loan Concentrations" above.

RETAIL PROPERTIES HAVE SPECIAL RISKS

     Retail properties secure 37 mortgage loans representing approximately 25.7%
of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 31.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

                                      S-54

     The quality and success of a retail property's tenants significantly affect the property's market value and the related borrower's ability to refinance such property. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" or a "shadow anchor" in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An "anchor tenant" is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on or adjacent to the related mortgaged property.
A "shadow anchor" is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

     o    an anchor tenant's or shadow anchor tenant's failure to renew its lease;

     o    termination of an anchor tenant's or shadow anchor tenant's lease; or
          if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

     o    the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

     o    the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued
          payment of rent).

     31 of the mortgaged properties, securing mortgage loans representing approximately 20.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 25.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to have an "anchor tenant." 5 of the mortgaged properties, securing mortgage loans representing approximately 3.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "shadow anchored." 8 of the mortgaged properties, securing mortgage loans representing approximately 1.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "unanchored."

     If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant or dark space. In addition, in the event that an "anchor"
or a "shadow anchor" fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you that such space would be occupied or that the related mortgaged property would not suffer adverse economic consequences if any anchor tenant failed to renew its lease. In this regard, see "--Tenant Bankruptcy
Entails Risks" and "--Certain Additional Risks Relating to Tenants" above.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks;
internet websites; and telemarketing. Continued growth of these alternative retail markets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of

                                      S-55

mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower's ability to refinance such property.

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

     Certain of the retail properties, including the mortgaged property securing the mortgage loan (identified as Loan No. 52 on Annex A-1 to this free writing prospectus), representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), have a movie theater as part of the mortgaged property. These types of retail properties are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a movie theater. In addition, decreasing attendance at a movie theater could adversely affect revenue of the movie theater, which may, in turn, cause the tenant to experience financial difficulties. See "--Tenant Bankruptcy Entails Risks" above.

     Certain of the retail properties have health clubs as part of the mortgaged property. Several factors may adversely affect the value and successful operation of a health club, including:

     o    the physical attributes of the health club (e.g., its age, appearance and layout);

     o    the reputation, safety, convenience and attractiveness of the property to users;

     o    the quality and philosophy of management;

     o    management's ability to control membership growth and attrition;

     o    competition in the tenant's marketplace from other health clubs and alternatives to health clubs; or

     o    adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

     In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     Multifamily properties secure 26 mortgage loans representing approximately
16.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 94.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

     o    the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

     o    the location of the property, for example, if there is a change in the neighborhood over time;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the types of services or amenities that the property provides;

     o    the property's reputation;

                                      S-56

     o    the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o    the presence of competing properties;

     o    the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

     o    in the case of student housing facilities (mortgaged properties securing the mortgage loans identified as Loan Nos. 56 and 68 on Annex
          A-1 to this free writing prospectus), which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

     o    dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

     o    adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

     o    state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment;
          and

     o    government assistance/rent subsidy programs.

     Certain states regulate the relationship of an owner and its tenants.
Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings.
These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

     Multifamily properties located in certain areas of the United States have experienced increased occupancy levels as a result of relocations related to hurricanes Katrina, Rita and Wilma. However, there can be no assurance that such increased occupancy levels will continue as the areas affected by the hurricanes in the Southeastern United States become habitable. See "--Other Risks--Recent
Hurricanes" in this free writing prospectus.

     Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants in respect of various units within the mortgaged properties.

                                      S-57

INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     Industrial properties secure 7 of the mortgage loans representing approximately 7.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 8.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).
Significant factors determining the value of industrial properties are:

     o    the quality of tenants;

     o    reduced demand for industrial space because of a decline in a particular industry segment;

     o    the property becoming functionally obsolete;

     o    building design and adaptability;

     o    unavailability of labor sources;

     o    changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

     o    changes in proximity of supply sources;

     o    the expenses of converting a previously adapted space to general use;
          and

     o    the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

     In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

                                      S-58

HOTEL PROPERTIES HAVE SPECIAL RISKS

     Hotel properties secure 6 of the mortgage loans representing approximately
5.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 6.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

     Various factors may adversely affect the economic performance of a hotel, including:

     o    adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o    the construction of competing hotels or resorts;

     o    continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o    a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o    changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways, concerns about travel safety or other factors.

     Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.
Additionally, terrorist attacks in September 2001 and the potential for future terrorist attacks may have adversely affected and may continue to so affect the occupancy rates, and accordingly, the financial performance of hotel properties.
See "Risk Factors--Risks to the Mortgaged Properties Relating to Terrorist
Attacks and Foreign Conflicts" in the prospectus.

     Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location.
This seasonality can be expected to cause periodic fluctuations in a hotel property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

     Limited-service hotels may subject a lender to more risk than full-service hotels as they generally require less capital for construction than full-service hotels. In addition, as limited-service hotels generally offer fewer amenities than full-service hotels, they are less distinguishable from each other. As a result, it is easier for limited-service hotels to experience increased or unforeseen competition.

     The liquor licenses for most of the hotel mortgaged properties are held by affiliates of the borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant.
There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel's occupancy rate.

RISKS RELATING TO AFFILIATION WITH A FRANCHISE OR HOTEL MANAGEMENT COMPANY

     6 of the hotel properties that secure mortgage loans representing approximately 5.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 6.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) are affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

                                      S-59

     o    the continued existence and financial strength of the franchise or hotel management company;

     o    the public perception of the franchise or hotel chain service mark;
          and/or

     o    the duration of the franchise licensing or management agreements.

     The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise agreement or management agreement. There can be no assurance that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor.
Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

     The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

MANUFACTURED HOUSING COMMUNITY PROPERTIES HAVE SPECIAL RISKS

     Manufactured housing community properties secure 7 mortgage loans representing approximately 1.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (4 mortgage loans in loan group 1, representing approximately 0.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 3 mortgage loans in loan group 2, representing approximately 6.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate. The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

     o    other manufactured housing community properties;

     o    apartment buildings; and

     o    site-built single family homes.

     Other factors may also include:

     o    the physical attributes of the community, including its age and appearance;

     o    location of the manufactured housing community property;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the types of services or amenities it provides;

     o    the property's reputation; and

     o    state and local regulations, including rent control and rent stabilization.

     The manufactured housing community properties are "special purpose"
properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the

                                      S-60

manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

     Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

RISKS RELATING TO CERTAIN ASSISTANCE PROGRAMS

     13 of the mortgaged properties, securing 6 mortgage loans representing approximately 4.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 26.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are secured by mortgage loans that are eligible (or may become eligible in the future) for and have received low-income or affordable housing tax credits or other similar governmental benefits pursuant to certain governmental programs such as Section 42 of the Internal Revenue Code in respect of various units within the mortgaged property or have a material concentration of tenants that rely on rent subsidies under various government funded programs, including the
Section 8 Tenant Based Assistance Rental Certificate Program of the United
States Department of Housing and Urban Development. Certain of the mortgage loans are secured by, or may be secured in the future by, mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within such mortgaged properties. With respect to certain of the mortgage loans, the borrowers or investors in such borrowers may receive tax abatements, subsidies or other assistance from government programs. Generally, the related mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or mortgaged property must have certain other characteristics consistent with the government policy related to the applicable program. We can give you no assurance that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or for the investors in such borrower to continue to receive their tax benefits, or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans. The related mortgage loan seller may have underwritten the related mortgage loan on the assumption that such assistance will continue. Loss of any applicable assistance could have an adverse effect on the ability of the related borrowers to make timely payments of debt service. In addition, the restrictions described above relating to the use of the related mortgaged property could reduce the market value of the related mortgaged property.

LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o    assuring that maintenance and capital improvements are carried out in a timely fashion.

                                      S-61

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates.
Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable. For example, certain mortgaged properties securing 2 mortgage loans (identified as Loan Nos.
4 and 44 on Annex A-1 to this free writing prospectus), representing approximately 4.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 5.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), which is part of a condominium regime, may not be readily convertible due to use and other restrictive covenants imposed by the condominium declaration and other related documents, especially in a situation where such mortgaged property does not represent the entire condominium regime.

     Additionally, any vacant movie theater space would not easily be converted to other uses due to the unique construction requirements of movie theaters. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties. Furthermore, certain mortgaged properties may be subject to certain use restrictions and/or low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses.

     Zoning or other restrictions may also prevent alternative uses. See
"--Zoning Compliance and Use Restrictions May Adversely Affect Property Value"
below. See also "--Industrial Properties Have Special Risks" and "--Manufactured
Housing Community Properties Have Special Risks" above.

CONDOMINIUM OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS

     With respect to certain of the mortgage loans, the related mortgaged property consists of the related borrower's interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association. Such interests may in some cases constitute less than a majority of such voting rights. The board of managers of the condominium generally has discretion to make decisions affecting the condominium and there can be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under the related mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In

                                      S-62

addition, in the event of a casualty with respect to the subject mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER
RISKS OF DEFAULT AND LOSS

     1 mortgage loan, representing approximately 5.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 6.4%
of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is secured by a first mortgage lien on a leasehold interest in one of the related commercial properties but not on the corresponding fee interest with respect to such property, and by a first mortgage lien on a fee interest in each of the remaining related commercial properties. In addition, 6 mortgage loans, representing approximately 3.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.9%
of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are secured by a first mortgage lien on both a fee parcel and a leasehold interest in a separate adjacent parcel.

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated may not be enforceable. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

     Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

     Further, in a decision by the United States Court of Appeals for the
Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th
Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f))
upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the
Bankruptcy Code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under Section 363(f) of the
Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section
363(f)(1)(4) of the Bankruptcy Code otherwise permits the sale), we cannot

                                      S-63

provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene)
will be able to recoup the full value of the leasehold interest in bankruptcy court.

     See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks"
and "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the
prospectus.

LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination or acquisition of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property.
Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. In certain cases, appraisals may reflect "as-stabilized"
values reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. For example, with respect to 6 mortgage loans (identified as Loan Nos. 2, 6, 37, 39, 61 and 62 on
Annex A-1 to this free writing prospectus), representing approximately 15.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 18.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the appraised value represented is the "as-stabilized" value. In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property. We cannot assure you that the information set forth in this free writing prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

RISKS RELATING TO UNDERWRITTEN NET CASH FLOW

     As described under "Description of the Mortgage Pool--Additional Mortgage
Loan Information" in this free writing prospectus, underwritten net cash flow means cash flow (including any cash flow from master leases) as adjusted based on a number of assumptions used by the mortgage loan sellers. No representation is made that the underwritten net cash flow set forth in this free writing prospectus as of the cut-off date or any other date represents future net cash flows. Each investor should review these assumptions and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent.

     In addition, the debt service coverage ratios set forth in this free writing prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents.

                                      S-64

POTENTIAL CONFLICTS OF INTEREST

     The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of its affiliates.
See "Servicing of the Mortgage Loans--General" in this free writing prospectus.

     Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the master servicer, the special servicer or any of their respective affiliates holds Series 2006-CIBC16 non-offered certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. Anthracite Capital Inc., which we anticipate will be the initial controlling class representative, is externally managed by an affiliate of the special servicer. Each of these relationships may create a conflict of interest. For instance, a special servicer or its affiliate that holds Series 2006-CIBC16 non-offered certificates might seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the Series 2006-CIBC16 non-offered certificates.
See "--Special Servicer May Be Directed to Take Actions" below.

     Each servicer services and will, in the future, service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the trust. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust.
Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

     Conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance loans secured by properties which may include the mortgaged properties securing the pooled mortgage loans or properties that are in the same markets as those mortgaged properties. In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. In the circumstances described above, the interests of the applicable mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans may create conflicts of interest.

     Each mortgage loan seller is obligated to repurchase or substitute for a mortgage loan sold by it under the circumstances described under "Description of the Mortgage Pool--Representations and Warranties; Repurchases and
Substitutions" in this free writing prospectus.

     JPMorgan Chase Bank, National Association is one of the mortgage loan sellers and the swap counterparty and is an affiliate of each of J.P. Morgan
Chase Commercial Mortgage Securities Corp., the depositor, and J.P. Morgan
Securities Inc., one of the underwriters.

                                      S-65

     CIBC Inc. is one of the mortgage loan sellers and is an affiliate of CIBC
World Markets Corp., one of the underwriters.

     Each of the foregoing relationships should be considered carefully by prospective investors.

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

     o    a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

     o    these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

     o    affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

     4 mortgage loans, representing approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2 mortgage loans in loan group 1, representing approximately 1.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 2 mortgage loans in loan group 2, representing approximately 3.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are each evidenced by one of two notes secured by a single mortgage and a single assignment of a lease. The AB subordinate companion loan, in each case, will not be included as an asset of the trust fund. However, each
AB subordinate companion loan will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. Each holder of an AB subordinate companion loan will also have certain rights with respect to the related AB mortgage loan, which is an asset of the trust fund, including the right, under certain conditions, to consent to, or provide advice with respect to, various modifications and waivers or other matters affecting the related AB mortgage loan and certain actions and amendments to the loan documents proposed by the special servicer with respect to the related mortgaged property or with respect to the purchase of the related AB mortgage loan if the AB mortgage loan is in default. See "Description of the Mortgage Pool--AB Mortgage Loan Pairs" in
this free writing prospectus. In exercising such rights, no holder of any AB subordinate companion loan has any obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

     The RREEF Silicon Valley Office Portfolio fixed rate companion loan, the
RREEF Silicon Valley Office Portfolio floating rate A companion loan and the
RREEF Silicon Valley Office Portfolio floating rate B companion loan will not be included as an asset of the trust fund, but will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. The holders that, from time to time, constitute the majority of the holders, by principal balance, of the RREEF Silicon Valley Office Portfolio loan (the directing certificateholder will be the holder of the RREEF Silicon Valley
Office Portfolio loan for this purpose), the RREEF Silicon Valley Office
Portfolio fixed rate companion loan and the RREEF Silicon Valley Office
Portfolio floating rate B companion loan have certain rights with respect to the
RREEF Silicon Valley Office Portfolio whole loan and the related mortgaged property, including the right, under certain conditions, to approve certain actions proposed by the special servicer relating to the RREEF Silicon Valley
Office Portfolio whole loan and the related mortgaged property. In exercising such rights, the holders of the RREEF Silicon Valley Office Portfolio fixed rate companion loan and the RREEF Silicon Valley Office Portfolio floating rate B companion loan do not have any obligation to consider the interests of, or impact on, the trust or the holders of the certificates.

     In addition, the One & Two Prudential Plaza pari passu companion loan is being serviced under a pooling and servicing agreement separate from the pooling and servicing agreement under which the Series 2006-CIBC16 certificates are issued, subject to the One & Two Prudential Plaza intercreditor agreement. The holder of the One & Two Prudential Plaza pari passu companion loan has certain rights with respect to the One & Two Prudential Plaza whole loan and the related mortgaged property, including the right, under certain conditions, to advise and direct the One & Two Prudential Plaza master servicer and/or the One & Two
Prudential Plaza special servicer with respect to various servicing matters or

                                      S-66

mortgage loan modifications affecting each of the mortgage loans in the related split loan structure, including the One & Two Prudential Plaza loan. In exercising such rights, the holder of the One & Two Prudential Plaza pari passu companion loan does not have any obligation to consider the interests of, or impact on, the trust or the holders of the certificates.

SPECIAL SERVICER MAY BE DIRECTED TO TAKE ACTIONS

     In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder
(or, with respect to any AB Mortgage Loan, in certain circumstances the holder of a related AB subordinate companion loan), take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. The directing certificateholder will be controlled by the controlling class certificateholders. The directing certificateholder or the holder of an AB subordinate companion loan may have interests in conflict with those of the certificateholders of the classes of the offered certificates. As a result, it is possible that the directing certificateholder or the holder of an AB subordinate companion loan may direct the special servicer to take actions that conflict with the interests of certain classes of the offered certificates.
However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the special servicer may be removed without cause by the directing certificateholder as described in this free writing prospectus. Furthermore, the special servicer may be removed as special servicer for the RREEF Silicon Valley Office Portfolio Loan without cause by the holders that, from time to time, constitute the majority of the holders, by principal balance, of the RREEF Silicon Valley Office Portfolio loan (the directing certificateholder will be the holder of the RREEF Silicon Valley
Office Portfolio loan for this purpose), the RREEF Silicon Valley Office
Portfolio fixed rate companion loan and the RREEF Silicon Valley Office
Portfolio floating rate B companion loan. See "Description of the Mortgage
Pool--AB Mortgage Loan Pairs," "Servicing of the Mortgage Loans--General" and
"Transaction Parties--The Special Servicer" in this free writing prospectus.

     In addition, the One & Two Prudential Plaza special servicer under the separate pooling and servicing agreement that governs the servicing of the One &
Two Prudential Plaza loan and the One & Two Prudential Plaza pari passu companion loan may, at the direction of the operating advisor for the One & Two
Prudential Plaza directing certificateholder, take actions with respect to the
One & Two Prudential Plaza loan that could adversely affect the holders of some or all of the classes of the offered certificates. See "Servicing of the
Mortgage Loans--The Directing Certificateholder" in this free writing prospectus. The One & Two Prudential Plaza directing certificateholder will exercise its rights pursuant to the separate pooling and servicing agreement pursuant to which the One & Two Prudential Plaza loan and the One & Two
Prudential Plaza pari passu companion loan are serviced. Each of the One & Two
Prudential Plaza directing certificateholder and the holder of the One & Two
Prudential Plaza pari passu companion loan may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the One & Two Prudential Plaza directing certificateholder or the holder of the One & Two Prudential Plaza pari passu companion loan may direct the One & Two Prudential Plaza special servicer to take actions that conflict with the interests of certain classes of the offered certificates. However, the One & Two Prudential Plaza special servicer is not permitted to take actions that are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the One &
Two Prudential Plaza special servicer may be removed without cause by the One &
Two Prudential Plaza directing certificateholder as described in this free writing prospectus. See "Servicing of the Mortgage Loans--General," "--The
Directing Certificateholder" and "Transaction Parties--The Special Servicer" in
this free writing prospectus.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action.
In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to

                                      S-67

the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan;
or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325
(Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the
Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     As a result of the foregoing, the trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     Certain of the mortgage loans may have sponsors that have previously filed for bankruptcy protection, which in some cases may have involved the same property which currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. We cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

     In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3B, Class A-4, Class A-SB and Class A-1A
certificates and the Class A-3FL regular interest (and correspondingly, the
Class A-3FL certificates) will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the
Class A-1, Class A-2,

                                      S-68

Class A-3B, Class A-3FL, Class A-4 and Class A-SB certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

     The yield on each of the classes of certificates with a pass-through rate equal to, limited by, or based on, the weighted average net mortgage rate of the mortgage loans could (or in the case of any class of certificates with a pass-through rate equal to, or based on, the weighted average of the net mortgage rate of the mortgage loans, would) be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates. The pass-through rates on those classes of certificates may be adversely affected as a result of a decrease in the weighted average of the net mortgage rates on the mortgage loans even if principal prepayments do not occur.
See "Yield and Maturity Considerations" in this free writing prospectus.

     The Class X-1 and Class X-2 certificates will not be entitled to distributions of principal but instead will accrue interest on their notional amount. Because the notional amount of the Class X-1 and Class X-2 certificates is based upon all or a portion of the outstanding certificate balances of certain classes of the other certificates, the yield to maturity on the Class
X-1 and Class X-2 certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans. Also, a rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-1 and Class X-2 certificates. Investors in the
Class X-1 and Class X-2 certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     Although all of the mortgage loans have prepayment protection in the form of lockout periods with defeasance provisions or with yield maintenance or prepayment premium provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

     Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the mortgage loan is prepaid within a 3-month period prior to the stated maturity date. However, certain of the mortgage loans permit voluntary prepayment without payment of a yield maintenance charge at any time or without payment of a yield maintenance charge or prepayment premium for a longer open period of up to 24 months. See
"Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage
Loans--Prepayment Provisions" in this free writing prospectus. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o    the terms of the mortgage loans;

     o    the length of any prepayment lockout period;

                                      S-69

     o    the level of prevailing interest rates;

     o    the availability of mortgage credit;

     o    the applicable yield maintenance charges and prepayment premiums;

     o    the master servicer's or special servicer's ability to enforce those charges or premiums;

     o    the failure to meet certain requirements for the release of escrows;

     o    the occurrence of casualties or natural disasters; and

     o    economic, demographic, tax, legal or other factors.

     Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless, in the case of some of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See "Risk
Factors--Risks Relating to Enforceability of Yield Maintenance Charges,
Prepayment Premiums or Defeasance Provisions" in the prospectus. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award.

     Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or prepayment premium will be payable. Mezzanine lenders, the holder of the RREEF Silicon
Valley Office Portfolio floating rate B companion loan and holders of AB subordinate companion loans may have the option to purchase the related mortgage loan in the trust after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. In addition, certain of the mortgage loans are secured by mortgaged properties that have tenants or a master lessee that have an option to purchase the mortgaged property. Generally, such options are subject to and subordinate to the related mortgage loan. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

     Certain of the mortgage loans are secured in part by letters of credit and/or cash reserves that in each such case:

               (i) will be released to the related borrower, in whole or in part, upon satisfaction by that borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions;
          and

               (ii) if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay or defease the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

     In addition, with respect to certain of the mortgage loans, if the borrower does not satisfy the performance conditions and does not qualify for the release of the related cash reserve, the reserve, less, in some cases, a yield maintenance charge or prepayment premium, may be applied to reduce the principal balance of the mortgage loan and the remaining unpaid balance of the mortgage loan may be re-amortized over the remaining amortization term.

                                      S-70

OPTIONAL EARLY TERMINATION OF THE TRUST FUND MAY RESULT IN AN ADVERSE IMPACT ON
YOUR YIELD OR MAY RESULT IN A LOSS

     The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See "Description of the Certificates--Termination; Retirement
of Certificates" in this free writing prospectus.

SENSITIVITY TO LIBOR AND YIELD CONSIDERATIONS

     The yield to investors in the Class A-3FL certificates will be highly sensitive to changes in the level of LIBOR. Investors in the Class A-3FL certificates should consider the risk that lower than anticipated levels of
LIBOR could result in actual yields that are lower than anticipated yields on the Class A-3FL certificates.

     In addition, because interest payments on the Class A-3FL certificates may be reduced or the pass-through rate may convert to a fixed rate in connection with certain events discussed in this free writing prospectus, the yield to investors in the Class A-3FL certificates under those circumstances may not be as high as that offered by other LIBOR-based investments, which are not subject to these interest rate restrictions.

     In general, the earlier a change in the level of LIBOR, the greater the effect on the yield to maturity. As a result, the effect on an investor's yield to maturity of a level of LIBOR that is higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Class A-3FL certificates is not likely to be offset by a subsequent like reduction (or increase) in the level of LIBOR. The failure by the swap counterparty in its obligation to make payments under the swap contract and/or the conversion to a fixed rate that is below the rate that would otherwise be payable at the floating rate would have this kind of a negative impact. We cannot assure you that a default by the swap counterparty and/or the conversion of the pass-through rate from a rate based on LIBOR to a fixed rate would not adversely affect the amount and timing of distributions to the holders of the
Class A-3FL certificates. See "Yield and Maturity Considerations" in this free writing prospectus.

RISKS RELATING TO THE SWAP CONTRACT

     The trust will have the benefit of a swap contract relating to the Class
A-3FL certificates issued by JPMorgan Chase Bank, N.A. Because the Class A-3FL regular interest accrues interest at a fixed rate of interest, the ability of the holders of the Class A-3FL certificates to obtain the payment of interest at the designated pass-through rate (which payment of interest may be reduced in certain circumstances as described in this free writing prospectus) will depend on payment by the swap counterparty pursuant to the swap contract. See
"Description of the Swap Contract--The Swap Counterparty" in this free writing prospectus.

     If the swap counterparty's long-term rating ceases to be at least "A3" by
Moody's Investors Service, Inc. or "A-" by Standard & Poor's Ratings Services, a
division of The McGraw-Hill Companies, Inc., a rating agency trigger event will occur and the swap counterparty will be required to post collateral or find a replacement swap counterparty that would not cause a rating agency trigger event to occur. In the event that the swap counterparty fails to either post acceptable collateral or find an acceptable replacement swap counterparty after a trigger event, the trustee (or the paying agent on its behalf) will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25% of the Class
A-3FL certificates to enforce the rights of the trust under the swap contract as may be permitted by the terms of that swap contract and use any termination fees received from the swap counterparty to enter into a replacement swap contract on substantially similar terms. If the costs attributable to entering into a replacement swap contract would exceed the net

                                      S-71

proceeds of the liquidation of the swap contract, a replacement swap contract will not be entered into and any proceeds will instead be distributed to the holders of the Class A-3FL certificates. We cannot assure you that the swap counterparty will maintain its current ratings or have sufficient assets or otherwise be able to fulfill its obligations under the swap contract.

     During the occurrence of a rating agency trigger event and in the event that a replacement swap counterparty is not found, the Class A-3FL certificate pass-through rate will convert to a fixed interest rate. Any conversion to a fixed rate might result in a temporary delay of payment of the distributions to the holders of the Class A-3FL certificates if DTC does not receive notice of the resulting change in payment terms of the Class A-3FL certificates within the time frame and in advance of the distribution date that DTC requires to modify the payment.

     In addition, if the funds allocated to payment of interest distributions on the Class A-3FL regular interest are insufficient to make all required interest payments on the Class A-3FL regular interest, the amount paid to the swap counterparty will be reduced and interest paid by the swap counterparty under the swap contract will be reduced, on a dollar-for-dollar basis, by an amount equal to the difference between the amount actually paid to the swap counterparty and the amount that would have been paid if the funds allocated to payment of interest distributions on the Class A-3FL regular interest had been sufficient to make all required interest payments on the Class A-3FL regular interest. As a result, the holders of the Class A-3FL certificates may experience an interest shortfall. See "Description of the Swap Contract" in this free writing prospectus.

MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR
SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

     Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank, N.A.
solely in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller's representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage" for a
REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See "Transaction Parties--The Mortgage Loan
Sellers" and "Description of the Mortgage Pool--Representations and Warranties;
Repurchases and Substitutions" in this free writing prospectus and "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the
prospectus.

RISKS RELATING TO INTEREST ON ADVANCES AND SPECIAL SERVICING COMPENSATION

     To the extent described in this free writing prospectus, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the "Prime Rate" as published in
The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is generally senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates.
While we have been advised by the underwriters that one or more of them, through one

                                      S-72

or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and there can be no assurance that an active secondary market for the offered certificates will develop.
Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. See "Risk Factors-- Your Ability to Resell
Certificates May Be Limited Because of Their Characteristics" in the prospectus.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this free writing prospectus. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding class or classes entitled to receive principal has been reduced to zero.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this free writing prospectus, unless your certificates are
Class A-1, Class A-2, Class A-3B, Class A-3FL, Class A-4, Class A-SB, Class
A-1A, Class X-1 or Class X-2 certificates, your right to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier sequential designation. See "Description of the
Certificates--Distributions--Priority" and "Description of the
Certificates--Subordination; Allocation of Collateral Support Deficit" in this free writing prospectus.

LIMITED INFORMATION CAUSES UNCERTAINTY

     Some of the mortgage loans that we intend to include in the trust are mortgage loans that were made to enable the related borrower to acquire the related mortgaged property. Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

ENVIRONMENTAL RISKS RELATING TO THE MORTGAGED PROPERTIES

     The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

     Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan
(or in certain limited cases, after origination), including Phase I site assessments or updates of previously performed Phase I site assessments, or (ii)
subject to a secured creditor environmental insurance policy or other environmental insurance policy. In some cases, Phase II site assessments also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

     Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

     o    that will be remediated or abated in all material respects by the closing date;

                                      S-73

     o    for which an escrow or letter of credit for the remediation was established;

     o    for which an environmental insurance policy was obtained from a third party insurer;

     o    for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

     o    for which the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments;

     o    for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

     o    as to which the borrower or other responsible party obtained a "no further action" letter or other evidence that governmental authorities are not requiring further action or remediation (or as to which the borrower or other responsible party will be obtaining such "no further action" or remediation letter and a holdback or other assurance was made to secure the receipt of such letter); or

     o    that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws.

     In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related mortgage loan documents, with certain exceptions, generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials and lead-based paint, a containment, abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills.
Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

     See "Transaction Parties--Underwriting Guidelines and
Processes--Environmental Site Assessment" and "Servicing of the Mortgage
Loans--Realization Upon Defaulted Mortgage Loans" in this free writing prospectus and "Risk Factors--Failure to Comply with Environmental Law May
Result in Additional Losses" and "Certain Legal Aspects of Mortgage
Loans--Environmental Risks" in the prospectus.

TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when the mortgage loan defaulted or the default of the mortgage loan becomes imminent. Any net income from the operation of the property (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC to federal tax on that income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax. In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to

                                      S-74

certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

RISKS ASSOCIATED WITH ONE ACTION RULES

     The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. For example, several states (including
California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action"
broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where a "one action" rule could be applicable. In the case of a multi-property mortgage loan that is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action"
rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See
"Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

POTENTIAL ABSENCE OF ATTORNMENT PROVISIONS ENTAILS RISKS

     In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

     If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property
(unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

PROPERTY INSURANCE MAY NOT BE SUFFICIENT

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. Specifically, certain of the mortgage loans may have insurance coverage that specifically excludes coverage for losses due to mold, certain acts of nature, terrorism activities or other comparable conditions or events. In addition, approximately 19.5%, 11.0% and 3.8% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 22.7%, 5.8% and 4.3%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 3.8%, 36.0% and 1.4%, respectively, of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are located in California, Texas and Florida, respectively, and certain of the mortgage loans are located in coastal areas of certain other states. These states and areas have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states.
The

                                      S-75

mortgage loans generally do not expressly require borrowers to maintain insurance coverage for earthquakes, hurricanes or floods and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. Certain mortgage loans are secured by improvements for which coverage for acts of terrorism have been waived, are not required or are required only if certain conditions (such as availability at reasonable rates or maximum cost limits) are satisfied.

     Following the September 11, 2001 terrorist attacks in the New York City area and in the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk
Insurance Act of 2002, which established the Terrorism Insurance Program.

     The Terrorism Insurance Program was originally scheduled to expire on
December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance
Extension Act of 2005 was enacted, which extended the duration of the Terrorism
Insurance Program until December 31, 2007.

     The Terrorism Insurance Program is administered by the Secretary of the
Treasury and through December 31, 2007 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States Government.

     In addition, with respect to any act of terrorism occurring after March 31,
2006, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million
(or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

     The Treasury Department has established procedures for the program under which the federal share of compensation will be equal to 90% (or, in 2007, 85%)
of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).

     Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. Any commercial property and casualty terrorism insurance exclusion that was in force on
November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 are also voided.

     The various forms of insurance maintained with respect to any of the mortgaged properties, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the mortgage loans in the trust fund.

     Some of the mortgage loans specifically require terrorism insurance, but this insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates,

                                      S-76

only with a deductible at a certain threshold and/or other similar conditions.
For example, with respect to the RREEF loan (identified as Loan No. 1 on Annex
A-1 to this free writing prospectus) representing in the aggregate approximately
11.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 14.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of the amount of $200,000 in any fiscal year.

     With respect to certain of the mortgage loans, the "all-risk" policy specifically excludes terrorism insurance from its coverage. In some such cases, the related borrower obtained supplemental insurance to cover terrorism risk. In other cases, the lender waived the requirement that such insurance be maintained.

     With respect to certain of the mortgage loans, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. With respect to certain mortgage loans in the trust, the related borrower is not required to maintain any terrorism insurance coverage either as part of its "all-risk"
policy or under a stand-alone policy.

     Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, based on inquiry consistent with the servicing standards and after consultation with the directing certificateholder, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, the master servicer or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real estate properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

     We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

ZONING COMPLIANCE AND USE RESTRICTIONS MAY ADVERSELY AFFECT PROPERTY VALUE

     Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed.
These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures." This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity

                                      S-77

with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be "legal non-conforming uses" or "legal non-conforming structures." The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

     In addition, certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

RISKS RELATING TO COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, such as zoning laws and the Americans with
Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See "Certain Legal Aspects of Mortgage Loans--Americans with
Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

NO REUNDERWRITING OF THE MORTGAGE LOANS

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See
"Description of the Mortgage Pool--Representations and Warranties; Repurchases
and Substitutions" in this free writing prospectus.

LITIGATION OR OTHER LEGAL PROCEEDINGS COULD ADVERSELY AFFECT THE MORTGAGE LOANS

     There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, their sponsors, managers and affiliates. In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed-in-lieu of foreclosures. We cannot assure you that any litigation, other legal proceedings, or other adverse situations will not have a material adverse effect on your investment.

                                      S-78

RISKS RELATING TO BOOK-ENTRY REGISTRATION

     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Risk
Factors--Book-Entry System for Certain Classes May Decrease Liquidity and Delay
Payment" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

RISKS RELATING TO INSPECTIONS OF PROPERTIES

     Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

CERTAIN OF THE MORTGAGE LOANS LACK CUSTOMARY PROVISIONS

     Certain of the mortgage loans lack one or more features that are customary in mortgage loans intended for securitization. Generally, the borrowers with respect to these mortgage loans are either not required to make payments to lockboxes or to maintain reserves for certain expenses, such as taxes, insurance premiums, capital expenditures, tenant improvements and leasing commissions, or the lenders under these mortgage loans do not have the right to terminate the related property manager upon the occurrence of certain events or require lender approval of a replacement property manager. However, mortgage loans originated for securitization are generally originated in accordance with the lender's underwriting guidelines. For more information, see "Transaction Parties--The
Sponsors" and "--The Mortgage Loan Sellers--Underwriting Guidelines and
Processes" in this free writing prospectus.

MORTGAGE ELECTRONIC REGISTRATION SYSTEMS (MERS)

     The mortgages or assignments of mortgages for some of the mortgage loans have been or may be recorded in the name of MERS, solely as nominee for the related mortgage loan seller and its successor and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system.

     The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the loans.

OTHER RISKS

     Recent Hurricanes. In late August, September and October 2005, hurricanes
Katrina, Rita and Wilma and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage to coastal and inland areas located in the Gulf Coast region of the United States (parts of Texas, Louisiana,
Mississippi, Alabama and Florida) and certain other parts of the southeastern
United States (including offshore facilities in the Gulf of Mexico) consisting of severe flooding, wind and water damage, forced evacuations, contamination, gas leaks and fire and environmental damage. That damage, and the national, regional and local economic and other effects of that damage, are not yet fully assessed or known. Initial economic effects appear to include nationwide decreases in oil supplies and refining capacity, nationwide increases in gas prices and regional interruptions in travel and transportation, tourism and economic activity generally in some of the affected areas. It is not possible to determine the

                                      S-79

extent to which these effects may be temporary or how long they may last. These effects could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the storms. Other temporary and/or long-term effects on national, regional and local economies, securities, financial and real estate markets, government finances, and spending or travel habits may subsequently arise or become apparent in connection with the hurricanes and their aftermath.
Furthermore, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. Because standard hazard insurance policies generally do not provide coverage for damage arising from floods and windstorms, property owners in the affected areas may not be insured for the damage to their properties and, in the aggregate, this may affect the timing and extent of local and regional economic recovery.

     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                                      S-80

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The trust will consist primarily of 120 fixed rate mortgage loans secured by 170 commercial, multifamily and manufactured housing community Mortgaged
Properties with an aggregate principal balance of approximately $2,147,426,140 as of the Cut-off Date (the "Initial Pool Balance"). The "Cut-off Date" with respect to each mortgage loan is the due date of the related mortgage loan in
September 2006, or, with respect to those mortgage loans that were originated in
August 2006 and have their first due date in October 2006, September 1, 2006.
All percentages of the mortgage loans and Mortgaged Properties, or of any specified group of mortgage loans and Mortgaged Properties, referred to in this free writing prospectus without further description are approximate percentages by Initial Pool Balance.

     The pool of mortgage loans will be deemed to consist of two loan groups
("Loan Group 1" and "Loan Group 2" and, collectively, the "Loan Groups") for the purpose of principal and interest distributions on the Class A Certificates (as described in this free writing prospectus). Loan Group 1 will consist of 91 mortgage loans, representing approximately 82.8% of the Initial Pool Balance
(the "Initial Loan Group 1 Balance"). Loan Group 2 will consist of 29 mortgage loans, representing approximately 17.2% of the Initial Pool Balance (the
"Initial Loan Group 2 Balance"). Annex A-1 to this free writing prospectus sets forth the Loan Group designation with respect to each mortgage loan.

     The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated for securitizations of this type by or on behalf of each Mortgage Loan Seller taking into account, among other factors, rating agency criteria and anticipated feedback, anticipated feedback from investors in the most subordinate Certificates, property type and geographic location.

     The "Cut-off Date Balance" of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the Cut-off Date for such mortgage loan, after application of all payments due on or before that date, whether or not received. Unless otherwise noted, all numerical and statistical information presented herein, including Cut-off Date Balances, loan-to-value ratios ("LTV
Ratios") and debt service coverage ratios ("DSCR") with respect to each mortgage loan with an AB subordinate companion loan, is calculated without regard to the related AB subordinate companion loan, and with respect to the One & Two
Prudential Plaza Loan, is calculated including the One & Two Prudential Plaza
Pari Passu Companion Loan and with respect to the RREEF Silicon Valley Office
Portfolio Loan, is calculated including the RREEF Silicon Valley Office
Portfolio Companion Loans.

     Each mortgage loan is evidenced by one or more promissory notes (each, a
"Mortgage Note") and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a "Mortgage") that creates a first mortgage lien:

          (1) on a fee simple estate in one or more commercial, multifamily and manufactured housing community Mortgaged Properties;

          (2) with respect to 1 Mortgaged Property securing a mortgage loan
     (identified as Loan No. 3.02 on Annex A-1 to this free writing prospectus), representing approximately 1.8% of the Initial Pool Balance (approximately
     2.2% of the Initial Loan Group 1 Balance), on a leasehold estate in one of the related commercial properties but not on the corresponding fee interest with respect to such property; or

          (3) with respect to 6 Mortgaged Properties securing mortgage loans
     (identified as Loan Nos. 14, 32, 37, 74, 107 and 113 on Annex A-1 to this free writing prospectus), representing approximately 3.3% of the Initial
     Pool Balance (approximately 3.9% of the Initial Loan Group 1 Balance), on a
     fee simple estate in a portion of the related property and a leasehold estate in the remaining portion of one or more commercial properties (each of the fee and/or leasehold estates described in clauses (1) through (3), a
     "Mortgaged Property").

                                      S-81

     Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates.
See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks" and
"Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

     On or about September 20, 2006 (the "Closing Date"), J.P. Morgan Chase
Commercial Mortgage Securities Corp. (the "Depositor") will acquire the mortgage loans from JPMorgan Chase Bank, National Association ("JPMCB") and CIBC Inc.
(collectively, the "Mortgage Loan Sellers") pursuant to a separate mortgage loan purchase agreement with each Mortgage Loan Seller (collectively, the "Purchase
Agreements"), each between the Depositor and the applicable Mortgage Loan
Seller. The Depositor will then assign its interests in the mortgage loans, without recourse, to Wells Fargo Bank, N.A., as trustee (in such capacity, the
"Trustee"), for the benefit of the holders of the Certificates (the
"Certificateholders"). This amount will be distributed to Certificateholders on the first Distribution Date as part of their regular interest distribution.

     The mortgage loans were originated in the period between June 2005 and
August 2006. 14 of the mortgage loans, representing approximately 11.5% of the
Initial Pool Balance (13 mortgage loans in Loan Group 1, representing approximately 13.6% of the Initial Loan Group 1 Balance, and 1 mortgage loan in
Loan Group 2, representing approximately 1.6% of the Initial Loan Group 2
Balance), will not have made any scheduled debt service payments as of the related Cut-off Date.

     As of the Cut-off Date, none of the mortgage loans are 30 days or more delinquent and none of the mortgage loans have been 30 days or more delinquent since origination. A mortgage loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

     The mortgage loans are not insured or guaranteed by the Mortgage Loan
Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

ADDITIONAL DEBT

     General. Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt.

     The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     The RREEF Silicon Valley Office Portfolio Loan. The RREEF Silicon Valley
Office Portfolio Loan is part of a split loan structure with the RREEF Silicon
Valley Office Portfolio Companion Loans (each of which is pari passu with the
RREEF Silicon Valley Office Portfolio Loan and is not included in the trust).
See "--The RREEF Silicon Valley Office Portfolio Whole Loan" below.

     The One & Two Prudential Plaza Loan. The One & Two Prudential Plaza Loan,
with a principal balance as of the Cut-off Date of $205,000,000, is part of a split loan structure with the One & Two Prudential Plaza Pari Passu Companion
Loan, with a principal balance as of the Cut-off Date of $205,000,000 (which is pari passu with the One & Two Prudential Plaza Loan and not included in the trust). See "--The One & Two Prudential Plaza Whole Loan" below.

     AB Mortgage Loans. 4 mortgage loans (each, an "AB Mortgage Loan")
(identified as Loan Nos. 44, 59, 75 and 111 on Annex A-1 to this free writing prospectus), representing approximately 1.3% of the Initial Pool Balance (2 mortgage loans in Loan Group 1, representing approximately 1.0% of the Initial

                                      S-82

Loan Group 1 Balance and 2 mortgage loans in Loan Group 2, representing approximately 3.1% of the Initial Loan Group 2 Balance), are each a senior loan in a split loan structure with a subordinate companion loan (with respect to each AB Mortgage Loan, the "AB Subordinate Companion Loan" and, together with the related AB Mortgage Loan, an "AB Mortgage Loan Pair"). No AB Subordinate
Companion Loan is an asset of the trust. Each such AB Mortgage Loan Pair is evidenced by a separate senior note and a subordinate note, both of which are secured by a single mortgage instrument on the related Mortgaged Property.

     The AB Mortgage Loan (the "23-27 Robert Pitt Drive AB Mortgage Loan")
identified as Loan No. 44 on Annex A-1 to this free writing prospectus has a principal balance as of the Cut-off Date of $10,591,672. The related AB
Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $687,500.

     The AB Mortgage Loan (the "Standard Woods Apartments AB Mortgage Loan")
identified as Loan No. 59 on Annex A-1 to this free writing prospectus has a principal balance as of the Cut-off Date of $8,700,000. The related AB
Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $500,000.

     The AB Mortgage Loan (the "Winchester Business Park AB Mortgage Loan")
identified as Loan No. 75 on Annex A-1 to this free writing prospectus has a principal balance as of the Cut-off Date of $6,415,000. The related AB
Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $410,000.

     The AB Mortgage Loan (the "Liberty Arms Apartments AB Mortgage Loan")
identified as Loan No. 111 on Annex A-1 to this free writing prospectus has a principal balance as of the Cut-off Date of $2,822,142. The related AB
Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $180,000.

     The 23-27 Robert Pitt Drive AB Mortgage Loan, the Standard Woods Apartment
AB Mortgage Loan, the Winchester Business Park AB Mortgage Loan and the Liberty
Arms Apartments AB Mortgage Loan are collectively referred to in this free writing prospectus as the "Mezz Cap AB Mortgage Loans" (and each, individually, a "Mezz Cap AB Mortgage Loan"), and the related AB Mortgage Loan Pairs are collectively referred to in this free writing prospectus as the "Mezz Cap Loan
Pairs" (and each, individually, a "Mezz Cap Loan Pair").

     The following table sets forth for each of the AB Mortgage Loans both the
DSCR and LTV Ratios without taking into account the related AB Subordinate
Companion Loan and the combined DSCR and LTV Ratios taking into account the related AB Subordinate Companion Loan.

                                                          MORTGAGE LOAN   CUT-OFF DATE
                            LOAN    MORTGAGE   COMBINED    CUT-OFF DATE   COMBINED LTV
       MORTGAGE LOAN       GROUP   LOAN DSCR     DSCR       LTV RATIO         RATIO
------------------------   -----   ---------   --------   -------------   ------------

23-27 Robert Pitt Drive
   AB Mortgage Loan.....     1       1.21x       1.08x        77.0%           82.0%
Standard Woods Apartment
   AB Mortgage Loan.....     2       1.24x       1.13x        78.4%           82.9%
Winchester Business Park
   AB Mortgage Loan.....     1       1.28x       1.16x        78.2%           83.2%
Liberty Arms Apartments
   AB Mortgage Loan.....     2       1.35x       1.21x        78.4%           83.4%

     Mezzanine Debt. Although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower.
However, certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of

                                      S-83

ownership interests. In addition, in general, a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. The holders of certain of the mezzanine loans may have the right to cure certain defaults occurring on the related mortgage loan and the right to purchase the related mortgage loan if certain defaults on the related mortgage loan occur. The purchase price generally required to be paid in connection with such a purchase would equal the outstanding principal balance of the related mortgage loan, together with accrued and unpaid interest on, and unpaid servicing expenses, advances and interest on advances related to, such mortgage loan. The lenders for this mezzanine debt generally are not affiliates of the related mortgage loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may foreclose upon the ownership interests in the related borrower subject to the terms of the related intercreditor agreement, which typically require either confirmation from each Rating Agency that the transfer would not result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any Class of Certificates or that the holder of the ownership interests is an entity which meets certain financial and other tests under the related intercreditor agreement. As of the Cut-off Date, the applicable Mortgage Loan Sellers have informed us that they are aware of the following existing or specifically permitted mezzanine indebtedness with respect to the mortgage loans:

     o    In the case of 1 mortgage loan (identified as Loan No. 2 on Annex A-1 to this free writing prospectus), representing approximately 9.5% of the Initial Pool Balance (approximately 11.5% of the Initial Loan
          Group 1 Balance), a mezzanine loan with a principal balance of
          $60,000,000 as of the date of the origination of the related mortgage loan has been made to the owner of the related borrower, secured by such owner's ownership interests in the borrower.

     o    In the case of 1 mortgage loan (identified as Loan No. 5 on Annex A-1 to this free writing prospectus), representing approximately 4.0% of the Initial Pool Balance (approximately 4.9% of the Initial Loan Group
          1 Balance), a mezzanine loan with a principal balance of $11,020,000 as of the date of the origination of the related mortgage loan has been made to the owner of the related borrower, secured by such owner's ownership interests in the borrower.

     o    In the case of 21 mortgage loans (identified as Loan Nos. 3, 6, 9, 11,
          20, 23, 32, 37, 39, 41, 43, 48, 63, 64, 91, 96, 97, 106, 112, 119, and
          120 on Annex A-1 to this free writing prospectus), representing approximately 20.3% of the Initial Pool Balance (18 mortgage loans in
          Loan Group 1, representing approximately 23.8% of the Initial Loan
          Group 1 Balance and 3 mortgage loans in Loan Group 2, representing approximately 3.5% of the Initial Loan Group 2 Balance), the direct or indirect owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt.
          The incurrence of this mezzanine indebtedness is generally subject to the satisfaction of certain conditions, which may include: (i) the consent of the mortgage lender and/or (ii) LTV Ratio and DSCR tests.

     Unsecured Subordinate Indebtedness. The applicable Mortgage Loan Seller is aware of the following unsecured debt with respect to each mortgage loan.

     o    In the case of 1 mortgage loan (identified as Loan No. 69 on Annex A-1 to this free writing prospectus), representing approximately 0.3% of the Initial Pool Balance (approximately 0.4% of the Initial Loan Group
          1 Balance), the related borrower has incurred an unsecured loan having an original principal balance of approximately $5,000,000 as of the time of origination of the related mortgage loan, subject to a subordination and standstill agreement in favor of the holder of the related senior mortgage loan.

     o    In the case of 1 mortgage loan (identified as Loan No. 14 on Annex A-1 to this free writing prospectus), representing approximately 1.4% of the Initial Pool Balance (approximately 1.7% of the Initial Loan Group
          1 Balance), the related borrower is permitted to incur future unsecured indebtedness in an aggregate amount of not to exceed
          $1,500,000.

     o    In the case of 1 mortgage loan (identified as Loan No. 95 on Annex A-1 to this free writing prospectus), representing approximately 0.2% of the Initial Pool Balance (approximately 0.2% of

                                      S-84

          the Initial Loan Group 1 Balance), the related borrower is permitted to obtain future unsecured debt, subject to the satisfaction of certain predetermined conditions.

     In addition to the provisions noted above, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt.

     City of Cleveland Loan. With respect to one mortgage loan (identified as
Loan No. 35 on Annex A-1 to this free writing prospectus), representing approximately 0.6% of the Initial Pool Balance (approximately 0.8% of the
Initial Loan Group 1 Balance), the borrower under this mortgage loan has also incurred certain additional secured debt as described in this paragraph.
Simultaneously with the origination of this mortgage loan, the borrower assumed two loans from the City of Cleveland, Ohio (the "City of Cleveland") pursuant to various loan documents in connection with an "Urban Development Action Grant
Loan Agreement" and a "Small Business Revolving Loan Agreement", and the loans made pursuant thereto (collectively, the "Cleveland Loan") were secured by the related Mortgaged Property. As of the date of origination of this mortgage loan, the outstanding principal balance of the Cleveland Loan was $2,812,176.20. The
Cleveland Loan bears interest at a rate of one percent (1%) per annum, and is payable in monthly installments of $8,083.33 per month, so as to fully amortize the Cleveland Loan by its maturity date of September 1, 2034. Concurrently with the origination of this mortgage loan, the City of Cleveland discharged the mortgages securing the Cleveland Loan, and modified the loan documents evidencing and securing the Cleveland Loan to provide, among other things, that
(a) the Cleveland Loan and the related mortgage loan are of equal priority; and
(b) the Cleveland Loan is thereafter secured by the same mortgage that secures the related mortgage loan, which mortgage is serviced by the holder of the mortgage loan, all as more fully set forth in an intercreditor agreement (the
"City of Cleveland Intercreditor Agreement"). The mortgage loan and the
Cleveland Loan are cross-defaulted, provided, however that pursuant to the City of Cleveland Intercreditor Agreement, the holder of the mortgage loan has the right to purchase the Cleveland Loan at par in the event of any acceleration of the Cleveland Loan that would entitle the City of Cleveland to exercise remedies under its loan documents.

     Certain risks relating to additional debt are described in "Risk
Factors--Ability to Incur Other Borrowings Entails Risk" in this free writing prospectus and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing"
in the prospectus.

THE RREEF SILICON VALLEY OFFICE PORTFOLIO WHOLE LOAN

     The Loans. One (1) mortgage loan (identified as Loan No. 1 on Annex A-1 to this free writing prospectus) (the "RREEF Silicon Valley Office Portfolio
Loan"), representing approximately 11.6% of the Initial Pool Balance
(approximately 14.1% of the Initial Loan Group 1 Balance), is part of a split loan structure, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Properties (the "RREEF Silicon Valley Office Portfolio
Mortgaged Property"). The RREEF Silicon Valley Office Portfolio Loan matures in
July 2013.

     The mortgage loan referred to in this free writing prospectus as the "RREEF
Silicon Valley Office Portfolio Fixed Rate Companion Loan" has an outstanding principal balance of $250,000,000 and is not included in the trust. The RREEF
Silicon Valley Office Portfolio Fixed Rate Companion Loan matures in July 2013.

     The mortgage loans referred to in this free writing prospectus as the
"RREEF Silicon Valley Office Portfolio Floating Rate A Companion Loan" and the
"RREEF Silicon Valley Office Portfolio Floating Rate B Companion Loan" (and,
together with the RREEF Silicon Valley Office Portfolio Floating Rate A
Companion Loan, the "RREEF Silicon Valley Office Portfolio Floating Rate
Companion Loans" and, collectively with the RREEF Silicon Valley Office
Portfolio Fixed Rate Companion Loan and the RREEF Silicon Valley Office
Portfolio Floating Rate A Companion Loan, the "RREEF Silicon Valley Office
Portfolio Companion Loans") have an aggregate outstanding principal balance of
$200,000,000 and are not included in the trust. The RREEF Silicon Valley Office
Portfolio Floating Rate Companion Loans mature in September 2008, with the borrower having the right to exercise three one-year extension options.

                                      S-85

     Only the RREEF Silicon Valley Office Portfolio Loan is included in the trust. Each of the notes evidencing a RREEF Silicon Valley Office Portfolio
Companion Loan is pari passu with the RREEF Silicon Valley Office Portfolio Loan
(provided, that the RREEF Silicon Valley Office Portfolio Floating Rate
Companion Loans are not pari passu with each other as set forth in the RREEF
Silicon Valley Office Portfolio Intercreditor Agreement and provided, further if no event of default exists with respect to the RREEF Silicon Valley Office
Portfolio Whole Loan, the borrower, at its option, may voluntarily prepay all or a portion of the RREEF Silicon Valley Office Portfolio Floating Rate Companion
Loans at any time) and such notes are collectively referred to in this free writing prospectus as the "RREEF Silicon Valley Office Portfolio Notes." The
RREEF Silicon Valley Office Portfolio Loan and the RREEF Silicon Valley Office
Portfolio Companion Loans are collectively referred to in this free writing prospectus as the "RREEF Silicon Valley Office Portfolio Whole Loan".

     The holders of the RREEF Silicon Valley Office Portfolio Notes (the "RREEF
Silicon Valley Office Portfolio Noteholders") have entered into an intercreditor agreement that sets forth the respective rights of each RREEF Silicon Valley
Office Portfolio Noteholder (the "RREEF Silicon Valley Office Portfolio
Intercreditor Agreement"). Pursuant to the terms of the RREEF Silicon Valley
Office Portfolio Intercreditor Agreement, the RREEF Silicon Valley Office
Portfolio Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and the Special Servicer, as
applicable, according to the Servicing Standards. The RREEF Silicon Valley
Office Portfolio Intercreditor Agreement provides that expenses, losses and shortfalls relating to the RREEF Silicon Valley Office Portfolio Whole Loan will be allocated among the holder of the RREEF Silicon Valley Office Portfolio Loan, the holder of the RREEF Silicon Valley Office Portfolio Fixed Rate Companion
Loan and the holders of RREEF Silicon Valley Office Portfolio Floating Rate
Companion Loans on a pro rata and pari passu basis. The RREEF Silicon Valley
Office Portfolio Intercreditor Agreement further provides that expenses, losses and shortfalls relating to the RREEF Silicon Valley Office Portfolio Whole Loan
will be allocated separately between the holders of RREEF Silicon Valley Office
Portfolio Floating Rate Companion Loans in the manner set forth in the RREEF
Silicon Valley Office Portfolio Intercreditor Agreement.

     As described under "Servicing of the Mortgage Loans--The Directing
Certificateholder" in this free writing prospectus, the holders that, from time to time, constitute the majority of the holders, by principal balance, of the
RREEF Silicon Valley Office Portfolio Loan (the Directing Certificateholder will be the holder of the RREEF Silicon Valley Office Portfolio Loan for this purpose), the RREEF Silicon Valley Office Portfolio Fixed Rate Companion Loan
and the RREEF Silicon Valley Office Portfolio Floating Rate B Companion Loan
(collectively, the "RREEF Silicon Valley Office Portfolio Majority Controlling
Noteholders"), will have the right, subject to certain conditions set forth in the RREEF Silicon Valley Office Portfolio Intercreditor Agreement and in the
Pooling and Servicing Agreement, to approve certain decisions of the Special
Servicer with respect to the RREEF Silicon Valley Office Portfolio Whole Loan.
With respect to other decisions, the Special Servicer will be required to consult on a non-binding basis with the holders of the RREEF Silicon Valley
Office Portfolio Companion Loans.

     Servicing. The RREEF Silicon Valley Office Portfolio Intercreditor
Agreement generally provides that the RREEF Silicon Valley Office Portfolio
Whole Loan will be serviced by the Master Servicer and the Special Servicer according to the Servicing Standards under the Pooling and Servicing Agreement.
Furthermore, the RREEF Silicon Valley Office Portfolio Intercreditor Agreement
provides that the Special Servicer may be removed as Special Servicer for the
RREEF Silicon Valley Office Portfolio Loan without cause by the RREEF Silicon
Valley Office Portfolio Majority Controlling Noteholders.

     Distributions. Under the terms of the RREEF Silicon Valley Office Portfolio
Intercreditor Agreement, any payment (whether principal or interest or prepayment under the RREEF Silicon Valley Office Portfolio Notes, or proceeds relating to the RREEF Silicon Valley Office Portfolio Mortgaged Property (in
each case, subject to the rights of the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Paying Agent and any related sub-servicer to payments and reimbursements pursuant to and in accordance with the terms of the
Pooling and Servicing Agreement) will be among the RREEF Silicon Valley Office
Portfolio Loan and the RREEF Silicon Valley Office Portfolio Fixed Rate
Companion Loan and the RREEF Silicon Valley Office Portfolio Floating Rate
Companion Loans on a pro rata and pari

                                      S-86

passu basis according to their respective outstanding principal balances, and will be further applied between the REEF Portfolio Floating Rate Companion Loans in the manner set forth in the RREEF Silicon Valley Office Portfolio
Intercreditor Agreement; provided, however, that if no event of default exists with respect to the RREEF Silicon Valley Office Portfolio Whole Loan, the
borrower, at its option, may voluntarily prepay all or a portion of the RREEF
Silicon Valley Office Portfolio Floating Rate Companion Loans at any time.

     Cure Rights. The holder of the RREEF Silicon Valley Office Portfolio
Floating Rate B Companion Loan will have the right (but not the obligation) to cure a monetary event of default with respect to each of the other RREEF Silicon
Valley Office Portfolio Notes, subject to certain conditions and limitations, including that there be no more than six consecutive such cures and no more than nine such cures in the aggregate. So long as the holder of the RREEF Silicon
Valley Office Portfolio Floating Rate B Companion Loan is exercising such rights, neither the Master Servicer nor the Special Servicer will be permitted to (i) accelerate the mortgage loan, (ii) treat such event of default as such for purposes of transferring the mortgage loan to special servicing, or (iii)
commence foreclosure proceedings. In addition, the holder of the RREEF Silicon
Valley Office Portfolio Floating Rate B Companion Loan will have the right (but not the obligation) to cure any non-monetary event of default under the RREEF
Silicon Valley Office Portfolio Whole Loan.

     Purchase Option. In the event that the RREEF Silicon Valley Office
Portfolio Loan is in default and subject to certain conditions, the holder of the RREEF Silicon Valley Office Portfolio Floating Rate B Companion Loan will have an option (the "RREEF Silicon Valley Office Portfolio Purchase Option") to
purchase the other RREEF Silicon Valley Office Portfolio Notes, together and not individually, at a price (the "RREEF Silicon Valley Office Portfolio Purchase
Price") generally equal to the sum, without duplication, of (a) the sum of the principal balances of each note being purchased, (b) accrued and unpaid interest on each note being purchased at the applicable interest rate, and accrued and unpaid interest thereon at the applicable interest rate, in each case up to (but excluding) the date of purchase and if such date of purchase is not a payment date, up to (but excluding) the payment date next succeeding the date of purchase, provided payment is made in good funds by 2:00 p.m. New York local time, (c) any unreimbursed advances on the RREEF Silicon Valley Office Portfolio
Notes to be purchased, in each case including interest thereon at the applicable reimbursement rate and any master servicing, special servicing (whether paid or unpaid), trustee, or paying agent compensation payable pursuant to the Pooling and Servicing Agreement, any subsequent servicing agreement entered into pursuant to the RREEF Silicon Valley Office Portfolio Intercreditor Agreement
and the Pooling and Servicing Agreement, (d) amounts and expenses allocable to such note being purchased, in each case, including interest thereon at the reimbursement rate, (e) any expenses paid but not reimbursed by the related lender or other party and (f) any liquidation fees payable under the Pooling and
Servicing Agreement in connection with any purchase of any note (which will apply if the holder of the RREEF Silicon Valley Office Portfolio Floating Rate B
Companion Loan effects such purchase after more than 90 days from the transfer of servicing of the RREEF Silicon Valley Office Portfolio Whole Loan to the
Special Servicer).

THE ONE & TWO PRUDENTIAL PLAZA WHOLE LOAN

     The Loans. One (1) mortgage loan (identified as Loan No. 2 on Annex A-1 to this free writing prospectus) (the "One & Two Prudential Plaza Loan"), representing approximately 9.5% of the Initial Pool Balance (approximately 11.5%
of the Initial Loan Group 1 Balance), is part of a split loan structure, each of which is secured by the same mortgage instrument on the same underlying
Mortgaged Properties (the "One & Two Prudential Plaza Mortgaged Property"). The
One & Two Prudential Plaza Loan is evidenced by promissory note A2. The mortgage loan evidenced by promissory note A1 is referred to in this free writing prospectus as the "One & Two Prudential Plaza Pari Passu Companion Loan." The
mortgage loan evidenced by promissory note A1 has an outstanding principal balance of $205,000,000. Only the One & Two Prudential Plaza Loan is included in the trust. The One & Two Prudential Plaza Pari Passu Companion Loan is included in the trust established in connection with the issuance of the J.P. Morgan
Chase Commercial Mortgage Securities Trust 2006-LDP7, Commercial Mortgage
Pass-Through Certificates, Series 2006-LDP7. The One & Two Prudential Plaza Loan
and the One & Two Prudential

                                      S-87

Plaza Pari Passu Companion Loan are pari passu with each other and are referred to in this free writing prospectus as the "One & Two Prudential Plaza Notes."
The One & Two Prudential Plaza Loan and the One & Two Prudential Plaza Pari
Passu Companion Loan are collectively referred to in this free writing prospectus as the "One & Two Prudential Plaza Whole Loan."

     The holders of the One & Two Prudential Plaza Notes (the "One & Two
Prudential Plaza Noteholders") have entered into an intercreditor agreement that sets forth the respective rights of each One & Two Prudential Plaza Noteholder
(the "One & Two Prudential Plaza Intercreditor Agreement"). Pursuant to the
terms of the One & Two Prudential Plaza Intercreditor Agreement, the One & Two
Prudential Plaza Whole Loan will be serviced and administered pursuant to the pooling and servicing agreement (the "One & Two Prudential Plaza Pooling
Agreement") entered into in connection with the issuance of the J.P. Morgan
Chase Commercial Mortgage Securities Trust 2006-LDP7, Commercial Mortgage
Pass-Through Certificates, Series 2006-LDP7, by Wachovia Bank, National
Association, one of the master servicers under the One & Two Prudential Plaza
Pooling Agreement (the "One & Two Prudential Plaza Master Servicer") and the
special servicer under the One & Two Prudential Plaza Pooling Agreement (the
"One & Two Prudential Plaza Special Servicer"), as applicable, according to the
One & Two Prudential Plaza Pooling Agreement servicing standards. The One & Two
Prudential Plaza Intercreditor Agreement provides that expenses, losses and shortfalls relating to the One & Two Prudential Plaza Whole Loan will be allocated, on a pro rata and pari passu basis, to the One & Two Prudential Plaza
Noteholders.

     With respect to the One & Two Prudential Plaza Whole Loan, the holder of the One & Two Prudential Plaza Pari Passu Companion Loan (the directing certificateholder under the One & Two Prudential Plaza Pooling Agreement (the
"One & Two Prudential Plaza Directing Certificateholder") will be the holder of the One & Two Prudential Plaza Pari Passu Companion Loan for this purpose) has the right to direct the One & Two Prudential Plaza Master Servicer and the One &
Two Prudential Plaza Special Servicer with respect to the following actions, and the One & Two Prudential Plaza Directing Certificateholder is required to consult on a non-binding basis with the holder of the One & Two Prudential Plaza
Loan (the Master Servicer or the Special Servicer, as applicable (in each case, in consultation with the Directing Certificateholder) will be the holder of the
One & Two Prudential Plaza Loan for this purpose), with respect to such actions.
In the event that the One & Two Prudential Plaza Directing Certificateholder and
the holder of the One & Two Prudential Plaza Loan (the Master Servicer or the
Special Servicer, as applicable (in each case, in consultation with the
Directing Certificateholder) will be the holder of the One & Two Prudential
Plaza Loan for this purpose), disagree, the One & Two Prudential Plaza
Intercreditor Agreement provides that the One & Two Prudential Plaza Directing
Certificateholder's decision will be binding upon the holder of the One & Two
Prudential Plaza Loan.

          (1) Any modification or amendment of, or waiver with respect to, the
     One & Two Prudential Plaza Whole Loan or the One & Two Prudential Plaza
     Whole Loan documents that would result in the extension of the maturity date, a reduction in the interest rate or the monthly payment, a modification or waiver of any other monetary term of the One & Two
     Prudential Plaza Whole Loan documents relating to the timing or amount of any payment of principal and interest or a modification or waiver of any provision of the One & Two Prudential Plaza Whole Loan which restricts the related borrower from incurring additional indebtedness or from transferring a mortgaged property or any transfer of direct or indirect equity interests in the borrower;

          (2) any modification or amendment of, or waiver with respect to, the
     One & Two Prudential Plaza Whole Loan documents that would result in a discounted pay-off of the One & Two Prudential Plaza Whole Loan;

          (3) any foreclosure upon or comparable conversion (which may include acquisition of REO Property) of the ownership of the mortgaged property securing the One & Two Prudential Plaza Whole Loan or any acquisition of the related mortgaged property by deed-in lieu of foreclosure;

          (4) any proposed or actual sale of the One & Two Prudential Plaza
     Mortgaged Property or REO property;

                                      S-88

          (5) any proposed or actual sale of the One & Two Prudential Plaza
     Whole Loan by the applicable servicer;

          (6) any release of the borrower, any guarantor or other obligor from liability with respect to the One & Two Prudential Plaza Whole Loan;

          (7) any determination not to enforce a "due-on-sale" or
     "due-on-encumbrance" clause;

          (8) any action to bring a related property or REO property into compliance with environmental laws or otherwise address hazardous materials located at the property or REO property;

          (9) any substitution or release of collateral or acceptance of additional collateral for the One & Two Prudential Plaza Whole Loan including the release of additional collateral for the One & Two Prudential
     Plaza Whole Loan (other than through Defeasance or as required by the related mortgage loan documents);

          (10) adoption or approval of a plan in a bankruptcy of a borrower;

          (11) consenting to the modification, execution, termination or renewal of any lease or entering into a new lease, in each case to the extent lender's approval is required by the One & Two Prudential Plaza Whole Loan documents;

          (12) any renewal or replacement of the then existing insurance policies (to the extent the lender's approval is required under the One &
     Two Prudential Plaza Whole Loan documents) or any waiver, modification or amendment of any insurance requirements under the One & Two Prudential
     Plaza Whole Loan documents; or

          (13) any consent, waiver or approval with respect to any change in the property manager at the mortgaged property.

     The One & Two Prudential Plaza Special Servicer will not be obligated to seek approval from the One & Two Prudential Plaza Directing Certificateholder,
as contemplated above, for any actions to be taken by the One & Two Prudential
Plaza Special Servicer with respect to a mortgage loan or REO Property if: (i)
the One & Two Prudential Plaza Special Servicer has, as described above, notified the One & Two Prudential Plaza Directing Certificateholder in writing of various actions that the One & Two Prudential Plaza Special Servicer proposes to take with respect to the workout or liquidation of such mortgage loan or REO
Property and (ii) for 60 days following the first such notice, the One & Two
Prudential Plaza Directing Certificateholder has objected to all of those proposed actions but has failed to suggest any alternative actions that do not violate the servicing standards set forth in the One & Two Prudential Plaza
Pooling Agreement.

     Servicing. The One & Two Prudential Plaza Intercreditor Agreement generally provides that the One & Two Prudential Plaza Whole Loan will be serviced by the
One & Two Prudential Plaza Master Servicer and the One & Two Prudential Plaza
Special Servicer according to the servicing standards under the One & Two
Prudential Plaza Pooling Agreement.

     Distributions. Under the terms of the One & Two Prudential Plaza
Intercreditor Agreement, any payment (whether principal or interest or prepayment under the One & Two Prudential Plaza Notes, or proceeds relating to the One & Two Prudential Plaza Mortgaged Property (in each case, subject to the rights of the One & Two Prudential Plaza Master Servicer, the One & Two
Prudential Plaza Special Servicer, the depositor under the One & Two Prudential
Plaza Pooling Agreement, the trustee under the One & Two Prudential Plaza
Pooling Agreement, the paying agent under the One & Two Prudential Plaza Pooling
Agreement and any related sub-servicer to payments and reimbursements pursuant to and in accordance with the terms of the One & Two Prudential Plaza Pooling
Agreement) will be applied to the One & Two Prudential Plaza Loan and the One &
Two Prudential Plaza Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances.

                                      S-89

AB MORTGAGE LOAN PAIRS

     General

     Each AB Mortgage Loan is evidenced by the senior of two notes each secured by a single Mortgage and a single assignment of leases and rents. The AB
Subordinate Companion Loan relating to each AB Mortgage Loan, which is in each case evidenced by the subordinate of the two notes, will not be part of the trust fund.

     Each AB Mortgage Loan and the related AB Subordinate Companion Loan are cross-defaulted. For purposes of the information presented in this free writing prospectus with respect to each AB Mortgage Loan, unless otherwise specified, the LTV Ratio and DSCR reflect only the AB Mortgage Loan and do not take into account the related AB Subordinate Companion Loan.

     The trust, as the holder of each AB Mortgage Loan, and the holder of the related AB Subordinate Companion Loan will be parties to a separate intercreditor agreement (each, an "Intercreditor Agreement"). Under the terms of each Intercreditor Agreement, the holder of the related AB Subordinate Companion
Loan has agreed to subordinate its interest in certain respects to the related
AB Mortgage Loan. The Master Servicer and Special Servicer will undertake to perform the obligations of the holder of each AB Mortgage Loan under the related
Intercreditor Agreement.

     The AB Mortgage Loan Pairs and the related Mortgaged Properties will be serviced and administered by the Master Servicer and, if necessary, the Special
Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under "Servicing of the Mortgage Loans" in this free writing prospectus, but subject to the terms of the related Intercreditor Agreement to the extent set forth in such Intercreditor Agreement. In servicing any AB
Mortgage Loan Pair, the Servicing Standards set forth in the Pooling and
Servicing Agreement will require the Master Servicer and the Special Servicer to take into account the interests of both the Certificateholders and the holder of the related AB Subordinate Companion Loans as a collective whole. The Master
Servicer and the Special Servicer have the initial authority to service and administer, and to exercise the rights and remedies with respect to, the AB
Mortgage Loan Pairs.

     Amounts payable to the trust as holder of any AB Mortgage Loan pursuant to the related Intercreditor Agreement will be included in the Available
Distribution Amount for each Distribution Date to the extent described in this free writing prospectus and amounts payable to the holder of the related AB
Subordinate Companion Loan will be distributed to such holder net of certain fees and expenses on the related AB Subordinate Companion Loan as set forth in the related Intercreditor Agreement.

     Mezz Cap AB Mortgage Loans

     Servicing Provisions of the Mezz Cap Loan Pairs' Intercreditor Agreements.
The Master Servicer and the Special Servicer will service and administer each
Mezz Cap AB Mortgage Loan and the related AB Subordinate Companion Loan pursuant to the Pooling and Servicing Agreement and the related Intercreditor Agreement for so long as the related Mezz Cap AB Mortgage Loan is part of the trust;
provided, that prior to an event of default under the related mortgage loan documents with respect to a Mezz Cap AB Mortgage Loan, the servicer of the related AB Subordinate Companion Loan (which may or may not be the Master
Servicer or the sub-servicer with respect to such Mezz Cap AB Mortgage Loan)
will collect its principal and interest payments directly from the borrower. The
Master Servicer and/or the Special Servicer may not enter into amendments, modifications or extensions of any Mezz Cap AB Mortgage Loan or the related AB
Subordinate Companion Loan if the proposed amendment, modification or extension adversely affects the holder of the related AB Subordinate Companion Loan in a material manner without the consent of the holder of the related AB Subordinate
Companion Loan; provided, however, that such consent right will expire when the repurchase period described below expires. See "Servicing of the Mortgage
Loans--The Directing Certificateholder" in this free writing prospectus.

                                      S-90

     Application of Payments on the Mezz Cap Loan Pairs. Pursuant to each of the related Intercreditor Agreements and prior to the occurrence of (i) the acceleration of a Mezz Cap AB Mortgage Loan or the related AB Subordinate
Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower or other insolvency proceedings affecting the borrower, the borrower will make separate monthly payments of principal and interest to the Master Servicer and the servicer of the related AB
Subordinate Companion Loan. Any escrow and reserve payments required in respect of any Mezz Cap AB Mortgage Loan or the related AB Subordinate Companion Loan will be paid to the Master Servicer.

     Following the occurrence and during the continuance of (i) the acceleration of a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan,
(ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower or other insolvency proceedings affecting the borrower, and subject to certain rights of the holder of the related AB
Subordinate Companion Loan to purchase the related Mezz Cap AB Mortgage Loan from the trust, all payments and proceeds (of whatever nature) on the related AB
Subordinate Companion Loan will be subordinated to all payments due on the related Mezz Cap AB Mortgage Loan, and the amounts with respect to such Mezz Cap
AB Mortgage Loan and the related AB Subordinate Companion Loan will be paid:

     First, to the Master Servicer, Special Servicer, Trustee or Paying Agent,
up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest on those amounts;

     Second, to the Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees earned by such entity with respect to the Mezz Cap AB Mortgage Loan and the related AB Subordinate Companion Loan;

     Third, to the trust, in an amount equal to interest due with respect to the
Mezz Cap AB Mortgage Loan (excluding any default interest);

     Fourth, to the trust, in an amount equal to the principal balance of the
Mezz Cap AB Mortgage Loan until paid in full;

     Fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Mezz Cap AB Mortgage Loan;

     Sixth, to the holder of the related AB Subordinate Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the related AB Subordinate Companion Loan;

     Seventh, to the holder of the related AB Subordinate Companion Loan, in an amount equal to interest due with respect to the related AB Subordinate
Companion Loan (excluding any default interest);

     Eighth, to the holder of the related AB Subordinate Companion Loan, in an amount equal to the principal balance of the related AB Subordinate Companion
Loan until paid in full;

     Ninth, to the holder of the related AB Subordinate Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related AB Subordinate Companion Loan;

     Tenth, to the trust, in an amount equal to any unpaid default interest accrued on the Mezz Cap AB Mortgage Loan, until paid in full, and then to the holder of the related AB Subordinate Companion Loan in an amount equal to default interest accrued on the related AB Subordinate Companion Loan;

     o    to the trust and the holder of the related AB Subordinate Companion
          Loan on a pro rata basis based on initial principal balances, in an amount equal to late payment charges actually received or collected, other than prepayment premiums or default interest, that are not payable to any of the Master Servicer, the Special Servicer or the
          Trustee; and

                                      S-91

     o    any excess, to the trust as holder of the Mezz Cap AB Mortgage Loan and the holder of the related AB Subordinate Companion Loan, pro rata, based upon the outstanding principal balances.

     Application of Amounts Paid to the Trust in Respect of the Mezz Cap AB
Mortgage Loans. Amounts payable to the trust as holder of the Mezz Cap AB
Mortgage Loans pursuant to the related Intercreditor Agreements will be included in the Available Distribution Amount for each Distribution Date to the extent described in this free writing prospectus and amounts payable to the holders of the related AB Subordinate Companion Loans will be distributed to such holders net of fees and expenses on the related AB Subordinate Companion Loans.

     Purchase Options. In the event that (i) any payment of principal or interest on a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion
Loan becomes 90 or more days delinquent, (ii) the principal balance of a Mezz
Cap AB Mortgage Loan or its related AB Subordinate Companion Loan has been accelerated, (iii) the principal balance of a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan is not paid at maturity, (iv) the borrower under a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan declares bankruptcy or is otherwise the subject of a bankruptcy proceeding or
(v) any other event where the cash flow payment under the related AB Subordinate
Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall, the holder of the related AB Subordinate Companion Loan will be entitled to purchase the related Mezz Cap AB Mortgage Loan from the trust for a period of 30 days after its receipt of a repurchase option notice from the Master Servicer or Special Servicer (on behalf of the trust) of the occurrence of one of the foregoing events, subject to certain conditions set forth in the related Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the related Mezz Cap AB Mortgage Loan, together with all unpaid interest (and, if the date of purchase is not a payment date, accrued and unpaid interest up to the payment date next succeeding the date of the purchase) on such Mezz Cap AB Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under such Mezz Cap AB
Mortgage Loan is responsible. Unless the borrower or an affiliate is purchasing a related Mezz Cap AB Mortgage Loan, no prepayment consideration will be payable in connection with such purchase of a Mezz Cap AB Mortgage Loan.

                                      S-92

TOP FIFTEEN MORTGAGE LOANS

     The following table shows certain information regarding the fifteen largest mortgage loans or groups of cross-collateralized mortgage loans by Cut-off Date
Balance:

                                                           % OF
                                                         INITIAL   LOAN PER                          CUT-OFF
                                 LOAN    CUT-OFF DATE      POOL    SF/ROOM/          UW                LTV          PROPERTY
            LOAN NAME           GROUP       BALANCE      BALANCE     UNIT     DSCR(1)(2)(3)(4)   RATIO(2)(3)(5)       TYPE
-----------------------------   -----   --------------   -------   --------   ----------------   --------------   -----------

RREEF Silicon Valley
   Office Portfolio .........     1     $  250,000,000     11.6%    $   131         1.54x             60.5%          Office
One & Two Prudential Plaza ..     1        205,000,000      9.5     $   187         1.47x             78.1%          Office
Prime Retail Outlets
   Portfolio ................     1        114,720,000      5.3     $   147         1.25x             80.0%          Retail
Sequoia Plaza ...............     1         92,700,000      4.3     $   250         1.30x             80.3%          Office
REPM Portfolio ..............     1         86,680,000      4.0     $    53         1.26x             80.0%       Industrial
Centro Portfolio ............     1         86,000,000      4.0     $    92         1.41x             68.2%       Various
Lightstone Michigan
   Multifamily Portfolio ....     2         80,000,000      3.7     $41,089         1.21x             76.4%       Multifamily
City View Portfolio 1 .......     2         72,763,482      3.4     $26,830         1.20x             79.7%       Multifamily
Fairmont Hotel Dallas .......     1         52,640,000      2.5     $95,535         1.52x             71.6%          Hotel
875 East Wisconsin Avenue ...     1         46,000,000      2.1     $   205         1.20x             73.5%          Office
Westfield Richland Mall .....     1         37,000,000      1.7     $    93         1.65x             69.4%          Retail
Capitol Commons .............     1         35,000,000      1.6     $   189         1.20x             79.5%          Office
Eastover Shopping Center ....     1         30,900,000      1.4     $   116         1.17x             79.2%          Retail
Crowne Plaza Dulles Airport .     1         30,000,000      1.4     $91,463         1.77x             54.0%          Hotel
Parkway Business Center .....     1         30,000,000      1.4     $    40         1.20x             75.0%       Industrial
                                        --------------     ----                     ----              ----
Total/Weighted Average ......           $1,249,403,482     58.2%                    1.38x             73.1%
                                        ==============     ====                     ====              ====

----------
(1)  The UW DSCR for each partial interest-only loan was calculated based on the first principal and interest payment made into the trust during the term of the loan.

(2)  Calculated based upon the aggregate principal balance and debt service of the One & Two Prudential Plaza Loan and the One & Two Prudential Plaza Pari
     Passu Companion Loan as of the Cut-off Date. In addition, with respect to the One & Two Prudential Plaza Loan, the LTV Ratio was calculated based upon the "as-stabilized" value as defined in the related appraisal.

(3)  Calculated based upon the aggregate principal balance and debt service of the RREEF Silicon Valley Office Portfolio Loan and the RREEF Silicon Valley
     Office Portfolio Companion Loans as of the Cut-off Date.

(4)  Calculated based on the average of all monthly principal and interest debt service payments on the REPM Portfolio Loan as set forth on the amortization schedule attached as Annex D to this free writing prospectus.

(5)  Calculated based upon the aggregate "as is" value as defined in the related appraisal of each property securing the Centro Portfolio loan, excluding one property (identified as Loan No. 6.05 on Annex A-1 to this free writing prospectus) securing the Centro Portfolio loan, for which the LTV Ratio was calculated based upon the "as-stabilized" value as defined in the related appraisal.

     For more information regarding the fifteen largest mortgage loans and/or loan concentrations and related Mortgaged Properties, see the individual mortgage loan and portfolio descriptions under "Description of Top Fifteen
Mortgage Loans and Additional Mortgage Loan Information" in Annex A-3 to this free writing prospectus.

                                      S-93

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Loans. The mortgage loans have due dates that occur on the day of each month as set forth in the following table:

                              OVERVIEW OF DUE DATES

                                                                                 % OF      % OF
                                                                        % OF    INITIAL   INITIAL
                                                      AGGREGATE       INITIAL    LOAN      LOAN
                                    NUMBER OF     PRINCIPAL BALANCE     POOL    GROUP 1   GROUP 2
           DUE DATE              MORTGAGE LOANS   OF MORTGAGE LOANS   BALANCE   BALANCE   BALANCE
------------------------------   --------------   -----------------   -------   -------   -------

1st...........................         119          $1,897,426,140      88.4%     85.9%    100.0%
9th...........................           1             250,000,000      11.6      14.1       0.0
                                       ---          --------------     -----     -----     -----
Total:........................         120          $2,147,426,140     100.0%    100.0%    100.0%
                                       ===          ==============     =====     =====     =====

     The mortgage loans have grace periods as set forth in the following table:

                            OVERVIEW OF GRACE PERIODS

                                                                                 % OF      % OF
                                                                        % OF    INITIAL   INITIAL
                                                      AGGREGATE       INITIAL    LOAN      LOAN
                                    NUMBER OF     PRINCIPAL BALANCE     POOL    GROUP 1   GROUP 2
         GRACE PERIOD            MORTGAGE LOANS   OF MORTGAGE LOANS   BALANCE   BALANCE   BALANCE
------------------------------   --------------   -----------------   -------   -------   -------

0 days........................           3          $  277,884,861      12.9%     15.6%      0.0
5 days........................           5             233,700,000      10.9      13.1       0.0
7 days........................         101           1,285,551,415      59.9      52.5      95.6
10 days.......................          11             350,289,865      16.3      18.8       4.4
                                       ---          --------------     -----     -----     -----
Total:........................         120          $2,147,426,140     100.0%    100.0%    100.0%
                                       ===          ==============     =====     =====     =====

     As used in this free writing prospectus, "grace period" is the number of days following the due date before a payment default under each mortgage loan.

     In some cases, there are exceptions to the strict operation of the grace period (or lack thereof), allowing a notice and cure right, for example, prior to acceleration of the mortgage loan or in the event that the failure to make timely principal and interest payments is relatively infrequent.

     The mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("Actual/360 Basis"), as set forth in the following table:

                             INTEREST ACCRUAL BASIS

                                                                                 % OF      % OF
                                                                        % OF    INITIAL   INITIAL
                                                      AGGREGATE       INITIAL    LOAN      LOAN
                                    NUMBER OF     PRINCIPAL BALANCE     POOL    GROUP 1   GROUP 2
    INTEREST ACCRUAL BASIS       MORTGAGE LOANS   OF MORTGAGE LOANS   BALANCE   BALANCE   BALANCE
------------------------------   --------------   -----------------   -------   -------   -------

Actual/360....................         120          $2,147,426,140     100.0%    100.0%    100.0%
                                       ---          --------------     -----     -----     -----
Total:........................         120          $2,147,426,140     100.0%    100.0%    100.0%
                                       ===          ==============     =====     =====     =====

                                      S-94

     The mortgage loans have the amortization characteristics set forth in the following table:

                               AMORTIZATION TYPES

                                                                                 % OF      % OF
                                                                        % OF    INITIAL   INITIAL
                                                      AGGREGATE       INITIAL    LOAN      LOAN
                                    NUMBER OF     PRINCIPAL BALANCE     POOL    GROUP 1   GROUP 2
     TYPE OF AMORTIZATION        MORTGAGE LOANS   OF MORTGAGE LOANS   BALANCE   BALANCE   BALANCE
------------------------------   --------------   -----------------   -------   -------   -------

Balloon Loans
   Partial Interest Only......          60          $  934,922,832      43.5%     41.9%     51.7%
   Interest Only..............           7             728,340,000      33.9      40.9       0.0
   Balloon....................          53             484,163,308      22.5      17.2      48.3
                                       ---          --------------     -----     -----     -----
Total:........................         120          $2,147,426,140     100.0%    100.0%    100.0%
                                       ===          ==============     =====     =====     =====

     Prepayment Provisions. Most mortgage loans prohibit any prepayments or
Defeasance for a specified period of time after its date of origination (a
"Lockout Period"). In addition, each mortgage loan restricts voluntary prepayments or Defeasance in one of the following ways, subject in each case to any described open periods:

                        OVERVIEW OF PREPAYMENT PROTECTION

                                                                                 % OF      % OF
                                                                        % OF    INITIAL   INITIAL
                                                      AGGREGATE       INITIAL    LOAN      LOAN
                                    NUMBER OF     PRINCIPAL BALANCE     POOL    GROUP 1   GROUP 2
    PREPAYMENT PROTECTION        MORTGAGE LOANS   OF MORTGAGE LOANS   BALANCE   BALANCE   BALANCE
------------------------------   --------------   -----------------   -------   -------   -------

Defeasance(1).................         114          $2,112,028,518      98.4%     99.1%     94.9%
Yield Maintenance.............           5              32,152,142       1.5       0.8       5.1
Defeasance/Yield
   Maintenance(1).............           1               3,245,481       0.2       0.2       0.0
                                       ---          --------------     -----     -----     -----
Total:........................         120          $2,147,426,140     100.0%    100.0%    100.0%
                                       ===          ==============     =====     =====     =====

----------
(1)  The UW DSCR for each partial interest-only loan was calculated based on the first principal and interest payment to be made into the trust during the term of the loan.

     With respect to certain mortgage loans, "Yield Maintenance Charge" will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) determined by discounting such payments at the "Discount Rate," defined below (or as stated in the related loan documents), less the amount of principal being prepaid.

     With respect to certain mortgage loans, "Yield Maintenance Charge" will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value, as of the prepayment date, of a series of "Monthly Amounts" assumed to be paid at the end of each month remaining from the prepayment date through the maturity date of such mortgage loan, discounted at the "Discount Rate". "Monthly Amount" will generally mean the note rate of such mortgage loan less the Discount Rate divided by 12 and the quotient thereof then multiplied by the amount being prepaid.

     The term "Discount Rate" referred to in the preceding two paragraphs generally means the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date, or the remaining weighted average life, of the mortgage loan, and in some cases, converted to a monthly equivalent yield (as described in the respective loan documents).

     Yield Maintenance Charges and any prepayment premiums are distributable as described in this free writing prospectus under "Description of the
Certificates--Allocation of Yield Maintenance Charges and Prepayment Premiums."

                                      S-95

     The mortgage loans generally permit voluntary prepayment without the payment of a Yield Maintenance Charge or any prepayment premium during an "open period" immediately prior to and including the stated maturity date set forth in the following table:

                             PREPAYMENT OPEN PERIODS

                                                                                 % OF      % OF
                                                                        % OF    INITIAL   INITIAL
                                                      AGGREGATE       INITIAL    LOAN      LOAN
                                    NUMBER OF     PRINCIPAL BALANCE     POOL    GROUP 1   GROUP 2
    OPEN PERIOD (PAYMENTS)       MORTGAGE LOANS   OF MORTGAGE LOANS   BALANCE   BALANCE   BALANCE
------------------------------   --------------   -----------------   -------   -------   -------

2  ........................              2          $   20,472,852       1.0%      0.2%      4.7%
4  ........................            111           1,680,108,977      78.2      75.1      93.3
5  ........................              1              92,700,000       4.3       5.2       0.0
7  ........................              3              90,088,354       4.2       4.6       2.0
13 ........................              2              14,055,957       0.7       0.8       0.0
25(1)......................              1             250,000,000      11.6      14.1       0.0
                                       ---          --------------     -----     -----     -----
Total:.....................            120          $2,147,426,140     100.0%    100.0%    100.0%
                                       ===          ==============     =====     =====     =====

----------
(1)  See Annex A-1 to this free writing prospectus for specific criteria applicable to the mortgage loan.

     Unless a mortgage loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged
Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge or prepayment premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield
Maintenance Charge or prepayment premium provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance
Charge or prepayment premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Certain mortgage loans require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation. Certain other of the mortgage loans do not require the payment of
Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation, provided that no event of default exists.
In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related Insurance and
Condemnation Proceeds to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award.
Certain of the mortgage loans provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of Insurance and Condemnation Proceeds to pay the related unpaid principal balance. Certain of the mortgage loans provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of certain holdbacks, if such holdbacks are not used for their specified purpose, to pay the related unpaid principal balance of such mortgage loan. Such application of the holdback may require a payment of a corresponding amount of a yield maintenance charge or prepayment premium based upon the amount of the principal being paid. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Yield Maintenance
Charges or prepayment premiums upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge or prepayment premium is required to be made on a mortgage loan in connection

                                      S-96

with an involuntary prepayment, the obligation to pay the Yield Maintenance
Charge or prepayment premium will be enforceable under applicable state law. See
"Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on
Prepayments" in the prospectus.

     Defeasance; Collateral Substitution; Property Releases. The terms of 115 of the mortgage loans, representing approximately 98.5% of the Initial Pool Balance
(89 mortgage loans in Loan Group 1, representing approximately 99.2% of the
Initial Loan Group 1 Balance and 26 mortgage loans in Loan Group 2, representing approximately 94.9% of the Initial Loan Group 2 Balance), permit the applicable borrower on any due date after a specified period (the "Defeasance Lockout
Period"), provided no event of default exists, to obtain a release of all or a portion of a Mortgaged Property from the lien of the related Mortgage in exchange for a grant of a security interest in certain government securities (a
"Defeasance"). The Defeasance Lockout Period is at least two years from the
Closing Date. The release is subject to certain conditions, including, among other conditions, that the borrower:

          (a) pays or delivers to the Master Servicer on any due date (the
     "Release Date") (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to but not including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct non-callable obligations of the United States of America or, in certain cases, other U.S. government obligations providing payments
     (x) on or prior to all successive scheduled payment dates from the Release
     Date to the related maturity date (or, in some cases, the first day of the open period) including the balloon payment and (y) in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial defeasance (including any balloon payment), and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations; and

          (b) delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

     Except as described below, the mortgage loans secured by more than one parcel comprising the related Mortgaged Property that permit release of one or more of such parcels without releasing all such parcels by means of partial
Defeasance generally require that either (or, in some cases, both) (1) prior to the release of such parcel, a specified percentage (generally between 105% and
125%) of the allocated loan amount for the Mortgaged Property be defeased and/or
(2) certain DSCR and/or LTV Ratio tests (if applicable) be satisfied with respect to the remaining parcels comprising the related Mortgaged Property after the partial Defeasance.

     Additionally, certain mortgage loans permit the release of the Mortgaged
Properties securing such mortgage loans from cross-collateralization arrangements with the Mortgaged Properties securing other mortgage loans in certain circumstances under the terms of the related mortgage loan documents.

     The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the Master Servicer, will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower's expense. Simultaneously with these actions, the related Mortgaged Property will be released from the lien of the mortgage loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial Defeasance) will be substituted as the collateral securing the mortgage loan.

     In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required or permitted to do so under the mortgage loan documents, established or designated by the Master Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan. In other cases, the existing borrower will remain liable for all of the defeased obligations, subject to the mortgage loan documents, after releasing the Mortgaged Property.

                                      S-97

     Although the collateral substitution provisions related to Defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

     With respect to 1 mortgage loan (identified as Loan No. 1 on Annex A- 1 to this free writing prospectus, representing approximately 11.6% of the Initial
Pool Balance (approximately 14.1% of the Initial Group 1 Balance as of the cut-
off date)), the related borrower may obtain the release of each individual property by substituting another property of like kind, quality and use acquired by the borrower or an affiliate of the borrower, subject, in each case, to the fulfillment, among other things, of the following conditions: (i) in no event shall the aggregate appraisal values of the substituted properties, either pursuant to a single substitution or multiple substitutions, exceed 35% of the original allocated loan amount of the properties in connection with the closing of the mortgage loan; (ii) the appraised value of the substitute property is equal to or greater than the appraisal value of the substituted property as of the date immediately prior to the substitution, (iii) the debt service coverage ratio for the twelve months immediately preceding the substitution with respect to the properties subject to the mortgage after the substitution shall be equal to or greater than (x) 1.43x and (y) the debt service coverage ratio for the twelve months immediately preceding the substitution with respect to the properties subject to the mortgage prior to the substitution, (iv) in the event that the original allocated loan amount of the substituted property, together with the original allocated loan amount of all previous substituted properties, equals or exceeds $50,000,000, the receipt by the lender of a confirmation in writing from S&P and Moody's to the effect that such substitution will not result in a withdrawal, qualification or downgrade of the respective ratings of the Certificates in effect immediately prior to such substitution, (v) no event of default shall have occurred and be continuing under the terms of the related mortgage loan documents and the related borrower is in material compliance with all terms and conditions of the related mortgage loan documents, and (vi) the borrower has delivered all title, loan, security and due diligence documents related to the substitute property.

     With respect to 1 mortgage loan (identified as Loan No. 6 on Annex A-1 to this free writing prospectus, representing approximately 4.0% of the Initial
Pool Balance (approximately 4.8% of the Initial Group 1 Balance as of the cut-off date)), the related borrower may obtain the release of each individual property by substituting another property of like kind and quality acquired by the borrower, subject, in each case, to the fulfillment, among other things, of the following conditions: (i) in no event shall the aggregate appraisal values of the substituted properties, either pursuant to a single substitution or multiple substitutions, exceed 35% of the original value of the properties based on the appraisals delivered to the lender in connection with the closing of the mortgage loan and the appraisal for any substitute property delivered in connection with any substitution, (ii) the fair market value of the substitute property is not less than one hundred percent (100%) of the greater of (x) the fair market value of the substituted property as of the origination date and (y)
the fair market value of the substituted property as of the date immediately preceding the substitution, and (iii) receipt by the lender of a confirmation in writing from S&P and Moody's to the effect that such substitution will not result in a withdrawal, qualification or downgrade of the respective ratings of the Certificates in effect immediately prior to such substitution.

     Certain of the mortgage loans permit a partial release of an unimproved portion (which may have landscaping, parking or other non-income generating improvements) of the related Mortgaged Property or an improved portion of the related Mortgaged Property that was given no value or was not material for underwriting purposes for no consideration upon the satisfaction of certain requirements other than pursuant to Defeasance.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The mortgage loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of many of the mortgage loans, this consent may not be

                                      S-98

unreasonably withheld, and in some cases must be granted if certain conditions are met. Certain of the mortgage loans permit transfers by the related borrower of the Mortgaged Property to purchasers who would then assume the related mortgage loan subject to the reasonable acceptability of the transferee to the mortgagee and the satisfaction of certain conditions provided in the related loan documents. The transfer of a Mortgaged Property to a new unaffiliated entity will likely involve the termination of any applicable cross-collateralization arrangement under the related mortgage loan documents.
Certain of the mortgage loans permit or, within a specified time period, require the tenants-in-common borrowers to transfer ownership to other tenants-in-common or into a single-purpose entity. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See "--Additional Debt" above and "Risk Factors--Multifamily Properties Have Special Risks" in this free writing prospectus.

     With respect to 2 mortgage loans (identified as Loan Nos. 3 and 7 on Annex
A-1 to this free writing prospectus), representing approximately 9.1% of the
Initial Pool Balance (1 mortgage loan in Loan Group 1, representing approximately 6.4% of the Initial Loan Group 1 Balance and 1 mortgage loan in
Loan Group 2, representing approximately 21.7% of the Initial Loan Group 2
Balance), the mortgage loan is secured by multiple properties. The related mortgage loan documents permit the sale of an individual property (a "Partial
Assumption Property") to a third party buyer (a "Partial Assumption Buyer") and the partial assumption of the mortgage loan by the Partial Assumption Buyer upon the following terms and conditions: (a) the Partial Assumption Buyer is approved by the holder of the Mortgage (in accordance with the requirements for approval set forth in the related Mortgage), (b) the borrower under the mortgage loan at the time of the sale of the Partial Assumption Property (the "Existing
Borrower") obtains a confirmation from the Rating Agencies that such sale and partial assumption will not lead to a downgrade, withdrawal or qualification of the then existing ratings of any Class of Certificates and (c) the mortgage loan is severed into 2 loans, (i) one of which (the "Partial Assumption Loan") will be in an amount equal to the allocated loan amount of the Partial Assumption
Property (the Partial Assumption Buyer will be the obligor under the Partial
Assumption Loan) and (ii) the other of which (the "Remaining Property Loan")
will be in an amount equal to the principal balance of the original mortgage loan less the principal balance of the Partial Assumption Loan (the Existing
Borrower will be the obligor under the Remaining Property Loan). The Partial
Assumption Loan and the Remaining Property Loan will both be assets of the trust and will be cross-collateralized and cross-defaulted.

     With respect to 1 mortgage loan (identified as Loan No. 8 on Annex A-1 to this free writing prospectus), representing approximately 3.4% of the Initial
Pool Balance (approximately 19.7% of the Initial Loan Group 2 Balance), the
mortgage loan is secured by multiple properties. The related mortgage loan documents permit the sale of a Partial Assumption Property to a Partial
Assumption Buyer and the partial assumption of the mortgage loan by the Partial
Assumption Buyer upon the following terms and conditions: (a) the Partial
Assumption Buyer is approved by the holder of the Mortgage (in accordance with the requirements for approval set forth in the related Mortgage), (b) the
Existing Borrower obtains a confirmation from the Rating Agencies that such sale and partial assumption will not lead to a downgrade, withdrawal or qualification of the then existing ratings of any Class of Certificates, (c) the mortgage loan is severed into 2 loans, and (i) the Partial Assumption Loan will be in an amount equal to the allocated loan amount of the Partial Assumption Property
(the Partial Assumption Buyer will be the obligor under the Partial Assumption
Loan) and (ii) the Remaining Property Loan shall be in an amount equal to the principal balance of the original mortgage loan less the amount of the Partial
Assumption Loan (the Existing Borrower will be the obligor under the Remaining
Property Loan), and (d) the Partial Assumption Loan shall meet certain debt service coverage ratio and loan-to-value ratio conditions as are set forth in the related mortgage loan documents.

     The Master Servicer with respect to non-Specially Serviced Mortgage Loans and the Special Servicer with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-sale" clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, (i)
with respect to all non-Specially Serviced Mortgage Loans, the Master Servicer
has obtained the prior written consent (or deemed consent) of the Special
Servicer, (ii) with respect to all Specially Serviced Mortgage Loans, and all non-Specially Serviced Mortgage Loans, the Special Servicer

                                      S-99

has obtained the prior written consent (or deemed consent) of the Directing
Certificateholder and (iii) with respect to any mortgage loan, together with all other mortgage loans with which it is cross-collateralized or cross-defaulted or together with all other mortgage loans with the same or an affiliated borrower,
(x) with a Stated Principal Balance greater than or equal to $20,000,000, (y)
with a Stated Principal Balance greater than or equal to 5% of the aggregate
Stated Principal Balance of the mortgage loans then outstanding or (z) that is one of the ten largest mortgage loans (by Stated Principal Balance) outstanding, confirmation from each Rating Agency is obtained that such waiver or consent would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates.

     With respect to a mortgage loan with a "due-on-encumbrance" clause, the
Master Servicer, with respect to non-Specially Serviced Mortgage Loans and the
Special Servicer, with respect to Specially Serviced Mortgage Loans will be required (a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-encumbrance" clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards or (b) to waive its right to exercise such rights, provided that, with respect to such waiver of rights,
(i) if the mortgage loan is a non-Specially Serviced Mortgage Loan, the Master
Servicer has made a recommendation and obtained the consent (or deemed consent)
of the Special Servicer and (ii) the Master Servicer or Special Servicer, as the
case may be, has obtained (a) the consent of the Directing Certificateholder and
(b) from each Rating Agency a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any
Class of outstanding Certificates if such mortgage loan (1) together with all other mortgage loans with which it is cross-collateralized or cross-defaulted or together with all other mortgage loans with the same or an affiliated borrower, has an outstanding principal balance that is greater than or equal to 2% of the aggregate Stated Principal Balance of the mortgage loans (provided, however, if the mortgage loan is greater than or equal to 2% of the aggregate Stated
Principal Balance of the mortgage loans, but less than $5,000,000, a confirmation from each Rating Agency will not be required) or (2) has an LTV
Ratio greater than 85% (including any existing and proposed debt) or (3) has a
DSCR less than 1.20x (in each case, determined based upon the aggregate of the
Stated Principal Balance of the mortgage loan and the principal amount of the proposed additional loan) or (4) together with all other mortgage loans with which it is cross-collateralized or cross-defaulted or together with all other mortgage loans with the same or an affiliated borrower or is one of the ten largest mortgage loans (by Stated Principal Balance) or (5) together with all other mortgage loans with which it is cross-collateralized or cross-defaulted or together with all other mortgage loans with the same or an affiliated borrower, has a Stated Principal Balance greater than or equal to $20,000,000. Any confirmation required will be at the related borrower's expense, to the extent permitted by the related mortgage loan documents; provided, that to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the Master Servicer or Special Servicer will use reasonable efforts to have the related borrower bear such costs and expenses.

     Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "Certain Legal Aspects of Mortgage
Loans--Due-on-Sale and Due-on-Encumbrance" and "--Subordinate Financing" in the
prospectus.

     Hazard, Liability and Other Insurance. The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of (a)
the outstanding principal balance of the related mortgage loan and (b) 100% of the replacement cost of the improvements located on the related Mortgaged
Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided, that in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originator. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure.

                                      S-100

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.
Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged
Property in an amount generally equal to at least $1,000,000. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the mortgage loans (including those secured by Mortgaged
Properties located in California) do not require earthquake insurance. 39 of the
Mortgaged Properties, securing mortgage loans representing approximately 22.4%
of the Initial Pool Balance (38 of the Mortgaged Properties securing mortgage loans in Loan Group 1, representing approximately 26.3% of the Initial Loan
Group 1 Balance and 1 Mortgaged Property securing a mortgage loan in Loan Group
2, representing approximately 3.8% of the Initial Loan Group 2 Balance), are located in areas that are considered a high earthquake risk (seismic zone 3 or
4). These areas include all or parts of the States of California, Nevada,
Oregon, Tennessee, Utah and Washington.

     With respect to any environmental insurance policy that may have been obtained by a Mortgage Loan Seller in lieu of a Phase I environmental site assessment, such environmental insurance policy is generally a blanket policy covering the Mortgage Loan Seller's mortgage loans for which such assessments were not obtained. The policy insures the trust against losses, with a per incident limit set at 125% of the outstanding balance of the mortgage loan and an aggregate limit equal to a percentage of the aggregate outstanding principal balance of the mortgage loans covered by the policy, resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related Mortgaged Property during the applicable policy period, which continues for a period at least equal to the lesser of (a)
five years beyond the maturity date of the related mortgage loan and (b) twenty years beyond the date of origination of the related mortgage loan, provided no foreclosure has occurred. Subject to certain conditions and exclusions, such insurance policies, by their terms, generally provide coverage against (i)
losses resulting from default under the applicable mortgage loan, up to the amount of the then outstanding loan balance and certain unpaid interest, if on-site environmental conditions in violation of applicable environmental standards are discovered at the related Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place; (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property; and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

     See "Risk Factors--Property Insurance May Not Be Sufficient" in this free writing prospectus for information regarding insurance coverage for acts of terrorism.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The tables presented in Annex A-2 set forth certain anticipated characteristics of the mortgage loans and the Mortgaged Properties. The sum in any column may not equal the indicated total due to rounding. The descriptions in this free writing prospectus of the mortgage loans and the Mortgaged
Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1)
all scheduled principal and/or interest payments due on or before the Cut-off
Date will be made and (2) there will be no principal prepayments on or before the Cut-off Date.

     Prior to the issuance of the Certificates, one or more mortgage loans
(including mortgage loans specifically described in this free writing prospectus) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the

                                      S-101

pool of mortgage loans as described in this free writing prospectus. The
Depositor believes that the information set forth in this free writing prospectus will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the mortgage loans described in this free writing prospectus may vary.

     With respect to mortgage loans secured by more than one Mortgaged Property, the information presented in this free writing prospectus with respect to UW
DSCR and LTV Ratios, as applicable, is the UW DSCR or LTV Ratio of the mortgage loan in the aggregate. Unless otherwise noted, all numerical and statistical information presented in this free writing prospectus, including Cut-off Date
Balances, LTV Ratios and UW DSCRs with respect to each AB Mortgage Loan is calculated without regard to the related AB Subordinate Companion Loan.

     For purposes of the statistical information in this free writing prospectus, unless otherwise noted, all numerical and statistical information presented herein, including Cut-off Date Balances, LTV Ratios and UW DSCRs, with respect to each AB Mortgage Loan is calculated without regard to the related AB
Subordinate Companion Loan; provided, however, (i) the loan amount and debt service payment used in this free writing prospectus for purposes of calculating the LTV Ratios and UW DSCRs of the RREEF Silicon Valley Office Portfolio Loan is
the aggregate principal balance and aggregate debt service of the RREEF Silicon
Valley Office Portfolio Loan and the RREEF Silicon Valley Office Portfolio
Companion Loans and (ii) the loan amount and debt service payment used in this free writing prospectus for purposes of calculating the LTV Ratios and UW DSCRs of the One & Two Prudential Plaza Loan is the aggregate principal balance and aggregate debt service of the One & Two Prudential Plaza Loan and the One & Two
Prudential Plaza Pari Passu Companion Loan.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission. If mortgage loans are removed from or added to the pool of mortgage loans as set forth above, the removal or addition will be noted in the Form 8-K.

     For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1.

     The "Underwritten Cash Flow Debt Service Coverage Ratio" or "UW DSCR" for
any mortgage loan for any period, as presented in this free writing prospectus, including the tables presented on Annex A-1 and Annex A-2 attached to this free writing prospectus, is the ratio of Underwritten Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan. The Underwritten Cash Flow Debt Service Coverage Ratio for all
partial interest-only loans was calculated based on the first principal and interest payment required to be made into the trust fund during the term of the loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the Underwritten Cash Flow Debt Service Coverage Ratio
is the ratio of the Underwritten Cash Flow calculated for the Mortgaged
Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in the cross-collateralized group.
"Underwritten Cash Flow" or "UW NCF" means the Underwritten NOI for the related
Mortgaged Property decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

     "Underwritten NOI" or "UW NOI" means the Net Operating Income for the related Mortgaged Property as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property ("Effective Gross Income") is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases adjusted downward to market rates with vacancy rates equal to the higher of the related Mortgaged Property's historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry fees and other income items are included only if supported by a trend and/or are likely to be recurring. Operating expenses generally reflect the related Mortgaged Property's historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, "Net Operating

                                      S-102

Income" or "NOI," for a Mortgaged Property equals the operating revenues
(consisting principally of rental and related revenue) for that Mortgaged
Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for the Mortgaged Property.
NOI generally does not reflect debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

     The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth herein. Some assumptions and subjective judgments related to future events, conditions and circumstances, including future expense levels, the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the Issuing Entity, the Depositor, the Mortgage Loan Sellers, the Master
Servicer, the Special Servicer or the Trustee have control. In some cases, the
Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual NOI for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a Mortgage Loan Seller in determining the relevant operating information. See "Risk Factors--Risks Relating to Underwritten Net Cash Flow" in
this free writing prospectus.

     The amounts representing Net Operating Income, Underwritten NOI and
Underwritten Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property's operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the Mortgaged
Properties, nor are the Net Operating Income, Underwritten NOI and Underwritten
Cash Flow set forth in this free writing prospectus intended to represent such future cash flow.

     The UW NCFs and UW NOIs used as a basis for calculating the UW DSCRs presented in this free writing prospectus, including the tables presented on
Annex A-1 and Annex A-2, were derived principally from operating statements obtained from the respective borrowers (the "Operating Statements"). With respect to mortgage loans secured by newly constructed Mortgaged Properties, the
UW NCFs and UW NOIs used as a basis for calculating UW DSCRs are derived principally from rent rolls, tenant leases and the appraisers' projected expense levels. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating
Statements and rent rolls, in some instances, adjustments were made to such
Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the
Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner. The UW NCF for residential cooperative
Mortgaged Properties is based on projected Net Operating Income at the Mortgaged
Property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of, if any, existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

     The tables presented in Annex A-2 that are entitled "Cut-off Date LTV
Ratios" and "Maturity Date LTV Ratios" set forth the range of LTV Ratios of the mortgage loans as of the Cut-off Date and the stated maturity dates of the mortgage loans. An "LTV Ratio" for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date
(assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged
Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the mortgage loan. In the case of 6 mortgage loans (identified as Loan Nos. 2, 6, 37, 39, 61 and 62 on
Annex A-1 to this free writing prospectus), representing approximately 15.5% of the Initial Pool Balance (approximately 18.7% of the Initial Loan Group 1
Balance), the LTV Ratios were based on

                                      S-103

the "as-stabilized" values as defined in the related appraisal. However, in the event that a mortgage loan is part of a cross-collateralized group of mortgage loans, the LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the appraised values of all the Mortgaged Properties related to the cross-collateralized group. The LTV Ratio as of the mortgage loan maturity date set forth in Annex A-2 was calculated based on the principal balance of the related mortgage loan on the maturity date assuming all principal payments required to be made on or prior to the mortgage loan's maturity date (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this free writing prospectus in Annex A-1 and in Annex
A-2 is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

     The characteristics described above and in Annex A-2, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A-1 to this free writing prospectus. Certain additional information regarding the mortgage loans is set forth in this free writing prospectus below under "--The Mortgage Loan Sellers--Underwriting
Guidelines and Processes" and in the prospectus under "Description of the Trust
Funds--Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans."

SALE OF MORTGAGE LOANS: MORTGAGE FILE DELIVERY

     On the Closing Date, the Depositor will acquire the mortgage loans from each Mortgage Loan Seller and will simultaneously transfer the mortgage loans, without recourse, to the Trustee for the benefit of the Certificateholders.
Under the related transaction documents, the Depositor will require each
Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a "Custodian"), among other things, the following documents with respect to each mortgage loan sold by the applicable Mortgage
Loan Seller (collectively, as to each mortgage loan, the "Mortgage File"): (i)
the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original
Mortgage Note has been lost, an affidavit to such effect from the applicable
Mortgage Loan Seller or another prior holder, together with a copy of the
Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified by the applicable recorder's office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified by the applicable recorder's office; (iv) an original assignment of the Mortgage in favor of the Trustee or in blank and in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee and (subject to the completion of certain missing recording information) in recordable form; (vi)
the original assignment of all unrecorded documents relating to the mortgage loan, if not already assigned pursuant to items (iv) or (v) above; (vii)
originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the mortgage loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such mortgage loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or evidence of filing satisfactory to the Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller; (x) an original assignment in favor of the
Trustee of any financing statement executed and filed in favor of the applicable
Mortgage Loan Seller in the relevant jurisdiction; (xi) any intercreditor agreement relating to permitted debt of the mortgagor; and (xii) copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a mortgage loan;

                                      S-104

and (xiii) the original or copy of any ground lease, ground lessor estoppel, environmental insurance policy or guaranty relating to a mortgage loan.

     Notwithstanding the foregoing, with respect to any Mortgage, assignment of leases or UCC financing statements which have been recorded or filed in the name of MERS or its designee, no Mortgage assignment, assignment of the assignment of leases or UCC filing statements in favor of the Trustee will be required to be prepared or delivered. Instead, the related Mortgage Loan Seller will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     As provided in the Pooling and Servicing Agreement, the Trustee or a
Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the above-described documents is found during the course of such review to be missing from any
Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable mortgage loan or the interests of the Certificateholders therein, the applicable Mortgage Loan
Seller, if it cannot deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such Mortgage Loan
Seller's receipt of notice thereof, will be obligated pursuant to the applicable
Purchase Agreement to (1) repurchase the affected mortgage loan within such
90-day period or (2) substitute a qualified substitute mortgage loan for such mortgage loan and pay the Trustee a shortfall amount. See "--Representations and
Warranties; Repurchases and Substitutions" in this free writing prospectus.

     The Pooling and Servicing Agreement requires that the Trustee take the actions specified in the Pooling and Servicing Agreement necessary to maintain the security interest of the trust fund in the mortgage loans. In addition, the
Trustee is required to maintain custody of the Mortgage File for each mortgage loan in the State of Minnesota. The Trustee will not move any Mortgage File outside the State of Minnesota, other than as specifically provided for in the
Pooling and Servicing Agreement, unless the Trustee first obtains and provides, at the expense of the Trustee, an opinion of counsel to the Depositor, which will be delivered to the Rating Agencies, to the effect that the Trustee's first priority interest in the Mortgage Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction. See "Description of the Certificates--Reports to Certificateholders; Certain Available
Information" in this free writing prospectus.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by that Mortgage
Loan Seller as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

          (a) the mortgage loan is not delinquent 30 days or more in payment of principal and interest (without giving effect to any applicable grace period) as of the Cut-off Date and has not been 30 or more days past due, without giving effect to any applicable grace period;

          (b) the mortgage loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances;

          (c) the Mortgage, together with any separate security agreement, UCC
     Financing Statement or similar agreement, if any, establishes a first priority security interest in favor of the Mortgage Loan Seller, in all the related borrower's personal property used in, and reasonably necessary to the operation of, the Mortgaged Property, and to the extent a security interest may be created therein and perfected by the filing of a UCC
     Financing Statement, the proceeds arising from the Mortgaged Property and any other collateral securing the Mortgage subject only to certain permitted encumbrances;

                                      S-105

          (d) there is an assignment of leases and rents provision or agreement creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances;

          (e) to the Mortgage Loan Seller's actual knowledge, there are no mechanics' or other similar liens affecting the Mortgaged Property that are or may be prior or equal to the lien of the Mortgage, except those bonded, escrowed for or insured against pursuant to the applicable title insurance policy and except for permitted encumbrances;

          (f) the related borrower has good and indefeasible fee simple or leasehold title to the Mortgaged Property subject to certain permitted encumbrances;

          (g) the Mortgaged Property is covered by a title insurance policy insuring the Mortgage is a valid first lien, subject only to certain permitted encumbrances; no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the mortgage loan;

          (h) at the time of the assignment of the mortgage loan to the
     Depositor, the Mortgage Loan Seller had good title to and was the sole owner of the mortgage loan free and clear of any pledge, lien or encumbrance (other than the rights to servicing and related compensation as provided in the Pooling and Servicing Agreement and certain related agreements) and such assignment validly transfers ownership of the mortgage loan to the Depositor free and clear of any pledge, lien or encumbrance
     (other than the rights to servicing and related compensation as provided in the Pooling and Servicing Agreement and certain related agreements);

          (i) the related assignment of mortgage and related assignment of the assignment of leases and rents is legal, valid and binding;

          (j) the Mortgage Loan Seller's endorsement of the related Mortgage
     Note constitutes the legal and binding assignment of the Mortgage Note, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors' rights and general equitable principles, and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the mortgage loan and related mortgage loan documents;

          (k) each Mortgage and Mortgage Note is a legal, valid and binding obligation of the parties thereto (subject to any non-recourse provisions therein), enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors'
     rights and general equitable principles and except that certain provisions of such documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render such documents invalid as a whole, and such documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby;

          (l) the terms of the mortgage loan and related mortgage loan documents have not been modified or waived in any material respect except as set forth in the related mortgage loan file;

          (m) the mortgage loan has not been satisfied, canceled, subordinated, released or rescinded and the related borrower has not been released from its obligations under any mortgage loan document;

          (n) except with respect to the enforceability of provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, none of the mortgage loan documents is subject to any right of rescission, set-off, valid counterclaim or defense;

                                      S-106

          (o) the terms of each mortgage loan document complied in all material respects with all applicable local, state or federal laws including usury to the extent non-compliance would have a material adverse effect on the mortgage loan;

          (p) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, based on inquiry customary in the industry, and to the Mortgage Loan Seller's actual knowledge, as of the
     Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with applicable zoning law, except to the extent that any material non-compliance therewith is insured by the title insurance policy (or binding commitment therefor)
     or law and ordinance insurance coverage has been obtained;

          (q) to the Mortgage Loan Seller's knowledge, (i) in reliance on an engineering report, the related Mortgaged Property is in good repair or escrows have been established to cover the estimated costs of repairs and
     (ii) no condemnation proceedings are pending;

          (r) as of the date of origination of the mortgage loan and as of the
     Closing Date, the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage;

          (s) all escrow amounts required to be deposited by the borrower at origination have been deposited; and

          (t) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, and to the Mortgage Loan Seller's actual knowledge, as of the Closing Date, there are no pending actions, suits or proceedings by or before any court or other governmental authority against or affecting the related borrower under the mortgage loan or the Mortgaged
     Property which, if determined against the borrower or property would materially and adversely affect the value of such property or ability of the borrower or the current use of the Mortgaged Property to generate net cash flow sufficient to pay principal, interest and other amounts due under the mortgage loan.

     If a Mortgage Loan Seller has been notified of a breach of any of the foregoing representations and warranties or of a document defect that in any case materially and adversely affects the value of a mortgage loan, the related
Mortgaged Property or the interests of the Certificateholders in the mortgage loan, and if the respective Mortgage Loan Seller cannot cure the breach or defect within a period of 90 days following its receipt of that notice or, in the case of a breach or a defect that would cause the mortgage loan not to be a
"qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, if earlier, its discovery of the breach or defect (the "Initial Resolution
Period"), then the respective Mortgage Loan Seller will be obligated pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans, to the Trustee), to (a) repurchase the affected mortgage loan or the related REO Loan within the Initial Resolution
Period (or with respect to certain breaches or document defects, an extended cure period), at a price (the "Purchase Price") equal to the sum of (1) the outstanding principal balance of the mortgage loan (or related REO Loan) as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan
(or the related REO Loan) at the related Mortgage Rate, in effect from time to time (excluding any portion of such interest that represents default interest), to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement
Rate, Special Servicing Fees (whether paid or unpaid) and additional trust fund expenses in respect of the mortgage loan or related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a Mortgage Loan Seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the
Master Servicer, the Special Servicer, the Depositor or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such mortgage loan (or related REO Loan), and (5)
Liquidation Fees, if any, payable with respect to the affected mortgage loan or
(b) within 2 years following the Closing Date, substitute a Qualified Substitute
Mortgage Loan and pay any shortfall amount equal to the difference between the
Purchase Price of the mortgage loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; provided, that the

                                      S-107

applicable Mortgage Loan Seller generally has an additional 90-day period immediately following the expiration of the Initial Resolution Period to cure the breach or defect if it is diligently proceeding toward that cure, and has delivered to each Rating Agency, the Master Servicer, the Special Servicer, the
Trustee and the Directing Certificateholder an officer's certificate that describes the reasons that a cure was not effected within the Initial Resolution
Period. Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the
Mortgage Loan Seller's receipt of notice or discovery of a breach or defect, with no extension, if such breach or defect would cause the mortgage loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.
Any breach of a representation or warranty with respect to a mortgage loan that is cross-collateralized with other mortgage loans may require the repurchase of or substitution for such other mortgage loans to the extent described under
"--Repurchase or Substitution of Cross-Collateralized Mortgage Loans" below.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage
Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e)
have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current LTV Ratio equal to or less than the lesser of the deleted mortgage loan as of the Closing Date or 75%, in each case using a
"value" for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute ("MAI"); (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) in all material respects with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an environmental report with respect to the related Mortgaged Property that will be delivered as a part of the related
Mortgage File; (i) have a then-current debt service coverage ratio at least equal to the greater of the original debt service coverage ratio of the deleted mortgage loan as of the Closing Date, and 1.25x; (j) constitute a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code as evidenced by an opinion of counsel (provided at the applicable Mortgage Loan
Seller's expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final
Distribution Date; (l) have prepayment restrictions comparable to those of the deleted mortgage loan; (m) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by such Rating Agency to any class of Certificates then rated by such Rating Agency, respectively (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan
Seller); (n) have been approved by the Directing Certificateholder; (o) prohibit
Defeasance within two years of the Closing Date; and (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of either the Lower-Tier REMIC or the Upper-Tier REMIC or the imposition of tax on either REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement.
In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a)
are required to be determined on the basis of aggregate principal balances and
(y) each proposed substitute mortgage loan shall individually satisfy each of the requirements specified in clauses (b) through (p), except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee and the Trustee Fee) shall be lower than the highest fixed Pass-Through Rate (and not subject to a cap equal to the WAC Rate) of any class of Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, (i) the applicable Mortgage Loan
Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee and the Directing Certificateholder and (ii) such Qualified Substitute Mortgage
Loan will become a part of the same Loan Group as the deleted mortgage loan.

                                      S-108

     The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee under the
Pooling and Servicing Agreement for any uncured breach of any Mortgage Loan
Seller's representations and warranties regarding the mortgage loans or any uncured document defect; provided, however, if any breach pertains to a representation or warranty that the related mortgage loan documents or any particular mortgage loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such mortgage loan document(s), then the applicable Mortgage Loan Seller will be required to cure such breach within the applicable cure period (as the same may be extended) by reimbursing to the trust the reasonable amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the Trustee
or the trust fund that are the basis of such breach and have not been reimbursed by the related borrower; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable Mortgage Loan Seller will have the option to either repurchase or substitute for the related mortgage loan as provided above or pay such costs and expenses. The applicable Mortgage Loan
Seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable Mortgage Loan Seller will be deemed to have cured the breach in all respects. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage
Loan Seller to the Depositor, and none of the Depositor, the Master Servicer, the Special Servicer, the other Mortgage Loan Sellers, the Trustee, the Paying
Agent, J.P. Morgan Securities Inc., CIBC World Markets Corp. and Wachovia
Capital Markets, LLC (collectively, the "Underwriters") or any of their affiliates will be obligated to repurchase any affected mortgage loan in connection with a breach of the Mortgage Loan Seller's representations and warranties or in connection with a document defect if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the
Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties, subject to the exceptions to the representations and warranties, made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See
"Description of the Pooling Agreements--Representations and Warranties;
Repurchases" in the prospectus.

REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected mortgage loan as provided above with respect to a document omission or defect or a breach of a representation or warranty and such mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans (each a "Crossed Loan"), such document omission or defect or breach of a representation or warranty will be deemed to affect all such Crossed
Loans. In such event, the applicable Mortgage Loan Seller will be required to
(1) repurchase or substitute for all such Crossed Loans which are, or are deemed to be, materially and adversely affected by such document defect or omission or breach of a representation or warranty or (2) if the Crossed Loans meet the criteria listed below, repurchase or substitute for only the affected mortgage loan in the manner described above in "--Representations and Warranties;
Repurchases and Substitutions." The Mortgage Loan Seller may (in its discretion)
repurchase or substitute for only the affected mortgage loan if, among other things, (i) the weighted average debt service coverage ratio for all the remaining Crossed Loans, excluding the affected Crossed Loan, for the four most recent reported calendar quarters preceding the repurchase or substitution is not less than the greater of (x) the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan for the four most recent reported calendar quarters preceding the repurchase or substitution and (y) 1.25x, (ii) the weighted average loan-to-value ratio for all of the remaining Crossed Loans, excluding the affected Crossed Loan, based upon the appraised values of the related Mortgaged Properties at the time of repurchase or substitution, is not greater than the lesser of (x) the weighted average loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan at the time of repurchase or substitution, (y) the weighted average loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan, as of the Cut-off Date and (z) 75% and
(iii) the related Mortgage Loan Seller causes the affected Crossed Loan to become not cross-collateralized and cross-defaulted with the remaining related
Crossed Loans prior to such repurchase and provides the Trustee with certain
REMIC opinions.

                                      S-109

LOCKBOX ACCOUNTS

     With respect to 56 mortgage loans (the "Lockbox Loans"), representing approximately 71.1% of the Initial Pool Balance (48 mortgage loans in Loan Group
1, representing approximately 73.4% of the Initial Loan Group 1 Balance and 8
mortgage loans in Loan Group 2, representing approximately 60.1% of the Initial
Loan Group 2 Balance), one or more accounts (collectively, the "Lockbox
Accounts") have been or may be established into which the related borrower, property manager and/or tenants directly deposit rents or other revenues from the related Mortgaged Property. Pursuant to the terms of 3 Lockbox Loans, representing approximately 5.3% of the Initial Pool Balance (approximately 6.4%
of the Initial Loan Group 1 Balance), the related Lockbox Accounts were required to be established on the origination dates of the related mortgage loans into which operating lessees are required to make deposits directly and amounts may not be released to the borrowers, unless, with respect to certain Lockbox Loans, all debt service and required reserve account deposits have been made. Pursuant to the terms of 12 Lockbox Loans, representing approximately 35.3% of the
Initial Pool Balance (approximately 42.6% of the Initial Loan Group 1 Balance), a cash management account was required to be established for such mortgage loans on or about the origination date of such mortgage loans into which the operating lessees are required to deposit rents directly, but the related borrower will have withdrawal rights until the occurrence of certain events specified in the related mortgage loan documents. Pursuant to the terms of 41 Lockbox Loans, representing approximately 30.6% of the Initial Pool Balance (33 mortgage loans in Loan Group 1, representing approximately 24.4% of the Initial Loan Group 1
Balance and 8 mortgage loans in Loan Group 2, representing approximately 60.1%
of the Initial Loan Group 2 Balance), the related mortgage loan documents provide for the establishment of a Lockbox Account upon the occurrence of certain events (such as an event of default under the related mortgage loan documents). Except as set forth above, the agreements governing the Lockbox
Accounts provide that the borrower has no withdrawal or transfer rights with respect to the related Lockbox Account. The Lockbox Accounts will not be assets of either REMIC.

                               TRANSACTION PARTIES

THE SPONSORS

     JPMorgan Chase Bank, National Association

     General. JPMCB, a national banking association, is a sponsor. JPMCB is also acting as a Mortgage Loan Seller. JPMCB is an affiliate of J.P. Morgan
Securities Inc. and of the Depositor. See "The Sponsor" in the prospectus.

     Sponsor's Securitization Program. The following is a description of JPMCB's commercial mortgage-backed securities securitization program. JPMCB originates and underwrites loans through six regional offices.

     JPMCB's primary business is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for JPMCB's securitization program. As sponsor, JPMCB sells the majority of the loans it originates through
CMBS securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in
1994 and securitizing commercial mortgage loans in 1995. As of March 31, 2006, the total amount of commercial mortgage loans originated and securitized by
JPMCB and its predecessors is in excess of $36.5 billion. Of that amount, approximately $39.6 billion have been securitized by the Depositor. In its fiscal year ended December 31, 2005, JPMCB originated approximately $12.0 billion of commercial mortgage loans, of which approximately $10.0 billion were securitized by the Depositor.

     JPMCB's annual commercial mortgage loan originations have grown from approximately $100 million in 1996 to approximately $3.0 billion in 2001 and to approximately $12.0 billion in 2005. The commercial mortgage loans originated by
JPMCB include both fixed- and floating-rate loans and both smaller "conduit"
loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured

                                      S-110

housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

     As a sponsor, JPMCB originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, J.P. Morgan Securities Inc., and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Multiple seller transactions in which JPMCB has participated to date include the "CIBC" program, in which JPMCB and CIBC Inc.
generally are loan sellers, and the "Large Diversified Pool" program ("LDP"), in which JPMCB, Nomura Credit & Capital, Inc., LaSalle Bank National Association,
Eurohypo AG, New York Branch, PNC Bank, National Association, Capmark Finance
Inc. and other financial institutions generally are loan sellers. Some of these loan sellers may be affiliated with underwriters on the transactions. As of
March 31, 2006, JPMCB securitized approximately $20.0 billion through the CIBC program and approximately $15.8 billion through the LDP program.

     Neither JPMCB nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed servicer of its securitized loans to rating-agency approved servicers, including Capmark Finance Inc., Midland Loan Services, Inc. and Wachovia Bank,
National Association, among others.

     JPMCB is also a Mortgage Loan Seller, the Swap Counterparty and an affiliate of J.P. Morgan Chase Commercial Mortgage Securities Corp., which is the Depositor, and is an affiliate of J.P. Morgan Securities Inc., which is acting as an Underwriter for this transaction.

     CIBC Inc.

     General. CIBC Inc. is a sponsor. CIBC Inc. is also acting as a Mortgage
Loan Seller. CIBC Inc. is an affiliate of CIBC World Markets Corp., one of the
Underwriters for this transaction.

     CIBC Inc. is a majority owned subsidiary of Canadian Imperial Holdings Inc.
and is a corporation incorporated under the laws of Delaware. Canadian Imperial
Holdings Inc. is a wholly-owned subsidiary of CIBC Delaware Holdings Inc., also a Delaware corporation, which is an indirect wholly owned subsidiary of Canadian
Imperial Bank of Commerce. Canadian Imperial Bank of Commerce is a bank chartered under the Bank Act of Canada, having its head office in the City of
Toronto, in the Province of Ontario, Canada. It is licensed to do business in the United States through its agency located in New York, New York.

     Sponsor's Securitization Program. The following is a description of CIBC
Inc.'s commercial mortgage-backed securities securitization program. CIBC Inc.
originates and underwrites loans through five regional offices.

     CIBC Inc.'s primary business is the underwriting and origination of fixed rate mortgage loans secured by commercial or multifamily properties for CIBC
Inc.'s securitization program. CIBC Inc. also originates floating rate loans
(e.g. construction and interim loans) on the same property types, the majority of which CIBC Inc. holds on its balance sheet. As sponsor, CIBC Inc. sells the majority of the fixed-rate loans it originates through commercial mortgage-backed securities securitizations. CIBC Inc. began originating commercial mortgage loans for securitization in 1997 and securitizing commercial mortgage loans in 1998. As of June 30, 2006, the total amount of commercial mortgage loans originated and securitized by CIBC Inc. is in excess of $11.5 billion.

     In the calendar year ended December 31, 2005, CIBC Inc. originated approximately $3.2 billion of commercial mortgage loans, and securitized approximately $2.9 billion of commercial mortgage loans.

                                      S-111

     CIBC Inc.'s annual commercial mortgage loan originations intended for securitization have grown from approximately $154 million in 1997 to approximately $1 billion in 2001 and to approximately $3.2 billion in 2005. The commercial mortgage loans originated by CIBC Inc. include both fixed-rate and floating-rate loans and both smaller "conduit" loans and large loans. CIBC Inc.
primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. CIBC Inc. originates loans in every state other than in
Arizona and Wisconsin (in Arizona and Wisconsin, CIBC Inc.'s affiliate Canadian
Imperial Bank of Commerce, New York Agency originates commercial mortgage loans).

     As a sponsor, CIBC Inc. originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, CIBC World Markets Corp., and other underwriters, CIBC Inc. works with rating agencies, loan sellers, subordinated debt purchasers and servicers in structuring the securitization transaction. CIBC Inc. acts as sponsor, originator or loan seller in transactions in which other entities also act as sponsor and/or mortgage loan seller. Multiple seller transactions in which CIBC
Inc. has participated to date have included for the most part the "CIBC"
program, in which CIBC Inc. and JPMCB generally are loan sellers. Some of these loan sellers may be affiliated with underwriters on the transactions. As of June
30, 2006, CIBC Inc. securitized approximately $9.4 billion through the CIBC program.

     Neither CIBC Inc. nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, CIBC Inc. sells the right to be appointed servicer of its securitized loans to rating-agency approved servicers, including Capmark Finance Inc., Midland Loan Services, Inc.
and Wachovia Bank National Association, among others.

THE DEPOSITOR

     On the Closing Date, the Depositor will acquire the mortgage loans from each sponsor and will simultaneously transfer the mortgage loans, without recourse, to the Trustee for the benefit of the Certificateholders. See "The
Depositor" in the prospectus.

             -----------                                  -----------
               Sponsor                                      Sponsor
             -----------                                  -----------
                       \     _            Mortgage           _
                        \   |\              Loans       /     /|
           Mortgage     _\|   \  $                     /     /
             Loans             \                     |/_    /   $
                                  ------------
                                    Depositor
                                  ------------
                                      |  /|\
                            Mortgage  |   |  Certificates
                              Loans   |   |
                                     \|/  |
                                  ------------
                                   Trust Fund
                                  ------------

SIGNIFICANT OBLIGOR

     The Mortgaged Property that secures the RREEF Silicon Valley Office
Portfolio Loan represents approximately 11.6% of the Initial Pool Balance. See
Annex A-1 in this free writing prospectus. The RREEF Silicon Valley Office
Portfolio Loan and the RREEF Silicon Valley Office Portfolio Companion

                                      S-112

Loans are secured by the same mortgage instrument on the related Mortgaged
Property. See Annex A-1 and "Description of the Mortgage Pool--The RREEF Silicon
Valley Office Portfolio Whole Loan" in this free writing prospectus.

THE MORTGAGE LOAN SELLERS

     The Mortgage Loan Sellers are JPMCB and CIBC Inc. JPMCB is also a sponsor and is an affiliate of each of the Depositor and J.P. Morgan Securities Inc., one of the Underwriters. CIBC Inc. is also a sponsor and is an affiliate of CIBC
World Markets Corp., one of the Underwriters.

     JPMorgan Chase Bank, National Association

     See "The Sponsors" in this free writing prospectus and the prospectus for a discussion relating to JPMCB.

     CIBC Inc.

     See "The Sponsors" in this free writing prospectus for a discussion relating to CIBC Inc.

     The information set forth in this free writing prospectus concerning the
Mortgage Loan Sellers and their underwriting standards has been provided by the
Mortgage Loan Sellers.

     Underwriting Guidelines and Processes

     Each Mortgage Loan Seller has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. Each Mortgage Loan Seller has confirmed to the Depositor and the Underwriters that its guidelines are generally consistent with those described below. All of the mortgage loans were generally underwritten in accordance with such guidelines. In some instances, one or more provisions of the guidelines were waived or modified by a Mortgage Loan Seller at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be included in the trust were originated or acquired by each Mortgage Loan Seller in accordance with the commercial mortgage-backed securitization program of each Mortgage Loan
Seller.

     Property Analysis. The related Mortgage Loan Seller generally performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The related Mortgage Loan Seller assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, the related Mortgage Loan Seller evaluates the property's age, physical condition, operating history, lease and tenant mix, and management.

     Cash Flow Analysis. The related Mortgage Loan Seller reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in this free writing prospectus.

     Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the related
Mortgage Loan Seller obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and
Enforcement Act of 1989 ("FIRREA"). The appraisal is generally based on the highest and best use of the Mortgaged Property and must include an estimate of the then current market value of the property in its then current condition although in certain cases, a Mortgage Loan Seller may also obtain a value on an
"as-stabilized" basis. The related Mortgage Loan Seller then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value set forth in the appraisal.

                                      S-113

     Evaluation of Borrower. The Mortgage Loan Seller evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. The related Mortgage Loan Seller evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

     Environmental Site Assessment. Prior to origination, the related Mortgage
Loan Seller either (i) obtains or updates an environmental site assessment
("ESA") for a Mortgaged Property prepared by a qualified environmental firm or
(ii) obtains an environmental insurance policy for a Mortgaged Property. If an
ESA is obtained or updated, the related Mortgage Loan Seller reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste or other material adverse environmental condition or circumstance. In cases in which the ESA identifies violations that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the related Mortgage Loan Seller either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B)
establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time,
(D) obtain an environmental insurance policy for the Mortgaged Property, (E)
provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

     Certain of the mortgage loans may also have secured creditor or other environmental policies. See "Description of the Mortgage Pool--Certain Terms and
Conditions of the Mortgage Loans--Hazard, Liability and Other Insurance" above.

     Physical Assessment Report. Prior to origination, the related Mortgage Loan
Seller obtains a physical assessment report ("PAR") for each Mortgaged Property prepared by a qualified structural engineering firm. The related Mortgage Loan
Seller reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the related Mortgage Loan
Seller generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

     Title Insurance Policy. The borrower is required to provide, and the related Mortgage Loan Seller reviews, a title insurance policy for each
Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

     Property Insurance. The borrower is required to provide, and the related
Mortgage Loan Seller reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance

                                      S-114

generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing "special" form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and
(5) such other coverage as the related Mortgage Loan Seller may require based on the specific characteristics of the Mortgaged Property.

THE ISSUING ENTITY

     J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-CIBC16, the
issuing entity (the "Issuing Entity"), will be a New York common law trust, formed on the Closing Date pursuant to the Pooling and Servicing Agreement. See
"The Issuing Entity" in the prospectus.

     The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to certificateholders and other activities described in this free writing prospectus. Accordingly, the Issuing Entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Certificate Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Issuing Entity may not lend or borrow money, except that the
Master Servicer, the Special Servicer and the Trustee may make advances of delinquent monthly debt service payments and servicing advances to the Issuing
Entity, but only to the extent it deems such advances to be recoverable from the related mortgage loan; such advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set in this free writing prospectus under "Servicing of the Mortgage
Loans--Amendment." The Issuing Entity administers the mortgage loans through the
Trustee, the Paying Agent, the Master Servicer and the Special Servicer. A
discussion of the duties of the Trustee, the Paying Agent, the Master Servicer and the Special Servicer, including any discretionary activities performed by each of them, is set forth in this free writing prospectus under "--The Trustee,
Paying Agent, Certificate Registrar and Authenticating Agent," "--The Master
Servicer," and "--The Special Servicer" and "Servicing of the Mortgage Loans."

     The only assets of the Issuing Entity other than the mortgage loans and any
REO Properties are the Certificate Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Certificate Account and other accounts are invested. The
Issuing Entity has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties and certain other activities described in this free writing prospectus, and indemnity obligations to the Trustee, the Paying Agent, the Depositor, the Master Servicer and the
Special Servicer. The fiscal year of the Trust is the calendar year. The Issuing
Entity has no executive officers or board of directors and acts through the
Trustee, the Paying Agent, the Master Servicer and the Special Servicer.

     The Depositor is contributing the mortgage loans to the Issuing Entity. The
Depositor is purchasing the mortgage loans from the Mortgage Loan Sellers, as described in this free writing prospectus under "Description of the Mortgage
Pool--Sale of the Mortgage Loans, Paying Agent; Mortgage File Delivery" and
"--Representations and Warranties; Repurchases and Substitutions."

THE TRUSTEE, PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     Wells Fargo Bank, N.A. will be the trustee, paying agent, certificate registrar (in that capacity, the "Certificate Registrar"), authenticating agent
(in that capacity, the "Authenticating Agent") and custodian under the Pooling and Servicing Agreement.

     Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is among the leading
U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer

                                      S-115

finance services throughout the United States. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Mortgage Loan Sellers, the
Master Servicer and the Special Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo
Bank's principal corporate trust offices are located at 9062 Old Annapolis Road,
Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota
55479-0113.

     Wells Fargo Bank has provided corporate trust services since 1934. Wells
Fargo Bank acts as trustee with respect to a variety of transactions and asset types including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of June 30, 2006, Wells Fargo
Bank was acting as trustee on more than 270 series of commercial mortgage-backed securities with an aggregate principal balance of over $250 billion.

     In its capacity as trustee on commercial mortgage securitizations, Wells
Fargo Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

     Wells Fargo Bank is also acting as custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement. In that capacity, Wells Fargo
Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells
Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Wells
Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of June 30, 2006, Wells Fargo Bank was
acting as custodian of more than 25,000 commercial mortgage loan files.

     Wells Fargo Bank serves or has served within the past two years as loan file custodian for various mortgage loans owned by one or more of the Mortgage
Loan Sellers or an affiliate of such Mortgage Loan Sellers and anticipates that one or more of those mortgage loans may be included in the trust. The terms of the custodial agreement under which those services are provided by the Trustee are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

     Under the terms of the Pooling and Servicing Agreement, the Trustee is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, the Trustee is responsible for the preparation of all REMIC and grantor trust tax and information returns on behalf of the REMICs and the preparation of monthly reports on Form 10-D and the filing of annual reports on Form 10-K and certain reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration in connection with mortgage-backed securities in excess of 20 years and in connection with commercial mortgage-backed securities since 1997. It has acted as securities administrator with respect to more than
325 series of commercial mortgage-backed securities, and, as of June 30, 2006, was acting as securities administrator with respect to more than $280 billion of outstanding commercial mortgage-backed securities.

     There have been no material changes to Wells Fargo's policies or procedures with respect to its securities administration function other than changes required by applicable laws.

     In the past three years, Wells Fargo has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo with respect to commercial mortgage-backed securities.

                                      S-116

     As compensation for the performance of its routine duties, the Trustee will be paid a fee (the "Trustee Fee" ) payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.0010% per annum (the "Trustee Fee Rate") and the Stated Principal Balance
of the mortgage loans and in the same manner as interest is calculated on the related mortgage loan. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by it in the performance of its duties as the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as
Trustee under the Pooling and Servicing Agreement, and not any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. The Trustee will not be entitled to any fee with respect to the One &
Two Prudential Plaza Pari Passu Companion Loan or any AB Subordinate Companion
Loan. See "Description of the Pooling Agreements--The Trustee," "--Duties of the
Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and
Removal of the Trustee" in the prospectus.

     The Trustee and its directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust fund against any loss, liability or expense incurred without negligence, bad faith or willful malfeasance on its part, arising out of, or in connection with the Pooling and
Servicing Agreement, the Certificates and the mortgage loans.

THE MASTER SERVICER

     Capmark Finance Inc. ("Capmark") will be the master servicer (the "Master
Servicer") and will be responsible for the master servicing and administration of the mortgage loans (other than the One & Two Prudential Plaza Mortgage Loan)
pursuant to the Pooling and Servicing Agreement.

     Capmark is a California corporation and has been servicing commercial and multifamily mortgage loans in private label commercial mortgage-backed securities transactions since 1995. As of June 30, 2006, Capmark was the master servicer of a portfolio of multifamily and commercial loans in commercial mortgage-backed securities transactions in the United States totaling approximately $131.3 billion in aggregate outstanding principal balance. The table below contains information on the size and growth of the portfolio of commercial and multifamily loans in commercial mortgage-backed securities transactions in the United States from 2003 to 2005 in respect of which Capmark has acted as master servicer.

                                                       YEAR (AMTS IN $ BILLIONS)
                                                       -------------------------
                                                          2003    2004    2005
                                                         -----   -----   -----
CMBS (US) ..........................................      99.0   100.2   122.4
Other ..............................................     103.3    97.0   102.8
Total ..............................................     202.3   197.2   225.2

     Capmark has developed policies and procedures for the performance of its master servicing obligations in compliance with applicable servicing agreements, and the applicable servicing criteria set forth in Item 1122 of Regulation AB.
These policies and procedures include, among other things, sending delinquency notices for loans prior to servicing transfer.

     No master servicer event of default has occurred in a securitization transaction involving commercial mortgage loans in which Capmark was acting as master servicer as a result of any action or inaction of Capmark as master servicer, including as a result of Capmark's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

     GMAC Commercial Mortgage Corporation legally changed its name to Capmark
Finance Inc. in May 2006. Capmark Finance Inc. is a wholly-owned subsidiary of
Capmark Financial Group Inc. ("Capmark Financial Group"), which is majority owned by an entity controlled by affiliates of Kohlberg Kravis Roberts & Co.
L.P., Five Mile Capital Partners LLC and Goldman Sachs Capital Partners. The
minority owners of Capmark Financial Group consist of GMAC Mortgage Group, Inc.
and certain directors and officers of Capmark Financial Group and its subsidiaries.

                                      S-117

     Capmark Servicer Ireland Limited (formerly known as GMAC Commercial
Mortgage Servicing (Ireland) Limited) opened in January 2000 and is headquartered in Mullingar, Ireland. The Irish unit is engaged in servicing all
European loans and deals and, as a general matter, provides certain back office functions for Capmark's portfolio in the United States.

     CapMark Overseas Processing India Private Limited opened in September 2002 and was acquired by Capmark in July 2003. CapMark Overseas Processing India
Private Limited is located in Hyderabad (Andra Pradesh), India and provides certain back office functions for Capmark's portfolio in the United States.

     Each of Capmark Servicer Ireland Limited and CapMark Overseas Processing
India Private Limited report to the same managing director of Capmark.

     From time-to-time Capmark and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Capmark does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as master servicer.

THE SPECIAL SERVICER

     Midland Loan Services, Inc. (the "Midland") will be the special servicer
(the "Special Servicer") and in this capacity will initially be responsible for the servicing and administration of the Specially Serviced Mortgage Loans and
REO Properties (other than the One & Two Prudential Plaza Mortgaged Property)
pursuant to the Pooling and Servicing Agreement.

     Midland is a Delaware corporation and a wholly-owned subsidiary of PNC
Bank, National Association. Midland's principal servicing office is located at
10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

     Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities by S&P, Moody's and Fitch, Inc.
("Fitch"). Midland has received the highest rankings as a master, primary and special servicer from both S&P and Fitch. S&P ranks Midland as "Strong" and
Fitch ranks Midland as "1" for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

     Midland has adopted written policies and procedures relating to its various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland's servicing agreements, including procedures for managing delinquent loans. Midland has made certain changes to its servicing policies, procedures and controls in the past three years, which address, among other things, (i) Midland's conversion to its proprietary
Enterprise!(R) Loan Management System as its central servicing and investor reporting system; and (ii) an updated disaster recovery plan.

     Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the
Servicing Standards.

     No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland's failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

                                      S-118

     From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

     Midland currently maintains an Internet-based investor reporting system,
CMBS Investor Insight(R), that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the Certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland's website at www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

     As of June 30, 2006, Midland was servicing approximately 18,100 commercial and multifamily mortgage loans with a principal balance of approximately $150.7 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 13,700 of such loans, with a total principal balance of approximately $113.7 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of June 30, 2006, Midland was named the special servicer in approximately 119 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $82.0 billion. With respect to such transactions as of such date, Midland was administering approximately 80 assets with an outstanding principal balance of approximately
$633.6 million.

     Midland has been servicing mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of commercial and multifamily mortgage loans in commercial mortgaged-backed securities and other servicing transactions for which Midland has acted as master and/or primary servicer from 2003 to 2005.

                                                       CALENDAR YEAR END
PORTFOLIO GROWTH - MASTER/PRIMARY              (APPROXIMATE AMOUNTS IN BILLIONS)
                                               ---------------------------------
                                                       2003   2004   2005
                                                       ----   ----   ----
CMBS........................................            $60    $70   $104
Other.......................................            $23    $28   $ 32
Total.......................................            $83    $98   $136

     Midland has acted as a special servicer for commercial and multifamily mortgage loans in commercial mortgage-backed securities transactions since 1992.
The table below contains information on the size and growth of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to Midland as special servicer in commercial mortgage-backed securities transactions from 2003 to 2005.

                                                       CALENDAR YEAR END
PORTFOLIO GROWTH - CMBS SPECIAL SERVICING      (APPROXIMATE AMOUNTS IN BILLIONS)
                                               ---------------------------------
                                                       2003   2004   2005
                                                       ----   ----   ----
Total.......................................            $40    $49    $65

     The information set forth in this free writing prospectus concerning the
Special Servicer has been provided by the Special Servicer.

REPLACEMENT OF THE SPECIAL SERVICER

     The Special Servicer may be removed, and a successor Special Servicer appointed at any time by the Directing Certificateholder, provided, that each
Rating Agency confirms in writing that the replacement

                                      S-119

of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrade of the then-current ratings assigned to any Class of
Certificates. With respect to the RREEF Silicon Valley Office Portfolio Whole
Loan only, the Special Servicer may be removed, and a successor Special Servicer appointed by the RREEF Silicon Valley Office Portfolio Majority Controlling
Noteholders, to the extent set forth in the RREEF Silicon Valley Office
Portfolio Intercreditor Agreement. With respect to the One & Two Prudential
Plaza Whole Loan, the One & Two Prudential Plaza Special Servicer may be
removed, and a successor One & Two Prudential Plaza Special Servicer appointed at any time by the One & Two Prudential Plaza Directing Certificateholder, to
the extent set forth in the One & Two Prudential Plaza Intercreditor Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The fee of the Master Servicer (the "Servicing Fee") will be payable monthly from amounts received in respect of each mortgage loan (including the
One & Two Prudential Plaza Loan) and the AB Subordinate Companion Loans, and
will accrue at a rate (the "Servicing Fee Rate"), equal to a per annum rate ranging from 0.02% to 0.11%. As of the Cut-off Date, the weighted average
Servicing Fee Rate will be approximately 0.025501% per annum. In addition to the
Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation (other than with respect to the One & Two Prudential
Plaza Loan), (1) a specified percentage of application, defeasance and certain non-material modification, waiver and consent fees, provided, with respect to the non-material modification, waiver and consent fees, the consent of the
Special Servicer is not required for the related transaction, (2) a specified percentage of all assumption (subject to certain subservicing agreements), extension, material modification, waiver, consent and earnout fees, in each case, with respect to all mortgage loans and the AB Subordinate Companion Loans that are not Specially Serviced Mortgage Loans, but arise from a transaction that requires the approval of the Special Servicer and (3) late payment charges and default interest paid by the borrowers (that were collected while the related mortgage loans and the related AB Subordinate Companion Loans were not
Specially Serviced Mortgage Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan or the related AB Subordinate Companion Loans since the Closing
Date. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted
Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing
Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

     The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans (including the One & Two Prudential Plaza Loan) and the AB
Subordinate Companion Loans and in the same manner as interest is calculated on the mortgage loans and the AB Subordinate Companion Loans. The Servicing Fee for
each mortgage loan is included in the Administrative Cost Rate listed for that mortgage loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360
Basis will be recomputed on the basis of twelve 30-day months, assuming a
360-day year ("30/360 Basis") for purposes of calculating the Net Mortgage Rate.
With respect to the AB Subordinate Companion Loans, the Servicing Fee, if any,
will be computed and allocated as provided in the related Intercreditor
Agreement.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout
Fee and the Liquidation Fee. The One & Two Prudential Plaza Loan will be serviced under the One & Two Prudential Plaza Pooling Agreement (including those occasions under the One & Two Prudential Plaza Pooling Agreement when the servicing of the One & Two Prudential Plaza Loan has been transferred from the
One & Two Prudential Plaza Master Servicer to the One & Two Prudential Plaza
Special Servicer). Accordingly, in its capacity as the Special Servicer under the Pooling and Servicing Agreement, the Special Servicer will not be entitled to receive any special servicing compensation for the One & Two Prudential Plaza
Loan. Only the One & Two Prudential Plaza Special Servicer will be entitled to special servicing compensation on the One & Two Prudential Plaza Loan.

                                      S-120

     The "Special Servicing Fee" will accrue with respect to each Specially
Serviced Mortgage Loan at a rate equal to 0.25% per annum (the "Special
Servicing Fee Rate"), calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly, first from Liquidation Proceeds and Insurance and Condemnation Proceeds
with respect to such Specially Serviced Mortgage Loan and then from general collections on all the mortgage loans and any REO Properties in the trust fund.
The One & Two Prudential Plaza Whole Loan will be subject to a special servicing fee pursuant to the One & Two Prudential Plaza Pooling Agreement, which will accrue at a rate equal to 0.35% per annum.

     The "Workout Fee" will generally be payable with respect to each Corrected
Mortgage Loan and will be calculated by application of a "Workout Fee Rate" of
1.00% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan (including the RREEF Silicon Valley Office
Portfolio Whole Loan) for so long as it remains a Corrected Mortgage Loan. The
Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a
Corrected Mortgage Loan. The One & Two Prudential Plaza Whole Loan will be subject to a workout fee pursuant to the One & Two Prudential Plaza Pooling
Agreement, which will accrue at a rate equal to 1% per annum.

     If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to a mortgage loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of that termination or resignation, but such fee will cease to be payable if the
Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout
Fees. If the Special Servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the
Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage
Loan solely because the borrower had not made three consecutive timely Periodic
Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments.

     A "Liquidation Fee" will be payable with respect to each Specially Serviced
Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced
Mortgage Loan or REO Property as to which the Special Servicer receives any
Liquidation Proceeds or Insurance and Condemnation Proceeds. The Liquidation Fee
for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.00% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of, or substitution for, any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period (or extension thereof) provided for such repurchase or substitution,
(ii) the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class or the Special Servicer, except for purchases by an unaffiliated assignee of the majority Controlling Class Certificateholder or the
Special Servicer (which assignment was for no material consideration) that purchases such Specially Serviced Mortgage Loan more than 90 days after the
Special Servicer's initial determination of the fair value of such Specially
Serviced Mortgage Loan (or with respect to (A) any AB Mortgage Loan, the holder of the related AB Subordinate Companion Loan or (B) a mortgage loan that is subject to mezzanine indebtedness, the holder of the related mezzanine loan, in either case, within the 90 days following the date that such option to purchase the related mortgage loan first becomes exercisable), (iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund, or (iv) with respect to the RREEF Silicon Valley
Office Portfolio Companion Notes, the purchase of a

                                      S-121

RREEF Silicon Valley Office Portfolio Companion Note under a separate pooling and servicing agreement (for the avoidance of doubt, a Liquidation Fee payable under the Pooling and Servicing Agreement may be payable on the entire RREEF
Silicon Valley Office Portfolio Whole Loan). The One & Two Prudential Plaza
Whole Loan will be subject to a liquidation fee pursuant to the One & Two
Prudential Plaza Pooling Agreement, which will accrue at a rate equal to 1.0%
per annum. The Special Servicer may not receive a Workout Fee and a Liquidation
Fee with respect to the same proceeds collected on a mortgage loan.

     Any Liquidation Fees in respect of the RREEF Silicon Valley Office
Portfolio Whole Loan will be payable out of, and based on, collections on the
RREEF Silicon Valley Office Portfolio Whole Loan.

     The Special Servicer will also be entitled to additional servicing compensation in the form of all application fees with respect to assumptions, assumption fees, extensions and modifications and all defeasance fees, in each case, received with respect to the Specially Serviced Mortgage Loans, and a specified percentage of all application, assumption, extension, material modification, waiver, consent and earnout fees received with respect to all mortgage loans (except for the One & Two Prudential Plaza Loan) that are not
Specially Serviced Mortgage Loans and for which the Special Servicer's consent or approval is required. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers and collected while the related mortgage loans were Specially Serviced Mortgage Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related mortgage loan since the Closing Date.

     Although the Master Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the
Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

     As and to the extent described in this free writing prospectus under
"Description of the Certificates--Advances," the Master Servicer, the Trustee
and the Special Servicer, as applicable, will be entitled to receive interest on
Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Master Servicer and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing
Agreement. Neither the Master Servicer nor the Special Servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. The Master Servicer will be responsible for all fees payable to any sub-servicers. See "Description of the
Certificates--Distributions--Method, Timing and Amount" in this free writing prospectus and "Description of the Pooling Agreements--Certificate Account" and
"--Servicing Compensation and Payment of Expenses" in the prospectus.

     If a borrower prepays a mortgage loan, in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess." Conversely, if a borrower prepays a mortgage loan, in whole or in part, after the Determination Date (or, with respect to each mortgage loan with a due date occurring after the related
Determination Date, the related due date) in any calendar month and does not pay interest on such prepayment through the following due date, then the shortfall in a full month's interest (net of related Servicing Fees) on such prepayment will constitute a "Prepayment Interest Shortfall." Prepayment Interest Excesses
(to the extent not offset by Prepayment Interest Shortfalls) collected on the mortgage loans will be retained by the Master Servicer as additional servicing compensation.

     The Master Servicer will be required to deliver to the Paying Agent for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash

                                      S-122

payment (a "Compensating Interest Payment") in an amount equal to the lesser of
(i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the mortgage loans for the related Distribution Date, and (ii) the aggregate of (A)
that portion of its Servicing Fees for the related Distribution Date that is, in the case of each and every mortgage loan and REO Loan for which such Servicing
Fees are being paid in such Due Period, calculated at 0.01% per annum, and (B)
all Prepayment Interest Excesses received by the Master Servicer during such Due
Period. If a Prepayment Interest Shortfall occurs as a result of the Master
Servicer's allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than (X)
subsequent to a default under the related mortgage loan documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Directing Certificateholder or the Special Servicer), then the Compensating
Interest Payment for the related Distribution Date will be equal to the amount of the Prepayment Interest Shortfall. In no event will the rights of the
Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

                                      S-123

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Paying Agent (the "Pooling and Servicing Agreement") and will represent in the aggregate the entire beneficial ownership interest in J.P.
Morgan Chase Commercial Mortgage Securities Trust 2006-CIBC16, which will be a trust fund consisting of: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any
REO Property but, in the case of any mortgage loan with a split loan structure, only to the extent of the trust fund's interest therein; (3) those funds or assets as from time to time are deposited in the Certificate Account, the
Distribution Accounts, the Interest Reserve Account, the Floating Rate Account,
the Gain on Sale Reserve Account or the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to its mortgage loans; (5) certain rights of the Depositor under the Purchase
Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans it sold to the Depositor; and (6) certain rights under a swap contract for the benefit of the Class A-3FL Certificates (the "Swap Contract").

     The Depositor's Commercial Mortgage Pass-Through Certificates, Series
2006-CIBC16 (the "Certificates") will consist of the following classes (each, a
"Class"): the Class A-1, Class A-2, Class A-3FL, Class A-3B, Class A-4, Class
A-SB and Class A-1A Certificates (collectively, the "Class A Certificates"), the
Class X-1 and Class X-2 Certificates (collectively, the "Class X Certificates"), and the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class
G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR,
Class R and Class LR Certificates. The Class A Certificates and the Class X
Certificates are referred to collectively in this free writing prospectus as the
"Senior Certificates." The Class A-M, Class A-J, Class B, Class C, Class D,
Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N,
Class P and Class NR Certificates are referred to collectively in this free writing prospectus as the "Subordinate Certificates." The Class A-M, Class A-J,
Class B, Class C and Class D Certificates are referred to in this free writing prospectus as the "Subordinate Offered Certificates." The Class R and Class LR
Certificates are referred to collectively in this free writing prospectus as the
"Residual Certificates."

     Only the Class A-1, Class A-2, Class A-3FL, Class A-3B, Class A-4, Class
A-SB, Class A-1A, Class A-M, Class A-J, Class X-1, Class X-2, Class B, Class C
and Class D Certificates are offered hereby (collectively, the "Offered
Certificates"). The Class E, Class F, Class G, Class H, Class J, Class K, Class
L, Class M, Class N, Class P, Class NR, Class R and Class LR Certificates
(collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933, as amended, and are not offered hereby.

     On the Closing Date, the "Class A-3FL Regular Interest" will also be issued by the trust as an uncertificated regular interest in one of the REMICs. The
Class A-3FL Regular Interest is not offered by this free writing prospectus. The
Depositor will transfer the Class A-3FL Regular Interest to the trust in exchange for the Class A-3FL Certificates. The Class A-3FL Certificates will represent all of the beneficial ownership interest in the portion of the trust that consists of the Class A-3FL Regular Interest, the Floating Rate Account and
the Swap Contract.

     The "Certificate Balance" of any Class of Certificates (other than the
Class X Certificates and Residual Certificates) and the Class A-3FL Regular
Interest (and correspondingly, the Class A-3FL Certificates) outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each Distribution Date, the
Certificate Balance of each Class of Certificates (other than the Class X
Certificates and Residual Certificates) and the Class A-3FL Regular Interest
(and correspondingly, the Class A-3FL Certificates) will be reduced by any distributions of principal actually

                                      S-124

made on, and any Collateral Support Deficit actually allocated to, that Class of
Certificates (other than the Class X Certificates and Residual Certificates) and the Class A-3FL Regular Interest (and correspondingly, the Class A-3FL
Certificates) on that Distribution Date. With respect to any Class of
Certificates (other than the Class A-3FL Certificates) or the Class A-3FL
Regular Interest that has unreimbursed Collateral Support Deficit allocated to such Class, the Certificate Balance of such Class may be increased by the amount of any recoveries of Nonrecoverable Advances, up to the unreimbursed Collateral
Support Deficit for such Class, allocated in accordance with the distribution priorities described under "--Distributions--Priority" below. The Certificate
Balance of the Class A-3FL Certificates will be reduced or increased on each
Distribution Date in an amount corresponding to any such reduction or increase in the Certificate Balance of the Class A-3FL Regular Interest. The initial
Certificate Balance of each Class of Offered Certificates is expected to be the balance set forth on the cover of this free writing prospectus. The initial
Certificate Balance of the Class A-3FL Certificates will be equal to the initial
Certificate Balance of the Class A-3FL Regular Interest, which is expected to be the balance for the Class A-3FL Certificates set forth on the cover of this free writing prospectus. The Class X-1 Certificates, the Class X-2 Certificates and
the Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

     The Class X Certificates will not have a Certificate Balance, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their notional amount ("Notional Amount"). The
Notional Amount of the Class X-1 Certificates will equal the aggregate of the
Certificate Balances of each Class of Certificates (other than the Class A-3FL,
Class X and Residual Certificates) and the Class A-3FL Regular Interest (the
"Principal Balance Certificates") outstanding from time-to-time. The initial
Notional Amount of the Class X-1 Certificates will be approximately
$2,147,426,140.

     The Notional Amount of the Class X-2 Certificates from time to time will equal the sum of the components of the Class X-2 Certificates (each, a "Class
X-2 Component"). Each of the Class X-2 Components will relate to a particular
Class of Principal Balance Certificates and, at any time during any of the periods specified on Schedule II to this free writing prospectus, will equal the lesser of (a) the specific amount identified in the table on Schedule II to this free writing prospectus with respect to the related Class of Principal Balance
Certificates for that period and (b) the then Certificate Balance of the related
Class of Principal Balance Certificates. Notwithstanding anything to the contrary in this free writing prospectus, the Notional Amount of the Class X-2
Certificates will be $0 following the Distribution Date on September 12, 2013.

     The initial Notional Amount of the Class X-2 Certificates will be approximately $2,115,339,000.

     The Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
Class N, Class P and Class NR Certificates will have an aggregate initial
Certificate Balance of approximately $174,479,140.

     The Offered Certificates (other than the Class A-3FL, Class X-1 and Class
X-2 Certificates) will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The Class A-3FL Certificates will be offered in minimum denominations of $100,000 initial Certificate Balance. The
Class X-1 and Class X-2 Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amount of not less than $1,000,000, and in integral multiples of $1 in excess thereof. The
"Percentage Interest" evidenced by any Certificate (other than the Residual
Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the Class to
which it belongs.

     The Offered Certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository
Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates
(this person, a "Certificate Owner") will be entitled to receive an Offered
Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that Class, except as set forth under "--Book-Entry
Registration and Definitive Certificates" below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered
Certificates will refer to actions taken by DTC

                                      S-125

upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, societe anonyme
("Clearstream") and Euroclear Bank, as operator of the Euroclear System
("Euroclear") participating organizations, the "Participants"), and all references in this free writing prospectus to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through DTC and its Participants in accordance with DTC procedures. See "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
prospectus.

     Until definitive certificates are issued, interests in any Class of Offered
Certificates will be transferred on the book-entry records of DTC and its
Participants.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. Certificate Owners may hold their Certificates through DTC (in the
United States) or Clearstream or Euroclear (in Europe) if they are Participants in that system, or indirectly through organizations that are Participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories")
which in turn will hold those positions in customers' securities accounts in the
Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a
"clearing corporation" within the meaning of the New York Uniform Commercial
Code and a "clearing agency" registered pursuant to Section 17A of the
Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations ("Direct Participants"). Indirect access to the DTC system also is available to others (such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a
Participant), either directly or indirectly ("Indirect Participants"). Transfers between DTC Participants will occur in accordance with DTC rules.

     Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or
Euroclear Participants, on the other, will be effected in DTC in accordance with
DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to
a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or
Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the
Offered Certificates may do so only through Direct and

                                      S-126

Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the
Paying Agent through DTC and its Direct and Indirect Participants. Accordingly,
Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Paying Agent to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered
Certificates. Except as otherwise provided under "--Reports to
Certificateholders; Certain Available Information" below, Certificate Owners will not be recognized by the Trustee, the Paying Agent, the Special Servicer or
the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its
Direct and Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered
Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of
Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the
Certificates, may be limited due to the lack of a physical certificate for the
Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing
Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

     Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

     None of the Depositor, the Master Servicer, the Underwriters, the Special
Servicer, the Trustee or the Paying Agent will have any liability for any actions taken by DTC, Euroclear or Clearstream, their respective Direct or
Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this free writing prospectus concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

     Definitive Certificates. Definitive certificates will be issued to
Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth under "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
prospectus.

     Upon the occurrence of certain events, as described in the prospectus in the second to last paragraph under "Description of the Certificates--Book-Entry
Registration and Definitive Certificates," the Paying Agent is required to notify, through DTC, Direct Participants who have ownership of Offered
Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Paying Agent will reissue the Offered Certificates as definitive certificates

                                      S-127

issued in the respective Certificate Balances or Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Trustee, the Paying Agent, the Special Servicer and the Master Servicer will recognize the holders of those definitive certificates as Certificateholders under the
Pooling and Servicing Agreement.

     For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see "Description of the Certificates--Book-Entry
Registration and Definitive Certificates" in the prospectus.

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates are required to be made by the Paying Agent, to the extent of available funds, on the 12th day of each month or, if the 12th day is not a business day, then on the next succeeding business day, commencing in October 2006 (each, a "Distribution
Date"). The "Determination Date" for any Distribution Date will be the fourth business day prior to the related Distribution Date. All distributions (other than the final distribution on any Certificate) are required to be made to the
Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the
"Record Date" will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the
Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Paying Agent with written wiring instructions no less than five business days prior to the related Record
Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the
Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

     The amount allocated to the Class A-3FL Regular Interest on the business day prior to each Distribution Date will be deposited into the Floating Rate
Account on that date, less the portion of that amount, if any, due to the Swap
Counterparty under the Swap Contract with respect to the related Distribution
Date. In addition, amounts payable to the trust by the Swap Counterparty under the Swap Contract with respect to the Distribution Date will be deposited into the Floating Rate Account. See "Description of the Swap Contract" in this free writing prospectus.

     The Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the "Certificate
Account") as described in the Pooling and Servicing Agreement. The Master
Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds)
all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (the "Insurance and Condemnation Proceeds") and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the
"Liquidation Proceeds")), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement. Notwithstanding the foregoing, the collections on the RREEF Silicon Valley Office Portfolio Loan, the One & Two
Prudential Plaza Loan and AB Mortgage Loans will be limited to the portion of such amounts that are payable to the holder of the mortgage loan included in the trust pursuant to the related intercreditor agreement.

     The Paying Agent is required to establish and maintain accounts (the
"Upper-Tier Distribution Account" and the "Lower-Tier Distribution Account",
each of which may be sub-accounts of a single account (collectively, the
"Distribution Account")), in the name of the Trustee and for the benefit of the
Certificateholders. On each Distribution Date, the Paying Agent is required to apply amounts on deposit in

                                      S-128

the Upper-Tier Distribution Account (which will include all funds that were remitted by the Master Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR
Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution
Amount to the Certificateholders as described in this free writing prospectus.
Each of the Certificate Account and the Distribution Account will conform to certain eligibility requirements set forth in the Pooling and Servicing
Agreement.

     The Master Servicer, Special Servicer and Trustee will be entitled to payment of certain fees as compensation for its services performed under the
Pooling and Servicing Agreement. Below is a summary of the fees generally payable to the Master Servicer, Special Servicer and Trustee from payments on the mortgage loans that will be payable from amounts that the trust fund is entitled to receive.

FEES                                                      RATE OR RANGE OF RATES
-------------------------------------------------------   ----------------------
Trustee Fee ...........................................          0.0010%
Master Servicing Fee ..................................       0.02% - 0.11%
Special Servicing Fee .................................           0.25%
Liquidation Fee .......................................           1.00%
Workout Fee ...........................................           1.00%

EXPENSES
-------------------------------------------------------
Interest on Advances ..................................         Prime Rate

     In addition, the Trustee, Paying Agent, Certificate Registrar,
Authenticating Agent, Master Servicer, the Special Servicer and Depositor will be entitled to be indemnified by the trust fund as described under "Transaction
Parties--The Trustee, Paying Agent, Certificate Registrar and Authenticating
Agent" and "Servicing of the Mortgage Loans--Certain Matters Regarding the
Master Servicer, the Special Servicer and the Depositor" in this free writing prospectus. Certain additional fees and costs payable by the related borrowers are allocable to the Master Servicer, Special Servicer and Trustee, but such amounts are not payable from amounts that the trust fund is entitled to receive.
See "Servicing of the Mortgage Loans" in this free writing prospectus.

     The Paying Agent is required to establish and maintain an "Interest Reserve
Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On the Master
Servicer Remittance Date occurring each February and on any Master Servicer
Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final
Distribution Date), the Paying Agent will be required to deposit amounts remitted by the Master Servicer or P&I Advances made on the related mortgage loans into the Interest Reserve Account during the related interest period, in respect of the mortgage loans that accrue interest on an Actual/360 Basis
(collectively, the "Withheld Loans"), in an amount equal to one day's interest at the Net Mortgage Rate for each Withheld Loan on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the related Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld
Amounts"). On the Master Servicer Remittance Date occurring each March (or
February, if the related Distribution Date is the final Distribution Date), the
Paying Agent will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable)
and February, if any, and deposit that amount into the Lower-Tier Distribution
Account.

     The Paying Agent is required to establish and maintain an account (the
"Gain on Sale Reserve Account"), which may be a sub-account of the Distribution
Account, in the name of the Trustee on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Collateral Support Deficits previously allocated to the
Certificates, such gains will be held and applied to offset future Collateral
Support Deficits, if any.

                                      S-129

     The Paying Agent is required to establish and maintain a "Floating Rate
Account", which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class A-3FL Certificates.
Promptly upon receipt of any payment or other receipt in respect of the Class
A-3FL Regular Interest or the Swap Contract, the Paying Agent will be required to deposit the same into the Floating Rate Account. See "Description of the Swap
Contract" in this free writing prospectus.

     The Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of the Rating Agencies ("Permitted
Investments"). The Master Servicer will be entitled to retain any interest or other income earned on such funds and the Master Servicer will be required to bear any losses resulting from the investment of such funds, as provided in the
Pooling and Servicing Agreement. The Paying Agent is authorized but not required to direct the investment of funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account and the Gain
on Sale Reserve Account in Permitted Investments. The Paying Agent will be entitled to retain any interest or other income earned on such funds and the
Paying Agent will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement.

     The aggregate amount available for distribution to Certificateholders
(other than the holders of the Class A-3FL Certificates) and the Class A-3FL
Regular Interest (and thus to the holders of the Class A-3FL Certificates to the extent described in this free writing prospectus) on each Distribution Date (the
"Available Distribution Amount") will, in general, equal the sum of the following amounts (without duplication):

     (x) the total amount of all cash received on the mortgage loans and any REO
Properties that is on deposit in the Certificate Account, the Lower-Tier
Distribution Account and, without duplication, the REO Account (and with respect to the One & Two Prudential Plaza Loan, only to the extent received by the
Paying Agent pursuant to the One & Two Prudential Plaza Pooling Agreement and/or
One & Two Prudential Plaza Intercreditor Agreement), as of the related Master
Servicer Remittance Date, exclusive of (without duplication):

          (1) all scheduled payments of principal and/or interest (the "Periodic
     Payments") and balloon payments collected but due on a due date subsequent to the related Due Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

          (2) all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation
     Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan with a due date occurring after the related
     Determination Date, subsequent to the related due date);

          (3) all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

          (4) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution
     Date), the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

          (5) all Yield Maintenance Charges;

          (6) all amounts deposited in the Certificate Account, the Lower-Tier
     Distribution Account and, without duplication, the REO Account in error;
     and

          (7) any accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

                                      S-130

     (y) all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders). See
"Description of the Pooling Agreements--Certificate Account" in the prospectus;
and

     (z) with respect to the Distribution Date occurring in each March (or
February, if such Distribution Date is the final Distribution Date), the related
Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

     The aggregate amount available for distributions to the holders of the
Class A-3FL Certificates on each Distribution Date (the "Class A-3FL Available
Funds") will equal the sum of (i) the total amount of all principal and/or interest distributions on or in respect of the Class A-3FL Regular Interest with respect to the Distribution Date and (ii) the amounts, if any, received from the
Swap Counterparty pursuant to the Swap Contract for the Distribution Date, less
(iii) all amounts required to be paid to the Swap Counterparty pursuant to the
Swap Contract for the Distribution Date. See "Description of the Swap Contract"
in this free writing prospectus.

     The "Due Period" for each Distribution Date and any mortgage loan will be the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if the mortgage loan had a
Due Date in October 2006 and ending on and including the due date for the mortgage loan in the month in which that Distribution Date occurs.

     Notwithstanding the foregoing, in the event that the last day of a Due
Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to the mortgage loans relating to the related Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

     Priority. On each Distribution Date, for so long as the Certificate
Balances or Notional Amounts of the Certificates (other than the Class A-3FL
Certificates) or the Certificate Balance of the Class A-3FL Regular Interest
have not been reduced to zero, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available
Distribution Amount, in the following order of priority:

     First, to pay interest, concurrently, (i) on the Class A-1, Class A-2,
Class A-3B, Class A-4 and Class A-SB Certificates and the Class A-3FL Regular
Interest, pro rata, from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 1 up to an amount equal to the aggregate Interest Distribution Amount for those Classes;
(ii) on the Class A-1A Certificates from the portion of the Available
Distribution Amount for such Distribution Date attributable to mortgage loans in
Loan Group 2 up to an amount equal to the aggregate Interest Distribution Amount for such Class; and (iii) on the Class X-1 and Class X-2 Certificates, pro rata, from the portion of the Available Distribution Amount for such Distribution Date up to an amount equal to the aggregate Interest Distribution Amount for those
Classes, without regard to Loan Group, in each case based upon their respective entitlements to interest for that Distribution Date; provided, however, on any
Distribution Date where the Available Distribution Amount (or applicable portion of the Available Distribution Amount) is not sufficient to make distributions in full to the related Classes as described above, the Available Distribution
Amount will be allocated among the above Classes without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate
Interest in respect of such Classes on such Distribution Date, in an amount equal to all Interest Distribution Amounts in respect of each such Class for such Distribution Date;

     Second, to the Class A-1, Class A-2, Class A-3B, Class A-4, Class A-SB and
Class A-1A Certificates and the Class A-3FL Regular Interest, in reduction of the Certificate Balances of those Classes, concurrently: (i)(A) first, to the
Class A-SB Certificates, in an amount equal to the Group 1 Principal
Distribution Amount for such Distribution Date and, after the Certificate
Balance of the Class A-1A Certificates has been reduced to zero, the Group 2
Principal Distribution Amount for such Distribution Date remaining after payments specified in clause (ii) below have been made on such Distribution
Date,

                                      S-131

until the Certificate Balance of the Class A-SB Certificates is reduced to the
Class A-SB Planned Principal Balance, (B) then, to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clause (i)(A) above have been made)
for such Distribution Date and, after the Certificate Balance of the Class A-1A
Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clause (i)(A) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the
Class A-1 Certificates is reduced to zero, (C) then, to the Class A-2
Certificates, in an amount equal to the Group 1 Principal Distribution Amount
(or the portion of it remaining after payments specified in clauses (i)(A) and
(B) above have been made) for such Distribution Date and, after the Certificate
Balance of the Class A-1A Certificates has been reduced to zero, the Group 2
Principal Distribution Amount remaining after payments specified in clauses
(i)(A) and (B) above and clause (ii) below have been made on such Distribution
Date, until the Certificate Balance of the Class A-2 Certificates is reduced to zero, (D) then (i) prior to February 12, 2012, (a) first to the Class A-3B
Certificates, in an amount equal to the Group 1 Principal Distribution Amount
(or the portion of it remaining after payments specified in clauses (i)(A), (B)
and (C) above have been made) for such Distribution Date and, after the Class
A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution
Amount remaining after payments specified in clauses (i)(A), (B) and (C) above and clause (ii) below have been made on such Distribution Date, until the
Certificate Balance of the Class A-3B Certificates is reduced to zero and then
(b) to the Class A-3FL Regular Interest, in an amount equal to the Group 1
Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B) and (C) above have been made) for such
Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B) and (C) above and the payments to the Class
A-3B Certificates referenced above and clause (ii) below have been made on such
Distribution Date, until the Class A-3FL Regular Interest is reduced to zero, and (ii) on or after February 12, 2012, (a) first to the Class A-3FL Regular
Interest, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B) and
(C) above have been made) for such Distribution Date and, after the Class A-1A
Certificates have been reduced to zero, the Group 2 Principal Distribution
Amount remaining after payments specified in clauses (i)(A), (B) and (C) above and clause (ii) below have been made on such Distribution Date, until the Class
A-3FL Regular Interest is reduced to zero and then (b) to the Class A-3B
Certificates, in an amount equal to the Group 1 Principal Distribution Amount
(or the portion of it remaining after payments specified in clauses (i)(A), (B)
and (C) above have been made) for such Distribution Date and, after the Class
A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution
Amount remaining after payments specified in clauses (i)(A), (B) and (C) above and the payments to the Class A-3FL Regular Interest referenced above and in clause (ii) below have been made on such Distribution Date, until the
Certificate Balance of the Class A-3B Certificates is reduced to zero, (E) then, to the Class A-4 Certificates, in an amount equal to the Group 1 Principal
Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B), (C) and (D) above have been made) for such Distribution
Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B), (C) and (D) above and clause (ii)
below have been made on such Distribution Date, until the Certificate Balance of the Class A-4 Certificates is reduced to zero and (F) to the Class A-SB
Certificates, in an amount equal to the Group 1 Principal Distribution Amount
(or the portion of it remaining after payments specified in clauses (i)(A), (B),
(C), (D) and (E) above have been made) for such Distribution Date and, after the
Certificate Balance of the Class A-1A Certificates has been reduced to zero, the
Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B), (C), (D) and (E) above and clause (ii) below have been made on such Distribution Date, until the Class A-SB Certificates are reduced to zero; and (ii) to the Class A-1A Certificates, in an amount equal to the Group 2
Principal Distribution Amount and, after the Certificate Balances of the Class
A-4 and Class A-SB Certificates have been reduced to zero, the Group 1 Principal
Distribution Amount remaining after payments specified in clauses (i)(A), (B),
(C), (D), (E) and (F) above have been made on such Distribution Date, until the
Class A-1A Certificates are reduced to zero;

     Third, to the Class A-1, Class A-2, Class A-3B, Class A-4, Class A-SB and
Class A-1A Certificates and the Class A-3FL Regular Interest, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each
Class), until all amounts of Collateral

                                      S-132

Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

     Fourth, to the Class A-M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Fifth, following reduction of the Certificate Balances of the Class A
Certificates (other than the Class A-3FL Certificates) and the Class A-3FL
Regular Interest to zero, to the Class A-M Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates
(other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest
on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Sixth, to the Class A-M Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class A-M Certificates, but not previously reimbursed, have been reimbursed in full;

     Seventh, to the Class A-J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Eighth, following reduction of the Certificate Balances of the Class A
Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular
Interest and Class A-M Certificates to zero, to the Class A-J Certificates, in reduction of their Certificate Balance, an amount equal to the Principal
Distribution Amount (or the portion of it remaining after distributions on the
Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL
Regular Interest and Class A-M Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Ninth, to the Class A-J Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class A-J Certificates, but not previously reimbursed, have been reimbursed in full;

     Tenth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Eleventh, following reduction of the Certificate Balances of the Class A
Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular
Interest, Class A-M Certificates and Class A-J Certificates to zero, to the
Class B Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL
Certificates), Class A-3FL Regular Interest, Class A-M Certificates and Class
A-J Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Twelfth, to the Class B Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Fourteenth, following reduction of the Certificate Balances of the Class A
Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular
Interest, Class A-M Certificates, Class A-J Certificates and Class B
Certificates to zero, to the Class C Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates
(other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class
A-M Certificates, Class A-J Certificates and Class B Certificates on that
Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Fifteenth, to the Class C Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

                                      S-133

     Sixteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Seventeenth, following reduction of the Certificate Balances of the Class A
Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular
Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates
and Class C Certificates to zero, to the Class D Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount
(or the portion of it remaining after distributions on the Class A Certificates
(other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class
A-M Certificates, Class A-J Certificates, Class B Certificates and Class C
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     Eighteenth, to the Class D Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

     Nineteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Twentieth, following reduction of the Certificate Balances of the Class A
Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular
Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates,
Class C Certificates and Class D Certificates to zero, to the Class E
Certificates, in reduction of their Certificate Balance, an amount equal to the
Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL
Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J
Certificates, Class B Certificates, Class C Certificates and Class D
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     Twenty-first, to the Class E Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-second, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Twenty-third, following reduction of the Certificate Balances of the Class
A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular
Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates,
Class C Certificates, Class D Certificates and Class E Certificates to zero, to the Class F Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL
Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates
and Class E Certificates on that Distribution Date), until the Certificate
Balance of that Class is reduced to zero;

     Twenty-fourth, to the Class F Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-fifth, to the Class G Certificates, in respect of interest up to an amount equal to the Interest Distribution Amount for that Class;

     Twenty-sixth, following reduction of the Certificate Balances of the Class
A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular
Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates,
Class C Certificates, Class D Certificates, Class E Certificates and Class F
Certificates to zero, to the Class G Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates
(other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class
A-M Certificates, Class A-J Certificates, Class B Certificates, Class C
Certificates, Class D Certificates, Class E Certificates and Class F
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

                                      S-134

     Twenty-seventh, to the Class G Certificates, until all amounts of
Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-eighth, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Twenty-ninth, following reduction of the Certificate Balances of the Class
A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular
Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates,
Class C Certificates, Class D Certificates, Class E Certificates, Class F
Certificates and Class G Certificates to zero, to the Class H Certificates, in reduction of their Certificate Balance, an amount equal to the Principal
Distribution Amount (or the portion of it remaining after distributions on the
Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL
Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates,
Class F Certificates and Class G Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Thirtieth, to the Class H Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-first, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Thirty-second, following reduction of the Certificate Balances of the Class
A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular
Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates,
Class C Certificates, Class D Certificates, Class E Certificates, Class F
Certificates, Class G Certificates and Class H Certificates to zero, to the
Class J Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL
Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates,
Class E Certificates, Class F Certificates, Class G Certificates and Class H
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     Thirty-third, to the Class J Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-fourth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Thirty-fifth, following reduction of the Certificate Balances of the Class
A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular
Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates,
Class C Certificates, Class D Certificates, Class E Certificates, Class F
Certificates, Class G Certificates, Class H Certificates and Class J
Certificates to zero, to the Class K Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates
(other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class
A-M Certificates, Class A-J Certificates, Class B Certificates, Class C
Certificates, Class D Certificates, Class E Certificates, Class F Certificates,
Class G Certificates, Class H Certificates and Class J Certificates on that
Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Thirty-sixth, to the Class K Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-seventh, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

                                      S-135

     Thirty-eighth, following reduction of the Certificate Balances of the Class
A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular
Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates,
Class C Certificates, Class D Certificates, Class E Certificates, Class F
Certificates, Class G Certificates, Class H Certificates, Class J Certificates
and Class K Certificates to zero, to the Class L Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount
(or the portion of it remaining after distributions on the Class A Certificates
(other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class
A-M Certificates, Class A-J Certificates, Class B Certificates, Class C
Certificates, Class D Certificates, Class E Certificates, Class F Certificates,
Class G Certificates, Class H Certificates, Class J Certificates and Class K
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     Thirty-ninth, to the Class L Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

     Fortieth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Forty-first, following reduction of the Certificate Balances of the Class A
Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular
Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates,
Class C Certificates, Class D Certificates, Class E Certificates, Class F
Certificates, Class G Certificates, Class H Certificates, Class J Certificates,
Class K Certificates and Class L Certificates to zero, to the Class M
Certificates, in reduction of their Certificate Balance, an amount equal to the
Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL
Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates,
Class E Certificates, Class F Certificates, Class G Certificates, Class H
Certificates, Class J Certificates, Class K Certificates and Class L
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     Forty-second, to the Class M Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

     Forty-third, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Forty-fourth, following reduction of the Certificate Balances of the Class
A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular
Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates,
Class C Certificates, Class D Certificates, Class E Certificates, Class F
Certificates, Class G Certificates, Class H Certificates, Class J Certificates,
Class K Certificates, Class L Certificates and Class M Certificates to zero, to the Class N Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL
Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates,
Class E Certificates, Class F Certificates, Class G Certificates, Class H
Certificates, Class J Certificates, Class K Certificates, Class L Certificates
and Class M Certificates on that Distribution Date), until the Certificate
Balance of that Class is reduced to zero;

     Forty-fifth, to the Class N Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

     Forty-sixth, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Forty-seventh, following reduction of the Certificate Balances of the Class
A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular
Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates,
Class C Certificates, Class D Certificates, Class E Certificates, Class F
Certificates, Class G Certificates, Class H Certificates, Class J Certificates,
Class K Certificates, Class L

                                      S-136

Certificates, Class M Certificates and Class N Certificates to zero, to the
Class P Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL
Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates,
Class E Certificates, Class F Certificates, Class G Certificates, Class H
Certificates, Class J Certificates, Class K Certificates, Class L Certificates,
Class M Certificates and Class N Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Forty-eighth, to the Class P Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

     Forty-ninth, to the Class NR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Fiftieth, following reduction of the Certificate Balances of the Class A
Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular
Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates,
Class C Certificates, Class D Certificates, Class E Certificates, Class F
Certificates, Class G Certificates, Class H Certificates, Class J Certificates,
Class K Certificates, Class L Certificates, Class M Certificates, Class N
Certificates and Class P Certificates to zero, to the Class NR Certificates, in reduction of their Certificate Balance, an amount equal to the Principal
Distribution Amount (or the portion of it remaining after distributions on the
Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL
Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates,
Class F Certificates, Class G Certificates, Class H Certificates, Class J
Certificates, Class K Certificates, Class L Certificates, Class M Certificates,
Class N Certificates and Class P Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Fifty-first, to the Class NR Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

     Fifty-second, to the Class R Certificates, the amount, if any, of the
Available Distribution Amount remaining in the Upper-Tier Distribution Account, and to the Class LR Certificates, the amount remaining in the Lower-Tier
Distribution Account with respect to that Distribution Date.

     Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates or
Class A-3FL Regular Interest in respect of which a reimbursement is made.

     Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate
Certificates have all been reduced to zero as a result of the allocation of mortgage loan losses to those certificates (that date, the "Cross-Over Date"), the Principal Distribution Amount will be distributed pursuant to priority second set forth above, pro rata (based upon their respective Certificate
Balances), among the Classes of Class A-1, Class A-2, Class A-3B, Class A-4,
Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest,
without regard to the priorities set forth above and without regard to Loan
Groups or the Class A-SB Planned Principal Balance.

     Distributions on the Class A-3FL Certificates. On each Distribution Date, for so long as the Certificate Balance of the Class A-3FL Regular Interest (and,
correspondingly, the Class A-3FL Certificates) has not been reduced to zero, the
Paying Agent is required to apply amounts on deposit in the Floating Rate
Account to the extent of the Class A-3FL Available Funds, in the following order of priority:

     First, to the Class A-3FL Certificates in respect of interest, up to an amount equal to the Class A-3FL Interest Distribution Amount;

                                      S-137

     Second, to the Class A-3FL Certificates in respect of principal, the Class
A-3FL Principal Distribution Amount until the Certificate Balance of that Class is reduced to zero; and

     Third, to the Class A-3FL Certificates until all amounts of Collateral
Support Deficit previously allocated to the Class A-3FL Certificates, but not previously reimbursed, have been reimbursed in full. See "Description of the
Swap Contract" in this free writing prospectus.

     Pass-Through Rates. The interest rate (the "Pass-Through Rate") applicable to each Class of Certificates and the Class A-3FL Regular Interest (other than the Residual Certificates) for any Distribution Date will equal the rates set forth below:

     The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to ___%.

     The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to ___%.

     The Pass-Through Rate on the Class A-3FL Regular Interest is a per annum rate equal to ___%.

     The Pass-Through Rate on the Class A-3FL Certificates is a per annum rate equal to LIBOR plus ___%; provided, however, under certain circumstances described under "Description of the Swap Contract--The Swap Contract" in this free writing prospectus, the Pass-Through Rate on the Class A-3FL Certificates
may be effectively reduced or may convert to a per annum rate equal to the
Pass-Through Rate on the Class A-3FL Regular Interest.

     The Pass-Through Rate on the Class A-3B Certificates is a per annum rate equal to ___%.

     The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to ___%.

     The Pass-Through Rate on the Class A-SB Certificates is a per annum rate equal to ___%.

     The Pass-Through Rate on the Class A-1A Certificates is a per annum rate equal to ___%.

     The Pass-Through Rate on the Class A-M Certificates is a per annum rate equal to ___%.

     The Pass-Through Rate on the Class A-J Certificates is a per annum rate equal to ___%.

     The Pass-Through Rate on the Class B Certificates is a per annum rate equal to ___%.

     The Pass-Through Rate on the Class C Certificates is a per annum rate equal to ___%.

     The Pass-Through Rate on the Class D Certificates is a per annum rate equal to ___%.

     The Pass-Through Rate on the Class E Certificates is a per annum rate equal to ___%.

     The Pass-Through Rate on the Class F Certificates is a per annum rate equal to ___%.

     The Pass-Through Rate on the Class G Certificates is a per annum rate equal to ___%.

     The Pass-Through Rate on the Class H Certificates is a per annum rate equal to ___%.

     The Pass-Through Rate on the Class J Certificates is a per annum rate equal to ___%.

     The Pass-Through Rate on the Class K Certificates is a per annum rate equal to ___%.

     The Pass-Through Rate on the Class L Certificates is a per annum rate equal to ___%.

     The Pass-Through Rate on the Class M Certificates is a per annum rate equal to ___%.

     The Pass-Through Rate on the Class N Certificates is a per annum rate equal to ___%.

                                      S-138

     The Pass-Through Rate on the Class P Certificates is a per annum rate equal to ___%.

     The Pass-Through Rate on the Class NR Certificates is a per annum rate equal to ___%.

     The term "LIBOR" means, with respect to the Class A-3FL Certificates and each Interest Accrual Period, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service
(formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the related
LIBOR Determination Date. If such rate does not appear on Dow Jones Market
Service Page 3750, the rate for that Interest Accrual Period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any four major reference banks in the London interbank market selected by the Paying
Agent to provide such bank's offered quotation of such rates at approximately
11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Paying Agent will request the principal London office of any four major reference banks in the London interbank market selected by the Paying
Agent to provide a quotation of such rates, as offered by each such bank. If at least two such quotations are provided, the rate for that Interest Accrual
Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Accrual Period will be the arithmetic mean of the rates quoted by major banks in New York City selected by the Paying Agent, at approximately 11:00 a.m., New York City time, on the LIBOR Determination Date with respect to such Interest Accrual Period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the LIBOR Determination Date with respect to such Interest Accrual
Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Paying Agent will determine LIBOR for each Interest Accrual Period and the determination of LIBOR by the Paying
Agent will be binding absent manifest error.

     The "LIBOR Determination Date" for the Class A-3FL Certificates is (i) with respect to the initial Interest Accrual Period, the date that is two LIBOR
Business Days prior to the Closing Date, and (ii) with respect to each Interest
Accrual Period thereafter, the date that is two LIBOR Business Days prior to the beginning of the related Interest Accrual Period. A "LIBOR Business Day" is any
day on which commercial banks are open for international business (including dealings in U.S. Dollar deposits) in London, England and New York, New York.

     The Pass-Through Rates applicable to the Class X-1 and Class X-2
Certificates for the initial Distribution Date will equal approximately ___% and
___% per annum, respectively.

     The Pass-Through Rate for the Class X-1 Certificates for each Distribution
Date will equal the weighted average of the respective Class X-1 Strip Rates, at which interest accrues from time to time on the respective components (the
"Class X-1 Components") of the Class X-1 Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the respective balances of those Class X-1 Components immediately prior to the Distribution
Date). Each Class X-1 Component will be comprised of all or a designated portion of the Certificate Balance of one of the Classes of Principal Balance
Certificates. In general, the Certificate Balance of each Class of Principal
Balance Certificates will constitute a separate Class X-1 Component. However, if a portion, but not all, of the Certificate Balance of any particular Class of
Principal Balance Certificates is identified under "--General" above as being part of the Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then the identified portion of the Certificate Balance will also represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates, and the
remaining portion of the Certificate Balance will represent one or more separate
Class X-1 Components for purposes of calculating the Pass-Through Rate of the
Class X-1 Certificates. For each Distribution Date through and including the
Distribution Date in September 2013, the "Class X-1 Strip Rate" for each Class
X-1 Component will be calculated as follows:

          (a) if such Class X-1 Component consists of the entire Certificate
     Balance of any Class of Principal Balance Certificates, and if the
     Certificate Balance also constitutes, in its entirety, a Class X-2
     Component immediately prior to the Distribution Date, then the applicable
     Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b)(x) with

                                      S-139

     respect to the Class F and Class G Certificates, the sum of (i) the Class
     X-2 Strip Rate for the applicable Class X-2 Component and (ii) the
     Pass-Through Rate in effect for the Distribution Date for the applicable
     Class of Principal Balance Certificates and (y) for each other Class of
     Principal Balance Certificates, the greater of (i) the reference rate specified on Schedule I for such Distribution Date and (ii) the
     Pass-Through Rate in effect for the Distribution Date for the applicable
     Class of Principal Balance Certificates;

          (b) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance
     Certificates, and if the designated portion of the Certificate Balance also constitutes a Class X-2 Component immediately prior to the Distribution
     Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b)(x) with respect to the Class F and Class G Certificates, the sum of (i) the Class
     X-2 Strip Rate for the applicable Class X-2 Component and (ii) the
     Pass-Through Rate in effect for the Distribution Date for the applicable
     Class of Principal Balance Certificates and (y) for each other Class of
     Principal Balance Certificates, the greater of (i) the reference rate specified on Schedule I for such Distribution Date and (ii) the
     Pass-Through Rate in effect for the Distribution Date for the applicable
     Class of Principal Balance Certificates;

          (c) if such Class X-1 Component consists of the entire Certificate
     Balance of any Class of Principal Balance Certificates, and if the
     Certificate Balance does not, in whole or in part, also constitute a Class
     X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the
     WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal
     Balance Certificates; and

          (d) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance
     Certificates, and if the designated portion of the Certificate Balance does not also constitute a Class X-2 Component immediately prior to the
     Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the
     Pass-Through Rate in effect for the Distribution Date for the applicable
     Class of Principal Balance Certificates.

     For each Distribution Date after the Distribution Date in September 2013, the Certificate Balance of each Class of Principal Balance Certificates will constitute one or more separate Class X-1 Components, and the applicable Class
X-1 Strip Rate with respect to each such Class X-1 Component for each
Distribution Date will equal the excess, if any, of (a) the WAC Rate for the
Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution
Date for the Class of Principal Balance Certificates whose Certificate Balance makes up the applicable Class X-1 Component.

     The Pass-Through Rate for the Class X-2 Certificates, for each Distribution
Date through and including the Distribution Date in September 2013, will equal the weighted average of the respective Class X-2 Strip Rates, at which interest accrues from time to time on the respective components (each, a "Class X-2
Component") of the Class X-2 Certificates outstanding immediately prior to the
Distribution Date (weighted on the basis of the balances of the applicable Class
X-2 Components immediately prior to the Distribution Date). Each Class X-2
Component will be comprised of all or a designated portion of the Certificate
Balance of a specified Class of Principal Balance Certificates. If all or a
designated portion of the Certificate Balance of any Class of Principal Balance
Certificates is identified on Schedule II of this free writing prospectus as being part of the Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion of that Certificate Balance) will represent one or more separate Class
X-2 Components for purposes of calculating the Pass-Through Rate of the Class
X-2 Certificates. For each Distribution Date through and including the
Distribution Date in September 2013, the "Class X-2 Strip Rate" for each Class
X-2 Component will equal:

          (x) with respect to the Class F and Class G Certificates, the lesser of:

          (a) the Class X-2 Fixed Strip Rate (as set forth in the table below),
     and

                                      S-140

          (b) the WAC Rate for such Distribution Date less the Pass-Through Rate in effect on such Distribution Date for the Class of Principal Balance
     Certificates whose Certificate Balance, or a designated portion of that
     Certificate Balance, comprises such Class X-2 Component, and

          (y) with respect to each other Class of Principal Balance
     Certificates, the excess, if any, of:

          (a) the lesser of (a) the reference rate specified on Schedule I for such Distribution Date and (b) the WAC Rate for such Distribution Date, over

          (b) the Pass-Through Rate in effect on such Distribution Date for the
     Class of Principal Balance Certificates whose Certificate Balance, or a designated portion of that Certificate Balance, comprises such Class X-2
     Component.

     After the Distribution Date in September 2013, the Class X-2 Certificates
will cease to accrue interest and will have a 0% Pass-Through Rate.

CLASS X-2 COMPONENT RELATING TO THE FOLLOWING PRINCIPAL BALANCE CERTIFICATES   CLASS X-2 FIXED STRIP RATE
----------------------------------------------------------------------------   --------------------------

Class F.....................................................................                %
Class G.....................................................................                %

     The Pass-Through Rate on each Class of Offered Certificates for the first
Distribution Date is expected to be as set forth on page S-9 of this free writing prospectus. The Pass-Through Rate on the Class A-3FL Regular Interest
for the first Distribution Date is expected to be a per annum rate equal to %.

     The "WAC Rate" with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans weighted on the basis of their respective Stated Principal Balances as of the
Closing Date, in the case of the first Distribution Date, or, for all other
Distribution Dates, the preceding Distribution Date.

     The "Net Mortgage Rate" for each mortgage loan is equal to the related
Mortgage Rate in effect from time to time, less the related Administrative Cost
Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Master Servicer, the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.
Notwithstanding the foregoing, for mortgage loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Certificates, the Net Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Net Mortgage Rate;
provided, however, that with respect to each Withheld Loan, the Net Mortgage
Rate for the one-month period (1) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final
Distribution Date) will be the per annum rate stated in the related Mortgage
Note less the related Administrative Cost Rate, and (2) prior to the due date in
March (or February, if the related Distribution Date is the final Distribution
Date), will be determined inclusive of the amounts withheld for the immediately preceding February and, January, as applicable.

     "Administrative Cost Rate" as of any date of determination and with respect to any mortgage loan will be equal to the sum of the Servicing Fee Rate and the
Trustee Fee Rate.

     "Mortgage Rate" with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage
Note in each case without giving effect to any default rate or an increased interest rate.

     Interest Distribution Amount. Interest will accrue for each Class of
Certificates (other than the Class A-3FL Certificates and Residual Certificates)
and the Class A-3FL Regular Interest during the

                                      S-141

related Interest Accrual Period. The "Interest Distribution Amount" of any Class
of Certificates or the Class A-3FL Regular Interest (other than the Class A-3FL
Certificates and Residual Certificates) or the Class A-3FL Regular Interest for
any Distribution Date is an amount equal to the sum of all Distributable
Certificate Interest in respect of that Class of Certificates or the Class A-3FL
Regular Interest for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates and any Accrued Interest from Recoveries for such Class or the Class A-3FL Regular Interest, to the extent not previously paid, for all prior Distribution Dates. The "Class A-3FL Interest Distribution
Amount" will be, with respect to any Distribution Date, the sum of (a) interest accrued during the related Interest Accrual Period at the applicable
Pass-Through Rate for the Class A-3FL Certificates on the Certificate Balance of
such Class and (b) to the extent not previously paid, amounts of interest distributable on the Class A-3FL Certificates for all previous Distribution
Dates. See "Description of the Swap Contract" in this free writing prospectus.

     "Accrued Interest from Recoveries" in respect of each Distribution Date and any Class of Certificates (other than the Class A-3FL and Class X Certificates and the Residual Certificates) and the Class A-3FL Regular Interest that had an increase to its Certificate Balance as a result of a recovery of Nonrecoverable
Advances, an amount equal to interest at the Pass-Through Rate applicable to that Class on the amount of such increase to its Certificate Balance accrued from the Distribution Date on which the related Collateral Support Deficit was allocated to such Class as a result of the reimbursement of Nonrecoverable
Advances from the trust to, but not including, the Distribution Date on which the Certificate Balance was so increased.

     The "Interest Accrual Period" in respect of each Class of Certificates
(other than Class A-3FL Certificates and the Residual Certificates) and the
Class A-3FL Regular Interest for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs and will be calculated on a 30/360 Basis. With respect to the Class A-3FL Certificates, the
Interest Accrual Period will be the period from and including the Distribution
Date in the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) to, but excluding, the related Distribution Date and will be calculated on an
Actual/360 Basis; provided, however, if the Pass-Through Rate for the Class
A-3FL Certificates converts to a fixed rate, the Interest Accrual Period for that Class will be the calendar month prior to the month in which that
Distribution Date occurs and will be calculated on a 30/360 Basis. See
"Description of the Swap Contract" in this free writing prospectus.

     The "Distributable Certificate Interest" in respect of each Class of
Certificates (other than the Class A-3FL Certificates and Residual Certificates)
and the Class A-3FL Regular Interest for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to that Class of
Certificates or the Class A-3FL Regular Interest for that Distribution Date accrued for the related Interest Accrual Period on the related Certificate
Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, reduced (other than in the case of the Class X
Certificates) (to not less than zero) by such Class of Certificates' or Class
A-3FL Regular Interest's, as the case may be, allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the Master Servicer's Compensating
Interest Payment for the related Distribution Date (the aggregate of the
Prepayment Interest Shortfalls that are not so covered, as to the related
Distribution Date, the "Net Aggregate Prepayment Interest Shortfall").

     The portion of the Net Aggregate Prepayment Interest Shortfall for any
Distribution Date that is allocable to each Class of Certificates (other than the Class A-3FL Certificates, the Residual Certificates and the Class X
Certificates) and the Class A-3FL Regular Interest will equal the product of (a)
the Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Interest Distribution Amount in respect of that Class of Certificates or the Class A-3FL Regular Interest, as the case may be, for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount in respect of all Classes of
Certificates (other than the Class A-3FL Certificates, the Residual Certificates and the Class X Certificates) and the Class A-3FL Regular Interest for the
related Distribution Date. Any allocation of Net Aggregate Prepayment Interest
Shortfall to the Class A-3FL Regular Interest will result in a corresponding dollar-for-dollar reduction in

                                      S-142

interest paid by the Swap Counterparty to the Class A-3FL Certificateholders.
See "Description of the Swap Contract" in this free writing prospectus.

     Principal Distribution Amount. So long as (i) either the Class A-4 or the
Class A-SB Certificates and (ii) the Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date as it relates to distributions to the Class A Certificates will be calculated on a Loan
Group-by-Loan Group basis. On each Distribution Date after the Certificate
Balance of either (i) each of the Class A-4 and Class A-SB Certificates or (ii)
the Class A-1A Certificates has been reduced to zero, a single Principal
Distribution Amount will be calculated in the aggregate for both Loan Groups.
The "Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for that Distribution Date, (b) the
Scheduled Principal Distribution Amount for that Distribution Date and (c) the
Unscheduled Principal Distribution Amount for that Distribution Date; provided, that the Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, with interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal
Distribution Amount for such Distribution Date and (ii) Workout-Delayed
Reimbursement Amounts paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such
Distribution Date (provided that, in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution
Date related to the period in which such recovery occurs).

     The "Group 1 Principal Distribution Amount" for any Distribution Date is an
amount equal to the sum of (a) the Group 1 Principal Shortfall for that
Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan
Group 1 for that Distribution Date and (c) the Unscheduled Principal
Distribution Amount for Loan Group 1 for that Distribution Date; provided, that the Group 1 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group
1 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed
Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal
Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement
Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed
Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 as described in clauses (i)
and (ii) of the definition of "Group 2 Principal Distribution Amount" had the
aggregate amount available for distribution of principal with respect to Loan
Group 2 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan
Group 2 for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group 2 Principal Distribution Amount as required under clause (II)
of the definition of "Group 2 Principal Distribution Amount," such recovery will be applied to increase the Group 1 Principal Distribution Amount for the
Distribution Date related to the period in which such recovery occurs; and (II)
that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group 1 Principal Distribution Amount up to such amounts and then to increase the Group 2 Principal Distribution Amount).

     The "Group 2 Principal Distribution Amount" for any Distribution Date is an
amount equal to the sum of (a) the Group 2 Principal Shortfall for that
Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan
Group 2 for that Distribution Date and (c) the Unscheduled Principal
Distribution Amount

                                      S-143

for Loan Group 2 for that Distribution Date; provided, that the Group 2
Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2
Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed
Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal
Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement
Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed
Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 as described in clauses (i)
and (ii) of the definition of "Group 1 Principal Distribution Amount" had the
aggregate amount available for distribution of principal with respect to Loan
Group 1 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan
Group 1 for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group 1 Principal Distribution Amount as required under clause (II)
of the definition of "Group 1 Principal Distribution Amount," such recovery will be applied to increase the Group 2 Principal Distribution Amount for the
Distribution Date related to the period in which such recovery occurs; and (II)
that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group 2 Principal Distribution Amount up to such amounts and then to increase the Group 1 Principal Distribution Amount).

     The "Scheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments
(excluding balloon payments) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding
Distribution Date, prior to the related Due Period and all Assumed Scheduled
Payments for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable) or advanced by the Master Servicer or the Trustee, as applicable, and (b) all balloon payments to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination
Date, the related due date or, last day of such grace period, as applicable, to the extent received by the Master Servicer as of the business day preceding the related Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the Master Servicer or the Trustee, as the case may be, for prior Advances.

     The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans as of the business day preceding the related Master Servicer
Remittance Date; and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds,
Insurance and Condemnation Proceeds, net income, rents, and profits from REO
Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan;
provided, that all such Liquidation Proceeds and Insurance and Condemnation
Proceeds shall be reduced by any unpaid Special Servicing Fees, Liquidation
Fees, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the
Unscheduled Principal Distribution Amount.

                                      S-144

     The "Assumed Scheduled Payment" for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a default or a bankruptcy modification, and (b)
interest on the Stated Principal Balance of that mortgage loan at its Mortgage
Rate (net of the applicable rate at which the Servicing Fee is calculated).

     For purposes of the foregoing definition of Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution
Date exceeds (2) the aggregate amount distributed in respect of principal on the
Class A-1, Class A-2, Class A-3B, Class A-4, Class A-SB, Class A-1A, Class A-M,
Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class
J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates and the
Class A-3FL Regular Interest on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

     For purposes of the foregoing definition of Group 1 Principal Distribution
Amount, the term "Group 1 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal
Distribution Amount for the prior Distribution Date and (b) the Certificate
Balance of the Class A-1, Class A-2, Class A-3B, Class A-4 and Class A-SB
Certificates and the Class A-3FL Regular Interest exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class
A-3B, Class A-4 and Class A-SB Certificates and the Class A-3FL Regular Interest
on the preceding Distribution Date. There will be no Group 1 Principal Shortfall on the first Distribution Date.

     For purposes of the foregoing definition of Group 2 Principal Distribution
Amount, the term "Group 2 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal
Distribution Amount for the prior Distribution Date and (b) the Certificate
Balance of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date. There will be no Group 2 Principal Shortfall on the first Distribution Date.

     The "Class A-SB Planned Principal Balance" for any Distribution Date is the
balance shown for such Distribution Date in the table set forth in Schedule III to this free writing prospectus. Such balances were calculated using, among other things, certain weighted average life assumptions. See "Yield and Maturity
Considerations--Weighted Average Life" in this free writing prospectus. Based on such assumptions, the Certificate Balance of the Class A-SB Certificates on each
Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Schedule III to this free writing prospectus. There is no assurance, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, there can be no assurance that the balance of the Class A-SB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.
In particular, once the Certificate Balances of the Class A-1A, Class A-1, Class
A-2, Class A-3B and Class A-4 Certificates and the Class A-3FL Regular Interest
have been reduced to zero, any portion of the Group 2 Principal Distribution
Amount and/or Group 1 Principal Distribution Amount, as applicable, remaining on any Distribution Date, will be distributed on the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to zero.

     With respect to any Distribution Date, the "Class A-3FL Principal
Distribution Amount" will be an amount equal to the amount of principal allocated in respect of the Class A-3FL Regular interest on that Distribution
Date. See "Description of the Certificates--Distributions--Priority" and
"Description of the Swap Contract" in this free writing prospectus.

     Certain Calculations with Respect to Individual Mortgage Loans. The Stated
Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the
Certificateholders. The "Stated Principal Balance" of each mortgage

                                      S-145

loan will initially equal its Cut-off Date Balance and, on each Distribution
Date, will be reduced by the amount of principal payments received from the related borrower or advanced for such Distribution Date. The Stated Principal
Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See
"Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged
Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal
Balance of the mortgage loan will be zero.

     For purposes of calculating distributions on, and allocations of,
Collateral Support Deficit to the Certificates or the Class A-3FL Regular
Interest, as well as for purposes of calculating the Servicing Fee and Trustee
Fee payable each month, each REO Property will be treated as if there exists with respect to such REO Property an outstanding mortgage loan (including any
REO Property with respect to the One & Two Prudential Plaza Whole Loan held pursuant to the One & Two Prudential Plaza Pooling Agreement) (an "REO Loan"),
and all references to mortgage loan, mortgage loans and pool of mortgage loans in this free writing prospectus and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Master Servicer or Special Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the Master Servicer or Special
Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor mortgage loan.

ALLOCATION OF YIELD MAINTENANCE CHARGES AND PREPAYMENT PREMIUMS

     On any Distribution Date, Yield Maintenance Charges, if any, collected in respect of the mortgage loans during the related Due Period will be required to be distributed by the Paying Agent to the holders of each Class of Offered
Certificates (excluding the Class A-3FL, Class X-1 and Class X-2 Certificates),
the Class A-3FL Regular Interest and the Class E, Class F, Class G and Class H
Certificates in the following manner: the holders of each Class of Offered
Certificates (excluding the Class A-3FL, Class X-1 and Class X-2 Certificates),
the Class A-3FL Regular Interest and the Class E, Class F, Class G and Class H
Certificates will be entitled to receive, with respect to the related Loan
Group, as applicable, on each Distribution Date an amount of Yield Maintenance
Charges equal to the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the
Certificates representing principal payments in respect of mortgage loans in
Loan Group 1 or Loan Group 2, as applicable, on such Distribution Date, (b) the
Base Interest Fraction for the related principal prepayment and such Class of
Certificates or the Class A-3FL Regular Interest, as applicable, and (c) the
Yield Maintenance Charges collected on such principal prepayment during the related Due Period. If there is more than one such Class of Certificates or the
Class A-3FL Regular Interest entitled to distributions of principal with respect to the related Loan Group, as applicable, on any particular Distribution Date on which Yield Maintenance Charges are distributable, the aggregate amount of such
Yield Maintenance Charges will be allocated among all such Classes of
Certificates and the Class A-3FL Regular Interest up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the first sentence of this paragraph. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X-1 Certificates.

     On any Distribution Date, for so long as the Swap Contract is in effect,
Yield Maintenance Charges distributable in respect of the Class A-3FL Regular
Interest will be payable to the Swap Counterparty and on any Distribution Date
on which the Swap Contract is not in effect, Yield Maintenance Charges

                                      S-146

distributable in respect of the Class A-3FL Regular Interest will be distributable to the holders of the Class A-3FL Certificates. See "Description of the Swap Contract" in this free writing prospectus.

     The "Base Interest Fraction" with respect to any principal prepayment on any mortgage loan and with respect to any Class of the Class A-1, Class A-2,
Class A-3B, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G and Class H Certificates and the
Class A-3FL Regular Interest is a fraction (A) whose numerator is the greater of
(x) zero and (y) the difference between (i) the Pass-Through Rate on such Class of Certificates or the Class A-3FL Regular Interest, as applicable, and (ii) the
Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between
(i) the Mortgage Rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base
Interest Fraction be greater than one. If such Discount Rate is greater than the
Mortgage Rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

     Notwithstanding the foregoing, any prepayment premiums collected that are calculated under the related mortgage loan documents as a specified percentage of the amount being prepaid will be distributed to the Class X-1 Certificates entirely.

     For a description of Yield Maintenance Charges, see "Description of the
Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment
Provisions" in this free writing prospectus. See also "Risk Factors--Risks
Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or
Defeasance Provisions" and "Certain Legal Aspects of Mortgage Loans--Default
Interest and Limitations on Prepayments" in the prospectus regarding the enforceability of Yield Maintenance Charges.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of Offered
Certificates is the Distribution Date on which the aggregate Certificate Balance of that Class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

              CLASS DESIGNATION                  ASSUMED FINAL DISTRIBUTION DATE
----------------------------------------------   -------------------------------
Class A-1.....................................            July 12, 2011
Class A-2.....................................           August 12, 2011
Class A-3FL...................................            July 12, 2013
Class A-3B....................................            July 12, 2013
Class A-4.....................................            July 12, 2016
Class A-SB....................................          February 12, 2016
Class A-1A....................................            July 12, 2016
Class A-M.....................................           August 12, 2016
Class A-J.....................................           August 12, 2016
Class X-1.....................................           August 12, 2019
Class X-2.....................................          September 12, 2013
Class B.......................................          September 12, 2016
Class C.......................................          September 12, 2016
Class D.......................................          September 12, 2016

     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more Classes of the Offered
Certificates may be later, and could be substantially later, than the related
Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above (other than with respect to the Class X-1 Certificates) were calculated on the basis of a 0% CPR. With respect to the Class X-1 Certificates, the Assumed Final
Distribution Date set forth above was calculated on the basis of a 100%

                                      S-147

CPR, and the assumption that the optional termination of the trust will be exercised on the first eligible Distribution Date. Since the rate of payment
(including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered
Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.
Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

     The Rated Final Distribution Date for each Class of Offered Certificates will be May 12, 2045. See "Ratings" in this free writing prospectus.

SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this free writing prospectus, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this free writing prospectus:

     o    the rights of the holders of the Class NR Certificates will be subordinated to the rights of the holders of the Class P Certificates,

     o    the rights of the holders of the Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class N
          Certificates,

     o    the rights of the holders of the Class N, Class P and Class NR
          Certificates will be subordinated to the rights of the holders of the
          Class M Certificates,

     o    the rights of the holders of the Class M, Class N, Class P and Class
          NR Certificates will be subordinated to the rights of the holders of the Class L Certificates,

     o    the rights of the holders of the Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class K Certificates,

     o    the rights of the holders of the Class K, Class L, Class M, Class N,
          Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class J Certificates,

     o    the rights of the holders of the Class J, Class K, Class L, Class M,
          Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class H Certificates,

     o    the rights of the holders of the Class H, Class J, Class K, Class L,
          Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class G Certificates,

     o    the rights of the holders of the Class G, Class H, Class J, Class K,
          Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class F Certificates,

     o    the rights of the holders of the Class F, Class G, Class H, Class J,
          Class K, Class L, Class M, Class N, Class P and Class NR Certificates
          will be subordinated to the rights of the holders of the Class E
          Certificates,

     o    the rights of the holders of the Class E, Class F, Class G, Class H,
          Class J, Class K, Class L, Class M, Class N, Class P and Class NR
          Certificates will be subordinated to the rights of the holders of the
          Class D Certificates,

                                      S-148

     o    the rights of the holders of the Class D, Class E, Class F, Class G,
          Class H, Class J, Class K, Class L, Class M, Class N, Class P and
          Class NR Certificates will be subordinated to the rights of the holders of the Class C Certificates,

     o    the rights of the holders of the Class C, Class D, Class E, Class F,
          Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P
          and Class NR Certificates will be subordinated to the rights of the holders of the Class B Certificates,

     o    the rights of the holders of the Class B, Class C, Class D, Class E,
          Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class
          N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class A-J Certificates,

     o    the rights of the holders of the Class A-J, Class B, Class C, Class D,
          Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class
          M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class A-M Certificates, and

     o    the rights of the holders of the Class A-M, Class A-J, Class B, Class
          C, Class D, Class E, Class F, Class G, Class H, Class J, Class K,
          Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Senior Certificates
          (other than the Class A-3FL Certificates) and the Class A-3FL Regular
          Interest (and correspondingly, the Class A-3FL Certificates).

     This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A
Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class
A-M Certificates, the holders of the Class A-J Certificates, the holders of the
Class B Certificates, the holders of the Class C Certificates and the holders of the Class D Certificates of the full amount of interest payable in respect of that Class of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A-M Certificates, the holders of the Class A-J
Certificates, the holders of the Class B Certificates, the holders of the Class
C Certificates and the holders of the Class D Certificates of principal equal to the entire Certificate Balance of each of those Classes.

     The protection afforded to the holders of the Class D Certificates by means of the subordination of the Non-Offered Certificates that are Subordinate
Certificates (the "Non-Offered Subordinate Certificates"), to the holders of the
Class C Certificates by the subordination of the Class D Certificates and the
Non-Offered Subordinate Certificates, to the holders of the Class B Certificates by the subordination of the Class C and Class D Certificates and the Non-Offered
Subordinate Certificates, to the holders of the Class A-J Certificates by the subordination of the Class B, Class C and Class D Certificates and the
Non-Offered Subordinate Certificates, to the holders of the Class A-M
Certificates by the subordination of the Class A-J, Class B, Class C and Class D
Certificates and the Non-Offered Subordinate Certificates and to the holders of the Senior Certificates (other than the Class A-3FL Certificates) and the Class
A-3FL Regular Interest by means of the subordination of the Subordinate
Certificates will be accomplished by the application of the Available
Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions" above and by the allocation of
Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered
Certificates.

     After the Cross-Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3B, Class A-4, Class A-SB and Class
A-1A Certificates and the Class A-3FL Regular Interest that are still outstanding, pro rata, without regard to Loan Groups or the Class A-SB Planned
Principal Balance, until their Certificate Balances have been reduced to zero.
Prior to the Cross-Over Date, allocation of principal will be made (i) with respect to Loan Group 1, first, to the Class A-SB Certificates until their
Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 Certificates until their Certificate Balance has

                                      S-149

been reduced to zero, third, to the Class A-2 Certificates until their
Certificate Balance has been reduced to zero, fourth, (A) prior to February 12,
2012, to the Class A-3B Certificates, until their Certificate Balance is reduced to zero and then to the Class A-3FL Regular Interest, and (B) on and after
February 12, 2012, first, to the Class A-3FL Regular Interest, until the Class
A-3FL Regular Interest has been reduced to zero and then to the Class A-3B
Certificates, until their Certificate Balance is reduced to zero, fifth, to the
Class A-4 Certificates until their Certificate Balance has been reduced to zero, sixth, to the Class A-SB Certificates until their Certificate Balance has been reduced to zero, and then, if the Class A-1A Certificates are still outstanding, to the Class A-1A Certificates until their Certificate Balance has been reduced to zero and (ii) with respect to Loan Group 2, to the Class A-1A Certificates until their Certificate Balance has been reduced to zero and then, if any of the
Class A-1, Class A-2, Class A-3B, Class A-4 and Class A-SB Certificates and the
Class A-3FL Regular Interest are still outstanding, first, to the Class A-SB
Certificates until their Certificate Balance has been reduced to the Class A-SB
Planned Principal Balance, second, to the Class A-1 Certificates until their
Certificate Balance has been reduced to zero, third, to the Class A-2
Certificates until their Certificate Balance has been reduced to zero, fourth,
(A) prior to February 12, 2012, to the Class A-3B Certificates, until their
Certificate Balance has been reduced to zero and then to the Class A-3FL Regular
Interest, until its Certificate Balance has been reduced to zero and (b) on and after February 12, 2012, first to the Class A-3FL Regular Interest, until their
Certificate Balance has been reduced to zero and then to the Class A-3B
Certificates, until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 Certificates until their Certificate Balance has been reduced to zero and sixth, to the Class A-SB Certificates until their Certificate
Balance has been reduced to zero.

     Allocation to the Class A-1, Class A-2, Class A-3B, Class A-4, Class A-SB
and Class A-1A Certificates and the Class A-3FL Regular Interest, for so long as they are outstanding, of the entire Principal Distribution Amount (remaining after allocation of principal to the Class A-SB Certificates until the Class
A-SB Certificates are reduced to the Class A-SB Planned Principal Balance, as applicable) with respect to the related Loan Group for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class
A-1, Class A-2, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates
and the Class A-3FL Regular Interest at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will decline. Therefore, as principal is distributed to the holders of the
Class A-1, Class A-2, Class A-3B, Class A-4, Class A-SB and Class A-1A
Certificates and the Class A-3FL Regular Interest the percentage interest in the trust evidenced by the Class A-1, Class A-2, Class A-3B, Class A-4, Class A-SB
and Class A-1A Certificates and the Class A-3FL Regular Interest will be decreased (with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1,
Class A-2, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates and the
Class A-3FL Regular Interest by the Subordinate Certificates.

     Following retirement of the Class A-1, Class A-2, Class A-3B, Class A-4,
Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest, the
successive allocation on each Distribution Date of the remaining Principal
Distribution Amount to the Class A-M Certificates, the Class A-J Certificates,
Class B Certificates, Class C Certificates and Class D Certificates and the
remaining Non-Offered Certificates (other than the Residual Certificates), in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to the Class A-M Certificates, the Class A-J Certificates,
Class B Certificates, Class C Certificates and Class D Certificates as to the
relative amount of subordination afforded by the outstanding Classes of
Certificates (other than the Class X Certificates and the Residual Certificates)
with later sequential designations.

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Paying Agent is required to calculate the amount, if any, by which (1) the aggregate Stated Principal
Balance (for purposes of this calculation only, the aggregate Stated Principal
Balance will not be reduced by the amount of principal payments received on the mortgage loans that were used to reimburse the Master Servicer, the Special
Servicer or the Trustee from general collections of principal on the mortgage loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the mortgage loans including any REO Loans

                                      S-150

expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates (other than the
Class X Certificates and the Residual Certificates) and the Class A-3FL Regular
Interest after giving effect to distributions of principal on that Distribution
Date (any deficit, "Collateral Support Deficit"). The Paying Agent will be required to allocate any Collateral Support Deficit among the respective Classes of Certificates (other than the Class A-3FL, Class X and Residual Certificates)
and the Class A-3FL Regular Interest as follows: to the Class NR, Class P, Class
N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class
D, Class C, Class B, Class A-J and Class A-M Certificates and in each case in respect of and until the remaining Certificate Balance of that Class of
Certificates has been reduced to zero. Following the reduction of the
Certificate Balances of all Classes of Subordinate Certificates to zero, the
Paying Agent will be required to allocate the Collateral Support Deficit among the Classes of Class A-1, Class A-2, Class A-3B, Class A-4, Class A-SB and
Class A-1A Certificates and the Class A-3FL Regular Interest, pro rata, without regard to Loan Groups or the Class A-SB Planned Principal Balance (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A-1, Class A-2, Class A-3B, Class A-4, Class A-SB and Class A-1A
Certificates and the Class A-3FL Regular Interest have been reduced to zero. Any
Collateral Support Deficit allocated to a Class of Certificates (or, in the case of the Class A-3FL Certificates, a reduction in Certificate Balance corresponding to any Collateral Support Deficit allocated to the Class A-3FL
Regular Interest) will be allocated among the respective Certificates of such
Class in proportion to the Percentage Interests evidenced by the respective
Certificates.

     Mortgage loan losses and Collateral Support Deficits will not be allocated to the Class R or Class LR Certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amount of the Class X
Certificates may be reduced if the related Classes of Certificates (other than the Class A-3FL and the Residual Certificates) are reduced by such loan losses or such Collateral Support Deficits and any Collateral Support Deficit allocated in reduction of the Certificate Balance of the Class A-3FL Regular Interest will result in a corresponding reduction in the Certificate Balance of the Class
A-3FL Certificates.

     In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans,
Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in "Transaction
Parties--Servicing and Other Compensation and Payment of Expenses" in this free writing prospectus, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under "Description of the Pooling Agreements--Certain Matters
Regarding the Trustee" in the prospectus, certain reimbursements to the Paying
Agent as described under "Transaction Parties--The Trustee, Paying Agent,
Certificate Registrar and Authenticating Agent" in this free writing prospectus, certain reimbursements to the Master Servicer and the Depositor as described under "Description of the Pooling Agreements--Certain Matters Regarding the
Master Servicer and the Depositor" in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under "Certain Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC
Pool" in the prospectus. Accordingly, the allocation of Collateral Support
Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

     A Class of Offered Certificates will be considered outstanding until its
Certificate Balance (or Notional Amount, in the case of the Class X-1 or Class
X-2 Certificates) is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated
Collateral Support Deficits are required thereafter to be made to a Class of
Offered Certificates (other than the Class X-1 and Class X-2 Certificates) or the Class A-3FL Regular Interest in accordance with the payment priorities set forth in "--Distributions--Priority" above.

ADVANCES

     On the business day immediately preceding each Distribution Date (the
"Master Servicer Remittance Date"), the Master Servicer will be obligated, to the extent determined to be recoverable as described

                                      S-151

below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing
Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, that were due on the mortgage loans (including the One & Two
Prudential Plaza Loan) and any REO Loan during the related Due Period and not received as of the business day preceding the Master Servicer Remittance Date;
and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the related Master Servicer Remittance Date (including any REO
Loan as to which the balloon payment would have been past due) and each REO
Loan, an amount equal to its Assumed Scheduled Payment. The Master Servicer's
obligations to make P&I Advances in respect of any mortgage loan (including the
One & Two Prudential Plaza Loan) or REO Loan will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the mortgage loan or disposition of the REO Property, as the case may be.
However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is received after the related due date has passed and any applicable grace period has expired or if the related Periodic Payment is received prior to the Master Servicer Remittance
Date. To the extent that the Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and
Servicing Agreement.

     Neither the Master Servicer nor the Trustee will be required to make a P&I
Advance for default interest, Yield Maintenance Charges or prepayment premiums or with respect to any AB Subordinate Companion Loan or the One & Two Prudential
Plaza Pari Passu Companion Loan. In addition, neither the Master Servicer nor the Trustee will be required to advance any amounts due to be paid by the Swap
Counterparty for distribution to the Class A-3FL Certificates.

     If an Appraisal Reduction has been made with respect to any mortgage loan
(or, in the case of the One & Two Prudential Plaza Whole Loan, an appraisal reduction has been made in accordance with the One & Two Prudential Plaza
Pooling Agreement) and such mortgage loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that mortgage loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that mortgage loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated
Principal Balance of that mortgage loan immediately prior to the related
Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the Assumed Scheduled Payment for the related
Distribution Date.

     In addition to P&I Advances, the Master Servicer will also be obligated, and the Special Servicer will have the option (with respect to emergency advances) (in each case, subject to the limitations described in this free writing prospectus), to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any mortgage loan (other than the One & Two Prudential Plaza
Whole Loan) in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the Master
Servicer fails to make a Servicing Advance that it is required to make under the
Pooling and Servicing Agreement and the Trustee has notice of this failure, the
Trustee will be required to make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

     The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Servicing Advance made out of its own funds from any amounts collected in respect of a mortgage loan

                                     S-152

(including, with respect to a Servicing Advance made for the RREEF Silicon
Valley Office Portfolio Loan in accordance with the RREEF Silicon Valley Office
Portfolio Intercreditor Agreement, the RREEF Silicon Valley Office Portfolio
Companion Loans and, with respect to a Servicing Advance made with respect to an
AB Mortgage Loan in accordance with the related Intercreditor Agreement, the related AB Subordinate Companion Loan), as to which that Servicing Advance was made, and to recover any P&I Advance made out of its own funds from any amounts collected in respect of a mortgage loan, whether in the form of late payments,
Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the related mortgage loan ("Related Proceeds"). Notwithstanding the foregoing, none of the Master Servicer, the Special Servicer or the Trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds
(a "Nonrecoverable Advance"). Each of the Master Servicer, the Special Servicer
and the Trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general funds relating to the mortgage loans on deposit in the Certificate Account (first from principal collections and then from interest collections). The Trustee will be entitled to rely conclusively on any non-recoverability determination of the
Master Servicer or the Special Servicer. If the funds in the Certificate Account relating to the mortgage loans allocable to principal on the mortgage loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months and any election to so defer shall be deemed to be in accordance with the servicing standard; provided, that no such deferral shall occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement. Each of the Master Servicer, the Special Servicer and the Trustee
will be entitled to recover any Advance (together with interest on that Advance)
that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a
"Workout-Delayed Reimbursement Amount") out of principal collections on the mortgage loans in the Certificate Account. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter shall be recoverable as any other Nonrecoverable Advance. To the extent a Nonrecoverable
Advance or a Workout-Delayed Reimbursement Amount with respect to a mortgage loan is required to be reimbursed from the principal portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first from the principal collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable
Advances and Workout-Delayed Reimbursement Amounts that are related to such other Loan Group). To the extent a Nonrecoverable Advance with respect to a mortgage loan is required to be reimbursed from the interest portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the interest collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other
Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances that are related to such other Loan Group). In addition, the Special Servicer may, at its option, in consultation with the Directing Certificateholder, make a determination in accordance with the Servicing Standards that any P&I Advance or
Servicing Advance, if made, would be a Nonrecoverable Advance and may deliver to the Master Servicer and the Trustee notice of such determination, which determination will be conclusive and binding on the Master Servicer and the
Trustee; however, the Special Servicer will have no such option to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the Special Servicer that such an Advance is non-recoverable, each such decision will remain with the
Master Servicer. Notwithstanding the foregoing, if the Special Servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the Master
Servicer shall have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or
Servicing Advance is non-recoverable. Additionally, with respect to the RREEF
Silicon Valley

                                     S-153

Office Portfolio Loan, if any servicer in connection with a subsequent securitization of the RREEF Silicon Valley Office Portfolio Companion Loans
determines that any P&I Advance with respect to the RREEF Silicon Valley Office
Portfolio Companion Loans, if made, would be non-recoverable, such determination will not be binding on the Master Servicer and the Trustee as it relates to any proposed P&I Advance with respect to the RREEF Silicon Valley Office Portfolio
Loan. Additionally, with respect to the One & Two Prudential Plaza Loan, if the
Master Servicer or the Special Servicer determines that any P&I Advance with respect to the One & Two Prudential Plaza Loan, if made, would be non-recoverable, such determination will not be binding on the One & Two
Prudential Plaza Master Servicer and the trustee under the One & Two Prudential
Plaza Pooling Agreement as it relates to any proposed P&I Advance with respect to the One & Two Prudential Plaza Pari Passu Companion Loan. In making such non-recoverability determination, such person will be entitled to consider
(among other things) only the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such
Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries and will be entitled to give due regard to the existence of any
Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the Master Servicer, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person's determination that an Advance is non-recoverable) at any time and may obtain at the expense of the trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the
Certificateholders, the Master Servicer and the Trustee. The Master Servicer and
the Trustee will be entitled to rely conclusively on any non-recoverability determination of the Special Servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. No P&I Advances will be made by the Master Servicer or the Trustee with respect to delinquent amounts in respect of monthly payments or the balloon payments due on any AB
Subordinate Companion Loan or the One & Two Prudential Plaza Pari Passu
Companion Loan. No Servicing Advances will be made with respect to any AB
Subordinate Companion Loan or the RREEF Silicon Valley Office Portfolio Whole
Loan if the related AB Mortgage Loan or the RREEF Silicon Valley Office
Portfolio Loan is no longer part of the trust. Any requirement of the Master
Servicer, Special Servicer or Trustee to make an Advance in the Pooling and
Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans. See
"Description of the Certificates--Advances in Respect of Delinquencies" and
"Description of the Pooling Agreements--Certificate Account" in the prospectus.

     In connection with its recovery of any Advance, each of the Master
Servicer, the Special Servicer and the Trustee will be entitled to be paid, out of any amounts relating to the mortgage loans then on deposit in the Certificate
Account, interest at the Prime Rate (the "Reimbursement Rate") accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the Master Servicer nor the Trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The "Prime Rate" will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

     Each Statement to Certificateholders furnished or made available by the
Paying Agent to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See
"Description of the Certificates--Reports to Certificateholders; Certain
Available Information" in this free writing prospectus and "Description of the
Certificates--Reports to Certificateholders" in the prospectus.

                                     S-154

APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred with respect to a mortgage loan (except for the One & Two Prudential Plaza Whole Loan), an Appraisal
Reduction is required to be calculated. An "Appraisal Reduction Event" will occur on the earliest of:

          (1) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

          (2) the date on which a reduction in the amount of Periodic Payments on a mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the Special
     Servicer;

          (3) the date on which a receiver has been appointed;

          (4) 60 days after a borrower declares bankruptcy;

          (5) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

          (6) 90 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan, except where a refinancing is anticipated within 120 days after the maturity date of the mortgage loan, in which case 120 days after such uncured delinquency; and

          (7) immediately after a mortgage loan becomes an REO Loan.

     No Appraisal Reduction Event may occur at any time when the aggregate
Certificate Balance of all Classes of Certificates (other than the Class A
Certificates) has been reduced to zero.

     The "Appraisal Reduction" for any Distribution Date and for any mortgage loan (except for the One & Two Prudential Plaza Whole Loan) as to which any
Appraisal Reduction Event has occurred, will be an amount, calculated by the
Master Servicer as of the first Determination Date that is at least 10 business days following the date the Special Servicer delivers to the Master Servicer an appraisal or valuation described below, equal to the excess of (a) the Stated
Principal Balance of that mortgage loan over (b) the excess of (1) the sum of
(x) 90% of the appraised value of the related Mortgaged Property as determined
(A) by one or more MAI appraisals with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with such loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the Master Servicer as an Advance), or (B) by an internal valuation performed by the Special Servicer with respect to that mortgage loan
(together with any other mortgage loan cross-collateralized with that mortgage loan) with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the Special Servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and (y) all escrows, letters of credit and reserves in respect of that mortgage loan as of the date of calculation over (2) the sum as of the due date occurring in the month of the date of determination of (x) to the extent not previously advanced by the Master
Servicer or the Trustee, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (y) all Advances not reimbursed from the proceeds of such mortgage loan and interest on those Advances at the
Reimbursement Rate in respect of that mortgage loan and (z) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under that mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer or
the Trustee, as applicable).

     The Special Servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to the One & Two Prudential Plaza Loan). On the first
Determination Date occurring on or after the tenth business day following the delivery

                                     S-155

to the Master Servicer of the MAI appraisal or the completion of the valuation, the Master Servicer will be required to calculate and report to the Directing
Certificateholder (and, in the case of the RREEF Silicon Valley Office Portfolio
Whole Loan, the RREEF Silicon Valley Office Portfolio Companion Holders), the
Special Servicer, the Trustee and the Paying Agent, the Appraisal Reduction,
taking into account the results of such appraisal or valuation. In the event that the Master Servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the third preceding paragraph, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the amount of the
Appraisal Reduction will be deemed to be an amount equal to 25% of the current
Stated Principal Balance of the related mortgage loan until the MAI appraisal is received.

     With respect to the AB Mortgage Loans, Appraisal Reductions will be calculated based on the aggregate outstanding principal balance of the AB
Mortgage Loan and the related AB Subordinate Companion Loan, and all resulting
Appraisal Reductions will be allocated to the related AB Subordinate Companion
Loan prior to being allocated to the AB Mortgage Loan.

     As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first to the Class NR Certificates, then to the Class P
Certificates, then to the Class N Certificates, then to the Class M
Certificates, then to the Class L Certificates, then to the Class K
Certificates, then to the Class J Certificates, then to the Class H
Certificates, then to the Class G Certificates, then to the Class F
Certificates, then to the Class E Certificates, then to the Class D
Certificates, then to the Class C Certificates, then to the Class B
Certificates, then to the Class A-J Certificates, then to the Class A-M
Certificates, and then to the Class A Certificates (other than the Class A-3FL
Certificates) and the Class A-3FL Regular Interest, pro rata). See "--Advances"
above.

     With respect to each mortgage loan (other than the One & Two Prudential
Plaza Loan) as to which an Appraisal Reduction has occurred (unless the mortgage loan has remained current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that mortgage loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal
Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the
Master Servicer is required to redetermine and report to the Directing
Certificateholder (and, in the case of the RREEF Silicon Valley Office Portfolio
Whole Loan, the RREEF Silicon Valley Office Portfolio Companion Holder), the
Special Servicer, the Trustee and the Paying Agent, the recalculated amount of the Appraisal Reduction with respect to the mortgage loan. The Directing
Certificateholder will have 10 business days to review and approve each calculation of any recalculated Appraisal Reduction; provided, however, that if the Directing Certificateholder fails to approve any calculation of the recalculated Appraisal Reduction within such 10 business days, such consent will be deemed to be given. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan that is the subject of an Appraisal Reduction Event to the extent the
Special Servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Master Servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the Mortgaged Property, its earnings potential or risk characteristics, or marketability, or market conditions that has occurred that would affect the validity of the appraisal or valuation.

     The One & Two Prudential Plaza Loan is subject to the provisions in the One
& Two Prudential Plaza Pooling Agreement relating to appraisal reductions that are substantially similar to the provisions described above. The existence of an appraisal reduction under the One & Two Prudential Plaza Pooling Agreement in respect of the One & Two Prudential Plaza Loan will proportionately reduce the
Master Servicer's or the Trustee's, as the case may be, obligation to make P&I
Advances on the One & Two

                                     S-156

Prudential Plaza Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the
One & Two Prudential Plaza Pooling Agreement, the One & Two Prudential Plaza
Whole Loan will be treated as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the mortgage loans that comprise such whole loan. Any appraisal reduction calculated with respect to the One &
Two Prudential Plaza Whole Loan will be allocated to the One & Two Prudential
Plaza Loan and the One & Two Prudential Plaza Pari Passu Companion Loan, pro
rata, based on their outstanding principal balances.

     The RREEF Silicon Valley Office Portfolio Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction with respect to the mortgage loans that comprise such whole loan. Any Appraisal
Reduction in respect of the RREEF Silicon Valley Office Portfolio Whole Loan
will be allocated to the RREEF Silicon Valley Office Portfolio Loan, the RREEF
Silicon Valley Office Portfolio Fixed Rate Companion Loan and the REEF Portfolio
Floating Rate Companion Loans on a pro rata basis.

     Any mortgage loan (other than the One & Two Prudential Plaza Whole Loan)
previously subject to an Appraisal Reduction that becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     On each Distribution Date, the Paying Agent will be required to make available on its website to each holder of a Certificate, the Master Servicer, the Underwriters, the Special Servicer, the Directing Certificateholder, the
Swap Counterparty, the holders of the RREEF Silicon Valley Office Portfolio
Companion Loans, the holder of each AB Subordinate Companion Loan, each Rating
Agency, the Trustee and certain assignees of the Depositor, including certain financial market publishers (which are anticipated to initially be Bloomberg,
L.P., Trepp, LLC and Intex Solutions, Inc.), if any, a statement (a "Statement to Certificateholders") based in part upon information provided by the Master
Servicer in accordance with the Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Master Servicer and the
Paying Agent) guidelines setting forth, among other things:

          (1) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reduction of the Certificate
     Balance of the Certificates;

          (2) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Distributable
     Certificate Interest, the Class A-3FL Interest Distribution Amount, and
     with respect to the Class A-3FL Certificates, notification that the amount of interest distributed on such Class is the Interest Distribution Amount with respect to the Class A-3FL Regular Interest, which amount is being paid as a result of a Swap Default;

          (3) the aggregate amount of P&I Advances made in respect of the
     Distribution Date;

          (4) the aggregate amount of compensation paid to the Trustee and the
     Paying Agent and servicing compensation paid to the Master Servicer and the
     Special Servicer with respect to the Due Period for the Distribution Date;

          (5) the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the
     Distribution Date;

          (6) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the mortgage loans as of the end of the related Due Period for the Distribution
     Date;

          (7) the number and aggregate principal balance of mortgage loans (A)
     delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 to 119 days (and for each 30 day period thereafter until

                                     S-157

     liquidation), (D) current but specially serviced or in foreclosure but not an REO Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

          (8) the value of any REO Property included in the trust fund as of the
     Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

          (9) the Available Distribution Amount and the Class A-3FL Available
     Funds for the Distribution Date;

          (10) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Yield Maintenance
     Charges;

          (11) the Pass-Through Rate for each Class of Certificates for the
     Distribution Date and the next succeeding Distribution Date;

          (12) the Scheduled Principal Distribution Amount and the Unscheduled
     Principal Distribution Amount for the Distribution Date;

          (13) the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after the
     Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the
     Distribution Date;

          (14) the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional
     Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each Class of Certificates (other than the Residual Certificates)
     immediately following the Distribution Date;

          (15) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal
     Reduction effected in connection with such Distribution Date;

          (16) the number and Stated Principal Balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) on a loan-by-loan basis;

          (17) the amount of any remaining unpaid interest shortfalls for each
     Class of Certificates as of the Distribution Date;

          (18) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) and the amount and the type of principal prepayment occurring;

          (19) a loan-by-loan listing of any mortgage loan that was defeased since the previous Determination Date (or in the case of the first
     Distribution Date, as of the Cut-off Date);

          (20) all deposits into, withdrawals from, and the balance of the
     Interest Reserve Account on the related Master Servicer Remittance Date;

          (21) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reimbursement of Collateral
     Support Deficit;

          (22) the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

          (23) with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first
     Distribution Date, as of the Cut-off Date) (other than a

                                     S-158

     payment in full), (A) its loan number, (B) the aggregate of all Liquidation
     Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any Collateral Support Deficit in connection with the liquidation;

          (24) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with the Servicing
     Standards, that all payments or recoveries with respect to the Mortgaged
     Property have been ultimately recovered since the previous Determination
     Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

          (25) the aggregate amount of interest on P&I Advances paid to the
     Master Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

          (26) the aggregate amount of interest on Servicing Advances (other than with respect to the One & Two Prudential Plaza Loan) paid to the
     Master Servicer, the Special Servicer and the Trustee since the previous
     Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

          (27) the original and then-current credit support levels for each
     Class of Certificates;

          (28) the original and then-current ratings for each Class of
     Certificates;

          (29) the amount of the distribution on the Distribution Date to the holders of the Residual Certificates;

          (30) the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution
     Date, as of the Cut-off Date);

          (31) LIBOR as calculated for the related Distribution Date and for the next succeeding Distribution Date;

          (32) the amounts received and paid in respect of the Swap Contract;

          (33) identification of any Rating Agency Trigger Event or Swap Default
     as of the close of business on the last day of the immediately preceding calendar month with respect to the Swap Contract;

          (34) the amount of any (A) payment by the Swap Counterparty under the
     Swap Contract as a termination payment, (B) payment to any successor swap counterparty to acquire a replacement interest rate swap contract, and (C)
     collateral posted in connection with any Rating Agency Trigger Event;

          (35) the amount of and identification of any payments on the Class
     A-3FL Certificates in addition to the amount of principal and interest due thereon, such as any termination payment received in connection with the
     Swap Contract;

          (36) identification of any material modification, extension or waiver of a mortgage loan; and

          (37) identification of any material breach of the representations and warranties given with respect to a mortgage loan by the applicable Mortgage
     Loan Seller.

     Under the Pooling and Servicing Agreement, the Master Servicer is required to provide to the holder of the related AB Subordinate Companion Loan certain other reports, copies and information relating to the applicable AB Mortgage
Loan Pair.

                                     S-159

     The Paying Agent will make available each month the Statements to
Certificateholders and the other parties to the Pooling and Servicing Agreement through its website, which is initially located at www.ctslink.com. In addition, the Paying Agent may make certain other information and reports (including the collection of reports specified by The Commercial Mortgage Securities
Association (or any successor organization reasonably acceptable to the Paying
Agent and the Master Servicer) known as the "CMSA Investor Reporting Package")
related to the mortgage loans available, to the extent that the Paying Agent receives such information and reports from the Master Servicer, and direction from the Depositor, or is otherwise directed to do so under the Pooling and
Servicing Agreement. The Paying Agent will not make any representations or warranties as to the accuracy or completeness of any information provided by it and may disclaim responsibility for any information for which it is not the original source. In connection with providing access to the Paying Agent's website, the Paying Agent may require registration and acceptance of a disclaimer. The Paying Agent will not be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

     In addition, copies of each Statement to Certificateholders will be filed with the Securities and Exchange Commission through its EDGAR system located at
"http://www.sec.gov" under the name of the Issuing Entity for so long as the
Issuing Entity is subject to the reporting requirement of the Securities
Exchange Act of 1934, as amended. The public also may read and copy any materials filed with the Securities and Exchange Commission at its Public
Reference Room located at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the
SEC at 1-800-SEC-0330.

     In the case of information furnished pursuant to clauses (1), (2), (10),
(17) and (21) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per any definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the Paying Agent is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1), (2) and (10)
above as to the applicable Class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Paying Agent deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Paying Agent will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the
Paying Agent pursuant to any requirements of the Code as from time to time are in force.

     The Paying Agent will be required to provide or make available to certain financial market publishers, which are anticipated initially to be Bloomberg,
L.P., Trepp, LLC and Intex Solutions, Inc., certain current information with respect to the Mortgaged Properties on a monthly basis, including current and original net operating income, debt service coverage ratio based upon borrowers'
annual Operating Statements and occupancy rates, to the extent it has received the information from the Master Servicer pursuant to the Pooling and Servicing
Agreement.

     The Pooling and Servicing Agreement requires that the Paying Agent make available at its offices, during normal business hours, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the Special
Servicer, the Master Servicer, the Directing Certificateholder, the holders of the RREEF Silicon Valley Office Portfolio Companion Loans, each Rating Agency, any designee of the Depositor or any other person to whom the Paying Agent or the Trustee, as applicable, believes the disclosure is appropriate, upon their prior written request, originals or copies of, among other things, the following items:

          (1) the Pooling and Servicing Agreement and any amendments to that agreement;

          (2) all Statements to Certificateholders made available to holders of the relevant Class of Offered Certificates since the Closing Date;

                                     S-160

          (3) all officer's certificates delivered to the Trustee and the Paying
     Agent since the Closing Date as described under "Description of the Pooling
     Agreements--Evidence as to Compliance" in the prospectus;

          (4) all accountants' reports delivered to the Trustee and the Paying
     Agent since the Closing Date as described under "Description of the Pooling
     Agreements--Evidence as to Compliance" in the prospectus;

          (5) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer and delivered to the
     Paying Agent in respect of each Mortgaged Property;

          (6) copies of the mortgage loan documents;

          (7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee; and

          (8) any and all statements and reports delivered to, or collected by, the Master Servicer or the Special Servicer, from the borrowers, including the most recent annual property Operating Statements, rent rolls and borrower financial statements, but only to the extent that the statements and reports have been delivered to the Paying Agent.

     Copies of any and all of the foregoing items will be available to those named in the above paragraph, from the Paying Agent or the Trustee, as applicable, upon request; however, the Paying Agent or the Trustee, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, except that the
Directing Certificateholder will be entitled to receive such items free of charge. Pursuant to the Pooling and Servicing Agreement, the Master Servicer
will be required to use reasonable efforts to collect certain financial and property information required under the mortgage loan documents, such as
Operating Statements, rent rolls and financial statements.

     The Trustee will make each Statement to Certificateholders available each month to Certificateholders and the other parties to the Pooling and Servicing
Agreement via the Trustee's internet website. The Trustee will also make the periodic reports described in the prospectus under "Description of
Certificates--Reports to Certificateholders" relating to the Issuing Entity available through its website on the same date they are filed with the
Securities and Exchange Commission. The Trustee's internet website will initially be located at "www.ctslink.com". Assistance in using the website can be obtained by calling the Trustee's customer service desk at (301) 815-6600.
Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

     The Trustee is responsible for the preparation of tax returns on behalf of the trust and the preparation of monthly reports on Form 10-D (based on information included in each monthly Statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form
10-K and certain other reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the trust.

     The Pooling and Servicing Agreement will require the Master Servicer and the Paying Agent, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing
Agreement, to provide certain of the reports or, in the case of the Master
Servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the Master Servicer or the Paying Agent, as the case may be, to any
Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate
Owner or any prospective investor so identified by a Certificate Owner or an
Underwriter, that requests reports or information. However, the Paying Agent and the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information, except that, other than for extraordinary or duplicate requests, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of

                                     S-161

Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to
Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee, the Paying
Agent and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the
Offered Certificates will be Cede & Co., as nominee for DTC.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates (allocated, pro rata, between the Class X-1 and Class
X-2 Certificates based upon their Notional Amounts), and (2) in the case of any other Class of Certificates (other than the Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the Class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all Classes of Certificates, each determined as of the prior Distribution Date. None of the Class R or Class LR Certificates
will be entitled to any Voting Rights. For purposes of determining Voting
Rights, the Certificate Balance of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment have not yet been received.
Voting Rights allocated to a Class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the
Master Servicer, the Special Servicer nor the Depositor will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities or waive an Event of Default under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class.

TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders and the Swap Counterparty of all amounts held by the Paying Agent on behalf of the
Trustee and required to be paid following the earlier of (1) the final payment
(or related Advance) or other liquidation of the last mortgage loan or REO
Property subject to the Pooling and Servicing Agreement, (2) the voluntary exchange of all the then outstanding certificates (other than the Residual
Certificates) for the mortgage loans remaining in the trust (provided, however, that (a) the Offered Certificates are no longer outstanding, (b) there is only one holder of the then outstanding Certificates (other than the Residual
Certificates) and (c) the Master Servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the Special Servicer, the Master Servicer or
the holders of the Class LR Certificates, in that order of priority. Written notice of termination of the Pooling and Servicing Agreement will be given by the Paying Agent to each Certificateholder, the Swap Counterparty and each
Rating Agency and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

     The holders of the Controlling Class, the Special Servicer, the Master
Servicer and the holders of the Class LR Certificates (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund, (2) the aggregate fair market value of the trust fund's portion of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and

                                     S-162

mutually agreed upon by the Master Servicer and the Trustee plus (i) the reasonable out of pocket expenses of the Master Servicer related to such purchase, unless the Master Servicer is the purchaser and (ii) amounts owed to the Swap Counterparty under the Swap Contract, if any, and (3) if the One & Two
Prudential Plaza Mortgaged Property is an REO Property under the terms of the
One & Two Prudential Plaza Pooling Agreement, the pro rata portion of the fair market value of the related property, as determined by the One & Two Prudential
Plaza Master Servicer in accordance with clause (2) above. This purchase will effect early retirement of the then outstanding Offered Certificates, but the rights of the holders of the Controlling Class, the Special Servicer, the Master
Servicer or the holders of the Class LR Certificates to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance. The voluntary exchange of Certificates, including the Class X Certificates, for the remaining mortgage loans is not subject to the 1% limit but is limited to each
Class of outstanding Certificates being held by one Certificateholder who must voluntarily participate.

     On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Pooling
Agreements--Certificate Account" in the prospectus), will be applied generally as described above under "--Distributions--Priority" in this free writing prospectus.

     Any optional termination by the holders of the Controlling Class, the
Special Servicer, the Master Servicer or the holders of the Class LR
Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" in this free writing prospectus.

                        DESCRIPTION OF THE SWAP CONTRACT

GENERAL

     On the Closing Date, the Depositor will transfer the Class A-3FL Regular
Interest to the trust in exchange for the Class A-3FL Certificates, which will represent all of the beneficial interest in the portion of the trust consisting of the Class A-3FL Regular Interest, the Swap Contract and the Floating Rate
Account.

     The Trustee, on behalf of the trust, will enter into an interest rate swap agreement related to the Class A-3FL Regular Interest (the "Swap Contract"),
with JPMCB (the "Swap Counterparty"). The Swap Contract will have a maturity date of the Distribution Date in May 2045 (the same date as the Rated Final
Distribution Date of the Class A-3FL Certificates). The Paying Agent will make available to the Swap Counterparty the Statement to Certificateholders for each
Distribution Date, which statement will include LIBOR applicable to the related
Interest Accrual Period. See "Description of the Certificates--Distributions" in
this free writing prospectus. The Paying Agent will also calculate the amounts, if any, due from or payable to the Swap Counterparty under the Swap Contract.

     The Significance Percentage with respect to the interest rate swap payments under the Swap Contract is less than 10%. As used in the preceding sentence,
"Significance Percentage" refers to the percentage that the amount of the
Significance Estimate represents of the aggregate initial principal balance of the Class A-3FL Certificates. "Significance Estimate" refers to the reasonable good-faith estimate of maximum probable exposure, made in substantially the same manner as that used in JPMCB's internal risk management process in respect of similar instruments.

     The Paying Agent may make withdrawals from the Floating Rate Account only for the following purposes: (i) to distribute to the holders of the Class A-3FL
Certificates the Class A-3FL Available Funds

                                     S-163

for any Distribution Date; (ii) to withdraw any amount deposited into the
Floating Rate Account that was not required to be deposited in such account;
(iii) to pay any funds required to be paid to the Swap Counterparty under the
Swap Contract; and (iv) to clear and terminate the account pursuant to the terms of the Pooling and Servicing Agreement.

THE SWAP CONTRACT

     The Swap Contract will provide that, so long as the Swap Contract is in effect, (a) on each Distribution Date, commencing in October 2006, the Paying
Agent will pay or cause to be paid to the Swap Counterparty (i) any Yield
Maintenance Charges in respect of the Class A-3FL Regular Interest for the related Distribution Date and (ii) one month's interest at the Pass-Through Rate applicable to the Class A-3FL Regular Interest accrued for the related Interest
Accrual Period on the Certificate Balance of the Class A-3FL Certificates, and
(b) on the business day before each Distribution Date, commencing in October
2006, the Swap Counterparty will pay to the Paying Agent, for the benefit of the
Class A-3FL Certificateholders, one month's interest at the Pass-Through Rate applicable to the Class A-3FL Certificates accrued for the related Interest
Accrual Period on the Certificate Balance of the Class A-3FL Certificates. Such
payments will be made on a net basis.

     On any Distribution Date for which the funds allocated to payment of the
Interest Distribution Amount of the Class A-3FL Regular Interest, are
insufficient to pay all amounts due to the Swap Counterparty under the Swap
Contract for such Distribution Date, the amounts payable by the Swap
Counterparty to the trust under the Swap Contract will be reduced, on a dollar-for-dollar basis, by the amount of such shortfall, and holders of the
Class A-3FL Certificates, will experience a shortfall in their anticipated yield.

     If the Swap Counterparty's long-term rating ceases to be at least "A3" by
Moody's Investors Service, Inc. or at least "A-" by Standard & Poor's Ratings
Services, a division of The McGraw-Hill Companies, Inc. (a "Rating Agency
Trigger Event"), the Swap Counterparty will be required to post collateral or find a replacement swap counterparty that would not cause another Rating Agency
Trigger Event. In the event that the Swap Counterparty fails to either post acceptable collateral, fails to find an acceptable replacement swap counterparty under a Rating Agency Trigger Event, or if it fails to make a payment to the trust required under the Swap Contract or an early termination date is designated under the Swap Contract in accordance with its terms (each such event, a "Swap Default"), then the Paying Agent will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25%, by Certificate Balance, of the Class A-3FL Certificates, to enforce the rights of the trust under the Swap
Contract as may be permitted by the terms of the Swap Contract and use any termination fees received from the Swap Counterparty (as described below under
"--Termination Fees") to enter into a replacement interest rate swap contract on substantially identical terms. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of the Swap Contract, a replacement interest rate swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-3FL Certificates.

     Any conversion to distributions equal to distributions on the Class A-3FL
Regular Interest pursuant to a Swap Default will become permanent following the determination by the Paying Agent or the holders of 25% of the Class A-3FL
Certificates not to enter into a replacement interest rate swap contract and distribution of any termination payments to the holders of the Class A-3FL
Certificates. Any such Swap Default and the consequent conversion to distributions equal to distributions on the Class A-3FL Regular Interest will not constitute a default under the Pooling and Servicing Agreement. Any such conversion to distributions equal to distributions on the Class A-3FL Regular
Interest might result in a temporary delay of payment of the distributions to the holders of the Class A-3FL Certificates, if notice of the resulting change in payment terms of the Class A-3FL Certificates, is not given to DTC within the time frame in advance of the Distribution Date that DTC requires to modify the payment.

     The Paying Agent will have no obligation on behalf of the trust to pay or cause to be paid to the Swap Counterparty any portion of the amounts due to the
Swap Counterparty under the Swap Contract for any

                                     S-164

Distribution Date unless and until the related interest payment on the Class
A-3FL Regular Interest for such Distribution Date is actually received by the
Paying Agent.

TERMINATION FEES

     In the event of the termination of the Swap Contract and the failure of the
Swap Counterparty to replace the Swap Contract, the Swap Counterparty may be obligated to pay a termination fee to the trust generally designed to compensate the trust for the cost, if any, of entering into a substantially similar interest rate swap contract with another swap counterparty. If the termination fee is not used to pay for a replacement swap contract, then that termination fee will be distributed to the Class A-3FL Certificateholders.

THE SWAP COUNTERPARTY

     JPMCB is the Swap Counterparty under the Swap Contract. JPMCB is also a
Mortgage Loan Seller and an affiliate of J.P. Morgan Chase Commercial Mortgage
Securities Corp., which is the Depositor and is an affiliate of J.P. Morgan
Securities Inc., which is an Underwriter.

     JPMCB is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation. JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the
Office of the Comptroller of the Currency, a bureau of the United States
Department of the Treasury. It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.

     The long-term certificates of deposit of JPMCB are rated "Aa2" and "AA-" by
Moody's and S&P, respectively, as of the date of this free writing prospectus.

     JPMorgan Chase & Co. files reports with the Securities and Exchange
Commission that are required under the Securities Exchange Act of 1934. Such reports include additional financial information regarding the Swap Counterparty and may be obtained at the website maintained by the Securities and Exchange
Commission at http://www.sec.gov.

                                     S-165

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     The servicing of the mortgage loans (including the RREEF Silicon Valley
Office Portfolio Whole Loan, but excluding the One & Two Prudential Plaza Loan)
and any REO Properties will be governed by the Pooling and Servicing Agreement.
The following summaries describe certain provisions of the Pooling and Servicing
Agreement relating to the servicing and administration of the mortgage loans
(excluding the One & Two Prudential Plaza Loan) and any REO Properties. The One
& Two Prudential Plaza Loan will be serviced in accordance with the One & Two
Prudential Plaza Pooling Agreement by the One & Two Prudential Plaza Master
Servicer and the One & Two Prudential Plaza Special Servicer and according to the servicing standards provided for in the One & Two Prudential Plaza Pooling
Agreement, which require, among other things, that the One & Two Prudential
Plaza Master Servicer and One & Two Prudential Plaza Special Servicer attempt to maximize recovery on all portions of the One & Two Prudential Plaza Whole Loan.
All references to "mortgage loans" in this section, "Servicing of the Mortgage
Loans," do not include the One & Two Prudential Plaza Loan and any related REO
Property unless otherwise specifically stated. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and
Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this free writing prospectus supersedes any contrary information set forth in the prospectus. See
"Description of the Pooling Agreements" in the prospectus.

     Each of the Master Servicer (directly or through one or more sub-servicers)
and the Special Servicer (directly or through one or more sub-servicers) will be required to service and administer the mortgage loans (including the RREEF
Silicon Valley Office Portfolio Whole Loan, but excluding the One & Two
Prudential Plaza Loan) for which it is responsible. Each of the Master Servicer and the Special Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party sub-servicers (although the Master Servicer and Special
Servicer, as applicable, will remain primarily responsible for the servicing of those mortgage loans). Notwithstanding the foregoing, the Special Servicer shall not enter into any sub-servicing agreement that provides for the performance by third parties of any or all of its obligations under the Pooling and Servicing
Agreement without the consent of the Directing Certificateholder, except to the extent necessary for the Special Servicer to comply with applicable regulatory requirements.

     The Master Servicer will be required to service and administer the mortgage loans (including the RREEF Silicon Valley Office Portfolio Whole Loan, but
excluding the One & Two Prudential Plaza Loan) for which it is obligated to service and administer, as an independent contractor, pursuant to the Pooling and Servicing Agreement on behalf of the trust and in the best interests of and for the benefit of Certificateholders as a collective whole (as determined by the Master Servicer in its good faith and reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loan documents (and in the case of the RREEF
Silicon Valley Office Portfolio Loan, a mezzanine loan or an AB Subordinate
Companion Loan, the terms of the related intercreditor agreement) and, to the extent consistent with the foregoing, further as follows: (1) with the same skill, care and diligence as is normal and usual in its mortgage servicing activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to the mortgage loans, (2) with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans and (3) without regard to:

          (A) any relationship that the Master Servicer or any of its affiliates, as the case may be, may have with the related borrower;

          (B) the ownership of any Certificate or, if applicable, mezzanine loan or AB Subordinate Companion Loan, by the Master Servicer or any of its
     affiliates, as the case may be;

                                     S-166

          (C) the Master Servicer's obligation to make Advances; and

          (D) the right of the Master Servicer to receive compensation payable to it under the Pooling and Servicing Agreement or with respect to any particular transaction (the foregoing, collectively referred to as the
     "Master Servicer Servicing Standards").

     The Special Servicer will be required to service and administer the mortgage loans (including the RREEF Silicon Valley Office Portfolio Whole Loan,
but excluding the One & Two Prudential Plaza Loan) for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing
Agreement and the mortgage loan documents (and in the case of the RREEF Silicon
Valley Office Portfolio Loan, each AB Mortgage Loan or mezzanine loan, the terms of the related intercreditor agreement) and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1)
the same manner in which, and with the same care, skill, prudence and diligence with which the Special Servicer services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the Special Servicer services and administers commercial, multifamily and manufactured housing community mortgage loans owned by the
Special Servicer, in either case, with a view to the maximization of recovery of principal and interest on a net present value basis on the mortgage loans or
Specially Serviced Mortgage Loans, as applicable, and the best interests of the trust and the Certificateholders (and in the case of each AB Mortgage Loan, the holder of the related AB Subordinate Companion Loan, and in the case of the
RREEF Silicon Valley Office Portfolio Loan, the holder of any RREEF Silicon
Valley Office Portfolio Companion Loan), but without regard to:

          (A) any relationship that the Special Servicer, or any of its affiliates may have with the related borrower or any borrower affiliate, any Mortgage Loan Seller or any other party to the Pooling and Servicing
     Agreement;

          (B) the ownership of any Certificate or, if applicable, mezzanine loan or AB Subordinate Companion Loan, by the Special Servicer or any of its
     affiliates;

          (C) the Special Servicer's right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

          (D) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Special Servicer;

          (E) any option to purchase any mortgage loan or AB Subordinate
     Companion Loan it may have; and

          (F) any debt that the Special Servicer or any of its affiliates has extended to any borrower or any of its affiliates (the foregoing, collectively referred to as the "Special Servicer Servicing Standards").

     "Servicing Standards" means (i) with respect to the Master Servicer, the
Master Servicer Servicing Standards and (ii) with respect to the Special
Servicer, the Special Servicer Servicing Standards.

     Except as otherwise described under "--Inspections; Collection of Operating
Information" below, the Master Servicer will be responsible initially for the servicing and administration of the entire pool of mortgage loans (including the
RREEF Silicon Valley Office Portfolio Loan and each AB Mortgage Loan). The
Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer with respect to any mortgage loan (including the RREEF
Silicon Valley Office Portfolio Companion Loans and any related AB Subordinate
Companion Loan):

          (1) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; and, in the case of a balloon payment, if the balloon payment is delinquent and the related borrower has not provided the
     Master Servicer, within 60 days of the related maturity date, with a bona fide written commitment for refinancing, reasonably satisfactory in form and substance to the Master Servicer, which provides that

                                     S-167

     such refinancing will occur within 120 days of such related maturity date, provided that the mortgage loan will become a Specially Serviced Mortgage
     Loan immediately if the related borrower fails to diligently pursue such financing or to pay any Assumed Scheduled Payment on the related due date at any time before the refinancing or, if such refinancing does not occur, the related Mortgage Loan will become a Specially Serviced Mortgage Loan at the end of such 120 day period (or for such shorter period beyond the date on which the related balloon payment was due within which the refinancing is scheduled to occur pursuant to the commitment for refinancing or on which such commitment terminates);

          (2) as to which any Periodic Payment (other than a balloon payment or other payment due at maturity) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of each AB Mortgage Loan, the holder of the related AB Subordinate
     Companion Loan cures such delinquency);

          (3) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days that mortgage loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

          (4) as to which the Master Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged
     Property;

          (5) as to which, in the judgment of the Master Servicer or Special
     Servicer (with the consent of the Directing Certificateholder), as applicable, a payment default is imminent and is not likely to be cured by the borrower within 60 days;

          (6) as to which a default that the Master Servicer or Special Servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the Master Servicer or Special Servicer (in the case of the Special Servicer with the consent of the Directing
     Certificateholder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders
     (or, with respect to the RREEF Silicon Valley Office Portfolio Loan, the
     interests of the holder of the RREEF Silicon Valley Office Portfolio
     Companion Loans or, with respect to each AB Mortgage Loan, the interests of the Certificateholders and the holder of the related AB Subordinate
     Companion Loan as a collective whole) has occurred and remains unremediated for the applicable grace period specified in the mortgage loan documents, other than, in certain circumstances, the failure to maintain terrorism insurance (or if no grace period is specified for events of default which are capable of cure, 60 days); or

          (7) as to which the Master Servicer or Special Servicer (in the case of the Special Servicer, with the consent of the Directing
     Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the mortgage loan is imminent, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the mortgage loan or otherwise materially adversely affect the interests of Certificateholders (or, with respect to the RREEF Silicon
     Valley Office Portfolio Loan, the interests of the holder of the RREEF
     Silicon Valley Office Portfolio Companion Loans or, with respect to each AB
     Mortgage Loan, the Certificateholders and the holder of the related AB
     Subordinate Companion Loan as a collective whole), and (iii) the default will continue unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan); provided, that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any mortgage loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the
     Special Servicer (with the consent of the Directing Certificateholder) as described under "--Maintenance of Insurance" below.

                                     S-168

     However, the Master Servicer will be required to continue to (w) receive payments on the mortgage loan (including the RREEF Silicon Valley Office
Portfolio Whole Loan) (including amounts collected by the Special Servicer), (x)
make certain calculations with respect to the mortgage loan, (y) make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and (z) receive the Servicing Fee in respect of the mortgage loan at the Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (including the RREEF Silicon Valley
Office Portfolio Whole Loan) (upon acquisition, an "REO Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special
Servicer will continue to be responsible for its operation and management. The mortgage loans (including the RREEF Silicon Valley Office Portfolio Whole Loan
and any AB Subordinate Companion Loans and not including the One & Two
Prudential Plaza Loan) serviced by the Special Servicer and any mortgage loans
(including the RREEF Silicon Valley Office Portfolio Whole Loan and any AB
Subordinate Companion Loans and not including the One & Two Prudential Plaza
Loan) that have become REO Properties are referred to in this free writing prospectus as the "Specially Serviced Mortgage Loans." If any RREEF Silicon
Valley Office Portfolio Companion Loan becomes specially serviced, then the
RREEF Silicon Valley Office Portfolio Whole Loan will become a Specially
Serviced Mortgage Loan. If any of the AB Subordinate Companion Loans become specially serviced, then the related AB Mortgage Loan will become a Specially
Serviced Mortgage Loan. If any AB Mortgage Loan becomes a Specially Serviced
Mortgage Loan, then the related AB Subordinate Companion Loan will become a
Specially Serviced Mortgage Loan. The Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement. Any mortgage loan that is cross-collateralized with a Specially Serviced Mortgage Loan will become a
Specially Serviced Mortgage Loan.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes performing for at least 3 consecutive Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the
Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a "Corrected Mortgage Loan") to the Master Servicer.

     The Special Servicer will be required to prepare a report (an "Asset Status
Report") for each mortgage loan (other than the One & Two Prudential Plaza Loan)
that becomes a Specially Serviced Mortgage Loan not later than 60 days after the servicing of such mortgage loan is transferred to the Special Servicer. Each
Asset Status Report will be required to be delivered to the Directing
Certificateholder, the Master Servicer, the Trustee (upon request), the Paying
Agent and each Rating Agency. If the Directing Certificateholder does not disapprove an Asset Status Report within ten business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset
Status Report. The Directing Certificateholder may object to any Asset Status
Report within ten business days of receipt; provided, however, that the Special
Servicer will be required to implement the recommended action as outlined in the
Asset Status Report if it makes a determination in accordance with the Servicing
Standards that the objection is not in the best interest of all the
Certificateholders. If the Directing Certificateholder disapproves the Asset
Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report as described above or until the
Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders.

THE DIRECTING CERTIFICATEHOLDER

     The Directing Certificateholder will be entitled to advise the Master
Servicer or the Special Servicer, as applicable, with respect to the following actions and others more particularly described in the Pooling and Servicing
Agreement. Except as otherwise described in the succeeding paragraphs below, the
Master Servicer or the Special Servicer, as applicable, will not be permitted to take any of the following actions as to which the Directing Certificateholder has objected in writing within ten business days of having been notified of the proposed action (provided, that if such written objection has not been received

                                     S-169

by the Master Servicer or the Special Servicer, as applicable, within the ten day period, the Directing Certificateholder will be deemed to have approved such action):

               (i) any proposed or actual foreclosure upon or comparable
          conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

               (ii) any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a mortgage loan or any extension of the maturity date of such mortgage loan;

               (iii) any sale of a defaulted mortgage loan or REO Property
          (other than in connection with the termination of the trust as described under "Description of the Certificates--Termination;
          Retirement of Certificates" in this free writing prospectus) for less than the applicable Purchase Price (other than in connection with the exercise of the Purchase Option described under "--Realization Upon
          Defaulted Mortgage Loans" below);

               (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

               (v) any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related mortgage loan and for which there is no material lender discretion;

               (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to a mortgage loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt;

               (vii) any property management company changes or franchise changes with respect to a mortgage loan for which the lender is required to consent or approve under the loan documents;

               (viii) releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related mortgage loan and for which there is no material lender discretion;

               (ix) any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan and for which there is no material lender discretion; and

               (x) any determination of an Acceptable Insurance Default;

provided, that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the
Certificateholders (as a collective whole), the Master Servicer or the Special
Servicer, as applicable, may take any such action without waiting for the
Directing Certificateholder's response.

     In addition, the Directing Certificateholder may direct the Master Servicer and/or Special Servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing Certificateholder may reasonably deem advisable; provided, that the Master Servicer and/or the Special Servicer will not be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder that would cause it to violate applicable law, the related mortgage loan documents, the Pooling and Servicing Agreement, including the Servicing Standards, or the REMIC
Provisions (and, with respect to any AB Mortgage Loan, subject to the rights of the holder of the related AB Subordinate Companion Loan as described under
"Description of the Mortgage Pool--AB Mortgage Loan Pairs" in this free writing prospectus).

                                     S-170

     With respect to the One & Two Prudential Plaza Whole Loan only, the
Directing Certificateholder will not be entitled to exercise the above-described rights, but such rights will be exercisable by the One & Two Prudential Plaza
Directing Certificateholder, provided, nothing precludes the Directing
Certificateholder from consulting with the One & Two Prudential Plaza Special
Servicer, regardless of whether the One & Two Prudential Plaza Directing
Certificateholder is entitled to exercise such rights.

     With respect to the RREEF Silicon Valley Office Portfolio Whole Loan only, the Master Servicer or the Special Servicer, as applicable, will not be permitted to take any of the following actions without notifying the Directing
Certificateholder and the RREEF Silicon Valley Office Portfolio Majority
Controlling Noteholders and obtaining the Directing Certificateholder's written approval, and no objection is provided from the RREEF Silicon Valley Office
Portfolio Majority Controlling Noteholders within the time period required under the related Intercreditor Agreement:

          (1) any modification or amendment of, or waiver with respect to, the
     RREEF Silicon Valley Office Portfolio Whole Loan or the RREEF Silicon
     Valley Office Portfolio Whole Loan documents that would result in the extension of the maturity date, a reduction in the interest rate or the monthly payment, a modification or waiver of any other monetary term of the
     RREEF Silicon Valley Office Portfolio Whole Loan documents relating to the timing or amount of any payment of principal and interest or a modification or waiver of any provision of the RREEF Silicon Valley Office Portfolio
     Whole Loan which restricts the related borrower from incurring additional indebtedness or from transferring a mortgaged property or any transfer of direct or indirect equity interests in the borrower;

          (2) any modification or amendment of, or waiver with respect to, the
     RREEF Silicon Valley Office Portfolio Whole Loan documents that would result in a discounted pay-off, restructuring or workout of the RREEF
     Silicon Valley Office Portfolio Whole Loan;

          (3) any foreclosure upon or comparable conversion (which may include acquisition of REO Property) of the ownership of the mortgaged property securing the RREEF Silicon Valley Office Portfolio Whole Loan or any
     acquisition of the related mortgaged property by deed-in lieu of foreclosure;

          (4) any proposed or actual sale of the mortgaged property or REO property;

          (5) any proposed or actual sale of the RREEF Silicon Valley Office
     Portfolio Whole Loan by the applicable servicer;

          (6) any release of the borrower, any guarantor or other obligor from liability with respect to the RREEF Silicon Valley Office Portfolio Whole
     Loan;

          (7) any determination not to enforce a "due-on-sale" or
     "due-on-encumbrance" clause;

          (8) any action to bring a related property or REO property into compliance with environmental laws or otherwise address hazardous materials located at the property or REO property;

          (9) any substitution or release of collateral or acceptance of additional collateral for the RREEF Silicon Valley Office Portfolio Whole
     Loan including the release of additional collateral for the RREEF Silicon
     Valley Office Portfolio Whole Loan or any subordination of the liens granted under the terms of the mortgage loan documents;

          (10) adoption or approval of a plan in a bankruptcy of a borrower;

          (11) consenting to the modification, execution, termination or renewal of any lease or entering into a new lease, in each case to the extent lender's approval is required by the RREEF Silicon Valley Office Portfolio
     Whole Loan documents;

          (12) any renewal or replacement of the then existing insurance policies (to the extent the lender's approval is required under the RREEF
     Silicon Valley Office Portfolio Whole Loan documents)

                                     S-171

     or any waiver, modification or amendment of any insurance requirements under the RREEF Silicon Valley Office Portfolio Whole Loan documents;

          (13) any consent, waiver or approval with respect to any change in the property manager at the mortgaged property;

          (14) any release of material amounts required to be deposited into escrow accounts, reserve accounts or letters of credit established under the mortgage loan documents and held as performance escrows or reserves
     (other than releases of amounts required by the mortgage loan documents);

          (15) the approval of any material alteration at, the Mortgaged
     Property (to the extent the lender's approval is required under the mortgage loan documents);

          (16) the approval of any material capital expenditure (to the extent lender's approval is required under the mortgage loan documents);

          (17) any change, amendment or modification to borrower's
     organizational documents or structure;

          (18) any material reduction or material waiver of the borrower's obligations to pay any reserve amounts under the mortgage loan documents;

          (19) any subordination of any recorded document recorded in connection with the mortgage loan;

          (20) any approval of annual budgets and business plans for the
     Mortgaged Property, to the extent of any such approval rights in the mortgage loan documents; or

          (21) any determination regarding the use or application of condemnation awards or casualty insurance proceeds to the extent the lender has discretion thereover;

provided, however, that with respect to any other decision to be made with respect to the RREEF Silicon Valley Office Portfolio Notes, such decision shall be made by the holder of RREEF Silicon Valley Office Portfolio loan (the directing certificateholder will be the holder of the RREEF Silicon Valley
Office Portfolio loan for this purpose), after non-binding consultation with the holders of the RREEF Silicon Valley Office Portfolio Companion Loans. In the
event that there is a disagreement between the Directing Certificateholder and any holder of the RREEF Silicon Valley Office Portfolio Companion Loans with respect to such decision, the Directing Certificateholder's decision will be binding upon the holder of such RREEF Silicon Valley Office Portfolio Companion
Loan in accordance with the RREEF Silicon Valley Office Portfolio Intercreditor
Agreement.

     The "Directing Certificateholder" will be the Controlling Class
Certificateholder selected by more than 50% of the Controlling Class
Certificateholders, by Certificate Balance, as certified by the Certificate
Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by
Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate
Certificate Balance of the Controlling Class will be the Directing
Certificateholder. The initial Directing Certificateholder will be Anthracite
Capital, Inc.

     A "Controlling Class Certificateholder" is each holder (or Certificate
Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate
Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate Class of Certificates (other than the Class X Certificates) then outstanding that has a Certificate Balance at least equal to 25% of the initial
Certificate Balance of that Class. For purposes of determining the identity of the

                                      S-172

Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions. The Controlling
Class as of the Closing Date will be the Class NR Certificates.

     Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from the
Directing Certificateholder or any holder of a RREEF Silicon Valley Office
Portfolio Companion Loan, or because of any failure to approve an action by any such party, or because of an objection by any such party, that would cause either the Master Servicer or the Special Servicer to violate applicable law, the related loan documents, the Pooling and Servicing Agreement (including the
Servicing Standards), the RREEF Silicon Valley Office Portfolio Intercreditor
Agreement or the REMIC Provisions.

     The Master Servicer and the Special Servicer may resign under the Pooling and Servicing Agreement at any time if continuing to perform their respective servicing duties would cause it to be in violation of any applicable law. The
Master Servicer may generally resign at any time so long as it provides a replacement meeting the requirements in the Pooling and Servicing Agreement and that is otherwise acceptable to the Rating Agencies. The Special Servicer may generally be replaced at any time by the Directing Certificateholder so long as, among other things, those Certificateholders provide or the Directing
Certificateholder provides, as applicable, a replacement that is acceptable to the Rating Agencies. Additionally, either of the Master Servicer or the Special
Servicer, as applicable, may be replaced by the Depositor, the Trustee, or
Certificateholders representing at least 51% of Voting Rights in the event that an event of default under the Pooling and Servicing Agreement occurs with respect to such entity. In the event that either the Master Servicer or the
Special Servicer resigns or is replaced and no replacement is otherwise provided for, the Trustee is required to immediately take the place of such resigning
Master Servicer and the Master Servicer is required to immediately take the place of such resigning Special Servicer unless the Trustee or the Master
Servicer, as applicable, is prohibited by any applicable law from serving in such capacity. The Certificateholders will receive notification from the Trustee or the Master Servicer, as applicable, in any case in which a Master Servicer or
Special Servicer resigns or is replaced.

LIMITATION ON LIABILITY OF DIRECTING CERTIFICATEHOLDER

     The Directing Certificateholder (and, with respect to the One & Two
Prudential Plaza Whole Loan, the One & Two Prudential Plaza Directing
Certificateholder) will not be liable to the trust fund or the
Certificateholders for any action taken, or for refraining from the taking of any action for errors in judgment. However, the Directing Certificateholder
(and, with respect to the One & Two Prudential Plaza Whole Loan, the One & Two
Prudential Plaza Directing Certificateholder) will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

     Each Certificateholder acknowledges and agrees, by its acceptance of its
Certificates, that the Directing Certificateholder (and, with respect to the One
& Two Prudential Plaza Whole Loan, the One & Two Prudential Plaza Directing
Certificateholder):

          (a) may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates,

          (b) may act solely in the interests of the holders of the Controlling
     Class (or, with respect to the One & Two Prudential Plaza Whole Loan, the
     One & Two Prudential Plaza Directing Certificateholder),

          (c) does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class (or, with respect to the
     One & Two Prudential Plaza Whole Loan, the One & Two Prudential Plaza
     Directing Certificateholder), and

                                      S-173

          (d) may take actions that favor the interests of the holders of the
     Controlling Class (or, with respect to the One & Two Prudential Plaza Whole
     Loan, the One & Two Prudential Plaza Directing Certificateholder) over the interests of the holders of one or more other Classes of Certificates.

     The taking of, or refraining from taking, any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the
Directing Certificateholder, which does not violate any law or the accepted servicing practices or the provisions of the Pooling and Servicing Agreement, will not result in any liability on the part of the Master Servicer or the
Special Servicer.

     Generally, the holders of the AB Subordinate Companion Loans and their designees will have limitations on liability with respect to actions taken in connection with the related AB Mortgage Loan similar to the limitations of the
Directing Certificateholder described above.

MAINTENANCE OF INSURANCE

     To the extent permitted by the related mortgage loan and required by the
Servicing Standards, the Master Servicer (with respect to the mortgage loans and the RREEF Silicon Valley Office Portfolio Whole Loan, but excluding the One &
Two Prudential Plaza Loan) or the Special Servicer (with respect to REO
Properties other than the One & Two Prudential Plaza Mortgaged Property) will be required to use efforts consistent with the Servicing Standards (other than with respect to the One & Two Prudential Plaza Loan, which is serviced under the One
& Two Prudential Plaza Pooling Agreement), to cause each borrower to maintain for the related Mortgaged Property all insurance coverage required by the terms of the mortgage loan documents, except to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below).
This insurance coverage is required to be in the amounts, and from an insurer meeting the requirements, set forth in the related mortgage loan documents. If the borrower does not maintain such coverage, the Master Servicer (with respect to mortgage loans) or the Special Servicer (with respect to REO Properties other than the One & Two Prudential Plaza Mortgaged Property), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the Trustee has an insurable interest, as determined by the Master Servicer in accordance with the Servicing
Standards; provided, that the Master Servicer will be obligated to use reasonable efforts to cause the borrower to maintain (or to itself maintain)
insurance against property damage resulting from terrorist or similar acts unless the borrower's failure is an Acceptable Insurance Default; provided, further, that the Master Servicer will not itself be required to maintain any insurance coverage with respect to a Mortgaged Property that is not available at commercially reasonable rates (and the Directing Certificateholder will have the right to consent to any such determination) or as to which the Trustee, as mortgagee, does not have an insurable interest. The coverage described in the immediately preceding sentence will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. The Master
Servicer will be entitled to rely on insurance consultants (at the Master
Servicer's expense) in determining whether any insurance is available at commercially reasonable rates or at any rate. After the Master Servicer determines that a Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the Master Servicer will be required to use efforts consistent with the Servicing Standards to (1) cause each borrower to maintain (to the extent required by the related mortgage loan documents), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the
Trustee, as mortgagee, has an insurable interest in the Mortgaged Property and is available at commercially reasonable rates (as determined by the Master
Servicer in accordance with the Servicing Standards) a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the
Servicing Standards.

     Notwithstanding the foregoing, with respect to the mortgage loans that either (x) require the borrower to maintain "all risk" property insurance (and do not expressly permit an exclusion for terrorism) or

                                      S-174

(y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan reasonably requires from time to time in order to protect its interests, the
Master Servicer will be required to (A) actively monitor whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies prior to September 11, 2001
("Additional Exclusions"), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C)
notify the Special Servicer if any insurance policy contains Additional
Exclusions or if any borrower fails to purchase the insurance requested to be purchased by the Master Servicer pursuant to clause (B) above. If the Special
Servicer determines in accordance with the Servicing Standards that such failure is not an Acceptable Insurance Default the Special Servicer will be required to notify the Master Servicer and the Master Servicer will be required to cause such insurance to be maintained. If the Special Servicer determines that such failure is an Acceptable Insurance Default, it will be required to inform each
Rating Agency as to such conclusions for those mortgage loans that (i) have one of the ten (10) highest outstanding principal balances of the mortgage loans then included in the trust or (ii) comprise more than 5% of the outstanding principal balance of the mortgage loans then included in the trust.

     "Acceptable Insurance Default" means, with respect to any mortgage loan, other than a mortgage loan that expressly requires the borrower to maintain insurance coverage for acts of terrorism (or that expressly requires the borrower to maintain insurance coverage for acts of terrorism but limits the amount that must be spent by the borrower for the related premium), a default under the related mortgage loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related mortgaged real property, insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the Master Servicer and the Special Servicer may forbear taking any enforcement action; provided, that the Special Servicer has determined in its reasonable judgment based on inquiry consistent with the
Servicing Standards and with the consent of the Directing Certificateholder (or, with respect to the RREEF Silicon Valley Office Portfolio Whole Loan, after receiving no objection from the RREEF Silicon Valley Office Portfolio Majority
Controlling Noteholders), that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate;
provided, however, the Directing Certificateholder (or, in the case of the RREEF
Silicon Valley Office Portfolio Whole Loan, the RREEF Silicon Valley Office
Portfolio Majority Controlling Noteholders) will not have more than 30 days to respond to the Special Servicer's request for such consent; provided, further, that upon the Special Servicer's determination, consistent with the Servicing
Standards, that exigent circumstances do not allow the Special Servicer to consult with the Directing Certificateholder (or, in the case of the RREEF
Silicon Valley Office Portfolio Whole Loan, the holders of the RREEF Silicon
Valley Office Portfolio Companion Loans), the Special Servicer will not be required to do so. Each of the Master Servicer (at its own expense) and the
Special Servicer (at the expense of the trust) will be entitled to rely on insurance consultants in making the determinations described above.

     During the period that the Special Servicer is evaluating the availability of such insurance, neither the Master Servicer nor the Special Servicer will be liable for any loss related to its failure to require the borrower to maintain such insurance and neither will be in default of its obligations as a result of such failure.

     The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than any REO
Property with respect to the One & Two Prudential Plaza Loan, which is serviced under the One & Two Prudential Plaza Pooling & Servicing Agreement), to the
extent obtainable at commercially reasonable rates, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, or (2) the outstanding principal balance owing on the related mortgage loan, and in any event, the amount necessary to avoid the

                                      S-175

operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special
Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance
Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of
1968, as amended.

     The Pooling and Servicing Agreement provides that the Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Master Servicer or Special Servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the Master Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (the "REO Account") or advanced by the
Master Servicer as a Servicing Advance.

     The costs of the insurance may be recovered by the Master Servicer or
Trustee, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement. All costs and expenses incurred by the
Special Servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the Master Servicer to the Special Servicer as a Servicing Advance to the extent that such Servicing
Advance is not determined to be a Nonrecoverable Advance.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

MODIFICATIONS, WAIVER AND AMENDMENTS

     Except as otherwise set forth in this paragraph, the Special Servicer (or, with respect to non-material modifications, waivers and amendments, the Master
Servicer) may not waive, modify or amend (or consent to waive, modify or amend)
any provision of a mortgage loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and
Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a "significant modification" of the mortgage loan within the meaning of Treasury Regulations
Section 1.860G-2(b). The Master Servicer will not be permitted under the Pooling and Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the Special Servicer except certain non-material consents and waivers described in the Pooling and Servicing Agreement.

     If, and only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced
Mortgage Loan, then the Special Servicer may, but is not

                                      S-176

required to, agree to a modification, waiver or amendment of the Specially
Serviced Mortgage Loan, subject to the restrictions and limitations described below (and with respect to each AB Mortgage Loan, subject to any rights of the holder of the related AB Subordinate Companion Loan to consent to such modification, waiver or amendment).

     The Special Servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage
Loan if that modification, waiver or amendment would:

          (1) extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the
     Rated Final Distribution Date (and in the case of the RREEF Silicon Valley
     Office Portfolio Floating Rate Companion Loans, three years following their related maturity date) and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years or, to the extent consistent with the Servicing Standards, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any unilateral options to extend; or

          (2) provide for the deferral of interest unless (A) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and (B) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

     In the event of a modification that creates a deferral of interest on a mortgage loan and a capitalization of such interest deferral, the Pooling and
Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the Class or
Classes of Certificates (other than the Class A-3FL and Class X Certificates)
and the Class A-3FL Regular Interest with the latest sequential designation then outstanding, and to the extent so allocated, will be added to the Certificate
Balance of the Class or Classes.

     The Special Servicer or the Master Servicer, as the case may be, will be required to notify each other, the Directing Certificateholder (and in the case of the RREEF Silicon Valley Office Portfolio Loan, the holders of the RREEF
Silicon Valley Office Portfolio Companion Loans), the applicable Mortgage Loan
Seller, each Rating Agency, the Paying Agent and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, with a copy to the Master Servicer, all as set forth in the Pooling and Servicing Agreement.
Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information"
in this free writing prospectus.

     The modification, waiver or amendment of each AB Mortgage Loan is subject to certain limitations set forth in the related AB Mortgage Loan documents and the related Intercreditor Agreement.

     Any modification, extension, waiver or amendment of the payment terms of the RREEF Silicon Valley Office Portfolio Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the RREEF Silicon Valley Office Portfolio
Intercreditor Agreement, such that neither the trust as holder of the RREEF
Silicon Valley Office Portfolio Loan nor any holder of a RREEF Silicon Valley
Office Portfolio Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the RREEF Silicon Valley Office
Portfolio Intercreditor Agreement.

     Any modification, extension, waiver or amendment of the payment terms of the One & Two Prudential Plaza Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the One & Two Prudential Plaza Intercreditor Agreement, such that neither the trust as holder of the RREEF Silicon Valley Office Portfolio
Loan nor any holder of

                                      S-177

the One & Two Prudential Plaza Pari Passu Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the One
& Two Prudential Plaza Intercreditor Agreement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Within 30 days after a mortgage loan (other than with respect to the One &
Two Prudential Plaza Loan) has become a Specially Serviced Mortgage Loan, the
Special Servicer will be required to order an appraisal (which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standards. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standards.

     In the event a mortgage loan is in default, the Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class and the
Special Servicer will each have an assignable option (a "Purchase Option") to purchase the mortgage loan in default from the trust fund ((i) with respect to each AB Mortgage Loan, subject to the purchase right of the holder of the related AB Subordinate Companion Loan and (ii) in the case of any mortgage loan with a mezzanine loan, subject to the purchase right of the holder of the mezzanine debt set forth under any related intercreditor agreement as described under "Description of the Mortgage Pool--General" in this free writing prospectus) at a price (the "Option Price") equal to, if the Special Servicer has not yet determined the fair value of the mortgage loan in default, (i) (a)
the unpaid principal balance of the mortgage loan in default, plus (b) accrued and unpaid interest on such balance, plus (c) all Yield Maintenance Charges and/or prepayment penalties then due (except if the Purchase Option is exercised by the Controlling Class Certificateholder), plus (d) all related unreimbursed
Servicing Advances, together with accrued and unpaid interest on all Advances, all accrued Special Servicing Fees allocable to such mortgage loan in default whether paid or unpaid, and any unreimbursed trust fund expenses in respect of such mortgage loan, or (ii) the fair value of the mortgage loan in default as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Certificateholder holding the largest aggregate
Certificate Balance of the Controlling Class will have an exclusive right to exercise the Purchase Option for a specified period of time.

     Additionally, the holder of the RREEF Silicon Valley Office Portfolio
Floating Rate B Companion Loan may have a purchase option with respect to the
RREEF Silicon Valley Office Portfolio Loan under the RREEF Silicon Valley Office
Portfolio Intercreditor Agreement and to the extent described under "Description of the Mortgage Pool--The RREEF Silicon Valley Office Portfolio Whole Loan" in
this free writing prospectus.

     Unless and until the Purchase Option with respect to a mortgage loan in default is exercised or expires, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing
Agreement, including workout and foreclosure, consistent with the Servicing
Standards, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any mortgage loan in default will automatically terminate upon (i) the related borrower's cure of all defaults on the mortgage loan in default, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off
(full or discounted) of the mortgage loan in default in connection with a workout and (iv) in the case of each AB Mortgage Loan Pair, the purchase of any
AB Mortgage Loan by the holder of the related AB Subordinate Companion Loan. In addition, the Purchase Option with respect to a mortgage loan in default held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a mortgage loan in default and the person expected to acquire the mortgage loan in default pursuant to such exercise is a Controlling Class Certificateholder, the Special Servicer,
or any of their respective affiliates (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based

                                      S-178

on the Special Servicer's determination of the fair value of the mortgage loan in default, then the Master Servicer (or, if the Master Servicer is an affiliate of the Special Servicer, an independent third party appointed by the Trustee)
will be required to determine if the Option Price represents a fair value for the mortgage loan in default. The Master Servicer (or the independent third party, as applicable) will be entitled to receive, out of general collections on the mortgage loans and any REO Properties in the trust fund, a $1,000 fee for each such determination; provided, however, with respect to any mortgage loan, the $1,000 fee shall be collectible once in any six month period.

     The Purchase Option with respect to each AB Mortgage Loan is subject to the right of the holder of the related AB Subordinate Companion Loan to exercise its option to purchase the related AB Mortgage Loan following a default as described under the related Intercreditor Agreement and "Description of the Mortgage
Pool--AB Mortgage Loan Pairs" in this free writing prospectus.

     If title to any Mortgaged Property is acquired by the trust fund, the
Special Servicer, on behalf of the trust fund, will be required to sell the
Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the "IRS")
grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either the Upper-Tier REMIC or the
Lower-Tier REMIC or cause the trust fund (or either the Upper-Tier REMIC or the
Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the
Special Servicer will generally be required to attempt to sell any Mortgaged
Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged
Property acquired by the trust fund is administered so that it constitutes
"foreclosure property" within the meaning of Code Section 860G(a)(8) at all times and that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section
860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the
Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property.
The independent contractor generally will be permitted to perform construction
(including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

     Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the
Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are
"customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged
Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the
Special Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that

                                      S-179

the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged
Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxes That
May Be Imposed on the REMIC Pool" in the prospectus.

     To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of expenses reimbursable to the Master Servicer, Special
Servicer or the Trustee or paid out of the trust fund that were not reimbursed by the related borrower (including any unpaid servicing compensation, unreimbursed Servicing Advances and unpaid and accrued interest on all Advances and additional trust fund expenses) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The Trustee, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or the Trustee on these Advances.

     If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the Master
Servicer, as the case may be, for its expenses and (2) the Master Servicer has not determined that the advance would be a Nonrecoverable Advance.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Master Servicer will be required to perform or cause to be performed
(at its own expense), physical inspections of each Mortgaged Property (other than the Mortgaged Property securing the One & Two Prudential Plaza Loan, which is subject to inspection pursuant to the One & Two Prudential Plaza Pooling
Agreement) securing a Mortgage Note at least once every 12 months, commencing in the calendar year 2007 unless a physical inspection has been performed by the
Special Servicer within the last calendar year and the Master Servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect the related Mortgaged Property as soon as practicable after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced
Mortgage Loan (the cost of which inspection will be reimbursed first from default interest and late charges constituting additional compensation of the
Special Servicer on the related mortgage loan and then from the Certificate
Account as an expense of the trust fund, and, in the case of any AB Mortgage
Loan, as an expense of the holder of the related AB Subordinate Companion Loan to the extent provided by the related Intercreditor Agreement, and, in the case of the RREEF Silicon Valley Office Portfolio Whole Loan, also as an expense of the holders of the RREEF Silicon Valley Office Portfolio Companion Loans). The
Special Servicer or the Master Servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any material vacancies in the Mortgaged Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge or that is evident from the inspection, of any material change in the condition of the Mortgaged Property to the

                                      S-180

extent evident from the inspection, or of any material waste committed on the
Mortgaged Property to the extent evident from the inspection.

     With respect to each mortgage loan that requires the borrower to deliver
Operating Statements, the Special Servicer or the Master Servicer, as
applicable, is also required to use reasonable efforts to collect and review the annual Operating Statements of the related Mortgaged Property. Most of the mortgage loan documents obligate the related borrower to deliver annual property
Operating Statements. However, we cannot assure you that any Operating
Statements required to be delivered will in fact be delivered, nor is the
Special Servicer or the Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

     Copies of the inspection reports and Operating Statements referred to above that are delivered to the Directing Certificateholder and the Paying Agent will be available for review by Certificateholders during normal business hours at the offices of the Paying Agent. See "Description of the Certificates--Reports
to Certificateholders; Certain Available Information" in this free writing prospectus.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
DEPOSITOR

     The Pooling and Servicing Agreement permits the Master Servicer and the
Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each Rating Agency that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the rating assigned by such Rating Agency to any
Class of Certificates; and the approval of such successor by the Directing
Certificateholder, which approval shall not be unreasonably withheld, or (b) a determination that their respective obligations are no longer permissible with respect to the Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master
Servicer or Special Servicer, as the case may be, under the Pooling and
Servicing Agreement. Further, the resigning Master Servicer or Special Servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

     The Pooling and Servicing Agreement will provide that none of the Master
Servicer, the Special Servicer, the Depositor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment;
provided, however, that none of the Master Servicer, the Special Servicer, the
Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing
Agreement or by reason of negligent disregard of the obligations and duties. The
Pooling and Servicing Agreement will also provide that the Master Servicer, the
Special Servicer, the Depositor and their respective affiliates and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the
Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party's obligations or duties, or in the case of the
Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. The
Pooling and Servicing Agreement will also provide that the One & Two Prudential
Plaza Master Servicer, the Depositor, the One & Two Prudential Plaza Special
Servicer, the trustee under the One & Two Prudential Plaza Pooling Agreement and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund and held harmless against the trust's pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to the One & Two Prudential Plaza Loan under the One & Two
Prudential Plaza Pooling Agreement or the Pooling and Servicing Agreement;
provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the One & Two Prudential Plaza Master Servicer, the
One & Two Prudential Plaza Special

                                      S-181

Servicer, the Depositor or the trustee under the One & Two Prudential Plaza
Pooling Agreement in the performance of obligations or duties or by reason of negligent disregard of obligations or duties under the One & Two Prudential
Plaza Pooling Agreement.

     In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing
Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the Master Servicer, the Special
Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the
Pooling and Servicing Agreement and the interests of the Certificateholders (and in the case of any AB Mortgage Loan, the rights of the Certificateholders and the holder of the related AB Subordinate Companion Loan (as a collective whole)
and in the case of the RREEF Silicon Valley Office Portfolio Loan, the rights of the Certificateholders and the holders of the RREEF Silicon Valley Office
Portfolio Companion Loans (as a collective whole)) under the Pooling and
Servicing Agreement; provided, however, that if the RREEF Silicon Valley Office
Portfolio Whole Loan and/or holder of any RREEF Silicon Valley Office Portfolio
Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to the RREEF Silicon Valley Office Portfolio Whole
Loan and will also be payable out of the other funds in the Certificate Account if amounts on deposit with respect to such whole loan are insufficient therefor but, if the amount relates to the RREEF Silicon Valley Office Portfolio Loan, then any subsequent recovery on that mortgage loan will be used to reimburse the trust for the reimbursement that the trust made. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the Certificateholders, and the
Master Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

     Pursuant to the Pooling and Servicing Agreement, the Master Servicer and
Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Master
Servicer and the Special Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

     Any person into which the Master Servicer, the Special Servicer or the
Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the
Depositor is a party, or any person succeeding to the business of the Master
Servicer, the Special Servicer or the Depositor, will be the successor of the
Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the Special
Servicer may have other normal business relationships with the Depositor or the
Depositor's affiliates.

     Unless and until the Purchase Option with respect to a mortgage loan in default is exercised or expires, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing
Agreement, including workout and foreclosure, consistent with the Servicing
Standards and the REMIC Provisions, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

          (a) (i) any failure by the Master Servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Master Servicer to deposit into, or remit to the Paying
     Agent for deposit

                                      S-182

     into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

          (b) any failure by the Special Servicer to deposit into the REO
     Account within one business day after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Certificate
     Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and
     Servicing Agreement;

          (c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (fifteen days in the case of the
     Master Servicer's failure to make a Servicing Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or five days in the case of a failure by the Master Servicer or the Special Servicer to deliver certain reports required under the Pooling and Servicing Agreement)
     after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the
     Pooling and Servicing Agreement, or to the Master Servicer or the Special
     Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any
     Class, evidencing as to that Class, Percentage Interests aggregating not less than 25% or with respect to the RREEF Silicon Valley Office Portfolio
     Loan, by the holders of the RREEF Silicon Valley Office Portfolio Companion
     Loans; provided, however, if that failure is capable of being cured and the
     Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

          (d) any breach on the part of the Master Servicer or the Special
     Servicer of any representation or warranty in the Pooling and Servicing
     Agreement that materially and adversely affects the interests of any Class of Certificateholders and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special
     Servicer, as the case may be, by the Depositor, the Paying Agent or the
     Trustee, or to the Master Servicer, the Special Servicer, the Depositor,
     the Paying Agent and the Trustee by the Certificateholders of any Class,
     evidencing as to that Class, Percentage Interests aggregating not less than
     25% or with respect to the RREEF Silicon Valley Office Portfolio Loan, by
     the holders of the RREEF Silicon Valley Office Portfolio Companion Loans;
     provided, however, if that breach is capable of being cured and the Master
     Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

          (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

          (f) a servicing officer of the Master Servicer or Special Servicer, as applicable, obtains actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of
     Certificates, or (ii) has placed one or more Classes of Certificates on
     "watch status" in contemplation of a ratings downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action; or

          (g) the Master Servicer or the Special Servicer is no longer listed on
     S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer or
     a U.S. Commercial Mortgage Special Servicer, as applicable, and is not reinstated to S&P's Select Servicer List within 30 days of such removal and any of the ratings assigned to the Certificates have been qualified, downgraded or withdrawn in connection with such a delisting.

                                      S-183

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer or the
Special Servicer under the Pooling and Servicing Agreement, then, so long as the
Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the written direction of Certificateholders entitled to not less than 51% of the Voting Rights or the Directing Certificateholder, the
Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing Agreement. The Trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of the Directing Certificateholder or Certificateholders
entitled to not less than 51% of the Voting Rights, it will be required to)
appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency to act as successor to the Master Servicer or Special
Servicer, as the case may be, under the Pooling and Servicing Agreement and that has been approved by the Directing Certificateholder, which approval shall not be unreasonably withheld.

     No Certificateholder will have any right under the Pooling and Servicing
Agreement to institute any proceeding with respect to the Certificates or the
Pooling and Servicing Agreement unless the holder previously has given to the
Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting the Class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties to the
Pooling and Servicing Agreement, without the consent of any of the holders of
Certificates:

          (a) to cure any ambiguity to the extent the cure of the ambiguity does not materially and adversely affect the interests of any Certificateholder;

          (b) to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in this free writing prospectus with respect to the Certificates, the trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder;

          (c) to change the timing and/or nature of deposits in the Certificate
     Account, the Distribution Accounts or the REO Account, provided, that (A)
     the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any
     Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any
     Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency;

          (d) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of either the
     Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or to avoid or minimize the risk of imposition of any tax on the trust fund, provided, that the Trustee has

                                      S-184

     received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual
     Certificates, provided, that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the
     Residual Certificates to a non-permitted transferee (see "Certain Federal
     Income Tax Consequences--Federal Income Tax Consequences for REMIC
     Certificates--Taxation of Residual Certificates--Tax-Related Restrictions
     on Transfer of Residual Certificates" in the prospectus);

          (e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency; and

          (f) to amend or supplement any provision of the Pooling and Servicing
     Agreement to the extent necessary to maintain the ratings assigned to each
     Class of Certificates by each Rating Agency, as evidenced by written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of
     Certificates by such Rating Agency or any class of certificates backed by any RREEF Silicon Valley Office Portfolio Companion Loan by an applicable rating agency.

     Notwithstanding the foregoing, no amendment to the Pooling and Servicing
Agreement may be made that changes in any manner the obligations of any Mortgage
Loan Seller under a Purchase Agreement without the consent of the applicable
Mortgage Loan Seller. Additionally, no amendment to the Pooling and Servicing
Agreement may be made that would adversely affect the Swap Counterparty under the Swap Contract or the rights of the holders of the Class A-3FL Certificates without the consent of the Swap Counterparty and 66 2/3% of the holders of the
Class A-3FL Certificates, as applicable.

     The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of
Certificates of each Class affected by such amendment evidencing, in each case, not less than 66 2/3% of the aggregate Percentage Interests constituting the
Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans that are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate or which are required to be distributed to a holder of any AB
Subordinate Companion Loan or the related RREEF Silicon Valley Office Portfolio
Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of the holder of the related AB Subordinate Companion Loan or the related RREEF Silicon
Valley Office Portfolio Companion Loan, without the consent of the holders of all Certificates of that Class then outstanding or the holder of the related AB
Subordinate Companion Loan or the related RREEF Silicon Valley Office Portfolio
Companion Loan, as applicable, (3) adversely affect the Voting Rights of any
Class of Certificates, without the consent of the holders of all Certificates of that Class then outstanding, (4) change in any manner the obligations of any
Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller, or (5) amend the Servicing Standards without, in each case, the consent of 100% of the holders of Certificates and the holder of the related AB Subordinate Companion Loan or the related RREEF Silicon Valley
Office Portfolio Companion Loan or written confirmation that such amendment would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency.

     Notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without the Trustee, the Master
Servicer and the Special Servicer having first received an opinion of counsel
(at the trust fund's expense) to the effect that the amendment is permitted

                                      S-185

under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the
Depositor, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause either the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

                                      S-186

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (1) the
Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate (or, in the case of the Class X-1 and Class X-2
Certificates, the Notional Amounts of the related Class X-1 and Class X-2
Components, respectively); (3) the aggregate amount of distributions on the
Certificate, or in the case of the Class X-1 and Class X-2 Certificates, reduction of the Notional Amount of the Class X-1 and Class X-2 Components,
respectively, as a result of such distributions; and (4) the aggregate amount of
Collateral Support Deficit amounts allocated to a Class of Offered Certificates
(or, in the case of the Class X-1 and Class X-2 Certificates, in reduction of the Notional Amounts of the related Class X-1 and Class X-2 Components, respectively). In addition, the yield to investors in the Class A-3FL
Certificates will be highly sensitive to changes in LIBOR such that decreasing levels of LIBOR will have a negative impact on the yield to investors in such
Class of Certificates. See "Description of the Swap Contract" in this free writing prospectus.

     Pass-Through Rate. The Pass-Through Rate applicable to each Class of
Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this free writing prospectus. See "Description of the Certificates"
in this free writing prospectus.

     Rate and Timing of Principal Payments. The yield to holders of Offered
Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). As described in this free writing prospectus, the Group 1 Principal Distribution Amount (and, after the Class A-1A
Certificates have been reduced to zero, any remaining Group 2 Principal
Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance, second, in respect of the Class A-1 Certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-2 Certificates until their Certificate Balance is reduced to zero, fourth, (i) prior to February 12, 2012, in respect of the
Class A-3B Certificates, until their Certificate Balance is reduced to zero and then to the Class A-3FL Regular Interest, until the Class A-3FL Regular Interest is reduced to zero, and (ii) on or after February 12, 2012, first, in respect to the Class A-3FL Regular Interest, until the Class A-3FL Regular Interest is reduced to zero and then in respect of the Class A-3B Certificates until their
Certificate Balance is reduced to zero, fifth, in respect of the Class A-4
Certificates until their Certificate Balance is reduced to zero, and sixth, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the
Class A-4 Certificates and Class A-SB Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates until their
Certificate Balance is reduced to zero. After those distributions, the remaining
Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class A-M, Class A-J,
Class B, Class C, and Class D Certificates and then the Non-Offered
Certificates, in that order, in each case until the Certificate Balance of such
Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Master
Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged
Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class
A-2, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates and the Class
A-3FL Regular Interest (and correspondingly, the Class A-3FL Certificates) will generally be based upon the particular Loan Group in which the related mortgage loan is deemed to be included, the yield on the Class A-1, Class A-2, Class
A-3B, Class A-4 and Class A-SB Certificates and the Class A-3FL Regular Interest
will be particularly sensitive to prepayments on

                                      S-187

mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2. With respect to the Class A-SB Certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3B, Class A-4 and Class A-1A
Certificates and the Class A-3FL Regular Interest remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Group 2 Principal Distribution
Amount and/or Group 1 Principal Distribution Amount, as applicable, will be distributed to the Class A-SB Certificates until the Certificate Balance of the
Class A-SB Certificates is reduced to zero. As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3B, Class A-4 and Class A-1A
Certificates and the Class A-3FL Regular Interest were outstanding. Furthermore, because the Class X-1 and Class X-2 Certificates are not entitled to distributions of principal, the yield on such Certificates will be extremely sensitive to prepayments on the mortgage loans to the extent distributed to reduce the notional amounts of the related Class X-1 and Class X-2 Components, respectively. See "Risk Factors--Borrower May Be Unable to Repay Remaining
Principal Balance on Maturity Date" in this free writing prospectus.

     Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans.
Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage
Loans--Modifications, Waiver and Amendments" and "--Realization Upon Defaulted
Mortgage Loans" in this free writing prospectus and "Certain Legal Aspects of
Mortgage Loans--Foreclosure" in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

     The extent to which the yield to maturity of any Class of Offered
Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (with respect to the
Class A-1, Class A-2, Class A-3B, Class A-4, Class A-SB and Class A-1A
Certificates and the Class A-3FL Regular Interest, the Loan Group in which such mortgage loan is deemed to be included) are in turn distributed on the
Certificates and the Class A-3FL Regular Interest, or, in the case of the Class
X-1 and Class X-2 Certificates, applied to reduce the notional amounts of the related Class X-1 and Class X-2 Components, respectively. An investor should consider, in the case of any Offered Certificate (other than the Class X-1 and
Class X-2 Certificates) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an
Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on an investor's Offered
Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     Because the Notional Amount of the Class X-1 and Class X-2 Certificates is
based upon all or some of the outstanding principal balance of some of the other
Classes of Certificates or applicable portions of such Classes, the yield to maturity on the Class X-1 and Class X-2 Certificates will be extremely sensitive to the rate and timing of prepayments of principal on the mortgage loans.

                                      S-188

     Principal prepayments on the mortgage loans may also affect the yield on each of the Classes of Certificates with a Pass-Through Rate equal to, based on, or limited by the WAC Rate to the extent that mortgage loans with higher mortgage rates prepay faster than mortgage loans with lower mortgage rates. The
Pass-Through Rates on those Classes of Certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

     Distributions on the Class A-3FL Regular Interest will be subject to a maximum Pass-Through Rate equal to the WAC Rate. If the WAC Rate drops below the fixed rate on the Class A-3FL Regular Interest, the amount paid to the Swap
Counterparty will decrease and there will be a corresponding decrease in the amounts paid by the Swap Counterparty pursuant to the Swap Contract, which will result in a decreased interest payment to the holders of the Class A-3FL
Certificates.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the
Class NR, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class
G, Class F, Class E, Class D, Class C, Class B, Class A-J and Class A-M
Certificates, in that order, in each case to the extent of amounts otherwise distributable in respect of the Class of Certificates. In the event of the reduction of the Certificate Balances of all those Classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the
Class A Certificates (other than the Class A-3FL Certificates) and the Class
A-3FL Regular Interest. Although losses will not be allocated to the Class X-1 and Class X-2 Certificates directly, they will reduce the notional amounts of the related Class X-1 and Class X-2 Components, respectively, to the extent such losses are allocated to the related Classes of Principal Balance Certificates or the Class A-3FL Regular Interest and therefore the Class X-1 and/or Class X-2
Notional Amounts, as applicable, which will reduce the yield on such
Certificates. In addition, although losses will not be directly allocated to the
Class A-3FL Certificates, losses allocated to the Class A-3FL Regular Interest will result in a corresponding reduction of the Certificate Balance of the Class
A-3FL Certificates.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, Lockout Periods or Yield Maintenance Charges and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged
Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool" in this free writing prospectus and "Risk Factors" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the
prospectus.

     The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lockout Periods and/or Yield
Maintenance Charges. See "Description of the Mortgage Pool--Certain Terms and
Conditions of the Mortgage Loans--Prepayment Provisions" in this free writing prospectus. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield
Maintenance Charges or prepayment premiums, or that involuntary prepayments will not occur.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to

                                      S-189

the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

     Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 12 days after the end of the related Interest Accrual Period for the Offered Certificates, (other than the
Class A-3FL Certificates, which is 0 days, unless the Pass-Through Rate for the
Class A-3FL Certificates converts to a fixed rate), the effective yield to the holders of such Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices
(assuming the prices did not account for the delay).

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions--Priority" in this free writing prospectus, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates or Class A-3FL Regular Interest on
any Distribution Date is less than the Distributable Certificate Interest then payable for that Class of Certificates or Class A-3FL Regular Interest, as
applicable, the shortfall will be distributable to holders of that Class of
Certificates or Class A-3FL Regular Interest, as applicable, on subsequent
Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the related Class of Certificates for so long as it is outstanding. Any such shortfall distributed to the Class A-3FL Regular Interest will be distributed to the holders of the Class A-3FL Certificates, to the extent such shortfall is not otherwise payable to the Swap Counterparty pursuant to the Swap Contract.

     Pass-Through Rate of the Class A-3FL Certificates. The yield to investors in the Class A-3FL Certificates will be highly sensitive to changes in the level of one-month LIBOR. Investors in the Class A-3FL Certificates should consider the risk that lower than anticipated levels of one-month LIBOR could result in actual yields that are lower than anticipated yields on the Class A-3FL
Certificates. In addition, because interest payments on the Class A-3FL
Certificates may be reduced or the Pass-Through Rate may convert to a fixed rate in connection with certain events discussed in this free writing prospectus, the yield to investors in the Class A-3FL Certificates under those circumstances may not be as high as that offered by other LIBOR based investments that are not subject to such interest rate restrictions. In general, the earlier a change in the level of one-month LIBOR, the greater the effect on the yield to maturity to an investor in the Class A-3FL Certificates. As a result, the effect on such investor's yield to maturity of a level of one-month LIBOR that is higher (or lower) than the rate anticipated by such investor during the period immediately following the issuance of the Class A-3FL Certificates is not likely to be offset by a subsequent like reduction (or increase) in the level of one-month
LIBOR.

WEIGHTED AVERAGE LIFE

     The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the related investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation
Proceeds. As described in this free writing prospectus, the Group 1 Principal
Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution
Date will generally be distributable first, in respect of the Class A-SB
Certificates until their Certificate Balance is reduced to the Class A-SB
Planned Principal Balance, second, in respect of the Class A-1 Certificates until their Certificate Balance is reduced to zero, third, in respect of the
Class A-2 Certificates, until their Certificate Balance is reduced to zero, fourth, (i) prior to February 12, 2012, in respect of the Class A-3B
Certificates, until their Certificate Balance is reduced to zero and then to the
Class A-3FL Regular Interest until the Certificate Balance of the Class A-3FL
Regular Interest is reduced to zero, and (ii) on or after February 12, 2012, first, in respect of the Class A-3FL Regular Interest, until its Certificate
Balance is reduced to zero and then in respect of the Class A-3B Certificates until their Certificate Balance is reduced to zero, fifth, in respect of the
Class A-4 Certificates until their Certificate Balance is reduced to zero, and sixth, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to zero; and the Group 2 Principal Distribution

                                      S-190

Amount (and, after the Class A-4 and the Class A-SB Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each
Distribution Date will generally be distributable to the Class A-1A Certificates until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to all the mortgage loans will generally be distributable entirely in respect of the Class A-M,
Class A-J, Class B, Class C and Class D Certificates and then the Non-Offered
Certificates, in that order, in each case until the Certificate Balance of each such Class of Certificates is reduced to zero. A reduction in the Certificate
Balance of the Class A-3FL Regular Interest will result in a corresponding reduction of the Certificate Balance of the Class A-3FL Certificates.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this free writing prospectus is the "Constant
Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the mortgage loans is prepaid before its maturity date. The columns headed "0% CPR,"
"25% CPR," "50% CPR," "75% CPR" and "100% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any
Lockout Period and any applicable period in which Defeasance is permitted and any yield maintenance period. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following tables indicate the percentage of the initial Certificate
Balance of each Class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each Class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

          (a) scheduled periodic payments including payments due at maturity of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 12th day of the related month, beginning in October 2006;

          (b) the Mortgage Rate in effect for each mortgage loan as of the
     Cut-off Date will remain in effect to the maturity date and will be adjusted as required pursuant to the definition of Mortgage Rate;

          (c) all voluntary prepayments on the RREEF Silicon Valley Office
     Portfolio Whole Loan made on or after the July 2011 due date will be allocated to the RREEF Silicon Valley Office Portfolio Loan and the RREEF
     Silicon Valley Office Portfolio Fixed Rate Companion Loan on a pro rata and pari passu basis;

          (d) no Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other Certificateholder), the Special Servicer, the Master Servicer or the
     holders of the Class LR Certificates (or, with respect to the RREEF Silicon
     Valley Office Portfolio Loan, similar parties under the RREEF Silicon
     Valley Office Portfolio Intercreditor Agreement) will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund and the holder of an AB Subordinate Companion Loan will not exercise its option to purchase the related AB Mortgage Loan, the holder of the RREEF Silicon Valley Office Portfolio Floating Rate B
     Companion Loan will not exercise its option to purchase the RREEF Silicon
     Valley Office Portfolio Loan and no holder of any mezzanine indebtedness will exercise its option to purchase the related mortgage loan;

          (e) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable
     Lockout Period and/or Defeasance Lockout Period and any yield maintenance period at the respective levels of CPR set forth in the tables;

          (f) no Yield Maintenance Charges or prepayment premiums are included in any allocations or calculations;

                                      S-191

          (g) the Closing Date is September 20, 2006;

          (h) the Pass-Through Rates, initial Certificate Balances and initial
     Notional Amounts of the respective Classes of Certificates are as described in this free writing prospectus;

          (i) the Administrative Cost Rate is calculated on the Stated Principal
     Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans;

          (j) the optional termination of the trust will not be exercised; and

          (k) the Swap Contract is not subject to a Swap Default.

     To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a Class of Offered
Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial
Certificate Balances (and weighted average lives) shown in the following tables.
These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables
(except for the last table, which is labeled "Discount Margins for the Class
A-3FL Certificates at the Respective CPRs Set Forth Below") indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the Class of the
Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs. The last table, which is labeled "Discount Margins for the
Class A-3FL Certificates at the Respective CPRs Set Forth Below," shows the discount margins for the Class A-3FL Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                 DATE                   0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-------------------------------------   ------   -------   -------   -------   --------

Initial Percentage...................      100      100       100       100       100
September 12, 2007...................       88       88        88        88        88
September 12, 2008...................       74       74        74        74        74
September 12, 2009...................       54       54        54        54        54
September 12, 2010...................       26       26        26        26        26
September 12, 2011...................        0        0         0         0         0
Weighted Average Life (years)(1).....     2.92     2.89      2.89      2.88      2.88

----------
(1)  The weighted average life of the Class A-1 Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

                                      S-192

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                  DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
----------------------------------------   ------   -------   -------   -------   --------

Initial Percentage......................     100       100       100       100       100
September 12, 2007......................     100       100       100       100       100
September 12, 2008......................     100       100       100       100       100
September 12, 2009......................     100       100       100       100       100
September 12, 2010......................     100       100       100       100       100
September 12, 2011......................       0         0         0         0         0
Weighted Average Life (years)(1)........    4.89      4.87      4.82      4.75      4.44

----------
(1)  The weighted average life of the Class A-2 Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-3FL CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                  DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
----------------------------------------   ------   -------   -------   -------   --------

Initial Percentage......................     100       100       100       100       100
September 12, 2007......................     100       100       100       100       100
September 12, 2008......................     100       100       100       100       100
September 12, 2009......................     100       100       100       100       100
September 12, 2010......................     100       100       100       100       100
September 12, 2011......................     100       100       100       100       100
September 12, 2012......................     100       100       100       100       100
September 12, 2013......................       0         0         0         0         0
Weighted Average Life (years)(1)........    6.81      6.77      6.74      6.71      6.31

----------
(1)  The weighted average life of the Class A-3FL Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3FL Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3FL Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-3B CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                  DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
----------------------------------------   ------   -------   -------   -------   --------

Initial Percentage......................     100       100       100       100       100
September 12, 2007......................     100       100       100       100       100
September 12, 2008......................     100       100       100       100       100
September 12, 2009......................     100       100       100       100       100
September 12, 2010......................     100       100       100       100       100
September 12, 2011......................     100        96        91        83        42
September 12, 2012......................      92        74        58        44        33
September 12, 2013......................       0         0         0         0         0
Weighted Average Life (years)(1)........    6.72      6.42      6.13      5.85      5.38

----------
(1)  The weighted average life of the Class A-3B Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3B Certificates.

                                     S-193

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-4 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                  DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
----------------------------------------   ------   -------   -------   -------   --------

Initial Percentage......................     100       100       100       100       100
September 12, 2007......................     100       100       100       100       100
September 12, 2008......................     100       100       100       100       100
September 12, 2009......................     100       100       100       100       100
September 12, 2010......................     100       100       100       100       100
September 12, 2011......................     100       100       100       100       100
September 12, 2012......................     100       100       100       100       100
September 12, 2013......................     100       100       100       100       100
September 12, 2014......................     100       100       100       100       100
September 12, 2015......................     100       100       100       100       100
September 12, 2016......................       0         0         0         0         0
Weighted Average Life (years)(1)........    9.76      9.74      9.72      9.68      9.49

----------
(1)  The weighted average life of the Class A-4 Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-SB CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                  DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
----------------------------------------   ------   -------   -------   -------   --------

Initial Percentage......................     100       100       100       100       100
September 12, 2007......................     100       100       100       100       100
September 12, 2008......................     100       100       100       100       100
September 12, 2009......................     100       100       100       100       100
September 12, 2010......................     100       100       100       100       100
September 12, 2011......................      97        97        97        97        97
September 12, 2012......................      77        77        77        77        78
September 12, 2013......................      57        57        57        57        57
September 12, 2014......................      34        34        34        34        34
September 12, 2015......................      10        10        10        10        10
September 12, 2016......................       0         0         0         0         0
Weighted Average Life (years)(1)........    7.26      7.26      7.26      7.26      7.26

----------
(1)  The weighted average life of the Class A-SB Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-SB Certificates.

                                     S-194

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-1A CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                  DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
----------------------------------------   ------   -------   -------   -------   --------

Initial Percentage......................     100       100       100       100       100
September 12, 2007......................     100       100       100       100       100
September 12, 2008......................      99        99        99        99        99
September 12, 2009......................      98        98        98        98        98
September 12, 2010......................      97        97        97        97        97
September 12, 2011......................      87        87        87        87        87
September 12, 2012......................      86        86        86        86        86
September 12, 2013......................      85        85        85        85        85
September 12, 2014......................      83        83        83        83        83
September 12, 2015......................      82        82        82        81        80
September 12, 2016......................       0         0         0         0         0
Weighted Average Life (years)(1)........    8.89      8.88      8.87      8.85      8.67

----------
(1)  The weighted average life of the Class A-1A Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1A Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1A Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-M CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                  DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
----------------------------------------   ------   -------   -------   -------   --------

Initial Percentage......................     100       100       100       100       100
September 12, 2007......................     100       100       100       100       100
September 12, 2008......................     100       100       100       100       100
September 12, 2009......................     100       100       100       100       100
September 12, 2010......................     100       100       100       100       100
September 12, 2011......................     100       100       100       100       100
September 12, 2012......................     100       100       100       100       100
September 12, 2013......................     100       100       100       100       100
September 12, 2014......................     100       100       100       100       100
September 12, 2015......................     100       100       100       100       100
September 12, 2016......................       0         0         0         0         0
Weighted Average Life (years)(1)........    9.88      9.87      9.85      9.83      9.64

----------
(1)  The weighted average life of the Class A-M Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-M Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-M Certificates.

                                     S-195

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-J CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                  DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
----------------------------------------   ------   -------   -------   -------   --------

Initial Percentage......................     100       100       100       100       100
September 12, 2007......................     100       100       100       100       100
September 12, 2008......................     100       100       100       100       100
September 12, 2009......................     100       100       100       100       100
September 12, 2010......................     100       100       100       100       100
September 12, 2011......................     100       100       100       100       100
September 12, 2012......................     100       100       100       100       100
September 12, 2013......................     100       100       100       100       100
September 12, 2014......................     100       100       100       100       100
September 12, 2015......................     100       100       100       100       100
September 12, 2016......................       0         0         0         0         0
Weighted Average Life (years)(1)........    9.89      9.89      9.89      9.89      9.64

----------
(1)  The weighted average life of the Class A-J Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-J Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-J Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                  DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
----------------------------------------   ------   -------   -------   -------   --------

Initial Percentage......................     100       100       100       100       100
September 12, 2007......................     100       100       100       100       100
September 12, 2008......................     100       100       100       100       100
September 12, 2009......................     100       100       100       100       100
September 12, 2010......................     100       100       100       100       100
September 12, 2011......................     100       100       100       100       100
September 12, 2012......................     100       100       100       100       100
September 12, 2013......................     100       100       100       100       100
September 12, 2014......................     100       100       100       100       100
September 12, 2015......................     100       100       100       100       100
September 12, 2016......................       0         0         0         0         0
Weighted Average Life (years)(1)........    9.92      9.89      9.89      9.89      9.67

----------
(1)  The weighted average life of the Class B Certificates is determined by (a)
     multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the
     Class B Certificates.

                                     S-196

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                  DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
----------------------------------------   ------   -------   -------   -------   --------

Initial Percentage......................     100       100       100       100       100
September 12, 2007......................     100       100       100       100       100
September 12, 2008......................     100       100       100       100       100
September 12, 2009......................     100       100       100       100       100
September 12, 2010......................     100       100       100       100       100
September 12, 2011......................     100       100       100       100       100
September 12, 2012......................     100       100       100       100       100
September 12, 2013......................     100       100       100       100       100
September 12, 2014......................     100       100       100       100       100
September 12, 2015......................     100       100       100       100       100
September 12, 2016......................       0         0         0         0         0
Weighted Average Life (years)(1)........    9.98      9.97      9.89      9.89      9.73

----------
(1)  The weighted average life of the Class C Certificates is determined by (a)
     multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the
     Class C Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS D CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                  DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
----------------------------------------   ------   -------   -------   -------   --------

Initial Percentage......................     100       100       100       100       100
September 12, 2007......................     100       100       100       100       100
September 12, 2008......................     100       100       100       100       100
September 12, 2009......................     100       100       100       100       100
September 12, 2010......................     100       100       100       100       100
September 12, 2011......................     100       100       100       100       100
September 12, 2012......................     100       100       100       100       100
September 12, 2013......................     100       100       100       100       100
September 12, 2014......................     100       100       100       100       100
September 12, 2015......................     100       100       100       100       100
September 12, 2016......................       0         0         0         0         0
Weighted Average Life (years)(1)........    9.98      9.98      9.97      9.90      9.73

----------
(1)  The weighted average life of the Class D Certificates is determined by (a)
     multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the
     Class D Certificates.

     The discount margins set forth in the table below represent the increment over LIBOR that produces a monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class A-3FL Certificates, would cause the discounted present value of such cash flows to equal the assumed purchase price as specified below, in each case expressed in decimal format and interpreted as a percentage of the initial Certificate Balance of the Class
A-3FL Certificates. The table below assumes that the Class A-3FL Certificates settle without accrued interest. The following table has been prepared on the basis of the modeling assumptions above.

                                     S-197

                                DISCOUNT MARGINS
             FOR THE CLASS A-3FL CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                PRICE                   0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-------------------------------------   ------   -------   -------   -------   --------
                                         DISC      DISC      DISC      DISC      DISC
                                        MARGIN    MARGIN    MARGIN    MARGIN    MARGIN
                                         (BPS)    (BPS)     (BPS)     (BPS)      (BPS)
                                        ------   -------   -------   -------   --------

   %.................................
   %.................................
   %.................................
   %.................................
   %.................................
   %.................................
   %.................................
   %.................................
   %.................................
   %.................................
Weighted Average Life (years)(1).....

----------
(1)  The weighted average life of the Class A-3FL Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3FL Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3FL Certificates.

YIELD SENSITIVITY OF THE CLASS X-1 AND CLASS X-2 CERTIFICATES

     The yield to maturity of the Class X-1 and Class X-2 Certificates will be highly sensitive to the rate and timing of principal payments including by reason of prepayments, principal losses and other factors described above.
Investors in the Class X-1 and Class X-2 Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

     ANY OPTIONAL TERMINATION BY THE HOLDERS OF THE CONTROLLING CLASS, THE
SPECIAL SERVICER, THE MASTER SERVICER OR THE HOLDERS OF THE CLASS LR
CERTIFICATES WOULD RESULT IN PREPAYMENT IN FULL OF THE CERTIFICATES AND WOULD
HAVE AN ADVERSE EFFECT ON THE YIELD OF THE CLASS X-1 AND CLASS X-2 CERTIFICATES
BECAUSE A TERMINATION WOULD HAVE AN EFFECT SIMILAR TO A PRINCIPAL PREPAYMENT IN
FULL OF THE MORTGAGE LOANS AND, AS A RESULT, INVESTORS IN THE CLASS X-1 AND
CLASS X-2 CERTIFICATES AND ANY OTHER CERTIFICATES PURCHASED AT PREMIUM MIGHT NOT
FULLY RECOUP THEIR INITIAL INVESTMENT. SEE "DESCRIPTION OF THE
CERTIFICATES--TERMINATION; RETIREMENT OF CERTIFICATES" IN THIS FREE WRITING
PROSPECTUS.

     The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent ("CBE") basis on the Class X-1 and Class X-2
Certificates for the specified CPRs based on the assumptions set forth under
"--Weighted Average Life" above. It was further assumed that the purchase price of the Class X-1 and Class X-2 Certificates are as specified in the tables below, expressed as a percentage of the initial respective Notional Amounts of such Certificates, plus accrued interest from September 1, 2006 to the Closing
Date.

     The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X-1 or Class X-2 Certificates, as applicable, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such Class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the mortgage loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the
Class X-1 or

                                     S-198

Class X-2 Certificates (and, accordingly, does not purport to reflect the return on any investment in the Class X-1 and Class X-2 Certificates when such reinvestment rates are considered).

     The characteristics of the mortgage loans may differ from those assumed in preparing the tables below. In addition, there can be no assurance that the mortgage loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the Class X-1 or Class X-2 Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class X-1 or
Class X-2 Certificates will be as assumed. In addition, it is unlikely that the mortgage loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the mortgage loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.
Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase the Class X-1 or Class X-2
Certificates.

     For purposes of this free writing prospectus, prepayment assumptions with respect to the mortgage loans are presented in terms of the "Constant Prepayment
Rate" or "CPR" model described under "--Weighted Average Life" above.

               SENSITIVITY TO PRINCIPAL PREPAYMENTS OF THE PRE-TAX
                YIELDS TO MATURITY OF THE CLASS X-1 CERTIFICATES

                                               PREPAYMENT ASSUMPTION (CPR)
Assumed Purchase Price (of Initial Notional   ----------------------------
     Amount of Class X-1 Certificates)         0%   25%   50%   75%   100%
                                              ---   ---   ---   ---   ----
   %.......................................    %     %     %     %      %

               SENSITIVITY TO PRINCIPAL PREPAYMENTS OF THE PRE-TAX
                YIELDS TO MATURITY OF THE CLASS X-2 CERTIFICATES

                                               PREPAYMENT ASSUMPTION (CPR)
Assumed Purchase Price (of Initial Notional   ----------------------------
     Amount of Class X-2 Certificates)         0%   25%   50%   75%   100%
                                              ---   ---   ---   ---   ----
   %.......................................    %     %     %     %      %

EFFECT OF LOAN GROUPS

     Generally, the Class A-1, Class A-2, Class A-3B, Class A-4 and Class A-SB
Certificates and the Class A-3FL Regular Interest will only be entitled to receive distributions of principal collected or advanced with respect to the mortgage loans in Loan Group 1 until the Certificate Balance of the Class A-1A
Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2 until the Certificate Balances of the
Class A-4 and Class A-SB Certificates have been reduced to zero. Accordingly, holders of the Class A-1A Certificates will be greatly affected by the rate and timing of payments and other collections of principal on the mortgage loans in
Loan Group 2 and, in the absence of losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in Loan Group 1. Investors should take this into account when reviewing this "Yield and Maturity Considerations" section.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP,
special counsel to the Depositor, will deliver its opinion that, assuming (1)
the making of appropriate elections, (2) compliance with the provisions of the
Pooling and Servicing Agreement, (3) compliance with all provisions of the One

                                      S-199

& Two Prudential Plaza Pooling Agreement and other related documents and any amendments thereto and the continued qualification of the REMICs formed under the One & Two Prudential Plaza Pooling Agreement and (4) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the
"Code"), for federal income tax purposes, designated portions of the trust fund will qualify as two separate real estate mortgage investment conduits (the
"Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively, and each, a
"REMIC") within the meaning of Sections 860A through 860G (the "REMIC
Provisions") of the Code, and (1) the Class A-1, Class A-2, Class A-3B, Class
A-4, Class A-SB, Class A-1A, Class X-1, Class X-2, Class A-M, Class A-J, Class
B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class
L, Class M, Class N, Class P and Class NR Certificates and Class A-3FL Regular
Interest will evidence the "regular interests" in the Upper-Tier REMIC and (2)
the Class R Certificates will represent the sole class of "residual interest" in the Upper-Tier REMIC and the Class LR Certificates will represent the sole class of "residual interests" in the Lower-Tier REMIC, within the meaning of the REMIC
Provisions. The Certificates (other than the Class A-3FL, Class R and Class LR
Certificates) and the Class A-3FL Certificates in respect of their interest in the Class A-3FL Regular Interest are "Regular Certificates" as defined in the prospectus. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the trust fund consisting of the Class A-3FL Regular Interest, the Swap Contract and the Floating Rate Account will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of the Code, and the Class A-3FL Certificates will represent undivided beneficial interests in that portion of the grantor trust.

     The Lower-Tier REMIC will hold the mortgage loans and their proceeds, and the Trust's allocable share of any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure (in the case of the
One & Two Prudential Plaza Loan, a beneficial interest in an allocable portion of the property securing the One & Two Prudential Plaza Whole Loan, and in the
case of any AB Mortgage Loan, an allocable portion of the property securing the related AB Mortgage Loan Pair), and will issue certain uncertificated classes of regular interests (the "Lower-Tier REMIC Regular Interests") and the Class LR
Certificates, which will represent the sole class of residual interest in the
Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular
Interests and their proceeds and will issue the Regular Certificates (other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest as regular interests in the Upper-Tier REMIC and the Class R Certificates as the sole class of residual interest in the Upper-Tier REMIC.

     Because they represent regular interests, each Class of Offered
Certificates (other than the Class A-3FL Certificates) and the Class A-3FL
Regular Interest generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. [It is anticipated that the Class Certificates will be issued with original issue discount, and that the Class __, Class __, Class __, Class __, Class __, Class
__, Class __, Class __ and Class __ Certificates will be issued at a premium for federal income tax purposes.] The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and market discount or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0% (the "Prepayment Assumption"). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Regular Certificates" in the
prospectus. For purposes of this discussion and the discussion in the prospectus, holders of the Class A-3FL Certificates will be required to allocate their purchase prices and disposition proceeds between their interest in the
Class A-3FL Regular Interest and the Swap Contract for purposes of accruing discount or premium or computing gain or loss upon disposition of the Class
A-3FL Regular Interest, and with respect to the Class A-3FL Certificates, references in such discussion to the "regular interests" are to the Class A-3FL
Regular Interest and amounts allocable thereto.

     Although unclear for federal income tax purposes, it is anticipated that the Class X-1 and Class X-2 Certificates will be considered to be issued with original issue discount in an amount equal to the excess

                                      S-200

of all distributions of interest expected to be received on such Class (assuming the WAC Rate changes in accordance with the initial prepayment assumption in the manner set forth in the prospectus), over their respective issue prices
(including accrued interest from September 1, 2006). Any "negative" amounts of original issue discount on the Class X-1 and Class X-2 Certificates attributable to rapid prepayments with respect to the mortgage loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of any Class X-1 or Class X-2 Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the OID Regulations, as defined in the prospectus, may be promulgated with respect to these Certificates.

     Yield Maintenance Charges actually collected will be distributed among the holders of the respective Classes of Certificates (other than the Class A-3FL and Class X-2 Certificates) and the Class A-3FL Regular Interest as described under "Description of the Certificates--Allocation of Yield Maintenance Charges
and Prepayment Premiums" in this free writing prospectus. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a Yield Maintenance Charge.
Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate.
Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges. Any Yield Maintenance Charge paid to the
Swap Counterparty with respect to the Class A-3FL Regular Interest will be treated as received by the holders of the Class A-3FL Certificates and paid as a periodic payment by the holders of the Class A-3FL Certificates under the Swap
Contract.

     Except as provided below, the Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or "REIT" and interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code, and the Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . .
.. residential real property" under Section 7701(a)(19)(C)(v) of the Code for a domestic building and loan association to the extent the mortgage loans are secured by multifamily and manufactured housing community properties. As of the
Cut-off Date, mortgage loans representing approximately 17.9% of the Initial
Pool Balance are secured by multifamily properties and manufactured housing community properties. Holders of the Offered Certificates should consult their own tax advisors whether the foregoing percentage or some other percentage applies to their certificates. In addition, (i) mortgage loans that have been defeased with U.S. Treasury obligations and (ii) the Class A-3FL Certificates to the extent of their basis, if any, allocable to the Swap Contract will not qualify for the foregoing treatments. Moreover, the Offered Certificates, other than the Class A-3FL Certificates, which represent interests in the Swap
Contract, in addition to the Class A-3FL Regular Interest, will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the
Code. See "Certain Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates" in the prospectus.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates" in the prospectus.

TAXATION OF THE SWAP CONTRACT

     Each holder of a Class A-3FL Certificate will be treated for federal income tax purposes as having entered into its proportionate share of the rights of such Class under the Swap Contract. Holders of the Class A-3FL Certificates must allocate the price they pay for their Certificates between their interests in the Class A-3FL Regular Interest and the Swap Contract based on their relative market values. The portion, if any, allocated to the Swap Contract will be treated as a swap premium (the "Swap Premium") paid or received by the holders of the Class A-3FL Certificates. If the Swap Premium is paid by a holder, it

                                      S-201

will reduce the purchase price allocable to the Class A-3FL Regular Interest. If the Swap Premium is received by the holders, it will be deemed to have increased the purchase price for the Class A-3FL Regular Interest. If the Swap Contract is
"on-market," no amount of the purchase price will be allocable to it. Based on the anticipated issue price of the Class A-3FL Certificates, it is anticipated that the Class A-3FL Regular Interest will be issued at a premium and that a
Swap Premium will be deemed to be paid to the holders of the Class A-3FL
Certificates. The holder of a Class A-3FL Certificate will be required to amortize any Swap Premium under a level payment method as if the Swap Premium represented the present value of a series of equal payments made or received over the life of the Swap Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Swap Premium (or some other reasonable rate).
Prospective purchasers of the Class A-3FL Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Swap Premium.
Regulations promulgated by the U.S. Department of Treasury ("Treasury") treat a non-periodic payment made under a swap contract as a loan for federal income tax purposes if the payment is "significant." It is not known whether any Swap
Premium would be treated in part as a loan under Treasury regulations.

     Under Treasury regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the Swap Contract must be netted against payments made under the Swap Contract and deemed made or received as a result of the Swap Premium over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Class A-3FL Certificates.

     Any amount of proceeds from the sale, redemption or retirement of a Class
A-3FL Certificate that is considered to be allocated to the holder's rights under the Swap Contract or that the holder is deemed to have paid to the purchaser would be considered a "termination payment" allocable to such
Certificate under Treasury regulations. A holder of a Class A-3FL Certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of the Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the Swap Contract or (B)(i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of the Swap Premium received upon entering into or acquiring its interest in the
Swap Contract. Gain or loss realized upon the termination of the Swap Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

     The Class A-3FL Certificates, representing a beneficial ownership in the
Class A-3FL Regular Interest and in the Swap Contract, may constitute positions in a straddle, in which case the straddle rules of Section 1092 of the Code would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the Swap Contract would be short term. If the holder of a Class A-3FL Certificate incurred or continued to incur indebtedness to acquire or hold such Class A-3FL Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the Swap Contract.

                          CERTAIN ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the
Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33)
of

                                      S-202

ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code
(collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor has issued to J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979
(March 28, 2002) (the "Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of
ERISA, and the excise taxes imposed on the prohibited transactions pursuant to
Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the trust, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities Inc., provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered
Certificates to be eligible for exemptive relief. First, the acquisition of the
Offered Certificates by a Plan must be on terms (including the price paid for the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered
Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by S&P, Moody's or Fitch. Third, the
Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. The "Restricted Group" consists of any Underwriter, the
Depositor, the Trustee, the Master Servicer, the Special Servicer, any
sub-servicer, the Swap Counterparty, any entity that provides insurance or other credit support to the trust fund and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and Servicing Agreement and reimbursement of the person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities and Exchange Commission under the Securities Act of 1933, as amended.

     It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered
Certificates. A fiduciary of a Plan contemplating purchasing an Offered
Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

     Further, the Exemption imposes additional requirements for purchases by
Plans of classes of Certificates subject to swap contracts, such as the Class
A-3FL Certificates that benefit from the Swap Contract:

     (a) The swap contract must be an "eligible swap" with an "eligible swap counterparty" (as each term is defined in PTE 2000-58);

                                      S-203

     (b) If the swap contract ceases to be an eligible swap and the swap contract cannot be replaced, the Trustee must notify Certificateholders that the
Exemption will cease to apply with respect to the class or classes of
Certificates subject to the swap contract; and

     (c) The fiduciary of a Plan purchasing any class of certificates subject to the swap contract must be either:

     o    a "qualified professional asset manager" (as defined in PTE 84-14);

     o    an "in-house asset manager" (as defined in PTE 96-23); or

     o    a Plan fiduciary with total assets under management of at least $100 million at the time of the acquisition of the Certificates by the
          Plan.

     The Depositor believes that the Swap Contract will meet all of the relevant requirements to be considered an "eligible swap" as of the Closing Date.
However, any Plan contemplating purchase of the Class A-3FL Certificates must make its own determination that all of the additional requirements of the
Exemption are satisfied as of the date of such purchase and during the time that the Plan holds the Class A-3FL Certificates.

     The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of
S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of
Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a)
of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the
Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered
Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the
Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered
Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.
However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an
Offered Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this free writing prospectus, an "Excluded
Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of
Offered Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a)
and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

                                      S-204

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions and the other requirements set forth in the Exemption would be satisfied at the time of purchase. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See "Certain ERISA Considerations" in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

     Recently enacted legislation, the Pension Protection Act of 2006, makes significant changes to ERISA rules relating to prohibited transactions and plan assets, among other areas. Potential investors should consult with their advisors regarding the consequences of these changes.

     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A
REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT
MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS
GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR
PLANS GENERALLY OR ANY PARTICULAR PLAN.

                                  LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by
Cadwalader, Wickersham & Taft LLP, and for the Underwriters by Thacher Proffitt
& Wood LLP. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California, Texas and Illinois, which is general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

     33 of the Mortgaged Properties, securing mortgage loans representing approximately 19.5% of the Initial Pool Balance (32 Mortgaged Properties
securing mortgage loans in Loan Group 1, representing approximately 22.7% of the
Initial Loan Group 1 Balance, and 1 Mortgaged Property securing a mortgage loan in Loan Group 2, representing approximately 3.8% of the Initial Group 2
Balance), are located in the State of California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale in accordance with the California Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee's power of sale. California's "one action rule" requires the lender to complete foreclosure of all real estate provided as security under the deed of trust in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity.
California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event

                                      S-205

greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

     21 of the Mortgaged Properties, securing mortgage loans representing approximately 10.6% of the Initial Pool Balance by allocated loan amount (6
Mortgaged Properties securing mortgage loans in Loan Group 1, representing approximately 5.8% of the Initial Group 1 Balance, and 15 Mortgaged Properties
securing mortgage loans in Loan Group 2, representing approximately 36.0% of the
Initial Group 2 Balance), are located in the State of Texas. Texas law does not require that a lender must bring a foreclosure action before being entitled to sue on a note. Texas does not restrict a lender from seeking a deficiency judgment. The delay inherent in obtaining a judgment generally causes the secured lender to file a suit seeking a judgment on the debt and to proceed simultaneously with non-judicial foreclosure of the real property collateral.
The desirability of non-judicial foreclosure of real property is further supported by the non-judicial foreclosure procedures. In order to obtain a deficiency judgment, a series of procedural and substantive requirements must be satisfied, and the deficiency determination is subject to the borrower's defense
(and, if successful, right of offset) that the fair market value of the property at the time of foreclosure was greater than the foreclosure bid. In addition, the availability of a deficiency judgment is limited in the case of the mortgage loans because of the limited nature of its recourse liabilities.

     8 of the Mortgaged Properties, securing mortgage loans representing approximately 10.6% of the Initial Pool Balance by allocated loan amount (7
Mortgaged Properties securing mortgage loans in Loan Group 1, representing approximately 12.5% of the Initial Group 1 Balance, and 1 Mortgaged Property
securing a mortgage loan in Loan Group 2, representing approximately 1.1% of the
Initial Group 2 Balance), are located in the State of Illinois. Illinois mortgage foreclosure is accomplished by judicial action. There is no power of sale in Illinois. After an action for foreclosure is commenced and the lender secures a judgment, the judgment of foreclosure will provide that the property be sold at a sale in accordance with Article 15 of the Illinois Mortgage
Foreclosure Law, on such terms and conditions as the court specifies on the judgment of foreclosure if the full amount of the judgment is not paid prior to the scheduled sale. Any judge or sheriff may conduct a sale. The notice of sale requirements are statutorily prescribed and require that the notice set forth, among other information, the time and location of the sale. Generally, the foreclosure sale must occur after the expiration of the applicable reinstatement and redemption periods or waiver thereof. During this period, a notice of sale must be published once a week for 3 consecutive weeks in the county in which the property is located, the first such notice to be published not more than 45 days prior to the sale and the last such notice to be published not less than 7 days prior to the sale. An additional separate notice must be provided (in the manner provided in the applicable rules of court service of papers other than process and complaint, and within the same time frame as described in the previous sentence) to all parties in the action who have appeared but have not been found in default for failure to plead. A copy of that notice must be filed in the court clerk's office together with proof of service in compliance with the applicable statute. Illinois recognizes a right of redemption, unless the borrower has waived that right in the mortgage. Illinois does not have a "one action rule" or "anti-deficiency" legislation. Subsequent to a foreclosure sale, the court conducts a hearing to confirm the sale and enters an order confirming the sale. In the order confirming the sale pursuant to the judgment of foreclosure, the court may also enter a personal judgment for deficiency against any party to the extent requested in the complaint and proven upon presentation of a report of sale. In certain circumstances (but only upon commencement or during judicial foreclosure proceedings), the lender may have a receiver appointed or may seek to be appointed a mortgagee in possession.

                                      S-206

     Other Aspects. Please see the discussion under "Certain Legal Aspects of the Mortgage Loans" in the accompanying prospectus regarding other legal aspects of the Mortgage Loans that you should consider prior to making any investment in the Certificates.

                                     RATINGS

     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Moody's Investors Service, Inc. ("Moody's")
and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies,
Inc. ("S&P") and, together with Moody's, the "Rating Agencies"):

                              CLASS   MOODY'S   S&P
                              -----   -------   ---
                               A-1      Aaa     AAA
                               A-2      Aaa     AAA
                              A-3FL     Aaa     AAA
                              A-3B      Aaa     AAA
                               A-4      Aaa     AAA
                              A-SB      Aaa     AAA
                              A-1A      Aaa     AAA
                               A-M      Aaa     AAA
                               A-J      Aaa     AAA
                               X-1      Aaa     AAA
                               X-2      Aaa     AAA
                                B       Aa2      AA
                                C       Aa3     AA-
                                D       A2       A

     A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by May 12, 2045 (the "Rated
Final Distribution Date"). The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates.
The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of prepayment premiums, payment of Yield Maintenance
Charges or net default interest. In addition, S&P's ratings on the Certificates do not address the application of Net Aggregate Prepayment Interest Shortfalls to the Certificates.

     Also, the rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X-1 and Class
X-2 Certificateholders might not fully recover their investments in the event of rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments). As described in this free writing prospectus, the amounts payable with respect to the Class X-1 and Class X-2 Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class X-1 and Class X-2 Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class
X-1 and Class X-2 Certificates. The Notional Amounts upon which interest is calculated with respect to the Class X-1 and Class X-2 Certificates are subject to reduction in connection with each reduction of a corresponding component, whether as a result of principal payments or the allocation of Collateral
Support Deficits. The ratings on the Class X-1 and Class X-2 Certificates do not address the timing or magnitude of reduction of such Notional Amounts, but only the obligation to pay interest timely on such Notional Amounts as so reduced from time to time. Accordingly, the ratings on the Class X-1 and Class X-2
Certificates should be evaluated independently from similar ratings on other types of securities.

     A rating on the Class A-3FL Certificates does not represent any assessment of whether the floating interest rate on such Certificates will convert to a fixed rate. With respect to the Class A-3FL Certificates,

                                      S-207

the Rating Agencies are only rating the receipt of interest up to the
Pass-Through Rate applicable to the Class A-3FL Regular Interest and are not rating the receipt of interest accrued at LIBOR plus %. In addition, the ratings do not address any shortfalls or delays in payment that investors in the Class
A-3FL Certificates may experience as a result of the conversion of the
Pass-Through Rate on the Class A-3FL Certificates from a rate based on LIBOR to a fixed rate.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class of Offered
Certificates and, if so, what the rating would be. A rating assigned to any
Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned to such Class by the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

     Pursuant to an agreement between the Depositor and each of the Rating
Agencies, the Rating Agencies will provide ongoing ratings feedback with respect to the Offered Certificates for as long as they remain issued and outstanding.

                                LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the
Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the
Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions.

     See "Legal Investment" in the prospectus.

                                      S-208

                             INDEX OF DEFINED TERMS

23-27 Robert Pitt Drive AB Mortgage Loan.................................           S-83
30/360 Basis.............................................................          S-121
AB Mortgage Loan.........................................................           S-83
AB Mortgage Loan Pair....................................................           S-83
AB Subordinate Companion Loan............................................           S-83
Acceptable Insurance Default.............................................          S-176
Accrued Interest from Recoveries.........................................          S-142
Actual/360 Basis.........................................................           S-94
Additional Exclusions....................................................          S-176
Administrative Cost Rate.................................................          S-142
Advances.................................................................          S-153
Appraisal Reduction......................................................          S-155
Appraisal Reduction Event................................................          S-155
Asset Status Report......................................................          S-170
Assumed Final Distribution Date..........................................          S-147
Assumed Scheduled Payment................................................          S-145
Authenticating Agent.....................................................          S-116
Available Distribution Amount............................................          S-130
Base Interest Fraction...................................................          S-147
Capmark..................................................................          S-117
Capmark Financial Group..................................................          S-118
CBE......................................................................          S-199
Certificate Account......................................................          S-128
Certificate Balance......................................................          S-124
Certificate Owner........................................................          S-125
Certificate Registrar....................................................          S-116
Certificateholders.......................................................           S-82
Certificates.............................................................          S-124
City of Cleveland........................................................           S-85
City of Cleveland Intercreditor Agreement................................           S-85
Class....................................................................          S-124
Class A Certificates.....................................................          S-124
Class A-3FL Available Funds..............................................          S-131
Class A-3FL Interest Distribution Amount.................................          S-142
Class A-3FL Principal Distribution Amount................................          S-146
Class A-3FL Regular Interest.............................................          S-124
Class A-SB Planned Principal Balance.....................................          S-145
Class X Certificates.....................................................          S-124
Class X-1 Components.....................................................          S-139
Class X-1 Strip Rate.....................................................          S-140
Class X-2 Component......................................................   S-125, S-140
Class X-2 Strip Rate.....................................................          S-141
Clearstream..............................................................          S-126
Cleveland Loan...........................................................           S-85
Closing Date.............................................................           S-82
CMSA Investor Reporting Package..........................................          S-160
Code.....................................................................          S-201
Collateral Support Deficit...............................................          S-151
Compensating Interest Payment............................................          S-123
Controlling Class........................................................          S-174
Controlling Class Certificateholder......................................          S-173
Corrected Mortgage Loan..................................................          S-170
Crossed Loan.............................................................          S-109
Cross-Over Date..........................................................          S-137
Custodian................................................................          S-104
Cut-off Date.............................................................           S-81
Cut-off Date Balance.....................................................           S-81
Defeasance...............................................................           S-97
Defeasance Lockout Period................................................           S-97
Depositor................................................................           S-82
Depositories.............................................................          S-126
Determination Date.......................................................          S-128
Direct Participants......................................................          S-126
Directing Certificateholder..............................................          S-173
Discount Rate............................................................           S-95
Distributable Certificate Interest.......................................          S-142
Distribution Account.....................................................          S-129
Distribution Date........................................................          S-128
DSCR.....................................................................           S-81
DTC......................................................................          S-125
Due Period...............................................................          S-131
Effective Gross Income...................................................          S-102
ERISA....................................................................          S-204
ERISA Plan...............................................................          S-204
ESA......................................................................          S-114
Euroclear................................................................          S-126
Events of Default........................................................          S-183
Excluded Plan............................................................          S-205
Exemption................................................................          S-204
Existing Borrower........................................................           S-99
FIRREA...................................................................          S-114
Fitch....................................................................          S-119
Floating Rate Account....................................................          S-130
Form 8-K.................................................................          S-102
FSMA.....................................................................            S-8
Gain on Sale Reserve Account.............................................          S-130
Group 1 Principal Distribution Amount....................................          S-143
Group 1 Principal Shortfall..............................................          S-145
Group 2 Principal Distribution Amount....................................          S-144
Group 2 Principal Shortfall..............................................          S-145
High Net Worth Companies, Unincorporated Associations, Etc...............            S-8
Indirect Participants....................................................          S-126
Initial Loan Group 1 Balance.............................................           S-81
Initial Loan Group 2 Balance.............................................           S-81
Initial Pool Balance.....................................................           S-81
Initial Resolution Period................................................          S-107
Insurance and Condemnation Proceeds......................................          S-128

                                      S-209

Intercreditor Agreement..................................................           S-90
Interest Accrual Period..................................................          S-142
Interest Distribution Amount.............................................          S-142
Interest Reserve Account.................................................          S-129
IRS......................................................................          S-180
Issuing Entity...........................................................          S-115
JPMCB....................................................................           S-82
LDP......................................................................          S-111
Liberty Arms Apartments AB Mortgage Loan.................................           S-83
LIBOR....................................................................          S-139
LIBOR Business Day.......................................................          S-139
LIBOR Determination Date.................................................          S-139
Liquidation Fee..........................................................          S-122
Liquidation Fee Rate.....................................................          S-122
Liquidation Proceeds.....................................................          S-128
Loan Group 1.............................................................           S-81
Loan Group 2.............................................................           S-81
Loan Groups..............................................................           S-81
Lockbox Accounts.........................................................          S-110
Lockbox Loans............................................................          S-110
Lockout Period...........................................................           S-95
Lower-Tier Distribution Account..........................................          S-129
Lower-Tier REMIC.........................................................          S-201
Lower-Tier REMIC Regular Interests.......................................          S-201
LTV Ratio................................................................          S-104
LTV Ratios...............................................................           S-81
MAI......................................................................          S-108
Master Servicer..........................................................          S-117
Master Servicer Remittance Date..........................................          S-152
Master Servicer Servicing Standards......................................          S-168
Mezz Cap AB Mortgage Loan................................................           S-83
Mezz Cap AB Mortgage Loans...............................................           S-83
Mezz Cap Loan Pair.......................................................           S-83
Mezz Cap Loan Pairs......................................................           S-83
Midland..................................................................          S-118
Monthly Amount...........................................................           S-95
Moody's..................................................................          S-208
Mortgage.................................................................           S-81
Mortgage File............................................................          S-104
Mortgage Loan Sellers....................................................           S-82
Mortgage Note............................................................           S-81
Mortgage Rate............................................................          S-142
Mortgaged Property.......................................................           S-82
Net Aggregate Prepayment Interest Shortfall..............................          S-143
Net Mortgage Rate........................................................          S-141
Net Operating Income.....................................................          S-103
NOI......................................................................          S-103
Non-Offered Certificates.................................................          S-124
Non-Offered Subordinate Certificates.....................................          S-150
Nonrecoverable Advance...................................................          S-153
Notional Amount..........................................................          S-125
Offer of Certificates to the Public......................................            S-7
Offered Certificates.....................................................          S-124
One & Two Prudential Plaza Directing Certificateholder...................           S-88
One & Two Prudential Plaza Intercreditor Agreement.......................           S-88
One & Two Prudential Plaza Loan..........................................           S-88
One & Two Prudential Plaza Master Servicer...............................           S-88
One & Two Prudential Plaza Mortgaged Property............................           S-88
One & Two Prudential Plaza
Noteholders..............................................................           S-88
One & Two Prudential Plaza Notes.........................................           S-88
One & Two Prudential Plaza Pari Passu Companion Loan.....................           S-88
One & Two Prudential Plaza Pooling Agreement.............................           S-88
One & Two Prudential Plaza Special Servicer..............................           S-88
One & Two Prudential Plaza Whole Loan....................................           S-88
Operating Statements.....................................................          S-103
Option Price.............................................................          S-179
P&I Advance..............................................................          S-152
PAR......................................................................          S-115
Partial Assumption Buyer.................................................           S-99
Partial Assumption Loan..................................................           S-99
Partial Assumption Property..............................................           S-99
Participants.............................................................          S-126
Pass-Through Rate........................................................          S-138
Percentage Interest......................................................          S-125
Periodic Payments........................................................          S-130
Permitted Investments....................................................          S-130
Plan.....................................................................          S-204
Pooling and Servicing Agreement..........................................          S-124
Prepayment Assumption....................................................          S-201
Prepayment Interest Excess...............................................          S-123
Prepayment Interest Shortfall............................................          S-123
Prime Rate...............................................................          S-155
Principal Balance Certificates...........................................          S-125
Principal Distribution Amount............................................          S-143
Principal Shortfall......................................................          S-145
Prospectus Directive.....................................................            S-8
Purchase Agreements......................................................           S-82
Purchase Option..........................................................          S-179
Purchase Price...........................................................          S-107
Qualified Substitute Mortgage Loan.......................................          S-108
Rated Final Distribution Date............................................          S-208
Rating Agencies..........................................................          S-208
Rating Agency Trigger Event..............................................          S-164
Record Date..............................................................          S-128
Regular Certificates.....................................................          S-201
Reimbursement Rate.......................................................          S-155
Related Proceeds.........................................................          S-153
Release Date.............................................................           S-97
Relevant Implementation Date.............................................            S-7
Relevant Member State....................................................            S-7

                                      S-210

Relevant Persons.........................................................            S-8
Remaining Property Loan..................................................           S-99
REMIC....................................................................          S-201
REMIC Provisions.........................................................          S-201
REO Account..............................................................          S-177
REO Loan.................................................................          S-146
REO Property.............................................................          S-170
Residual Certificates....................................................          S-124
Restricted Group.........................................................          S-204
RREEF Silicon Valley Office Portfolio Companion Loans....................           S-86
RREEF Silicon Valley Office Portfolio Fixed Rate Companion Loan..........           S-85
RREEF Silicon Valley Office Portfolio Floating Rate A Companion Loan.....           S-85
RREEF Silicon Valley Office Portfolio Floating Rate B Companion Loan.....           S-86
RREEF Silicon Valley Office Portfolio Floating Rate Companion Loans......           S-86
RREEF Silicon Valley Office Portfolio Intercreditor Agreement............           S-86
RREEF Silicon Valley Office Portfolio Loan...............................           S-85
RREEF Silicon Valley Office Portfolio Majority Controlling Noteholders...           S-86
RREEF Silicon Valley Office Portfolio Mortgaged Property.................           S-85
RREEF Silicon Valley Office Portfolio Noteholders........................           S-86
RREEF Silicon Valley Office Portfolio Notes..............................           S-86
RREEF Silicon Valley Office Portfolio Purchase Option....................           S-87
RREEF Silicon Valley Office Portfolio Purchase Price.....................           S-87
RREEF Silicon Valley Office Portfolio Whole Loan.........................           S-86
Rules....................................................................          S-127
S&P......................................................................          S-208
Scheduled Principal Distribution Amount..................................          S-144
Senior Certificates......................................................          S-124
Servicing Advances.......................................................          S-153
Servicing Fee............................................................          S-120
Servicing Fee Rate.......................................................          S-120
Servicing Standards......................................................          S-168
Significance Estimate....................................................          S-164
Significance Percentage..................................................          S-164
Similar Law..............................................................          S-204
Special Servicer.........................................................          S-118
Special Servicer Servicing Standards.....................................          S-168
Special Servicing Fee....................................................          S-121
Special Servicing Fee Rate...............................................          S-121
Specially Serviced Mortgage Loans........................................          S-170
Standard Woods Apartments AB Mortgage Loan...............................           S-83
Stated Principal Balance.................................................          S-146
Statement to Certificateholders..........................................          S-157
Subordinate Certificates.................................................          S-124
Subordinate Offered Certificates.........................................          S-124
Swap Contract............................................................   S-124, S-164
Swap Counterparty........................................................          S-164
Swap Default.............................................................          S-165
Trustee..................................................................           S-82
Trustee Fee..............................................................          S-117
Trustee Fee Rate.........................................................          S-117
Underwriters.............................................................          S-109
Underwritten Cash Flow...................................................          S-102
Underwritten Cash Flow Debt Service Coverage Ratio.......................          S-102
Underwritten NOI.........................................................          S-102
Unscheduled Principal Distribution Amount................................          S-145
Upper-Tier Distribution Account..........................................          S-129
Upper-Tier REMIC.........................................................          S-201
UW DSCR..................................................................          S-102
UW NCF...................................................................          S-102
UW NOI...................................................................          S-102
Voting Rights............................................................          S-162
WAC Rate.................................................................          S-141
Winchester Business Park AB Mortgage Loan................................           S-83
Withheld Amounts.........................................................          S-129
Withheld Loans...........................................................          S-129
Workout Fee..............................................................          S-121
Workout Fee Rate.........................................................          S-121
Workout-Delayed Reimbursement Amount.....................................          S-153
Yield Maintenance Charge.................................................           S-95

                                      S-211

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   SCHEDULE I
                             CLASS X REFERENCE RATES

                             DISTRIBUTION DATE   REFERENCE RATE
                             -----------------   --------------
                             October 2006%
                             November 2006%
                             December 2006%
                             January 2007%
                             February 2007%
                             March 2007%
                             April 2007%
                             May 2007%
                             June 2007%
                             July 2007%
                             August 2007%
                             September 2007%
                             October 2007%
                             November 2007%
                             December 2007%
                             January 2008%
                             February 2008%
                             March 2008%
                             April 2008%
                             May 2008%
                             June 2008%
                             July 2008%
                             August 2008%
                             September 2008%
                             October 2008%
                             November 2008%
                             December 2008%
                             January 2009%
                             February 2009%
                             March 2009%
                             April 2009%
                             May 2009%
                             June 2009%
                             July 2009%
                             August 2009%
                             September 2009%
                             October 2009%
                             November 2009%
                             December 2009%
                             January 2010%
                             February 2010%
                             March 2010%
                             April 2010%
                             May 2010%
                             June 2010%
                             July 2010%
                             August 2010%
                             September 2010%
                             October 2010%
                             November 2010%
                             December 2010%
                             January 2011%
                             February 2011%
                             March 2011%
                             April 2011%
                             May 2011%
                             June 2011%

                                  Schedule I-1

                              DISTRIBUTION DATE   REFERENCE RATE
                              -----------------   --------------
                              July 2011%
                              August 2011%
                              September 2011%
                              October 2011%
                              November 2011%
                              December 2011%
                              January 2012%
                              February 2012%
                              March 2012%
                              April 2012%
                              May 2012%
                              June 2012%
                              July 2012%
                              August 2012%
                              September 2012%
                              October 2012%
                              November 2012%
                              December 2012%
                              January 2013%
                              February 2013%
                              March 2013%
                              April 2013%
                              May 2013%
                              June 2013%
                              July 2013%
                              August 2013%
                              September 2013%

                                  Schedule I-2

                                   SCHEDULE II
                     CLASS X-2 COMPONENT NOTIONAL AMOUNTS(1)

      PERIOD ENDING         CLASS A-1    CLASS A-2    CLASS A-3FL   CLASS A-3B     CLASS A-4    CLASS A-SB
-------------------------  -----------  -----------  ------------  ------------  ------------  -----------

March 12, 2007...........  $36,068,000  $55,736,000  $100,000,000  $171,966,000  $695,005,000  $74,077,000
September 12, 2007.......  $33,608,000  $55,736,000  $100,000,000  $171,966,000  $695,005,000  $74,077,000
March 12, 2008...........  $ 1,903,000  $55,736,000  $100,000,000  $171,966,000  $695,005,000  $74,077,000
September 12, 2008.......           --  $20,976,000  $100,000,000  $171,966,000  $695,005,000  $74,077,000
March 12, 2009...........           --           --  $100,000,000  $156,763,000  $695,005,000  $74,077,000
September 12, 2009.......           --           --  $100,000,000  $121,278,000  $695,005,000  $74,077,000
March 12, 2010...........           --           --  $100,000,000  $ 82,763,000  $695,005,000  $74,077,000
September 12, 2010.......           --           --  $100,000,000  $ 48,250,000  $695,005,000  $74,077,000
March 12, 2011...........           --           --  $ 73,747,000            --  $695,005,000  $74,077,000
September 12, 2011.......           --           --            --            --  $660,502,000  $73,050,000
March 12, 2012...........           --           --            --            --  $629,529,000  $66,100,000
September 12, 2012.......           --           --            --            --  $596,193,000  $58,544,000
March 12, 2013...........           --           --            --            --  $465,809,000  $51,179,000
September 12, 2013.......           --           --            --            --  $447,135,000  $43,191,000

      PERIOD ENDING         CLASS A-1A     CLASS A-M     CLASS A-J     CLASS B      CLASS C      CLASS D
-------------------------  ------------  ------------  ------------  -----------  -----------  -----------

March 12, 2007...........  $367,786,000  $214,742,000  $169,110,000  $40,264,000  $16,106,000  $29,527,000
September 12, 2007.......  $351,057,000  $214,742,000  $169,110,000  $40,264,000  $16,106,000  $29,527,000
March 12, 2008...........  $344,761,000  $214,742,000  $169,110,000  $40,264,000  $16,106,000  $29,527,000
September 12, 2008.......  $336,880,000  $214,742,000  $169,110,000  $40,264,000  $16,106,000  $29,527,000
March 12, 2009...........  $328,955,000  $214,742,000  $169,110,000  $40,264,000  $16,106,000  $29,527,000
September 12, 2009.......  $321,074,000  $214,742,000  $169,110,000  $40,264,000  $16,106,000  $29,527,000
March 12, 2010...........  $313,395,000  $214,742,000  $169,110,000  $40,264,000  $16,106,000  $29,527,000
September 12, 2010.......  $305,788,000  $214,742,000  $169,110,000  $40,264,000  $16,106,000  $29,527,000
March 12, 2011...........  $296,500,000  $214,742,000  $169,110,000  $40,264,000  $16,106,000  $29,527,000
September 12, 2011.......  $276,265,000  $214,742,000  $169,110,000  $40,264,000  $16,106,000  $29,527,000
March 12, 2012...........  $269,746,000  $214,742,000  $169,110,000  $40,264,000  $16,106,000  $27,577,000
September 12, 2012.......  $263,354,000  $214,742,000  $169,110,000  $40,264,000  $16,106,000  $11,457,000
March 12, 2013...........  $257,218,000  $214,742,000  $169,110,000  $40,264,000  $12,811,000           --
September 12, 2013.......  $251,139,000  $214,742,000  $169,110,000  $39,122,000           --           --

      PERIOD ENDING          CLASS E      CLASS F      CLASS G      CLASS H      CLASS J     CLASS K
-------------------------  -----------  -----------  -----------  -----------  ----------  -----------

March 12, 2007...........  $26,843,000  $29,527,000  $26,843,000  $24,159,000  $5,368,000  $10,737,000
September 12, 2007.......  $26,843,000  $29,527,000  $26,843,000  $24,159,000  $5,368,000  $10,737,000
March 12, 2008...........  $26,843,000  $29,527,000  $26,843,000  $24,159,000  $5,368,000  $10,737,000
September 12, 2008.......  $26,843,000  $29,527,000  $26,843,000  $24,159,000  $5,368,000  $10,737,000
March 12, 2009...........  $26,843,000  $29,527,000  $26,843,000  $24,159,000  $4,406,000           --
September 12, 2009.......  $26,843,000  $29,527,000  $26,843,000  $ 7,850,000          --           --
March 12, 2010...........  $26,843,000  $29,527,000  $14,648,000           --          --           --
September 12, 2010.......  $26,843,000  $24,790,000           --           --          --           --
March 12, 2011...........  $26,843,000  $ 6,074,000           --           --          --           --
September 12, 2011.......  $14,895,000           --           --           --          --           --
March 12, 2012...........           --           --           --           --          --           --
September 12, 2012.......           --           --           --           --          --           --
March 12, 2013...........           --           --           --           --          --           --
September 12, 2013.......           --           --           --           --          --           --

      PERIOD ENDING          CLASS L     CLASS M     CLASS N     CLASS P        TOTAL
-------------------------  ----------  ----------  ----------  ----------  --------------

March 12, 2007...........  $8,053,000  $2,684,000  $5,369,000  $5,369,000  $2,115,339,000
September 12, 2007.......  $8,053,000  $2,684,000  $5,369,000  $5,369,000  $2,096,150,000
March 12, 2008...........  $8,053,000  $2,684,000  $5,369,000  $5,369,000  $2,058,149,000
September 12, 2008.......  $8,053,000  $1,650,000          --          --  $2,001,833,000
March 12, 2009...........          --          --          --          --  $1,936,327,000
September 12, 2009.......          --          --          --          --  $1,872,246,000
March 12, 2010...........          --          --          --          --  $1,806,007,000
September 12, 2010.......          --          --          --          --  $1,744,502,000
March 12, 2011...........          --          --          --          --  $1,641,995,000
September 12, 2011.......          --          --          --          --  $1,494,461,000
March 12, 2012...........          --          --          --          --  $1,433,174,000
September 12, 2012.......          --          --          --          --  $1,369,770,000
March 12, 2013...........          --          --          --          --  $1,211,133,000
September 12, 2013.......          --          --          --          --  $1,164,439,000

----------
(1)  The total Notional Amount of the Class X-2 Certificates from time to time will equal the sum of the notional amounts of the components set forth in the table above. Each of those components of the total Notional Amount of the Class X-2 Certificates will relate to a particular Class of Series
     2006-CIBC16 Principal Balance Certificates (i.e., Classes A-1, A-2, A-3B,
     A-4, A-SB, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N and P,
     respectively) and the Class A-3FL Regular Interest. At any particular time during each indicated period through and including the related Distribution
     Date on which such period ends, the component of the Notional Amount of the
     Class X-2 Certificates relating to each indicated Class of Series
     2006-CIBC16 Principal Balance Certificates will equal the lesser of (a) the notional amount stated in the table above for that Class and period and (b)
     the then actual Certificate Balance of that Class.

                                  Schedule II-1

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                                  SCHEDULE III
                  CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

                                 Schedule III-1

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                                                                       ANNEX A-1

     CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-1

LOAN #  SELLER  PROPERTY NAME                              STREET ADDRESS
------  ------  -----------------------------------------  -------------------------------------------------------------------------

   1     JPMCB  RREEF Silicon Valley Office Portfolio      Various
 1.01           Quantum Business Park                      1140 Technology Drive, 500 McCarthy Boulevard, 900 Sumac Drive, 1000
                                                           Sumac Drive, 1101 Sumac Drive, 601 McCarthy Boulevard
 1.02           Maude 4-7                                  1101 West Maude Avenue, 700A, 700B, 700C East Middlefield Road
 1.03           Milpitas Business Park                     1455, 1421, 1371, 1390, 1440 McCarthy Drive, 888, 800, 750, 690 Tasman
                                                           Drive, 620, 590, 570, 540, 500 Alder Drive
 1.04           Marriot                                    2518, 2520, 2540, 2560 Mission College Boulevard, 3900, 3910, 3920, 3930,
                                                           3940, 3960, 3970, 3990 Freedom Circle
 1.05           Park Square Phase I and Phase II           3233, 3255 Scott Boulevard, 3333, 3393 Octavius Drive, 2455, 2465, 2475
                                                           Augustine Drive
 1.06           Jay 1-6/Olcott                             3101, 3102, 3103 Scott Boulevard, 3250, 3260, 3270 Jay Street, 3201
                                                           Olcott Street
 1.07           North Pointe Business Park                 191 Baypointe Parkway, 105, 160, 178 East Tasman Drive
 1.08           Sunnyvale/Santa Clara/San Jose             772, 785 Lucerne Drive, 285 North Wolfe Road, 140 Kiefer Court,
                                                           1293 Anvilwood Avenue, 484 Oakmead Parkway, 1151 Sonora Court,
                                                           1277 Reamwood Avenue, 324, 328 Martin Avenue, 150 Charcot Avenue,
                                                           2191 Zanker Road
 1.09           Orchard Park                               2820 Orchard Parkway, 3, 75 West Plumeria Drive, 2825 North First Street
 1.10           Peery Park I                               350, 470, 485 Potrero Avenue, 880 W. Maude Avenue, 415 N. Mathilda
                                                           Avenue, 435 Indio Way
 1.11           Mountain View Properties                   333, 345 East Middlefield Road, 301 North Whisman Road, 640 Clyde Court,
                                                           835, 880 Maude Avenue, 1161 San Antonio Road, 2761 Marine Parkway,
                                                           636 Ellis Street
 1.12           Walsh 1-8                                  2400, 2424, 2630, 2710 Walsh Avenue, 2855 Bowers Avenue
 1.13           Peery Park II                              535, 555 Del Rey Avenue, 650 Alamanor Avenue, 646-686 Maude Avenue,
                                                           750 Palomar Avenue
 1.14           Macara A&B                                 500, 501 Macara Avenue
 1.15           Zanker/Brokaw                              1920,1940,1960,1980 Zanker Road
 1.16           Guadalupe A-C                              2121, 2111, 2101 Tasman Drive
 1.17           Peery Park Biotech                         550 Del Rey Avenue, 595 North Pastoria Avenue, 639 Pastoria Evenue,
                                                           733 Palomar Avenue, 670 Almanor Avenue
 1.18           Great America Parkway A-C                  5150 Great America Parkway, 2952 Bunker Hill Lane and 5155 Old
                                                           Ironsides Drive
   2     JPMCB  One & Two Prudential Plazas                Various
 2.01           Two Prudential Plaza                       180 North Stetson Avenue
 2.02           One Prudential Plaza                       130 East Randolph Street
   3     CIBC   Prime Retail Outlets Portfolio             Various
 3.01           Prime Outlets - Lee                        50 Water Street
 3.02           Prime Outlets - Gaffney                    1 Factory Shops Boulevard
 3.03           Prime Outlets - Calhoun                    455 Belwood Road
   4     JPMCB  Sequoia Plaza                              2100, 2110, 2120 S. Washington Boulevard
   5     CIBC   REPM Portfolio                             Various
 5.01           2725, 2755 & 2690 Kirby Circle NE          2725, 2755 & 2690 Kirby Circle Northeast
 5.02           275 Rex Boulevard                          275 Rex Boulevard
 5.03           11 Interstate Drive                        11 Interstate Drive
 5.04           115 Hunt Valley Drive                      115 Hunt Valley Drive
 5.05           39 Perry Avenue                            39 Perry Avenue
 5.06           4051 Fondorf Drive                         4051 Fondorf Drive
 5.07           12876 East Adam Aircraft Circle            12876 East Adam Aircraft Circle
 5.08           3737 Midco Street                          3737 Midco Street
 5.09           16940 Square Drive                         16940 Square Drive
  5.1           1284 East Glendale Avenue                  1284 East Glendale Avenue
   6     JPMCB  Centro Portfolio                           Various
 6.01           Town Square Mall                           2505 Vestal Parkway East
 6.02           North Dover Shopping Center                1001 North Dupont Highway
 6.03           Century Plaza                              1888 West Hillsboro Boulevard
 6.04           Village at Mableton                        5590 Mableton Parkway
 6.05           Parkway Plaza I                            1869 Dixwell Avenue
 6.06           Campus Village                             8147 Baltimore Avenue
 6.07           Plymouth Plaza                             580 West Germantown Pike
   7     CIBC   Lightstone Michigan Multifamily Portfolio  Various
 7.01           The Lakes                                  25500 West 12 Mile Road
 7.02           Canterbury Square                          2127 North Lovington Drive
 7.03           Woodland Gardens                           4805 Woodland Avenue
 7.04           Kingsley                                   34800 Moravian Drive
 7.05           Greentrees                                 19880 Fort Street
 7.06           Southpointe Square                         22520 West Road
   8     CIBC   City View Portfolio 1                      Various
 8.01           Biscayne                                   17050 Imperial Valley Drive
 8.02           Breckenridge                               535 Seminar Road
 8.03           CityView West                              400 Greens Road
 8.04           Crescent                                   1100 Langwick Drive
 8.05           Augusta                                    17630 Wayforest Drive
 8.06           Amherst                                    17103 Imperial Valley Drive
 8.07           Salado                                     1000 Greens Road
 8.08           Durham                                     501 Greens Road
   9     JPMCB  Fairmont Hotel Dallas                      1717 North Akard Street
  10     JPMCB  875 East Wisconsin Avenue                  875 East Wisconsin Avenue
  11     JPMCB  Westfield Richland Mall                    2209 Richland Mall
  12     JPMCB  Capitol Commons                            400 South Pine Street
  13     JPMCB  Eastover Shopping Center                   5221 Indian Head Highway
  14     JPMCB  Crowne Plaza Dulles Airport                2200 Centreville Road
  15     JPMCB  Parkway Business Center                    600 North Union Avenue
  16     CIBC   Avalon and River Oaks Apartments
                Portfolio                                  Various
 16.01          River Oaks Apartments                      2299 River Oaks Drive
 16.02          Avalon Apartments                          1820 Holt Road
  17     JPMCB  Fountain Place Shopping Center             89 Norman Morgan Boulevard
  18     CIBC   24 Hour Fitness Portfolio                  Various
 18.01          17942 Southwest McEwan                     17942 Southwest McEwan
 18.02          1210 Northwest Johnson Street              1210 Northwest Johnson Street
  19     CIBC   Marquis at Frankford Springs               3702 Frankford Road
  20     CIBC   Texere Plaza                               2222 South Figueroa Street
  21     JPMCB  Colwick Executive Center                   53, 55 & 57  Haddonfield Road
  22     CIBC   Florida Coastal School of Law              8787 Baypine Road
  23     CIBC   Fair Oaks Mall                             2204 25th Street
  24     JPMCB  Orchard of Landen                          8390 Old Orchard Lane
  25     CIBC   100 East Alvin Drive                       100 East Alvin Drive
  26     JPMCB  Fila USA Distribution Facility             7630 Gambrills Cove Road
  27     CIBC   USDA - Salt Lake City                      2222 West 2300 South
  28     JPMCB  Westgate Shopping Center                   19610 Katy Freeway
  29     JPMCB  Santee Town Center                         214 - 294 Town Center Parkway
  30     CIBC   American Garment Center                    1300 South San Pedro Street
  31     JPMCB  Corporate Tower                            101 North Robinson
  32     JPMCB  Embassy Suites - Charlotte                 4800 South Tryon Street
  33     CIBC   Crossing at Mid Rivers                     121-331 Costco Way
  34     CIBC   Desert Palms MHP                           1097 North State Street
  35     CIBC   Church Square                              7901 Euclid Avenue
  36     CIBC   PAJ-Waterview Plaza                        18325 Waterview Parkway
  37     JPMCB  Embassy Suites - Indianapolis              3912 Vincennes Road
  38     JPMCB  Lake Marina Apartments                     9515 Shoreland Lane
  39     CIBC   Redmond Plaza                              23515 NE Novelty Hill
  40     JPMCB  Nationwide Insurance Building              1651 Exposition Boulevard
  41     CIBC   Sonora Plaza                               708-764, 796, 808-824 East Mono Way
  42     JPMCB  Infor Global Solutions Office Building     50 Datastream Plaza
  43     CIBC   5000 West Sunset Boulevard                 5000 West Sunset Boulevard
  44     JPMCB  23-27 Robert Pitt Drive                    23-27 Robert Pitt Drive
  45     CIBC   19th Avenue and Northern Avenue            Northwest Quadrant of 19th Avenue and Northern Avenue
  46     JPMCB  Newport Trade Center                       20371 Irvine Avenue
  47     JPMCB  Concord Place                              455 East Eisenhower Pkwy
  48     CIBC   Crossroads Shopping Center                 39405 Fremont Boulevard
  49     CIBC   5080 California Avenue                     5080 California Avenue
  50     JPMCB  Times Square Shopping Center               7600 West Capitol Drive
  51     JPMCB  Market Plaza Shopping Center               7001 Northwest Expressway Street
  52     JPMCB  Montwood Shopping Center                   2200 North Yarbrough Drive
  53     CIBC   Cherry Hill Executive Office Mews          1930-1936 Marlton Pike East
  54     JPMCB  Gainesville Towne Center                   1500 Browns Bridge Road
  55     CIBC   Pecan Square Apartments                    3350 Lombardy Lane
  56     CIBC   81 East 3rd Street                         81 East 3rd Street
  57     CIBC   Sunrise Medical                            5001 Joerns Drive
  58     JPMCB  Regal Court Apartments                     5800 Preston View Boulevard
  59     JPMCB  Standard Woods Apartments                  2 Schwartz Drive
  60     CIBC   Riverbank Apartments                       12261 Fondren Road
  61     CIBC   Trail Plaza                                1801-1919 West Hillsboro Boulevard
  62     JPMCB  5283 Corporate Drive                       5283 Corporate Drive
  63     CIBC   222 West 37th Street                       222 West 37th Street
  64     JPMCB  Paradise LLC                               699 Michelle Drive
  65     CIBC   The Shops at Civic Center                  211, 235, 263 East Warner Road
  66     JPMCB  Fairfield Inn & Suites Sacramento Airport
                Natomas                                    2730 El Centro Road
  67     JPMCB  Skyline Leesburg Pike                      6066 Leesburg Pike
  68     JPMCB  Pembroke Pointe                            101 Pembroke Pointe Lane
  69     JPMCB  Academy Point Atrium II                    1150 Academy Park Loop
  70     JPMCB  Lake Camelot Apartments                    6475 Excalibur Court
  71     JPMCB  The Lodge Apartments                       4816 Alsuda Drive
  72     CIBC   Bayou Bend Apartments                      3339 Lombardy Lane
  73     CIBC   Mission Creek                              9420-9440 Cuyamaca Street
  74     CIBC   Beverly Robertson Design Plaza             8797 Beverly Boulevard
  75     CIBC   Winchester Business Park                   1000 South 1680 West
  76     JPMCB  Page Parkes Building                       1535 West Loop South
  77     CIBC   151 East 3rd Street                        151 East 3rd Street
  78     CIBC   Baldwin Park Village Center B-1            4751-4767 New Broad Street
  79     JPMCB  Riverwalk Terrace Apartments               5900 Kinkead Avenue
  80     JPMCB  Wayne Heights Mall                         1501 East Main Street
  81     CIBC   Home Depot - Forest Lake                   1943 West Broadway Avenue
  82     CIBC   Lakeshore Plaza                            22840 Lake Shore Boulevard
  83     JPMCB  3000 Lincoln                               3000 Lincoln Drive East
  84     JPMCB  Stoneybrook Shopping Center                15425 Warwick Boulevard
  85     JPMCB  Stone Plaza Office Building                16600 Dallas Parkway
  86     CIBC   Sportsman's Warehouse                      7951 Winchester Road
  87     CIBC   Panama City Crossing                       845-855 East 23rd Street
  88     CIBC   UPS Service Center                         111 US Highway 301 South
  89     JPMCB  177-179 Admiral Cochrane Drive             177-179 Admiral Cochrane Drive
  90     JPMCB  Tyson Place Office Building                2607 Kingston Pike
  91     JPMCB  Springtree Meadows Apartments              112 5th Avenue Northwest
  92     JPMCB  Austin Creek Apartments                    1127 Cape Harbor Court
  93     JPMCB  Emporia Marketplace                        216 Market Drive
  94     JPMCB  Lexington Park Fairfield Inn               22119 Three Notch Road
  95     CIBC   2823 West Orange Avenue                    2823 West Orange Avenue
  96     JPMCB  Book Walter Woods                          23 Sistek Road
  97     JPMCB  Mansard du Lac                             7300 East 10th Avenue
  98     JPMCB  Woodbrook Village                          1705 Coolidge Road
  99     JPMCB  Walgreens - Summerville, SC                9998 Dorchester Road
  100    JPMCB  Azalea Trail Apartments                    1918 South 9th Street
  101    CIBC   St. Albans Square                          2-12 Saint Albans Avenue, 2 Saint Albans Circle, 3610/3612 Chapel Road
  102    CIBC   Immokalee Apartments                       601 West Delaware Avenue
  103    JPMCB  9264-9280 West 159th Street                9264-9280 West 159th Street
  104    JPMCB  Wythe Creek Plaza                          475 Wythe Creek Road
  105    JPMCB  Gateway Plaza Shopping Center              2709 Church Street
  106    JPMCB  Southwest Estates                          10401 Southwest Highway
  107    JPMCB  2160 Erie Street                           2160 Erie Street
  108    CIBC   University Retail and Apartments           401-425 University Avenue
  109    CIBC   Shoppes of Hunt Club                       510 Hunt Club Boulevard
  110    JPMCB  Office Value                               3055 East Fairview Avenue
  111    JPMCB  Liberty Arms Apartments                    2601 North Broadway Avenue
  112    JPMCB  Rockland Mobile Home Park                  203 North Skokie Road
  113    JPMCB  Citizens National Bank Building            8593 Baltimore National Pike
  114    JPMCB  Crescendo Office                           29800 Middlebelt
  115    JPMCB  Fountainview Apartments                    4800 North Post Road
  116    CIBC   Forest Park Apartments                     12635 East Tidwell
  117    CIBC   New Century Retail Plaza                   925 - 949 East Lincoln Lane
  118    JPMCB  Plaza Arms Apartment Portfolio             Various
118.01          Plaza Arms Apartments                      920-1050 62nd Avenue South
118.02          Golden Gate Apartments                     4616 & 4648 Golden Gate Parkway
  119    JPMCB  Lakeside LLC                               196 McClung Road
  120    JPMCB  Olympia LLC                                6547 North Avondale

                                                                            NUMBER OF        PROPERTY               PROPERTY
LOAN #  CITY               STATE        ZIP CODE              COUNTY       PROPERTIES          TYPE                  SUBTYPE
------  -----------------  ------  -------------------  -----------------  ----------  --------------------  ----------------------

   1    Various             CA           Various        Various                18      Office                Suburban
 1.01   Milpitas            CA            95035         Santa Clara             1      Office                Suburban
 1.02   Mountain View       CA            95054         Santa Clara             1      Office                Suburban
 1.03   Milpitas            CA            95035         Santa Clara             1      Office                Suburban
 1.04   Santa Clara         CA            95054         Santa Clara             1      Office                Suburban
 1.05   Santa Clara         CA            95054         Santa Clara             1      Office                Suburban
 1.06   Santa Clara         CA            95054         Santa Clara             1      Office                Suburban
 1.07   San Jose            CA            95134         Santa Clara             1      Office                Suburban
 1.08   Sunnyvale, Santa
        Clara, San Jose     CA     94085, 95054, 95112  Santa Clara             1      Office                Suburban
 1.09   San Jose            CA            95112         Santa Clara             1      Office                Suburban
 1.10   Sunnyvale           CA            94085         Santa Clara             1      Office                Suburban
 1.11   Mountain View       CA            94043         Santa Clara             1      Office                Suburban
 1.12   Santa Clara         CA            95054         Santa Clara             1      Office                Suburban
 1.13   Sunnyvale           CA            94085         Santa Clara             1      Office                Suburban
 1.14   Sunnyvale           CA            94085         Santa Clara             1      Office                Suburban
 1.15   San Jose            CA            95112         Santa Clara             1      Office                Suburban
 1.16   Santa Clara         CA            95054         Santa Clara             1      Office                Suburban
 1.17   Sunnyvale           CA            94085         Santa Clara             1      Office                Suburban
 1.18   Santa Clara         CA            95054         Santa Clara             1      Office                Suburban
   2    Chicago             IL            60601         Cook                    2      Office                CBD
 2.01   Chicago             IL            60601         Cook                    1      Office                CBD
 2.02   Chicago             IL            60601         Cook                    1      Office                CBD
   3    Various           Various        Various        Various                 3      Retail                Anchored
 3.01   Lee                 MA            01238         Berkshire               1      Retail                Anchored
 3.02   Gaffney             SC            29341         Cherokee                1      Retail                Anchored
 3.03   Calhoun             GA            30701         Gordon                  1      Retail                Anchored
   4    Arlington           VA            22204         Arlington               1      Office                CBD
   5    Various           Various        Various        Various                10      Industrial            Various
 5.01   Palm Bay            FL            32905         Brevard                 1      Industrial            Warehouse/Distribution
 5.02   Auburn Hills        MI            48326         Oakland                 1      Industrial            Flex
 5.03   West Springfield    MA            01089         Hampden                 1      Industrial            Flex
 5.04   New Kensington      PA            15068         Westmoreland            1      Industrial            Warehouse/Distribution
 5.05   Attleboro           MA            02703         Bristol                 1      Industrial            Flex
 5.06   Columbus            OH            43228         Franklin                1      Industrial            Flex
 5.07   Englewood           CO            80112         Arapahoe                1      Industrial            Flex
 5.08   Wichita             KS            67215         Sedgwick                1      Industrial            Warehouse/Distribution
 5.09   Marysville          OH            43040         Union                   1      Industrial            Warehouse/Distribution
  5.1   Sparks              NV            89431         Washoe                  1      Industrial            Warehouse/Distribution
   6    Various           Various        Various        Various                 7      Various               Various
 6.01   Vestal              NY            13850         Broome                  1      Retail                Shadow Anchored
 6.02   Dover               DE            19901         Kent                    1      Retail                Anchored
 6.03   Deerfield Beach     FL            33442         Broward                 1      Office                Suburban
 6.04   Mableton            GA            30126         Cobb                    1      Retail                Anchored
 6.05   Hamden              CT            06514         New Haven               1      Retail                Shadow Anchored
 6.06   College Park        MD            20740         Prince Georges          1      Retail                Unanchored
 6.07   Plymouth Meeting    PA            19462         Montgomery              1      Office                Suburban
   7    Various             MI           Various        Various                 6      Multifamily           Garden
 7.01   Southfield          MI            48034         Oakland                 1      Multifamily           Garden
 7.02   Troy                MI            48083         Oakland                 1      Multifamily           Garden
 7.03   Royal Oak           MI            48073         Oakland                 1      Multifamily           Garden
 7.04   Sterling Heights    MI            48312         Macomb                  1      Multifamily           Garden
 7.05   Riverview           MI            48193         Wayne                   1      Multifamily           Garden
 7.06   Woodhaven           MI            48183         Wayne                   1      Multifamily           Garden
   8    Houston             TX            77060         Harris                  8      Multifamily           Garden
 8.01   Houston             TX            77060         Harris                  1      Multifamily           Garden
 8.02   Houston             TX            77060         Harris                  1      Multifamily           Garden
 8.03   Houston             TX            77060         Harris                  1      Multifamily           Garden
 8.04   Houston             TX            77060         Harris                  1      Multifamily           Garden
 8.05   Houston             TX            77060         Harris                  1      Multifamily           Garden
 8.06   Houston             TX            77060         Harris                  1      Multifamily           Garden
 8.07   Houston             TX            77060         Harris                  1      Multifamily           Garden
 8.08   Houston             TX            77060         Harris                  1      Multifamily           Garden
   9    Dallas              TX            75201         Dallas                  1      Hotel                 Full Service
  10    Milwaukee           WI            53202         Milwaukee               1      Office                CBD
  11    Mansfield           OH            44906         Richland                1      Retail                Anchored
  12    Lansing             MI            48933         Ingham                  1      Office                CBD
  13    Oxon Hill           MD            20745         Prince Georges          1      Retail                Anchored
  14    Herndon             VA            20171         Fairfax                 1      Hotel                 Full Service
  15    Hillside            NJ            07205         Union                   1      Industrial            Flex
  16    Columbus            OH            43228         Franklin                2      Multifamily           Garden
 16.01  Columbus            OH            43228         Franklin                1      Multifamily           Garden
 16.02  Columbus            OH            43228         Franklin                1      Multifamily           Garden
  17    Logan               WV            25601         Logan                   1      Retail                Anchored
  18    Various             OR           Various        Various                 2      Retail                Anchored
 18.01  Lake Oswego         OR            97035         Washington              1      Retail                Anchored
 18.02  Portland            OR            97209         Multnomah               1      Retail                Anchored
  19    Dallas              TX            75287         Denton                  1      Multifamily           Garden
  20    Los Angeles         CA            90007         Los Angeles             1      Mixed Use             Multifamily/Retail
  21    Cherry Hill         NJ            08002         Camden                  1      Office                Suburban
  22    Jacksonville        FL            32256         Duval                   1      Office                Suburban
  23    Columbus            IN            47201         Bartholomew             1      Retail                Anchored
  24    Maineville          OH            45039         Hamilton                1      Multifamily           Garden
  25    Salinas             CA            93906         Monterey                1      Office                Suburban
  26    Curtis Bay          MD            21226         Anne Arundel            1      Industrial            Warehouse/Distribution
  27    West Valley City    UT            84119         Salt Lake               1      Office                Suburban
  28    Houston             TX            77094         Harris                  1      Retail                Anchored
  29    Santee              CA            92071         San Diego               1      Retail                Anchored
  30    Los Angeles         CA            90015         Los Angeles             1      Retail                Unanchored
  31    Oklahoma City       OK            73102         Oklahoma                1      Office                CBD
  32    Charlotte           NC            28217         Mecklenburg             1      Hotel                 Full Service
  33    Saint Peters        MO            63376         Saint Charles           1      Retail                Anchored
  34    Hemet               CA            92543         Riverside               1      Manufactured Housing  Manufactured Housing
  35    Cleveland           OH            44103         Cuyahoga                1      Retail                Anchored
  36    Dallas              TX            75252         Collin                  1      Office                Suburban
  37    Indianapolis        IN            46268         Marion                  1      Hotel                 Full Service
  38    Indianapolis        IN            46229         Marion                  1      Multifamily           Garden
  39    Redmond             WA            98053         King                    1      Retail                Shadow Anchored
  40    Sacramento          CA            95815         Sacramento              1      Office                Suburban
  41    Sonora              CA            95370         Tuolumne                1      Retail                Anchored
  42    Greenville          SC            29605         Greenville              1      Office                Suburban
  43    Los Angeles         CA            90027         Los Angeles             1      Office                CBD
  44    Monsey              NY            10952         Rockland                1      Office                Suburban
  45    Phoenix             AZ            85021         Maricopa                1      Retail                Anchored
  46    Santa Ana           CA            92707         Orange                  1      Office                Suburban
  47    Ann Arbor           MI            48108         Washtenaw               1      Mixed Use             Office/Retail
  48    Fremont             CA            94538         Alameda                 1      Retail                Shadow Anchored
  49    Bakersfield         CA            93309         Kern                    1      Office                Suburban
  50    Milwaukee           WI            53222         Milwaukee               1      Retail                Anchored
  51    Oklahoma City       OK            73132         Oklahoma                1      Retail                Anchored
  52    El Paso             TX            79925         El Paso                 1      Retail                Anchored
  53    Cherry Hill         NJ            08003         Camden                  1      Office                Suburban
  54    Gainesville         GA            30501         Hall                    1      Retail                Anchored
  55    Dallas              TX            75220         Dallas                  1      Multifamily           Garden
  56    New York            NY            10003         New York                1      Multifamily           Student Housing
  57    Stevens Point       WI            54481         Portage                 1      Industrial            Warehouse/Distribution
  58    Dallas              TX            75240         Dallas                  1      Multifamily           Garden
  59    Auburn              NY            13021         Cayuga                  1      Multifamily           Garden
  60    Houston             TX            77035         Harris                  1      Multifamily           Garden
  61    Deerfield Beach     FL            33442         Broward                 1      Retail                Anchored
  62    Frederick           MD            21703         Frederick               1      Office                Suburban
  63    New York            NY            10018         New York                1      Office                CBD
  64    Lynwood             IL            60411         Cook                    1      Manufactured Housing  Manufactured Housing
  65    Gilbert             AZ            85296         Maricopa                1      Retail                Shadow Anchored
  66    Sacramento          CA            95833         Sacramento              1      Hotel                 Limited Service
  67    Falls Church        VA            22041         Fairfax                 1      Office                Suburban
  68    Pembroke            NC            28372         Robeson                 1      Multifamily           Student Housing
  69    Colorado Springs    CO            80910         El Paso                 1      Office                Suburban
  70    Indianapolis        IN            46268         Marion                  1      Multifamily           Garden
  71    Indianapolis        IN            46205         Marion                  1      Multifamily           Garden
  72    Dallas              TX            75220         Dallas                  1      Multifamily           Garden
  73    Santee              CA            92071         San Diego               1      Retail                Anchored
  74    West Hollywood      CA            90048         Los Angeles             1      Office                Suburban
  75    Orem                UT            84058         Utah                    1      Industrial            Warehouse/Distribution
  76    Houston             TX            77027         Harris                  1      Office                Suburban
  77    New York            NY            10009         New York                1      Multifamily           Garden
  78    Orlando             FL            32814         Orange                  1      Office                Suburban
  79    Fort Smith          AR            72903         Sebastian               1      Multifamily           Garden
  80    Waynesboro          PA            17268         Franklin                1      Retail                Anchored
  81    Forest Lake         MN            55025         Washington              1      Retail                Anchored
  82    Euclid              OH            44123         Cuyahoga                1      Retail                Anchored
  83    Marlton             NJ            08053         Burlington              1      Office                Suburban
  84    Newport News        VA            23608         Newport News City       1      Retail                Anchored
  85    Dallas              TX            75248         Dallas                  1      Office                Suburban
  86    Memphis             TN            38125         Shelby                  1      Retail                Anchored
  87    Panama City         FL            32405         Bay                     1      Retail                Anchored
  88    Tampa               FL            33619         Hillsborough            1      Office                Suburban
  89    Annapolis           MD            21401         Anne Arundel            1      Office                Suburban
  90    Knoxville           TN            37919         Knox                    1      Office                Suburban
  91    Altoona             IA            50009         Polk                    1      Multifamily           Garden
  92    Fayetteville        NC            28314         Cumberland              1      Multifamily           Garden
  93    Emporia             VA            23847         Greensville             1      Retail                Anchored
  94    Lexington Park      MD            20653         Saint Mary's            1      Hotel                 Limited Service
  95    Apopka              FL            32703         Orange                  1      Industrial            Warehouse/Distribution
  96    Gardner             IL            60424         Grundy                  1      Manufactured Housing  Manufactured Housing
  97    Lake Station        IN            46405         Lake                    1      Manufactured Housing  Manufactured Housing
  98    East Lansing        MI            48823         Ingham                  1      Multifamily           Garden
  99    Summerville         SC            29485         Dorchester              1      Retail                Anchored
  100   Rogers              AR            72758         Benton                  1      Multifamily           Garden
  101   Newtown Square      PA            19073         Delaware                1      Office                Suburban
  102   Immokalee           FL            34142         Collier                 1      Multifamily           Garden
  103   Orland Park         IL            60462         Cook                    1      Retail                Unanchored
  104   Poquoson            VA            23662         Poquoson City           1      Retail                Unanchored
  105   Conway              SC            29526         Horry                   1      Retail                Unanchored
  106   Worth               IL            60482         Cook                    1      Manufactured Housing  Manufactured Housing
  107   Utica               NY            13502         Oneida                  1      Industrial            Warehouse/Distribution
  108   San Diego           CA            92103         San Diego               1      Mixed Use             Multifamily/Retail
  109   Apopka              FL            32703         Seminole                1      Retail                Unanchored
  110   Meridian            ID            83642         Ada                     1      Retail                Unanchored
  111   Tyler               TX            75702         Smith                   1      Multifamily           Garden
  112   Lake Bluff          IL            60044         Lake                    1      Manufactured Housing  Manufactured Housing
  113   Ellicott City       MD            21043         Howard                  1      Office                Suburban
  114   Farmington Hills    MI            48334         Oakland                 1      Office                Suburban
  115   Indianapolis        IN            46226         Marion                  1      Multifamily           Garden
  116   Houston             TX            77044         Harris                  1      Multifamily           Garden
  117   Gardner             KS            66030         Johnson                 1      Retail                Unanchored
  118   Various             FL           Various        Various                 2      Multifamily           Garden
118.01  St. Petersburg      FL            33705         Pinellas                1      Multifamily           Garden
118.02  Naples              FL            34116         Collier                 1      Multifamily           Garden
  119   La Porte            IN            46350         La Porte                1      Manufactured Housing  Manufactured Housing
  120   Chicago             IL            60631         Cook                    1      Office                Suburban

                                                                                                          CURRENT
                      YEAR                  UNIT OF                 OCCUPANCY    APPRAISED    APPRAISAL  LTV % (1),     ORIGINAL
LOAN #  YEAR BUILT  RENOVATED   UNITS(9)    MEASURE    OCCUPANCY %     DATE    VALUE ($)(14)  DATE(15)      (16)     BALANCE ($)(2)
------  ----------  ---------  ---------  -----------  -----------  ---------  -------------  ---------  ----------  --------------

   1     Various     Various   5,332,996  Square Feet      71.4      06/27/06  1,156,800,000    Various     60.5       250,000,000
 1.01      1990        1998      775,249  Square Feet     100.0      06/27/06    199,900,000   04/11/06                 43,396,071
 1.02      1979        1984      397,510  Square Feet     100.0      06/27/06    161,600,000   04/11/06                 35,081,786
 1.03      1983        1985      608,968  Square Feet      56.8      06/27/06    105,000,000   04/15/06                 21,665,357
 1.04      1980                  427,501  Square Feet      96.5      06/27/06     94,600,000   04/11/06                 20,536,786
 1.05      1977        1978      465,155  Square Feet      60.2      06/27/06     94,500,000   04/11/06                 20,515,000
 1.06      1978        1983      371,106  Square Feet      75.7      06/27/06     76,500,000   04/11/06                 16,607,500
 1.07      1990        2002      330,670  Square Feet      46.7      06/27/06     67,100,000   04/11/06                 14,566,786
 1.08      1966        1984      293,297  Square Feet      73.2      06/27/06     52,800,000   04/11/06                 11,462,143
 1.09      1979                  260,561  Square Feet      81.0      06/27/06     50,000,000   04/11/06                 10,854,286
 1.10      1962        1979      252,615  Square Feet      75.6      06/27/06     42,100,000   04/11/06                  9,139,286
 1.11      1959        2000      170,769  Square Feet      72.6      06/27/06     39,600,000   04/11/06                  8,596,786
 1.12      1975        1980      251,061  Square Feet      23.7      06/27/06     38,700,000   04/11/06                  8,401,429
 1.13      1962        1999      202,149  Square Feet      64.0      06/27/06     34,000,000   04/11/06                  7,381,071
 1.14      1997                   96,066  Square Feet     100.0      06/27/06     23,200,000   04/11/06                  5,036,429
 1.15      1984                  120,693  Square Feet      47.1      06/27/06     22,400,000   04/11/06                  4,862,857
 1.16      1983                  128,000  Square Feet      20.0      06/27/06     20,800,000   04/11/06                  4,515,357
 1.17      1972                   83,336  Square Feet      46.4      06/27/06     19,600,000   04/11/06                  4,255,000
 1.18      1979                   98,290  Square Feet      0.0       06/27/06     14,400,000   04/11/06                  3,126,070
   2     Various     Various   2,196,342  Square Feet      84.8      04/01/06    525,000,000   04/05/08     78.1       205,000,000
 2.01      1990                  993,507  Square Feet      79.6      04/01/06    237,250,000   04/05/08                106,500,000
 2.02      1955        1990    1,202,835  Square Feet      89.1      04/01/06    287,750,000   04/05/08                 98,500,000
   3     Various     Various     781,184  Square Feet      94.8      07/18/06    143,400,000    Various     80.0       114,720,000
 3.01      1997                  224,607  Square Feet      98.2      07/18/06     67,400,000   07/16/06                 53,920,000
 3.02      1996        1998      302,310  Square Feet      92.1      07/18/06     49,000,000   07/17/06                 39,200,000
 3.03      1992        1995      254,267  Square Feet      95.0      07/18/06     27,000,000   07/17/06                 21,600,000
   4       1988                  370,638  Square Feet      92.1      06/14/06    115,500,000   04/01/06     80.3        92,700,000
   5     Various     Various   1,623,068  Square Feet     100.0      09/01/06    108,350,000    Various     80.0        86,680,000
 5.01      1972        2004      231,313  Square Feet     100.0      09/01/06     19,500,000   04/21/06                 15,600,000
 5.02      1986                  151,200  Square Feet     100.0      09/01/06     16,770,000   04/21/06                 13,416,000
 5.03      1987                  148,000  Square Feet     100.0      09/01/06     14,200,000   04/21/06                 11,360,000
 5.04      2001        2004      200,500  Square Feet     100.0      09/01/06     12,400,000   04/12/06                  9,920,000
 5.05      1945        1987      456,000  Square Feet     100.0      09/01/06     10,940,000   04/21/06                  8,752,000
 5.06      1970        1993      151,685  Square Feet     100.0      09/01/06      8,900,000   04/21/06                  7,120,000
 5.07      2000                   48,790  Square Feet     100.0      09/01/06      8,500,000   04/07/06                  6,800,000
 5.08      2001                   73,740  Square Feet     100.0      09/01/06      8,400,000   04/13/06                  6,720,000
 5.09      1996                  130,044  Square Feet     100.0      09/01/06      6,500,000   04/21/06                  5,200,000
  5.1      1976        1997       31,796  Square Feet     100.0      09/01/06      2,240,000   04/07/06                  1,792,000
   6     Various     Various     932,912  Square Feet      95.9      06/06/06    126,050,000    Various     68.2        86,000,000
 6.01      1992                  279,601  Square Feet      98.9      06/06/06     43,000,000   06/30/06                 29,400,000
 6.02      1989                  191,855  Square Feet     100.0      06/06/06     23,700,000   06/30/06                 16,100,000
 6.03      1975        2003       90,523  Square Feet      92.2      06/06/06     17,650,000   06/30/06                 12,300,000
 6.04      1956        1989      239,474  Square Feet      87.6      06/06/06     14,500,000   06/30/06                 10,100,000
 6.05      1982        2005       76,109  Square Feet     100.0      06/06/06     12,300,000   06/30/07                  8,200,000
 6.06      1986                   25,529  Square Feet     100.0      06/06/06      8,000,000   06/30/06                  5,100,000
 6.07      1973                   29,821  Square Feet     100.0      06/06/06      6,900,000   05/25/06                  4,800,000
   7     Various     Various       1,947     Units         92.6      06/15/06    104,750,000   05/25/06     76.4        80,000,000
 7.01      1986                      434     Units         89.9      06/15/06     27,500,000   05/25/06                 21,000,000
 7.02      1968        1996          336     Units         90.8      06/15/06     21,000,000   05/25/06                 16,035,000
 7.03      1969        1989          337     Units         95.5      06/15/06     18,000,000   05/25/06                 13,750,000
 7.04      1968        1996          328     Units         95.4      06/15/06     17,000,000   05/25/06                 12,985,000
 7.05      1974        1996          288     Units         92.7      06/15/06     11,500,000   05/25/06                  8,780,000
 7.06      1970        1998          224     Units         92.0      06/15/06      9,750,000   05/25/06                  7,450,000
   8     Various     Various       2,712     Units         90.8       Various     91,350,000   05/17/06     79.7        72,800,000
 8.01      1978        2002          560     Units         89.5      08/15/06     18,690,000   05/17/06                 14,895,930
 8.02      1976        2001          509     Units         83.3      08/18/06     12,610,000   05/17/06                 10,050,170
 8.03      1978        2001          286     Units         96.5      08/15/06     12,230,000   05/17/06                  9,747,310
 8.04      1981        2002          282     Units         90.1      08/15/06     10,820,000   05/17/06                  8,623,540
 8.05      1983        2000          268     Units         96.3      08/13/06     10,180,000   05/17/06                  8,113,460
 8.06      1979        2002          310     Units         93.5      08/15/06      9,480,000   05/17/06                  7,555,560
 8.07      1979        2002          318     Units         90.6      08/15/06      9,350,000   05/17/06                  7,446,000
 8.08      1984        2001          179     Units         95.5      08/14/06      7,990,000   05/17/06                  6,368,030
   9       1969        2004          551     Rooms         60.8      04/30/06     73,500,000   06/14/06     71.6        52,640,000
  10       2003                  224,924  Square Feet     100.0      06/30/06     62,600,000   03/22/06     73.5        46,000,000
  11       1969        1988      396,000  Square Feet      94.5      06/01/06     53,300,000   04/04/06     69.4        37,000,000
  12       1989                  185,500  Square Feet     100.0      04/01/06     44,000,000   05/19/06     79.5        35,000,000
  13       1957        2000      265,334  Square Feet      90.7      07/25/06     39,000,000   04/28/06     79.2        30,900,000
  14       1987        2006          328     Rooms         73.9      12/31/05     55,600,000   05/01/06     54.0        30,000,000
  15       1948        1995      743,047  Square Feet      98.7      06/13/06     40,000,000   04/18/06     75.0        30,000,000
  16       1998                      523     Units         99.4      04/26/06     37,375,000   03/27/06     76.0        28,390,000
 16.01     1998        2005          288     Units         99.7      04/26/06     21,425,000   03/27/06                 16,165,000
 16.02     1998                      235     Units         99.1      04/26/06     15,950,000   03/27/06                 12,225,000
  17       1998                  229,139  Square Feet     100.0      08/25/06     29,200,000   04/18/06     79.2        23,120,000
  18     Various       2004      103,339  Square Feet     100.0      05/20/06     32,900,000   06/23/06     69.1        22,750,000
 18.01     1989        2004       66,339  Square Feet     100.0      05/20/06     19,700,000   06/23/06                 14,000,000
 18.02     1931        2004       37,000  Square Feet     100.0      05/20/06     13,200,000   06/23/06                  8,750,000
  19       1998        2005          332     Units         95.8      04/12/06     30,200,000   03/21/06     70.9        21,400,000
  20       1924        2002       45,540  Square Feet      91.2      08/02/06     28,500,000   05/23/06     70.2        20,000,000
  21       1987        2005      170,950  Square Feet      79.7      07/31/06     22,200,000   06/02/06     80.0        17,760,000
  22       1990                  220,000  Square Feet     100.0      09/01/06     23,500,000   06/01/06     75.0        17,625,000
  23       1989        1999      357,176  Square Feet      93.0      06/28/06     25,000,000   05/01/06     69.8        17,500,000
  24       1984                      312     Units         93.9      05/11/06     22,400,000   05/08/06     76.8        17,200,000
  25       1976                  124,935  Square Feet     100.0      07/06/06     25,000,000   03/30/06     67.9        17,000,000
  26       1997        1999      379,012  Square Feet     100.0      05/01/06     26,200,000   05/02/06     64.5        16,900,000
  27       1977        2003      117,553  Square Feet     100.0      09/01/06     21,940,000   06/23/05     76.0        17,000,000
  28       2004                   80,690  Square Feet      97.5      05/23/06     22,200,000   05/19/06     74.2        16,500,000
  29       1994        2000      103,903  Square Feet      97.4      06/01/06     22,800,000   03/03/06     67.8        15,450,000
  30       2003                   40,952  Square Feet      95.7      06/15/06     23,800,000   05/04/06     64.7        15,400,000
  31       1979        2001      273,640  Square Feet      87.0      06/01/06     18,800,000   05/31/06     79.7        15,000,000
  32       1988                      274     Rooms         66.9      02/28/06     27,400,000   04/19/06     54.5        15,000,000
  33       2002                   93,985  Square Feet     100.0      06/16/06     18,300,000   04/10/06     76.5        14,000,000
  34       1972        2004          408      Pads        100.0      06/01/06     21,080,000   05/25/06     66.3        14,000,000
  35       1992                  109,547  Square Feet     100.0      06/27/06     19,350,000   04/26/06     69.5        13,450,000
  36       1985        2005      224,034  Square Feet     100.0      09/01/06     18,800,000   01/12/06     70.9        13,500,000
  37       1985        1997          221     Rooms         70.8      02/28/06     23,400,000   12/01/06     55.3        13,000,000
  38       1980        2006          348     Units         98.6      05/31/06     16,000,000   06/05/06     78.6        12,600,000
  39       2005                   41,058  Square Feet      80.4      05/01/06     18,500,000   05/01/07     66.1        12,250,000
  40       2005                   68,153  Square Feet      95.8      06/13/06     18,150,000   04/18/06     63.3        11,500,000
  41       1972        2003      131,430  Square Feet      99.1      02/08/06     15,030,000   02/14/06     72.2        10,850,000
  42       1972        2002      124,836  Square Feet     100.0      04/30/06     17,300,000   04/13/06     62.5        10,850,000
  43       1987        2002       51,970  Square Feet     100.0      03/01/06     13,960,000   05/01/06     77.0        10,750,000
  44       1964        2003       96,469  Square Feet      93.3      07/07/06     13,750,000   05/25/06     77.0        10,600,000
  45       1975        2004       83,064  Square Feet      95.2      06/26/06     13,800,000   05/16/06     76.1        10,500,000
  46       1987                   82,151  Square Feet      99.7      06/19/06     18,000,000   04/03/06     55.5        10,000,000
  47       1987        2001       91,521  Square Feet      94.5      05/15/06     13,800,000   05/04/06     71.4         9,875,000
  48       1984                   36,576  Square Feet      91.4      06/01/06     14,440,000   05/16/06     67.9         9,800,000
  49       1986                   97,808  Square Feet      86.1      04/30/06     15,700,000   04/11/06     62.3         9,800,000
  50       1956        1997       87,392  Square Feet      89.5      07/14/06     12,600,000   05/24/06     76.6         9,650,000
  51       1979                  150,513  Square Feet      81.0      06/20/06     13,200,000   06/10/06     72.0         9,500,000
  52       1955        1994      177,336  Square Feet      87.8      05/11/06     11,700,000   05/09/06     79.7         9,330,000
  53       1984                  109,762  Square Feet      91.9      03/31/06     12,350,000   04/03/06     74.5         9,200,000
  54       1969        2003      142,468  Square Feet      92.4      06/08/06     11,500,000   05/20/06     79.5         9,138,000
  55       1982        2005          440     Units         87.5      03/08/06     15,400,000   02/17/06     58.8         9,050,000
  56       2005                       99      Beds        100.0      09/01/06     16,800,000   04/06/06     53.5         9,000,000
  57       1972        1998      314,528  Square Feet     100.0      09/01/06     11,300,000   05/26/06     79.3         8,960,000
  58       1971        1992          231     Units         94.4      06/13/06     11,200,000   05/25/06     78.2         8,755,000
  59       1969                      330     Units         98.8      06/05/06     11,100,000   04/21/06     78.4         8,700,000
  60       1980        2003          320     Units         95.3      01/04/06     11,500,000   01/02/06     74.4         8,600,000
  61       1982        2005       81,848  Square Feet      91.8      06/01/06     12,360,000   02/01/07     68.6         8,500,000
  62       2006                   47,947  Square Feet      85.8      05/23/06     10,725,000   05/15/07     77.4         8,300,000
  63       1923                   49,290  Square Feet     100.0      03/21/06     10,500,000   03/06/06     79.0         8,300,000
  64       1956                      278      Pads         75.5      06/22/06     11,100,000   05/26/06     73.9         8,000,000
  65       2005                   25,681  Square Feet      94.9      06/09/06     11,000,000   09/01/06     70.5         7,750,000
  66       2005                       93     Rooms         75.0      04/30/06     11,200,000   06/02/06     67.0         7,500,000
  67       1978                   72,693  Square Feet     100.0      05/25/06     11,400,000   05/09/06     65.4         7,460,000
  68       2004                      252      Beds         88.1      03/23/06     10,450,000   01/09/06     71.3         7,475,000
  69       1983                   90,766  Square Feet     100.0      06/26/06     12,200,000   05/24/06     57.3         7,000,000
  70       1974        2006          200     Units         98.0      05/31/06      9,100,000   06/05/06     76.8         7,000,000
  71       1975                      166     Units         94.6      05/31/06      9,750,000   06/05/06     71.2         6,950,000
  72       1981        2005          308     Units         95.5      04/01/06     10,600,000   01/13/06     63.7         6,750,000
  73       1993                   63,987  Square Feet      98.6      05/26/06     11,000,000   04/21/06     59.1         6,500,000
  74       1972        2006       23,747  Square Feet      97.3      06/14/06     11,200,000   04/28/06     57.9         6,500,000
  75       2004                  148,000  Square Feet     100.0      05/30/06      8,200,000   06/01/06     78.2         6,415,000
  76       1968        2006       66,145  Square Feet      95.5      08/07/06      7,700,000   08/01/06     80.0         6,160,000
  77       1995                       28     Units        100.0      04/27/06     16,000,000   04/06/06     37.5         6,000,000
  78       2004                   30,848  Square Feet     100.0      07/17/06      7,500,000   09/30/06     80.0         6,000,000
  79       1971        2006          305     Units         97.0      04/30/06      7,800,000   09/30/06     76.7         6,000,000
  80       1975        2005      112,149  Square Feet      91.2      06/23/06      7,800,000   06/17/06     74.9         5,840,000
  81       1993        2002       95,841  Square Feet     100.0      09/01/06      7,500,000   03/20/06     76.5         5,750,000
  82       1952        1988       80,375  Square Feet      89.6      05/30/06      7,000,000   04/26/06     79.3         5,550,000
  83       1989                   65,056  Square Feet     100.0      05/26/06      6,900,000   04/28/06     80.0         5,520,000
  84       1987        1998       74,340  Square Feet      95.7      06/01/06      6,800,000   04/17/06     79.1         5,380,000
  85       2002                   30,376  Square Feet     100.0      05/30/06      7,200,000   03/28/06     73.9         5,320,000
  86       2005                   49,548  Square Feet     100.0      09/01/06      7,800,000   04/04/06     67.8         5,300,000
  87       2005                   23,912  Square Feet      89.3      02/28/06      6,750,000   05/01/06     75.3         5,080,000
  88       1985        1996       98,400  Square Feet     100.0      09/01/06     13,300,000   04/26/06     37.6         5,000,000
  89       1972                   36,220  Square Feet     100.0      06/21/06      6,600,000   05/11/06     72.1         4,760,000
  90       1935        1998       50,008  Square Feet     100.0      07/20/06      5,900,000   06/05/06     79.7         4,700,000
  91       1978        1986          144     Units         86.1      07/01/06      5,900,000   12/01/05     79.3         4,712,000
  92       2005                       84     Units         97.6      05/30/06      6,050,000   03/09/06     75.9         4,600,000
  93       1989        1995       79,070  Square Feet     100.0      06/19/06      5,650,000   05/23/06     78.1         4,415,000
  94       2002                       78     Rooms         71.7      04/30/06      5,900,000   05/26/06     72.8         4,300,000
  95       1970        2001      109,513  Square Feet     100.0      09/01/06      6,100,000   04/05/06     68.9         4,200,000
  96       1970                      167      Pads         85.6      06/22/06      5,350,000   05/26/06     69.2         4,150,000
  97       1977        1995          234      Pads         80.3      06/22/06      6,800,000   05/26/06     69.2         4,125,000
  98       1977        2004          138     Units         93.5      05/01/06      5,750,000   05/01/06     64.2         3,700,000
  99       2004                   14,560  Square Feet     100.0      05/31/06      5,450,000   04/11/06     67.4         3,675,000
  100      1975        2004          127     Units         96.1      05/22/06      4,600,000   04/22/06     79.9         3,680,000
  101      1973        2005       19,680  Square Feet     100.0      07/26/06      4,600,000   12/07/05     78.9         3,631,000
  102      1971        2005          100     Units         91.0      03/31/06      4,600,000   07/15/05     73.2         3,400,000
  103      1985        2005       21,965  Square Feet      88.3      05/31/06      4,700,000   03/10/06     69.6         3,275,000
  104      1987        2004       51,064  Square Feet      83.5      04/12/06      4,700,000   05/07/06     69.1         3,250,000
  105      1997                   28,150  Square Feet      85.8      05/31/06      4,450,000   04/12/06     71.9         3,200,000
  106      1963                      111      Pads         91.0      06/22/06      4,100,000   05/26/06     73.9         3,200,000
  107      2003                   96,300  Square Feet     100.0      06/13/06      4,200,000   06/20/06     73.5         3,090,000
  108      1920        1987        8,655  Square Feet     100.0      07/01/06      4,650,000   05/23/06     64.5         3,000,000
  109      2006                    8,439  Square Feet     100.0      07/12/06      4,610,000   06/29/06     61.8         2,850,000
  110      1999                   22,726  Square Feet      99.6      06/02/06      3,980,000   04/11/06     71.5         2,850,000
  111      1971        2005          100     Units         95.0      04/28/06      3,600,000   10/12/05     78.4         2,850,000
  112      1970                       65      Pads        100.0      07/26/06      3,580,000   07/10/06     73.9         2,800,000
  113      1967                   14,102  Square Feet     100.0      06/01/06      3,900,000   05/17/06     69.2         2,700,000
  114      2006                   15,042  Square Feet      86.7      05/31/06      3,450,000   05/04/06     78.1         2,700,000
  115      1964        2004           96     Units         99.0      05/31/06      3,150,000   06/05/06     79.3         2,500,000
  116      1979        2001          120     Units         96.7      03/20/06      3,400,000   04/11/06     73.4         2,500,000
  117      2005                   12,064  Square Feet     100.0      03/17/06      2,575,000   05/01/06     78.2         2,023,000
  118    Various     Various          48     Units        100.0       Various      3,075,000   05/05/06     62.0         1,905,000
118.01     1964        2005           40     Units        100.0      05/23/06      2,100,000   05/05/06                  1,300,976
118.02     1984        2004            8     Units        100.0      05/23/06        975,000   05/05/06                    604,024
  119      1965        1994           88      Pads         93.2      06/22/06      1,875,000   05/30/06     69.2         1,425,000
  120      1981                   11,510  Square Feet     100.0      03/30/06        980,000   06/23/06     73.9           600,000

          ORIGINAL                       CURRENT                   LOAN     % OF     % OF
          BALANCE        CURRENT         BALANCE    % OF INITIAL   GROUP    LOAN     LOAN     CROSSED      RELATED
LOAN #  PER UNIT ($)  BALANCE ($)(2)  PER UNIT ($)  POOL BALANCE  1 OR 2  GROUP 1  GROUP 2  LOAN (1)(3)  BORROWER(3)
------  ------------  --------------  ------------  ------------  ------  -------  -------  -----------  -----------

   1           131      250,000,000         131          11.6%       1     14.1%
 1.01           56       43,396,071          56
 1.02           88       35,081,786          88
 1.03           36       21,665,357          36
 1.04           48       20,536,786          48
 1.05           44       20,515,000          44
 1.06           45       16,607,500          45
 1.07           44       14,566,786          44
 1.08           39       11,462,143          39
 1.09           42       10,854,286          42
 1.10           36        9,139,286          36
 1.11           50        8,596,786          50
 1.12           33        8,401,429          33
 1.13           37        7,381,071          37
 1.14           52        5,036,429          52
 1.15           40        4,862,857          40
 1.16           35        4,515,357          35
 1.17           51        4,255,000          51
 1.18           32        3,126,070          32
   2           187      205,000,000         187          9.5%        1     11.5%
 2.01          214      106,500,000         214
 2.02          164       98,500,000         164
   3           147      114,720,000         147          5.3%        1      6.4%                              M
 3.01          240       53,920,000         240
 3.02          130       39,200,000         130
 3.03           85       21,600,000          85
   4           250       92,700,000         250          4.3%        1      5.2%
   5            53       86,680,000          53          4.0%        1      4.9%                              A
 5.01           67       15,600,000          67
 5.02           89       13,416,000          89
 5.03           77       11,360,000          77
 5.04           49        9,920,000          49
 5.05           19        8,752,000          19
 5.06           47        7,120,000          47
 5.07          139        6,800,000         139
 5.08           91        6,720,000          91
 5.09           40        5,200,000          40
  5.1           56        1,792,000          56
   6            92       86,000,000          92          4.0%        1      4.8%
 6.01          105       29,400,000         105
 6.02           84       16,100,000          84
 6.03          136       12,300,000         136
 6.04           42       10,100,000          42
 6.05          108        8,200,000         108
 6.06          200        5,100,000         200
 6.07          161        4,800,000         161
   7        41,089       80,000,000      41,089          3.7%        2              21.7%                     M
 7.01       48,387       21,000,000      48,387
 7.02       47,723       16,035,000      47,723
 7.03       40,801       13,750,000      40,801
 7.04       39,588       12,985,000      39,588
 7.05       30,486        8,780,000      30,486
 7.06       33,259        7,450,000      33,259
   8        26,844       72,763,482      26,830          3.4%        2              19.7%                     B
 8.01       26,600       14,888,458      26,587
 8.02       19,745       10,045,129      19,735
 8.03       34,082        9,742,421      34,064
 8.04       30,580        8,619,214      30,565
 8.05       30,274        8,109,390      30,259
 8.06       24,373        7,551,770      24,361
 8.07       23,415        7,442,265      23,403
 8.08       35,576        6,364,836      35,558
   9        95,535       52,640,000      95,535          2.5%        1      3.0%
  10           205       46,000,000         205          2.1%        1      2.6%
  11            93       37,000,000          93          1.7%        1      2.1%
  12           189       35,000,000         189          1.6%        1      2.0%
  13           116       30,900,000         116          1.4%        1      1.7%
  14        91,463       30,000,000      91,463          1.4%        1      1.7%
  15            40       30,000,000          40          1.4%        1      1.7%
  16        54,283       28,390,000      54,283          1.3%        2              7.7%
 16.01      56,128       16,165,000      56,128
 16.02      52,021       12,225,000      52,021
  17           101       23,120,000         101          1.1%        1      1.3%
  18           220       22,750,000         220          1.1%        1      1.3%
 18.01         211       14,000,000         211
 18.02         236        8,750,000         236
  19        64,458       21,400,000      64,458          1.0%        2              5.8%
  20           439       20,000,000         439          0.9%        1      1.1%                              C
  21           104       17,760,000         104          0.8%        1      1.0%
  22            80       17,625,000          80          0.8%        1      1.0%
  23            49       17,460,535          49          0.8%        1      1.0%                              A
  24        55,128       17,200,000      55,128          0.8%        2              4.7%
  25           136       16,979,142         136          0.8%        1      1.0%
  26            45       16,900,000          45          0.8%        1      0.9%
  27           145       16,669,803         142          0.8%        1      0.9%
  28           204       16,473,718         204          0.8%        1      0.9%
  29           149       15,450,000         149          0.7%        1      0.9%
  30           376       15,387,931         376          0.7%        1      0.9%
  31            55       14,988,349          55          0.7%        1      0.8%
  32        54,745       14,938,318      54,519          0.7%        1      0.8%                              E
  33           149       14,000,000         149          0.7%        1      0.8%
  34        34,314       13,977,400      34,258          0.7%        2              3.8%
  35           123       13,450,000         123          0.6%        1      0.8%                              G
  36            60       13,328,634          59          0.6%        1      0.7%
  37        58,824       12,946,543      58,582          0.6%        1      0.7%                              E
  38        36,207       12,580,198      36,150          0.6%        2              3.4%                      D
  39           298       12,234,669         298          0.6%        1      0.7%
  40           169       11,482,122         168          0.5%        1      0.6%
  41            83       10,850,000          83          0.5%        1      0.6%
  42            87       10,810,476          87          0.5%        1      0.6%
  43           207       10,750,000         207          0.5%        1      0.6%                              C
  44           110       10,591,672         110          0.5%        1      0.6%
  45           126       10,500,000         126          0.5%        1      0.6%
  46           122        9,984,093         122          0.5%        1      0.6%
  47           108        9,859,891         108          0.5%        1      0.6%                              J
  48           268        9,800,000         268          0.5%        1      0.6%
  49           100        9,775,187         100          0.5%        1      0.5%
  50           110        9,650,000         110          0.4%        1      0.5%
  51            63        9,500,000          63          0.4%        1      0.5%
  52            53        9,330,000          53          0.4%        1      0.5%
  53            84        9,200,000          84          0.4%        1      0.5%
  54            64        9,138,000          64          0.4%        1      0.5%
  55        20,568        9,050,000      20,568          0.4%        2              2.5%                      H
  56        90,909        8,992,985      90,838          0.4%        2              2.4%                      I
  57            28        8,960,000          28          0.4%        1      0.5%
  58        37,900        8,755,000      37,900          0.4%        2              2.4%
  59        26,364        8,700,000      26,364          0.4%        2              2.4%
  60        26,875        8,558,624      26,746          0.4%        2              2.3%                      B
  61           104        8,483,832         104          0.4%        1      0.5%
  62           173        8,300,000         173          0.4%        1      0.5%
  63           168        8,293,808         168          0.4%        1      0.5%
  64        28,777        8,000,000      28,777          0.4%        1      0.4%                 A            F
  65           302        7,750,000         302          0.4%        1      0.4%
  66        80,645        7,500,000      80,645          0.3%        1      0.4%
  67           103        7,460,000         103          0.3%        1      0.4%
  68        29,663        7,448,354      29,557          0.3%        2              2.0%
  69            77        6,989,338          77          0.3%        1      0.4%
  70        35,000        6,988,999      34,945          0.3%        2              1.9%                      D
  71        41,867        6,939,078      41,802          0.3%        2              1.9%                      D
  72        21,916        6,750,000      21,916          0.3%        2              1.8%                      H
  73           102        6,500,000         102          0.3%        1      0.4%
  74           274        6,489,339         273          0.3%        1      0.4%
  75            43        6,415,000          43          0.3%        1      0.4%
  76            93        6,160,000          93          0.3%        1      0.3%
  77       214,286        6,000,000     214,286          0.3%        2              1.6%                      I
  78           195        6,000,000         195          0.3%        1      0.3%                              K
  79        19,672        5,979,871      19,606          0.3%        2              1.6%
  80            52        5,840,000          52          0.3%        1      0.3%
  81            60        5,740,569          60          0.3%        1      0.3%
  82            69        5,550,000          69          0.3%        1      0.3%                              G
  83            85        5,520,000          85          0.3%        1      0.3%
  84            72        5,380,000          72          0.3%        1      0.3%
  85           175        5,320,000         175          0.2%        1      0.3%
  86           107        5,291,805         107          0.2%        1      0.3%
  87           212        5,080,000         212          0.2%        1      0.3%
  88            51        5,000,000          51          0.2%        1      0.3%
  89           131        4,760,000         131          0.2%        1      0.3%
  90            94        4,700,000          94          0.2%        1      0.3%
  91        32,722        4,677,305      32,481          0.2%        2              1.3%
  92        54,762        4,592,790      54,676          0.2%        2              1.2%
  93            56        4,415,000          56          0.2%        1      0.2%
  94        55,128        4,293,567      55,046          0.2%        1      0.2%
  95            38        4,200,000          38          0.2%        1      0.2%
  96        24,850        4,150,000      24,850          0.2%        2              1.1%         B            F
  97        17,628        4,125,000      17,628          0.2%        2              1.1%         B            F
  98        26,812        3,693,996      26,768          0.2%        2              1.0%
  99           252        3,675,000         252          0.2%        1      0.2%                              L
  100       28,976        3,674,433      28,933          0.2%        2              1.0%
  101          185        3,631,000         185          0.2%        1      0.2%
  102       34,000        3,367,462      33,675          0.2%        2              0.9%
  103          149        3,272,852         149          0.2%        1      0.2%
  104           64        3,245,481          64          0.2%        1      0.2%
  105          114        3,200,000         114          0.1%        1      0.2%                              L
  106       28,829        3,200,000      28,829          0.1%        1      0.2%                 A            F
  107           32        3,085,789          32          0.1%        1      0.2%
  108          347        2,997,687         346          0.1%        1      0.2%
  109          338        2,847,748         337          0.1%        1      0.2%                              K
  110          125        2,845,617         125          0.1%        1      0.2%
  111       28,500        2,822,142      28,221          0.1%        2              0.8%
  112       43,077        2,800,000      43,077          0.1%        1      0.2%                 A            F
  113          191        2,700,000         191          0.1%        1      0.2%
  114          179        2,696,144         179          0.1%        1      0.2%                              J
  115       26,042        2,498,057      26,021          0.1%        2              0.7%                      D
  116       20,833        2,493,955      20,783          0.1%        2              0.7%
  117          168        2,014,033         167          0.1%        1      0.1%
  118       39,688        1,905,000      39,688          0.1%        2              0.5%
118.01      32,524        1,300,976      32,524
118.02      75,503          604,024      75,503
  119       16,193        1,425,000      16,193          0.1%        1      0.1%                 B            F
  120           52          599,317          52          0.0%        1      0.0%                 A            F

                              NET                   MONTHLY DEBT    ANNUAL DEBT
        INTEREST   ADMIN.  MORTGAGE                  SERVICE ($)      SERVICE                     FIRST
LOAN #   RATE %    FEE %   RATE %(4)  ACCRUAL TYPE    (5),(15)    ($)(5),(6),(15)  NOTE DATE  PAYMENT DATE  REM. TERM  REM. AMORT
------  --------  -------  ---------  ------------  ------------  ---------------  ---------  ------------  ---------  ----------

   1     6.14040  0.02100   6.11940    Actual/360   1,297,017.36   15,564,208.33    07/07/06     08/09/06       82          0
 1.01
 1.02
 1.03
 1.04
 1.05
 1.06
 1.07
 1.08
 1.09
 1.10
 1.11
 1.12
 1.13
 1.14
 1.15
 1.16
 1.17
 1.18
   2     6.06220  0.02100   6.04120    Actual/360   1,050,009.53   12,600,114.31    05/25/06     07/01/06      117          0
 2.01
 2.02
   3     5.79000  0.02100   5.76900    Actual/360     672,392.71    8,068,712.52    08/09/06     10/01/06      120         360
 3.01
 3.02
 3.03
   4     6.16600  0.03100   6.13500    Actual/360     482,939.10    5,795,269.25    06/30/06     08/01/06      118          0
   5     6.05700  0.02100   6.03600    Actual/360     515,832.09    6,189,985.04    05/23/06     07/01/06      117         360
 5.01
 5.02
 5.03
 5.04
 5.05
 5.06
 5.07
 5.08
 5.09
  5.1
   6     6.31750  0.02100   6.29650    Actual/360     459,042.42    5,508,509.03    06/29/06     08/01/06      118          0
 6.01
 6.02
 6.03
 6.04
 6.05
 6.06
 6.07
   7     6.10000  0.02100   6.07900    Actual/360     484,795.83    5,817,549.96    06/29/06     08/01/06      118         360
 7.01
 7.02
 7.03
 7.04
 7.05
 7.06
   8     6.18000  0.02100   6.15900    Actual/360     423,935.25    5,087,223.00    07/13/06     09/01/06      119         419
 8.01
 8.02
 8.03
 8.04
 8.05
 8.06
 8.07
 8.08
   9     6.29500  0.02100   6.27400    Actual/360     279,975.95    3,359,711.44    07/11/06     09/01/06       59          0
  10     5.89250  0.02100   5.87150    Actual/360     272,622.07    3,271,464.84    07/26/06     09/01/06      119         360
  11     6.09350  0.02100   6.07250    Actual/360     190,492.40    2,285,908.80    07/13/06     09/01/06      119          0
  12     6.27000  0.03100   6.23900    Actual/360     215,956.49    2,591,477.88    08/09/06     10/01/06      158         360
  13     6.29850  0.02100   6.27750    Actual/360     191,232.38    2,294,788.56    08/01/06     09/01/06      119         360
  14     6.13250  0.04100   6.09150    Actual/360     182,428.69    2,189,144.28    07/12/06     09/01/06      119         360
  15     6.21650  0.03100   6.18550    Actual/360     184,062.02    2,208,744.24    06/14/06     08/01/06      118         360
  16     6.22000  0.02100   6.19900    Actual/360     174,248.56    2,090,982.72    05/08/06     07/01/06      117         360
 16.01
 16.02
  17     6.02500  0.02100   6.00400    Actual/360     138,987.91    1,667,854.92    06/22/06     08/01/06      118         360
  18     6.15000  0.02100   6.12900    Actual/360     138,599.41    1,663,192.92    07/31/06     09/01/06      119         360
 18.01
 18.02
  19     6.30000  0.02100   6.27900    Actual/360     132,460.18    1,589,522.16    06/30/06     08/01/06      118         360
  20     6.22000  0.02100   6.19900    Actual/360     122,753.48    1,473,041.76    07/13/06     09/01/06      119         360
  21     6.28500  0.04100   6.24400    Actual/360     109,755.97    1,317,071.64    07/20/06     09/01/06      119         360
  22     6.33000  0.02100   6.30900    Actual/360     117,139.83    1,405,677.96    12/29/05     10/01/06      120         300
  23     6.63000  0.02100   6.60900    Actual/360     119,586.75    1,435,041.00    06/29/06     08/01/06      118         298
  24     6.37400  0.02100   6.35300    Actual/360     107,294.37    1,287,532.44    05/31/06     07/01/06       57         360
  25     6.20000  0.02100   6.17900    Actual/360     111,618.96    1,339,427.52    07/13/06     09/01/06      119         299
  26     6.10200  0.02100   6.08100    Actual/360     102,434.95    1,229,219.40    05/26/06     07/01/06      117         360
  27     5.16000  0.02100   5.13900    Actual/360     100,971.47    1,211,657.64    08/02/05     10/01/05       72         288
  28     6.16000  0.07100   6.08900    Actual/360     100,629.50    1,207,554.00    06/21/06     08/01/06      118         358
  29     6.19250  0.02100   6.17150    Actual/360      94,551.28    1,134,615.36    06/13/06     08/01/06      118         360
  30     6.21000  0.02100   6.18900    Actual/360      94,420.18    1,133,042.16    07/24/06     09/01/06      119         359
  31     6.24300  0.02100   6.22200    Actual/360      92,289.30    1,107,471.60    07/17/06     09/01/06      119         359
  32     5.81400  0.02100   5.79300    Actual/360     105,861.32    1,270,335.84    06/29/06     08/01/06      118         238
  33     6.02000  0.02100   5.99900    Actual/360      84,117.18    1,009,406.16    06/29/06     08/01/06      118         360
  34     6.11000  0.02100   6.08900    Actual/360      84,929.72    1,019,156.64    06/19/06     08/01/06      118         358
  35     6.52000  0.02100   6.49900    Actual/360      85,190.13    1,022,281.56    08/21/06     10/01/06      120         360
  36     5.87000  0.02100   5.84900    Actual/360      95,708.46    1,148,501.52    02/10/06     04/01/06      114         234
  37     5.81400  0.02100   5.79300    Actual/360      91,746.48    1,100,957.76    06/30/06     08/01/06      118         238
  38     6.21000  0.02100   6.18900    Actual/360      77,252.87      927,034.44    06/30/06     08/01/06      118         358
  39     6.10000  0.02100   6.07900    Actual/360      79,677.43      956,129.16    08/01/06     09/01/06      119         299
  40     6.25000  0.02100   6.22900    Actual/360      70,807.50      849,690.00    06/21/06     08/01/06      118         358
  41     5.87000  0.02100   5.84900    Actual/360      64,147.18      769,766.16    03/21/06     05/01/06      115         360
  42     6.53500  0.02100   6.51400    Actual/360      73,497.45      881,969.40    05/11/06     07/01/06      177         297
  43     6.16000  0.02100   6.13900    Actual/360      65,561.64      786,739.68    06/29/06     08/01/06      118         360
  44     6.20000  0.02100   6.17900    Actual/360      64,921.71      779,060.52    07/26/06     09/01/06      119         359
  45     6.02000  0.02100   5.99900    Actual/360      63,087.88      757,054.56    06/23/06     08/01/06      118         360
  46     6.16500  0.02100   6.14400    Actual/360      61,019.96      732,239.52    06/22/06     08/01/06      118         358
  47     6.30850  0.02100   6.28750    Actual/360      61,178.29      734,139.48    06/08/06     08/01/06      118         358
  48     6.13000  0.02100   6.10900    Actual/360      59,577.52      714,930.24    08/03/06     10/01/06      120         360
  49     6.22000  0.02100   6.19900    Actual/360      60,149.20      721,790.40    05/30/06     07/01/06      117         357
  50     6.22000  0.07100   6.14900    Actual/360      59,228.55      710,742.60    07/19/06     09/01/06      119         360
  51     6.14750  0.07100   6.07650    Actual/360      57,861.30      694,335.60    08/02/06     10/01/06      120         360
  52     6.39000  0.02100   6.36900    Actual/360      58,298.63      699,583.56    08/09/06     10/01/06      120         360
  53     6.25000  0.02100   6.22900    Actual/360      56,645.98      679,751.76    07/13/06     09/01/06      119         360
  54     6.25000  0.07100   6.17900    Actual/360      56,264.24      675,170.88    06/14/06     08/01/06      118         360
  55     6.14000  0.02100   6.11900    Actual/360      55,076.57      660,918.84    03/23/06     05/01/06       55         360
  56     6.23000  0.02100   6.20900    Actual/360      55,297.53      663,570.36    07/07/06     09/01/06      119         359
  57     6.26000  0.02100   6.23900    Actual/360      55,226.55      662,718.60    07/13/06     09/01/06      119         360
  58     6.09200  0.06100   6.03100    Actual/360      53,009.61      636,115.32    06/30/06     08/01/06      118         360
  59     6.30000  0.02100   6.27900    Actual/360      53,850.63      646,207.56    07/14/06     09/01/06      119         360
  60     5.73000  0.02100   5.70900    Actual/360      50,078.05      600,936.60    03/07/06     05/01/06      115         355
  61     5.47000  0.02100   5.44900    Actual/360      48,102.20      577,226.40    06/15/05     08/01/05       76         358
  62     6.10000  0.07100   6.02900    Actual/360      50,297.57      603,570.84    06/23/06     08/01/06      118         360
  63     6.39000  0.02100   6.36900    Actual/360      51,862.66      622,351.92    07/27/06     09/01/06      119         359
  64     6.33000  0.07100   6.25900    Actual/360      49,674.37      596,092.44    06/29/06     08/01/06      118         360
  65     6.46000  0.06100   6.39900    Actual/360      48,781.58      585,378.96    08/31/06     10/01/06      120         360
  66     6.46000  0.02100   6.43900    Actual/360      50,453.24      605,438.88    07/31/06     09/01/06      119         300
  67     6.16000  0.06100   6.09900    Actual/360      45,496.73      545,960.76    06/19/06     08/01/06      118         360
  68     5.93500  0.02100   5.91400    Actual/360      44,504.50      534,054.00    04/10/06     06/01/06      116         356
  69     6.32500  0.02100   6.30400    Actual/360      43,442.23      521,306.76    06/28/06     08/01/06      118         358
  70     6.21000  0.02100   6.18900    Actual/360      42,918.26      515,019.12    06/30/06     08/01/06      118         358
  71     6.21000  0.02100   6.18900    Actual/360      42,611.70      511,340.40    06/30/06     08/01/06      118         358
  72     6.04000  0.02100   6.01900    Actual/360      40,643.41      487,720.92    02/15/06     04/01/06       54         360
  73     6.28000  0.02100   6.25900    Actual/360      40,148.53      481,782.36    06/09/06     08/01/06      118         360
  74     6.05000  0.02100   6.02900    Actual/360      39,179.98      470,159.76    06/30/06     08/01/06      118         358
  75     6.58000  0.02100   6.55900    Actual/360      40,885.26      490,623.12    06/14/06     08/01/06      118         360
  76     6.17400  0.02100   6.15300    Actual/360      37,624.22      451,490.64    08/17/06     10/01/06      120         360
  77     5.85000  0.02100   5.82900    Actual/360      35,396.46      424,757.52    08/10/06     10/01/06      120         360
  78     6.09000  0.02100   6.06900    Actual/360      36,320.94      435,851.28    08/11/06     10/01/06      120         360
  79     6.18500  0.11100   6.07400    Actual/360      36,689.76      440,277.12    04/28/06     06/01/06      116         356
  80     6.11000  0.08100   6.02900    Actual/360      35,427.83      425,133.96    06/30/06     08/01/06      118         360
  81     6.05000  0.02100   6.02900    Actual/360      34,659.21      415,910.52    06/05/06     08/01/06      118         358
  82     6.41000  0.02100   6.38900    Actual/360      34,751.93      417,023.16    06/02/06     08/01/06      118         360
  83     6.08500  0.02100   6.06400    Actual/360      33,397.45      400,769.40    06/30/06     08/01/06      118         360
  84     6.45000  0.11100   6.33900    Actual/360      33,828.54      405,942.48    06/27/06     08/01/06      118         360
  85     6.23000  0.07100   6.15900    Actual/360      32,686.99      392,243.88    06/05/06     08/01/06      118         360
  86     6.27000  0.02100   6.24900    Actual/360      32,701.98      392,423.76    06/05/06     08/01/06      118         358
  87     6.22000  0.02100   6.19900    Actual/360      31,179.38      374,152.56    07/28/06     09/01/06      119         360
  88     6.32000  0.02100   6.29900    Actual/360      26,699.07      320,388.84    06/28/06     08/01/06      118          0
  89     6.38000  0.09100   6.28900    Actual/360      29,711.78      356,541.36    06/27/06     08/01/06      118         360
  90     6.11000  0.09100   6.01900    Actual/360      28,512.12      342,145.44    08/07/06     10/01/06      120         360
  91     5.57000  0.07100   5.49900    Actual/360      26,961.53      323,538.36    01/13/06     03/01/06      113         353
  92     6.22000  0.06600   6.15400    Actual/360      28,233.30      338,799.60    06/22/06     08/01/06      118         358
  93     6.21000  0.05100   6.15900    Actual/360      27,069.16      324,829.92    06/22/06     08/01/06      118         360
  94     6.39000  0.08100   6.30900    Actual/360      26,868.61      322,423.32    06/28/06     08/01/06      118         358
  95     6.43000  0.02100   6.40900    Actual/360      28,175.27      338,103.24    08/22/06     10/01/06      120         300
  96     6.33000  0.07100   6.25900    Actual/360      25,768.58      309,222.96    06/29/06     08/01/06      118         360
  97     6.12700  0.07100   6.05600    Actual/360      25,069.27      300,831.24    06/29/06     08/01/06      118         360
  98     6.09000  0.07100   6.01900    Actual/360      22,397.91      268,774.92    06/15/06     08/01/06      118         358
  99     6.17700  0.09100   6.08600    Actual/360      22,453.42      269,441.04    08/21/06     10/01/06      120         360
  100    6.35000  0.02100   6.32900    Actual/360      22,898.27      274,779.24    06/02/06     08/01/06      118         358
  101    6.34000  0.02100   6.31900    Actual/360      22,569.66      270,835.92    04/13/06     06/01/06      116         360
  102    5.97000  0.02100   5.94900    Actual/360      20,319.19      243,830.28    10/24/05     12/01/05      110         350
  103    6.84000  0.02100   6.81900    Actual/360      21,437.88      257,254.56    07/05/06     09/01/06       59         359
  104    6.65000  0.09100   6.55900    Actual/360      20,863.86      250,366.32    06/12/06     08/01/06      178         358
  105    6.41600  0.09100   6.32500    Actual/360      20,049.73      240,596.76    07/24/06     09/01/06      119         360
  106    6.12700  0.07100   6.05600    Actual/360      19,447.68      233,372.16    06/29/06     08/01/06      118         360
  107    6.72000  0.02100   6.69900    Actual/360      19,980.10      239,761.20    06/29/06     08/01/06      118         358
  108    6.27000  0.11100   6.15900    Actual/360      18,510.56      222,126.72    07/26/06     09/01/06      119         359
  109    6.18000  0.02100   6.15900    Actual/360      17,418.40      209,020.80    07/28/06     09/01/06      119         359
  110    6.29000  0.02100   6.26900    Actual/360      17,622.15      211,465.80    06/19/06     08/01/06      118         358
  111    5.87000  0.07100   5.79900    Actual/360      16,849.72      202,196.64    10/27/05     12/01/05      110         350
  112    6.31750  0.02100   6.29650    Actual/360      17,363.19      208,358.28    07/27/06     09/01/06      119         360
  113    6.31000  0.09100   6.21900    Actual/360      16,729.87      200,758.44    06/22/06     08/01/06      118         360
  114    6.55600  0.02100   6.53500    Actual/360      17,165.39      205,984.68    06/08/06     08/01/06      118         358
  115    6.24000  0.02100   6.21900    Actual/360      15,376.67      184,520.04    07/31/06     09/01/06      119         359
  116    6.41000  0.02100   6.38900    Actual/360      15,654.02      187,848.24    05/31/06     07/01/06      117         357
  117    6.09000  0.02100   6.06900    Actual/360      12,246.21      146,954.52    03/20/06     05/01/06      115         355
  118    6.31000  0.02100   6.28900    Actual/360      11,803.85      141,646.20    06/12/06     08/01/06      118         360
118.01
118.02
  119    6.12700  0.07100   6.05600    Actual/360       8,660.29      103,923.48    06/29/06     08/01/06      118         360
  120    6.56750  0.02100   6.54650    Actual/360       4,076.59       48,919.08    07/27/06     09/01/06      119         299

                                    PAYMENT   GRACE                             FINAL    MATURITY/ARD    MATURITY
LOAN #  I/O PERIOD (7)  SEASONING  DUE DATE  PERIOD  MATURITY DATE  ARD LOAN  MAT DATE  BALANCE ($) (2)  LTV %(1)
------  --------------  ---------  --------  ------  -------------  --------  --------  ---------------  --------

  1            84            2         9        0       07/09/13       No                 250,000,000      60.5
 1.01                                                                                      43,396,071
 1.02                                                                                      35,081,786
 1.03                                                                                      21,665,357
 1.04                                                                                      20,536,786
 1.05                                                                                      20,515,000
 1.06                                                                                      16,607,500
 1.07                                                                                      14,566,786
 1.08                                                                                      11,462,143
 1.09                                                                                      10,854,286
 1.10                                                                                       9,139,286
 1.11                                                                                       8,596,786
 1.12                                                                                       8,401,429
 1.13                                                                                       7,381,071
 1.14                                                                                       5,036,429
 1.15                                                                                       4,862,857
 1.16                                                                                       4,515,357
 1.17                                                                                       4,255,000
 1.18                                                                                       3,126,070
  2           120            3         1       10       06/01/16       No                 205,000,000      78.1
 2.01                                                                                     106,500,000
 2.02                                                                                      98,500,000
  3            24            0         1        7       09/01/16       No                 101,172,680      70.6
 3.01                                                                                      47,552,571
 3.02                                                                                      34,570,860
 3.03                                                                                      19,049,249
  4           120            2         1        5       07/01/16       No                  92,700,000      80.3
  5            60            3         1        7       06/01/16       No                  81,659,745      75.4
 5.01                                                                                      14,696,493
 5.02                                                                                      12,638,984
 5.03                                                                                      10,702,062
 5.04                                                                                       9,345,462
 5.05                                                                                       8,245,109
 5.06                                                                                       6,707,630
 5.07                                                                                       6,406,164
 5.08                                                                                       6,330,797
 5.09                                                                                       4,898,831
 5.1                                                                                        1,688,213
  6           120            2         1        7       07/01/16       No                  86,000,000      68.2
 6.01                                                                                      29,400,000
 6.02                                                                                      16,100,000
 6.03                                                                                      12,300,000
 6.04                                                                                      10,100,000
 6.05                                                                                       8,200,000
 6.06                                                                                       5,100,000
 6.07                                                                                       4,800,000
  7            24            2         1        7       07/01/16       No                  71,063,406      67.8
 7.01                                                                                      18,654,144
 7.02                                                                                      14,243,772
 7.03                                                                                      12,214,023
 7.04                                                                                      11,534,479
 7.05                                                                                       7,799,209
 7.06                                                                                       6,617,780
  8             0            1         1        7       08/01/16       No                  65,565,966      71.8
 8.01                                                                                      13,415,742
 8.02                                                                                       9,051,499
 8.03                                                                                       8,778,733
 8.04                                                                                       7,766,631
 8.05                                                                                       7,307,237
 8.06                                                                                       6,804,775
 8.07                                                                                       6,706,101
 8.08                                                                                       5,735,248
  9            60            1         1       10       08/01/11       No                  52,640,000      71.6
  10           36            1         1        5       08/01/16       No                  41,483,161      66.3
  11          120            1         1        7       08/01/16       No                  37,000,000      69.4
  12           60            0         1        5       11/01/19       No                  31,105,224      70.7
  13           84            1         1        7       08/01/16       No                  29,845,502      76.5
  14           60            1         1        5       08/01/16       No                  28,118,461      50.6
  15           36            2         1        5       07/01/16       No                  27,225,787      68.1
  16           36            3         1        7       06/01/16       No                  25,764,982      68.9
16.01                                                                                      14,670,339
16.02                                                                                      11,094,643
  17           72            2         1       10       07/01/16       No                  21,970,158      75.2
  18           36            1         1        7       08/01/16       No                  20,618,735      62.7
18.01                                                                                      12,688,452
18.02                                                                                       7,930,283
  19           24            2         1        7       07/01/16       No                  19,093,797      63.2
  20           36            1         1        7       08/01/16       No                  18,150,483      63.7
  21           36            1         1       10       08/01/16       No                  16,137,385      72.7
  22            0            0         1        7       09/01/16       No                  13,799,638      58.7
  23            0            2         1        7       07/01/16       No                  13,840,103      55.4
  24           24            3         1        7       06/01/11       No                  16,619,348      74.2
  25            0            1         1        7       08/01/16       No                  13,255,040      53.0
  26           60            3         1        7       06/01/16       No                  15,833,819      60.4
  27            0           12         1        7       09/01/12       No                  14,287,068      65.1
  28            0            2         1        7       07/01/16       No                  14,062,362      63.3
  29           60            2         1        7       07/01/16       No                  14,493,017      63.6
  30            0            1         1        7       08/01/16       No                  13,142,375      55.2
  31            0            1         1        7       08/01/16       No                  12,813,182      68.2
  32            0            2         1        0       07/01/16       No                   9,766,874      35.6
  33           60            2         1        7       07/01/16       No                  13,102,949      71.6
  34            0            2         1        7       07/01/16       No                  11,914,355      56.5
  35           36            0         1        7       09/01/16       No                  12,273,517      63.4
  36            0            6         1        7       03/01/16       No                   8,809,928      46.9
  37            0            2         1        0       07/01/16       No                   8,464,624      36.2
  38            0            2         1        7       07/01/16       No                  10,754,086      67.2
  39            0            1         1        7       08/01/16       No                   9,519,605      51.5
  40            0            2         1        7       07/01/16       No                   9,826,552      54.1
  41           60            5         1        7       04/01/16       No                  10,134,015      67.4
  42            0            3         1       10       06/01/21       No                   6,692,699      38.7
  43           24            2         1        7       07/01/16       No                   9,561,937      68.5
  44            0            1         1        7       08/01/16       No                   9,043,441      65.8
  45           36            2         1        7       07/01/16       No                   9,493,198      68.8
  46            0            2         1        7       07/01/16       No                   8,523,881      47.4
  47            0            2         1       10       07/01/16       No                   8,452,181      61.2
  48           60            0         1        7       09/01/16       No                   9,184,671      63.6
  49            0            3         1        7       06/01/16       No                   8,365,938      53.3
  50           60            1         1        7       08/01/16       No                   9,055,126      71.9
  51           36            0         1        7       09/01/16       No                   8,609,029      65.2
  52           36            0         1        7       09/01/16       No                   8,493,586      72.6
  53           24            1         1        7       08/01/16       No                   8,198,860      66.4
  54           36            2         1        7       07/01/16       No                   8,298,229      72.2
  55           36            5         1        7       04/01/11       No                   8,842,951      57.4
  56            0            1         1        7       08/01/16       No                   7,685,036      45.7
  57           36            1         1        7       08/01/16       No                   8,137,558      72.0
  58           60            2         1       10       07/01/16       No                   8,201,868      73.2
  59           36            1         1        7       08/01/16       No                   7,907,362      71.2
  60            0            5         1        7       04/01/16       No                   7,236,088      62.9
  61           12           14         1        7       01/01/13       No                   7,679,264      62.1
  62           60            2         1        7       07/01/16       No                   7,776,436      72.5
  63            0            1         1        7       08/01/16       No                   7,119,744      67.8
  64           36            2         1        7       07/01/16       No                   7,275,734      67.0
  65           24            0         1        7       09/01/16       No                   6,937,600      63.1
  66           12            1         1       10       08/01/16       No                   6,110,022      54.6
  67           36            2         1        7       07/01/16       No                   6,762,878      59.3
  68            0            4         1       10       05/01/16       No                   6,328,857      60.6
  69            0            2         1        7       07/01/16       No                   5,994,243      49.1
  70            0            2         1        7       07/01/16       No                   5,974,492      65.7
  71            0            2         1        7       07/01/16       No                   5,931,818      60.8
  72           36            6         1        7       03/01/11       No                   6,592,397      62.2
  73           36            2         1        7       07/01/16       No                   5,905,995      53.7
  74            0            2         1        7       07/01/16       No                   5,521,959      49.3
  75           24            2         1        7       07/01/16       No                   5,758,289      70.2
  76           48            0         1        7       09/01/16       No                   5,683,809      73.8
  77            0            0         1        7       09/01/16       No                   5,065,992      31.7
  78            0            0         1        7       09/01/16       No                   5,102,038      68.0
  79            0            4         1        7       05/01/16       No                   5,117,411      65.6
  80           36            2         1        7       07/01/16       No                   5,289,201      67.8
  81            0            2         1        7       07/01/16       No                   4,884,810      65.1
  82           24            2         1        7       07/01/16       No                   4,963,753      70.9
  83           36            2         1        7       07/01/16       No                   4,996,981      72.4
  84           36            2         1        7       07/01/16       No                   4,903,840      72.1
  85           60            2         1        7       07/01/16       No                   4,992,914      69.3
  86            0            2         1        7       07/01/16       No                   4,531,363      58.1
  87           24            1         1        7       08/01/16       No                   4,524,207      67.0
  88          120            2         1        7       07/01/16       No                   5,000,000      37.6
  89           24            2         1        7       07/01/16       No                   4,254,438      64.5
  90           36            0         1       10       09/01/16       No                   4,256,153      72.1
  91            0            7         1        7       02/01/16       No                   3,943,477      66.8
  92            0            2         1        7       07/01/16       No                   3,927,228      64.9
  93           48            2         1        7       07/01/16       No                   4,076,494      72.2
  94            0            2         1        7       07/01/16       No                   3,688,987      62.5
  95            0            0         1        7       09/01/16       No                   3,299,206      54.1
  96           36            2         1        7       07/01/16       No                   3,774,287      62.8
  97           36            2         1        7       07/01/16       No                   3,737,169      62.8
  98            0            2         1        7       07/01/16       No                   3,146,956      54.7
  99            0            0         1        7       09/01/16       No                   3,132,902      57.5
 100            0            2         1        7       07/01/16       No                   3,153,505      68.6
 101           12            4         1        7       05/01/16       No                   3,179,320      69.1
 102            0           10         1        7       11/01/15       No                   2,880,297      62.6
 103            0            1         1        7       08/01/11       No                   3,096,337      65.9
 104            0            2         1        7       07/01/21       No                   2,447,688      52.1
 105           36            1         1        7       08/01/16       No                   2,914,740      65.5
 106           36            2         1        7       07/01/16       No                   2,899,137      67.0
 107            0            2         1        7       07/01/16       No                   2,675,398      63.7
 108            0            1         1        7       08/01/16       No                   2,564,622      55.2
 109            0            1         1        7       08/01/16       No                   2,430,085      52.7
 110            0            2         1        7       07/01/16       No                   2,438,073      61.3
 111            0           10         1        7       11/01/15       No                   2,407,220      66.9
 112           36            1         1        7       08/01/16       No                   2,545,732      67.0
 113           24            2         1        7       07/01/16       No                   2,409,557      61.8
 114            0            2         1       10       07/01/16       No                   2,327,167      67.5
 115            0            1         1        7       08/01/16       No                   2,135,347      67.8
 116            0            3         1        7       06/01/16       No                   2,145,768      63.1
 117            0            5         1        7       04/01/16       No                   1,720,506      66.8
 118           36            2         1        7       07/01/16       No                   1,731,886      56.3
118.01                                                                                      1,182,751
118.02                                                                                        549,135
 119           36            2         1        7       07/01/16       No                   1,291,022      62.8
 120            0            1         1        7       08/01/16       No                     473,491      67.0

                       REMAINING
                       PREPAYMENT                                            MOST RECENT  MOST RECENT
LOAN #        PROVISION (PAYMENTS)(8),(10)       2004 NOI ($)  2005 NOI ($)     NOI ($)     NOI DATE    UW NOI ($)   UW NCF ($)
------  ---------------------------------------  ------------  ------------  -----------  -----------  -----------  -----------

   1              L(24),Def(33),O(25)             92,264,436    85,369,567                              71,848,009   68,168,550
 1.01                                             17,420,534    15,169,536                              16,643,515   16,108,593
 1.02                                             11,095,571    10,780,350                              10,708,244   10,433,962
 1.03                                             11,301,189    10,734,937                               3,939,669    3,519,481
 1.04                                              6,563,678     8,412,256                               9,088,296    8,793,321
 1.05                                              5,984,167     4,521,823                               3,933,481    3,612,631
 1.06                                              4,277,342     4,422,285                               4,436,031    4,179,967
 1.07                                              5,086,161     2,472,335                               3,016,163    2,788,001
 1.08                                              3,380,903     3,580,263                               3,073,403    2,871,028
 1.09                                              4,438,066     4,782,520                               4,563,241    4,383,454
 1.10                                              5,229,877     4,657,629                               3,372,108    3,197,803
 1.11                                              3,948,534     3,372,527                               3,161,124    3,043,294
 1.12                                              2,690,560     2,521,306                                 866,467      693,234
 1.13                                              3,209,315     3,113,426                               1,755,610    1,616,127
 1.14                                              2,056,240     2,488,283                               2,125,759    2,059,474
 1.15                                                499,416       429,552                                 407,600      324,523
 1.16                                              3,494,081     3,191,794                                 428,381      340,061
 1.17                                              1,838,220       892,823                                 580,356      522,854
 1.18                                               -249,418      -174,078                                -251,438     -319,258
   2               L(24),Def(89),O(4)             37,717,465    27,784,157                              39,694,664   36,935,317
 2.01                                                                                                   17,847,502   16,467,803
 2.02                                             37,717,465    27,784,157                              21,847,162   20,467,514
   3               L(24),Def(92),O(4)              9,694,872     9,073,240     9,575,368    04/30/06    10,844,354   10,113,813
 3.01                                              4,710,808     4,000,877     4,694,452    04/30/06     4,740,074    4,469,117
 3.02                                              2,830,461     2,944,962     2,837,015    04/30/06     3,771,205    3,514,510
 3.03                                              2,153,603     2,127,401     2,043,901    04/30/06     2,333,075    2,130,186
   4               L(24),Def(89),O(5)              7,947,058     7,529,523     7,788,111    03/31/06     7,822,394    7,544,415
   5               L(24),Def(89),O(4)                                                                    8,019,235    7,804,273
 5.01                                                                                                    1,457,804    1,411,344
 5.02                                                                                                    1,326,984    1,291,290
 5.03                                                                                                      863,496      854,616
 5.04                                                                                                      804,386      792,356
 5.05                                                                                                      999,810      972,450
 5.06                                                                                                      739,579      711,054
 5.07                                                                                                      630,403      617,115
 5.08                                                                                                      550,873      533,229
 5.09                                                                                                      499,472      476,299
  5.1                                                                                                      146,428      144,520
   6               L(24),Def(90),O(4)              6,873,605     6,742,856     8,258,383    04/30/06     8,561,546    7,768,477
 6.01                                              3,422,123     3,338,884     3,362,982    04/30/06     2,890,360    2,613,555
 6.02                                                                          1,567,021    04/30/06     1,559,444    1,425,145
 6.03                                              1,099,629     1,129,174     1,078,982    04/30/06     1,209,086    1,097,743
 6.04                                              1,258,600     1,256,678     1,254,006    04/30/06     1,090,614      978,062
 6.05                                                                                       04/30/06       798,514      728,676
 6.06                                                501,972       482,346       492,277    04/30/06       499,259      452,030
 6.07                                                591,282       535,774       503,115    04/30/06       514,269      473,266
   7               L(24),Def(90),O(4)              8,790,876     7,694,961     7,796,646    05/31/06     7,666,998    7,056,748
 7.01                                              2,170,564     1,790,445     1,945,721    05/31/06     1,972,776    1,830,810
 7.02                                              1,708,382     1,486,664     1,535,772    05/31/06     1,480,053    1,375,584
 7.03                                              1,610,299     1,529,705     1,519,214    05/31/06     1,421,493    1,318,769
 7.04                                              1,430,979     1,378,158     1,334,804    05/31/06     1,246,299    1,141,883
 7.05                                              1,033,218       782,248       808,924    05/31/06       830,659      743,484
 7.06                                                837,434       727,741       652,211    05/31/06       715,718      646,218
   8               L(24),Def(91),O(4)                                          7,051,303    04/30/06     6,664,536    6,122,136
 8.01                                                                          1,549,593    04/30/06     1,471,974    1,359,974
 8.02                                                                            978,342    04/30/06       788,635      686,835
 8.03                                                                            801,742    04/30/06       808,524      751,324
 8.04                                                                            803,894    04/30/06       813,393      756,993
 8.05                                                                            790,065    04/30/06       831,710      778,110
 8.06                                                                            839,900    04/30/06       747,771      685,771
 8.07                                                                            741,038    04/30/06       659,759      596,159
 8.08                                                                            546,730    04/30/06       542,770      506,970
   9               L(24),Def(28),O(7)              4,595,192     5,313,380     6,085,869    04/30/06     6,368,737    5,094,043
  10               L(24),Def(91),O(4)              2,636,316     4,201,809     4,341,406    06/30/06     4,164,425    3,928,259
  11               L(24),Def(91),O(4)              3,696,063     3,657,471                               4,129,392    3,767,344
  12              L(24),Def(130),O(4)              2,283,202     1,915,705                               3,138,157    3,110,332
  13               L(24),Def(91),O(4)              2,538,496     2,606,351                               2,801,582    2,674,279
  14               L(24),Def(91),O(4)              2,696,858     3,154,216                               4,354,214    3,869,518
  15               L(24),Def(87),O(7)              1,970,519     2,817,451     3,309,587    04/30/06     2,875,368    2,650,368
  16               L(24),Def(89),O(4)                            2,672,750                               2,703,420    2,598,820
 16.01                                                           1,509,680                               1,492,881    1,435,281
 16.02                                                           1,163,070                               1,210,540    1,163,540
  17               L(24),Def(90),O(4)              1,707,420     1,992,528                               2,069,291    2,003,986
  18               L(24),Def(91),O(4)                                                                    2,154,302    2,079,043
 18.01                                                                                                   1,280,659    1,247,026
 18.02                                                                                                     873,642      832,017
  19               L(24),Def(90),O(4)                            1,283,854     1,312,566    04/30/06     1,896,813    1,838,713
  20               L(24),Def(91),O(4)                              500,428       908,441    05/31/06     1,840,282    1,791,938
  21               L(24),Def(91),O(4)                            1,353,204                               1,671,525    1,534,765
  22               L(24),Def(92),O(4)                                                                    2,176,680    2,004,761
  23               L(24),Def(90),O(4)              2,186,119     1,940,834     1,891,044    03/31/06     1,990,088    1,758,732
  24               L(24),Def(31),O(2)              1,284,237     1,334,238     1,350,911    04/30/06     1,539,887    1,474,317
  25               L(24),Def(91),O(4)              1,515,591     1,776,584     1,998,919    05/31/06     1,756,609    1,664,234
  26               L(24),Def(89),O(4)                                                                    1,724,085    1,648,283
  27               L(24),Def(44),O(4)              1,815,719                   1,838,827    03/31/06     1,781,816    1,670,008
  28               L(24),Def(90),O(4)                                                                    1,546,311    1,497,897
  29               L(24),Def(90),O(4)              1,231,834     1,195,415     1,374,186    04/30/06     1,371,055    1,306,635
  30               L(24),Def(91),O(4)                            1,247,889     1,252,734    04/30/06     1,539,934    1,469,323
  31               L(24),Def(91),O(4)              1,282,242     1,028,727                               1,542,208    1,353,051
  32               L(24),Def(90),O(4)              1,944,044     2,229,193     2,312,909    02/28/06     2,487,076    2,160,300
  33               L(24),Def(90),O(4)              1,325,132     1,336,111                               1,254,649    1,221,827
  34               L(24),Def(90),O(4)                                                                    1,384,880    1,358,730
  35               L(24),Def(92),O(4)              1,379,179     1,385,390                               1,348,501    1,250,843
  36               L(24),Def(86),O(4)                                                                    1,809,080    1,658,955
  37               L(24),Def(90),O(4)              1,704,625     1,843,091     1,913,120    02/28/06     2,197,197    1,857,320
  38               L(24),Def(90),O(4)                854,809       813,656     1,455,626    05/30/06     1,219,031    1,148,039
  39               L(24),Def(91),O(4)                                                                    1,271,732    1,212,917
  40               L(24),Def(90),O(4)                                                                    1,053,068      981,508
  41               L(24),Def(87),O(4)              1,037,473     1,070,246                               1,044,477      972,042
  42              L(24),Def(140),O(13)                                                                   1,121,706    1,056,792
  43               L(24),Def(90),O(4)                978,149       991,126     1,075,067    03/31/06     1,034,867      972,823
  44               L(24),Def(91),O(4)                                                                    1,008,042      942,273
  45               L(24),Def(90),O(4)                294,749       905,245       842,552    05/31/06       975,922      918,887
  46               L(24),Def(90),O(4)              1,222,882     1,226,119     1,162,309    03/31/06     1,154,482    1,047,945
  47               L(24),Def(90),O(4)              1,095,429     1,024,283                               1,001,015      891,184
  48               L(24),Def(92),O(4)                849,599       835,589       840,177    05/28/06       907,561      861,907
  49               L(24),Def(89),O(4)                257,498       472,826       641,813    02/28/06     1,009,160      894,328
  50               L(24),Def(91),O(4)                925,685       884,745       818,700    04/30/06       902,205      842,779
  51               L(24),Def(92),O(4)                608,997       765,950       851,234    05/30/06       941,856      872,258
  52           L(60),Grtr1%orYM(56),O(4)             844,256       834,772       714,676    04/30/06       900,679      801,624
  53               L(24),Def(91),O(4)                869,271       897,705       869,465    02/28/06       921,409      830,168
  54               L(24),Def(90),O(4)                847,209       919,031       901,584    04/30/06       881,337      813,358
  55            L(7),Grtr1%orYM(44),O(4)             519,093       548,157       608,961    02/25/06       956,530      857,530
  56               L(24),Def(91),O(4)                                                                      943,143      932,893
  57               L(24),Def(91),O(4)                                                                      904,415      837,324
  58               L(24),Def(90),O(4)                              740,278       779,229    04/30/06       837,326      779,576
  59               L(24),Def(91),O(4)                890,720     1,066,133       786,655    04/30/06       880,466      801,266
  60               L(24),Def(87),O(4)                              462,393                                 801,202      721,202
  61               L(24),Def(48),O(4)                800,557       611,502                                 733,505      693,254
  62               L(24),Def(90),O(4)                                                                      773,045      727,495
  63               L(24),Def(91),O(4)                256,180       145,324                                 831,133      770,322
  64               L(24),Def(90),O(4)                663,767       590,167       638,307    04/30/06       726,181      712,281
  65               L(24),Def(92),O(4)                                                                      706,101      673,486
  66               L(24),Def(91),O(4)                                            971,901    04/30/06       985,127      850,136
  67               L(24),Def(90),O(4)                632,836       945,339     1,015,085    03/31/06       799,323      720,087
  68               L(24),Def(85),O(7)                              455,987       649,289    12/31/05       771,751      750,079
  69               L(24),Def(90),O(4)              1,114,742     1,251,266     1,298,237    05/31/06       948,656      803,431
  70               L(24),Def(90),O(4)                394,833       470,204       653,410    05/31/06       655,963      615,763
  71               L(24),Def(90),O(4)                465,909       388,560       701,337    05/31/06       648,206      614,176
  72            L(6),Grtr1%orYM(44),O(4)             222,352                     554,185    02/25/06       739,109      659,029
  73               L(24),Def(90),O(4)                696,396       666,853       675,021    03/31/06       668,375      653,387
  74               L(24),Def(90),O(4)                727,759       793,421       829,607    04/30/06       834,830      738,332
  75               L(24),Def(90),O(4)                422,365       523,807                                 703,798      629,919
  76               L(24),Def(92),O(4)                              569,066       430,601    03/31/07       625,345      577,699
  77               L(24),Def(92),O(4)              1,069,167     1,015,701                                 807,523      799,655
  78               L(24),Def(92),O(4)                                                                      594,988      566,690
  79               L(24),Def(88),O(4)                555,001       545,893       854,296    04/30/06       662,219      598,779
  80               L(24),Def(90),O(4)                142,300       264,259       531,503    05/31/06       569,739      518,150
  81               L(24),Def(90),O(4)                              522,606                                 520,071      505,845
  82               L(24),Def(90),O(4)                456,363       509,116                                 545,345      512,819
  83               L(24),Def(90),O(4)                407,761       353,430                                 551,077      504,236
  84               L(24),Def(90),O(4)                552,482       564,710       539,620    04/30/06       511,001      470,114
  85               L(24),Def(90),O(4)                508,812       550,688                                 505,070      468,623
  86               L(24),Def(90),O(4)                                                                      511,535      471,093
  87               L(24),Def(91),O(4)                                                                      452,484      445,222
  88               L(24),Def(90),O(4)                                                                      730,243      669,173
  89               L(24),Def(90),O(4)                435,531       508,118                                 464,759      426,728
  90               L(24),Def(92),O(4)                387,619       508,458       496,967    06/30/06       471,422      429,120
  91               L(24),Def(85),O(4)                136,392                     329,032    11/30/05       427,819      391,675
  92               L(24),Def(90),O(4)                                            438,956    03/31/06       423,752      406,952
  93               L(24),Def(90),O(4)                448,879       453,646                                 412,814      372,078
  94               L(24),Def(90),O(4)                395,096       477,262       529,144    04/30/06       505,267      436,697
  95           L(36),Grtr1%orYM(80),O(4)                                                                   498,287      459,930
  96               L(24),Def(90),O(4)                338,866       297,829       344,604    04/30/06       378,550      370,200
  97               L(24),Def(90),O(4)                389,072       323,278       403,068    04/30/06       376,308      364,608
  98               L(24),Def(90),O(4)                430,567       393,090       421,518    03/31/06       387,990      359,319
  99               L(24),Def(92),O(4)                                            334,400    05/31/06       327,928      326,472
  100              L(24),Def(90),O(4)                254,907       352,879       374,719    03/31/06       369,595      343,941
  101              L(24),Def(88),O(4)                                                                      345,085      325,086
  102              L(24),Def(82),O(4)                357,637                     378,105    06/30/06       397,810      372,810
  103              L(24),Def(33),O(2)                              148,768       176,631    01/31/06       335,735      308,059
  104   L(24),Def(70),DeforGrtr1%orYM(71),O(13)      241,836       287,885                                 343,224      303,917
  105              L(24),Def(91),O(4)                335,502       342,784       331,153    05/31/06       313,540      290,405
  106              L(24),Def(90),O(4)                235,597       277,361       247,281    04/30/06       292,374      286,824
  107              L(24),Def(90),O(4)                282,136       339,696                                 295,188      275,928
  108              L(24),Def(91),O(4)                313,451       277,938                                 300,595      287,885
  109              L(24),Def(91),O(4)                               57,734       207,709    06/30/06       305,874      298,996
  110              L(24),Def(90),O(4)                 81,163       222,786                                 275,536      253,941
  111          L(50),Grtr 1%orYM(56),O(4)            106,176       254,497       263,208    06/30/06       297,541      272,541
  112              L(24),Def(91),O(4)                314,037       324,066       347,577    07/31/06       252,475      249,225
  113              L(24),Def(90),O(4)                263,305       263,646                                 295,066      278,144
  114              L(24),Def(90),O(4)                                                                      260,018      248,317
  115              L(24),Def(91),O(4)                270,933       264,248       244,169    05/31/06       239,775      220,575
  116              L(24),Def(89),O(4)                153,948       174,114       207,435    03/31/06       261,236      231,236
  117              L(24),Def(87),O(4)                                                                      185,713      176,858
  118              L(24),Def(90),O(4)                157,310       235,119       228,511    04/30/06       176,605      163,005
118.01                                               157,310       174,030       167,242    04/30/06       121,361      109,361
118.02                                                              61,089        61,269    04/30/06        55,244       53,644
  119              L(24),Def(90),O(4)                 88,398       111,795       132,129    04/30/06       136,776      132,326
  120              L(24),Def(91),O(4)                 64,112        73,506        69,002    05/31/06        80,196       69,147

                                                                                  UPFRONT ESCROW(12)
                                                             ------------------------------------------------------------
        UW (1),(11).(15),(16)                                UPFRONT CAPEX  UPFRONT ENGIN.  UPFRONT ENVIR.  UPFRONT TI/LC
LOAN #        DSCR (X)             TITLETYPE        PML %     RESERVE ($)     RESERVE ($)     RESERVE ($)    RESERVE ($)
------  ---------------------  -----------------  ---------  -------------  --------------  --------------  -------------

   1    1.54                          Fee          Various               0               0               0              0
 1.01                                 Fee            15.0
 1.02                                 Fee            14.0
 1.03                                 Fee            25.0
 1.04                                 Fee            19.0
 1.05                                 Fee            23.0
 1.06                                 Fee            19.0
 1.07                                 Fee            17.0
 1.08                                 Fee         17.0-28.0
 1.09                                 Fee            21.0
 1.10                                 Fee         19.0-25.0
 1.11                                 Fee         14.0-26.0
 1.12                                 Fee            25.0
 1.13                                 Fee         19.0-25.0
 1.14                                 Fee            13.0
 1.15                                 Fee            19.0
 1.16                                 Fee            24.0
 1.17                                 Fee         20.0-25.0
 1.18                                 Fee            24.0
   2    1.47                          Fee                                0         903,006               0     31,000,000
 2.01                                 Fee
 2.02                                 Fee
   3    1.25                   Fee and Leasehold                         0               0               0      1,972,481
 3.01                                 Fee
 3.02                              Leasehold
 3.03                                 Fee
   4    1.30                          Fee                                0               0               0      4,000,000
   5    1.26                          Fee                                0           2,500               0        500,000
 5.01                                 Fee
 5.02                                 Fee
 5.03                                 Fee
 5.04                                 Fee
 5.05                                 Fee
 5.06                                 Fee
 5.07                                 Fee
 5.08                                 Fee
 5.09                                 Fee
  5.1                                 Fee
   6    1.41                          Fee                                0               0               0              0
 6.01                                 Fee
 6.02                                 Fee
 6.03                                 Fee
 6.04                                 Fee
 6.05                                 Fee
 6.06                                 Fee
 6.07                                 Fee
   7    1.21                          Fee                                0       1,872,599               0              0
 7.01                                 Fee
 7.02                                 Fee
 7.03                                 Fee
 7.04                                 Fee
 7.05                                 Fee
 7.06                                 Fee
   8    1.20                          Fee                           45,200               0               0              0
 8.01                                 Fee
 8.02                                 Fee
 8.03                                 Fee
 8.04                                 Fee
 8.05                                 Fee
 8.06                                 Fee
 8.07                                 Fee
 8.08                                 Fee
   9    1.52                          Fee                                0               0               0              0
  10    1.20                          Fee                                0               0               0              0
  11    1.65                          Fee                                0               0               0              0
  12    1.20                          Fee                                0               0               0              0
  13    1.17                          Fee                                0       1,000,000         437,500              0
  14    1.77                   Fee and Leasehold                         0               0               0              0
  15    1.20                          Fee                                0          17,040          48,000              0
  16    1.24                          Fee                                0               0               0              0
 16.01                                Fee
 16.02                                Fee
  17    1.20                          Fee                                0               0               0              0
  18    1.25                          Fee          Various             861               0               0          2,083
 18.01                                Fee             9.0
 18.02                                Fee            11.0
  19    1.16                          Fee                            4,842               0               0              0
  20    1.22                          Fee            16.0           30,000               0               0         60,000
  21    1.17                          Fee                                0               0               0              0
  22    1.43                          Fee                            4,400               0               0              0
  23    1.23                          Fee                           10,834          38,750               0        416,667
  24    1.15                          Fee                                0               0               0              0
  25    1.24                          Fee            10.0                0               0               0              0
  26    1.34                          Fee                                0               0         300,000              0
  27    1.38                          Fee             7.0            1,959          26,500               0              0
  28    1.24                          Fee                                0               0               0              0
  29    1.15                          Fee             6.0                0               0               0              0
  30    1.30                          Fee            11.0              512               0               0          5,625
  31    1.22                          Fee                                0               0               0              0
  32    1.70                   Fee and Leasehold                         0               0               0              0
  33    1.21                          Fee                            1,175               0               0        508,712
  34    1.33                          Fee            11.0            2,179               0               0              0
  35    1.22                          Fee                            2,465               0               0          4,167
  36    1.44                          Fee                            2,614               0               0          8,333
  37    1.69                   Fee and Leasehold                         0               0               0              0
  38    1.24                          Fee                                0           6,250               0              0
  39    1.27                          Fee             8.0                0               0               0              0
  40    1.16                          Fee             6.0                0               0               0              0
  41    1.26                          Fee             9.0            2,081               0               0          6,250
  42    1.20                          Fee                                0               0               0              0
  43    1.24                          Fee             9.0              860               0               0        100,000
  44    1.21                          Fee                           97,000               0               0              0
  45    1.21                          Fee                           35,000               0               0        100,000
  46    1.43                          Fee            12.0           22,533               0               0        325,000
  47    1.21                          Fee                                0               0               0              0
  48    1.21                          Fee            15.0              457          32,325               0         37,917
  49    1.24                          Fee             9.0            1,630               0               0          8,151
  50    1.19                          Fee                                0               0               0              0
  51    1.26                          Fee                                0           9,375               0         90,000
  52    1.15                          Fee                                0          13,033               0              0
  53    1.22                          Fee                          250,000          29,125               0              0
  54    1.20                          Fee                                0               0               0              0
  55    1.30                          Fee                          314,121               0               0              0
  56    1.41                          Fee                                0               0               0              0
  57    1.26                          Fee                                0               0               0          2,083
  58    1.23                          Fee                                0               0               0              0
  59    1.24                          Fee                                0          12,500               0              0
  60    1.20                          Fee                            6,667               0               0              0
  61    1.20                          Fee                            1,023               0               0        150,000
  62    1.21                          Fee                                0               0               0              0
  63    1.24                          Fee                           13,732          44,858               0          4,167
  64    1.21                          Fee                                0          47,765               0              0
  65    1.15                          Fee                              321               0               0          1,070
  66    1.40                          Fee            10.0                0               0               0              0
  67    1.32                          Fee                           20,000           8,750               0        200,000
  68    1.40                          Fee                                0               0               0              0
  69    1.54                          Fee                                0               0               0         55,704
  70    1.20                          Fee                          282,967               0               0              0
  71    1.20                          Fee                                0         137,938               0              0
  72    1.35                          Fee                          162,663               0               0              0
  73    1.36                          Fee            12.0          100,000           2,625               0              0
  74    1.57                   Fee and Leasehold     18.0              396               0               0              0
  75    1.28                          Fee            11.0            1,850         125,000               0          2,000
  76    1.28                          Fee                                0         235,228               0        120,000
  77    1.88                          Fee                                0               0               0              0
  78    1.30                          Fee                              386               0               0         50,000
  79    1.36                          Fee                                0         191,233               0              0
  80    1.22                          Fee                                0               0               0              0
  81    1.22                          Fee                            1,186               0               0              0
  82    1.23                          Fee                          401,005               0               0          4,000
  83    1.26                          Fee                                0               0               0              0
  84    1.16                          Fee                           94,556               0               0              0
  85    1.19                          Fee                                0               0               0              0
  86    1.20                          Fee             6.0                0               0               0              0
  87    1.19                          Fee                              283               0               0              0
  88    2.09                          Fee                                0               0               0              0
  89    1.20                          Fee                                0               0               0              0
  90    1.25                          Fee                                0               0               0              0
  91    1.21                          Fee                          600,000          13,375               0              0
  92    1.20                          Fee                                0               0               0              0
  93    1.15                          Fee                                0               0               0              0
  94    1.35                          Fee                                0               0               0              0
  95    1.36                          Fee                              913          37,688               0              0
  96    1.21                          Fee                                0          12,688               0              0
  97    1.21                          Fee                                0          46,750               0              0
  98    1.34                          Fee                                0               0               0              0
  99    1.21                          Fee                                0               0               0              0
  100   1.25                          Fee                                0               0               0              0
  101   1.20                          Fee                              249               0               0          2,746
  102   1.53                          Fee                            2,083               0               0              0
  103   1.20                          Fee                                0               0               0              0
  104   1.21                          Fee                                0               0               0              0
  105   1.21                          Fee                                0           7,300               0              0
  106   1.21                          Fee                                0               0               0              0
  107   1.15                   Fee and Leasehold                         0               0               0              0
  108   1.30                          Fee            18.0              337               0               0            720
  109   1.43                          Fee                              106               0               0         15,000
  110   1.20                          Fee                                0               0               0         50,000
  111   1.35                          Fee                                0               0               0              0
  112   1.21                          Fee                                0          23,469               0              0
  113   1.39                   Fee and Leasehold                         0               0               0              0
  114   1.21                          Fee                                0               0               0              0
  115   1.20                          Fee                                0          41,875               0              0
  116   1.23                          Fee                            2,500          67,813               0              0
  117   1.20                          Fee                              151               0               0            704
  118   1.15                          Fee                                0               0               0              0
118.01                                Fee
118.02                                Fee
  119   1.21                          Fee                                0               0               0              0
  120   1.21                          Fee                                0          16,250               0              0

                    UPFRONT ESCROW(12)                                           MONTHLY ESCROW(13)
        -------------------------------------------  --------------------------------------------------------------------------
        UPFRONT RE TAX  UPFRONT INS.  UPFRONT OTHER  MONTHLY CAPEX  MONTHLY ENVIR.  MONTHLY TI/LC  MONTHLY RE TAX  MONTHLY INS.
LOAN #     RESERVE ($)   RESERVE ($)    RESERVE ($)    RESERVE ($)   RESERVE ($)    RESERVE ($)     RESERVE ($)    RESERVE ($)
------  --------------  ------------  -------------  -------------  --------------  -------------  --------------  ------------

   1                 0             0              0              0               0              0               0             0
 1.01
 1.02
 1.03
 1.04
 1.05
 1.06
 1.07
 1.08
 1.09
 1.10
 1.11
 1.12
 1.13
 1.14
 1.15
 1.16
 1.17
 1.18
   2         7,007,181             0      8,307,000              0               0              0       1,557,151             0
 2.01
 2.02
   3         1,042,469        76,530              0          9,765               0              0         138,841        12,755
 3.01
 3.02
 3.03
   4           296,657        41,559      1,700,000          4,633               0              0          74,164        13,853
   5            56,172        56,652              0          8,115               0         12,173           8,025         7,383
 5.01
 5.02
 5.03
 5.04
 5.05
 5.06
 5.07
 5.08
 5.09
  5.1
   6                 0             0              0              0               0              0               0             0
 6.01
 6.02
 6.03
 6.04
 6.05
 6.06
 6.07
   7           200,281        92,780      1,650,000         50,854               0              0         200,281        23,195
 7.01
 7.02
 7.03
 7.04
 7.05
 7.06
   8           921,987       604,324      1,650,000         45,200               0              0         102,443        67,502
 8.01
 8.02
 8.03
 8.04
 8.05
 8.06
 8.07
 8.08
   9                 0             0              0              0               0              0               0             0
  10            78,187         5,507        192,915            937               0          8,333          78,187         5,507
  11                 0             0              0              0               0              0               0             0
  12           112,498         6,257              0            944               0              0          56,249         3,128
  13            31,078             0              0          2,873               0              0          31,078             0
  14           110,583        77,587              0         38,523               0              0          27,646        15,517
  15           175,000        20,579              0          6,250               0         15,000          68,900         4,116
  16                 0        19,160              0          8,717               0              0          61,928         9,580
 16.01
 16.02
  17           168,692        13,567              0          1,910               0              0          12,976         3,392
  18           111,880        10,189        152,298            861               0          2,083          10,171         2,889
 18.01
 18.02
  19           443,333        20,131        535,000          4,842               0              0          55,417         6,710
  20            68,655        17,932      1,000,000              0               0              0           8,582         2,562
  21            34,143         2,957              0          2,849               0         16,667          34,143         1,479
  22           124,848        29,616        150,000          4,400               0              0          31,212         6,594
  23           136,667        54,780        445,000         10,834               0         16,667          34,167         5,478
  24                 0        19,634              0          5,464               0              0          26,488         3,927
  25            37,670         4,480              0              0               0              0           6,278           896
  26                 0             0              0              0               0              0               0             0
  27           189,686        12,587              0          1,959               0              0          15,807         2,118
  28           155,947         9,953              0            672               0          5,000          19,493         1,106
  29            26,852         3,444              0          1,066               0          4,329          13,426         1,722
  30           110,196         8,462              0            512               0          5,625          13,775           940
  31           100,427        53,992              0          3,310               0         12,500          10,043         3,857
  32                 0             0              0              0               0              0               0             0
  33           124,831         4,979              0          1,175               0              0          13,870         1,660
  34            73,385        54,983        129,600          2,179               0              0          14,677         5,494
  35            18,307         5,130          8,083          2,465               0          4,167           4,577         1,649
  36            81,080        14,602              0          2,614               0          8,333          20,270         3,651
  37                 0             0              0              0               0              0               0             0
  38            57,563        53,564              0          5,898               0              0          19,188         5,952
  39            32,669             0         17,430              0               0              0           5,445             0
  40                 0             0              0              0               0              0               0             0
  41            17,537        28,900              0          2,081               0          6,250           8,769         2,329
  42                 0             0              0              0               0              0               0             0
  43            42,597        11,098              0            860               0              0           6,085         1,009
  44           110,093        16,390              0          1,457               0          6,250          15,728         2,732
  45            99,897        10,748        161,188              0               0              0          16,650         1,535
  46            21,587             0              0              0               0          7,000          10,794             0
  47           228,518        20,317              0              0               0              0          22,852         1,847
  48            60,860         5,374              0            457               0          2,917           8,694         1,791
  49            27,022        19,531              0          1,630               0          8,151           6,755         2,170
  50           107,990         1,712              0          2,073               0          5,000          13,499         1,712
  51            42,830         3,870         28,125            683               0          6,271           7,138         1,290
  52           172,037             0              0          2,613               0          7,333          19,115             0
  53            24,120        28,862              0          1,831               0          6,667          24,120         3,207
  54            28,915        11,763              0          1,944               0              0           3,213         1,960
  55           109,445        83,333              0          8,250               0              0          21,889        10,417
  56            70,553         4,339              0              0               0              0          23,518         1,295
  57                 0             0              0              0               0          2,083               0             0
  58           135,811        21,782              0          4,813               0              0          19,402         5,445
  59            53,821        23,700              0          6,600               0              0          26,911         7,900
  60            62,348        86,667              0          6,667               0              0          12,470         6,667
  61           161,417        18,726        441,208          1,023               0              0          16,142         3,707
  62             6,376         6,456              0              0               0          2,084           8,077           497
  63            57,614        74,370              0          1,232               0          4,167          19,205         5,721
  64            64,750             0              0            651               0              0          16,187             0
  65            29,069         1,592        182,319            321               0          1,070           3,634           531
  66            20,750             0              0          6,750               0              0          10,375             0
  67            13,642         2,475              0          1,245               0          6,083           6,821           825
  68            54,028        15,209              0          1,275               0              0           4,912         1,690
  69            12,466             0              0              0               0              0          12,466             0
  70            36,898        45,119              0          3,343               0              0          12,299         5,013
  71            22,007        28,724              0          2,830               0              0           7,336         3,192
  72            61,687        84,541              0          6,673               0              0          15,422         5,636
  73            44,727         4,453              0            800               0              0           8,945           371
  74            17,884         6,515              0            396               0              0           2,555           724
  75            31,559         3,057        590,000          1,850               0          2,000           3,156           764
  76            94,061         9,989         94,000            200               0          5,000           9,406         1,665
  77           105,854        13,076              0              0               0              0          26,463         1,175
  78            88,176         2,315         67,275            386               0          4,167           7,348           772
  79            43,750        15,621              0          5,283               0              0           5,469         5,207
  80             9,797         4,778              0          1,413               0              0           9,797         1,593
  81                 0             0              0          1,186               0              0               0             0
  82            46,011         3,010              0          1,005               0          4,000           5,751         1,003
  83             5,786         9,995              0          2,169               0          5,000           5,786         1,111
  84            17,480         4,127              0            929               0          3,333           5,827         1,376
  85            75,124             0              0              0               0         12,500           9,391             0
  86                 0             0              0              0               0              0               0             0
  87            45,634         8,107         90,000            283               0              0           4,149         2,609
  88                 0             0              0              0               0              0               0             0
  89                 0         1,639              0            794               0          4,584           4,047           410
  90            65,553         2,466              0            775               0          4,167           7,284           411
  91                 0         6,302              0          3,012               0              0          13,074         2,101
  92            47,075        11,240              0            895               0              0           5,231         1,249
  93            37,360         3,171              0          1,419               0          2,083           4,151         1,057
  94            14,994         5,301              0          5,512               0              0           1,874         1,767
  95                 0             0              0            913               0              0               0             0
  96            12,256             0              0            351               0              0           2,505             0
  97            12,545             0              0            389               0              0           3,136             0
  98           128,626        19,044              0          2,389               0              0          12,863         2,380
  99                 0             0              0              0               0              0               0             0
  100           29,629         7,186              0          2,138               0              0           2,963         2,395
  101           14,826         1,939              0            249               0          3,119           2,121           485
  102            5,253        12,468              0          2,083               0              0           2,627         4,156
  103           42,607         4,911              0          1,029               0          1,281           8,521           491
  104           10,062         2,959              0            857               0          2,128           3,354           986
  105           21,928        13,744              0            202               0          1,173           2,437         1,527
  106           26,990             0              0            175               0              0           6,747             0
  107                0             0              0              0               0              0               0             0
  108           22,634         3,760              0            337               0            720           3,772         1,253
  109           25,667         1,938              0            106               0          2,500           2,333           277
  110            4,682         2,431              0            287               0          1,750           2,341           187
  111           44,227         9,425              0          2,083               0              0           3,686         3,142
  112              698             0              0            271               0              0             698             0
  113                0             0              0            179               0              0               0             0
  114           12,164         3,775              0              0               0              0           1,216           472
  115           14,899        10,049              0          1,572               0              0           2,980         1,675
  116           46,763        31,466              0          2,500               0              0           6,680         2,262
  117            3,000         1,118         63,790            151               0            704           3,000           224
  118           62,161        13,506              0          1,150               0              0           6,907         1,689
118.01
118.02
  119            3,550             0              0            256               0              0           1,183             0
  120           22,235             0              0            212               0            691           3,706             0

        MONTHLY ESCROW(13)                                          LARGEST TENANT
        ------------------           ---------------------------------------------------------------------------
           MONTHLY OTHER    SINGLE                                                                  LEASE
LOAN #       RESERVE ($)    TENANT   LARGEST TENANT                                UNIT SIZE      EXPIRATION
------  ------------------  -------  -------------------------------------------   ---------  ------------------

  1                 0          No
 1.01                          No    Maxtor Corporation                              426,734       09/30/11
 1.02                          Yes   Synopsis, Inc.                                  397,510       02/28/15
 1.03                          No    Adac Laboratories                               131,880  12/31/06, 12/31/08
 1.04                          No    Transmeta Corporation                           126,225       06/30/08
 1.05                          No    BRN Phoenix                                      33,350       03/31/11
 1.06                          No    AKT America, Inc.                               170,000       09/30/09
 1.07                          No    Network General Corporation                      72,742       02/29/12
 1.08                          No    Xymox Technologies, Inc.                         36,652       12/30/10
 1.09                          No    Selectica, Inc                                   79,803       12/31/09
 1.10                          No    Palm Inc                                         59,500       05/31/12
 1.11                          No    Hammerhead Systems, Inc.                         39,703       04/30/10
 1.12                          No    Institute for Business & Tech                    59,430       01/31/19
 1.13                          No    Scios Inc.                                       51,680       08/31/08
 1.14                          No    Esilicon Corporation                             34,086       08/30/08
 1.15                          No    Mark Thomas & Company, Inc.                      15,354       04/30/11
 1.16                          No    Minerva Networks, Inc.                           25,600       01/30/08
 1.17                          No    Molecular Medical Research Institute             18,480       03/30/10
 1.18                          No
  2                 0          No
 2.01                          No    Aon Corporation                                  67,358       09/01/09
 2.02                          No    Peoples Gas Light & Coke                        255,252       05/01/14
  3                 0          No
 3.01                          No    Liz Claiborne                                    10,213       05/31/07
 3.02                          No    Pottery Barn Furniture Clearance                 18,286       01/31/14
 3.03                          No    Vanity Fair                                      26,000       09/30/10
  4                 0          No    Northrop Grumman                                101,760       04/13/08
  5                 0          No
 5.01                          Yes   MC Test Services, Inc.                          231,313       02/28/15
 5.02                          Yes   MSX International Engineering Services, Inc.    151,200       12/01/11
 5.03                          Yes   K and M Electronics, Inc.                       148,000       06/30/09
 5.04                          Yes   Leedsworld, Inc.                                200,500       09/30/16
 5.05                          Yes   Engineered Materials Solutions, Inc.            456,000       08/10/17
 5.06                          Yes   Vertis, Inc.                                    151,685       12/31/14
 5.07                          Yes   Adam Aircraft Industries, Inc.                   48,790       04/21/15
 5.08                          Yes   Cessna Aircraft Company                          73,740       06/14/11
 5.09                          Yes   Sumitomo Electric Wiring Systems, Inc.          130,044       05/31/09
 5.1                           Yes   Dura-Line Corporation                            31,796       04/30/20
  6                 0          No
 6.01                          No    Dicks Sporting Goods                             47,587       01/31/17
 6.02                          No    Acme                                             57,820       10/31/14
 6.03                          No    Broward County Library                           11,682       10/31/07
 6.04                          No    Kmart                                            97,177       11/30/14
 6.05                          No    PriceRite                                        38,036       03/31/16
 6.06                          No    Food Factory 2                                    2,375       05/31/14
 6.07                          No    Centro Watt                                      12,655       04/01/11
  7                 0          No
 7.01                          No
 7.02                          No
 7.03                          No
 7.04                          No
 7.05                          No
 7.06                          No
  8                 0          No
 8.01                          No
 8.02                          No
 8.03                          No
 8.04                          No
 8.05                          No
 8.06                          No
 8.07                          No
 8.08                          No
  9                 0          No
  10                0          No    Roundy's Supermarkets, Inc.                     114,998       12/31/18
  11                0          No    Kaufmann's                                      129,773       10/12/09
  12                0          Yes   State of Michigan                               185,500       06/30/29
  13                0          No    Ahold (Giant Food Strore)                        60,000       08/31/27
  14                0          No
  15                0          No    All Jay's Enterprises                           343,915       08/31/10
  16                0          No
16.01                          No
16.02                          No
  17                0          No    Lowes Home Improvement                          114,731       07/01/18
  18                0       Various
18.01                          No    24 Hour Fitness                                  50,479       01/31/21
18.02                          Yes   24 Hour Fitness USA, Inc.                        37,000       04/20/19
  19                0          No
  20                0          No    Roark Graphic Supplies                            3,677       08/31/10
  21                0          No    Ace American Insurance                           51,459       12/06/10
  22                0          Yes   Florida Coastal School of Law, Inc.             220,000       12/31/30
  23                0          No    Kmart                                            86,479       11/30/14
  24                0          No
  25                0          No    General Services Administration                  79,700       10/31/20
  26                0          Yes   Fila USA Inc.                                   379,012       05/31/21
  27                0          Yes   2212 West, L.L.C.                               117,553       04/30/12
  28                0          No    Applebee's of Texas, Inc.(Ground Lease)          53,827       09/30/19
  29                0          No    Office Depot                                     24,675       03/01/11
  30                0          No    Celine                                            3,370       06/30/07
  31                0          No    Devon                                            86,504       07/14/10
  32                0          No
  33                0          No    Ultimate Electronics                             33,305       02/28/18
  34                0          No
  35                0          No    Landmark Foods, Inc.                             25,000       02/29/18
  36                0          Yes   PAJ, Inc.                                       224,034       02/14/20
  37                0          No
  38                0          No
  39                0          No    Wells Fargo(Ground Lease)                         4,250       10/31/26
  40                0          Yes   Nationwide Mutual Insurance                      65,314       07/31/15
  41                0          No    Orchard Supply                                   54,177       06/30/14
  42                0          Yes   Datastream Systems, Inc.                        124,836       03/31/21
  43                0          No    Childrens Hospital                               35,363       04/30/07
  44                0          No    Gemstar Inc.                                     28,100       12/31/19
  45                0          No    SPROUTS                                          27,064       11/30/14
  46                0          No    Sigma Healthnet Corp                             11,000       12/31/06
  47                0          No    COST PLUS, INC                                   19,985       01/31/08
  48                0          No    Bright Now! Dental, Inc.                          3,250       02/28/09
  49                0          No    Managed Care Systems, LP                         26,673       09/30/07
  50                0          No    Walgreens                                        16,380       07/31/18
  51                0          No    Westlake Ace Hardware                            25,000       06/30/07
  52                0          No    Albertson's                                      61,300       06/30/15
  53                0          No    Brandywine - Cherry Hill, Inc.                   16,114       12/31/09
  54                0          No    Farmer's Furniture                               26,600       05/31/08
  55                0          No
  56                0          No
  57                0          Yes   Sunrise Medical                                 314,528       02/28/15
  58                0          No
  59                0          No
  60                0          No
  61                0          No    CompUSA                                          25,600       02/28/08
  62                0          No    Robert K. Wormald Inc.                           10,087       05/31/17
  63                0          No    The DNE Group                                    26,000       08/31/13
  64                0          No
  65                0          No    Zipps                                             5,387       03/31/16
  66                0          No
  67                0          No    Boat People S.O.S., Inc.                         11,901       08/31/14
  68                0          No
  69                0          No    Aerospace Corporation                            37,892       09/30/07
  70                0          No
  71                0          No
  72                0          No
  73                0          No    Food 4 Less                                      52,640       12/31/13
  74                0          No    CSMC                                              7,740       01/31/11
  75                0          No    Olde Mill                                        32,000       05/14/11
  76                0          No    Executive Suites                                 10,448       03/31/11
  77                0          No
  78                0          No    Executive Office Suites                          22,086       11/30/14
  79                0          No
  80                0          No    Martin's                                         31,409       01/31/10
  81                0          Yes   Home Depot                                       95,841       04/30/18
  82                0          No    Marc's                                           30,861       07/31/09
  83                0          No    ACSIS, Inc.                                      37,366       12/31/08
  84                0          No    Food Lion                                        31,864       09/30/17
  85                0          No    Regions Bank                                     12,009       05/31/17
  86                0          Yes   Sportman's Warehouse Inc.                        49,548       06/30/20
  87                0          No    PetSmart                                         20,057       01/31/16
  88                0          Yes   United Parcels Service, Inc.                     98,400       04/30/16
  89                0          No    US Fish & Wildlife Service                       24,600       05/19/14
  90                0          No    Baker, O'Kane, Atkins & Thompson                  7,720       05/31/08
  91                0          No
  92                0          No
  93                0          No    Food Lion, Inc.                                  33,000       08/01/15
  94                0          No
  95                0          Yes   List Industries, Inc.                           109,513       08/15/21
  96                0          No
  97                0          No
  98                0          No
  99                0          Yes   Walgreens                                        14,560       12/31/78
 100                0          No
 101                0          No    Remax                                             5,520       05/31/10
 102                0          No
 103                0          No    Firestone                                         5,840       03/31/16
 104                0          No    Taylor's Do it Center                            20,944       07/31/19
 105                0          No    Cato                                              4,800       01/31/08
 106                0          No
 107                0          Yes   Utica Converters Inc                             96,300       03/31/24
 108                0          No    S.D. Statuuary                                    3,247       05/31/10
 109                0          No    AmSouth Bank                                      3,820       09/30/15
 110                0          No    Cycle Gear, Inc.                                  6,511       11/14/10
 111                0          No
 112                0          No
 113                0          Yes   Citizens National Bank                           14,102       12/31/15
 114                0          No    Crescendo Homes, Inc.                             8,000       05/31/11
 115                0          No
 116                0          No
 117                0          No    El Matador                                        4,278       04/03/11
 118                0          No
118.01                         No
118.02                         No
 119                0          No
 120                0          No    Mobile Management                                 8,650       08/01/21

                                                2ND LARGEST TENANT
        --------------------------------------------------------------------------------------------------------
                                                                                                         LEASE
LOAN #  2ND LARGEST TENANT                                                                 UNIT SIZE  EXPIRATION
------  ---------------------------------------------------------------------------------  ---------  ----------

  1
 1.01   Maxtor/Sublease-SanDisk                                                            348,515    09/30/11
 1.02
 1.03   Force10 Networks                                                                    45,106    01/31/10
 1.04   Taos Mountain, Inc.                                                                 45,000    01/30/09
 1.05   Tensilica, Inc                                                                      22,500    02/29/08
 1.06   Advantest America                                                                   66,106    05/30/07
 1.07   Ciena Corporation                                                                   58,780    12/31/06
 1.08   RF Micro Devices, Inc.                                                              34,686      MTM
 1.09   Samsung Information Systems                                                         79,564    05/31/09
 1.10   Reflectivity, Inc.                                                                  32,500    09/30/07
 1.11   Upshot Corporation                                                                  23,610      MTM
 1.12
 1.13   Tropos Networks, Inc.                                                               23,697    05/31/07
 1.14   Inxight Software                                                                    31,266    05/30/10
 1.15   North Star Imports, Inc.                                                            10,652    03/31/08
 1.16
 1.17   Yaschem, Inc. et al                                                                 10,856      MTM
 1.18
  2
 2.01   Infinity Holdings Corp.                                                             66,671    04/01/18
 2.02   Baker & McKenzie LLP                                                               229,891    11/01/12
  3
 3.01   Reebok                                                                              10,001    05/31/07
 3.02   Nike                                                                                11,620    06/20/11
 3.03   Old Navy                                                                            12,000    05/31/11
  4     Engineering Management Conc                                                         74,591    12/31/09
  5
 5.01
 5.02
 5.03
 5.04
 5.05
 5.06
 5.07
 5.08
 5.09
 5.1
  6
 6.01   Loews Cinemas                                                                       38,215    12/31/13
 6.02   T.J. Maxx                                                                           46,133    04/30/14
 6.03   Balance Clinics of America                                                           5,280    11/30/10
 6.04   Ingles                                                                              60,000    11/30/09
 6.05   Cherry Hill Package Store                                                            7,770    06/30/13
 6.06   Jungle Grille                                                                        2,320    06/30/14
 6.07   MRCP                                                                                 5,063    02/28/09
  7
 7.01
 7.02
 7.03
 7.04
 7.05
 7.06
  8
 8.01
 8.02
 8.03
 8.04
 8.05
 8.06
 8.07
 8.08
  9
  10    Artisan Partners L.P.                                                               69,934    04/30/14
  11    JC Penney                                                                          102,612    01/31/16
  12
  13    Esco, Ltd (Shoe City)                                                                9,200    04/30/07
  14
  15    Union Beverage Packers LLC                                                         185,892    05/31/13
  16
16.01
16.02
  17    Goody's Family Clothing                                                             22,475    05/14/08
  18
18.01   MBank                                                                                6,600    06/30/16
18.02
  19
  20    Avon Products                                                                        3,262    04/30/09
  21    GSA - IRS                                                                           24,179    12/18/08
  22
  23    Elder Beerman                                                                       73,446    01/31/19
  24
  25    Heald Colleges of California                                                        37,914    07/31/11
  26
  27
  28    LA Fitness International                                                            45,000    04/30/21
  29    Ross Dress for Less                                                                 24,039    01/01/09
  30    Wilshire State Bank                                                                  3,208    12/31/09
  31    Phillips McFall                                                                     56,597    07/31/16
  32
  33    Marshalls                                                                           30,201    01/31/13
  34
  35    CVS Pharmacy                                                                         8,450    03/31/08
  36
  37
  38
  39    NAH, LLC                                                                             3,560    12/31/15
  40
  41    Cost U Less                                                                         23,150    04/30/09
  42
  43    Citigroup                                                                            6,800    05/31/09
  44    Creative Doors Inc.                                                                 24,300    12/31/19
  45    BOOKMANS                                                                            20,200    01/31/15
  46    Saddleback Interiors, Inc.                                                           8,184    04/30/11
  47    OLIVE GARDEN #TOG111                                                                 8,554    08/08/08
  48    Piardip S. Jobal and Satbir Singh dba Stuft Pizza                                    3,200    05/31/08
  49    Quad Knopf                                                                          20,192    08/01/13
  50    Hancock Fabrics                                                                     13,512    05/31/07
  51    Petco Pet Supplies                                                                  18,150    02/29/16
  52    Fallas Paredes                                                                      25,335    01/31/11
  53    The Center for Cancer & Hematologic Disease                                         14,322    12/31/10
  54    Big Lots Stores, Inc.                                                               25,300    09/30/12
  55
  56
  57
  58
  59
  60
  61    CVS                                                                                 10,800    07/25/08
  62    Aegis                                                                                7,569    03/31/11
  63    Turnstyle Designs                                                                    3,750    06/30/10
  64
  65    NYPD                                                                                 3,000    03/31/16
  66
  67    Atlantic Management Center Inc                                                       8,413    08/31/09
  68
  69    GSA/Air Force Space Command                                                         12,157    08/31/08
  70
  71
  72
  73    Tutor Time                                                                           7,251    10/31/07
  74    Guardian Gallery                                                                     2,500    03/31/09
  75    HobbyTron                                                                           16,000    08/31/08
  76    Page Parkes                                                                          9,000    04/30/16
  77
  78    MSCW, Inc.                                                                           4,485    09/30/10
  79
  80    Peebles                                                                             28,800    01/31/15
  81
  82    Blue Jeans                                                                           7,700    02/01/15
  83    Quality Marketing Inc.                                                              11,750    06/30/12
  84    CVS (Dollar General)                                                                10,876    01/31/08
  85    Mullis Newby                                                                         8,315    04/30/07
  86
  87    Chili's (Ground Lease)                                                               5,700    01/31/21
  88
  89    The Learning Tree Child Care Center                                                  5,720    04/11/09
  90    The College and University Professional Association for Human Resources (CUPA-HR)    6,043    03/31/08
  91
  92
  93    Stage Stores, Inc.                                                                  20,000    07/01/10
  94
  95
  96
  97
  98
  99
 100
 101    Windows Concepts                                                                     1,920    08/31/07
 102
 103    Verizon Wireless                                                                     3,500    11/30/07
 104    J&J Kids, & Co.                                                                      5,219    10/31/08
 105    Shoe Show                                                                            3,200    03/31/08
 106
 107
 108    Nahill                                                                               1,875    05/17/10
 109    Red Army at Hunt Club, Inc                                                           1,600    05/31/11
 110    Quickwok Restaurant, Inc.                                                            3,979    02/28/10
 111
 112
 113
 114    Beta CAE Systems USA, Inc.                                                           5,042    12/31/10
 115
 116
 117    At the Beach                                                                         3,942    11/05/15
 118
118.01
118.02
 119
 120    Thor Torger                                                                          1,300      MTM

                                    3RD LARGEST TENANT
        -------------------------------------------------------------------------
                                                                          LEASE        LOAN
LOAN #  3RD LARGEST TENANT                                  UNIT SIZE  EXPIRATION    PURPOSE    LOAN #
------  --------------------------------------------------  ---------  ----------  -----------  ------

  1                                                                                Acquisition     1
 1.01                                                                                            1.01
 1.02                                                                                            1.02
 1.03   Varian Medical Systems                                 43,487    MTM                     1.03
 1.04   Xceive Corporation                                     23,375  01/31/09                  1.04
 1.05   Nano Measurements                                      21,896  06/30/09                  1.05
 1.06   Neomagic Corporation                                   45,000  04/30/10                  1.06
 1.07   Nucore Technologies, Inc.                              22,924  09/30/07                  1.07
 1.08   Accurel Systems International                          20,000  09/30/10                  1.08
 1.09   Texas Instruments                                      51,758  07/31/07                  1.09
 1.10   Ralstin, David J.                                      30,000  09/30/08                  1.10
 1.11   Xilinx, Inc.                                           17,100  07/30/09                  1.11
 1.12                                                                                            1.12
 1.13   Colfax International                                   20,000  05/31/11                  1.13
 1.14   Platform Solutions, Inc.                               16,278  10/30/08                  1.14
 1.15   Micronic Laser Systems, Inc.                            7,683  02/28/09                  1.15
 1.16                                                                                            1.16
 1.17   Total Phase                                             9,336  08/31/09                  1.17
 1.18                                                                                            1.18
  2                                                                                Acquisition     2
 2.01   Leydig Voit & Mayer Ltd.                               65,802  08/01/10                  2.01
 2.02   McGraw-Hill, Inc.                                     153,065  11/01/16                  2.02
  3                                                                                 Refinance      3
 3.01   Gap Outlet                                              8,756  05/31/09                  3.01
 3.02   Reebok/Rockport Factory Store                           9,514  05/31/10                  3.02
 3.03   Liz Claiborne                                          12,000  10/31/07                  3.03
  4     Maden Technology                                       71,100  06/30/09    Acquisition     4
  5                                                                                Acquisition     5
 5.01                                                                                            5.01
 5.02                                                                                            5.02
 5.03                                                                                            5.03
 5.04                                                                                            5.04
 5.05                                                                                            5.05
 5.06                                                                                            5.06
 5.07                                                                                            5.07
 5.08                                                                                            5.08
 5.09                                                                                            5.09
 5.1                                                                                              5.1
  6                                                                                Acquisition     6
 6.01   T.J. Maxx                                              30,000  01/31/08                  6.01
 6.02   Toys 'R' Us                                            32,690  10/31/18                  6.02
 6.03   Humana Medical Plan                                     5,209  07/31/07                  6.03
 6.04   Dollar Tree                                            17,850  01/31/09                  6.04
 6.05   Curves for Women                                        6,500  06/30/11                  6.05
 6.06   Kim's Cleaners                                          2,200  04/30/09                  6.06
 6.07   TD Banknorth                                            4,120  01/31/12                  6.07
  7                                                                                Acquisition     7
 7.01                                                                                            7.01
 7.02                                                                                            7.02
 7.03                                                                                            7.03
 7.04                                                                                            7.04
 7.05                                                                                            7.05
 7.06                                                                                            7.06
  8                                                                                 Refinance      8
 8.01                                                                                            8.01
 8.02                                                                                            8.02
 8.03                                                                                            8.03
 8.04                                                                                            8.04
 8.05                                                                                            8.05
 8.06                                                                                            8.06
 8.07                                                                                            8.07
 8.08                                                                                            8.08
  9                                                                                Acquisition     9
  10    Ernst & Young U.S. LLP                                 27,568  11/30/13    Acquisition    10
  11    Gap Kids                                                8,204  01/31/07    Acquisition    11
  12                                                                                Refinance     12
  13    Anna's Linen Company                                    9,000  09/19/10    Acquisition    13
  14                                                                                Refinance     14
  15    Roadtex Transportation Corp.                          113,888  04/30/10     Refinance     15
  16                                                                               Acquisition    16
16.01                                                                                            16.01
16.02                                                                                            16.02
  17    West Virginia DEP                                      12,994  02/29/24    Acquisition    17
  18                                                                                Refinance     18
18.01   Performance Bikes                                       5,768  08/31/14                  18.01
18.02                                                                                            18.02
  19                                                                               Acquisition    19
  20    AEOU, Girl Named Bo                                     3,218  01/31/08     Refinance     20
  21    Thompson - ISI                                         14,681  08/31/07    Acquisition    21
  22                                                                               Acquisition    22
  23    JC Penney                                              34,160  10/31/09     Refinance     23
  24                                                                               Acquisition    24
  25    California State Board of Equalization                  5,051  08/31/13     Refinance     25
  26                                                                               Acquisition    26
  27                                                                               Acquisition    27
  28    Panera Bread                                            4,770  03/31/16     Refinance     28
  29    Michaels                                               17,500  02/01/08    Acquisition    29
  30    O'Mama Mia                                              3,200  01/31/15     Refinance     30
  31    Mineral Acquis. Part                                   15,166  12/31/12     Refinance     31
  32                                                                                Refinance     32
  33    HomeGoods                                              24,939  01/31/13    Acquisition    33
  34                                                                                Refinance     34
  35    Fashion Bug                                             7,700  03/31/08    Acquisition    35
  36                                                                                Refinance     36
  37                                                                                Refinance     37
  38                                                                                Refinance     38
  39    Hua Hong, Inc. (Ming's Garden)                          2,450  01/31/16     Refinance     39
  40                                                                               Acquisition    40
  41    Sonora Carpet Mart                                     21,440  06/30/10     Refinance     41
  42                                                                               Acquisition    42
  43    Kaiser Permanente/Rudolf Sleten                         6,468  03/22/07     Refinance     43
  44    Rockland County Dept of Social Services                 8,702  02/28/10    Acquisition    44
  45    Walgreens(Ground Lease)                                15,004  03/14/67     Refinance     45
  46    Life Generations Healthcare                             7,497  07/31/08     Refinance     46
  47    MEDITERRANO, INC.                                       7,707  11/30/10     Refinance     47
  48    Aguayo, Fonseca, and Duran dba Taqueria Los Gallos      2,400  12/31/08     Refinance     48
  49    Point Loma Nazarene University                         11,854  08/31/10     Refinance     49
  50    Dollar Tree                                            10,070  07/13/09    Acquisition    50
  51    Aldi Foods                                             17,703  11/23/13     Refinance     51
  52    Montwood 7 Theatres                                    18,875  06/30/07     Refinance     52
  53    Regional Pulmonary Associates, P.A.                     4,232  08/31/08     Refinance     53
  54    Office Depot                                           25,050  12/31/09    Acquisition    54
  55                                                                                Refinance     55
  56                                                                                Refinance     56
  57                                                                               Acquisition    57
  58                                                                               Acquisition    58
  59                                                                                Refinance     59
  60                                                                                Refinance     60
  61    Reborn in Christ                                        4,993  09/31/08     Refinance     61
  62    NVR Mortgage                                            7,400  07/31/12     Refinance     62
  63    Color Correction                                        3,750  09/30/08     Refinance     63
  64                                                                                Refinance     64
  65    Karate Studio                                           2,535  06/30/11    Acquisition    65
  66                                                                                Refinance     66
  67    Law Offices of Lewis and Assoc.                         8,413  10/31/10    Acquisition    67
  68                                                                                Refinance     68
  69    L3 Communications Corp.                                10,206  06/30/07    Acquisition    69
  70                                                                                Refinance     70
  71                                                                                Refinance     71
  72                                                                                Refinance     72
  73    Pizza Hut                                               1,669  06/30/15     Refinance     73
  74    Dr. Kalpari                                             2,200  03/31/09     Refinance     74
  75    US Synthetic                                           16,000  12/31/08     Refinance     75
  76    Lutheran Social Services                                5,945  09/30/07     Refinance     76
  77                                                                                Refinance     77
  78    Suntrust Bank                                           4,277  01/31/34     Refinance     78
  79                                                                                Refinance     79
  80    Dollar Tree                                            10,000  12/31/10    Acquisition    80
  81                                                                                Refinance     81
  82    Bank One                                                5,000  11/30/07    Acquisition    82
  83    Res-Care of New Jersey, Inc.                           11,100  12/31/10    Acquisition    83
  84    Peninsula Inst.                                         7,800  09/30/10    Acquisition    84
  85    T.F. Stone Companies                                    7,813  07/31/12     Refinance     85
  86                                                                               Acquisition    86
  87    EyeLand Optical                                         1,285  11/30/10     Refinance     87
  88                                                                                Refinance     88
  89    South River Technologies                                3,200  03/31/09     Refinance     89
  90    Cope Associates                                         5,856  04/30/07     Refinance     90
  91                                                                               Acquisition    91
  92                                                                                Refinance     92
  93    Family Dollar Stores                                    8,800  06/30/10    Acquisition    93
  94                                                                                Refinance     94
  95                                                                                Refinance     95
  96                                                                                Refinance     96
  97                                                                                Refinance     97
  98                                                                                Refinance     98
  99                                                                                Refinance     99
 100                                                                                Refinance     100
 101    Ultra Voice                                             1,920  12/31/08     Refinance     101
 102                                                                               Acquisition    102
 103    Orland Transmission                                     3,350  08/31/10     Refinance     103
 104    Briar Patch Tea Room                                    2,800  11/30/07    Acquisition    104
 105    Kyoto Fantasy Express                                   3,000  06/30/13     Refinance     105
 106                                                                                Refinance     106
 107                                                                               Acquisition    107
 108    The Assembly                                            1,666  05/30/11     Refinance     108
 109    DLS Kaizen Enterprises, Inc.                            1,555  03/31/11     Refinance     109
 110    Seagull Book & Tape, Inc.                               3,944  04/01/10     Refinance     110
 111                                                                               Acquisition    111
 112                                                                               Acquisition    112
 113                                                                                Refinance     113
 114                                                                                Refinance     114
 115                                                                                Refinance     115
 116                                                                                Refinance     116
 117    Quizno's                                                1,488  09/30/15    Acquisition    117
 118                                                                                Refinance     118
118.01                                                                                          118.01
118.02                                                                                          118.02
 119                                                                                Refinance     119
 120    CPR Medical Billing                                       630  01/31/07     Refinance     120

                             FOOTNOTES TO ANNEX A-1

(1)  With respect to cross-collateralized and cross-defaulted mortgage loans, the UW DSCR, Current LTV % and Maturity LTV % are calculated on an aggregate basis.

(2)  For mortgage loans secured by multiple Mortgaged Properties, each mortgage loan's Original Balance ($), Current Balance ($), and Maturity Balance ($)
     is allocated to the respective Mortgaged Property based on the mortgage loan documentation or the mortgage loan Seller's determination of the appropriate allocation.

(3)  Each letter identifies a group of related borrowers or crossed loans.

(4)  For each mortgage loan, the excess of the related Interest Rate over the related Servicing Fee Rate and the Trustee Fee Rate (together, the "Admin
     Fee").

(5)  For mortgage loans that are Interest-only for their entire term, the
     Monthly Debt Service($) was calculated as 1/12th of the product of (i) the
     Original Balance($), (ii) the Interest Rate(%) and (iii) 365/360.

(6)  Annual Debt Service is calculated by multiplying the Monthly Debt Service by 12.

(7)  For mortgage loans with an Interest-only period, the I/O Period reflects the initial Interest-only period as of the respective Note Date of the mortgage loan.

(8)  With respect to Loan Number 1, the loan has an initial open period for prepayment of 24 months prior to loan maturity. After a total of $100 million has been prepaid on the A-1 Fixed Rate Note included in the Trust the borrower is restricted from further prepayments until 6 months prior to loan maturity.

(9)  With respect to Loan Number 20 and Loan Number 108, the total square footage presented does not include the multifamily portion of the collateral (62 units and 11 units, respectively).

(10) The "L" component of the prepayment provision represents remaining lockout payments.

     The "Def" component of the prepayment provision represents remaining defeasance payments.

     With respect to Loan Numbers 1, 2, 35, 44, 59, 75 and 111, the "L"
     component and the "Def" component of the prepayment provision could in some cases be impacted by the timing of the securitization of the associated pari-passu portion or B-note.

(11) The UW DSCR for all partial interest-only loans was calculated based on the first principal and interest payment made after the Origination Date during the term of the loan.

(12) Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

(13) Represents the monthly amounts required to be deposited by the borrower.
     The amount required to be deposited in such account may be capped pursuant to the loan documents.

(14) With respect to Loan Numbers 2 ($490,000,000 "as is" value), 6
     ($123,450,000 "as is" value), 37 ($18,000,000 "as is" value), 39
     ($16,200,000 "as is" value), 61 ($7,750,000 "as is" value), and 62
     ($10,000,000 "as is" value), the appraisal values and appraisal dates are reflective of the "as-stablized" values defined in the respective appraisals.

(15) With respect to Loan Number 5 (REPM Portfolio), the monthly debt service is the average of all monthly principal and interest debt service payments that are based on a fixed amortization schedule as outlined in the related loan documents.

(16) With respect to Loan Number 35 (Church Square), the mortgage loan is encumbered by additional debt financing in the amount of $2,812,176.20 from the City of Cleveland. The City of Cleveland agreed to make its loan pari passu with the Church Square mortgage loan included in the trust. The combined financing results in a DSCR of 1.12x and LTV of 84.0%.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                       ANNEX A-2

               CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS
                            AND MORTGAGED PROPERTIES

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                       ANNEX A-2

                              CUT-OFF DATE BALANCES

                                                                                         WEIGHTED AVERAGES
                                                                        --------------------------------------------------
                                                AGGREGATE       % OF                 STATED            CUT-OFF
                                 NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE    LTV RATIO
                                  MORTGAGE        DATE          POOL    MORTGAGE      TERM       UW      LTV         AT
CUT-OFF DATE BALANCES              LOANS         BALANCE      BALANCE     RATE       (MOS.)     DSCR    RATIO     MATURITY
--------------------------------------------------------------------------------------------------------------------------

    $599,316 -   $2,999,999          13      $   30,644,699      1.4%    6.2585%      117      1.26x    71.7%      62.4%
  $3,000,000 -   $3,999,999          10          34,046,013      1.6     6.3589       117      1.25x    72.2%      62.6%
  $4,000,000 -   $4,999,999           9          39,913,662      1.9     6.1911       118      1.24x    74.1%      64.9%
  $5,000,000 -   $6,999,999          20         119,933,999      5.6     6.2052       115      1.35x    69.1%      61.4%
  $7,000,000 -   $9,999,999          23         202,489,775      9.4     6.1806       114      1.25x    71.0%      63.6%
 $10,000,000 -  $14,999,999          15         187,428,381      8.7     6.1104       121      1.32x    69.5%      57.1%
 $15,000,000 -  $24,999,999          14         255,176,129     11.9     6.1688       111      1.24x    72.0%      63.6%
 $25,000,000 -  $49,999,999           7         237,290,000     11.0     6.1429       124      1.34x    72.5%      67.3%
 $50,000,000 - $149,999,999           7         585,503,482     27.3     6.1028       113      1.30x    77.0%      72.4%
$150,000,000 - $250,000,000           2         455,000,000     21.2     6.1052        98      1.51x    68.4%      68.4%
                                 -----------------------------------------------------------------------------------------
TOTAL:                              120      $2,147,426,140    100.0%    6.1372%      112      1.34X    72.2%      66.7%
                                 =========================================================================================

                                 MORTGAGE RATES

                                                                                         WEIGHTED AVERAGES
                                                                        --------------------------------------------------
                                                AGGREGATE       % OF                 STATED            CUT-OFF
                                 NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE    LTV RATIO
                                  MORTGAGE        DATE          POOL    MORTGAGE      TERM       UW      LTV         AT
MORTGAGE RATES                     LOANS         BALANCE      BALANCE     RATE       (MOS.)     DSCR    RATIO     MATURITY
--------------------------------------------------------------------------------------------------------------------------

5.1600% - 5.4999%                     2      $   25,153,635      1.2%    5.2646%       73      1.32x    73.5%      64.1%
5.5000% - 5.9999%                    12         245,657,382     11.4     5.8228       118      1.32x    73.5%      62.7%
6.0000% - 6.4999%                    97       1,815,579,530     84.5     6.1764       111      1.34x    72.1%      67.6%
6.5000% - 6.8400%                     9          61,035,594      2.8     6.5967       129      1.22x    69.9%      57.2%
                                 -----------------------------------------------------------------------------------------
TOTAL:                              120      $2,147,426,140    100.0%    6.1372%      112      1.34X    72.2%      66.7%
                                 =========================================================================================

                       ORIGINAL TERM TO MATURITY IN MONTHS

                                                                                         WEIGHTED AVERAGES
                                                                        --------------------------------------------------
                                                AGGREGATE       % OF                 STATED            CUT-OFF
                                 NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE    LTV RATIO
ORIGINAL TERM TO                  MORTGAGE        DATE          POOL    MORTGAGE      TERM       UW      LTV         AT
MATURITY IN MONTHS                 LOANS         BALANCE      BALANCE     RATE       (MOS.)     DSCR    RATIO     MATURITY
--------------------------------------------------------------------------------------------------------------------------

 60 -  72                             5      $   88,912,852      4.1%    6.2952%       58      1.40x    70.6%      69.7%
 73 -  84                             2         266,669,803     12.4     6.0791        81      1.53x    61.5%      60.8%
 85 - 120                           110       1,742,787,529     81.2     6.1319       118      1.31x    73.9%      67.6%
121 - 180                             3          49,055,957      2.3     6.3535       164      1.20x    75.1%      62.4%
                                 -----------------------------------------------------------------------------------------
TOTAL:                              120      $2,147,426,140    100.0%    6.1372%      112      1.34X    72.2%      66.7%
                                 =========================================================================================

                                   Annex A-2-1

                      REMAINING TERM TO MATURITY IN MONTHS

                                                                                         WEIGHTED AVERAGES
                                                                        --------------------------------------------------
                                                AGGREGATE       % OF                 STATED            CUT-OFF
                                 NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE    LTV RATIO
REMAINING TERM TO                 MORTGAGE        DATE          POOL    MORTGAGE      TERM       UW      LTV         AT
MATURITY IN MONTHS                 LOANS         BALANCE      BALANCE     RATE       (MOS.)     DSCR    RATIO     MATURITY
--------------------------------------------------------------------------------------------------------------------------

 54 -  60                             5      $   88,912,852      4.1%    6.2952%       58      1.40x    70.6%      69.7%
 61 -  84                             3         275,153,635     12.8     6.0603        81      1.52x    61.7%      60.8%
 85 - 120                           109       1,734,303,697     80.8     6.1352       118      1.31x    73.9%      67.6%
121 - 178                             3          49,055,957      2.3     6.3535       164      1.20x    75.1%      62.4%
                                 -----------------------------------------------------------------------------------------
TOTAL:                              120      $2,147,426,140    100.0%    6.1372%      112      1.34X    72.2%      66.7%
                                 =========================================================================================

                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)

                                                                                         WEIGHTED AVERAGES
                                                                        --------------------------------------------------
                                                AGGREGATE       % OF                 STATED            CUT-OFF
                                 NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE    LTV RATIO
ORIGINAL AMORTIZATION             MORTGAGE        DATE          POOL    MORTGAGE      TERM       UW      LTV         AT
TERM IN MONTHS                     LOANS         BALANCE      BALANCE     RATE       (MOS.)     DSCR    RATIO     MATURITY
--------------------------------------------------------------------------------------------------------------------------

240 - 240                             3      $   41,213,495      2.9%    5.8321%      117      1.61x    60.1%      39.4%
241 - 300                             9         104,078,941      7.3     6.1808       118      1.31x    70.0%      54.9%
301 - 360                           100       1,201,030,222     84.6     6.1320       117      1.25x    73.8%      66.4%
361 - 420                             1          72,763,482      5.1     6.1800       119      1.20x    79.7%      71.8%
                                 -----------------------------------------------------------------------------------------
TOTAL:                              113      $1,419,086,140    100.0%    6.1293%      118      1.26X    73.4%      65.0%
                                 =========================================================================================

                    REMAINING AMORTIZATION TERM IN MONTHS(1)

                                                                                         WEIGHTED AVERAGES
                                                                        --------------------------------------------------
                                                AGGREGATE       % OF                 STATED            CUT-OFF
                                 NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE    LTV RATIO
REMAINING AMORTIZATION            MORTGAGE        DATE          POOL    MORTGAGE      TERM       UW      LTV         AT
TERM IN MONTHS                     LOANS         BALANCE      BALANCE     RATE       (MOS.)     DSCR    RATIO     MATURITY
--------------------------------------------------------------------------------------------------------------------------

234 - 240                             3      $   41,213,495      2.9%    5.8321%      117      1.61x    60.1%      39.4%
241 - 300                             9         104,078,941      7.3     6.1808       118      1.31x    70.0%      54.9%
301 - 360                           100       1,201,030,222     84.6     6.1320       117      1.25x    73.8%      66.4%
361 - 419                             1          72,763,482      5.1     6.1800       119      1.20x    79.7%      71.8%
                                 -----------------------------------------------------------------------------------------
TOTAL:                              113      $1,419,086,140    100.0%    6.1293%      118      1.26X    73.4%      65.0%
                                 =========================================================================================

(1)  Does not include the mortgage loans that are interest-only for their entire term.

                                   Annex A-2-2

                               AMORTIZATION TYPES

                                                                                         WEIGHTED AVERAGES
                                                                        --------------------------------------------------
                                                AGGREGATE       % OF                 STATED            CUT-OFF
                                 NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE    LTV RATIO
                                  MORTGAGE        DATE          POOL    MORTGAGE      TERM       UW      LTV         AT
AMORTIZATION TYPES                 LOANS         BALANCE      BALANCE     RATE       (MOS.)     DSCR    RATIO     MATURITY
--------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Partial Interest-Only                60      $  934,922,832     43.5%    6.1187%      117      1.24x    74.9%      68.3%
Balloon                              53         484,163,308     22.5     6.1499       118      1.31x    70.5%      58.8%
Interest-Only                         7         728,340,000     33.9     6.1526       101      1.48x    70.0%      70.0%
                                 -----------------------------------------------------------------------------------------
TOTAL:                              120      $2,147,426,140    100.0%    6.1372%      112      1.34X    72.2%      66.7%
                                 =========================================================================================

               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                                                                                         WEIGHTED AVERAGES
                                                                        --------------------------------------------------
UNDERWRITTEN                                    AGGREGATE       % OF                 STATED            CUT-OFF
CASH FLOW                        NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE    LTV RATIO
DEBT SERVICE                      MORTGAGE        DATE          POOL    MORTGAGE      TERM       UW      LTV         AT
COVERAGE RATIOS                    LOANS         BALANCE      BALANCE     RATE       (MOS.)     DSCR    RATIO     MATURITY
--------------------------------------------------------------------------------------------------------------------------

1.15X - 1.19X                        15      $  166,107,911      7.7%    6.3059%      112      1.16x    74.7%      69.0%
1.20X - 1.29X                        68         979,138,020     45.6     6.1198       120      1.23x    75.9%      67.6%
1.30X - 1.39X                        17         218,082,396     10.2     6.0879       110      1.32x    73.1%      68.5%
1.40X - 1.49X                         9         358,726,814     16.7     6.1431       117      1.45x    73.6%      70.9%
1.50X - 1.69X                         7         369,432,681     17.2     6.1466        85      1.55x    62.8%      61.7%
1.70X - 1.99X                         3          50,938,318      2.4     6.0058       119      1.76x    52.2%      44.0%
2.00X - 2.09X                         1           5,000,000      0.2     6.3200       118      2.09x    37.6%      37.6%
                                 -----------------------------------------------------------------------------------------
TOTAL:                              120      $2,147,426,140    100.0%    6.1372%      112      1.34X    72.2%      66.7%
                                 =========================================================================================

                             CUT-OFF DATE LTV RATIOS

                                                                                        WEIGHTED AVERAGES
                                                                        --------------------------------------------------
                                                AGGREGATE       % OF                 STATED            CUT-OFF
                                 NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE    LTV RATIO
CUT-OFF DATE                      MORTGAGE        DATE         POOL     MORTGAGE      TERM       UW      LTV         AT
LTV RATIOS                         LOANS         BALANCE      BALANCE     RATE       (MOS.)     DSCR    RATIO     MATURITY
--------------------------------------------------------------------------------------------------------------------------

37.5% - 50.0%                         2      $   11,000,000      0.5%    6.0636%      119      1.98x    37.5%      34.4%
50.1% - 60.0%                         9         105,890,616      4.9     6.0773       113      1.59x    55.5%      46.6%
60.1% - 65.0%                        11         332,550,147     15.5     6.1605        92      1.47x    61.3%      58.9%
65.1% - 70.0%                        22         300,630,717     14.0     6.2474       117      1.34x    68.3%      62.8%
70.1% - 75.0%                        29         337,379,005     15.7     6.1693       109      1.29x    72.7%      65.0%
75.1% - 80.3%                        47       1,059,975,656     49.4     6.0952       118      1.28x    78.7%      73.2%
                                 -----------------------------------------------------------------------------------------
TOTAL:                              120      $2,147,426,140    100.0%    6.1372%      112      1.34X    72.2%      66.7%
                                 =========================================================================================

                                   Annex A-2-3

                            MATURITY DATE LTV RATIOS

                                                                          WEIGHTED AVERAGES
                                                         --------------------------------------------------
                                 AGGREGATE       % OF                 STATED            CUT-OFF
                  NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE    LTV RATIO
MATURITY DATE      MORTGAGE        DATE          POOL    MORTGAGE      TERM       UW      LTV         AT
LTV RATIOS          LOANS         BALANCE      BALANCE     RATE       (MOS.)     DSCR    RATIO     MATURITY
-----------------------------------------------------------------------------------------------------------

31.7% - 40.0%          5      $   49,695,337      2.3%    6.0261%      131      1.65x    52.7%      36.2%
40.1% - 50.0%          5          45,784,388      2.1     6.1000       117      1.47x    60.2%      47.4%
50.1% - 60.0%         21         203,288,704      9.5     6.2517       117      1.36x    64.6%      54.6%
60.1% - 70.0%         63         985,201,229     45.9     6.1451       107      1.34x    69.7%      64.7%
70.1% - 80.3%         26         863,456,482     40.2     6.1096       115      1.31x    78.7%      74.7%
                  ----------------------------------------------------------------------------------------
TOTAL:               120      $2,147,426,140    100.0%    6.1372%      112      1.34X    72.2%      66.7%
                  ========================================================================================

                         TYPE OF MORTGAGED PROPERTIES(1)

                                                                      WEIGHTED AVERAGES
                                                                 ---------------------------
                                       AGGREGATE         % OF            CUT-OFF
                         NUMBER OF      CUT-OFF        INITIAL             DATE
                         MORTGAGED       DATE            POOL      UW      LTV
PROPERTY TYPE            PROPERTIES     BALANCE        BALANCE    DSCR    RATIO    OCCUPANCY
--------------------------------------------------------------------------------------------

OFFICE
Suburban                      46      $  487,631,265     22.7%   1.43x    65.2%      85.6%
CBD                            8         412,732,158     19.2    1.36x    78.2%      89.9%
                         ------------------------------------------------------------------
SUBTOTAL:                     54      $  900,363,423     41.9%   1.40X    71.2%      87.6%

RETAIL
Anchored                      31      $  446,448,460     20.8%   1.27x    74.8%      95.2%
Shadow Anchored                5          67,384,669      3.1    1.33x    68.0%      94.1%
Unanchored                     8          37,913,662      1.8    1.29x    67.6%      94.6%
                         ------------------------------------------------------------------
SUBTOTAL:                     44      $  551,746,791     25.7%   1.28X    73.5%      95.1%

MULTIFAMILY
Garden                        38      $  329,780,393     15.4%   1.23x    75.2%      94.1%
Student Housing                2          16,441,339      0.8    1.41x    61.6%      94.6%
                         -------------------------------------------------------------------
SUBTOTAL:                     40      $  346,221,732     16.1%   1.24X    74.5%      94.1%

INDUSTRIAL
Warehouse/Distribution        10      $   78,792,789      3.7%   1.28x    75.6%     100.0%
Flex                           6          77,448,000      3.6    1.24x    78.1%      99.5%
                         -------------------------------------------------------------------
SUBTOTAL:                     16      $  156,240,789      7.3%   1.26X    76.8%      99.7%

HOTEL
Full Service                   4      $  110,524,861      5.1%   1.63x    62.6%        NAP
Limited Service                2          11,793,567      0.5    1.38x    69.1%        NAP
                         -------------------------------------------------------------------
SUBTOTAL:                      6      $  122,318,428      5.7%   1.61X    63.2%        NAP

MANUFACTURED HOUSING           7      $   37,677,400      1.8%   1.25x    69.9%      90.0%

MIXED USE
Multifamily/Retail             2      $   22,997,687      1.1%   1.23x    69.5%      92.3%
Office/Retail                  1           9,859,891      0.5    1.21x    71.4%      94.5%
                         -------------------------------------------------------------------
SUBTOTAL:                      3      $   32,857,578      1.5%   1.22X    70.0%      93.0%
                         -------------------------------------------------------------------
TOTAL:                       170      $2,147,426,140    100.0%   1.34X    72.2%      91.8%
                         ===================================================================

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                   Annex A-2-4

                       MORTGAGED PROPERTIES BY LOCATION(1)

                                                                          WEIGHTED AVERAGES
                                                         --------------------------------------------------
                                 AGGREGATE       % OF                 STATED            CUT-OFF
                  NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE    LTV RATIO
                  MORTGAGED        DATE          POOL    MORTGAGE      TERM       UW      LTV         AT
LOCATION         PROPERTIES       BALANCE      BALANCE     RATE       (MOS.)     DSCR    RATIO     MATURITY
-----------------------------------------------------------------------------------------------------------

California            33      $  417,922,901     19.5%    6.1562%       97      1.43x    62.9%      59.5%
Texas                 21         235,845,555     11.0     6.1805       101      1.30x    74.5%      67.8%
Illinois               8         227,022,168     10.6     6.0931       116      1.44x    77.5%      76.9%
Michigan              11         144,666,030      6.7     6.1596       128      1.22x    76.9%      68.4%
Virginia               6         143,200,481      6.7     6.1817       120      1.39x    73.6%      71.8%
Ohio                   8         113,910,000      5.3     6.2292       109      1.36x    73.8%      70.0%
Florida               12          82,409,042      3.8     6.1478       114      1.38x    71.2%      63.2%
New York               7          75,064,254      3.5     6.2756       119      1.37x    67.8%      62.4%
Massachusetts          3          74,032,000      3.4     5.8625       119      1.25x    80.0%      71.9%
Maryland               7          72,953,567      3.4     6.2429       118      1.25x    73.6%      69.6%
Indiana                8          64,963,410      3.0     6.2380       118      1.31x    69.8%      56.7%
Wisconsin              3          64,610,000      3.0     5.9924       119      1.21x    74.8%      67.9%
New Jersey             4          62,480,000      2.9     6.2293       118      1.20x    76.8%      69.5%
South Carolina         4          56,885,476      2.6     5.9918       131      1.24x    75.4%      63.4%
Georgia                3          40,838,000      1.9     6.0234       119      1.28x    77.0%      70.4%
North Carolina         3          26,979,463      1.3     5.9165       117      1.53x    62.8%      47.5%
Oklahoma               2          24,488,349      1.1     6.2060       119      1.24x    76.7%      67.0%
Pennsylvania           4          24,191,000      1.1     6.1640       117      1.27x    76.3%      71.2%
West Virginia          1          23,120,000      1.1     6.0250       118      1.20x    79.2%      75.2%
Utah                   2          23,084,803      1.1     5.5546        85      1.35x    76.6%      66.5%
Oregon                 2          22,750,000      1.1     6.1500       119      1.25x    69.3%      62.7%
Arizona                2          18,250,000      0.8     6.2068       119      1.18x    73.7%      66.4%
Delaware               1          16,100,000      0.7     6.3175       118      1.41x    68.2%      68.2%
Missouri               1          14,000,000      0.7     6.0200       118      1.21x    76.5%      71.6%
Colorado               2          13,789,338      0.6     6.1928       118      1.40x    68.5%      62.1%
Washington             1          12,234,669      0.6     6.1000       119      1.27x    66.1%      51.5%
Tennessee              2           9,991,805      0.5     6.1947       119      1.22x    73.4%      64.7%
Arkansas               2           9,654,305      0.4     6.2478       117      1.32x    77.9%      66.7%
Kansas                 2           8,734,033      0.4     6.0646       117      1.25x    79.6%      73.4%
Connecticut            1           8,200,000      0.4     6.3175       118      1.41x    68.2%      68.2%
Minnesota              1           5,740,569      0.3     6.0500       118      1.22x    76.5%      65.1%
Iowa                   1           4,677,305      0.2     5.5700       113      1.21x    79.3%      66.8%
Idaho                  1           2,845,617      0.1     6.2900       118      1.20x    71.5%      61.3%
Nevada                 1           1,792,000      0.1     6.0570       117      1.26x    80.0%      75.4%
                 ------------------------------------------------------------------------------------------
TOTAL:               170      $2,147,426,140    100.0%    6.1372%      112      1.34X    72.2%      66.7%
                 ==========================================================================================

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                   Annex A-2-5

                          YEARS BUILT/RENOVATED(1), (2)

                                                                                          WEIGHTED AVERAGES
                                                                         --------------------------------------------------
                                                 AGGREGATE       % OF                 STATED            CUT-OFF
                                  NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE    LTV RATIO
YEARS                             MORTGAGED        DATE          POOL    MORTGAGE      TERM       UW      LTV         AT
BUILT/RENOVATED                  PROPERTIES       BALANCE      BALANCE     RATE       (MOS.)     DSCR    RATIO     MATURITY
---------------------------------------------------------------------------------------------------------------------------

1923 - 1959                            2      $   16,293,808      0.8%    6.3605%      119      1.23x    76.5%      67.3%
1960 - 1969                            3          14,600,000      0.7     6.2639       119      1.26x    75.7%      68.5%
1970 - 1979                           13         105,277,862      4.9     6.1877       102      1.39x    65.4%      60.4%
1980 - 1989                           31         484,642,461     22.6     6.1570       110      1.38x    70.7%      67.4%
1990 - 1999                           38         688,308,266     32.1     6.0904       115      1.36x    74.2%      69.4%
2000 - 2006                           83         838,303,744     39.0     6.1513       112      1.29x    72.2%      64.9%
                                 ------------------------------------------------------------------------------------------
TOTAL:                               170      $2,147,426,140    100.0%    6.1372%      112      1.34X    72.2%      66.7%
                                 ==========================================================================================

                              PREPAYMENT PROTECTION

                                                                                         WEIGHTED AVERAGES
                                                                        --------------------------------------------------
                                                AGGREGATE       % OF                 STATED            CUT-OFF
                                 NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE    LTV RATIO
PREPAYMENT                       MORTGAGED        DATE          POOL    MORTGAGE      TERM       UW      LTV         AT
PROTECTION                         LOANS         BALANCE      BALANCE     RATE       (MOS.)     DSCR    RATIO     MATURITY
--------------------------------------------------------------------------------------------------------------------------

Defeasance                          114      $2,112,028,518     98.4%    6.1354%      112      1.34x    72.3%      66.8%
Yield Maintenance                     5          32,152,142      1.5     6.2057        87      1.28x    68.9%      63.2%
Defeasance/Yield Maintenance          1           3,245,481      0.2     6.6500       178      1.21x    69.1%      52.1%
                                 -----------------------------------------------------------------------------------------
TOTAL:                              120      $2,147,426,140    100.0%    6.1372%      112      1.34X    72.2%      66.7%
                                 =========================================================================================

                          PARTIAL INTEREST ONLY PERIODS

                                                                                       WEIGHTED AVERAGES
                                                                      ---------------------------------------------------
                                               AGGREGATE      % OF                 STATED            CUT-OFF
                                 NUMBER OF      CUT-OFF     INITIAL              REMAINING             DATE    LTV RATIO
PARTIAL INTEREST                 MORTGAGED       DATE         POOL    MORTGAGE      TERM       UW      LTV         AT
ONLY PERIODS                       LOANS        BALANCE     BALANCE     RATE       (MOS.)     DSCR    RATIO     MATURITY
-------------------------------------------------------------------------------------------------------------------------

12 - 12                              3       $ 19,614,832      2.1%    6.0096%      100      1.28x    69.9%       60.5%
13 - 24                             12        285,525,000     30.5     6.0494       115      1.22x    77.2%       68.8%
25 - 36                             29        314,483,000     33.6     6.1802       115      1.23x    73.2%       66.6%
37 - 48                              2         10,575,000      1.1     6.1890       119      1.23x    79.2%       73.1%
49 - 84                             14        304,725,000     32.6     6.1247       122      1.28x    74.6%       69.9%
                                 -----------------------------------------------------------------------------------------
                                    60       $934,922,832    100.0%    6.1187%      117      1.24X    74.9%       68.3%
                                 =========================================================================================

(1)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                   Annex A-2-6

                                                                       ANNEX A-2

               CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS
                            AND MORTGAGED PROPERTIES

              CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                   WEIGHTED AVERAGES
                                                                     ---------------------------------------------
                                          AGGREGATE        % OF                  STATED         CUT-OFF
                            NUMBER OF      CUT-OFF        INITIAL              REMAINING          DATE   LTV RATIO
                             MORTGAGE        DATE      LOAN GROUP 1  MORTGAGE    TERM      UW     LTV        AT
CUT-OFF DATE BALANCES         LOANS        BALANCE        BALANCE      RATE      (MOS.)   DSCR   RATIO    MATURITY
------------------------------------------------------------------------------------------------------------------

   $599,316 -   $2,999,999       9     $   20,925,546        1.2%      6.2903%     118    1.27x   70.6%     61.6%
 $3,000,000 -   $3,999,999       7         23,310,122        1.3       6.4592      118    1.20x   72.1%     62.9%
 $4,000,000 -   $4,999,999       5         22,368,567        1.3       6.3010      119    1.26x   74.4%     65.3%
 $5,000,000 -   $6,999,999      15         87,276,051        4.9       6.2431      118    1.34x   70.4%     62.8%
 $7,000,000 -   $9,999,999      17        150,984,812        8.5       6.2160      116    1.24x   71.7%     64.2%
$10,000,000 -  $14,999,999      13        160,870,783        9.0       6.1026      122    1.32x   69.1%     56.3%
$15,000,000 -  $24,999,999      12        216,576,129       12.2       6.1396      115    1.26x   71.8%     62.9%
$25,000,000 -  $49,999,999       6        208,900,000       11.7       6.1324      125    1.36x   72.0%     67.1%
$50,000,000 - $250,000,000       7        887,740,000       49.9       6.0979      104    1.42x   72.5%     70.8%
                            --------------------------------------------------------------------------------------
TOTAL:                          91     $1,778,952,008      100.0%      6.1342%     112    1.36X   71.9%     66.9%
                            ======================================================================================

                 MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                   WEIGHTED AVERAGES
                                                                     ---------------------------------------------
                                          AGGREGATE        % OF                  STATED         CUT-OFF
                            NUMBER OF      CUT-OFF        INITIAL              REMAINING          DATE   LTV RATIO
                             MORTGAGE        DATE      LOAN GROUP 1  MORTGAGE    TERM      UW     LTV        AT
MORTGAGE RATES                LOANS        BALANCE        BALANCE      RATE      (MOS.)   DSCR   RATIO    MATURITY
------------------------------------------------------------------------------------------------------------------

5.1600% - 5.4999%                2     $   25,153,635        1.4%      5.2646%      73    1.32x   73.5%     64.1%
5.5000% - 5.9999%                6        212,783,495       12.0       5.8244      119    1.31x   74.3%     63.5%
6.0000% - 6.4999%               74      1,479,979,285       83.2       6.1744      111    1.37x   71.5%     67.8%
6.5000% - 6.8400%                9         61,035,594        3.4       6.5967      129    1.22x   69.9%     57.2%
                            --------------------------------------------------------------------------------------
TOTAL:                          91     $1,778,952,008      100.0%      6.1342%     112    1.36X   71.9%     66.9%
                            ======================================================================================

       ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                   WEIGHTED AVERAGES
                                                                     ---------------------------------------------
                                          AGGREGATE        % OF                  STATED         CUT-OFF
                            NUMBER OF      CUT-OFF        INITIAL              REMAINING          DATE   LTV RATIO
ORIGINAL TERM TO             MORTGAGE        DATE      LOAN GROUP 1  MORTGAGE    TERM      UW     LTV        AT
MATURITY IN MONTHS            LOANS        BALANCE        BALANCE      RATE      (MOS.)   DSCR   RATIO   MATURITY
------------------------------------------------------------------------------------------------------------------

 60 -  72                        2     $   55,912,852        3.1%      6.3269%      59    1.50x   71.5%     71.3%
 73 -  84                        2        266,669,803       15.0       6.0791       81    1.53x   61.5%     60.8%
 85 - 120                       84      1,407,313,397       79.1       6.1293      118    1.33x   73.7%     68.0%
121 - 180                        3         49,055,957        2.8       6.3535      164    1.20x   75.1%     62.4%
                            --------------------------------------------------------------------------------------
TOTAL:                          91     $1,778,952,008      100.0%      6.1342%     112    1.36X   71.9%     66.9%
                            ======================================================================================

                                  Annex A-2-7

      REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                   WEIGHTED AVERAGES
                                                                     ---------------------------------------------
                                          AGGREGATE        % OF                  STATED         CUT-OFF
                            NUMBER OF      CUT-OFF        INITIAL              REMAINING          DATE   LTV RATIO
REMAINING TERM TO            MORTGAGE        DATE      LOAN GROUP 1  MORTGAGE    TERM      UW     LTV        AT
MATURITY IN MONTHS            LOANS        BALANCE        BALANCE      RATE      (MOS.)   DSCR   RATIO    MATURITY
------------------------------------------------------------------------------------------------------------------

 59 -  60                        2     $   55,912,852        3.1%      6.3269%      59    1.50x   71.5%     71.3%
 61 -  84                        3        275,153,635       15.5       6.0603       81    1.52x   61.7%     60.8%
 85 - 120                       83      1,398,829,565       78.6       6.1333      118    1.33x   73.8%     68.0%
121 - 178                        3         49,055,957        2.8       6.3535      164    1.20x   75.1%     62.4%
                            --------------------------------------------------------------------------------------
TOTAL:                          91     $1,778,952,008      100.0%      6.1342%     112    1.36X   71.9%     66.9%
                            ======================================================================================

     ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                   WEIGHTED AVERAGES
                                                                   -----------------------------------------------
                                          AGGREGATE        % OF                  STATED         CUT-OFF
                            NUMBER OF      CUT-OFF        INITIAL              REMAINING          DATE   LTV RATIO
ORIGINAL AMORTIZATION        MORTGAGE        DATE      LOAN GROUP 1  MORTGAGE    TERM      UW     LTV        AT
TERM IN MONTHS                LOANS        BALANCE        BALANCE      RATE      (MOS.)   DSCR   RATIO   MATURITY
------------------------------------------------------------------------------------------------------------------

240 - 240                        3     $   41,213,495        3.9%      5.8321%     117    1.61x   60.1%     39.4%
241 - 300                        9        104,078,941        9.9       6.1808      118    1.31x   70.0%     54.9%
301 - 360                       72        905,319,572       86.2       6.1277      120    1.25x   74.1%     67.0%
                            --------------------------------------------------------------------------------------
TOTAL:                          84     $1,050,612,008      100.0%      6.1214%     119    1.27X   73.2%     64.7%
                            ======================================================================================

    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                     WEIGHTED AVERAGES
                                                                     ---------------------------------------------
                                          AGGREGATE        % OF                  STATED         CUT-OFF
                            NUMBER OF      CUT-OFF        INITIAL              REMAINING          DATE   LTV RATIO
REMAINING AMORTIZATION       MORTGAGE        DATE      LOAN GROUP 1  MORTGAGE    TERM      UW     LTV        AT
TERM IN MONTHS                LOANS        BALANCE        BALANCE      RATE      (MOS.)   DSCR   RATIO    MATURITY
------------------------------------------------------------------------------------------------------------------

234 - 240                        3     $   41,213,495        3.9%      5.8321%    117     1.61x   60.1%     39.4%
241 - 300                        9        104,078,941        9.9       6.1808     118     1.31x   70.0%     54.9%
301 - 360                       72        905,319,572       86.2       6.1277     120     1.25x   74.1%     67.0%
                            --------------------------------------------------------------------------------------
TOTAL:                          84     $1,050,612,008      100.0%      6.1214%    119     1.27X   73.2%     64.7%
                            ======================================================================================

(1)  Does not include the mortgage loans that are interest-only for their entire term.

                                  Annex A-2-8

               AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                     WEIGHTED AVERAGES
                                                                     ---------------------------------------------
                                          AGGREGATE        % OF                 STATED          CUT-OFF
                            NUMBER OF      CUT-OFF        INITIAL              REMAINING          DATE   LTV RATIO
                             MORTGAGE        DATE      LOAN GROUP 1  MORTGAGE    TERM      UW     LTV        AT
AMORTIZATION TYPES            LOANS        BALANCE        BALANCE      RATE     (MOS.)    DSCR   RATIO    MATURITY
------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Partial Interest-Only           49     $  744,497,832       41.9%     6.1026%     120     1.25x   75.1%     68.5%
Interest-Only                    7        728,340,000       40.9      6.1526      101     1.48x   70.0%     70.0%
Balloon                         35        306,114,176       17.2      6.1669      118     1.33x   68.5%     55.3%
                            --------------------------------------------------------------------------------------
TOTAL:                          91     $1,778,952,008      100.0%     6.1342%     112     1.36X   71.9%     66.9%

  UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN GROUP 1 MORTGAGE
                                      LOANS

                                                                                     WEIGHTED AVERAGES
                                                                     ---------------------------------------------
UNDERWRITTEN                              AGGREGATE        % OF                  STATED         CUT-OFF
CASH FLOW                   NUMBER OF      CUT-OFF        INITIAL              REMAINING          DATE   LTV RATIO
DEBT SERVICE                 MORTGAGE        DATE      LOAN GROUP 1  MORTGAGE    TERM      UW     LTV        AT
COVERAGE RATIOS               LOANS        BALANCE        BALANCE      RATE     (MOS.)    DSCR   RATIO    MATURITY
------------------------------------------------------------------------------------------------------------------

1.15X - 1.19X                   12     $  125,602,911        7.1%     6.2975%     119     1.17x   75.2%     69.5%
1.20X - 1.29X                   52        719,251,097       40.4      6.1104      121     1.23x   75.5%     67.3%
1.30X - 1.39X                   11        175,808,987        9.9      6.0854      114     1.32x   74.7%     70.7%
1.40X - 1.49X                    7        342,285,475       19.2      6.1453      117     1.45x   74.1%     71.8%
1.50X - 1.69X                    6        366,065,219       20.6      6.1483       85     1.55x   62.7%     61.7%
1.70X - 1.99X                    2         44,938,318        2.5      6.0266      119     1.75x   54.2%     45.6%
2.00X - 2.09X                    1          5,000,000        0.3      6.3200      118     2.09x   37.6%     37.6%
                            --------------------------------------------------------------------------------------
TOTAL:                          91     $1,778,952,008      100.0%     6.1342%     112     1.36X   71.9%     66.9%
                            ======================================================================================

             CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                     WEIGHTED AVERAGES
                                                                     ---------------------------------------------
                                          AGGREGATE        % OF                 STATED          CUT-OFF
                            NUMBER OF      CUT-OFF        INITIAL              REMAINING          DATE   LTV RATIO
CUT-OFF DATE                 MORTGAGE        DATE      LOAN GROUP 1  MORTGAGE    TERM      UW     LTV        AT
LTV RATIOS                    LOANS        BALANCE        BALANCE      RATE     (MOS.)    DSCR   RATIO    MATURITY
------------------------------------------------------------------------------------------------------------------

37.6% - 50.0%                    1     $    5,000,000        0.3%     6.3200%     118     2.09x   37.6%   37.6%
50.1% - 60.0%                    7         87,847,631        4.9      6.0552      118     1.64x   55.4%   45.6%
60.1% - 65.0%                    8        320,201,152       18.0      6.1630       92     1.48x   61.2%   58.9%
65.1% - 70.0%                   19        278,378,317       15.6      6.2549      117     1.35x   68.4%   63.2%
70.1% - 75.0%                   23        287,171,532       16.1      6.1779      107     1.29x   72.9%   65.4%
75.1% - 80.3%                   33        800,353,377       45.0      6.0724      119     1.30x   79.0%   74.3%
                            --------------------------------------------------------------------------------------
TOTAL:                          91     $1,778,952,008      100.0%     6.1342%     112     1.36X   71.9%   66.9%
                            ======================================================================================

                                   Annex A-2-9

            MATURITY DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                    WEIGHTED AVERAGES
                                                                     ---------------------------------------------
                                         AGGREGATE         % OF                  STATED         CUT-OFF
                            NUMBER OF     CUT-OFF         INITIAL              REMAINING          DATE   LTV RATIO
MATURITY DATE                MORTGAGE       DATE       LOAN GROUP 1  MORTGAGE    TERM      UW     LTV        AT
LTV RATIOS                    LOANS       BALANCE         BALANCE      RATE      (MOS.)   DSCR   RATIO    MATURITY
------------------------------------------------------------------------------------------------------------------

35.6% - 40.0%                    4     $   43,695,337        2.5%     6.0503%     133     1.62x   54.8%     36.8%
40.1% - 50.0%                    4         36,791,403        2.1      6.0682      117     1.48x   61.8%     47.9%
50.1% - 60.0%                   17        174,662,308        9.8      6.2716      120     1.37x   64.8%     54.2%
60.1% - 70.0%                   44        767,764,960       43.2      6.1495      105     1.37x   68.2%     64.3%
70.1% - 80.3%                   22        756,038,000       42.5      6.0949      116     1.32x   78.7%     75.1%
                            --------------------------------------------------------------------------------------
TOTAL:                          91     $1,778,952,008      100.0%     6.1342%     112     1.36X   71.9%     66.9%
                            ======================================================================================

         TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                          WEIGHTED AVERAGES
                                                                      ------------------------
                                           AGGREGATE        % OF            CUT-OFF
                             NUMBER OF      CUT-OFF        INITIAL            DATE
                             MORTGAGED        DATE      LOAN GROUP 1   UW     LTV
PROPERTY TYPE               PROPERTIES      BALANCE        BALANCE    DSCR    RATIO  OCCUPANCY
----------------------------------------------------------------------------------------------

OFFICE
Suburban                         46     $  487,631,265       27.4%    1.43x   65.2%     85.6%
CBD                               8        412,732,158       23.2     1.36x   78.2%     89.9%
                            ------------------------------------------------------------------
SUBTOTAL:                        54     $  900,363,423       50.6%    1.40X   71.2%     87.6%

RETAIL
Anchored                         31     $  446,448,460       25.1%    1.27x   74.8%     95.2%
Shadow Anchored                   5         67,384,669        3.8     1.33x   68.0%     94.1%
Unanchored                        8         37,913,662        2.1     1.29x   67.6%     94.6%
                            ------------------------------------------------------------------
SUBTOTAL:                        44     $  551,746,791       31.0%    1.28X   73.5%     95.1%

INDUSTRIAL
Warehouse/Distribution           10     $   78,792,789        4.4%    1.28x   75.6%    100.0%
Flex                              6         77,448,000        4.4     1.24x   78.1%     99.5%
                            ------------------------------------------------------------------
SUBTOTAL:                        16     $  156,240,789        8.8%    1.26X   76.8%     99.7%

HOTEL
Full Service                      4     $  110,524,861        6.2%    1.63x   62.6%       NAP
Limited Service                   2         11,793,567        0.7     1.38x   69.1%       NAP
                            ------------------------------------------------------------------
SUBTOTAL:                         6     $  122,318,428        6.9%    1.61X   63.2%       NAP

MIXED USE
Multifamily/Retail                2     $   22,997,687        1.3%    1.23x   69.5%     92.3%
Office/Retail                     1          9,859,891        0.6     1.21x   71.4%     94.5%
                            ------------------------------------------------------------------
SUBTOTAL:                         3     $   32,857,578        1.8%    1.22X   70.0%     93.0%

MANUFACTURED HOUSING              4     $   15,425,000        0.9%    1.21x   73.5%     84.8%
                            ------------------------------------------------------------------
TOTAL:                          127     $1,778,952,008      100.0%    1.36X   71.9%     91.3%
                            ==================================================================

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                  Annex A-2-10

       MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                     WEIGHTED AVERAGES
                                                                      ---------------------------------------------
                                           AGGREGATE        % OF                  STATED         CUT-OFF
                             NUMBER OF      CUT-OFF        INITIAL              REMAINING          DATE   LTV RATIO
                             MORTGAGED        DATE      LOAN GROUP 1  MORTGAGE     TERM     UW     LTV       AT
LOCATION                    PROPERTIES      BALANCE        BALANCE      RATE      (MOS.)   DSCR   RATIO    MATURITY
-------------------------------------------------------------------------------------------------------------------

California                       32     $  403,945,501       22.7%     6.1578%      96     1.44x   62.7%     59.6%
Illinois                          7        222,872,168       12.5      6.0887      116     1.45x   77.7%     77.2%
Virginia                          6        143,200,481        8.0      6.1817      120     1.39x   73.6%     71.8%
Texas                             6        103,252,352        5.8      6.2166       88     1.40x   73.3%     67.2%
Florida                           9         77,136,581        4.3      6.1516      114     1.38x   71.4%     63.4%
Massachusetts                     3         74,032,000        4.2      5.8625      119     1.25x   80.0%     71.9%
Maryland                          7         72,953,567        4.1      6.2429      118     1.25x   73.6%     69.6%
Ohio                              5         68,320,000        3.8      6.1966      119     1.46x   72.1%     69.4%
Wisconsin                         3         64,610,000        3.6      5.9924      119     1.21x   74.8%     67.9%
New Jersey                        4         62,480,000        3.5      6.2293      118     1.20x   76.8%     69.5%
Michigan                          4         60,972,035        3.4      6.2420      141     1.22x   78.2%     70.1%
South Carolina                    4         56,885,476        3.2      5.9918      131     1.24x   75.4%     63.4%
New York                          4         51,371,269        2.9      6.3292      118     1.33x   72.1%     67.4%
Georgia                           3         40,838,000        2.3      6.0234      119     1.28x   77.0%     70.4%
Indiana                           3         31,832,078        1.8      6.2756      118     1.42x   63.9%     47.9%
Oklahoma                          2         24,488,349        1.4      6.2060      119     1.24x   76.7%     67.0%
Pennsylvania                      4         24,191,000        1.4      6.1640      117     1.27x   76.3%     71.2%
West Virginia                     1         23,120,000        1.3      6.0250      118     1.20x   79.2%     75.2%
Utah                              2         23,084,803        1.3      5.5546       85     1.35x   76.6%     66.5%
Oregon                            2         22,750,000        1.3      6.1500      119     1.25x   69.3%     62.7%
Arizona                           2         18,250,000        1.0      6.2068      119     1.18x   73.7%     66.4%
Delaware                          1         16,100,000        0.9      6.3175      118     1.41x   68.2%     68.2%
North Carolina                    1         14,938,318        0.8      5.8140      118     1.70x   54.5%     35.6%
Missouri                          1         14,000,000        0.8      6.0200      118     1.21x   76.5%     71.6%
Colorado                          2         13,789,338        0.8      6.1928      118     1.40x   68.5%     62.1%
Washington                        1         12,234,669        0.7      6.1000      119     1.27x   66.1%     51.5%
Tennessee                         2          9,991,805        0.6      6.1947      119     1.22x   73.4%     64.7%
Kansas                            2          8,734,033        0.5      6.0646      117     1.25x   79.6%     73.4%
Connecticut                       1          8,200,000        0.5      6.3175      118     1.41x   68.2%     68.2%
Minnesota                         1          5,740,569        0.3      6.0500      118     1.22x   76.5%     65.1%
Idaho                             1          2,845,617        0.2      6.2900      118     1.20x   71.5%     61.3%
Nevada                            1          1,792,000        0.1      6.0570      117     1.26x   80.0%     75.4%
                            ---------------------------------------------------------------------------------------
TOTAL:                          127     $1,778,952,008      100.0%     6.1342%     112     1.36X   71.9%     66.9%
                            =======================================================================================

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                  Annex A-2-11

          YEARS BUILT/RENOVATED FOR LOAN GROUP 1 MORTGAGE LOANS(1),(2)

                                                                                     WEIGHTED AVERAGES
                                                                      ---------------------------------------------
                                           AGGREGATE       % OF                   STATED         CUT-OFF
                             NUMBER OF      CUT-OFF       INITIAL               REMAINING          DATE   LTV RATIO
YEARS                        MORTGAGED       DATE       LOAN GROUP 1  MORTGAGE     TERM     UW     LTV       AT
BUILT/RENOVATED             PROPERTIES      BALANCE       BALANCE       RATE      (MOS.)   DSCR   RATIO   MATURITY
-------------------------------------------------------------------------------------------------------------------

1923 - 1959                       2     $   16,293,808        0.9%     6.3605%     119     1.23x   76.5%    67.3%
1960 - 1969                       2          5,900,000        0.3      6.2107      118     1.29x   71.7%    64.5%
1970 - 1979                      11         94,188,784        5.3      6.1798      100     1.41x   64.8%    60.3%
1980 - 1989                      27        428,015,155       24.1      6.1593      111     1.41x   69.9%    67.1%
1990 - 1999                      30        611,953,266       34.4      6.0891      115     1.37x   74.4%    69.9%
2000 - 2006                      55        622,600,995       35.0      6.1475      111     1.31x   71.7%    64.8%
                            ---------------------------------------------------------------------------------------
TOTAL:                          127     $1,778,952,008      100.0%     6.1342%     112     1.36X   71.9%    66.9%
                            =======================================================================================

              PREPAYMENT PROTECTION FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                     ---------------------------------------------
                                         AGGREGATE        % OF                   STATED         CUT-OFF
                            NUMBER OF     CUT-OFF        INITIAL               REMAINING          DATE   LTV RATIO
PREPAYMENT                  MORTGAGED       DATE       LOAN GROUP 1  MORTGAGE     TERM     UW     LTV       AT
PROTECTION                    LOANS       BALANCE        BALANCE       RATE      (MOS.)   DSCR   RATIO   MATURITY
------------------------------------------------------------------------------------------------------------------

Defeasance                      88     $1,762,176,528       99.1%     6.1311%     112     1.36x   71.8%     66.9%
Yield Maintenance                2         13,530,000        0.8      6.4024      120     1.22x   76.3%     66.9%
Defeasance/Yield
   Maintenance                   1          3,245,481        0.2      6.6500      178     1.21x   69.1%     52.1%
                            --------------------------------------------------------------------------------------
TOTAL:                          91     $1,778,952,008      100.0%     6.1342%     112     1.36X   71.9%     66.9%
                            ======================================================================================

          PARTIAL INTEREST ONLY PERIODS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                  WEIGHTED AVERAGES
                                                                   ---------------------------------------------
                                         AGGREGATE       % OF                  STATED         CUT-OFF
                            NUMBER OF     CUT-OFF       INITIAL              REMAINING          DATE   LTV RATIO
PARTIAL INTEREST            MORTGAGED       DATE     LOAN GROUP 1  MORTGAGE     TERM     UW      LTV       AT
ONLY PERIODS                  LOANS       BALANCE       BALANCE      RATE      (MOS.)   DSCR    RATIO   MATURITY
----------------------------------------------------------------------------------------------------------------

12 - 12                          3     $ 19,614,832        2.6%     6.0096%     100     1.28x   69.9%     60.5%
13 - 24                          9      166,925,000       22.4      5.9596      120     1.24x   78.4%     69.5%
25 - 36                         22      251,413,000       33.8      6.1742      119     1.22x   73.7%     66.9%
37 - 48                          2       10,575,000        1.4      6.1890      119     1.23x   79.2%     73.1%
49 - 84                         13      295,970,000       39.8      6.1256      123     1.28x   74.5%     69.8%
                            ------------------------------------------------------------------------------------
                                49     $744,497,832      100.0%     6.1026%     120     1.25X   75.1%     68.5%
                            ======================================================================================

(1)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                  Annex A-2-12

                                                                       ANNEX A-2

              CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                   WEIGHTED AVERAGES
                                                                   ---------------------------------------------
                                         AGGREGATE       % OF                  STATED         CUT-OFF
                            NUMBER OF     CUT-OFF       INITIAL              REMAINING          DATE   LTV RATIO
                             MORTGAGE       DATE     LOAN GROUP 2  MORTGAGE    TERM      UW     LTV        AT
CUT-OFF DATE BALANCES         LOANS       BALANCE       BALANCE      RATE     (MOS.)    DSCR   RATIO    MATURITY
----------------------------------------------------------------------------------------------------------------

 $1,905,000 -  $2,999,999        4     $  9,719,153        2.6%     6.1899%     116     1.24x   74.1%     64.1%
 $3,000,000 -  $3,999,999        3       10,735,891        2.9      6.1413      115     1.37x   72.4%     61.9%
 $4,000,000 -  $4,999,999        4       17,545,096        4.8      6.0509      117     1.21x   73.6%     64.4%
 $5,000,000 -  $6,999,999        5       32,657,948        8.9      6.1041      105     1.39x   65.7%     57.7%
 $7,000,000 -  $9,999,999        6       51,504,963       14.0      6.0768      106     1.30x   68.9%     61.8%
$10,000,000 - $14,999,999        2       26,557,599        7.2      6.1574      118     1.29x   72.1%     61.6%
$15,000,000 - $24,999,999        2       38,600,000       10.5      6.3330       91     1.16x   73.5%     68.1%
$25,000,000 - $80,000,000        3      181,153,482       49.2      6.1509      118     1.21x   77.7%     69.6%
                            ------------------------------------------------------------------------------------
TOTAL:                          29     $368,474,132      100.0%     6.1519%     112     1.24X   74.1%     66.1%
                            ====================================================================================

                 MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                   WEIGHTED AVERAGES
                                                                   ---------------------------------------------
                                         AGGREGATE       % OF                  STATED         CUT-OFF
                            NUMBER OF     CUT-OFF       INITIAL              REMAINING          DATE   LTV RATIO
                             MORTGAGE       DATE     LOAN GROUP 2  MORTGAGE     TERM     UW     LTV        AT
MORTGAGE RATES                LOANS       BALANCE       BALANCE      RATE      (MOS.)   DSCR   RATIO    MATURITY
----------------------------------------------------------------------------------------------------------------

5.5700% - 5.9999%                6     $ 32,873,887        8.9%     5.8122%     115     1.42x   67.9%     57.6%
6.0000% - 6.2499%               16      276,076,857       74.9      6.1537      115     1.24x   74.9%     66.8%
6.2500% - 6.4100%                7       59,523,388       16.2      6.3315      100     1.18x   74.0%     67.6%
                            ------------------------------------------------------------------------------------
TOTAL:                          29     $368,474,132      100.0%     6.1519%     112     1.24X   74.1%     66.1%
                            ====================================================================================

       ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                   WEIGHTED AVERAGES
                                                                   ---------------------------------------------
                                         AGGREGATE       % OF                  STATED         CUT-OFF
                            NUMBER OF     CUT-OFF       INITIAL              REMAINING          DATE   LTV RATIO
ORIGINAL TERM TO             MORTGAGE       DATE     LOAN GROUP 2  MORTGAGE     TERM     UW     LTV        AT
MATURITY IN MONTHS            LOANS       BALANCE       BALANCE      RATE      (MOS.)   DSCR   RATIO    MATURITY
----------------------------------------------------------------------------------------------------------------

60 - 120                        29     $368,474,132      100.0%     6.1519%     112     1.24x   74.1%     66.1%
                            ------------------------------------------------------------------------------------
TOTAL:                          29     $368,474,132      100.0%     6.1519%     112     1.24X   74.1%     66.1%
                            ====================================================================================

                                  Annex A-2-13

      REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                   WEIGHTED AVERAGES
                                                                   ---------------------------------------------
                                         AGGREGATE       % OF                  STATED         CUT-OFF
                            NUMBER OF     CUT-OFF       INITIAL              REMAINING          DATE   LTV RATIO
REMAINING TERM TO            MORTGAGE       DATE     LOAN GROUP 2  MORTGAGE     TERM     UW     LTV        AT
MATURITY IN MONTHS(1)         LOANS       BALANCE       BALANCE      RATE      (MOS.)   DSCR   RATIO    MATURITY
----------------------------------------------------------------------------------------------------------------

54 - 120                        29     $368,474,132      100.0%     6.1519%     112     1.24x   74.1%     66.1%
                            ------------------------------------------------------------------------------------
TOTAL:                          29     $368,474,132      100.0%     6.1519%     112     1.24X   74.1%     66.1%
                            ====================================================================================

     ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                   WEIGHTED AVERAGES
                                                                   ---------------------------------------------
                                         AGGREGATE       % OF                  STATED         CUT-OFF
                            NUMBER OF     CUT-OFF       INITIAL              REMAINING          DATE   LTV RATIO
ORIGINAL AMORTIZATION        MORTGAGE       DATE     LOAN GROUP 2  MORTGAGE     TERM     UW     LTV        AT
TERM IN MONTHS                LOANS       BALANCE       BALANCE      RATE      (MOS.)   DSCR   RATIO   MATURITY
----------------------------------------------------------------------------------------------------------------

360 - 420                       29     $368,474,132      100.0%     6.1519%     112     1.24x   74.1%     66.1%
                            ------------------------------------------------------------------------------------
TOTAL:                          29     $368,474,132      100.0%     6.1519%     112     1.24X   74.1%     66.1%
                            ====================================================================================

    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                   WEIGHTED AVERAGES
                                                                   ---------------------------------------------
                                         AGGREGATE       % OF                  STATED         CUT-OFF
                            NUMBER OF     CUT-OFF       INITIAL              REMAINING          DATE   LTV RATIO
REMAINING AMORTIZATION       MORTGAGE       DATE     LOAN GROUP 2  MORTGAGE     TERM     UW     LTV        AT
TERM IN MONTHS                LOANS       BALANCE       BALANCE      RATE      (MOS.)   DSCR   RATIO   MATURITY
----------------------------------------------------------------------------------------------------------------

350 - 419                       29     $368,474,132      100.0%     6.1519%     112     1.24x   74.1%     66.1%
                            ------------------------------------------------------------------------------------
TOTAL:                          29     $368,474,132      100.0%     6.1519%     112     1.24X   74.1%     66.1%
                            ====================================================================================

(1)  Does not include the mortgage loans that are interest-only for their entire term.

                                  Annex A-2-14

               AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                   WEIGHTED AVERAGES
                                                                   ---------------------------------------------
                                         AGGREGATE       % OF                  STATED         CUT-OFF
                            NUMBER OF     CUT-OFF       INITIAL              REMAINING          DATE   LTV RATIO
                             MORTGAGE       DATE     LOAN GROUP 2  MORTGAGE     TERM     UW     LTV        AT
AMORTIZATION TYPES            LOANS       BALANCE       BALANCE      RATE      (MOS.)   DSCR   RATIO    MATURITY
----------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Partial Interest-Only           11     $190,425,000       51.7%     6.1814%     107     1.21x   74.2%     67.4%
Balloon                         18      178,049,132       48.3      6.1205      118     1.27x   74.0%     64.7%
                            ------------------------------------------------------------------------------------
TOTAL:                          29     $368,474,132      100.0%     6.1519%     112     1.24X   74.1%     66.1%
                            ====================================================================================

  UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN GROUP 2 MORTGAGE
                                      LOANS

                                                                                   WEIGHTED AVERAGES
                                                                   ---------------------------------------------
UNDERWRITTEN                             AGGREGATE       % OF                  STATED         CUT-OFF
CASH FLOW                   NUMBER OF     CUT-OFF       INITIAL              REMAINING          DATE   LTV RATIO
DEBT SERVICE                 MORTGAGE       DATE     LOAN GROUP 2  MORTGAGE     TERM     UW     LTV        AT
COVERAGE RATIOS               LOANS       BALANCE       BALANCE      RATE      (MOS.)   DSCR   RATIO    MATURITY
----------------------------------------------------------------------------------------------------------------

1.15X - 1.39X                   25     $342,665,331       93.0%     6.1617%     112     1.22x   75.4%     67.4%
1.40X - 1.49X                    2       16,441,339        4.5      6.0964      118     1.41x   61.6%     52.5%
1.50X - 1.59X                    1        3,367,462        0.9      5.9700      110     1.53x   73.2%     62.6%
1.60X - 1.88X                    1        6,000,000        1.6      5.8500      120     1.88x   37.5%     31.7%
                            ------------------------------------------------------------------------------------
TOTAL:                          29     $368,474,132      100.0%     6.1519%     112     1.24X   74.1%     66.1%
                            ====================================================================================

             CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                   WEIGHTED AVERAGES
                                                                   ---------------------------------------------
                                         AGGREGATE       % OF                  STATED         CUT-OFF
                            NUMBER OF     CUT-OFF       INITIAL              REMAINING          DATE   LTV RATIO
CUT-OFF DATE                 MORTGAGE       DATE     LOAN GROUP 2  MORTGAGE     TERM     UW     LTV        AT
LTV RATIOS                    LOANS       BALANCE       BALANCE      RATE      (MOS.)   DSCR   RATIO    MATURITY
----------------------------------------------------------------------------------------------------------------

37.5% - 50.0%                    1     $  6,000,000        1.6%     5.8500%     120     1.88x   37.5%     31.7%
50.1% - 65.0%                    5       30,391,980        8.2      6.1490       85     1.34x   59.2%     54.6%
65.1% - 75.0%                    9       72,459,873       19.7      6.1302      117     1.25x   70.5%     61.3%
75.1% - 79.9%                   14      259,622,279       70.5      6.1653      114     1.21x   77.7%     69.6%
                            ------------------------------------------------------------------------------------
TOTAL:                          29     $368,474,132      100.0%     6.1519%     112     1.24X   74.1%     66.1%
                            ====================================================================================

                                  Annex A-2-15

            MATURITY DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                   WEIGHTED AVERAGES
                                                                   ---------------------------------------------
                                         AGGREGATE       % OF                  STATED         CUT-OFF
                            NUMBER OF     CUT-OFF       INITIAL              REMAINING          DATE   LTV RATIO
MATURITY DATE                MORTGAGE       DATE     LOAN GROUP 2  MORTGAGE     TERM     UW      LTV       AT
LTV RATIOS                    LOANS       BALANCE       BALANCE      RATE      (MOS.)   DSCR    RATIO   MATURITY
----------------------------------------------------------------------------------------------------------------

31.7% - 50.0%                    2     $ 14,992,985        4.1%     6.0779%     119     1.60x   47.1%     40.1%
50.1% - 60.0%                    4       28,626,396        7.8      6.1302       98     1.31x   63.4%     56.5%
60.1% - 70.0%                   19      217,436,269       59.0      6.1294      115     1.23x   75.0%     66.1%
70.1% - 74.2%                    4      107,418,482       29.2      6.2136      109     1.20x   79.0%     72.2%
                            ------------------------------------------------------------------------------------
TOTAL:                          29     $368,474,132      100.0%     6.1519%     112     1.24X   74.1%     66.1%
                            ====================================================================================

         TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                        WEIGHTED AVERAGES
                                                                    ------------------------
                                          AGGREGATE       % OF            CUT-OFF
                             NUMBER OF     CUT-OFF       INITIAL            DATE
                             MORTGAGED       DATE     LOAN GROUP 2   UW     LTV
PROPERTY TYPE               PROPERTIES     BALANCE       BALANCE    DSCR   RATIO   OCCUPANCY
--------------------------------------------------------------------------------------------

MULTIFAMILY
Garden                          38      $329,780,393       89.5%    1.23x   75.2%     94.1%
Student Housing                  2        16,441,339        4.5     1.41x   61.6%     94.6%
                            ----------------------------------------------------------------
SUBTOTAL:                       40      $346,221,732       94.0%    1.24X   74.5%     94.1%

MANUFACTURED HOUSING             3      $ 22,252,400        6.0%    1.29x   67.4%     93.7%
                            ----------------------------------------------------------------
TOTAL:                          43      $368,474,132      100.0%    1.24X   74.1%     94.1%
                            ================================================================

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                  Annex A-2-16

       MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                     WEIGHTED AVERAGES
                                                                    ---------------------------------------------
                                          AGGREGATE       % OF                  STATED         CUT-OFF
                             NUMBER OF     CUT-OFF       INITIAL              REMAINING          DATE   LTV RATIO
                             MORTGAGED       DATE     LOAN GROUP 2  MORTGAGE     TERM     UW     LTV        AT
LOCATION                    PROPERTIES     BALANCE       BALANCE      RATE      (MOS.)   DSCR   RATIO    MATURITY
-----------------------------------------------------------------------------------------------------------------

Texas                           15      $132,593,203       36.0%     6.1524%     111     1.21x   75.5%     68.2%
Michigan                         7        83,693,996       22.7      6.0996      118     1.22x   75.9%     67.2%
Ohio                             3        45,590,000       12.4      6.2781       94     1.21x   76.2%     70.9%
Indiana                          5        33,131,332        9.0      6.2019      118     1.22x   75.6%     65.0%
New York                         3        23,692,985        6.4      6.1595      119     1.47x   58.6%     51.5%
California                       1        13,977,400        3.8      6.1100      118     1.33x   66.3%     56.5%
North Carolina                   2        12,041,144        3.3      6.0437      117     1.32x   73.1%     62.2%
Arkansas                         2         9,654,305        2.6      6.2478      117     1.32x   77.9%     66.7%
Florida                          3         5,272,462        1.4      6.0928      113     1.39x   69.2%     60.3%
Iowa                             1         4,677,305        1.3      5.5700      113     1.21x   79.3%     66.8%
Illinois                         1         4,150,000        1.1      6.3300      118     1.21x   69.2%     62.8%
                            -------------------------------------------------------------------------------------
TOTAL:                          43      $368,474,132      100.0%     6.1519%     112     1.24X   74.1%     66.1%
                            =====================================================================================

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                  Annex A-2-17

          YEARS BUILT/RENOVATED FOR LOAN GROUP 2 MORTGAGE LOANS(1),(2)

                                                                                     WEIGHTED AVERAGES
                                                                    ---------------------------------------------
                                          AGGREGATE       % OF                  STATED         CUT-OFF
                             NUMBER OF     CUT-OFF       INITIAL              REMAINING          DATE   LTV RATIO
YEARS                        MORTGAGED       DATE     LOAN GROUP 2  MORTGAGE     TERM     UW     LTV        AT
BUILT/RENOVATED             PROPERTIES     BALANCE       BALANCE      RATE      (MOS.)   DSCR   RATIO    MATURITY
-----------------------------------------------------------------------------------------------------------------

1969 - 1969                      1      $  8,700,000        2.4%     6.3000%     119     1.24x   78.4%     71.2%
1970 - 1979                      2        11,089,078        3.0      6.2549      118     1.20x   70.5%     61.5%
1980 - 1989                      4        56,627,305       15.4      6.1394       99     1.19x   76.8%     69.7%
1990 - 1999                      8        76,355,000       20.7      6.1001      118     1.27x   73.2%     65.6%
2000 - 2006                     28       215,702,749       58.5      6.1623      113     1.25x   73.7%     65.4%
                            -------------------------------------------------------------------------------------
TOTAL:                          43      $368,474,132      100.0%     6.1519%     112     1.24X   74.1%     66.1%
                            =====================================================================================

              PREPAYMENT PROTECTION FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                  WEIGHTED AVERAGES
                                                                   ---------------------------------------------
                                         AGGREGATE       % OF                  STATED         CUT-OFF
                            NUMBER OF     CUT-OFF       INITIAL              REMAINING          DATE   LTV RATIO
PREPAYMENT                  MORTGAGED       DATE     LOAN GROUP 2  MORTGAGE     TERM     UW     LTV        AT
PROTECTION                    LOANS       BALANCE       BALANCE      RATE      (MOS.)   DSCR   RATIO    MATURITY
----------------------------------------------------------------------------------------------------------------

Defeasance                      26     $349,851,990       94.9%     6.1567%     115     1.24x   74.7%     66.4%
Yield Maintenance                3       18,622,142        5.1      6.0628       63     1.33x   63.5%     60.6%
                            ------------------------------------------------------------------------------------
TOTAL:                          29     $368,474,132      100.0%     6.1519%     112     1.24X   74.1%     66.1%
                            ====================================================================================

          PARTIAL INTEREST ONLY PERIODS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                  WEIGHTED AVERAGES
                                                                   ---------------------------------------------
                                         AGGREGATE       % OF                  STATED         CUT-OFF
                            NUMBER OF     CUT-OFF       INITIAL              REMAINING          DATE   LTV RATIO
PARTIAL INTEREST            MORTGAGED       DATE     LOAN GROUP 2  MORTGAGE     TERM     UW     LTV        AT
ONLY PERIODS                  LOANS       BALANCE       BALANCE      RATE      (MOS.)   DSCR   RATIO    MATURITY
----------------------------------------------------------------------------------------------------------------

24 - 48                         10     $181,670,000       95.4%     6.1857%     107     1.21x   74.0%     67.1%
49 - 60                          1        8,755,000        4.6      6.0920      118     1.23x   78.2%     73.2%
                            ------------------------------------------------------------------------------------
                                11     $190,425,000      100.0%     6.1814%     107     1.21X   74.2%     67.4%
                            ====================================================================================

(1)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                  Annex A-2-18

                                                                       ANNEX A-3

            DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS AND ADDITIONAL
                            MORTGAGE LOAN INFORMATION

                                      A-3-1

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

   TOP FIFTEEN MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

LOAN                                                                          NUMBER OF    LOAN    CUT-OFF DATE
SELLER(1)                   LOAN NAME                    CITY, STATE         PROPERTIES   GROUP       BALANCE
----------------------------------------------------------------------------------------------------------------

JPMCB       RREEF Silicon Valley Office Portfolio       (Various, CA)            18         1     $  250,000,000
JPMCB       One & Two Prudential Plazas                 (Chicago, IL)             2         1     $  205,000,000
CIBC        Prime Retail Outlets Portfolio              (Various, Various)        3         1     $  114,720,000
JPMCB       Sequoia Plaza                               (Arlington, VA)           1         1     $   92,700,000
CIBC        REPM Portfolio                              (Various, Various)       10         1     $   86,680,000

JPMCB       Centro Portfolio                            (Various, Various)        7         1     $   86,000,000
CIBC        Lightstone Michigan Multifamily Portfolio   (Various, MI)             6         2     $   80,000,000
CIBC        City View Portfolio 1                       (Houston, TX)             8         2     $   72,763,482
JPMCB       Fairmont Hotel Dallas                       (Dallas, TX)              1         1     $   52,640,000
JPMCB       875 East Wisconsin Avenue                   (Milwaukee, WI)           1         1     $   46,000,000

JPMCB       Westfield Richland Mall                     (Mansfield, OH)           1         1     $   37,000,000
JPMCB       Capitol Commons                             (Lansing, MI)             1         1     $   35,000,000
JPMCB       Eastover Shopping Center                    (Oxon Hill, MD)           1         1     $   30,900,000
JPMCB       Crowne Plaza Dulles Airport                 (Herndon, VA)             1         1     $   30,000,000
JPMCB       Parkway Business Center                     (Hillside, NJ)            1         1     $   30,000,000

               Top 5 Total/Weighted Average                                                       $  749,100,000
               Top 10 Total/Weighted Average                                                      $1,086,503,482
               Top 15 Total/Weighted Average                                                      $1,249,403,482

LOAN        % OF   SF/UNITS/    UW     CUT-OFF      PROPERTY
SELLER(1)    IPB    ROOMS      DSCR   LTV RATIO       TYPE
-------------------------------------------------------------

JPMCB       11.6%  5,332,996   1.54x     60.5%       Office
JPMCB        9.5%  2,196,342   1.47x     78.1%       Office
CIBC         5.3%    781,184   1.25x     80.0%       Retail
JPMCB        4.3%    370,640   1.30x     80.3%       Office
CIBC         4.0%  1,623,068   1.26x     80.0%     Industrial

JPMCB        4.0%    932,912   1.41x     68.2%      Various
CIBC         3.7%      1,947   1.21x     76.4%    Multifamily
CIBC         3.4%      2,712   1.20x     79.7%    Multifamily
JPMCB        2.5%        551   1.52x     71.6%       Hotel
JPMCB        2.1%    224,924   1.20x     73.5%       Office

JPMCB        1.7%    396,000   1.65x     69.4%       Retail
JPMCB        1.6%    185,500   1.20x     79.5%       Office
JPMCB        1.4%    265,334   1.17x     79.2%       Retail
JPMCB        1.4%        328   1.77x     54.0%       Hotel
JPMCB        1.4%    743,047   1.20x     75.0%     Industrial

            34.9%              1.41x     73.0%
            50.6%              1.38x     73.3%
            58.2%              1.38x     73.1%

(1)  "JPMCB" = JPMorgan Chase Bank, N.A.; "CIBC" = CIBC Inc.

                                    A-3-2

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                      LOAN GROUP 1 SHORT TERM LOAN SUMMARY
--------------------------------------------------------------------------------

   LOAN ID       LOAN                                                                   PROPERTY   CUT-OFF DATE
     NO.        SELLER                LOAN NAME                    CITY, STATE            TYPE        BALANCE
---------------------------------------------------------------------------------------------------------------

5-Year Loans
     9          JPMCB    Fairmont Hotel Dallas                   Dallas, TX              Hotel     $ 52,640,000
    103         JPMCB    9264-9280 West 159th Street             Orland Park, IL         Retail    $  3,272,852

7-Year Loans
     27          CIBC    USDA - Salt Lake City                   West Valley City, UT    Office    $ 16,669,803
     61          CIBC    Trail Plaza                             Deerfield Beach, FL     Retail    $  8,483,832
      1         JPMCB    RREEF Silicon Valley Office Portfolio   Various, CA             Office    $250,000,000

                        REMAINING   REMAINING IO
   LOAN ID      % OF      TERM          TERM        UW     CUT-OFF
     NO.         IPB    (MONTHS)      (MONTHS)      DSCR   LTV RATIO
--------------------------------------------------------------------

5-Year Loans
     9           2.5%      59          59          1.52x     71.6%
    103          0.2%      59           0          1.20x     69.6%

7-Year Loans
     27          0.8%      72           0          1.38x     76.0%
     61          0.4%      76           0          1.20x     68.6%
      1         11.6%      82          82          1.54x     60.5%

--------------------------------------------------------------------------------
                             PARI PASSU LOAN SUMMARY
--------------------------------------------------------------------------------

LOAN ID    LOAN                                     A-NOTE
  NO.     SELLER                                 BALANCE AS OF
                        LOAN NAME               CUT-OFF DATE        TRANSACTION            SERVICER         SPECIAL SERVICER
-------------------------------------------------------------------------------------------------------------------------------

   1      JPMCB    RREEF Silicon
                      Valley Office Portfolio    $250,000,000    JPMCC 2006-CIBC16   Capmark Finance Inc.   Midland Loan
                                                                                                               Services, Inc.
                                                 $250,000,000           TBD                  TBD                   TBD
                                                 $200,000,000           TBD                  TBD                   TBD

   2      JPMCB    One and Two
                      Prudential Plazas          $205,000,000    JPMCC 2006-LDP7      Wachovia Bank, NA      LNR Partners, Inc.
                                                 $205,000,000    JPMCC 2006-CIBC16   Capmark Finance Inc.   Midland Loan
                                                                                                               Services, Inc.

                                    A-3-3

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                      RREEF SILICON VALLEY OFFICE PORTFOLIO
--------------------------------------------------------------------------------

           [3 PHOTOS OF RREEF SILICON VALLEY OFFICE PORTFOLIO OMITTED]

                                    A-3-4

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                      RREEF SILICON VALLEY OFFICE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE(1):                 $250,000,000
CUT-OFF DATE PRINCIPAL BALANCE(1):             $250,000,000
% OF POOL BY IPB:                              11.6%
LOAN SELLER:                                   JPMorgan Chase Bank, N.A.
BORROWER:                                      Silicon Valley CA-I, LLC, Silicon
                                               Valley CA-II, LLC, Silicon Valley
                                               CA-III, LLC
SPONSOR:                                       RREEF America REIT III, Inc.
ORIGINATION DATE:                              07/07/06
INTEREST RATE:                                 6.1404%
INTEREST-ONLY PERIOD:                          84 months
MATURITY DATE(2):                              07/09/13
AMORTIZATION TYPE:                             Interest-only
ORIGINAL AMORTIZATION:                         N/A
REMAINING AMORTIZATION:                        N/A
CALL PROTECTION(3):                            L(24),Def(33),O(25)
CROSS-COLLATERALIZATION:                       No
LOCK BOX:                                      Cash Management Agreement
ADDITIONAL DEBT:                               $450,000,000
ADDITIONAL DEBT TYPE(1):                       A-2 Pari Passu Fixed Rate Note,
                                               A-3 Pari Passu Floating Rate
                                               Note
LOAN PURPOSE:                                  Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                              INITIAL   MONTHLY
                                               -------   -------
TAXES:                                            $0        $0
INSURANCE:                                        $0        $0
CAPEX:                                            $0        $0
OTHER:                                            $0        $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                        Portfolio
TITLE:                                         Fee
PROPERTY TYPE:                                 Office -- Suburban
SQUARE FOOTAGE:                                5,332,996
LOCATION:                                      Various, CA
YEAR BUILT/RENOVATED:                          Various
OCCUPANCY:                                     71.4%
OCCUPANCY DATE:                                06/27/06
NUMBER OF TENANTS:                             131
HISTORICAL NOI:
   2004:                                       $92,264,436
   2005:                                       $85,369,567
UW REVENUES:                                   $90,710,961
UW EXPENSES:                                   $18,862,952
UW NOI(4):                                     $71,848,009
UW NET CASH FLOW:                              $68,168,550
APPRAISED VALUE:                               $1,156,800,000
APPRAISAL DATE:                                Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF(5):                       $ 131
CUT-OFF DATE LTV(5):                            60.5%
MATURITY DATE LTV(5):                           60.5%
UW DSCR(6):                                     1.54x
--------------------------------------------------------------------------------

                               SIGNIFICANT TENANTS

                     MOODY'S/    SQUARE              BASE RENT        LEASE
TENANT NAME           S&P(7)      FEET    % OF GLA     PSF(8)    EXPIRATION YEAR
--------------------------------------------------------------------------------
MAXTOR CORPORATION              426,734     8.0%       $1.74           2011
SYNOPSIS                        397,510     7.5%       $2.25           2015
SANDISK                         348,515     6.5%       $1.90        2011/2013
AKT AMERICA                     170,000     3.2%       $1.01           2009
PHILIPS/ADAC                    131,880     2.5%       $0.90           2008
TRANSMETA CORP.                 126,225     2.4%       $2.95           2008
SELECTICA, INC.                  79,803     1.5%       $2.45           2009

(1)  The total financing amount of $700 million was provided to the Borrower and split into a $250 million A-1 Fixed Rate Note included in the trust, a $250 million A-2 Fixed Rate Note and a $200 million A-3 Floating Rate Note. The
     A-3 Note will be further split into a Floating Rate A Note and Floating
     Rate B Note.

(2)  With respect to the Floating Rate A and B Notes, the Maturity Date will be
     September 30, 2008 with 3 one year extension options.

(3)  The Borrower may, at its option, prepay the Floating Rate Note in whole or in part at any time. The Borrower shall not have the right to prepay the
     Fixed Rate Notes in whole or in part until 24 months prior to maturity for the first $200 million prepaid (L(24),Def(33),O(25)). After a total of $200 million of the Fixed Rate Notes has been prepaid the Borrower is restricted from additional prepayments until 6 months prior to maturity
     (L(24),Def(51),O(7)).

(4)  JPMCB did not underwrite cash flows from tenants paying rent but not in occupancy.

(5)  Calculated based on the aggregate Cut-off Date principal balance of the
     A-1, A-2, and A-3 pari passu notes in the amount of $700,000,000.

(6)  Calculated using a 6.1404% interest rate for the A-1 and A-2 Fixed Rate
     Notes and an assumed LIBOR of 5.3% for the Floating Rate Notes.

(7)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent guarantees the lease.

(8)  Base rent PSF is represented on a monthly basis.

                                     A-3-5

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                      RREEF SILICON VALLEY OFFICE PORTFOLIO
--------------------------------------------------------------------------------

THE LOAN. The RREEF Silicon Valley Office Portfolio mortgage loan is secured by a first lien mortgage in a fee interest in 119 office buildings in 18 separate office parks located in Mountain View, Sunnyvale, Santa Clara, San Jose and
Milpitas, California.

The total financing amount of $700 million is comprised of a $250 million fixed rate A-1 Note, which is included in the trust and is pari passu in right of payment to a $250 million fixed rate A-2 Note, which is not included in the trust and two floating rate Notes in the aggregate principal amount of $200 million, which are not included in the trust.

THE BORROWER. The borrowing entity is Silicon Valley CA-I, II, & III, LLC, a special purpose entity. The sponsor of the borrowing entity is RREEF America
REIT III ("RREEF"), which is wholly owned by RREEF North America, a full service real estate investment advisor founded in 1975. RREEF North America currently has over $27 billion in assets under management, and has sponsored and managed
20 different commingled funds since 1975, including the sponsor. RREEF is a diversified open-ended private real estate investment trust that owns a portfolio of industrial, multifamily, office and retail properties in major metropolitan areas. RREEF's portfolio currently contains over 70 investments totaling approximately $3.0 billion.

RELEASE. The Borrower may obtain release of an individual property upon the satisfaction of certain conditions, including but not limited to (i) the debt service coverage ratio for the remaining properties is equal to or greater than
1.43 to 1.00 and (ii) if properties remaining are subject to leases that are scheduled to expire on or before twenty-four months after the maturity date which, in the aggregate, cover twenty percent or more of the aggregate net rentable space, lender shall have the right to require additional reserves for tenant improvements and leasing commissions equal to $18.00 per square foot with respect to such expiring leases.

SUBSTITUTION. The borrower is permitted to substitute properties as collateral during the term of the loan subject to certain conditions including, but not limited to; (i) in no event shall the aggregate appraisal values of the substituted properties, either pursuant to a single substitution or multiple substitutions, exceed 35% of the original allocated loan amount of the properties; (ii) the appraisal value of the substitute property is equal to or greater than the appraisal value of the substituted property as of the date immediately prior to the date of the substitution; (iii) the proforma debt service coverage ratio for the twelve months immediately preceding the substitution after giving effect to the substitution shall be equal to or greater than (a) 1.43 to 1.00 and (b) the actual debt service coverage ratio for the twelve months immediately preceding the substitution; (iv) in the event that the original allocated loan amount of the substituted property equals or exceeds
$50,000,000, the receipt of rating agency approval; and (v) no event of default shall have occurred.

THE PROPERTY. The RREEF Silicon Valley Office Portfolio mortgage loan is secured by 119 office buildings located in 18 separate office parks totaling approximately 5,332,996 square feet. The properties are located within five separate submarkets in the Silicon Valley region of California. There is limited tenant concentration in the RREEF Portfolio, as no tenant comprises more than
8.0% of the portfolio's aggregate net rentable area ("NRA").

SIGNIFICANT TENANTS.

Maxtor Corporation ("Maxtor") (8.0% of NRA, NYSE: STX) is located in Milpitas,
California, and is one of the world's largest manufacturers of computer hard disk drives, targeting the server and desktop markets. Founded in 1982, Maxtor was acquired by Seagate Technology ("Seagate") in May 2006. Maxtor currently operates under the Seagate name and is listed on the NYSE as "STX." Seagate was founded in 1979 and is a worldwide leader in the design, manufacturing and marketing of hard disc drives. Among several awards, Seagate was named 2006
Company of the Year by Forbes Magazine.

Synopsis, Inc. (7.5% of NRA, NASDAQ: SNPS) is located in Mountain View,
California, and is engaged in the development of electronic design automation software used in the global semiconductor and electronics industries. Synopsis was founded in 1986 and has more than 60 offices and approximately 5,000 employees throughout North America, Europe, and Asia. Revenues for the fiscal year ending October 31, 2005 were in excess of $991 million.

AKT America (3.2% of NRA) is located in Santa Clara, California and partners with clients to integrate eLearning, Knowledge Management, Performance
Management and Organization and Change Strategy to optimize workforce performance. Founded in early 1999, the private company is based in Israel and also operates in the Netherlands.

THE MARKET(1). Silicon Valley, part of the greater San Francisco-Oakland-San
Jose Consolidated Metropolitan Statistical Area ("MSA"), encompasses approximately 1,740 square miles and is comprised of San Mateo County and Santa
Clara County. The current population in Silicon Valley is in excess of 2.4 million, with an average household income of $109,400. The technology sector accounts for nearly a quarter of the area's employment base. Average office rent in Silicon Valley is $1.98 per square foot with a direct vacancy rate of 12.0%
and a total office inventory of approximately 40.7 million square feet, with approximately 80,000 square feet under construction. Average rent for research and development ("R&D") space in Silicon Valley is $0.92 per square foot with a direct vacancy rate of 15.8% and a total R&D inventory of approximately 169.2 million square feet, with approximately 294,000 square feet under construction.

(1)  Certain information was obtained from the Quantum Business Park, Maude 4-7,
     Marriott, Park Square Phase I & II, Jay 1-6/Olcott, North Pointe Business
     Park, Sunnyvale/Santa Clara/San Jose, Orchard Park, Peery Park I, Mountain
     View Properties, Walsh 1-8, Peery Park II, Macara A & B, Zanker/Brokaw,
     Guadalupe A-C, Peery Park Biotech, and Great American Parkway A-C appraisal dated 04/11/06 and the Milipitas Business Park appraisal dated 04/15/06.
     The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-6

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                      RREEF SILICON VALLEY OFFICE PORTFOLIO
--------------------------------------------------------------------------------

MILPITAS

Milpitas, California is bordered by San Jose, California to the south, Fremont,
California to the north, San Francisco Bay to the west, and Foothills,
California to the east. The city has experienced population growth over the last
30 years, primarily due to increased residential development resulting from the commercial development of Silicon Valley. Average rent in the Milpitas office market is $1.89 per square foot with a direct vacancy rate of 6.9%, an improvement from 10.8% at year end 2004. Average rent in the Milpitas R&D market is $0.88 per square foot with a direct vacancy rate of 22.7%.

MOUNTAIN VIEW

Mountain View, California is situated in the northwest quadrant of Santa Clara
County along the southwesterly shore of San Francisco Bay, approximately 34 miles south of San Francisco and 14 miles north of San Jose. The market is home to such corporations as Google, Inc., Intuit, Inc., and Microsoft. Average rent in the Mountain View office market is $2.17 per square foot with a direct vacancy rate of 9.4%, an improvement from 20.7% at year end 2003. Average rent in the Mountain View R&D market is $1.02 per square foot with a direct vacancy rate of 12.4%.

SAN JOSE

San Jose, California, the third most populous city in the state, is located in the southern end of the San Francisco Bay, approximately 48 miles south of San
Francisco. San Jose's major employers include Cisco Systems, Inc., Stanford
University, Sun Microsystems, Inc., and IBM Corporation. Average rent in the San
Jose non-CBD office market is $1.75 per square foot with a direct vacancy rate of 11.0%. Average rent in the San Jose R&D market is $0.88 per square foot with a direct vacancy rate of 17.7%.

SANTA CLARA

Santa Clara, California is located in central Silicon Valley and is one of the larger Silicon Valley submarkets in terms of both inventory and population. The submarket consists primarily of light manufacturing industries. Average rent in the Santa Clara office submarket is $1.72 per square foot with a direct vacancy rate of 5.0%. Average rent in the Santa Clara R&D submarket is $0.96 per square foot with a direct vacancy rate of 15.1%.

SUNNYVALE

Sunnyvale, California is situated in the northwest quadrant of Santa Clara
County along the southern tip of San Francisco Bay. The market is home to such companies as Lockheed Martin, Yahoo, Inc., and Synopsis, Inc. Average rent in the Sunnyvale office market is $1.91 per square foot with a direct vacancy rate of 15.3%. Average rent in the Sunnyvale R&D market is $0.88 per square foot with a direct vacancy rate of 13.2%.

PROPERTY MANAGEMENT. The mortgaged properties will be managed by RREEF
Management Company, an affiliate of the sponsor. RREEF Management Company employs approximately 530 property management professionals who manage approximately 15.4 million square feet of office, industrial, retail and multifamily space across 14 states.

                                    A-3-7

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                      RREEF SILICON VALLEY OFFICE PORTFOLIO
--------------------------------------------------------------------------------

                                PORTFOLIO SUMMARY

                                             YEAR BUILT/
                                                YEAR         SQUARE
PROPERTY NAME                   LOCATION      RENOVATED       FEET
--------------------------------------------------------------------

QUANTUM BUSINESS PARK        Milpitas         1990/1998      775,249
MAUDE 4-7                    Mountain View    1979/1984      397,510
MILPITAS BUSINESS PARK       Milpitas         1983/1985      608,968
MARRIOTT                     Santa Clara      1980           427,501
PARK SQUARE PHASE I AND
   PHASE II                  Santa Clara      1977/1978      465,155
JAY 1-6/OLCOTT               Santa Clara      1978/1983      371,106
NORTH POINTE BUSINESS PARK   San Jose         1990/2002      330,670
SUNNYVALE/SANTA CLARA/       Sunnyvale,
   SAN JOSE                  Santa Clara,
                             San Jose         1966/1984      293,297
ORCHARD PARK                 San Jose         1979           260,561
PEERY PARK I                 Sunnyvale        1962/1979      252,615
MOUNTAIN VIEW PROPERTIES     Mountain View    1959/2000      170,769
WALSH 1-8                    Santa Clara      1975/1980      251,061
PEERY PARK II                Sunnyvale        1962/1999      202,149
MACARA A&B                   Sunnyvale        1997            96,066
ZANKER/BROKAW                San Jose         1984           120,693
GUADALUPE A-C                Santa Clara      1983           128,000
PEERY PARK BIOTECH           Sunnyvale        1972            83,336
GREAT AMERICA PARKWAY A-C    Santa Clara      1979            98,290
--------------------------------------------------------------------
                                                           5,332,996
--------------------------------------------------------------------

                                                                                  ALLOCATED LOAN
PROPERTY NAME                OCCUPANCY %               LEAD TENANTS                   AMOUNT
------------------------------------------------------------------------------------------------

QUANTUM BUSINESS PARK           100.0%     Maxtor Corporation                      $ 43,396,071
MAUDE 4-7                       100.0%     Synopsis, Inc.                            35,081,786
MILPITAS BUSINESS PARK           56.8%     Adac Laboratories                         21,665,357
MARRIOTT                         96.5%     Transmeta Corporation                     20,536,786
PARK SQUARE PHASE I AND
   PHASE II                      60.2%     BRN Phoenix                               20,515,000
JAY 1-6/OLCOTT                   75.7%     AKT America, Inc.                         16,607,500
NORTH POINTE BUSINESS PARK       46.7%     Network General Corporation               14,566,786
SUNNYVALE/SANTA CLARA/
   SAN JOSE
                                 73.2%     Xymox Technologies, Inc.                  11,462,143
ORCHARD PARK                     81.0%     Selectica, Inc                            10,854,286
PEERY PARK I                     75.6%     Palm Inc                                   9,139,286
MOUNTAIN VIEW PROPERTIES         72.6%     Hammerhead Systems, Inc.                   8,596,786
WALSH 1-8                        23.7%     Institute for Business & Tech              8,401,429
PEERY PARK II                    64.0%     Scios Inc.                                 7,381,071
MACARA A&B                      100.0%     Esilicon Corporation                       5,036,429
ZANKER/BROKAW                    47.1%     Mark Thomas & Company, Inc.                4,862,857
GUADALUPE A-C                    20.0%     Minerva Networks, Inc.                     4,515,357
PEERY PARK BIOTECH               46.4%     Molecular Medical Research Institute       4,255,000
GREAT AMERICA PARKWAY A-C         0.0%                                                3,126,070
------------------------------------------------------------------------------------------------
                                                                                   $250,000,000
------------------------------------------------------------------------------------------------

                             LEASE ROLLOVER SCHEDULE

             NUMBER OF     SQUARE
              LEASES        FEET     % OF GLA    BASE RENT
YEAR         EXPIRING     EXPIRING   EXPIRING    EXPIRING
-----------------------------------------------------------

VACANT          NAP      1,524,255     28.6%        NAP
2006 & MTM       17        285,180      5.3     $ 9,404,358
2007             30        393,457      7.4       7,767,113
2008             36        618,644     11.6      12,201,765
2009             26        617,054     11.6      10,614,225
2010             14        298,428      5.6       5,663,012
2011             16        782,333     14.7      14,882,446
2012              3        142,242      2.7       1,378,168
2013              2        199,068      3.7       4,680,635
2014              0              0      0.0               0
2015              6        412,905      7.7      10,929,231
2016              0              0      0.0               0
AFTER             1         59,430      1.1         862,924
-----------------------------------------------------------
                151      5,332,996    100.0%    $78,383,878
-----------------------------------------------------------

             % OF BASE    CUMULATIVE   CUMULATIVE %    CUMULATIVE   CUMULATIVE %
                RENT     SQUARE FEET      OF GLA       BASE RENT    OF BASE RENT
YEAR          EXPIRING     EXPIRING      EXPIRING       EXPIRING      EXPIRING
--------------------------------------------------------------------------------

VACANT          NAP       1,524,255        28.6%          NAP            NAP
2006 & MTM      12.0%     1,809,435        33.9%      $ 9,404,358        12.0%
2007             9.9      2,202,892        41.3%      $17,171,471        21.9%
2008            15.6      2,821,536        52.9%      $29,373,236        37.5%
2009            13.5      3,438,590        64.5%      $39,987,462        51.0%
2010             7.2      3,737,018        70.1%      $45,650,474        58.2%
2011            19.0      4,519,351        84.7%      $60,532,920        77.2%
2012             1.8      4,661,593        87.4%      $61,911,088        79.0%
2013             6.0      4,860,661        91.1%      $66,591,723        85.0%
2014             0.0      4,860,661        91.1%      $66,591,723        85.0%
2015            13.9      5,273,566        98.9%      $77,520,954        98.9%
2016             0.0      5,273,566        98.9%      $77,520,954        98.9%
AFTER            1.1      5,332,996       100.0%      $78,383,878       100.0%
--------------------------------------------------------------------------------
               100.0%
--------------------------------------------------------------------------------

                                    A-3-8

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                      RREEF SILICON VALLEY OFFICE PORTFOLIO
--------------------------------------------------------------------------------

                       SIGNIFICANT TENANTS ROLLING IN 2008

                                                                % OF 2008     PROPERTY RENT
                                  SQUARE FEET    ANNUAL BASE    BASE RENT    PSF/MARKET RENT
PROPERTY NAME        TENANT         EXPIRING        RENT       EXPIRING(1)        PSF(2)
--------------------------------------------------------------------------------------------

MARRIOTT        Transmeta Corp.     126,225      $4,468,365        36.6%      $1.89 / $1.10
MILPITAS        Philips/ADAC         97,962       1,057,989         8.7       $2.05 / $0.90
MACARA          Esilicon             34,086       1,002,128         8.2       $1.83 / $1.20
PEERY II        Scios Inc.           51,680         973,264         8.0       $1.29 / $1.00
--------------------------------------------------------------------------------------------
TOTAL                               309,954      $7,501,746        61.5%
--------------------------------------------------------------------------------------------

2008 TOTAL BASE RENT EXPIRING: $12,201,765

(1)  Calculated based on total rent to be collected in 2008.

(2)  Based on certain information obtained from the appraisal and represented on a monthly basis.

                       SIGNIFICANT TENANTS ROLLING IN 2011

                                                                       % OF 2011
                                          SQUARE FEET   ANNUAL BASE    BASE RENT    PROPERTY RENT PSF/
PROPERTY NAME              TENANT           EXPIRING        RENT      EXPIRING(1)   MARKET RENT PSF(2)
------------------------------------------------------------------------------------------------------

QUANTUM              Maxtor Corporation     426,734      $8,898,121      59.8%         $1.80 / $1.00
PARK SQUARE I & II   Atricia, Inc. Mach      21,441         668,959       4.5          $1.21 / $1.05
------------------------------------------------------------------------------------------------------
TOTAL                                       448,175      $9,567,080      64.3%
------------------------------------------------------------------------------------------------------

2011 TOTAL BASE RENT EXPIRING: $14,882,446

(1)  Calculated based on total rent to be collected in 2011.

(2)  Based on certain information obtained from the appraisal and represented on a monthly basis.

                                     A-3-9

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                      RREEF SILICON VALLEY OFFICE PORTFOLIO
--------------------------------------------------------------------------------

   [MAP INDICATING LOCATION OF RREEF SILICON VALLEY OFFICE PORTFOLIO OMITTED]

                                    A-3-10

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    A-3-11

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                           ONE & TWO PRUDENTIAL PLAZAS
--------------------------------------------------------------------------------

                [4 PHOTOS OF ONE & TWO PRUDENTIAL PLAZAS OMITTED]

                                     A-3-12

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                           ONE & TWO PRUDENTIAL PLAZAS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:(1)                $205,000,000
CUT-OFF DATE PRINCIPAL BALANCE:(1)            $205,000,000
% OF POOL BY IPB:                             9.5%
LOAN SELLER:                                  JPMorgan Chase Bank, N.A.
BORROWER:                                     BFPRU I, LLC
SPONSOR:                                      Bentley Forbes
ORIGINATION DATE:                             05/25/06
INTEREST RATE:                                6.0622%
INTEREST-ONLY PERIOD:                         120 months
MATURITY DATE:                                06/01/16
AMORTIZATION TYPE:                            Interest-only
ORIGINAL AMORTIZATION:                        N/A
REMAINING AMORTIZATION:                       N/A
CALL PROTECTION:                              L(24), Def(89), O(4)
CROSS-COLLATERALIZATION:                      No
LOCK BOX:                                     Cash Management Agreement
ADDITIONAL DEBT:(2)                           $265,000,000
ADDITIONAL DEBT TYPE:(2)                      Pari Passu Loan and Mezzanine Loan
LOAN PURPOSE:                                 Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                               INITIAL       MONTHLY
                                              ------------------------
TAXES:                                        $ 7,007,181   $1,557,151
TI/LC:(6)                                     $31,000,000    Springing
ENGINEERING:                                  $   903,006   $        0
CASH FLOW:(7)                                 $ 3,500,000   $        0
OTHER:(8)                                     $ 8,307,000   $        0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                       Portfolio
TITLE:                                        Fee
PROPERTY TYPE:                                Office - CBD
SQUARE FOOTAGE:                               2,196,342
LOCATION:                                     Chicago, IL
YEAR BUILT/RENOVATED:                         Various/Various
OCCUPANCY:                                    84.8%
OCCUPANCY DATE:                               04/01/06
NUMBER OF TENANTS:                            114
HISTORICAL NOI:
   2003:                                      $39,194,219
   2004:                                      $37,717,465
   2005:(3)                                   $27,784,157
UW REVENUES:                                  $76,313,434
UW EXPENSES:                                  $36,618,770
UW NOI:(4)                                    $39,694,664
UW NET CASH FLOW:                             $36,935,317
APPRAISED VALUE (AS STABILIZED):(5)           $525,000,000
APPRAISAL DATE:                               04/05/08
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF(9):                      $187
CUT-OFF DATE LTV(9):                          78.1%
MATURITY DATE LTV(9):                         78.1%
UW DSCR:(10)                                  1.47x
--------------------------------------------------------------------------------

                               SIGNIFICANT TENANTS

                                   RATINGS                                                       LEASE
TENANT NAME                     MOODY'S/S&P(11)    SQUARE FEET   % OF GLA   BASE RENT PSF   EXPIRATION YEAR
-----------------------------------------------------------------------------------------------------------

PEOPLES GAS LIGHT AND COKE         Baa2/A-           260,596       11.9%        $12.12            2014
BAKER & MCKENZIE LLP                                 229,891       10.5%        $21.62            2012
MCGRAW HILL INC.                     A1              153,065        7.0%        $23.15            2016
KIRKLAND & ELLIS, LLP                                105,547        4.8%        $11.72            2009
AON CORPORATION                   Baa2/BBB+           67,358        3.1%        $23.99            2009
INFINITY HOLDINGS                                     66,671        3.0%        $15.88            2018
LEYDIG VOIT & MAYER LTD.                              65,802        3.0%        $21.41            2010

(1)  The total financing amount of $410 million is being provided to the borrower for the acquisition of One and Two Prudential Plaza. The $410 million A-Note has been split into two pari passu notes (a $205 million A-1
     Note not included in the Trust, and a $205 million A-2 Note included in the
     Trust).

(2)  Additional debt includes the $205 million pari passu A-2 Note, as well as a
     $60 million mezzanine loan.

(3)  One reason for the decline in NOI and Occupancy at the property between
     2003 and 2005 is that Deloitte & Touche vacated 16 floors totaling approximately 375,000 square feet in 2004. The borrower has leased 250,000 square feet of this space within the past 18 months to backfill 10 of these floors.

(4)  Difference between UW NOI and 2005 NOI are mainly attributed to the inclusion of all rent steps through 3/07, averaged rents over the lease term for CBS Radio and McGraw Hill, and new leases signed in 2005 and 2006.

(5)  The appraised value of the property on an "as is" basis has been determined to be approximately $490,000,000. LTV figures presented herein have been calculated based on the "as stabilized" figures.

(6)  An upfront reserve in the amount of $31,000,000 was collected at closing in connection with tenanting costs. This reserve consists of $12,000,000 to cover the costs of leasing currently vacant space, and $19,000,000 to cover costs associated with renewal and re-leasing of space occupied as of the
     Cut-off Date.

(7)  The cash flow reserve is being held for rent abatements, and free rent periods tenants have during the term of the loan.

(8)  Since funding, $1,807,866 of the original $8.3 million reserve has been released. The remainder is comprised of two parts: $3.399 million of this reserve is being held for currently unfunded TI/LCs, and will be released upon completion of such improvements. The remaining $3.1 million is being held for future capital improvements during the term of the loan.

(9)  Calculated based on the aggregate Cut-off Date principal balance of the A-1 and A-2 pari passu A-Notes in the amount of $410,000,000. LTV figures presented herein have been calculated based on the "as stabilized"
     appraised value.

(10) Calculated based on the aggregate debt service of the A-1 and A-2 Notes.

(11) Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-13

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                           ONE & TWO PRUDENTIAL PLAZAS
--------------------------------------------------------------------------------

THE LOAN. The One & Two Prudential Plazas mortgage loan is secured by a first mortgage fee interest in two Class A office towers comprising a total of approximately 2,196,342 square feet, located in Chicago, Illinois.

The total financing amount of $410,000,000 is bifurcated into two pari-passu notes, a $205,000,000 A-1 note previously securitized, and a $205,000,000 A-2 note included in the Trust. In addition, there is a $60,000,000 mezzanine loan.

THE BORROWER. The borrowing entity, BFPRU I, LLC is a special purpose entity controlled by the sponsor Bentley Forbes. Bentley Forbes is a privately owned commercial real estate investment company founded in 1993 by the Wehba family.
The Company has been involved in the acquisition, development and ownership of commercial real estate properties for over 20 years. Currently the Company owns a commercial real estate portfolio with over 15 million square feet of office, retail and industrial properties and an estimated market value exceeding $1.5 billion.

THE PROPERTY. One & Two Prudential Plazas is an office complex that consists of two separate, but integrated, Class A office towers located in the East Loop submarket of downtown Chicago, containing approximately 2,196,342 square feet of
Class A Office space. One Prudential Plaza is a 41 story Class A office building completed in 1955, and renovated in 1990 that includes approximately 1,202,835 net rentable square feet, and Two Prudential Plaza is a 64-story Class A office building completed in 1990 that includes approximately 993,507 net rentable square feet. The towers are connected by a public mezzanine level that contains approximately 70,000 square feet of restaurants and retail space. Other amenities include a five level underground parking facility, underground connection to the Randolph Street commuter rail station and a one acre landscaped plaza.

The mortgaged property is situated just north of Millenium Park, and one block east of Michigan Avenue and provides views of Lake Michigan to the East and the
Chicago River to the North. The site is accessed via I-90 from the West as well as other expressways including Lake Shore drive from the south and Wacker Drive.
The mortgaged property has pedestrian access as it is connected to a network of underground pedestrian corridors (the "Pedway") that provide direct access to neighboring hotels, department stores, office buildings and cultural attractions throughout the city of Chicago. This project is part of the development of the area know as the "New East Loop" which encompasses the area immediately surrounding Prudential Plaza.

RELEASE. Borrower may obtain a release of either the One Prudential Plaza property or the Two Prudential Plaza property if it partially defeases the mortgage loan and upon the satisfaction of certain conditions, including (i)
after the release, the debt service coverage ratio for the remaining parcel is equal to or greater than the greater of (a) 1.10 to 1.0 and (b) the combined debt service coverage ratio for the 12 months preceding the release; (ii) after the release, the loan-to-value ratio for the remaining parcel is equal to or less than the lesser of (a) 80% and (b) the loan-to-value ratio immediately prior to the release; and (iii) partial defeasance of the loan in an amount equal to 115% to 125% of the loan amount allocated to the property to be released.

SIGNIFICANT TENANTS.

Peoples Gas Light & Coke (NYSE: PGL) occupies approximately 260,596 square feet, or approximately 11.9% of the buildings net rentable area. Peoples Gas Light &
Coke is a division of Peoples Energy Corporation that distributes natural gas to over 900,000 customers in Chicago and Northeastern Illinois. In addition to distributing natural gas and energy services to its customers, Peoples Energy
Corporation engages in wholesale natural gas and electricity marketing, midstream gas services and independent power production, and oil and gas production. In 2005 Peoples Energy Corporation had total sales of approximately
$2.5 billion, and net income of approximately $78.1 million.

Baker & McKenzie LLP occupies approximately 229,891 square feet, or approximately 10.5% of the buildings net rentable area. Baker & McKenzie LLP is one of the world's largest law practices with more than 8,000 lawyers and nearly
70 offices in 40 countries. The firm offers expertise in areas including intellectual property law, antitrust & trade law, mergers and acquisitions and tax law.

McGraw Hill Inc. (NYSE: MHP) occupies approximately 153,065 square feet, or approximately 7.0% of the buildings net rentable area. McGraw Hill Inc. is one of the world's largest producers of textbooks, tests, and related materials, serving the elementary, secondary, and higher education markets. In addition
McGraw Hill Inc. is a leading provider of financial and business information services through its Standard & Poor's rating agency division. In 2005 the company had total sales of approximately $6.0 billion and net income of approximately $844.3 million.

Kirkland & Ellis, LLP occupies approximately 105,457 square feet, or approximately 4.8% of the buildings net rentable area. Kirkland & Ellis, LLP has more than 1,000 lawyers in 7 offices worldwide. The firm serves clients with practices in intellectual property, mergers and acquisitions, antitrust, and employee benefits.

Aon Corporation (NYSE: AOC) occupies approximately 67,358 square feet, or approximately 3.1% of the buildings net rentable area. Aon Corporation is a leading insurance and reinsurance broker. The firm operates in three major segments: risk and insurance brokerage, consulting services, and consumer insurance underwriting. In 2005 Aon Corporation had total revenues of approximately $9.8 billion and net income of approximately $737.0 million.

                                     A-3-14

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                           ONE & TWO PRUDENTIAL PLAZAS
--------------------------------------------------------------------------------

THE MARKET(1). The mortgaged property is a Class A office building in downtown
Chicago located in the East Loop office submarket. The Chicago CBD is the financial center of the Midwest and represents the second largest concentration of office space in the nation. As of the fourth quarter of 2005 the downtown
Chicago CBD comprised approximately 119.0 million square feet of office space, of which approximately 21.1 million square feet were located in the East Loop submarket. The East Loop is the third largest submarket within downtown Chicago and accounts for approximately 17.8% of the CBD's total inventory and 11.3% of the Class A office space located within the CBD.

The East Loop submarket contains 5 Class A office properties and 7 towers, including the mortgaged property. The market has experienced significant vacancies in the past five years followed by backfill. Over the past five years the five office towers in the "New East Loop," including the mortgaged property, have realized positive absorption of approximately 412,600 square feet per year.
One reason for this absorption has been the redevelopment of Millennium Park.

The mortgaged property averaged year-end occupancy of approximately 95% between
1995 and 2004. The mortgaged property has successfully leased approximately
250,000 square feet over the past 18 months against significant competition across submarkets.

PROPERTY MANAGEMENT. Bentley Forbes Midwest Property Management, LLC will serve as the property manager for the mortgaged property subsequent to the acquisition by Bentley Forbes LLC. The management company is a subsidiary of the sponsor.

(1)  Certain information was obtained from the One & Two Prudential Plazas appraisal dated 4/05/2006.

                             LEASE ROLLOVER SCHEDULE

              NUMBER OF     SQUARE      % OF
                LEASES       FEET        NRA      BASE RENT
 YEAR          EXPIRING    EXPIRING   EXPIRING     EXPIRING
------------------------------------------------------------

 VACANT          NAP        333,887      15.2%           NAP
 2006 & MTM       37         45,494       2.1    $   699,406
 2007             19        100,110       4.6      1,826,912
 2008             29         86,538       3.9      1,716,022
 2009             19        200,829       9.1      3,394,797
 2010             20        129,159       5.9      3,028,858
 2011             16         48,101       2.2      1,180,369
 2012             22        309,064      14.1      6,554,664
 2013              8         41,187       1.9        655,325
 2014             38        311,008      14.2      4,025,904
 2015             17        168,961       7.7      3,182,208
 2016             16        211,445       9.6      4,447,748
 AFTER            31        210,559       9.6      2,511,753
------------------------------------------------------------
 TOTAL:          272      2,196,342     100.0%   $33,223,965
------------------------------------------------------------

              % OF BASE    CUMULATIVE   CUMULATIVE                     CUMULATIVE %
                 RENT     SQUARE FEET    % OF NRA    CUMULATIVE BASE   OF BASE RENT
 YEAR          EXPIRING     EXPIRING     EXPIRING     RENT EXPIRING      EXPIRING
-----------------------------------------------------------------------------------

 VACANT           NAP        333,887        15.2%              NAP           NAP
 2006 & MTM       2.1%       379,381        17.3%      $   699,406           2.1%
 2007             5.5        479,491        21.8%      $ 2,526,317           7.6%
 2008             5.2        566,029        25.8%      $ 4,242,339          12.8%
 2009            10.2        766,858        34.9%      $ 7,637,136          23.0%
 2010             9.1        896,017        40.8%      $10,665,995          32.1%
 2011             3.6        944,118        43.0%      $11,846,363          35.7%
 2012            19.7      1,253,182        57.1%      $18,401,027          55.4%
 2013             2.0      1,294,369        58.9%      $19,056,352          57.4%
 2014            12.1      1,605,377        73.1%      $23,082,256          69.5%
 2015             9.6      1,774,338        80.8%      $26,264,464          79.1%
 2016            13.4      1,985,783        90.4%      $30,712,212          92.4%
 AFTER            7.6      2,196,342       100.0%      $33,223,965         100.0%
-----------------------------------------------------------------------------------
 TOTAL:         100.0%
-----------------------------------------------------------------------------------

                                     A-3-15

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                           ONE & TWO PRUDENTIAL PLAZAS
--------------------------------------------------------------------------------

        [MAP INDICATING LOCATION OF ONE & TWO PRUDENTIAL PLAZAS OMITTED]

                                     A-3-16

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                           ONE & TWO PRUDENTIAL PLAZAS
--------------------------------------------------------------------------------

                    ONE & TWO PRUDENTIAL PLAZA STACKING PLAN

             [STACKING PLAN OF ONE & TWO PRUDENTIAL PLAZAS OMITTED]

                                    A-3-17

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                         PRIME RETAIL OUTLETS PORTFOLIO
--------------------------------------------------------------------------------

              [4 PHOTOS OF PRIME RETAIL OUTLETS PORTFOLIO OMITTED]

                                    A-3-18

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                         PRIME RETAIL OUTLETS PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                     $114,720,000
CUT-OFF DATE PRINCIPAL BALANCE:                 $114,720,000
% OF POOL BY IPB:                               5.3%
LOAN SELLER:                                    CIBC Inc.
BORROWER:                                       Lee Outlets LLC, Calhoun Outlets
                                                LLC, Gaffney Outlets LLC
SPONSOR:                                        Prime Outlets Acquisition
                                                Company LLC
ORIGINATION DATE:                               08/09/06
INTEREST RATE:                                  5.7900%
INTEREST-ONLY PERIOD:                           24 months
MATURITY DATE:                                  09/01/16
AMORTIZATION TYPE:                              Balloon
ORIGINAL AMORTIZATION:                          360 months
REMAINING AMORTIZATION:                         360 months
CALL PROTECTION:                                L(24),Def(92),O(4)
CROSS-COLLATERALIZATION:                        No
LOCK BOX:                                       Springing
ADDITIONAL DEBT (1):                            No
ADDITIONAL DEBT TYPE:                           Permitted Mezzanine Loan
LOAN PURPOSE:                                   Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                 INITIAL     MONTHLY
                                                ---------------------
TAXES:                                          $1,042,469   $138,841
INSURANCE:                                      $   76,530   $ 12,755
CAPEX:                                          $        0   $  9,765
TI/LC (2):                                      $1,972,481   $      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                         Portfolio
TITLE:                                          Fee and Leasehold
PROPERTY TYPE:                                  Retail -- Anchored
SQUARE FOOTAGE:                                 781,184
LOCATION:                                       Various
YEAR BUILT/RENOVATED:                           Various
OCCUPANCY:                                      94.8%
OCCUPANCY DATE:                                 07/18/06
NUMBER OF TENANTS:                              189
HISTORICAL NOI:
   2004:                                        $9,694,872
   2005:                                        $9,073,240
   TTM AS OF 04/30/06:                          $9,575,368
AVERAGE IN-LINE SALES PER SQUARE
FOOT:                                           $289
IN-LINE OCCUPANCY COST:                         8.9%
UW REVENUES:                                    $17,143,443
UW EXPENSES:                                    $6,299,089
UW NOI(3):                                      $10,844,354
UW NET CASH FLOW:                               $10,113,813
APPRAISED VALUE:                                $143,400,000
APPRAISAL DATE:                                 Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                            $147
CUT-OFF DATE LTV:                               80.0%
MATURITY DATE LTV:                              70.6%
UW DSCR:                                        1.25x
--------------------------------------------------------------------------------

                                PORTFOLIO SUMMARY

                                       YEAR BUILT/ YEAR                                           LEAD TENANT %  ALLOCATED LOAN
PROPERTY NAME              LOCATION        RENOVATED     SQUARE FEET  OCCUPANCY %  LEAD TENANT       OF GLA          BALANCE
-------------------------------------------------------------------------------------------------------------------------------

PRIME OUTLETS -- LEE      Lee, MA             1997         224,607        98.2%    Liz Claiborne       4.5%       $ 53,920,000
PRIME OUTLETS -- GAFFNEY  Gaffney, SC      1996/1998       302,310        92.1%    Pottery Barn        6.0%         39,200,000
PRIME OUTLETS -- CALHOUN  Calhoun, GA      1992/1995       254,267        95.0%    Vanity Fair        10.2%         21,600,000
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                     781,184        94.8%                                   $114,720,000
-------------------------------------------------------------------------------------------------------------------------------

(1)  The lender will permit future mezzanine financing on the mortgaged property provided that the mezzanine loan, when combined with the first mortgage shall not have an LTV greater than 85.0% and will have a DSCR of no less than 1.10x.

(2)  At origination, the lender escrowed $1,972,481 into a TI/LC reserve account in connection with outstanding tenant improvement allowances related to certain tenants as specified in the loan documents. Related funds will be remitted to the borrower when the related tenant is in occupancy, open for business, paying full contractual rent and delivers a clean estoppel to the lender.

(3)  The increase in the UW NOI versus the TTM as of 4/30/06 is primarily attributable to the recent leasing activity at the properties.

                                     A-3-19

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                         PRIME RETAIL OUTLETS PORTFOLIO
--------------------------------------------------------------------------------

THE LOAN. The Prime Retail Outlets Portfolio loan is secured by a first mortgage interest in 3 retail outlet centers totaling 781,184 square feet located in
Massachusetts, South Carolina and Georgia.

THE BORROWER. The borrower is comprised of three single purpose entities, Lee
Outlets LLC, Calhoun Outlets LLC and Gaffney Outlets LLC, which are wholly-owned by Prime Outlet Acquisition Company, LLC ("POAC"), which is the loan sponsor and guarantor under the non-recourse carve-outs. POAC is owned by affiliates of the
Lightstone Group (60%), Arbor Realty Trust (25%) and Joseph Tabak (15%). The
Lightstone Group is a real estate investment company formed by David
Lichtenstein in 1988. The company owns and operates approximately 20 million square feet of office, retail and industrial space and 20,000 multifamily units.
Arbor Realty Trust, Inc. is a publicly traded company (NYSE: ABR) that invests in secured real estate loans, CMBS and direct real estate investments. Joseph
Tabak is an individual investor who has co-invested in many transactions sponsored by Arbor Realty Trust.

THE PROPERTY. The Prime Retail Outlets Portfolio consists of 3 retail outlet centers (781,184 square feet) located in Lee, MA, Calhoun, GA and Gaffney, SC.
The properties were built in the mid-1990's and are currently 94.8% occupied by
189 tenants, 84 of which, representing 44.8% of the net rentable area, have been in occupancy at their respective properties for at least 8 years. On a portfolio basis, tenants at the properties exhibited sales of $272 per square foot in 2004 and $289 per square foot in 2005, equating to an occupancy cost of 8.9%.

PRIME OUTLETS -- LEE

The property is a 224,607 square foot retail outlet center situated on a
222-acre land parcel located in Lee, MA. The property was built in 1997 and is currently 98.2% occupied by 65 tenants, 34 of which, representing 58.1% of the net rentable area, have been in occupancy at the property for at least 8 years.
Tenants at the property exhibited sales of $340 per square foot in 2004 and $347 per square foot in 2005, equating to an occupancy cost of 6.8%. The property exhibits a diverse mix of retailers with no one tenant occupying more than 5.0%
of the net rentable area. Notable national retailers include; The Gap (3.9% of net rentable area, 2005 sales of $702 per square foot), Ralph Lauren (3.4% of the net rentable area, 2005 sales of $719 per square foot), and J. Crew (3.1% of the net rentable area, 2005 sales of $390 per square foot).

PRIME OUTLETS -- GAFFNEY

The property is a 302,310 square foot retail outlet center situated on a 57-acre land parcel located in Gaffney, SC. The property was built in 1996 and is currently 92.1% occupied by 77 tenants, 31 of which, representing 35.4% of the net rentable area, have been in occupancy at the property for at least 8 years.
Tenants at the property exhibited sales of $292 per square foot in 2004 and $277 per square foot in 2005, equating to an occupancy cost of 11.7%. The property exhibits a diverse mix of retailers with only one tenant occupying more than
5.0% of the net rentable area. Notable national retailers include: Pottery Barn
(6.0% of the net rentable area, 2005 sales of $421 per square foot), Banana
Republic (2.8% of net rentable area, 2005 sales of $408 per square foot), and
Brooks Brothers (2.0% of the net rentable area, 2005 sales of $271 per square foot). An entertainment complex, which is not part of the collateral, is currently being built on a land parcel that is adjacent to the property. The entertainment complex will include an 8-screen (stadium seating) movie theater, a bowling alley and an arcade.

PRIME OUTLETS -- CALHOUN

The property is a 254,267 square foot retail outlet center situated on a
37.9-acre land parcel located in Calhoun, GA. The property was built in 1992 and is currently 95.0% occupied by 47 tenants, 19 of which, representing 44.2% of the net rentable area, have been in occupancy at the property for at least 8 years. Tenants at the property exhibited sales of $227 per square foot in 2004 and $243 per square foot in 2005, equating to an occupancy cost of 7.3%. The property exhibits a diverse mix of retailers with only one tenant occupying more than 5.0% of the net rentable area. Notable national retailers include: Old Navy
(4.7% of the net rentable area, 2005 sales of $623 per square foot), Nike (3.6%
of net rentable area, 2005 sales of $517 per square foot), and The Gap (3.1% of the net rentable area, 2005 sales of $513 per square foot).

RELEASE PROVISIONS.

Individual properties of the Prime Retail Outlets Portfolio may be released from the lien of the related mortgage upon defeasance by the borrower of a principal amount equal to 120% of the allocated loan amount provided that the DSCR on the remaining exposure is not less than the greater of (a) 1.30x and (b) the DSCR on the loan amount that existed immediately prior to the completion of the partial defeasance.

                                     A-3-20

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                         PRIME RETAIL OUTLETS PORTFOLIO
--------------------------------------------------------------------------------

THE MARKETS(1).

PRIME OUTLETS -- LEE

The property is located in Lee, Berkshire County, Massachusetts. The property is situated along Interstate 90 (Massachusetts Turnpike), which is an east/west thoroughfare providing access to Albany, NY (45 miles west) and Springfield, MA
(43 miles east). The average daily traffic count along Interstate 90 in the vicinity of the property is approximately 50,000 vehicles. The property is located in the Berkshire Hills area of western Massachusetts, which is a popular tourist destination. In 2006, the population within the property's trade area
(100-mile radius) was approximately 3.8 million (a 5.2% increase over 1990) with
52.5% of the households exhibiting an annual income of over $50,000.

There are 2 retail outlet centers located within a 100-mile radius of the property; Manchester Designer Outlets (95% occupied), located 87 miles north in
Manchester, VT and Lake George Outlets (93% occupied), located 100 miles northwest in Lake George, NY. Comparable properties, as defined by the appraiser, exhibit a weighted average occupancy of approximately 96%.

PRIME OUTLETS -- GAFFNEY

The property is located in Gaffney, Cherokee County, South Carolina. The property is situated along Interstate 85, which is a northeast/southwest thoroughfare providing access to Greenville (40 miles southwest) and Charlotte
(50 miles northeast). The average daily traffic count along Interstate 85 in the vicinity of the property is approximately 41,000 vehicles. In 2006, the population within the property's trade area (100-mile radius) was approximately
5.9 million (a 28.6% increase over 1990) with 45% of the households exhibiting an annual income of over $50,000.

There are 5 retail outlet centers within a 110-mile radius of the property, with the closest comparable retail outlet center, Concord Mills (97% occupied), located approximately 60 miles northeast along Interstate 85 in Concord, North
Carolina. The next closest competing retail outlet center, Tanger Outlet Center
(100% occupied), is located approximately 70 miles north in Bowling Rock, North
Carolina. The remaining comparable retail outlet centers are located approximately 110 miles away from the property. Comparable properties, as defined by the appraiser, exhibit a weighted average occupancy of approximately
94%.

PRIME OUTLETS -- CALHOUN

The property is located in Calhoun, Gordon County, Georgia. The property is situated along Interstate 75, which is a north/south thoroughfare providing access to Atlanta (65 miles south) and Chattanooga (45 miles north). The average daily traffic along Interstate 75 in the vicinity of the property is approximately 54,800 vehicles. In 2006, the population within the property's trade area (100-mile radius) was approximately 7.7 million (a 43.8% increase over 1990) with 55% of the households exhibiting an annual income of over
$50,000.

There are 10 retail outlet centers located within a 100-mile radius of the property, with the closest competing retail outlet center, Market Street Shops of Dalton (98% occupied), located approximately 20 miles north along Interstate
75 in Dalton, Georgia. The next closest competing retail outlet center, Prime
Outlets at Warehouse Row Center (90% occupied), is located 50 miles north of the property in Chattanooga, Tennessee. The remaining competing retail outlet centers are located over 50 miles away from the property. Comparable properties, as defined by the appraiser, exhibit a weighted average occupancy of 87%.

PROPERTY MANAGEMENT. The property is managed by Prime Property Management
Limited Liability Company, which is a borrower related entity.

(1)  Certain information was obtained from the Prime Retail Outlet Portfolio appraisals dated July 16, 2006 and July 17, 2006. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-21

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                         PRIME RETAIL OUTLETS PORTFOLIO
--------------------------------------------------------------------------------

                             LEASE ROLLOVER SCHEDULE

            NUMBER OF   SQUARE                          % OF BASE   CUMULATIVE  CUMULATIVE %   CUMULATIVE  CUMULATIVE %
              LEASES     FEET    % OF GLA   BASE RENT      RENT    SQUARE FEET     OF GLA      BASE RENT   OF BASE RENT
YEAR         EXPIRING  EXPIRING  EXPIRING    EXPIRING    EXPIRING    EXPIRING     EXPIRING      EXPIRING     EXPIRING
-----------------------------------------------------------------------------------------------------------------------

VACANT         NAP       40,538     5.2%           NAP      NAP       40,538         5.2%             NAP       NAP
2006 & MTM      48      157,035    20.1    $ 1,500,482     14.6%     197,573        25.3%     $ 1,500,482      14.6%
2007            47      182,138    23.3      2,874,602     28.0      379,711        48.6%     $ 4,375,084      42.7%
2008            19       71,779     9.2        745,774      7.3      451,490        57.8%     $ 5,120,858      50.0%
2009            16       69,690     8.9      1,185,105     11.6      521,180        66.7%     $ 6,305,963      61.5%
2010            16       87,824    11.2      1,036,331     10.1      609,004        78.0%     $ 7,342,295      71.6%
2011            16       69,000     8.8      1,080,836     10.5      678,004        86.8%     $ 8,423,131      82.2%
2012             7       14,565     1.9        323,085      3.2      692,569        88.7%     $ 8,746,216      85.3%
2013             5       14,745     1.9        355,463      3.5      707,314        90.5%     $ 9,101,679      88.8%
2014             2       23,521     3.0        231,103      2.3      730,835        93.6%     $ 9,332,783      91.1%
2015             3        7,289     0.9        167,790      1.6      738,124        94.5%     $ 9,500,573      92.7%
2016             9       39,778     5.1        686,143      6.7      777,902        99.6%     $10,186,715      99.4%
AFTER            1        3,282     0.4         62,358      0.6      781,184       100.0%     $10,249,073     100.0%
-----------------------------------------------------------------------------------------------------------------------
               189      781,184   100.0%   $10,249,073    100.0%
-----------------------------------------------------------------------------------------------------------------------

                                     A-3-22

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                         PRIME RETAIL OUTLETS PORTFOLIO
--------------------------------------------------------------------------------

          [MAP INDICATING LOCATION OF PRIME OUTLETS - LEE, MA OMITTED]

        [MAP INDICATING LOCATION OF PRIME OUTLETS - CALHOUN, GA OMITTED]

        [MAP INDICATING LOCATION OF PRIME OUTLETS - GAFFNEY, SC OMITTED]

                                    A-3-23

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                                  SEQUOIA PLAZA
--------------------------------------------------------------------------------

                       [2 PHOTOS OF SEQUOIA PLAZA OMITTED]

                                     A-3-24

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                                  SEQUOIA PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                       $92,700,000
CUT-OFF DATE PRINCIPAL BALANCE:                   $92,700,000
% OF POOL BY IPB:                                 4.3%
LOAN SELLER:                                      JPMorgan Chase Bank, N.A.
BORROWER:                                         FP Republic 2006, LLC, FP
                                                  Sequoia 2006, LLC, Okland
                                                  Republic 2006, LLC, Okland
                                                  Sequoia 2006, LLC, England
                                                  Sequoia 2006, LLC, RCI Sequoia
                                                  Maryland LLC
SPONSOR:                                          Clayton F. Foulger, Bryant F.
                                                  Foulger, Brent K. Pratt
ORIGINATION DATE:                                 06/30/06
INTEREST RATE:                                    6.1660%
INTEREST-ONLY PERIOD:                             120 months
MATURITY DATE:                                    07/01/16
AMORTIZATION TYPE:                                Interest-only
ORIGINAL AMORTIZATION:                            N/A
REMAINING AMORTIZATION:                           N/A
CALL PROTECTION:                                  L(24),Def(89),O(5)
CROSS-COLLATERALIZATION:                          No
LOCK BOX:                                         Cash Management Agreement
ADDITIONAL DEBT:                                  No
ADDITIONAL DEBT TYPE:                             N/A
LOAN PURPOSE:                                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                  INITIAL      MONTHLY
--------------------------------------------------------------------------------
TAXES:                                            $  296,657   $  74,164
INSURANCE:                                        $   41,559   $  13,853
CAPEX:                                            $        0   $   4,633
TI/LC(1):                                         $4,000,000   Springing
OTHER(2):                                         $1,700,000   $       0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                           Single Asset
TITLE:                                            Fee
PROPERTY TYPE:                                    Office -- CBD
SQUARE FOOTAGE:                                   370,638
LOCATION:                                         Arlington, VA
YEAR BUILT/RENOVATED:                             1988
OCCUPANCY:                                        92.1%
OCCUPANCY DATE:                                   06/14/06
NUMBER OF TENANTS:                                10
HISTORICAL NOI:
   2004:                                          $7,947,058
   2005:                                          $7,529,523
   TTM AS OF 03/31/06:                            $7,788,111
UW REVENUES:                                      $11,397,058
UW EXPENSES:                                      $3,574,664
UW NOI:                                           $7,822,394
UW NET CASH FLOW:                                 $7,544,415
APPRAISED VALUE:                                  $115,500,000
APPRAISAL DATE:                                   04/01/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                             $ 250
CUT-OFF DATE LTV:                                  80.3%
MATURITY DATE LTV:                                 80.3%
UW DSCR:                                           1.30x
--------------------------------------------------------------------------------

                               SIGNIFICANT TENANTS

                            RATINGS                                                        LEASE
TENANT NAME              MOODY'S/ S&P(3)   TOTAL SF   % OF TOTAL SF   BASE RENT PSF   EXPIRATION YEAR
-----------------------------------------------------------------------------------------------------

NORTHROP GRUMMAN           Baa2/BBB+        101,760       27.5%           $31.15            2008
ENGINEERING MANAGEMENT
   CONCEPTS                                  74,591       20.1%           $30.50            2009
MADEN TECHNOLOGY                             71,100       19.2%           $25.56            2009
CANON USA                                    60,501       16.3%           $28.45            2010

(1)  A TI/LC reserve in the amount of $4,000,000 was collected at closing for leases rolling through 2010. The reserve will be released in two phases in
     2008 and 2010 based on a minimum DSCR of 1.30x (on an interest only basis).
     Beginning January 1, 2011 (the Leasing Reserve Spring Date) the borrower shall commence making a monthly deposit of $30,000 capped at $1,000,000.

(2)  A performance holdback in the amount of $1,700,000 was collected at closing, and may be released upon the satisfaction of certain conditions including but not limited to: (i) there is no event of default, and (ii)
     the property has achieved a DSCR of not less than 1.35x at the time the reserve funds are released.

(3)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

                                    A-3-25

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                                  SEQUOIA PLAZA
--------------------------------------------------------------------------------

THE LOAN. The Sequoia Plaza loan is secured by a first lien mortgage in a fee interest in an office complex consisting of three Class A condominium office buildings totaling 370,640 square feet located in Arlington, VA.

THE BORROWER. The borrowers are FP Sequoia 2006, LLC, FP Republic 2006, LLC,
Oakland Sequoia 2006, LLC, Okland Republic 2006, LLC, RCI Sequoia Maryland LLC,
and England Sequoia 2006, LLC, each a Maryland limited liability company and special purpose entity. The six member tenant in common borrower owns 100.0% of the property, and the sponsors of the borrower own an approximately 25% stake in the property management company.

THE PROPERTY. Sequoia Plaza is an office park consisting of three condominium office buildings constructed between 1988 and 1990 in south Arlington, VA. The buildings are situated on a 5.8 acre parcel located along U.S. Route 50, providing convenient access to interstates 395, and 66. Sequoia Plaza is located within two miles of Pentagon City, and Crystal City. The property operates a shuttle providing access to the Metrorail which operates throughout the
Washington DC metro area. Additionally, the property is located less than five miles from Reagan International Airport.

Sequoia Plaza has a current occupancy rate of 92.1%, and the effective annual rental rate per square foot is approximately $27.52.

SIGNIFICANT TENANTS.

Northrop Grumman (NYSE: NOC) currently occupies 101,760 square feet at the property and has been at the property since 1991. Northrop Grumman is the world's largest shipbuilder and number three defense contractor (behind Lockheed
Martin and Boeing). The corporation provides products and services in electronics, information technology, and integrated systems for defensive weapons systems. Northrop Grumman has 125,000 employees and a market cap of
$23.2 billion; their products include the B2 Stealth Bomber and oil tankers.

Engineering Management Concepts (EMC) currently occupies 74,591 square feet at the property. The company is a subsidiary of Tetra Tech (NASDAQ:TTEK), purchased in July 2003. EMC is an engineering and program management firm that provides services to the US Department of Defense in weapons systems testing, and related computer and information technology support. Tetra Tech is a leading provider of specialized management consulting and technical services in the areas of resource development and infrastructure. In 2005 Tetra Tech reported $1.3
Billion in revenues and employed over 7,000 employees.

Maden Technology currently occupies 71,000 square feet at the property which serves as its headquarters. The company was founded in 1986 as a provider of R&D services for the Department of Defense. Specialties of this consulting firm include data security and network system implementation.

THE MARKET(1). The mortgaged property is a Class A office complex in Arlington,
Virginia located between the Rosslyn and Crystal City submarkets along
Washington Boulevard in the Northern Virginia market. The Washington DC metro area office market is broken into three markets, the Washington DC CBD, Northern
Virginia, and Suburban Maryland. The Northern Virginia market consists of 15 submarkets, which totaled 116.1 million square feet of space as of the third quarter of 2005. The Rosslyn and Crystal City submarkets combine for approximately 18.5 million square feet of office space, or 15.9% of the market inventory. Arlington County and the submarkets the subject is located within exhibit an approximately 9.8% overall vacancy rate.

The property had an overall vacancy rate of approximately 7.9% with average asking rents of $27.36 per square foot during the first quarter of 2006. The current vacancy and rental rates have remained stable at this level.

PROPERTY MANAGEMENT. The property is managed by Foulger-Pratt Management Inc., a subsidiary of the family owned Foulger-Pratt construction company whose members include the sponsors of the borrower.

(1)  Certain information was obtained from the Sequoia Plaza appraisal dated
     04/01/06. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    A-3-26

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                                  SEQUOIA PLAZA
--------------------------------------------------------------------------------

                             LEASE ROLLOVER SCHEDULE

             NUMBER OF    SQUARE      % OF
               LEASES      FEET        GLA      BASE RENT
YEAR          EXPIRING   EXPIRING   EXPIRING     EXPIRING
----------------------------------------------------------

VACANT          NAP        29,189      7.9%            NAP
2006 & MTM        1         4,991      1.3     $   162,905
2007              2        37,178     10.0         883,283
2008              6       105,542     28.5       3,305,761
2009             11       116,689     31.5       3,491,415
2010              2        60,501     16.3       1,721,253
2011              0             0      0.0               0
2012              1        14,807      4.0         446,135
2013              1         1,741      0.5          55,782
2014              0             0      0.0               0
2015              0             0      0.0               0
2016              0             0      0.0               0
AFTER             0             0      0.0               0
----------------------------------------------------------
                 24       370,638    100.0%    $10,066,534
----------------------------------------------------------

             % OF BASE    CUMULATIVE   CUMULATIVE %    CUMULATIVE   CUMULATIVE %
                RENT     SQUARE FEET      OF GLA       BASE RENT    OF BASE RENT
YEAR          EXPIRING     EXPIRING      EXPIRING       EXPIRING      EXPIRING
--------------------------------------------------------------------------------

VACANT           NAP        29,189         7.9%              NAP        NAP
2006 & MTM       1.6%       34,180         9.2%      $   162,905        1.6%
2007             8.8        71,358        19.3%      $ 1,046,188       10.4%
2008            32.8       176,900        47.7%      $ 4,351,949       43.2%
2009            34.7       293,589        79.2%      $ 7,843,364       77.9%
2010            17.1       354,090        95.5%      $ 9,564,617       95.0%
2011             0.0       354,090        95.5%      $ 9,564,617       95.0%
2012             4.4       368,897        99.5%      $10,010,752       99.4%
2013             0.6       370,638       100.0%      $10,066,534      100.0%
2014             0.0       370,638       100.0%      $10,066,534      100.0%
2015             0.0       370,638       100.0%      $10,066,534      100.0%
2016             0.0       370,638       100.0%      $10,066,534      100.0%
AFTER            0.0       370,638       100.0%      $10,066,534      100.0%
--------------------------------------------------------------------------------
               100.0%
--------------------------------------------------------------------------------

                                    A-3-27
THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                                  SEQUOIA PLAZA
--------------------------------------------------------------------------------

               [MAP INDICATING LOCATION OF SEQUOIA PLAZA OMITTED]

                                    A-3-28

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    A-3-29

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                                 REPM PORTFOLIO
--------------------------------------------------------------------------------

                      [5 PHOTOS OF REPM PORTFOLIO OMITTED]

                                    A-3-30

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                                 REPM PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                    $86,680,000
CUT-OFF PRINCIPAL BALANCE:                     $86,680,000
% OF POOL BY IPB:                              4.0%
LOAN SELLER:                                   CIBC Inc.
BORROWER:                                      Portfolio Real Estate Englewood,
                                               LLC, Portfolio Real Estate
                                               Sedgewick, LLC, Portfolio
                                               Sparks, LLC, Portfolio Real
                                               Estate South Attleboro, LLC,
                                               Portfolio Real Estate West
                                               Springfield, LLC, Portfolio Real
                                               Estate New Kensington, LLC,
                                               Portfolio Real Estate Palm Bay,
                                               LLC, Portfolio Real Estate
                                               Auburn Hills, LLC, Portfolio Real
                                               Estate Marysville, LLC, Portfolio
                                               Real Estate Columbus, LLC
SPONSOR:                                       Menashe Frankel, Yecheskel
                                               Frankel
ORIGINATION DATE:                              05/23/06
INTEREST RATE:                                 6.0570%
INTEREST-ONLY PERIOD:                          60 Months
MATURITY DATE:                                 06/01/16
AMORTIZATION TYPE:                             Balloon
ORIGINAL AMORTIZATION:                         360 months
REMAINING AMORTIZATION:                        360 months
CALL PROTECTION:                               L(24), Def(89), O(4)
CROSS-COLLATERALIZATION:                       No
LOCK BOX:                                      Hard
ADDITIONAL DEBT:                               $11,020,000
ADDITIONAL DEBT TYPE:                          Mezzanine Loan
LOAN PURPOSE:                                  Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                 INITIAL        MONTHLY
                                               ---------------------------
TAXES:                                             $ 56,172        $ 8,025
INSURANCE:                                         $ 56,652        $ 7,383
ENGINEERING:                                       $  2,500        $     0
CAPEX:                                             $      0        $ 8,115
TI/LC:                                             $500,000        $12,173
OTHER(1):                                      See Footnote   See Footnote

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                        Portfolio
TITLE:                                         Fee
PROPERTY TYPE:                                 Industrial
SQUARE FOOTAGE:                                1,623,068
LOCATION:                                      Various
YEAR BUILT/RENOVATED:                          Various
OCCUPANCY:                                     100.0%
OCCUPANCY DATE:                                09/01/06
NUMBER OF TENANTS:                             10
UW NOI:                                        $8,019,235
UW NET CASH FLOW:                              $7,804,272
APPRAISED VALUE:                               $108,350,000
APPRAISAL DATE:                                Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                          $  53
CUT-OFF DATE LTV:                               80.0%
MATURITY DATE LTV:                              75.4%
UW DSCR(2):                                     1.26x
--------------------------------------------------------------------------------

(1)(a) The lender will institute an all-excess cash flow sweep upon a reduction of the DSCR below 1.02x (senior and subordinate financing P&I) for two consecutive quarters. Funds shall be remitted back to the borrower in the event that the property achieves a DSCR of 1.07x (senior and subordinate financing P&I) for two consecutive quarters.

(1)(b) The lender will institute an all-excess cash flow sweep if tenants do not renew their respective leases at least 12 months prior to expiration. The cash flow sweep will cease upon a satisfactory replacement tenant (or tenants) signing a lease at a market rent for at least five years, with the tenant in occupancy, paying rent and delivering a clean estoppel.

(1)(c) The lender will institute an all-excess cash flow sweep if a tenant declares bankruptcy. The cash flow sweep will cease and funds will be remitted back to the borrower upon (i) the tenant affirming its lease, its plan of reorganization is confirmed and the tenant emerges from bankruptcy or (ii) a satisfactory replacement tenant (or tenants) signing a lease at a market rent for at least five years, with the tenant in occupancy, paying rent and delivering a clean estoppel.

(1)(d) In the event that Vertis, Inc. (4051 Fondorf Drive) is downgraded from its current rating of "B-" by S&P or "Caa2" by Moody's, the rent from the
       Vertis, Inc. lease will be excluded from the NOI calculation to determine
       DSCR coverage. If the DSCR falls below 1.02x (senior and subordinate financing P&I) based upon such criteria, the lender will implement an all-excess cash flow sweep. The cash flow sweep will cease and funds will be remitted to the borrower upon Vertis, Inc. achieving a minimum rating of "B-" by S&P or the "Caa2" by Moody's.

(1)(e) In the event that MSX International (275 Rex Boulevard) is downgraded from its current rating of "CCC+" by S&P or "Caa1" by Moody's, the rent from the MSX International lease will be excluded from the NOI calculation to determine DSCR coverage. If the DSCR falls below 1.02x
       (senior and subordinate financing P&I) based upon such criteria, the lender will implement an all-excess cash flow sweep. The cash flow sweep will cease and funds will be remitted back to the borrower upon MSX
       International achieving a minimum rating of "CCC+" by S&P or the "Caa1"
       by Moody's.

(2)    Based on the annual debt service, which is the average of all annual principal and interest debt service payments, which are based on a fixed amortization schedule as outlined in the related loan documents.

                                    A-3-31

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                                 REPM PORTFOLIO
--------------------------------------------------------------------------------

                               SIGNIFICANT TENANTS

                                                                  SQUARE   % OF   BASE RENT        LEASE
TENANT NAME                                    MOODY'S/ S&P(1)     FEET     GLA       PSF     EXPIRATION YEAR
-------------------------------------------------------------------------------------------------------------

MC TEST SERVICES INC.                                            231,313   14.3%    $ 6.46          2015
MSX INTERNATIONAL ENGINEERING SERVICES, INC.      Caa1/CCC+      151,200    9.3%    $ 8.75          2011
K AND M ELECTRONICS, INC.                         Baa1/BBB+      148,000    9.1%    $ 5.98          2009
LEEDSWORLD, INC.                                                 200,500   12.4%    $ 4.01          2016
ENGINEERED MATERIALS SOLUTIONS, INC.                             456,000   28.1%    $ 2.01          2017
VERTIS, INC.                                       Caa2/B-       151,685    9.3%    $ 5.00          2014
ADAM AIRCRAFT INDUSTRIES, INC.                                    48,790    3.0%    $13.25          2015
CESSNA AIRCRAFT COMPANY                             A3/A-         73,740    4.5%    $ 9.00          2011
SUMITOMO ELECTRIC WIRING SYSTEMS, INC.              A1/A-        130,044    8.0%    $ 3.94          2009
DURA-LINE CORPORATION                                             31,796    2.0%    $ 4.72          2020

(1)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

                                PORTFOLIO SUMMARY

                                                   YEAR BUILT/
                                  LOCATION             YEAR        SQUARE    OCCUPANCY
PROPERTY NAME                   (CITY, STATE)       RENOVATED       FEET         %
--------------------------------------------------------------------------------------

2725, 2755 & 2690 KIRBY     Palm Bay, FL            1972/2004      231,313     100.0%
CIRCLE NE
275 REX BOULEVARD           Auburn Hills, MI           1986        151,200     100.0%
11 INTERSTATE DRIVE         West Springfield, MA       1987        148,000     100.0%
115 HUNT VALLEY DRIVE       New Kensington, PA      2001/2004      200,500     100.0%
39 PERRY AVENUE             Attleboro, MA           1945/1987      456,000     100.0%
4051 FONDORF DRIVE          Columbus, OH            1970/1993      151,685     100.0%
12876 EAST JAMISON CIRCLE   Englewood, CO              2000         48,790     100.0%
3737 MIDCO STREET           Wichita, KS                2001         73,740     100.0%
16940 SQUARE DRIVE          Marysville, OH             1996        130,044     100.0%
1284 EAST GLENDALE AVENUE   Sparks, NV              1976/1997       31,796     100.0%
--------------------------------------------------------------------------------------
TOTAL:                                                           1,623,068     100.0%
--------------------------------------------------------------------------------------

                                                                                 ALLOCATED
                                                                     % OFFICE       LOAN
PROPERTY NAME                                LEAD TENANT             BUILDOUT      AMOUNT
-------------------------------------------------------------------------------------------

2725, 2755 & 2690 KIRBY     MC Test Services Inc.                      22.0%    $15,600,000
CIRCLE NE
275 REX BOULEVARD           MSX International Engineering              33.1%     13,416,000
                            Services, Inc.
11 INTERSTATE DRIVE         K and M Electronics, Inc.                  40.0%     11,360,000
115 HUNT VALLEY DRIVE       Leedsworld, Inc.                            1.0%      9,920,000
39 PERRY AVENUE             Engineered Materials Solutions, Inc.       11.2%      8,752,000
4051 FONDORF DRIVE          Vertis, Inc.                               10.0%      7,120,000
12876 EAST JAMISON CIRCLE   Adam Aircraft Industries, Inc.             35.0%      6,800,000
3737 MIDCO STREET           Cessna Aircraft Company                     5.1%      6,720,000
16940 SQUARE DRIVE          Sumitomo Electric Wiring Systems, Inc.     14.0%      5,200,000
1284 EAST GLENDALE AVENUE   Dura-Line Corporation                       4.7%      1,792,000
-------------------------------------------------------------------------------------------
TOTAL:                                                                 16.6%    $86,680,000
-------------------------------------------------------------------------------------------

                                    A-3-32

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                                 REPM PORTFOLIO
--------------------------------------------------------------------------------

THE LOAN. The REPM Portfolio loan is secured by a first mortgage interest in 10 industrial properties totaling 1,623,068 square feet located in Kansas,
Colorado, Nevada, Massachusetts, Pennsylvania, Ohio, Florida, and Michigan.

THE BORROWER. Each of the borrowers (Portfolio Real Estate Englewood, LLC,
Portfolio Real Estate Sedgewick, LLC, Portfolio Sparks, LLC, Portfolio Real
Estate South Attleboro, LLC, Portfolio Real Estate West Springfield, LLC,
Portfolio Real Estate New Kensington, LLC, Portfolio Real Estate Palm Bay, LLC,
Portfolio Real Estate Auburn Hills, LLC, Portfolio Real Estate Marysville, LLC,
Portfolio Real Estate Columbus, LLC) is a single-purpose entity that is controlled by Real Estate Portfolio Management, LLC (35.0%) and Fortis Property
Group, LLC (35.0%). The remaining 30.0% ownership interest in the borrowing entity consists of 22 investors. Real Estate Portfolio Management, LLC is owned by Menashe Frankel and Yecheskel Frankel, the loan sponsors and guarantors under the non-recourse carve-outs.

Menashe and Yecheskel Frankel each have over 10 years of experience in the ownership, management and disposition of commercial real estate. Through their real estate company, Lakestar Properties, the sponsors purchased over 30 commercial properties throughout the United States and currently own and manage
3 office properties located in Connecticut, Michigan and Arizona, 5 retail properties located in Florida, South Carolina, Indiana, Georgia and Pennsylvania
and 5 multifamily properties located in Texas.

THE PROPERTIES.

2725, 2755 & 2690 KIRBY CIRCLE NE

2725, 2755 & 2690 Kirby Circle NE is a 231,313 square foot
manufacturing/distribution/office property situated on a 17.3-acre land parcel located in Palm Bay, FL. The property was built in 1972, renovated in 2004 and offers 14 foot clear ceiling heights, 7 overhead doors and 675 parking spaces.
The property is 100% leased to MC Test Services, Inc., which is subject to a
10-year NNN lease expiring on 02/28/15 at a rental rate of $6.46 per square foot with annual CPI escalations. The tenant has 3, 5-year renewal options. MC Test
Services Inc. was founded in 1984, and is a leading provider of solutions in the assembly of printed circuit boards for original equipment manufacturers. The tenant has been in occupancy at the property, which serves as the tenant's headquarters and primary manufacturing facility, since 2001.

275 REX BOULEVARD

275 Rex Boulevard is a 151,200 square foot manufacturing/office property situated on a 11.2-acre land parcel located in Auburn Hills, MI. The property was built in 1986 and offers 21 foot clear ceiling heights, 5 overhead doors and
225 parking spaces. The property is 100% leased to MSX International Engineering
Services, Inc., which is subject to a 10-year NNN lease expiring on 12/01/11 at a rental rate of $8.75 per square foot with annual escalations of $0.25 per square foot. MSX International Engineering Services, Inc. provides engineering, human resources services and other outsourced business services (including marketing, document management, and purchasing) to clients in the transportation, financial services and medical products industries. The property serves as a critical facility for the tenant due to a significant investment in infrastructure, its proximity to Interstate 75 and major clients.

11 INTERSTATE DRIVE

11 Interstate Drive is a 148,000 square foot manufacturing/office property situated on a 12.2-acre land parcel located in West Springfield, MA. The property was built in 1987 and offers 2 drive-up doors and 231 parking spaces.
The property is 100% leased to K and M Electronics, Inc., which is subject to a
10-year NNN lease expiring on 06/30/09 at a rental rate of $5.98 per square foot, which remains flat for the duration of the lease term. The tenant has 2,
5-year renewal options. K and M Electronics, Inc., which is a wholly owned subsidiary of ITT Industries, Inc, is a leading supplier of high and low voltage power supplies for military and commercial markets. The property serves as the tenant's headquarters and sole production facility.

115 HUNT VALLEY DRIVE

115 Hunt Valley Drive is a 200,500 square foot warehouse/distribution property situated on a 24.0-acre land parcel located in New Kensington, PA. The property was built in 2001, renovated in 2004 and offers 24-28 foot clear ceiling heights, 13 drive-up doors and 35 parking spaces. The property is 100% leased to
Leedsworld, Inc., which is subject to a 12-year NNN lease expiring on 09/30/16 at a rental rate of $4.01 per square foot that remains flat throughout the lease term. Leedsworld, Inc., which was founded in 1986, is the fourth largest supplier of promotional and advertising specialty products. The property was built-to-suit for the tenant in 2001 and is the tenant's only national distribution center. The property is located adjacent to the company's headquarters.

                                    A-3-33

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                                 REPM PORTFOLIO
--------------------------------------------------------------------------------

39 PERRY AVENUE

39 Perry Avenue is a 456,000 square foot manufacturing/office property situated on an 11.2-acre land parcel located in Attleboro, MA. The property was built in
1945, renovated in 1987 and offers 22-28 foot clear ceiling heights, 10 docks doors and 66 parking spaces. The property is 100% leased to Engineered Materials
Solutions, Inc., which is subject to a 12-year NNN lease expiring on 08/10/17 at a rental rate of $2.01 per square foot with annual escalations of 2.0%. The tenant has 2, 5-year renewal options. Engineered Materials Solutions, Inc., which was founded in 1916, is a leading developer and manufacturer of clad metal strips and electrical contacts used in devices such as thermostats, appliances, cookware and specialty materials used by the automotive industry. The property serves as the tenant's headquarters and sole production facility.

4051 FONDORF DRIVE

4051 Fondorf Drive is a 151,685 square foot manufacturing/distribution property situated on a 7.7-acre land parcel located in Columbus, OH. The property was built in 1970, renovated in 1993 and offers 18-20 foot clear ceiling heights, 11 dock-high doors, 2 drive-in doors, 6 rail doors and 144 parking spaces. The property is 100% leased to Vertis, Inc., which is subject to a 10-year NNN lease expiring on 12/31/14 at a rental rate of $5.00 per square foot. Vertis, Inc.
provides targeted marketing services for over 3,000 clients. Vertis, Inc.'s services include market research, media planning, advertising production, digital production and fulfillment services. The tenant has been located at the property since 1985 and has invested significant capital in equipment and infrastructure. In addition, the property represents a key facility for the tenant's printing business and is strategically located near its major distribution routes.

12876 EAST ADAM AIRCRAFT CIRCLE

12876 East Adam Aircraft Circle is a 48,790 square foot manufacturing/office property situated on a 3.1-acre land parcel located in Englewood, CO. The property was built in 2000 and offers 22 foot clear ceiling heights, 5 drive-in doors and 192 parking spaces. The property is 100% leased to Adam Aircraft
Industries, Inc., which is subject to a 10-year NNN lease expiring on 04/21/15 at a rental rate of $13.25 per square foot with annual escalations of $0.25 per square foot. Adam Aircraft Industries, Inc., which was founded in 1998, designs and manufactures advanced aircraft for civil and government markets. The company currently markets and produces two aircraft models, the A500 and A700. The tenant has been in occupancy of the property, which serves as the tenant's headquarters and main R&D/manufacturing facility, since 2000.

3737 MIDCO STREET

3737 Midco Street is a 73,740 square foot research and
development/manufacturing property situated on a 10.5-acre land parcel located in Wichita, KS. The property was built in 2001 and offers 28-32 foot clear ceiling heights, 7 overhead doors and 200 parking spaces. The property is 100%
leased to Cessna Aircraft Company, which is subject to a 10-year NNN lease expiring on 06/14/11 at a rental rate of $9.00 per square foot. The tenant has
1, 3-year renewal option. Cessna Aircraft Company manufactures business jets, utility turboprops and small engine planes. The company is the fourth largest maker of business jets in the world. The property was built-to-suit for the tenant and is located in close proximity to the tenant's headquarters and the
Wichita Mid-Continent Airport. Located at the property is the tenant's
Experimental Division, whose operations were consolidated into this property from several other locations.

16940 SQUARE DRIVE

16940 Square Drive is a 130,044 square foot distribution property situated on a
18.0-acre land parcel located in Marysville, OH. The property was built in 1996 and offers 24 foot clear ceiling heights, 16 Dock-high doors, 2 drive-in doors and 78 parking spaces. The property is 100% leased to Sumitomo Electric Wiring
Systems, Inc., which is subject to a 3-year NNN lease expiring on 05/31/09 at a flat rental rate of $3.94 per square foot. Sumitomo Electric Wiring Systems,
Inc., which is a wholly owned subsidiary of Sumitomo Electric Industries, Ltd, is a single-point system integrator for electrical systems and components. The property is critical to the tenant's operation as it handles distribution of electrical components for Honda manufacturing facilities in Ohio, South
Carolina, North Carolina, Alabama and Canada. The tenant has been in occupancy at the property since 1996.

1284 EAST GLENDALE AVENUE

1284 East Glendale Avenue is a 31,796 square foot manufacturing distribution property situated on a 4.0-acre land parcel located in Sparks, NV. The property was built in 1976, renovated in 1997 and offers 27 foot clear ceiling heights, 6 overhead doors and 27 parking spaces. The property is 100% leased to the
Dura-Line Corporation, which is subject to a 15-year NNN lease expiring on
04/30/20 at a rental rate of $4.72 per square foot with annual CPI escalations capped at 2.0%. The tenant has 2, 5-year renewal options. Dura-Line Holdings,
Inc., which was founded in 1971, is a manufacturer of high-density polyethylene pipe, duct, and conduit products used by the telecommunications, cable television, electric power, water, and natural gas industries. The tenant has been in occupancy at the property since 1990. The property represents the tenant's west coast manufacturing and distribution facility.

                                    A-3-34

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                                 REPM PORTFOLIO
--------------------------------------------------------------------------------

RELEASE PROVISIONS.

Individual REPM Portfolio properties may be released from the lien of the related mortgage upon the defeasance by the borrower of a principal amount equal to the greater of (a) 120% of the allocated loan amount of the to be released property and (b) such other amount which results in a remaining unpaid principal balance of the FPG Portfolio II loan supporting (i) a minimum DSCR of 1.10x on the blended actual debt service constant on the senior and subordinate financing and (ii) a maximum LTV of 85% on the outstanding senior and subordinate financing balance.

THE MARKET(1.)

                                                           MARKET   MARKET RENT                    SUBMARKET    SUBMARKET RENT
PROPERTY NAME                              MARKET         VACANCY      (PSF)         SUBMARKET      VACANCY        (PSF)(2)
------------------------------------------------------------------------------------------------------------------------------

2725, 2755 & 2690 KIRBY CIRCLE NE   Orlando                 6.8%       $6.73      Brevard County       3.1%    $5.75 -- $10.25
275 REX BOULEVARD                   Detroit                 9.6%       $5.53      I-75 Corridor        8.3%    $8.95 -- $16.00
11 INTERSTATE DRIVE                 Greater Springfield     6.4%       $4.75      NAP                  9.1%(2) $7.31 -- $13.70
115 HUNT VALLEY DRIVE               Pittsburgh             16.7%       $3.67      Westmoreland        17.8%    $5.00 -- $ 5.95
39 PERRY AVENUE                     Boston                 16.6%       $6.77      NAP                 12.0%(2) $4.35 -- $  5.3
4051 FONDORF DRIVE                  Columbus               13.3%       $3.00      West                17.1%    $2.63 -- $ 4.05
12876 EAST ADAM AIRCRAFT CIRCLE     Denver                  8.1%       $5.23      Southeast           14.3%    $7.50 -- $13.50
3737 MIDCO STREET                   Wichita                12.3%       $3.68      NAP                 10.0%(2) $3.96 -- $ 7.95
16940 SQUARE DRIVE                  Columbus               13.3%       $3.00      Outlying             8.7%    $2.46 -- $ 4.25
1284 EAST GLENDALE AVENUE           Reno/Sparks             6.7%       $4.02      NAP                  2.0%(2) $4.32 -- $11.04

(1)  Certain information was obtained from the FPG Portfolio II appraisals dated
     April 7, 2006, April 12, 2006, April 13, 2006 and April 21, 2006. The
     appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

(2)  Represents a subset of comparable properties as provided in the respective appraisals dated April 7, 2006, April 12, 2006, April 13, 2006 and April
     21, 2006.

PROPERTY MANAGEMENT. The portfolio is managed by Lakestar Properties, which is an affiliate of the borrower. Lakestar Properties manages three office properties located in Connecticut, Michigan and Arizona; five retail properties located in Florida, South Carolina, Indiana, Georgia and Pennsylvania and five multifamily properties located in Texas.

                             LEASE ROLLOVER SCHEDULE

             NUMBER OF                                         % OF BASE    CUMULATIVE   CUMULATIVE %   CUMULATIVE    CUMULATIVE %
               LEASES    SQUARE FEET   % OF GLA    BASE RENT     RENT      SQUARE FEET      OF GLA      BASE RENT    OF BASE RENT
YEAR          EXPIRING     EXPIRING     EXPIRING    EXPIRING   EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING
----------------------------------------------------------------------------------------------------------------------------------

VACANT         NAP                0        0.0%       NAP         NAP               0          0.0%         NAP           NAP
2006 & MTM      0                 0        0.0    $        0       0.0%             0          0.0%     $        0         0.0%
2007            0                 0        0.0             0       0.0              0          0.0%     $        0         0.0%
2008            0                 0        0.0             0       0.0              0          0.0%     $        0         0.0%
2009            2           278,044       17.1     1,397,704      17.1        278,044         17.1%     $1,397,704        17.1%
2010            0                 0        0.0             0       0.0        278,044         17.1%     $1,397,704        17.1%
2011            2           224,940       13.9     1,986,660      24.4        502,984         31.0%     $3,384,364        41.5%
2012            0                 0        0.0             0       0.0        502,984         31.0%     $3,384,364        41.5%
2013            0                 0        0.0             0       0.0        502,984         31.0%     $3,384,364        41.5%
2014            1           151,685        9.3       758,425       9.3        654,669         40.3%     $4,142,789        50.8%
2015            2           280,103       17.3     2,140,306      26.2        934,772         57.6%     $6,283,095        77.0%
2016            1           200,500       12.4       803,549       9.9      1,135,272         69.9%     $7,086,644        86.9%
AFTER           2           487,796       30.1     1,068,159      13.1      1,623,068        100.0%     $8,154,804       100.0%
----------------------------------------------------------------------------------------------------------------------------------
TOTAL          10         1,623,068      100.0%   $8,154,804     100.0%
----------------------------------------------------------------------------------------------------------------------------------

                                    A-3-35

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                                 REPM PORTFOLIO
--------------------------------------------------------------------------------

               [MAP INDICATING LOCATION OF REPM PORTFOLIO OMITTED]

                                    A-3-36

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    A-3-37

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                                CENTRO PORTFOLIO
--------------------------------------------------------------------------------

                     [4 PHOTOS OF CENTRO PORTFOLIO OMITTED]

                                    A-3-38

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                                CENTRO PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                      $86,000,000
CUT-OFF DATE PRINCIPAL BALANCE:                  $86,000,000
% OF POOL BY IPB:                                4.0%
LOAN SELLER:                                     JPMorgan Chase Bank, N.A.
BORROWER:                                        Campus Village IDOT LLC,
                                                 CW Parkway Plaza LLC,
                                                 Century Plaza Associates, L.P.,
                                                 Vestal Town Square LLC,
                                                 Plymouth Plaza Associates, LP,
                                                 CW Dover, LLC, KR Mableton LLC
SPONSOR:                                         Centro Watt America REIT 7, Inc
ORIGINATION DATE:                                06/29/06
INTEREST RATE:                                   6.3175%
INTEREST-ONLY PERIOD:                            120 months
MATURITY DATE:                                   07/01/16
AMORTIZATION TYPE:                               Interest-only
ORIGINAL AMORTIZATION:                           N/A
REMAINING AMORTIZATION:                          N/A
CALL PROTECTION:                                 L(24), Def(90), O(4)
CROSS-COLLATERALIZATION:                         No
LOCK BOX:                                        Cash Management Agreement
ADDITIONAL DEBT:                                 No
ADDITIONAL DEBT TYPE:(1)                         Permitted Mezzanine Loan
LOAN PURPOSE:                                    Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                                INITIAL    MONTHLY
                                                 -------   ---------
TAXES:(2)                                          $0      Springing
INSURANCE:(2)                                      $0      Springing
CAPEX:(3)                                          $0      Springing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                          Portfolio
TITLE:                                           Fee
PROPERTY TYPE:                                   Various
SQUARE FOOTAGE:                                  932,912
LOCATION:                                        Various
YEAR BUILT/RENOVATED:                            Various
OCCUPANCY:                                       95.9%
OCCUPANCY DATE:                                  06/06/06
NUMBER OF TENANTS:                               119
HISTORICAL NOI:
   2004:                                         $6,873,605
   2005:                                         $6,742,856
   TTM AS OF 04/30/06:                           $8,258,383
UW REVENUES:                                     $13,043,090
UW EXPENSES:                                     $4,481,544
UW NOI:                                          $8,561,546
UW NET CASH FLOW:                                $7,768,477
APPRAISED VALUE:(4)                              $126,050,000
APPRAISAL DATE:                                  Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                            $  92
CUT-OFF DATE LTV:(4)                              68.2%
MATURITY DATE LTV:(4)                             68.2%
UW DSCR:                                          1.41x
--------------------------------------------------------------------------------

                          SIGNIFICANT PORTFOLIO TENANTS

                           RATINGS                                                                         LEASE
TENANT NAME            MOODY'S/ S&P(5)    TOTAL SF   % OF TOTAL SF   BASE RENT PSF       SALES PSF      EXPIRATION YEAR
---------------------------------------------------------------------------------------------------------------------

KMART                                    97,177        10.4%           $ 5.30           $138.49             2014
TJ MAXX                     A3/A         76,133         8.2%           $ 6.10           $186.33          2008/2014
INGLES                    B3/BB--        60,000         6.4%           $ 6.25             N/A               2009
ACME                                     57,820         6.2%           $10.98             N/A               2014
DICKS SPORTING GOODS                     47,587         5.1%           $10.25           $254.04             2017
LOEWS CINEMAS                            38,215         4.1%           $ 5.75       $273,921/screen         2013
PRICE RITE                               38,036         4.1%           $11.00             N/A               2016
TOYS R US                                32,690         3.5%           $ 5.25             N/A               2018

(1)  Future mezzanine debt is permitted subject to certain conditions including, but not limited to: (i) the LTV for the properties subject to the mortgage does not exceed 70.0%, (ii) the DSCR for the properties subject to the mortgage shall be equal to or greater than the DSCR as of the closing date, and (iii) the Permitted Mezzanine Loan must be issued by an approved institutional lender.

(2)  Upon the occurrence and during the continuance of a Trigger Period, defined as: the period commencing upon the occurrence of an event of default, the borrower shall pay 1/12th of the taxes and insurance premiums that the lender estimates will be payable within the ensuing 12 months.

(3)  Upon the occurrence and during the continuance of a "Trigger Period" the borrower shall pay the lender the sum of $88,848 on each payment date for replacements and repairs to be made to the properties.

(4)  The appraised value on the portfolio on an "as is" basis has been determined to be approximately $123,450,000. LTV figures herein have been calculated based on the "as stabilized" figures.

(5)  Ratings provided are for the parent company of entity listed in the "Tenant
     Name" field whether or not the parent company guarantees the lease.

                                    A-3-39

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

-------------------------------------------------------------------------------
                                CENTRO PORTFOLIO
-------------------------------------------------------------------------------

                                PORTFOLIO SUMMARY

                                                YEAR BUILT/
                                                    YEAR       SQUARE
PROPERTY NAME                  LOCATION          RENOVATED      FEET
---------------------------------------------------------------------

TOWN SQUARE MALL(1)      Vestal, NY                 1992      279,601
NORTH DOVER SHOPPING
   CENTER                Dover, DE                  1989      191,855
CENTURY PLAZA            Deerfield Beach, FL     1975/2003     90,523
VILLAGE AT MABLETON      Mableton, GA            1956/1989    239,474
PARKWAY PLAZA I(2)       Hamden, CT              1982/2005     76,109
CAMPUS VILLAGE           College Park, MD           1986       25,529
PLYMOUTH PLAZA           Plymouth Meeting, PA       1973       29,821
---------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                        932,912
---------------------------------------------------------------------

                                                                             ALLOCATED
PROPERTY NAME            OCCUPANCY %        LEAD TENANTS        % OF GLA   LOAN BALANCE
---------------------------------------------------------------------------------------

TOWN SQUARE MALL(1)          98.9%     Dicks Sporting Goods       30.0%     $29,400,000
NORTH DOVER SHOPPING
   CENTER                   100.0%     Acme                       20.6       16,100,000
CENTURY PLAZA                92.2%     Broward County Library      9.7       12,300,000
VILLAGE AT MABLETON          87.6%     Kmart                      25.7       10,100,000
PARKWAY PLAZA I(2)          100.0%     PriceRite                   8.2        8,200,000
CAMPUS VILLAGE              100.0%     Food Factory 2              2.7        5,100,000
PLYMOUTH PLAZA              100.0%     Centro Watt                 3.2        4,800,000
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE       95.9%                               100.0%     $86,000,000
---------------------------------------------------------------------------------------

(1)  The Town Square Mall property is 99.5% leased and 90.6% occupied as the
     Office Max tenant is dark but paying rent.

(2)  Includes approximately 29,319 square feet of retail space currently in the final stages of construction. Tenants are expected to begin moving into the space starting 08/15/06.

THE LOAN. The Centro Portfolio mortgage loan is secured by a first lien mortgage in a fee interest in 4 anchored retail centers, 2 unanchored retail centers, and
1 suburban office property consisting of approximately 932,912 total square feet located in Connecticut, Delaware, Florida, Georgia, Maryland, New York, and
Pennsylvania.

THE BORROWER. The borrowing entities are Campus Village IDOT LLC, CW Parkway
Plaza LLC, Century Plaza Associates, L.P., Vestal Town Square LLC, Plymouth
Plaza Associates, LP, CW Dover, LLC and KR Mableton LLC. The sponsor for the
Centro 38 Portfolio is Centro Properties Group ("Centro"), an Australian retail property investment, development and funds management services organization.
Centro is one of the largest ASX-listed property groups in Australia with a total market capitalization of $3.95 billion and ownership interests in over
$4.3 billion of property. Centro's property and funds management business has over $2.0 billion of external assets under management and Centro has an interest in 136 retail properties in Australia and the United States.

THE PROPERTIES. The Centro Portfolio consists of 6 retail centers and 1 suburban office property comprising 932,912 square feet located in Connecticut, Delaware,
Florida, Georgia, Maryland, New York, and Pennsylvania. The retail centers were built between 1973 and 1992, with the exception of Village at Marbleton which was constructed in 1956 and renovated in 1989. The portfolio is approximately
95.9% leased to 119 local regional and national tenants, including anchor tenants such as K-Mart, TJ Maxx, Ingles, Dicks Sporting Goods and Loews Cinemas.
These anchor tenants occupy approximately 319,112 square feet, or 34.2%, of the portfolio's rentable area. The suburban office property, Plymouth Plaza, is a
29,821 square foot, two story, Class B office building tenanted by Centro
Properties Group and TD Banknorth. One of the retail centers, Century Plaza, is a mixed use property that consists of approximately 65% office space, with the remainder of the square footage leased to retail tenants.

RELEASE. Provided that no event of default exists, individual Centro Portfolio properties may be released from the lien of the mortgage subject to the satisfaction of certain conditions, including, but not limited to: (i) the principal balance of the defeased note must equal or exceed 110% of the allocated loan amount of the individual property to be released, and (ii) the debt service coverage ratio ("DSCR") as of the date immediately subsequent to the release of the individual property for the individual properties then remaining subject to the lien of the mortgage must be equal to or greater than the greater of a) the DSCR on the origination date and b) the DSCR for the remaining individual properties (including the individual property to be released) as of the date immediately preceding the release of the individual property.

SUBSTITUTION. The borrower is permitted to substitute individual Centro
Portfolio properties (no more than 3 per year) as collateral during the term of the loan subject to certain conditions including, but not limited to: (i) the aggregate appraised value of all of the substituted properties must not exceed thirty five percent (35%) of the value of the original properties based on third party appraisals; and (ii) the fair market value of the substitute property must not be less than 100% of the greater of (a) the fair market value of the substituted property as of the origination date, or (b) the fair market value of the substituted property as of the date of substitution.

                                    A-3-40

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                                CENTRO PORTFOLIO
--------------------------------------------------------------------------------

THE MARKETS.(1)

Vestal, New York -- Town Square Mall, which comprises approximately 30.0% of the gross leasable area ("GLA") of the Centro Portfolio, is located outside of the
City of Binghamton, New York in the Vestal, New York retail submarket. The market had a vacancy rate of approximately 3.0% in 2005, and asking rents between $10.00 and $14.00 per square foot. Inline Rents in place at the property average $15.58 per square foot.

Dover, Delaware -- North Dover Shopping Center, which comprises approximately
20.6% of the GLA of the Centro Portfolio, is located in the City of Dover,
Delaware in the Kent County submarket. Since the second quarter of 2005 occupancy in the submarket has ranged from 96.4% to 99.3%, with a current occupancy of approximately 96.4%. Average asking rents within the submarket were approximately $15.43 per square foot as of the first quarter of 2006, and current Inline rental rates at the property average $12.58 per square foot.

Deerfield Beach, Florida -- Century Plaza, which comprises approximately 9.7% of the GLA of the Centro Portfolio, is located approximately one mile west of
Interstate 95 in the Deerfield Beach, Florida submarket of Fort Lauderdale,
Florida. The office market in Deerfield Beach has exhibited occupancy of 90.0%
or more since 2001, with occupancy of 90.7% as of the first quarter of 2006.
Current asking rents within the submarket are $19.52 per square foot, and current Inline rental rates at the property average $17.41 per square foot.

Mableton, Georgia -- Village at Mableton, which comprises approximately 25.7% of the GLA of the Centro Portfolio, is located approximately 14 miles west of the
Atlanta Central Business District ("CBD") in the West Atlanta/Austell/Fulton
Industrial retail submarket. As of the first quarter of 2006 vacancy within the submarket was approximately 11.3%, and average asking rents for Anchor space and inline space were approximately $8.60 per square foot and $14.35 per square foot respectively. Inline Rents in place at the property average $11.43 per square foot.

Hamden, Connecticut -- Parkway Plaza I, which comprises approximately 8.2% of the GLA of the Centro Portfolio, is located in Hamden, Connecticut, approximately five miles from downtown New Haven, Connecticut in the north submarket. Occupancy in the property's submarket was approximately 94.1% as of the first quarter of 2006, and has ranged from 90.0% and 94.3% since 2001. Rent per square foot has been trending upward during the same period increasing from
$16.30 per square foot in 2001 to $17.33 per square foot as of the first quarter of 2006. Current inline rental rates at the property average $12.63 per square foot.

College Park, Maryland -- Campus Village, which comprises approximately 2.7% of the GLA of the Centro Portfolio, is located in the southeast quadrant of Prince
Georges County in College Park, Maryland. The property is situated approximately
1,000 feet from a main entrance to the University of Maryland, and targets the college student market. The Northern Prince Georges County retail market had a vacancy rate at year end 2005 of 5.1%, down from 5.6% in the first quarter of
2005. Effective market rents in the submarket as of year end 2005 were approximately $20.08 per square foot, trending upwards from $19.00 per square foot in 2004. Current Inline rental rates at the property average $21.98 per square foot.

Plymouth Meeting, Pennsylvania -- Plymouth Plaza, which comprises approximately
3.2% of the GLA of the Centro Portfolio, is located to the northwest of the
Philadelphia, Pennsylvania Metropolitan Statistical Area in the Plymouth
Meeting/Blue Bell suburban office submarket. As of the first quarter of 2006 the
Philadelphia suburban office market had a vacancy rate of approximately 17.4%, and the submarket had a vacancy rate of approximately 19.9%. Asking rents in the submarket currently range from $17.00 to $26.00 per square foot, and inline rental rates at the property average $24.03 per square foot.

PROPERTY MANAGEMENT. The Portfolio is managed by Centro Watt Management Joint
Venture 2, LP.

(1)  Certain information was obtained from the Centro 38 Portfolio appraisals dated between May 25, 2006 and June 30, 2006. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    A-3-41
THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                                CENTRO PORTFOLIO
--------------------------------------------------------------------------------

                             LEASE ROLLOVER SCHEDULE

              NUMBER OF    SQUARE      % OF
                LEASES      FEET        GLA      BASE RENT
 YEAR         EXPIRING    EXPIRING   EXPIRING     EXPIRING
-----------------------------------------------------------

 VACANT          NAP        38,576      4.1%         NAP
 2006 & MTM        7         9,076      1.0     $   145,464
 2007             11        36,243      3.9         603,181
 2008             14        93,925     10.1       1,031,253
 2009             27       172,502     18.5       1,965,750
 2010              9        31,411      3.4         389,922
 2011             17        44,158      4.7         754,518
 2012              7        27,806      3.0         555,386
 2013              8       103,677     11.1       1,397,971
 2014              6       208,825     22.4       1,530,158
 2015              2         3,665      0.4          64,200
 2016              6        76,320      8.2       1,082,516
 AFTER             5        86,728      9.3         746,479
-----------------------------------------------------------
                 119       932,912    100.0%    $10,266,797
-----------------------------------------------------------

              % OF BASE    CUMULATIVE   CUMULATIVE    CUMULATIVE   CUMULATIVE %
                 RENT     SQUARE FEET    % OF GLA     BASE RENT    OF BASE RENT
 YEAR          EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING
-------------------------------------------------------------------------------

 VACANT          NAP         38,576          4.1%        NAP            NAP
 2006 & MTM         1.4%     47,652          5.1%    $   145,464         1.4%
 2007               5.9      83,895          9.0%    $   748,645         7.3%
 2008              10.0     177,820         19.1%    $ 1,779,897        17.3%
 2009              19.1     350,322         37.6%    $ 3,745,647        36.5%
 2010               3.8     381,733         40.9%    $ 4,135,569        40.3%
 2011               7.3     425,891         45.7%    $ 4,890,087        47.6%
 2012               5.4     453,697         48.6%    $ 5,445,473        53.0%
 2013              13.6     557,374         59.7%    $ 6,843,444        66.7%
 2014              14.9     766,199         82.1%    $ 8,373,602        81.6%
 2015               0.6     769,864         82.5%    $ 8,437,802        82.2%
 2016              10.5     846,184         90.7%    $ 9,520,318        92.7%
 AFTER              7.3     932,912        100.0%    $10,266,797       100.0%
-------------------------------------------------------------------------------
                  100.0%
-------------------------------------------------------------------------------

                       SIGNIFICANT TENANTS ROLLING IN 2009

                                                                                          % OF 2009     PROPERTY RENT
                                                             SQUARE FEET   ANNUAL BASE    BASE RENT    PSF/MARKET RENT
PROPERTY NAME                 TENANT                           EXPIRING        RENT      EXPIRING(1)         PSF(2)
----------------------------------------------------------------------------------------------------------------------

VILLAGE AT MABLETON           Ingles                            60,000      $  375,000      19.1%      $11.43 / $14.35
NORTH DOVER SHOPPING CENTER   Staples                           24,500         265,580      13.5       $12.58 / $15.43
TOWN SQUARE MALL              Pet Depot                         10,866         162,990       8.3       $15.58 / $14.00
PLYMOUTH PLAZA                MRCP                               5,063         114,120       5.8       $24.03 / $26.00
TOWN SQUARE MALL              Visions Federal Credit Union       3,000         112,650       5.7       $15.58 / $14.00
----------------------------------------------------------------------------------------------------------------------
TOTAL                                                          103,429      $1,030,340      52.4%
----------------------------------------------------------------------------------------------------------------------

2009 TOTAL BASE RENT EXPIRING: $1,965,750

(1)  Calculated based on total rent to be collected in 2009.

(2)  Based on certain information obtained from the appraisal.

                                     A-3-42

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                                CENTRO PORTFOLIO
--------------------------------------------------------------------------------

              [MAP INDICATING LOCATION OF CENTRO PORTFOLIO OMITTED]

                                    A-3-43

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                                CENTRO PORTFOLIO
--------------------------------------------------------------------------------

      [SITE PLAN OF CENTRO PORTFOLIO - TOWN SQUARE SHOPPING CENTER OMITTED]

                                     A-3-44

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                                CENTRO PORTFOLIO
--------------------------------------------------------------------------------

              [SITE PLAN OF CENTRO PORTFOLIO - NORTH DOVER OMITTED]

          [SITE PLAN OF CENTRO PORTFOLIO - VILLAGE AT MABLETON OMITTED]

                                     A-3-45

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                    LIGHTSTONE MICHIGAN MULTIFAMILY PORTFOLIO
--------------------------------------------------------------------------------

         [5 PHOTOS OF LIGHTSTONE MICHIGAN MULTIFAMILY PORTFOLIO OMITTED]

                                     A-3-46

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                    LIGHTSTONE MICHIGAN MULTIFAMILY PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:                       $80,000,000
CUT-OFF DATE PRINCIPAL BALANCE:                   $80,000,000
% OF POOL BY IPB:                                 3.7%
LOAN SELLER:                                      CIBC Inc.
BORROWER:                                         Woodland Gardens MI LLC,
                                                  Kingsley MI LLC, The Lakes MI
                                                  LLC, Canterbury Square MI LLC,
                                                  Greentrees MI LLC, Southpointe
                                                  Square MI LLC
SPONSOR:                                          Lightstone Holdings LLC
ORIGINATION DATE:                                 06/29/06
INTEREST RATE:                                    6.1000%
INTEREST-ONLY PERIOD:                             24 months
MATURITY DATE:                                    07/01/16
AMORTIZATION TYPE:                                Balloon
ORIGINAL AMORTIZATION:                            360 months
REMAINING AMORTIZATION:                           360 months
CALL PROTECTION:                                  L(24), Def(90), O(4)
CROSS-COLLATERALIZATION:                          No
LOCK BOX:                                         Springing
ADDITIONAL DEBT:                                  No
ADDITIONAL DEBT TYPE:                             N/A
LOAN PURPOSE:                                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                                   INITIAL     MONTHLY
                                                  ---------------------
TAXES:                                            $  200,281   $200,281
INSURANCE:                                        $   92,780   $ 23,195
DEFERRED MAINTENANCE                              $1,872,599   $      0
CAPEX:                                            $        0   $ 50,854
SEASONING RESERVE(1):                             $1,650,000   $      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:                           Portfolio
TITLE:                                            Fee
PROPERTY TYPE:                                    Multifamily -- Garden
UNITS:                                            1,947
LOCATION:                                         Various
YEAR BUILT/RENOVATED:                             Various
OCCUPANCY:                                        92.6%
OCCUPANCY DATE:                                   06/15/06
HISTORICAL NOI:
   2004:                                          $8,790,876
   2005:                                          $7,694,961
TTM AS OF 05/31/06:                               $7,796,646
UW REVENUES:                                      $16,662,103
UW EXPENSES:                                      $8,995,105
UW NOI:                                           $7,666,998
UW NET CASH FLOW:                                 $7,056,748
APPRAISED VALUE:                                  $104,750,000
APPRAISAL DATE:                                   05/25/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/UNIT:                           $41,089
CUT-OFF DATE LTV:                                   76.4%
MATURITY DATE LTV:                                  67.8%
UW DSCR:                                            1.21x
--------------------------------------------------------------------------------

                                PORTFOLIO SUMMARY

                          YEAR    # OF   % OF TOTAL
PROPERTY NAME            BUILT   UNITS      UNITS     OCCUPANCY %   STUDIO
--------------------------------------------------------------------------

THE LAKES                 1986     434      22.3%        89.9%       $548
CANTERBURY SQUARE         1968     336      17.3         90.8%        N/A
WOODLAND GARDENS          1969     337      17.3         95.5%       $595
KINGSLEY                  1968     328      16.8         95.4%        N/A
GREENTREES                1974     288      14.8         92.7%        N/A
SOUTHPOINTE SQUARE        1970     224      11.5         92.0%        N/A
--------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE           1,947     100.0%        92.6%       $566
--------------------------------------------------------------------------

                                                        AVERAGE    ALLOCATED
                           ONE       TWO      THREE    RENT PER       LOAN
PROPERTY NAME            BEDROOM   BEDROOM   BEDROOM     UNIT        AMOUNT
-----------------------------------------------------------------------------

THE LAKES                  $825      $898      N/A       $854     $21,000,000
CANTERBURY SQUARE          $693      $938      N/A       $781      16,035,000
WOODLAND GARDENS           $643      $754      N/A       $688      13,750,000
KINGSLEY                   $658      $795      N/A       $708      12,985,000
GREENTREES                 $575      $692      N/A       $653       8,780,000
SOUTHPOINTE SQUARE         $594      $736      N/A       $683       7,450,000
-----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE     $684      $801      N/A       $739     $80,000,000
-----------------------------------------------------------------------------

(1)  At origination, the borrower deposited $1,650,000 into a seasonality reserve account. The funds will be remitted to the borrower upon the property achieving a minimum DSCR of 1.20x (on an amortizing basis) for a period of 12 consecutive months.

                                     A-3-47

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                    LIGHTSTONE MICHIGAN MULTIFAMILY PORTFOLIO
--------------------------------------------------------------------------------

THE LOAN. The Lightstone Michigan Multifamily Portfolio loan is secured by a first mortgage interest in six multifamily properties, totaling 1,947 units located in Michigan (cities of Southfield, Troy, Royal Oak, Sterling Heights,
Riverview and Woodhaven).

THE BORROWER. The borrower is comprised of six single asset entities controlled by Lightstone Holdings LLC, which is owned by affiliates of David Lichtenstein, who is the founder and sole owner of the Lightstone Group. The Lightstone Group, which owns the loan sponsor, owns and operates approximately 20,000 multifamily units and 20 million square feet of office, industrial and retail space.

THE PROPERTIES. The Lightstone Michigan Multifamily Portfolio consists of six multifamily properties totaling 1,947 units located within Michigan in the cities of Southfield, Troy, Royal Oak, Sterling Heights, Riverview and
Woodhaven. The properties are currently 92.6% occupied and were built between
1968 and 1986, with 4 properties having been renovated within the past 10 years.

THE LAKES

The Lakes is a 434-unit, garden style multifamily property comprised of 25,
2-story buildings situated on a 28.8-acre land parcel located in Southfield,
Michigan. The property was built in 1986 and is currently 89.9% occupied. The property contains 10 studio units at an average rent of $548 per unit, 212 one-bedroom units at an average rent of $825 per unit and 212 two-bedroom units at an average rent of $898 per unit. Amenities at the property include a newly renovated clubhouse, billiards room, fitness center, swimming pool, tennis courts and a business center.

CANTERBURY SQUARE

Canterbury Square is a 336-unit, garden style multifamily property comprised of
24, 2-story buildings situated on a 26.5-acre land parcel located in Troy,
Michigan. The property was built in 1968, renovated in 1996 and is currently
90.8% occupied. The property contains 216 one-bedroom units at an average rent of $693 per unit and 120 two-bedroom units at an average rent of $938. Amenities at the property include a clubhouse, business center, fitness center, swimming pool, basketball/tennis courts, playground and a laundry facility in each building.

WOODLAND GARDENS

Woodland Gardens is a 337-unit, garden style multifamily property comprised of
11, 2-story buildings situated on a 13.8-acre land parcel located in Royal Oak,
Michigan. The property was built in 1969, renovated in 1989 and is currently
95.5% occupied. The property contains 6 studio units at an average rent of $595 per unit, 191 one-bedroom units at an average rent of $643 per unit and 140 two-bedroom units at an average rent of $754 per unit. Amenities at the property include a clubhouse, billiards room, fitness center, swimming pool, business center, and a laundry facility in each building.

KINGSLEY

Kingsley is a 328-unit, garden style multifamily property comprised of 12,
2-story buildings situated on a 19.2-acre land parcel located in Sterling
Heights, Michigan. The property was built in 1968, renovated in 1996 and is currently 95.4% occupied. The property contains 208 one-bedroom units at an average rent of $658 per unit and 120 two-bedroom units at an average rent of
$795 per unit. Amenities at the property include a clubhouse, billiards room, fitness center, swimming pool, business center, and a laundry facility in each building.

GREENTREES

Greentrees is a 288-unit, garden style multifamily property comprised of 36,
2-story buildings situated on a 13.8-acre land parcel located in Riverview,
Michigan. The property was built in 1974, renovated in 1996 and is currently
92.7% occupied. The property contains 97 one-bedroom units at an average rent of
$575 per unit and 191 two-bedroom units at an average rent of $692 per unit.
Amenities at the property include a clubhouse, fitness center, pool, and a laundry facility in each building.

SOUTHPOINTE SQUARE

Southpointe Square is a 224-unit, garden style multifamily property comprised of
28, 2-story buildings situated on a 14.5-acre land parcel located in Woodhaven,
Michigan. The property was built in 1970, renovated in 1998 and is currently
92.0% occupied. The property contains 84 one-bedroom units at an average rent of
$594 per unit and 140 two-bedroom units at an average rent of $736 per unit.
Amenities at the property include a clubhouse, basketball court, fitness center, swimming pool, playground, and a laundry facility in each building.

RELEASE PROVISIONS.

Individual Lightstone Michigan Multifamily Portfolio properties may be released from the related mortgage lien upon defeasance by the borrower equal to 125% of the allocated loan amount provided that the remaining properties support a minimum DSCR of 1.25x.

                                     A-3-48

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                    LIGHTSTONE MICHIGAN MULTIFAMILY PORTFOLIO
--------------------------------------------------------------------------------

THE MARKET(1).

The properties are located within 25 miles of the city of Detroit. As of the first quarter of 2006, the Detroit multifamily market contained 206,474 units at a vacancy rate of 7.0% with average asking rents of $814 per unit and net absorption of 686 units. The market vacancy rate and average asking rents are forecasted to improve to 6.2% and $906 per unit, respectively, by year-end 2010.
The population and average household income as of year-end 2005 within the
Detroit metropolitan region were 4,657,670 and $99,505, respectively.

THE LAKES

The property is located in Southfield, Oakland County, Michigan, approximately
15 miles northwest of the city of Detroit. The city of Southfield contains the largest concentration of office space and businesses within one community in
Michigan, including 83 Fortune 500 companies and over 9,000 businesses. The property is located in proximity to Interstate 696, which provides access to
Southeastern Michigan. As of year-end 2005, the population within a 1- 3- and
5-mile radius of the property was 12,030, 62,026 and 206,535, respectively. The median household income within the same radii was $52,695, $69,815, and $70,739, respectively.

As of the first quarter of 2006, the Southfield multifamily submarket contained
14,193 units at a vacancy rate of 8.3% with average asking rents of $903 per unit. The submarket vacancy rate and average asking rents are forecasted to improve to 6.8% and $1,009 per unit, respectively, by year-end 2010.

CANTERBURY SQUARE & WOODLAND GARDENS

Canterbury Square is located in Troy, Oakland County, Michigan, approximately 17 miles north of the city of Detroit. The property's neighborhood consists of significant office and retail concentrations, including a regional mall. The property is situated approximately one mile east of Interstate 75, which provides direct access to various employment centers located throughout the
Detroit metropolitan region. As of year-end 2005, the population within a 1- 3-
and 5-mile radius was 5,121, 108,732 and 277,957, respectively. The median household income within the same radii was $47,643, $61,579, and $61,196, respectively.

Woodland Gardens is located in Royal Oak, Oakland County, Michigan, approximately 10 miles north of the city of Detroit. The property is located in proximity to two regional malls and is situated approximately 3 miles west of
Interstate 75 and 4 miles north of Interstate 696. As of year-end 2005 the population within a 1- 3- and 5-mile radius was 11,608, 112,267 and 289,083, respectively. The median household income within the same radii was $53,256,
$63,630, and $66,127, respectively.

Canterbury Square and Woodland Gardens are located within the Troy multifamily submarket, which as of the first quarter of 2006, contained an inventory of
8,987 units and exhibited a vacancy rate of 7.1% with average asking rents of
$995 per unit. The submarket vacancy rate and average asking rents are forecasted to improve to 6.6% and $1,129 per unit, respectively, by year-end
2010.

KINGSLEY

The property is located in Sterling Heights, Macomb County, Michigan, approximately 23 miles north of the city of Detroit. The city is home to the
Lakeside Mall, which is a regional mall anchored by Marshall Fields, Saks Fifth
Avenue, and Sears. The property is located in proximity to Interstate 75,
Interstate 696 and Interstate 94, all of which provide access within southeastern Michigan. As of year-end 2005, the population within a 1- 3- and
5-mile radius of the property was 10,579, 104,132 and 307,525, respectively. The median household income within the same radii was $62,929, $59,890, and $55,692, respectively.

The property is located within the Macomb County multifamily submarket, which as of the first quarter of 2006 contained an inventory of 30,877 units and exhibited a vacancy rate of 7.1% with average asking rents of $717 per unit. The submarket vacancy rate and average asking rents are forecasted to improve to
6.5% and $797 per unit, respectively, by year-end 2010.

GREENTREES AND SOUTHPOINTE SQUARE

Greentrees is located in Riverview, Wayne County, Michigan, approximately 21 miles southwest of the city of Detroit. The property's neighborhood contains a mix of small retail businesses and industrial facilities. The property is located in proximity to Route 85 and Interstate 75, which provides access to several employment centers located throughout the Detroit metropolitan region.
As of year-end 2005 the population within a 1- 3- and 5-mile radius was 8,304,
65,176 and 153,183, respectively. The median household income within the same radii was $52,489, $54,902, and $54,879, respectively.

Southpointe Square is located in Woodhaven, Wayne County, Michigan, approximately 21 miles southwest of the city of Detroit. The property's immediate neighborhood consists primarily of single family residences and apartments with several large manufacturing facilities including Daimler
Chrysler and General Motors situated within the market area. The property is accessible via several major thoroughfares including Interstate 75 and
Interstate 275. As of year-end 2005 the population within a 1- 3- and 5-mile radius was 10,372, 47,872 and 121,586, respectively. The median household income within the same radii was $73,735, $62,225, and $55,398, respectively.

Greentrees and Southpointe Square are located within the Downriver/South Wayne multifamily submarket, which as of the first quarter of 2006 contained an inventory of 12,901 units and exhibited a vacancy rate of 8.8% with average asking rents of $665 per unit. The submarket vacancy rate and average asking rents are forecasted to improve to 7.5% and $728 per unit, respectively, by year-end 2010.

PROPERTY MANAGEMENT. The property is managed by Beacon Property Management, LLC, an affiliate of the borrower.

(1)  Certain information was obtained from The Lakes, Canterbury Square,
     Woodland Gardens, Kingsley, Greentrees and Southpointe Square appraisals dated May 23, 2006 and REIS reports as of the first quarter of 2006.

                                    A-3-49

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                    LIGHTSTONE MICHIGAN MULTIFAMILY PORTFOLIO
--------------------------------------------------------------------------------

 [MAP INDICATING LOCATION OF LIGHTSTONE MICHIGAN MULTIFAMILY PORTFOLIO OMITTED]

                                    A-3-50

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-51

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                              CITY VIEW PORTFOLIO I
--------------------------------------------------------------------------------

                   [5 PHOTOS OF CITY VIEW PORTFOLIO I OMITTED]

                                    A-3-52

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                              CITY VIEW PORTFOLIO I
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                       $72,800,000
CUT-OFF DATE PRINCIPAL BALANCE:                   $72,763,482
% OF POOL BY IPB:                                 3.4%
LOAN SELLER:                                      CIBC Inc.
BORROWER:                                         Cityview Apartments Associates
                                                  LP 1, LLLP
SPONSOR:                                          Allen Gross
ORIGINATION DATE:                                 07/13/06
INTEREST RATE:                                    6.1800%
INTEREST-ONLY PERIOD:                             N/A
MATURITY DATE:                                    08/01/16
AMORTIZATION TYPE:                                Balloon
ORIGINAL AMORTIZATION:                            420 months
REMAINING AMORTIZATION:                           419 months
CALL PROTECTION:                                  L(24),Def(91),O(4)
CROSS-COLLATERALIZATION:                          No
LOCK BOX:                                         Springing
ADDITIONAL DEBT:                                  No
ADDITIONAL DEBT TYPE:                             N/A
LOAN PURPOSE:                                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                   INITIAL     MONTHLY
                                                  ---------------------
TAXES:                                            $  921,987   $102,443
INSURANCE:                                        $  604,324   $ 67,502
CAPEX:                                            $   45,200   $ 45,200
SEASONING RESERVE(1):                             $1,650,000   $      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                           Portfolio
TITLE:                                            Fee
PROPERTY TYPE:                                    Multifamily -- Garden
UNITS:                                            2,712
LOCATION:                                         Houston, TX
YEAR BUILT/RENOVATED:                             Various
OCCUPANCY:                                        90.8%
OCCUPANCY DATE:                                   Various
HISTORICAL NOI:
TTM AS OF 04/30/06:                               $7,051,303
UW REVENUES:                                      $16,160,590
UW EXPENSES:                                      $9,496,054
UW NOI:                                           $6,664,536
UW NET CASH FLOW:                                 $6,122,136
APPRAISED VALUE:                                  $91,350,000
APPRAISAL DATE:                                   05/17/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/UNIT:                           $26,830
CUT-OFF DATE LTV:                                    79.7%
MATURITY DATE LTV:                                   71.8%
UW DSCR:                                             1.20x
--------------------------------------------------------------------------------

(1)  At origination, the borrower deposited $1,650,000 into a seasonality reserve account. Provided no event of default has occurred, all or a portion of the funds will be remitted to the borrower provided that (i)
     there is no material adverse change in the financial condition of the borrower, property or its management, (ii) the "Effective Gross Income" (as defined in the mortgage) results in the property achieving a minimum DSCR of 1.20x (based on the loan amount net of the outstanding balances of the seasoning reserve) for a period of 6 consecutive months and (iii) the 2006 property tax assessments have been determined beyond all applicable appeal processes.

                                PORTFOLIO SUMMARY

                            YEAR             % OF                                                          AVERAGE    ALLOCATED
                           BUILT/     # OF   TOTAL                            ONE       TWO      THREE    RENT PER       LOAN
PROPERTY NAME            RENOVATED   UNITS   UNITS   OCCUPANCY %   STUDIO   BEDROOM   BEDROOM   BEDROOM     UNIT        AMOUNT
--------------------------------------------------------------------------------------------------------------------------------

BISCAYNE                 1978/2002     560    20.6%     89.5%        N/A      $488      $662       N/A      $508     $14,895,930
BRECKENRIDGE             1976/2001     509    18.8      83.3%       $310       422       683      $965      $475      10,050,170
CITYVIEW WEST            1978/2001     286    10.5      96.5%        N/A       534       671       899      $616       9,747,310
CRESCENT                 1981/2002     282    10.4      90.1%        N/A       510       655       N/A      $568       8,623,540
AUGUSTA                  1983/2000     268     9.9      96.3%        N/A       516       683       N/A      $561       8,113,460
AMHERST                  1979/2002     310    11.4      93.5%        N/A       476       643       N/A      $524       7,555,560
SALADO                   1979/2002     318    11.7      90.6%        N/A       467       591       N/A      $497       7,446,000
DURHAM                   1984/2001     179     6.6      95.5%        N/A       516       674       N/A      $614       6,368,030
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE               2,712   100.0%     90.8%       $310      $480      $660      $930      $532     $72,800,000
--------------------------------------------------------------------------------------------------------------------------------

                                     A-3-53

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                              CITY VIEW PORTFOLIO I
--------------------------------------------------------------------------------

THE LOAN. The City View Portfolio I loan is secured by a first mortgage interest in eight multifamily properties, totaling 2,712 units located in Houston, Texas.

THE BORROWER. The borrower is CityView Apartments Associates LP 1, LLLP, a single asset entity owned by CYZ, LLC (69.0%), Goldarch Properties, LP (30.0%), and CityView Apartments Associates GP 1, LLC (1.0%). CYZ, LLC is owed by Allen
I. Gross 2006 Irrevocable Trust (50.0%) and Edith R. Gross 2006 Irrevocable
Trust (50.0%). Goldarch Properties, LP is owned by Allen Gross (89.1%), Aaron
Jungreis (6.6%), Abraham Eisner (3.3%) and GFI Goldarch LLC (1%), the managing member. Allen Gross, the loan sponsor and guarantor under the non-recourse carveouts, has over 25 years of real estate experience in owning, operating and developing commercial and residential properties. Mr. Gross currently manages over 7,000 multifamily units and has ownership interests in over 30 commercial and residential properties valued in excess of $400 million.

THE PROPERTIES. The City View Portfolio I consists of eight, class B multifamily properties totaling 2,712 units located in Houston, Texas. The properties were built between 1976 and 1984, renovated within the past 6 years, and are currently 90.8% occupied.

BISCAYNE

Biscayne is a 560-unit, garden style multifamily property comprised of 41,
2-story buildings situated on a 19.8-acre land parcel located in Houston, Texas.
The property was built in 1978, renovated in 2002 and is currently 89.5%
occupied. The property contains 496 one-bedroom units at an average rent of $488 per unit and 64 two-bedroom units at an average rent of $662 per unit. Amenities at the property include three swimming pools, tennis courts, volleyball courts, a courtyard and a gated entrance.

CRESCENT

Crescent is a 282-unit, garden style multifamily property comprised of 22,
2-story buildings situated on a 10.0-acre land parcel located in Houston, Texas.
The property was built in 1981, renovated in 2002 and is currently 90.1%
occupied. The property contains 170 one-bedroom units at an average rent of $510 per unit and 112 two-bedroom units at an average rent of $655 per unit.
Amenities at the property include a swimming pool, fitness center, picnic area and a gated entrance.

CITYVIEW WEST

CityView West is a 286-unit, garden style multifamily property comprised of 25,
2-story buildings situated on an 11.4-acre land parcel located in Houston,
Texas. The property was built in 1978, renovated in 2001 and is currently 96.5%
occupied. The property contains 128 one-bedroom units at an average rent of $534 per unit, 150 two-bedroom units at an average rent of $671 per unit and 8 three-bedroom units at an average rent of $899 per unit. Amenities at the property include two swimming pools, picnic area, club house and a gated entrance.

AUGUSTA

Augusta is a 268-unit, garden style multifamily property comprised of 12, 2- and
3-story buildings situated on a 9.4-acre land parcel located in Houston, Texas.
The property was built in 1983, renovated in 2000 and is currently 96.3%
occupied. The property contains 196 one-bedroom units at an average rent of $516 per unit and 72 two-bedroom units at an average rent of $683 per unit. Amenities at the property include a swimming pool, a courtyard and a gated entrance.

BRECKENRIDGE

Breckenridge is a 509-unit, garden style multifamily property comprised of 38,
2-story buildings situated on a 15.4-acre land parcel located in Houston, Texas.
The property was built in 1976, renovated in 2001 and is currently 83.3%
occupied. The property contains 28 studio units at an average rent of $310 per unit, 374 one-bedroom units at an average rent of $422 per unit, 100 two-bedroom units at an average rent of $683 per unit and 7 three-bedroom units at an average rent of $965 per unit. Amenities at the property include four swimming pools, tennis courts, volleyball courts and a gated entrance.

AMHERST

Amherst is a 310-unit, garden style multifamily property comprised of 19,
2-story buildings situated on a 9.1-acre land parcel located in Houston, Texas.
The property was built in 1979, renovated in 2002 and is currently 93.5%
occupied. The property contains 220 one-bedroom units at an average rent of $476 per unit and 90 two-bedroom units at an average rent of $643 per unit. Amenities at the property include two swimming pools, business center, and a gated entrance.

DURHAM

Durham is a 179-unit, garden style multifamily property comprised of 16, 2-story buildings situated on a 5.7-acre land parcel located in Houston, Texas. The property was built in 1984, renovated in 2001 and is currently 95.5% occupied.
The property contains 68 one-bedroom units at an average rent of $516 per unit and 111 two-bedroom units at an average rent of $674 per unit. Amenities at the property include a swimming pool, a courtyard and a gated entrance.

                                     A-3-54

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                              CITY VIEW PORTFOLIO I
--------------------------------------------------------------------------------

SALADO

Salado is a 318-unit, garden style multifamily property comprised of 23, 1- and
2-story buildings situated on a 9.6-acre land parcel located in Houston, Texas.
The property was built in 1979, renovated in 2002 and is currently 90.6%
occupied. The property contains 240 one-bedroom units at an average rent of $467 per unit and 78 two-bedroom units at an average rent of $591 per unit. Amenities at the property include a swimming pool and a gated entrance.

RELEASE PROVISIONS. Individual City View Portfolio I properties may be released from the related mortgage lien upon defeasance by the borrower equal to 115% of the allocated loan amount provided that the remaining properties support a minimum DSCR of 1.25x and a maximum loan-to-value of 80%.

THE MARKET(1). The properties are located at the crossroads of North Sam Houston
Parkway with Interstate 45 and with Hardy Toll Road in Houston, Texas, approximately 25 miles north of the Houston central business district. The properties are located in proximity to Houston's Bush Intercontinental Airport and Greenspoint Mall, a 1.7 million square foot retail center anchored by
Dillard's, Foley's, Palais Royal, and Sears. The properties are situated within the Greenspoint neighborhood, which is an area encompassing more than 17 million square feet of commercial, retail, and industrial space with approximately
50,000 employees and 85,000 residents.

As of the first quarter of 2006, the Houston multifamily market contained an inventory of 440,405 units exhibiting a vacancy rate of 6.1% with average asking rents of $702/unit. The market vacancy rate and average asking rents are projected to improve to 5.5% and $806/unit, respectively, by year-end 2010. The properties are located within the Imperial Valley submarket, which as of the first quarter of 2006 contained an inventory of 10,582 units exhibiting a vacancy rate of 9.0% with average asking rents of $523 per unit.

PROPERTY MANAGEMENT. The property is managed by GFI Management Services, Inc., an affiliate of the borrower.

(1)  Certain information was obtained from the Biscayne, Crescent, CityView
     West, Augusta, Breckenridge, Amherst, Durham and Salado appraisals dated
     May 23, 2006 and REIS reports as of the first quarter of 2006.

                                     A-3-55

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                              CITY VIEW PORTFOLIO I
--------------------------------------------------------------------------------

           [MAP INDICATING LOCATION OF CITY VIEW PORTFOLIO I OMITTED]

                                     A-3-56

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      A-3-57

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                              FAIRMONT HOTEL DALLAS
--------------------------------------------------------------------------------

                   [2 PHOTOS OF FAIRMONT HOTEL DALLAS OMITTED]

                                     A-3-58

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                              FAIRMONT HOTEL DALLAS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                       $52,640,000
CUT-OFF DATE PRINCIPAL BALANCE:                   $52,640,000
% OF POOL BY IPB:                                 2.5%
LOAN SELLER:                                      JPMorgan Chase Bank, N.A.
BORROWER:                                         PCCP DCP Dallas Hotel, LLC
SPONSOR:                                          PCCP CS Dallas Hotel, LLC
ORIGINATION DATE:                                 07/11/06
INTEREST RATE:                                    6.2950%
INTEREST-ONLY PERIOD:                             60 months
MATURITY DATE:                                    08/01/11
AMORTIZATION TYPE:                                Interest-only
ORIGINAL AMORTIZATION:                            N/A
REMAINING AMORTIZATION:                           N/A
CALL PROTECTION:                                  L(24), Def(28), O(7)
CROSS-COLLATERALIZATION:                          No
LOCK BOX(1):                                      Cash Management Agreement
ADDITIONAL DEBT:                                  No
ADDITIONAL DEBT TYPE(2):                          Permitted Mezzanine Loan
LOAN PURPOSE:                                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                                   INITIAL    MONTHLY
                                                  --------------------
TAXES:                                            $        0      $0
INSURANCE:                                        $        0      $0
FF&E(3):                                          $        0      $0
HOLDBACK(4):                                      $8,000,000      $0

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                           Single Asset
TITLE:                                            Fee
PROPERTY TYPE:                                    Hotel -- Full Service
ROOMS:                                            551
LOCATION:                                         Dallas, TX
YEAR BUILT/RENOVATED:                             1969 / 2004
OCCUPANCY:                                        60.8%
OCCUPANCY DATE:                                   04/30/06
HISTORICAL NOI:
   2004:                                          $4,595,192
   2005:                                          $5,313,380
TTM AS OF 04/30/06:                               $6,085,869
UW REVENUES:                                      $31,867,343
UW EXPENSES:                                      $25,498,606
UW NOI:                                           $6,368,737
UW NET CASH FLOW:                                 $5,094,043
APPRAISED VALUE:                                  $73,500,000
APPRAISAL DATE:                                   06/14/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/ROOM:                           $95,535
CUT-OFF DATE LTV:                                   71.6%
MATURITY DATE LTV:                                  71.6%
UW DSCR:                                            1.52x
--------------------------------------------------------------------------------

                   PROPERTY HISTORICAL OPERATING STATISTICS(5)

                               OCCUPANCY                      ADR                         REVPAR
                        ----------------------   ----------------------------   --------------------------
PROPERTY                2004   2005   TTM 2006     2004     2005     TTM 2006    2004     2005    TTM 2006
----------------------------------------------------------------------------------------------------------

FAIRMONT HOTEL DALLAS   55.9%  57.1%    60.3%    $127.58   $137.18    $138.01   $71.30   $78.35    $83.28

(1)  Revenue generated by the property shall be directly deposited with the manager, Fairmont Hotels & Resorts (U.S.) Inc. (Fairmont). Funds on deposit shall be transferred at the direction of Fairmont unless a trigger event occurs.

(2)  The loan documents permit future mezzanine debt subject to certain conditions including, but not limited to: (i) the LTV for the combined debt does not exceed 72.0%, and (ii) the property has maintained a DSCR of not less than 1.40x for the 12 month period ending on the date the Borrower requests approval of the Mezzanine Loan.

(3)  Monthly FF&E reserves of 4% of the property's gross revenues for the preceding calendar year shall be collected. To the extent that Fairmont is escrowing funds for a similar purpose the borrower shall receive credit against the required escrow.

(4)  The borrower has deposited at closing $10,000,000 of "Extraordinary Capital
     Projects Funds" for long term capital improvements to be put into the property by the ownership. $2,000,000 of the holdback was immediately released to the borrower at closing.

(5)  2004 and 2005 data are based on the appraisal; TTM 2006 data are from the
     April 2006 Smith Travel Report for the property.

                                     A-3-59

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                              FAIRMONT HOTEL DALLAS
--------------------------------------------------------------------------------

THE LOAN. The Fairmont Hotel Dallas mortgage loan is secured by a first lien mortgage in a fee interest in a 551-room, full-service hotel located in Dallas,
Texas.

THE BORROWER. The borrower is PCCP DCP Dallas Hotel, LLC, a single purpose entity owned by DiNapoli Capital Partners ("DiNapoli"), and Pacific Coast
Capital Partners ("Pacific"). DiNapoli is a privately-held real estate investment company engaged in the acquisition, development and management of hotels and commercial real estate assets. The principals of DiNapoli have a portfolio that includes a series of investments in 18 luxury hotels throughout the United States over the last ten years.

Pacific is a provider of debt and equity capital for real estate investments in the western United States. Pacific has an existing real estate portfolio of over
$5.0 billion under management, and has participated in transactions in connection with ground-up real estate development, as well as high-leverage senior secured financings.

THE PROPERTY. The Fairmont Hotel Dallas is a Class A, 551-room, full-service hotel situated on 2.28 acres in Dallas, Texas. The hotel was built in 1969 and most recently renovated in 2004. The property consists of two towers (19 and 25 stories, respectively), which are connected by a lobby, two stories of ballroom space and substantial meeting facilities. The property offers over 72,000 square feet of meeting and banquet space, three restaurants, and a rooftop garden and swimming pool complex.

The property is located in downtown Dallas, approximately 20 miles southeast of the Dallas/Fort Worth International Airport, and is in close proximity to
Interstates 35 and 30, as well as many Class A office properties. The Fairmont
Hotel Dallas features underground, temperature controlled walkways that connect the property to two major office complexes in the neighborhood, Lincoln Plaza and Fountain Place. Hunt Oil Companies is expected to complete construction of its new headquarters across the street from the Fairmont Hotel Dallas by the end of 2006.

The Dallas Convention Center is located less than three miles from the property, and consists of 1.15 million square feet of exhibit and meeting space. The convention center draws over 250,000 visitors to over 35 national and international events annually. The Fairmont Hotel Dallas is also situated one block west of the Dallas Arts District, and north of the property is the city's
Uptown District, which includes office, residential and retail space.

THE MARKET(1). The mortgaged property is located within the Dallas-Fort
Worth-Arlington, Texas Metropolitan Statistical Area (the "Dallas MSA") in
downtown Dallas, Texas. The City of Dallas houses the corporate headquarters and regional offices for numerous multinational corporations, including Blockbuster
Entertainment, Bank of America, JPMorgan Chase and the Federal Reserve Bank of
Dallas. Other corporations located near the mortgaged property and within the
Dallas MSA include Lockheed Martin Corporation, Texas Instruments, American
Airlines and University of North Texas.

Since 2003, the Dallas MSA has been recovering from a decline in the global travel market triggered by the events of September 11, 2001. Market revenue per available room ("RevPAR") has shown upward trending results since 2003 as follows: $73.97 in 2003, $76.47 in 2004 and $83.38 in 2005. Year-to-date RevPAR performance was up 19.7% from 2005, with RevPAR of $107.76 through April 2006.
Occupancy has shown similar increases since 2003, with market occupancies of
55.5% in 2003, 59.2% in 2004 and 60.4% in 2005, respectively.

PROPERTY MANAGEMENT. The property is managed by Fairmont Hotels & Resorts (U.S.)
Inc. ("Fairmont Hotels") under a management agreement that extends through 2025 with five 5-year extension options. Fairmont Hotels is an owner and operator of a portfolio of 87 hotels and resorts consisting of 33,000 guest rooms. Fairmont
Hotels was recently acquired by Kingdom Hotels International, creating a combined portfolio of 120 hotels located in 24 countries.

(1)  Certain information was obtained from the Fairmont Hotel Dallas property appraisal dated 06/21/06. The appraisals rely upon many assumptions, and no representations are made as to the accuracy of the assumptions underlying the appraisals.

                                    A-3-60

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                              FAIRMONT HOTEL DALLAS
--------------------------------------------------------------------------------

           [MAP INDICATING LOCATION OF FAIRMONT HOTEL DALLAS OMITTED]

                                    A-3-61

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                            875 EAST WISCONSIN AVENUE
--------------------------------------------------------------------------------

                 [2 PHOTOS OF 875 EAST WISCONSIN AVENUE OMITTED]

                                    A-3-62

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                            875 EAST WISCONSIN AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                      $46,000,000
CUT-OFF DATE PRINCIPAL BALANCE:                  $46,000,000
% OF POOL BY IPB:                                2.1%
LOAN SELLER:                                     JPMorgan Chase Bank, N.A.
BORROWER:                                        875 East Wisconsin Sponsor, LLC
SPONSOR:                                         Stewart M. Wangard
ORIGINATION DATE:                                07/26/06
INTEREST RATE:                                   5.8925%
INTEREST-ONLY PERIOD:                            36 months
MATURITY DATE:                                   08/01/16
AMORTIZATION TYPE:                               Balloon
ORIGINAL AMORTIZATION:                           360 months
REMAINING AMORTIZATION:                          360 months
CALL PROTECTION:                                 L(24), Def(91), O(4)
CROSS-COLLATERALIZATION:                         No
LOCK BOX:                                        No
ADDITIONAL DEBT:                                 No
ADDITIONAL DEBT TYPE:                            N/A
LOAN PURPOSE:                                    Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                 INITIAL   MONTHLY
                                                 --------   -------
TAXES:                                           $ 78,187   $78,187
INSURANCE:                                       $  5,507   $ 5,507
CAPEX:                                           $      0   $   937
TI/LC:                                           $      0   $ 8,333
OTHER:(1)                                        $192,915   $     0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                          Single Asset
TITLE:                                           Fee
PROPERTY TYPE:                                   Office -- CBD
SQUARE FOOTAGE:                                  224,924
LOCATION:                                        Milwaukee, WI
YEAR BUILT/RENOVATED:                            2003
OCCUPANCY:                                       100.0%
OCCUPANCY DATE:                                  06/30/06
NUMBER OF TENANTS:                               5
HISTORICAL NOI:
   2004:                                         $2,636,316
   2005:                                         $4,201,809
   TTM AS OF 06/30/06:                           $4,341,406
UW REVENUES:                                     $7,207,953
UW EXPENSES:                                     $3,043,528
UW NOI:                                          $4,164,425
UW NET CASH FLOW:                                $3,928,259
APPRAISED VALUE:                                 $62,600,000
APPRAISAL DATE:                                  03/22/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                            $ 205
CUT-OFF DATE LTV:                                 73.5%
MATURITY DATE LTV:                                66.3%
UW DSCR:                                          1.20x
--------------------------------------------------------------------------------

                               SIGNIFICANT TENANTS

                                               SQUARE                                   LEASE
TENANT NAME                 MOODY'S/ S&P(2)     FEET    % OF GLA   BASE RENT PSF   EXPIRATION YEAR
--------------------------------------------------------------------------------------------------

ROUNDY'S SUPERMARKETS INC       B2/B+         114,998     51.1%      $14.43             2018
ARTISAN PARTNERS L.P.                          69,934     31.1%      $23.00             2014
ERNST & YOUNG U.S. LLP                         27,568     12.3%      $17.50             2013

(1)  The other reserve funds consist of two separate holdbacks funded by the borrower at closing: (i) the borrower has deposited at closing the cash sum of $118,000 to be released upon the receipt of a tenant estoppel for Ernst
     & Young evidencing that required tenant improvements have been completed, and (ii) the borrower has deposited at closing the cash sum of $74,915 to be released upon the receipt of a tenant estoppel for Artisan Partners L.P.
     evidencing that required tenant improvements have been completed.

(2)  Ratings provided are for the entity listed in the "Tenant Name" field whether or not the parent company guarantees the lease.

                                    A-3-63

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                            875 EAST WISCONSIN AVENUE
--------------------------------------------------------------------------------

                             LEASE ROLLOVER SCHEDULE

             NUMBER OF    SQUARE      % OF
               LEASES      FEET        GLA      BASE RENT
YEAR          EXPIRING   EXPIRING   EXPIRING     EXPIRING
---------------------------------------------------------

VACANT          NAP             0       0.0%          NAP
2006 & MTM        0             0       0.0    $        0
2007              0             0       0.0             0
2008              0             0       0.0             0
2009              1         3,327       1.5        44,083
2010              1         9,097       4.0       140,913
2011              0             0       0.0             0
2012              0             0       0.0             0
2013              1        27,568      12.3       482,440
2014              5        69,934      31.1     1,608,482
2015              0             0       0.0             0
2016              0             0       0.0             0
AFTER             5       114,998      51.1     1,609,757
---------------------------------------------------------
                 13       224,924     100.0%   $3,885,674

             % OF BASE    CUMULATIVE   CUMULATIVE %    CUMULATIVE   CUMULATIVE %
               RENT      SQUARE FEET      OF GLA        BASE RENT   OF BASE RENT
YEAR         EXPIRING      EXPIRING      EXPIRING       EXPIRING      EXPIRING
--------------------------------------------------------------------------------

VACANT           NAP             0          0.0%              NAP        NAP
2006 & MTM       0.0%            0          0.0%       $        0        0.0%
2007             0.0             0          0.0%       $        0        0.0%
2008             0.0             0          0.0%       $        0        0.0%
2009             1.1         3,327          1.5%       $   44,083        1.1%
2010             3.6        12,424          5.5%       $  184,995        4.8%
2011             0.0        12,424          5.5%       $  184,995        4.8%
2012             0.0        12,424          5.5%       $  184,995        4.8%
2013            12.4        39,992         17.8%       $  667,435       17.2%
2014            41.4       109,926         48.9%       $2,275,917       58.6%
2015             0.0       109,926         48.9%       $2,275,917       58.6%
2016             0.0       109,926         48.9%       $2,275,917       58.6%
AFTER           41.4       224,924        100.0%       $3,885,674      100.0%
--------------------------------------------------------------------------------
               100.0%

THE LOAN. The 875 East Wisconsin Avenue mortgage loan is secured by a first lien mortgage in a fee interest in an approximately 224,924 square foot Class A office building located in Milwaukee, Wisconsin.

THE BORROWER. The borrowing entity is 875 East Wisconsin Sponsor, LLC, which is owned by 19 members with tenant-in-common interests in the borrower. The controlling member/sponsor of the borrower is Steward Wangard, the founding member of Wangard Advisors, LLC, a commercial real estate brokerage firm. Mr.
Wangard has 29 years of commercial real estate experience in the development of office buildings, shopping centers and condominium conversions, as well as over
10 years of experience syndicating tenant-in-common structures.

THE PROPERTY. 875 East Wisconsin Avenue is an eight-story Class A office building consisting of approximately 224,924 square feet of net rentable area
("NRA") with an adjoining three level parking garage containing 444 parking stalls. The mortgaged property was built in 2003 and is 100% occupied by 5 tenants. Rental rates range from $11.76 to $23.00 per square foot on a triple-net basis ("NNN") with an average rental rate of $17.28 per square foot.
The three largest tenants account for approximately 94.5% of the NRA.

Roundy's Supermarkets, Inc. ("Roundy's") (approximately 114,998 square feet at a rental rate of $14.00 per square foot NNN and expiring in 2018) is one of the
Midwest's oldest and largest grocers. The company owns and operates 146 retail grocery stores in Wisconsin, Minnesota and Illinois under the Pick 'n Save,
Copps Food Center, and Rainbow Foods banners. Roundy's employs more than 21,000 employees, with annual revenues approaching $4 billion.

Artisan Partners L.P. ("Artisan") (approximately 69,934 square feet, at a rental rate of $23.00 per square foot NNN and expiring in 2014) is an independent, multi-product investment management firm founded in 1995 that currently manages more than $47.2 billion in assets. Artisan is based in Milwaukee and has investment teams located in San Francisco and Atlanta.

Ernst & Young U.S. LLP ("E&Y") (approximately 27,568 square feet at a rental rate of $17.50 per square foot NNN and expiring in 2013) is a global organization offering a broad array of corporate services relating to auditing, risk-assessment, taxation and business transactions. E&Y employs over 107,000 people in 140 countries around the world.

THE MARKET(1). The mortgaged property is located at 875 East Wisconsin Avenue on the east side of the Milwaukee Central Business District (the "Milwaukee CBD").
The building provides views of Lake Michigan and the Milwaukee CBD and is directly connected to the US Bank Building, Milwaukee's largest building, via an indoor pedestrian walkway. Access to the property is provided by Interstate 94 and Interstate 43. The surrounding neighborhood includes multi-tenant office buildings complimented by restaurants, hotels, and parking structures. Average rental rates for office buildings in the Milwaukee office market range from
$15.00 to $20.00 per square foot NNN.

PROPERTY MANAGEMENT. 875 East Wisconsin Avenue will be managed by Irgens
Development Partners LLC ("Irgens"), who also developed the mortgage property.
Irgens has developed and managed commercial property for over 20 years and currently manages approximately 2.6 million square feet of commercial space including office buildings, medical research buildings and hospitals.

(1)  Certain information was obtained from the 875 East Wisconsin Avenue appraisal dated March 22, 2006. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    A-3-64

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                            875 EAST WISCONSIN AVENUE
--------------------------------------------------------------------------------

         [MAP INDICATING LOCATION OF 875 EAST WISCONSIN AVENUE OMITTED]

                                     A-3-65

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                             WESTFIELD RICHLAND MALL
--------------------------------------------------------------------------------

                  [1 PHOTO OF WESTFIELD RICHLAND MALL OMITTED]

          [MAP INDICATING LOCATION OF WESTFIELD RICHLAND MALL OMITTED]

                                    A-3-66

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                             WESTFIELD RICHLAND MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                      $37,000,000
CUT-OFF DATE PRINCIPAL BALANCE:                  $37,000,000
% OF POOL BY IPB:                                1.7%
LOAN SELLER:                                     JPMorgan Chase Bank, N.A.
BORROWER:                                        Centro Richland LLC
SPONSOR:
ORIGINATION DATE:                                07/13/06
INTEREST RATE:                                   6.0935%
INTEREST-ONLY PERIOD:                            120 months
MATURITY DATE:                                   08/01/16
AMORTIZATION TYPE:                               Interest-only
ORIGINAL AMORTIZATION:                           N/A
REMAINING AMORTIZATION:                          N/A
CALL PROTECTION:                                 L(24), Def(91), O(4)
CROSS-COLLATERALIZATION:                         No
LOCK BOX:                                        Cash Management Agreement
ADDITIONAL DEBT:                                 No
ADDITIONAL DEBT TYPE(1):                         Permitted Mezzanine Loan
LOAN PURPOSE:                                    Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                                INITIAL    MONTHLY
                                                 -------   ---------
TAXES(3):                                           $0     Springing
INSURANCE(3):                                       $0     Springing
CAPEX(3):                                           $0     Springing
TI/LC(3):                                           $0     Springing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                          Single Asset
TITLE:                                           Fee
PROPERTY TYPE:                                   Retail -- Anchored
SQUARE FOOTAGE:(2, 6)                            396,000
LOCATION:                                        Mansfield, OH
YEAR BUILT/RENOVATED:                            1969/1988
OCCUPANCY:                                       94.5%
OCCUPANCY DATE:                                  06/01/06
NUMBER OF TENANTS:                               64
HISTORICAL NOI:
   2004:                                         $3,696,063
   2005:                                         $3,657,471
UW REVENUES:                                     $6,306,558
UW EXPENSES:                                     $2,177,166
UW NOI:                                          $4,129,392
UW NET CASH FLOW:                                $3,767,344
APPRAISED VALUE:                                 $53,300,000
APPRAISAL DATE:                                  04/04/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/SF:                            $  93
CUT-OFF DATE LTV:                                 69.4%
MATURITY DATE LTV:                                69.4%
UW DSCR:                                          1.65x
--------------------------------------------------------------------------------

                               SIGNIFICANT TENANTS

                                                                                                      LEASE EXPIRATION
TENANT NAME                 MOODY'S/ S&P(4)   SQUARE FEET   % OF GLA   BASE RENT PSF(5)   SALES PSF         YEAR
----------------------------------------------------------------------------------------------------------------------

KAUFMANN'S(5)                  Baa/BBB          129,773       32.8%            N/A         $ 89.96          2009
JC PENNEY                      Baa3/BBB--       102,612       25.9%         $ 1.07         $118.83          2016
GAP KIDS                       Baa3/BBB--         8,204        2.1%         $21.00         $182.23          2007
DEB                                               7,445        1.9%         $13.52         $158.76          2017
HOLLISTER CO.                                     6,505        1.6%         $20.02         $255.34          2014
AMERICAN EAGLE OUTFITTERS                         5,178        1.3%         $26.79         $369.64          2014

(1)  The mortgage loan documents permit the borrower to incur mezzanine debt in the future subject to the satisfaction of certain conditions, including, but not limited to: (i) the LTV of the combined debt does not exceed 70%,
     (ii) the DSCR for the combined debt is equal to or greater than the DSCR of the original mortgage loan, (iii) the mezzanine lender is a "qualified lender" as set forth in the mortgage loan documents, and (iv) the borrower must provide confirmation in writing by the rating agencies that the mezzanine loan will not result in a re-characterization, reduction, or withdrawal of the current ratings assigned to the securities.

(2)  The total square footage of the portfolio includes 129,773 square feet of anchor tenant space that is ground leased from the borrower by Kaufmann's.
     Additionally there are approximately 332,494 square feet of space at the property which are anchor owned and are not considered to be part of the collateral.

(3)  At the time of, and during the continuance of a "Trigger Period", the lender will collect monthly Tax and Insurance escrows equal to one twelfth of the estimated annual tax and insurance premium expenses. Additionally, lender will collect monthly TI/LC reserve funds in the amount of $22,060 and monthly replacement reserve funds in the amount of $8,361 during any
     "Trigger Period".

(4)  Ratings provided are for the entity listed in the "Tenant Name" field whether or not the parent company guarantees the lease.

(5)  Kaufmann's is on a ground lease paying $10,000 in annual rent.

(6)  Lazarus (Not part of the Collateral) recently vacated their space in March of 2006 after Federated acquired Mays. Federated already had a Kaufmanns store anchoring the mall, and chose to close the larger anchor. The borrower plans to purchase the vacated space from Federated to control future lease up.

                                     A-3-67

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                                 CAPITOL COMMONS
--------------------------------------------------------------------------------

                      [1 PHOTO OF CAPITOL COMMONS OMITTED]

              [MAP INDICATING LOCATION OF CAPITOL COMMONS OMITTED]

                                    A-3-68

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                                 CAPITOL COMMONS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                      $35,000,000
CUT-OFF DATE PRINCIPAL BALANCE:                  $35,000,000
% OF POOL BY IPB:                                1.6%
LOAN SELLER:                                     JPMorgan Chase Bank, N.A.
BORROWER:                                        Heart of the City LLC
SPONSOR:                                         Joel I. Ferguson, Sam X. Eyde
ORIGINATION DATE:                                08/09/06
INTEREST RATE:                                   6.2700%
INTEREST-ONLY PERIOD:                            60 months
MATURITY DATE:                                   11/01/19
AMORTIZATION TYPE:                               Balloon
ORIGINAL AMORTIZATION:                           360 months
REMAINING AMORTIZATION:                          360 months
CALL PROTECTION:                                 L(24), Def(130), O(4)
CROSS-COLLATERALIZATION:                         No
LOCK BOX:                                        No
ADDITIONAL DEBT:                                 No
ADDITIONAL DEBT TYPE:                            N/A
LOAN PURPOSE:                                    Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                                 INITIAL   MONTHLY
                                                 --------   -------
TAXES:                                           $112,497   $56,249
INSURANCE:                                       $  6,257   $ 3,128
CAPEX:                                           $      0   $   944
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                          Single Asset
TITLE:                                           Fee
PROPERTY TYPE:                                   Office -- CBD
SQUARE FOOTAGE:                                  185,500
LOCATION:                                        Lansing, MI
YEAR BUILT/RENOVATED:                            1989
OCCUPANCY:                                       100.0%
OCCUPANCY DATE:                                  04/01/06
NUMBER OF TENANTS:                               1
HISTORICAL NOI:
   2003:                                         $2,299,778
   2004:                                         $2,283,202
   2005:                                         $1,915,705
UW REVENUES:                                     $4,742,138
UW EXPENSES:                                     $1,603,981
UW NOI(1):                                       $3,138,157
UW NET CASH FLOW:                                $3,110,332
APPRAISED VALUE:                                 $44,000,000
APPRAISAL DATE:                                  05/19/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/SF:                            $ 189
CUT-OFF DATE LTV:                                 79.5%
MATURITY DATE LTV:                                70.7%
UW DSCR:                                          1.20x
--------------------------------------------------------------------------------

                               SIGNIFICANT TENANTS

                                                                                   LEASE
TENANT NAME         MOODY'S/S&P(2)   SQUARE FEET   % OF GLA   BASE RENT PSF   EXPIRATION YEAR
---------------------------------------------------------------------------------------------

STATE OF MICHIGAN      Aaa/AAA         185,500      100.0%       $12.23             2029

(1)  Based on the average rent from 07/06 through 06/23 for the State of
     Michigan. The State of Michigan is a AAA rated tenant with a lease term expiring in 2029.

(2)  Ratings provided are for the entity listed in the "Tenant Name" field whether or not the parent company guarantees the lease.

                                    A-3-69

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                            EASTOVER SHOPPING CENTER
--------------------------------------------------------------------------------

                 [2 PHOTOS OF EASTOVER SHOPPING CENTER OMITTED]

          [MAP INDICATING LOCATION OF EASTOVER SHOPPING CENTER OMITTED]

                                     A-3-70

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                            EASTOVER SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                   $30,900,000
CUT-OFF DATE PRINCIPAL BALANCE:               $30,900,000
% OF POOL BY IPB:                             1.4%
LOAN SELLER:                                  JPMorgan Chase Bank, N.A.
BORROWER:                                     Eastover Plaza Improvements, LLC
SPONSOR:                                      DLC Management Corporation,
                                              Delphi Commercial Properties, Inc.
ORIGINATION DATE:                             08/01/06
INTEREST RATE:                                6.2985%
INTEREST-ONLY PERIOD:                         84 months
MATURITY DATE:                                08/01/16
AMORTIZATION TYPE:                            Balloon
ORIGINAL AMORTIZATION:                        360 months
REMAINING AMORTIZATION:                       360 months
CALL PROTECTION:                              L(24),Def(91),O(4)
CROSS-COLLATERALIZATION:                      No
LOCK BOX:                                     No
ADDITIONAL DEBT:                              No
ADDITIONAL DEBT TYPE:                         N/A
LOAN PURPOSE:                                 Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                               INITIAL    MONTHLY
                                              --------------------
TAXES:                                        $   31,078   $31,078
INSURANCE:                                    $        0   $     0
CAPEX:                                        $        0   $ 2,873
ENGINEERING:(1)                               $1,000,000   $     0
ENVIRONMENTAL:(2)                             $  437,500   $     0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                       Single Asset
TITLE:                                        Fee
PROPERTY TYPE:                                Retail -- Anchored
SQUARE FOOTAGE:                               265,334
LOCATION:                                     Oxon Hill, MD
YEAR BUILT/RENOVATED:                         1957/2000
OCCUPANCY:                                    90.7%
OCCUPANCY DATE:                               07/25/06
NUMBER OF TENANTS:                            48
HISTORICAL NOI:
   2004:                                      $2,538,496
   2005:                                      $2,606,351
UW REVENUES:                                  $4,134,249
UW EXPENSES:                                  $1,332,666
UW NOI:                                       $2,801,582
UW NET CASH FLOW:                             $2,674,279
APPRAISED VALUE:                              $39,000,000
APPRAISAL DATE:                               04/28/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                         $116
CUT-OFF DATE LTV:                             79.2%
MATURITY DATE LTV:                            76.5%
UW DSCR:                                      1.17x
--------------------------------------------------------------------------------

                               SIGNIFICANT TENANTS

                                             SQUARE                                   LEASE
TENANT NAME                MOODY'S/ S&P(3)    FEET    % OF GLA   BASE RENT PSF   EXPIRATION YEAR
------------------------------------------------------------------------------------------------

AHOLD (GIANT FOOD STORE)                     60,000     22.6%        $ 5.91            2027
ESCO, LTD (SHOE CITY)                         9,200      3.5%        $11.50            2007
ANNA'S LINEN COMPANY                          9,000      3.4%        $13.50            2010

(1)  An Engineering escrow in the amount of $1,000,000 is being held for the replacement of the roof over the ACE, Linen and Rainbow, Discount Mart, and
     SP inline tenant spaces.

(2)  The borrower deposited $437,500 in environmental remediation funds at closing for the remediation of groundwater contamination. The reserves are equal to 125% of the projected costs of remediation services.

(3)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-71

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                           CROWNE PLAZA DULLES AIRPORT
--------------------------------------------------------------------------------

                [2 PHOTOS OF CROWNE PLAZA DULLES AIRPORT OMITTED]

        [MAP INDICATING LOCATION OF CROWNE PLAZA DULLES AIRPORT OMITTED]

                                     A-3-72

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                           CROWNE PLAZA DULLES AIRPORT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                 $30,000,000
CUT-OFF DATE PRINCIPAL BALANCE:             $30,000,000
% OF POOL BY IPB:                           1.4%
LOAN SELLER:                                JPMorgan Chase Bank, N.A.
BORROWER:                                   Dulles Hotel Limited, L.C.
SPONSOR:                                    The RDR Family LLC
ORIGINATION DATE:                           07/12/06
INTEREST RATE:                              6.1325%
INTEREST-ONLY PERIOD:                       60 months
MATURITY DATE:                              08/01/16
AMORTIZATION TYPE:                          Balloon
ORIGINAL AMORTIZATION:                      360 months
REMAINING AMORTIZATION:                     360 months
CALL PROTECTION:                            L(24), Def(91), O(4)
CROSS-COLLATERALIZATION:                    No
LOCK BOX:                                   No
ADDITIONAL DEBT:                            No
ADDITIONAL DEBT TYPE(2):                    Permitted Unsecured Subordinate Loan
LOAN PURPOSE:                               Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                           INITIAL    MONTHLY
                                            --------   -------
TAXES:                                      $110,583   $27,646
INSURANCE:                                  $ 77,587   $15,517
CAPEX:                                      $      0   $38,523
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                     Single Asset
TITLE:                                      Fee and Leasehold
PROPERTY TYPE:                              Hotel -- Full Service
ROOMS:                                      328
LOCATION:                                   Herndon, VA
YEAR BUILT/RENOVATED:                       1987 / 2006
OCCUPANCY:                                  73.9%
OCCUPANCY DATE:                             12/31/05
HISTORICAL NOI:
   2004:                                    $2,696,858
   2005:                                    $3,154,216
UW REVENUES:                                $12,117,403
UW EXPENSES:                                $7,763,189
UW NOI(1):                                  $4,354,214
UW NET CASH FLOW:                           $3,869,518
APPRAISED VALUE:                            $55,600,000
APPRAISAL DATE:                             05/01/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/ROOMS:                    $91,463
CUT-OFF DATE LTV:                              54.0%
MATURITY DATE LTV:                             50.6%
UW DSCR:                                       1.77x
--------------------------------------------------------------------------------

                   PROPERTY HISTORICAL OPERATING STATISTICS(3)

                                     OCCUPANCY                     ADR                         REVPAR
                              ----------------------   ---------------------------   --------------------------
PROPERTY                      2004   2005   TTM 2006   2004     2005      TTM 2006    2004     2005    TTM 2006
                              ---------------------------------------------------------------------------------

CROWNE PLAZA DULLES AIRPORT   76.0%  74.0%     63.8%   $94.50   $105.19   $107.52    $71.82   $77.84    $68.60

(1)  The property opened as a Crowne Plaza hotel on 05/01/06, therefore there is no operating history for the property under the Crowne Plaza flag. The underwriting reflects the property's projected performance as a Crowne
     Plaza hotel. Room revenue is based upon the appraisers estimated ADR of
     $129.55, and average occupancy of 74.0%.

(2)  Future unsecured subordinate loan is permitted in an amount no greater than
     5% of the loan balance, or $1,500,000, for debt incurred during the ordinary course of business.

(3)  2004 and 2005 data are based on the appraisal dated 05/01/06; TTM 2006 data are from the June 2006 Smith Travel Report for the property.

                                    A-3-73

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                             PARKWAY BUSINESS CENTER
--------------------------------------------------------------------------------

                  [2 PHOTOS OF PARKWAY BUSINESS CENTER OMITTED]

          [MAP INDICATING LOCATION OF PARKWAY BUSINESS CENTER OMITTED]

                                    A-3-74

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

--------------------------------------------------------------------------------
                             PARKWAY BUSINESS CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                 $30,000,000
CUT-OFF DATE PRINCIPAL BALANCE:             $30,000,000
% OF POOL BY IPB:                           1.4%
LOAN SELLER:                                JPMorgan Chase Bank, N.A.
BORROWER:                                   Hillside Realty Associates, L.P.
SPONSOR:                                    Stuart Lichter
ORIGINATION DATE:                           06/14/06
INTEREST RATE:                              6.2165%
INTEREST-ONLY PERIOD:                       36 months
MATURITY DATE:                              07/01/16
AMORTIZATION TYPE:                          Balloon
ORIGINAL AMORTIZATION:                      360 months
REMAINING AMORTIZATION:                     360 months
CALL PROTECTION:                            L(24),Def(87),O(7)
CROSS-COLLATERALIZATION:                    No
LOCK BOX:                                   No
ADDITIONAL DEBT:                            No
ADDITIONAL DEBT TYPE:                       N/A
LOAN PURPOSE:                               Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                            INITIAL   MONTHLY
                                            --------   -------
TAXES:                                      $175,000   $68,900
INSURANCE:                                  $ 20,579   $ 4,116
CAPEX:                                      $      0   $ 6,250
TI/LC:                                      $      0   $15,000
ENGINEERING:                                $ 17,040   $     0
ENVIRONMENTAL(1):                           $ 48,000   $     0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                     Single Asset
TITLE:                                      Fee
PROPERTY TYPE:                              Industrial -- Flex
SQUARE FOOTAGE:                             743,047
LOCATION:                                   Hillside, NJ
YEAR BUILT/RENOVATED:                       1948 / 1995
OCCUPANCY:                                  98.7%
OCCUPANCY DATE:                             06/13/06
NUMBER OF TENANTS:                          6
HISTORICAL NOI:
   2004:                                    $1,970,519
   2005:                                    $2,817,451
TTM AS OF 04/30/06:                         $3,309,587
UW REVENUES:                                $4,337,314
UW EXPENSES:                                $1,461,946
UW NOI:                                     $2,875,368
UW NET CASH FLOW:                           $2,650,368
APPRAISED VALUE:                            $40,000,000
APPRAISAL DATE:                             04/18/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                       $  40
CUT-OFF DATE LTV:                            75.0%
MATURITY DATE LTV:                           68.1%
UW DSCR:                                     1.20x
--------------------------------------------------------------------------------

                               SIGNIFICANT TENANTS

                                                                         BASE RENT        LEASE
TENANT NAME                     MOODY'S/ S&P2   SQUARE FEET   % OF GLA      PSF      EXPIRATION YEAR
----------------------------------------------------------------------------------------------------

ALL JAY'S ENTERPRISES                             343,915       46.3%     $3.88            2010
UNION BEVERAGE PACKERS LLC                        185,892       25.0%     $4.32            2013
ROAD TEX TRANSPORTATION CORP.                     113,888       15.3%     $4.81            2010
NATIONAL PACKAGING SYSTEMS                         48,600        6.5%     $3.76            2008

(1)  A $48,000 environmental escrow was established at closing for the removal and disposal of ACM materials located within various areas of the property.
     Borrower is required to undertake and complete remediation actions according to applicable environmental requirements, and obtain a no further action letter from the New Jersey Department of Environmental Protection prior to the release of the escrowed funds.

(2)  Ratings are provided for the parent company of the entity listed in the
     "Tenant Name" field weather or not the parent guarantees the lease.

                                     A-3-75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-CIBC16

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    A-3-76

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                                                         ANNEX B

                  CERTAIN CHARACTERISTICS OF THE MULTIFAMILY &
                      MANUFACTURED HOUSING COMMUNITY LOANS

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX B
CERTAIN CHARACTERISTICS OF MULTIFAMILY & MANUFACTURED HOUSING LOANS

LOAN #   SELLER   PROPERTY NAME                                STREET ADDRESS                    CITY               STATE   ZIP CODE
------   ------   ------------------------------------------   -------------------------------   ----------------   -----   --------

  7       CIBC    Lightstone Michigan Multifamily Portfolio    Various                           Various              MI    Various
 7.01             The Lakes                                    25500 West 12 Mile Road           Southfield           MI     48034
 7.02             Canterbury Square                            2127 North Lovington Drive        Troy                 MI     48083
 7.03             Woodland Gardens                             4805 Woodland Avenue              Royal Oak            MI     48073
 7.04             Kingsley                                     34800 Moravian Drive              Sterling Heights     MI     48312
 7.05             Greentrees                                   19880 Fort Street                 Riverview            MI     48193
 7.06             Southpointe Square                           22520 West Road                   Woodhaven            MI     48183
  8       CIBC    City View Portfolio 1                        Various                           Houston              TX     77060
 8.01             Biscayne                                     17050 Imperial Valley Drive       Houston              TX     77060
 8.02             Breckenridge                                 535 Seminar Road                  Houston              TX     77060
 8.03             CityView West                                400 Greens Road                   Houston              TX     77060
 8.04             Crescent                                     1100 Langwick Drive               Houston              TX     77060
 8.05             Augusta                                      17630 Wayforest Drive             Houston              TX     77060
 8.06             Amherst                                      17103 Imperial Valley Drive       Houston              TX     77060
 8.07             Salado                                       1000 Greens Road                  Houston              TX     77060
 8.08             Durham                                       501 Greens Road                   Houston              TX     77060
  16      CIBC    Avalon and River Oaks Apartments Portfolio   Various                           Columbus             OH     43228
 16.01            River Oaks Apartments                        2299 River Oaks Drive             Columbus             OH     43228
 16.02            Avalon Apartments                            1820 Holt Road                    Columbus             OH     43228
  19      CIBC    Marquis at Frankford Springs                 3702 Frankford Road               Dallas               TX     75287
  24     JPMCB    Orchard of Landen                            8390 Old Orchard Lane             Maineville           OH     45039
  34      CIBC    Desert Palms MHP                             1097 North State Street           Hemet                CA     92543
  38     JPMCB    Lake Marina Apartments                       9515 Shoreland Lane               Indianapolis         IN     46229
  55      CIBC    Pecan Square Apartments                      3350 Lombardy Lane                Dallas               TX     75220
  56      CIBC    81 East 3rd Street                           81 East 3rd Street                New York             NY     10003
  58     JPMCB    Regal Court Apartments                       5800 Preston View Boulevard       Dallas               TX     75240
  59     JPMCB    Standard Woods Apartments                    2 Schwartz Drive                  Auburn               NY     13021
  60      CIBC    Riverbank Apartments                         12261 Fondren Road                Houston              TX     77035
  64     JPMCB    Paradise LLC                                 699 Michelle Drive                Lynwood              IL     60411
  68     JPMCB    Pembroke Pointe                              101 Pembroke Pointe Lane          Pembroke             NC     28372
  70     JPMCB    Lake Camelot Apartments                      6475 Excalibur Court              Indianapolis         IN     46268
  71     JPMCB    The Lodge Apartments                         4816 Alsuda Drive                 Indianapolis         IN     46205
  72      CIBC    Bayou Bend Apartments                        3339 Lombardy Lane                Dallas               TX     75220
  77      CIBC    151 East 3rd Street                          151 East 3rd Street               New York             NY     10009
  79     JPMCB    Riverwalk Terrace Apartments                 5900 Kinkead Avenue               Fort Smith           AR     72903
  91     JPMCB    Springtree Meadows Apartments                112 5th Avenue Northwest          Altoona              IA     50009
  92     JPMCB    Austin Creek Apartments                      1127 Cape Harbor Court            Fayetteville         NC     28314
  96     JPMCB    Book Walter Woods                            23 Sistek Road                    Gardner              IL     60424
  97     JPMCB    Mansard du Lac                               7300 East 10th Avenue             Lake Station         IN     46405
  98     JPMCB    Woodbrook Village                            1705 Coolidge Road                East Lansing         MI     48823
  100    JPMCB    Azalea Trail Apartments                      1918 South 9th Street             Rogers               AR     72758
  102     CIBC    Immokalee Apartments                         601 West Delaware Avenue          Immokalee            FL     34142
  106    JPMCB    Southwest Estates                            10401 Southwest Highway           Worth                IL     60482
  111    JPMCB    Liberty Arms Apartments                      2601 North Broadway Avenue        Tyler                TX     75702
  112    JPMCB    Rockland Mobile Home Park                    203 North Skokie Road             Lake Bluff           IL     60044
  115    JPMCB    Fountainview Apartments                      4800 North Post Road              Indianapolis         IN     46226
  116     CIBC    Forest Park Apartments                       12635 East Tidwell                Houston              TX     77044
  118    JPMCB    Plaza Arms Apartment Portfolio               Various                           Various              FL    Various
118.01            Plaza Arms Apartments                        920-1050 62nd Avenue South        St. Petersburg       FL     33705
118.02            Golden Gate Apartments                       4616 & 4648 Golden Gate Parkway   Naples               FL     34116
  119    JPMCB    Lakeside LLC                                 196 McClung Road                  La Porte             IN     46350

                       NUMBER OF   PROPERTY               PROPERTY                  CURRENT       LOAN   TOTAL UNIT/
LOAN #   COUNTY       PROPERTIES   TYPE                   SUBTYPE                 BALANCE ($)    GROUP   BEDS/PADS/SF
------   ----------   ----------   --------------------   --------------------   -------------   -----   ------------

   7     Various           6       Multifamily            Garden                 80,000,000.00     2        1,947
 7.01    Oakland           1       Multifamily            Garden                 21,000,000.00                434
 7.02    Oakland           1       Multifamily            Garden                 16,035,000.00                336
 7.03    Oakland           1       Multifamily            Garden                 13,750,000.00                337
 7.04    Macomb            1       Multifamily            Garden                 12,985,000.00                328
 7.05    Wayne             1       Multifamily            Garden                  8,780,000.00                288
 7.06    Wayne             1       Multifamily            Garden                  7,450,000.00                224
   8     Harris            8       Multifamily            Garden                 72,763,482.08     2        2,712
 8.01    Harris            1       Multifamily            Garden                 14,888,457.90                560
 8.02    Harris            1       Multifamily            Garden                 10,045,128.64                509
 8.03    Harris            1       Multifamily            Garden                  9,742,420.56                286
 8.04    Harris            1       Multifamily            Garden                  8,619,214.26                282
 8.05    Harris            1       Multifamily            Garden                  8,109,390.13                268
 8.06    Harris            1       Multifamily            Garden                  7,551,769.98                310
 8.07    Harris            1       Multifamily            Garden                  7,442,264.94                318
 8.08    Harris            1       Multifamily            Garden                  6,364,835.67                179
  16     Franklin          2       Multifamily            Garden                 28,390,000.00     2          523
 16.01   Franklin          1       Multifamily            Garden                 16,165,000.00                288
 16.02   Franklin          1       Multifamily            Garden                 12,225,000.00                235
  19     Denton            1       Multifamily            Garden                 21,400,000.00     2          332
  24     Hamilton          1       Multifamily            Garden                 17,200,000.00     2          312
  34     Riverside         1       Manufactured Housing   Manufactured Housing   13,977,400.15     2          408
  38     Marion            1       Multifamily            Garden                 12,580,198.46     2          348
  55     Dallas            1       Multifamily            Garden                  9,050,000.00     2          440
  56     New York          1       Multifamily            Student Housing         8,992,984.97     2           99
  58     Dallas            1       Multifamily            Garden                  8,755,000.00     2          231
  59     Cayuga            1       Multifamily            Garden                  8,700,000.00     2          330
  60     Harris            1       Multifamily            Garden                  8,558,624.13     2          320
  64     Cook              1       Manufactured Housing   Manufactured Housing    8,000,000.00     1          278
  68     Robeson           1       Multifamily            Student Housing         7,448,353.94     2          252
  70     Marion            1       Multifamily            Garden                  6,988,999.14     2          200
  71     Marion            1       Multifamily            Garden                  6,939,077.72     2          166
  72     Dallas            1       Multifamily            Garden                  6,750,000.00     2          308
  77     New York          1       Multifamily            Garden                  6,000,000.00     2           28
  79     Sebastian         1       Multifamily            Garden                  5,979,871.46     2          305
  91     Polk              1       Multifamily            Garden                  4,677,305.47     2          144
  92     Cumberland        1       Multifamily            Garden                  4,592,790.37     2           84
  96     Grundy            1       Manufactured Housing   Manufactured Housing    4,150,000.00     2          167
  97     Lake              1       Manufactured Housing   Manufactured Housing    4,125,000.00     2          234
  98     Ingham            1       Multifamily            Garden                  3,693,995.51     2          138
  100    Benton            1       Multifamily            Garden                  3,674,433.37     2          127
  102    Collier           1       Multifamily            Garden                  3,367,461.65     2          100
  106    Cook              1       Manufactured Housing   Manufactured Housing    3,200,000.00     1          111
  111    Smith             1       Multifamily            Garden                  2,822,141.71     2          100
  112    Lake              1       Manufactured Housing   Manufactured Housing    2,800,000.00     1           65
  115    Marion            1       Multifamily            Garden                  2,498,056.66     2           96
  116    Harris            1       Multifamily            Garden                  2,493,955.02     2          120
  118    Various           2       Multifamily            Garden                  1,905,000.00     2           48
118.01   Pinellas          1       Multifamily            Garden                  1,300,975.61                 40
118.02   Collier           1       Multifamily            Garden                    604,024.39                  8
  119    La Porte          1       Manufactured Housing   Manufactured Housing    1,425,000.00     1           88

                PAD                  STUDIO                ONE BEDROOM               TWO BEDROOM             THREE BEDROOM
         -----------------   ---------------------   -----------------------   ----------------------   ----------------------
         NO. OF    AVERAGE    NO. OF     AVERAGE       NO. OF       AVERAGE      NO. OF      AVERAGE      NO. OF      AVERAGE
LOAN #    PADS    PAD RENT   STUDIOS   STUDIO RENT   1-BR UNITS    1-BR RENT   2-BR UNITS   2-BR RENT   3-BR UNITS   3-BR RENT
------   ------   --------   -------   -----------   -----------   ---------   ----------   ---------   ----------   ---------

  7          0         0        16         566          1,008          684         923          801          0             0
 7.01        0         0        10         548            212          825         212          898          0             0
 7.02        0         0         0           0            216          693         120          938          0             0
 7.03        0         0         6         595            191          643         140          754          0             0
 7.04        0         0         0           0            208          658         120          795          0             0
 7.05        0         0         0           0             97          575         191          692          0             0
 7.06        0         0         0           0             84          594         140          736          0             0
  8          0         0        28         310          1,892          480         777          660         15           930
 8.01        0         0         0           0            496          488          64          662          0             0
 8.02        0         0        28         310            374          422         100          683          7           965
 8.03        0         0         0           0            128          534         150          671          8           899
 8.04        0         0         0           0            170          510         112          655          0             0
 8.05        0         0         0           0            196          516          72          683          0             0
 8.06        0         0         0           0            220          476          90          643          0             0
 8.07        0         0         0           0            240          467          78          591          0             0
 8.08        0         0         0           0             68          516         111          674          0             0
  16         0         0         0           0            269          593         204          811         50         1,051
 16.01       0         0         0           0            144          617         114          830         30         1,141
 16.02       0         0         0           0            125          565          90          787         20           916
  19         0         0         0           0            132          841         150        1,161         50         1,530
  24         0         0         0           0            108          742         184          848         20         1,114
  34       408       360         0           0              0            0           0            0          0             0
  38         0         0         0           0            144          492         140          617         64           708
  55         0         0         0           0            360          505          80          704          0             0
  56         0         0         0           0              0            0          48        1,334         51         1,044
  58         0         0         0           0            133          583          78          693         20           931
  59         0         0         0           0            104          471         174          556         52           619
  60         0         0         0           0            120          477         192          599          8           795
  64       278       440         0           0              0            0           0            0          0             0
  68         0         0         0           0              0            0          24          500         36           450
  70         0         0         0           0             72          509         100          625         28           785
  71         0         0         0           0             80          588          86          690          0             0
  72         0         0         0           0            240          466          68          650          0             0
  77         0         0         0           0             14        2,216           9        3,231          4         3,900
  79         0         0         1         270            157          309         139          384          8           458
  91         0         0         0           0              5          520         134          600          5           735
  92         0         0         0           0             84          710           0            0          0             0
  96       167       340         0           0              0            0           0            0          0             0
  97       234       315         0           0              0            0           0            0          0             0
  98         0         0         0           0             11          635         127          698          0             0
  100        0         0         0           0             32          400          87          457          8           650
  102        0         0         0           0              0            0          60          586         40           693
  106      111       400         0           0              0            0           0            0          0             0
  111        0         0         0           0             16          592          60          658         24           772
  112       65       492         0           0              0            0           0            0          0             0
  115        0         0         0           0             32          413          64          487          0             0
  116        0         0         0           0             16          549          80          665         24           789
  118        0         0         0           0             28          515          20          735          0             0
118.01       0         0         0           0             28          515          12          653          0             0
118.02       0         0         0           0              0            0           8          859          0             0
  119       88       260         0           0              0            0           0            0          0             0

              FOUR BEDROOM
         ----------------------
           NO. OF      AVERAGE             UTILITIES             ELEVATOR
LOAN #   4-BR UNITS   4-BR RENT           TENANT PAYS             PRESENT   LOAN NO.
------   ----------   ---------   ----------------------------   --------   -------

  7           0             0                Various                 No           7
 7.01         0             0        Electric, Water, Sewer          No        7.01
 7.02         0             0     Electrice, Gas, Water, Sewer       No        7.02
 7.03         0             0      Electric, Gas, Water, Sewer       No        7.03
 7.04         0             0      Electric, Gas, Water, Sewer       No        7.04
 7.05         0             0      Electric, Gas, Water, Sewer       No        7.05
 7.06         0             0      Electric, Gas, Water, Sewer       No        7.06
  8           0             0            Electric, Water             No           8
 8.01         0             0            Electric, Water             No        8.01
 8.02         0             0            Electric, Water             No        8.02
 8.03         0             0            Electric, Water             No        8.03
 8.04         0             0            Electric, Water             No        8.04
 8.05         0             0            Electric, Water             No        8.05
 8.06         0             0            Electric, Water             No        8.06
 8.07         0             0            Electric, Water             No        8.07
 8.08         0             0            Electric, Water             No        8.08
  16          0             0     Electric, Gas, Water, Sewer        No          16
 16.01        0             0     Electric, Gas, Water, Sewer        No       16.01
 16.02        0             0     Electric, Gas, Water, Sewer        No       16.02
  19          0             0        Electric, Water, Sewer          No          19
  24          0             0             Electric, Gas              No          24
  34          0             0                                       NAP          34
  38          0             0         Electric, Gas, Water           No          38
  55          0             0        Electric, Water, Sewer          No          55
  56          0             0               Electric                Yes          56
  58          0             0        Electric, Water, Sewer          No          58
  59          0             0               Electric                 No          59
  60          0             0                 Water                  No          60
  64          0             0                                       NAP          64
  68        192           425       Electric, Water and Sewer        No          68
  70          0             0               Electric                 No          70
  71          0             0               Electric                 No          71
  72          0             0        Electric, Water, Sewer          No          72
  77          1         4,500             Electric, Gas             Yes          77
  79          0             0             Electric, Gas              No          79
  91          0             0             Electric, Gas              No          91
  92          0             0      Electric, Gas, Water, Sewer       No          92
  96          0             0                                       NAP          96
  97          0             0                                       NAP          97
  98          0             0               Electric                 No          98
  100         0             0             Electric, Gas              No         100
  102         0             0                 None                   No         102
  106         0             0                                        No         106
  111         0             0                 None                   No         111
  112         0             0                                       NAP         112
  115         0             0             Electric, Gas              No         115
  116         0             0             Electric, Gas              No         116
  118         0             0                Various                 No         118
118.01        0             0            Electric, Water             No      118.01
118.02        0             0                 None                   No      118.02
  119         0             0                                       NAP         119

                                                                         ANNEX C

                      FORM OF REPORT TO CERTIFICATEHOLDERS

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2006-CIBC16                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2006-CIBC16                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:       10/12/2006
                                                                                   RECORD DATE:        09/29/2006
                                                                                   DETERMINATION DATE: 10/06/2006

                          DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS                                          PAGE(S)
------------------                                          -------
Certificate Distribution Detail                                2
Certificate Factor Detail                                      3
Reconcilliation Detail                                         4
Other Required Information                                     5
Cash Reconcilliation Detail                                    6
Ratings Detail                                                 8
Current Mortgage Loan and Property Stratification Tables     8 - 16
Mortgage Loan Detail                                          17
NOI Detail                                                    18
Principal Prepayment Detail                                   19
Historical Detail                                             20
Delinquency Loan Detail                                       21
Specially Serviced Loan Detail                              22 - 23
Advance Summary                                               24
Modified Loan Detail                                          25
Historical Liquidated Loan Detail                             26
Historical Bond / Collateral Realized Loss Reconcillation     27
Interest Shortfall Reconcillation Detail                    28 - 29
Defeased Loan Detail                                          30
Supplemental Reporting                                        31

                                    DEPOSITOR

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue
10th Floor
New York, NY 10017

Contact: Brian Baker
Phone Number: (212) 834-3813

                                 MASTER SERVICER

Capmark Finance Inc.
200 Witmer Road
Horsham, PA 19044-8015

Contact: CMBS Servicing
Phone Number: (215) 328-1258

                                SPECIAL SERVICER

Midland Loan Services, Inc.
10851 Mastin Street, Building 82
Overland Park, KS 66210

Contact: Brad Hauger
Phone Number: (913) 253-9000

This report has been compiled from information provided to Wells Fargo Bank,
N.A. by various third parties, which may include the Master Servicer, Special
Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

Copyright, Wells Fargo Bank, N.A.                                   Page 1 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2006-CIBC16                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2006-CIBC16                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:       10/12/2006
                                                                                   RECORD DATE:        09/29/2006
                                                                                   DETERMINATION DATE: 10/06/2006

                         CERTIFICATE DISTRIBUTION DETAIL

                                                                                     Realized
                                                                                       Loss/
                                                                                    Additional
                                                                                       Trust                           Current
               Pass-Through Original Beginning  Principal     Interest   Prepayment    Fund       Total     Ending  Subordination
 Class   CUSIP     Rate     Balance   Balance  Distribution Distribution  Premium    Expenses  Distribution Balance   Level (1)
---------------------------------------------------------------------------------------------------------------------------------

  A-1            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
  A-2            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
 A-3FL           0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
 A-3B            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
  A-4            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
 A-SB            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
 A-1A            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
  A-M            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
  A-J            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
   B             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
   C             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
   D             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
   E             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
   F             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
   G             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
   H             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
   J             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
   K             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
   L             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
   M             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
   N             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
   P             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
  NR             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
   R             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
  LR             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
---------------------------------------------------------------------------------------------------------------------------------
Totals                        0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                           Original Beginning                                         Ending
              Pass-Through Notional  Notional   Interest    Prepayment     Total     Notional
Class   CUSIP     Rate      Amount    Amount  Distribution    Premium   Distribution  Amount
---------------------------------------------------------------------------------------------

X-1             0.000000     0.00     0.00        0.00         0.00          0.00      0.00
X-2             0.000000     0.00     0.00        0.00         0.00          0.00      0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Copyright, Wells Fargo Bank, N.A.                                   Page 2 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2006-CIBC16                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2006-CIBC16                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:       10/12/2006
                                                                                   RECORD DATE:        09/29/2006
                                                                                   DETERMINATION DATE: 10/06/2006

                            CERTIFICATE FACTOR DETAIL

                                                                   Realized Loss/
              Beginning     Principal     Interest    Prepayment  Additional Trust    Ending
Class  CUSIP   Balance    Distribution  Distribution    Premium     Fund Expenses     Balance
-----------------------------------------------------------------------------------------------

 A-1          0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
 A-2          0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
A-3FL         0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
 A-3B         0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
 A-4          0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
 A-SB         0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
 A-1A         0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
 A-M          0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
 A-J          0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
  B           0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
  C           0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
  D           0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
  E           0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
  F           0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
  G           0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
  H           0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
  J           0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
  K           0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
  L           0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
  M           0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
  N           0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
  P           0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
 NR           0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
  R           0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
 LR           0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000

              Beginning                                 Ending
               Notional     Interest     Prepayment    Notional
Class  CUSIP    Amount    Distribution    Premium       Amount
----------------------------------------------------------------
 X-1          0.00000000   0.00000000    0.00000000   0.00000000
 X-2          0.00000000   0.00000000    0.00000000   0.00000000

Copyright, Wells Fargo Bank, N.A.                                   Page 3 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2006-CIBC16                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2006-CIBC16                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:       10/12/2006
                                                                                   RECORD DATE:        09/29/2006
                                                                                   DETERMINATION DATE: 10/06/2006

                              RECONCILIATION DETAIL
PRINCIPAL RECONCILIATION

             Stated     Unpaid                                                    Stated     Unpaid      Current
            Beginning  Beginning                                                  Ending     Ending      Principal
            Principal  Principal  Scheduled  Unscheduled   Principal   Realized  Principal  Principal  Distribution
Loan Group   Balance    Balance   Principal   Principal   Adjustments    Loss     Balance    Balance      Amount
-------------------------------------------------------------------------------------------------------------------

     1         0.00       0.00       0.00        0.00         0.00       0.00       0.00       0.00        0.00
     2         0.00       0.00       0.00        0.00         0.00       0.00       0.00       0.00        0.00
-------------------------------------------------------------------------------------------------------------------
   Total       0.00       0.00       0.00        0.00         0.00       0.00       0.00       0.00        0.00
-------------------------------------------------------------------------------------------------------------------

CERTIFICATE INTEREST RECONCILIATION

                                           Net                                                                          Remaining
                                       Aggregate                  Distributable                                          Unpaid
                            Accrued    Prepayment  Distributable   Certificate              Additional                Distributable
        Accrual  Accrual  Certificate   Interest    Certificate      Interest     WAC CAP   Trust Fund    Interest     Certificate
Class    Dates    Days     Interest     Shortfall     Interest      Adjustment   Shortfall   Expenses   Distribution     Interest
-----------------------------------------------------------------------------------------------------------------------------------

  A-1      0        0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
  A-2      0        0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
 A-3FL     0        0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
 A-3B      0        0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
  A-4      0        0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
 A-SB      0        0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
 A-1A      0        0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
  A-M      0        0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
  A-J      0        0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
  X-1      0        0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
  X-2      0        0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
   B       0        0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
   C       0        0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
   D       0        0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
   E       0        0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
   F       0        0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
   G       0        0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
   H       0        0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
   J       0        0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
   K       0        0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
   L       0        0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
   M       0        0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
   N       0        0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
   P       0        0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
  NR       0        0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals              0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
-----------------------------------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                   Page 4 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2006-CIBC16                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2006-CIBC16                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:       10/12/2006
                                                                                   RECORD DATE:        09/29/2006
                                                                                   DETERMINATION DATE: 10/06/2006

                           OTHER REQUIRED INFORMATION

Available Distribution Amount (1)                            0.00

Master Servicing Fee Summary
   Current Period Accrued Master Servicing Fees              0.00
   Less Delinquent Master Servicing Fees                     0.00
   Less Reductions to Master Servicing Fees                  0.00
   Plus Master Servicing Fees for Delinquent Payments        0.00
   Plus Adjustments for Prior Master Servicing Calculation   0.00
   Total Master Servicing Fees Collected                     0.00

Appraisal Reduction Amount

         Appraisal   Cumulative   Most Recent
 Loan    Reduction      ASER       App. Red.
Number   Effected      Amount        Date
---------------------------------------------

---------------------------------------------
Total
---------------------------------------------

(1)  The Available Distribution Amount includes any Prepayment Premiums.

Copyright, Wells Fargo Bank, N.A.                                   Page 5 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2006-CIBC16                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2006-CIBC16                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:       10/12/2006
                                                                                   RECORD DATE:        09/29/2006
                                                                                   DETERMINATION DATE: 10/06/2006

                           CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED
   INTEREST:
      Interest paid or advanced                                             0.00
      Interest reductions due to Non-Recoverability Determinations          0.00
      Interest Adjustments                                                  0.00
      Deferred Interest                                                     0.00
      Net Prepayment Interest Shortfall                                     0.00
      Net Prepayment Interest Excess                                        0.00
      Extension Interest                                                    0.00
      Interest Reserve Withdrawal                                           0.00
                                                                            ----
         TOTAL INTEREST COLLECTED                                           0.00

   PRINCIPAL:
      Scheduled Principal                                                   0.00
      Unscheduled Principal                                                 0.00
         Principal Prepayments                                              0.00
         Collection of Principal after Maturity Date                        0.00
         Recoveries from Liquidation and Insurance Proceeds                 0.00
         Excess of Prior Principal Amounts paid                             0.00
         Curtailments                                                       0.00
      Negative Amortization                                                 0.00
      Principal Adjustments                                                 0.00
                                                                            ----
         TOTAL PRINCIPAL COLLECTED                                          0.00

   OTHER:
      Prepayment Penalties/Yield Maintenance                                0.00
      Repayment Fees                                                        0.00
      Borrower Option Extension Fees                                        0.00
      Equity Payments Received                                              0.00
      Net Swap Counterparty Payments Received                               0.00
                                                                            ----
         TOTAL OTHER COLLECTED                                              0.00
                                                                            ----
TOTAL FUNDS COLLECTED                                                       0.00
                                                                            ====
TOTAL FUNDS DISTRIBUTED
   FEES:
      Master Servicing Fee                                                  0.00
      Trustee Fee                                                           0.00
      Certificate Administration Fee                                        0.00
      Insurer Fee                                                           0.00
      Miscellaneous Fee                                                     0.00
                                                                            ----
         TOTAL FEES                                                         0.00

   ADDITIONAL TRUST FUND EXPENSES:

      Reimbursement for Interest on Advances                                0.00
      ASER Amount                                                           0.00
      Special Servicing Fee                                                 0.00
      Rating Agency Expenses                                                0.00
      Attorney Fees & Expenses                                              0.00
      Bankruptcy Expense                                                    0.00
      Taxes Imposed on Trust Fund                                           0.00
      Non-Recoverable Advances                                              0.00
      Other Expenses                                                        0.00
                                                                            ----
         TOTAL ADDITIONAL TRUST FUND EXPENSES                               0.00

   INTEREST RESERVE DEPOSIT                                                 0.00

   PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
      Interest Distribution                                                 0.00
      Principal Distribution                                                0.00
      Prepayment Penalties/Yield Maintenance                                0.00
      Borrower Option Extension Fees                                        0.00
      Equity Payments Paid                                                  0.00
      Net Swap Counterparty Payments Paid                                   0.00
                                                                            ----
         TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                      0.00
                                                                            ----
TOTAL FUNDS DISTRIBUTED                                                     0.00
                                                                            ====

Copyright, Wells Fargo Bank, N.A.                                   Page 6 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2006-CIBC16                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2006-CIBC16                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:       10/12/2006
                                                                                   RECORD DATE:        09/29/2006
                                                                                   DETERMINATION DATE: 10/06/2006

                                 RATINGS DETAIL

                    Original Ratings         Current Ratings (1)
                -----------------------   -----------------------
Class   CUSIP   Fitch   Moody's   S & P   Fitch   Moody's   S & P
-----------------------------------------------------------------
 A-1
 A-2
A-3FL
A-3B
 A-4
A-SB
A-1A
 A-M
 A-J
 X-1
 X-2
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  P
  NR

NR   - Designates that the class was not rated by the above agency at the time of original issuance.

X    - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

N/A  - Data not available this period.

1)   For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.
One State Street Plaza
New York, New York 10004
(212) 908-0500

Moody's Investors Service
99 Church Street
New York, New York 10007
(212) 553-0300

Standard & Poor's Rating Services
55 Water Street
New York, New York 10041
(212) 438-2430

Copyright, Wells Fargo Bank, N.A.                                   Page 7 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2006-CIBC16                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2006-CIBC16                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:       10/12/2006
                                                                                   RECORD DATE:        09/29/2006
                                                                                   DETERMINATION DATE: 10/06/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                                SCHEDULED BALANCE

                                % of
Scheduled   # of    Scheduled   Agg.   WAM           Weighted
 Balance    loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
 Totals
---------------------------------------------------------------

                                    STATE (3)

                                 % of
            # of     Scheduled   Agg.   WAM           Weighted
  State     Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------

----------------------------------------------------------------
 Totals
----------------------------------------------------------------

See footnotes on last page of this section

Copyright, Wells Fargo Bank, N.A.                                   Page 8 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2006-CIBC16                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2006-CIBC16                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:       10/12/2006
                                                                                   RECORD DATE:        09/29/2006
                                                                                   DETERMINATION DATE: 10/06/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                           DEBT SERVICE COVERAGE RATIO

                                            % of
    Debt Service         # of   Scheduled   Agg.   WAM           Weighted
   Coverage Ratio       loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
       Totals
---------------------------------------------------------------------------

                                    NOTE RATE

                                            % of
         Note            # of   Scheduled   Agg.   WAM           Weighted
         Rate           loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
        Totals
---------------------------------------------------------------------------

                                PROPERTY TYPE (3)

                                            % of
                         # of   Scheduled   Agg.   WAM           Weighted
    Property Type       Props.   Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
        Totals
---------------------------------------------------------------------------

                                    SEASONING

                                            % of
                         # of   Scheduled   Agg.   WAM           Weighted
      Seasoning         loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
        Totals
---------------------------------------------------------------------------

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                   Page 9 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2006-CIBC16                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2006-CIBC16                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:       10/12/2006
                                                                                   RECORD DATE:        09/29/2006
                                                                                   DETERMINATION DATE: 10/06/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                ANTICIPATED REMAINING TERM (ARD AND BALLON LOANS)

                                            % of
Anticipated Remaining    # of   Scheduled   Agg.   WAM           Weighted
      Term (2)          loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
        Totals
---------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

      Remaining                             % of
     Amortization        # of   Scheduled   Agg.   WAM           Weighted
         Term           loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
        Totals
---------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                            % of
  Remaining Stated       # of   Scheduled   Agg.   WAM           Weighted
        Term            loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
        Totals
---------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

                                            % of
     Age of Most         # of   Scheduled   Agg.   WAM           Weighted
     Recent NOI         loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
        Totals
---------------------------------------------------------------------------

(1)  Debt Service Coverage Ratios ere updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used.
     The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2)  Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3)  Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.                                  Page 10 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2006-CIBC16                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2006-CIBC16                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:       10/12/2006
                                                                                   RECORD DATE:        09/29/2006
                                                                                   DETERMINATION DATE: 10/06/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

                                SCHEDULED BALANCE

                                             % of
      Scheduled         # of     Scheduled    Agg.   WAM           Weighted
       Balance          loans     Balance     Bal.   (2)   WAC   Avg DSCR (1)
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
       Totals
-----------------------------------------------------------------------------

                                     STATE (3)

                                             % of
                        # of     Scheduled    Agg.   WAM           Weighted
        State           Props.    Balance     Bal.   (2)   WAC   Avg DSCR (1)
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
       Totals
-----------------------------------------------------------------------------

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                  Page 11 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2006-CIBC16                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2006-CIBC16                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:       10/12/2006
                                                                                   RECORD DATE:        09/29/2006
                                                                                   DETERMINATION DATE: 10/06/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

                           DEBT SERVICE COVERAGE RATIO

                                             % of
   Debt Service         # of     Scheduled   Agg.   WAM           Weighted
  Coverage Ratio        loans     Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
       Totals
----------------------------------------------------------------------------

                                     NOTE RATE

                                             % of
        Note            # of     Scheduled   Agg.   WAM           Weighted
        Rate            loans     Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
       Totals
----------------------------------------------------------------------------

                                 PROPERTY TYPE (3)

                                             % of
                        # of     Scheduled   Agg.   WAM           Weighted
   Property Type        Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
       Totals
----------------------------------------------------------------------------

                                     SEASONING

                                             % of
                        # of     Scheduled   Agg.   WAM           Weighted
      Seasoning         loans     Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
       Totals
----------------------------------------------------------------------------

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                  Page 12 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2006-CIBC16                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2006-CIBC16                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:       10/12/2006
                                                                                   RECORD DATE:        09/29/2006
                                                                                   DETERMINATION DATE: 10/06/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                            % of
Anticipated Remaining   # of    Scheduled   Agg.   WAM           Weighted
      Term (2)          loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
       Totals
---------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

     Remaining                              % of
    Amortization        # of    Scheduled   Agg.   WAM           Weighted
        Term            loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
       Totals
---------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                            % of
   Remaining Stated     # of    Scheduled   Agg.   WAM           Weighted
        Term            loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
       Totals
---------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

                                            % of
     Age of Most        # of    Scheduled   Agg.   WAM           Weighted
     Recent NOI         loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
       Totals
---------------------------------------------------------------------------

(1)  Debt Service Coverage Ratios ere updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used.
     The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2)  Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3)  Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.                                  Page 13 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2006-CIBC16                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2006-CIBC16                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:       10/12/2006
                                                                                   RECORD DATE:        09/29/2006
                                                                                   DETERMINATION DATE: 10/06/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                                SCHEDULED BALANCE

                                             % of
      Scheduled         # of     Scheduled   Agg.   WAM           Weighted
       Balance          loans     Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
       Totals
----------------------------------------------------------------------------

                                     STATE (3)

                                             % of
                        # of     Scheduled   Agg.   WAM           Weighted
        State           Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
       Totals
----------------------------------------------------------------------------

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                  Page 14 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2006-CIBC16                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2006-CIBC16                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:       10/12/2006
                                                                                   RECORD DATE:        09/29/2006
                                                                                   DETERMINATION DATE: 10/06/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                           DEBT SERVICE COVERAGE RATIO

                                            % of
   Debt Service         # of    Scheduled   Agg.   WAM           Weighted
  Coverage Ratio        loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
       Totals
---------------------------------------------------------------------------

                                    NOTE RATE

                                            % of
        Note            # of    Scheduled   Agg.   WAM           Weighted
        Rate            loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
       Totals
---------------------------------------------------------------------------

                                PROPERTY TYPE (3)

                                           % of
                        # of    Scheduled   Agg.   WAM           Weighted
   Property Type        Props.   Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
       Totals
---------------------------------------------------------------------------

                                    SEASONING

                                           % of
                        # of    Scheduled   Agg.   WAM           Weighted
      Seasoning         loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
       Totals
---------------------------------------------------------------------------

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                  Page 15 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2006-CIBC16                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2006-CIBC16                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:       10/12/2006
                                                                                   RECORD DATE:        09/29/2006
                                                                                   DETERMINATION DATE: 10/06/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                            % of
Anticipated Remaining   # of    Scheduled   Agg.   WAM           Weighted
      Term (2)          loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
       Totals
---------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

     Remaining                             % of
    Amortization        # of    Scheduled   Agg.   WAM           Weighted
        Term            loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
       Totals
---------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                            % of
   Remaining Stated     # of    Scheduled   Agg.   WAM           Weighted
        Term            loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
       Totals
---------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

                                            % of
     Age of Most        # of    Scheduled   Agg.   WAM           Weighted
     Recent NOI         loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
       Totals
---------------------------------------------------------------------------

(1)  Debt Service Coverage Ratios ere updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used.
     The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2)  Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3)  Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.                                  Page 16 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2006-CIBC16                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2006-CIBC16                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:       10/12/2006
                                                                                   RECORD DATE:        09/29/2006
                                                                                   DETERMINATION DATE: 10/06/2006

                              MORTGAGE LOAN DETAIL

                                                                  Anticipated
 Loan         Property               Interest  Principal  Gross    Repayment   Maturity
Number  ODCR  Type (1)  City  State   Payment   Payment   Coupon      Date       Date
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------

        Neg.   Beginning   Ending    Paid  Appraisal  Appraisal   Res.   Mod.
 Loan   Amort  Scheduled  Scheduled  Thru  Reduction  Reduction  Strat.  Code
Number  (Y/N)   Balance    Balance   Date    Date      Amount     (2)     (3)
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------

                             (1) Property Type Code

MF - Multi-Family

RT - Retail

HC - Health Care

IN - Industrial

WH - Warehouse

MH - Mobile Home Park

OF - Office

MU - Mixed use

LO - Loding

SS - Self Storage

OT - Other

                          (2) Resolution Strategy Code

1 - Modification

2 - Foreclosure

3 - Bankruptcy

4 - Extension

5 - Note Sale

6 - DPO

7 - REO

8 - Resolved

9 - Pending Return to Master Servicer

10 - Deed in Lieu Of Foreclosure

11 - Full Payoff

12 - Reps and Warranties

13 - Other or TBD

                              (3) Modification Code

1 - Maturity Date Extension

2 - Amortization Change

3 - Principal Write-Off

4 - Combination

Copyright, Wells Fargo Bank, N.A.                                  Page 17 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2006-CIBC16                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2006-CIBC16                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:       10/12/2006
                                                                                   RECORD DATE:        09/29/2006
                                                                                   DETERMINATION DATE: 10/06/2006

                                   NOI DETAIL

                                            Ending       Most       Most    Most Recent   Most Recent
 Loan           Property                  Scheduled     Recent     Recent    NOI Start        NOI
Number   ODCR     Type     City   State    Balance    Fiscal NOI     NOI       Date        End Date
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
Total
-----------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 18 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2006-CIBC16                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2006-CIBC16                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:       10/12/2006
                                                                                   RECORD DATE:        09/29/2006
                                                                                   DETERMINATION DATE: 10/06/2006

                           PRINCIPAL PREPAYMENT DETAIL

                                              Principal Prepayment Amount                    Prepayment Penalties
                         Offering Document  ---------------------------------  ---------------------------------------------
Loan Number  Loan Group   Cross-Reference   Payoff Amount  Curtailment Amount  Prepayment Premium  Yield Maintenance Premium
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 19 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2006-CIBC16                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2006-CIBC16                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:       10/12/2006
                                                                                   RECORD DATE:        09/29/2006
                                                                                   DETERMINATION DATE: 10/06/2006

                                HISTORICAL DETAIL

                                                   Delinquencies
------------------------------------------------------------------------------------------------------

Distribution    30-59 Days    60-89 Days   90 Days or More   Foreclosure       REO       Modifications
    Date       #   Balance   #   Balance     #   Balance     #   Balance   #   Balance    #   Balance
------------------------------------------------------------------------------------------------------

                     Prepayments            Rate and Maturities
----------------------------------------------------------------
                                             Next Weighted
Distribution    Curtailments      Payoff      Avg. Coupon
    Date        #   Balance   #   Balance        Remit      WAM
----------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies.

Copyright, Wells Fargo Bank, N.A.                                  Page 20 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2006-CIBC16                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2006-CIBC16                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:       10/12/2006
                                                                                   RECORD DATE:        09/29/2006
                                                                                   DETERMINATION DATE: 10/06/2006

                             DELINQUENCY LOAN DETAIL

        Offering                                      Status
        Document  # of    Paid   Current Outstanding    of    Resolution Servicing               Actual  Outstanding
 Loan    Cross-  Months Through    P&I       P&I     Mortgage  Strategy   Transfer Foreclosure Principal  Servicing  Bankruptcy REO
Number Reference Delinq.  Date  Advances Advances ** Loan (1)  Code (2)    Date        Date     Balance    Advances     Date    Date
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------

                           (1) Status of Mortgage Loan

A - Payment Not Received But Still in Grace Period

B - Late Payment But Less Than 1 Month Delinquent

0 - Current

1 - One Month Delinquent

2 - Two Months Delinquent

3 - Three or More Months Delinquent

4 - Assumed Scheduled Payment (Performing Matured Loan)

7 - Foreclosure

9 - REO

                          (2) Resolution Strategy Code

1 - Modification

2 - Foreclosure

3 - Bankruptcy

4 - Extension

5 - Note Sale

6 - DPO

7 - REO

8 - Resolved

9 - Pending Return to Master Servicer

10 - Deed in Lieu Of Foreclosure

11 - Full Payoff

12 - Reps and Warranties

13 - Other or TBD

Copyright, Wells Fargo Bank, N.A.                                  Page 21 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2006-CIBC16                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2006-CIBC16                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:       10/12/2006
                                                                                   RECORD DATE:        09/29/2006
                                                                                   DETERMINATION DATE: 10/06/2006

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

                         Offering      Servicing  Resolution
Distribution   Loan      Document       Transfer   Strategy   Scheduled  Property
    Date      Number  Cross-Reference     Date     Code (1)    Balance   Type (2)  State
----------------------------------------------------------------------------------------

                                    Net                                  Remaining
Distribution  Interest   Actual  Operating   NOI        Note  Maturity  Amortization
    Date        Rate    Balance   Income    Date  DSCR  Date    Date        Term
------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code

1 - Modification

2 - Foreclosure

3 - Bankruptcy

4 - Extension

5 - Note Sale

6 - DPO

7 - REO

8 - Resolved

9 - Pending Return to Master Servicer

10 - Deed in Lieu Of Foreclosure

11 - Full Payoff

12 - Reps and Warranties

13 - Other or TBD

                             (2) Property Type Code

MF - Multi-Family

RT - Retail

HC - Health Care

IN - Industrial

WH - Warehouse

MH - Mobile Home Park

OF - Officer

MU - Mixed use

LO - Lodging

SS - Self Storage

OT - Other

Copyright, Wells Fargo Bank, N.A.                                  Page 22 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2006-CIBC16                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2006-CIBC16                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:       10/12/2006
                                                                                   RECORD DATE:        09/29/2006
                                                                                   DETERMINATION DATE: 10/06/2006

                     SPECIALLY SERVICED LOAN DETAIL - PART 2

                         Offering      Resolution     Site
Distribution   Loan      Document       strategy   Inspection                Appraisal  Appraisal      Other REO
    Date      Number  Cross-Reference   Code (1)      Date     Phase 1 Date    Date       Value    Property Revenue  Comment
----------------------------------------------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code

1 - Modification

2 - Foreclosure

3 - Bankruptcy

4 - Extension

5 - Note Sale

6 - DPO

7 - REO

8 - Resolved

9 - Pending Return to Master Servicer

10 - Deed in Lieu Of Foreclosure

11 - Full Payoff

12 - Reps and Warranties

13 - Other or TBD

Copyright, Wells Fargo Bank, N.A.                                  Page 23 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2006-CIBC16                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2006-CIBC16                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:       10/12/2006
                                                                                   RECORD DATE:        09/29/2006
                                                                                   DETERMINATION DATE: 10/06/2006

                              MODIFIED LOAN DETAIL

            Offering
 Loan       Document     Pre-Modification  Post-Modification  Pre-Modification  Post- Modification  Modification  Modification
Number  Cross-Reference       Balance           Balance         Interest Rate     Interest Rate         Date       Description
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 24 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2006-CIBC16                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2006-CIBC16                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:       10/12/2006
                                                                                   RECORD DATE:        09/29/2006
                                                                                   DETERMINATION DATE: 10/06/2006

                                 ADVANCE SUMMARY

                                                                 Current Period Interest
            Current P&I  Outstanding P&I  Outstanding Servicing   on P&I and Servicing
Loan Group   Advances       Advances             Advances             Advances Paid
----------------------------------------------------------------------------------------

     1          0.00           0.00               0.00                    0.00
     2          0.00           0.00               0.00                    0.00
----------------------------------------------------------------------------------------
  Totals        0.00           0.00               0.00                    0.00
----------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 25 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2006-CIBC16                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2006-CIBC16                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:       10/12/2006
                                                                                   RECORD DATE:        09/29/2006
                                                                                   DETERMINATION DATE: 10/06/2006

                        HISTORICAL LIQUIDATED LOAN DETAIL

                    Beginning      Fees,        Most Recent    Gross Sales   Net Proceeds   Net Proceeds
Distribution        Scheduled    Advances,       Appraisal     Proceeds or    Received on  Available for
    Date      ODCR   Balance   and Expenses *  Value or BPO  Other Proceeds   Liquidation   Distribution
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
Current Total
--------------------------------------------------------------------------------------------------------
Cumulative Total
--------------------------------------------------------------------------------------------------------

                             Date of Current  Current Period  Cumulative   Loss to Loan
Distribution     Realized      Period Adj.      Adjustment    Adjustment    with Cum
    Date      Loss to Trust      to Trust        to Trust      to Trust   Adj. to Trust
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
Current Total
----------------------------------------------------------------------------------------
Cumulative Total
----------------------------------------------------------------------------------------

*    Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trusteee, etc.).

Copyright, Wells Fargo Bank, N.A.                                  Page 26 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2006-CIBC16                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2006-CIBC16                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:       10/12/2006
                                                                                   RECORD DATE:        09/29/2006
                                                                                   DETERMINATION DATE: 10/06/2006

              HISTORICAL BOND/COLLATERAL LOSS RECONCILIATION DETAIL

                  Offering        Beginning      Aggregate     Prior Realized      Amounts       Interest
Distribution      Document         Balance     Realized Loss   Loss Applied      Covered by    (Shortages)/
    Date      Cross-Reference  at Liquidation    on Loans     to Certificates  Credit Support    Excesses
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------

               Modification    Additional       Realized Loss       Recoveries of      (Recoveries)/
Distribution    /Appraisal    (Recoveries)        Applied to      Realized Losses    Losses Applied to
    Date      Reduction Adj.    /Expenses   Certificates to Date    Paid as Cash   Certificate Interest
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
Totals
-------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 27 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2006-CIBC16                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2006-CIBC16                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:       10/12/2006
                                                                                   RECORD DATE:        09/29/2006
                                                                                   DETERMINATION DATE: 10/06/2006

                INTEREST SHORTFALL RECONCILIATION DETAIL - PART 1

    Offering     Stated Principal  Current Ending      Special Servicing Fees
    Document        Balance at        Scheduled    ------------------------------
Cross-Reference    Contribution        Balance     Monthly  Liquidation  Work Out  ASER
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------

    Offering                    Non-Recoverable               Modified Interest  Additional
    Document                      (Scheduled     Interest on   Rate (Reduction)  Trust Fund
Cross-Reference  (PPIS) Excess     Interest)       Advances        /Excess        Expense
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
Totals
-------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 28 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2006-CIBC16                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2006-CIBC16                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:       10/12/2006
                                                                                   RECORD DATE:        09/29/2006
                                                                                   DETERMINATION DATE: 10/06/2006

                INTEREST SHORTFALL RECONCILIATION DETAIL - PART 2

                                                   Reimb of Advances to the Servicer
   Offering      Stated Principal  Current Ending  ---------------------------------
   Document         Balance at       Scheduled                     Left to Reimburse  Other (Shortfalls)/
Cross-Reference    Contribution       Balance       Current Month   Master Servicer        Refunds         Comments
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Totals
-------------------------------------------------------------------------------------------------------------------
Interest Shortfall Reconciliation Detail Part 2 Total                     0.00
-------------------------------------------------------------------------------------------------------------------
Interest Shortfall Reconciliation Detail Part 1 Total                     0.00
-------------------------------------------------------------------------------------------------------------------
Total Interest Shortfall Allocated to Trust                               0.00
-------------------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 29 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2006-CIBC16                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2006-CIBC16                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:       10/12/2006
                                                                                   RECORD DATE:        09/29/2006
                                                                                   DETERMINATION DATE: 10/06/2006

                              DEFEASED LOAN DETAIL

             Offering Document  Ending Scheduled
Loan Number   Cross-Reference        Balance      Maturity Date  Note Rate  Defeasance Status
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 30 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2006-CIBC16                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2006-CIBC16                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:       10/12/2006
                                                                                   RECORD DATE:        09/29/2006
                                                                                   DETERMINATION DATE: 10/06/2006

                             SUPPLEMENTAL REPORTING

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 31 of 31

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX D

                    REPM PORTFOLIO LOAN AMORTIZATION SCHEDULE

                                           SCHEDULED
   DATE         BALANCE        INTEREST    PRINCIPAL   BALLOON PRINCIPAL   TOTAL PAYMENT
---------   --------------   -----------   ---------   -----------------   -------------

 6/1/2006   $86,680,000.00
 7/1/2006   $86,680,000.00   $437,517.30      $--                           $437,517.30
 8/1/2006   $86,680,000.00   $452,101.21      $--                           $452,101.21
 9/1/2006   $86,680,000.00   $452,101.21      $--                           $452,101.21
10/1/2006   $86,680,000.00   $437,517.30      $--                           $437,517.30
11/1/2006   $86,680,000.00   $452,101.21      $--                           $452,101.21
12/1/2006   $86,680,000.00   $437,517.30      $--                           $437,517.30
 1/1/2007   $86,680,000.00   $452,101.21      $--                           $452,101.21
 2/1/2007   $86,680,000.00   $452,101.21      $--                           $452,101.21
 3/1/2007   $86,680,000.00   $408,349.48      $--                           $408,349.48
 4/1/2007   $86,680,000.00   $452,101.21      $--                           $452,101.21
 5/1/2007   $86,680,000.00   $437,517.30      $--                           $437,517.30
 6/1/2007   $86,680,000.00   $452,101.21      $--                           $452,101.21
 7/1/2007   $86,680,000.00   $437,517.30      $--                           $437,517.30
 8/1/2007   $86,680,000.00   $452,101.21      $--                           $452,101.21
 9/1/2007   $86,680,000.00   $452,101.21      $--                           $452,101.21
10/1/2007   $86,680,000.00   $437,517.30      $--                           $437,517.30
11/1/2007   $86,680,000.00   $452,101.21      $--                           $452,101.21
12/1/2007   $86,680,000.00   $437,517.30      $--                           $437,517.30
 1/1/2008   $86,680,000.00   $452,101.21      $--                           $452,101.21
 2/1/2008   $86,680,000.00   $452,101.21      $--                           $452,101.21
 3/1/2008   $86,680,000.00   $422,933.39      $--                           $422,933.39
 4/1/2008   $86,680,000.00   $452,101.21      $--                           $452,101.21
 5/1/2008   $86,680,000.00   $437,517.30      $--                           $437,517.30
 6/1/2008   $86,680,000.00   $452,101.21      $--                           $452,101.21
 7/1/2008   $86,680,000.00   $437,517.30      $--                           $437,517.30
 8/1/2008   $86,680,000.00   $452,101.21      $--                           $452,101.21
 9/1/2008   $86,680,000.00   $452,101.21      $--                           $452,101.21
10/1/2008   $86,680,000.00   $437,517.30      $--                           $437,517.30
11/1/2008   $86,680,000.00   $452,101.21      $--                           $452,101.21
12/1/2008   $86,680,000.00   $437,517.30      $--                           $437,517.30
 1/1/2009   $86,680,000.00   $452,101.21      $--                           $452,101.21
 2/1/2009   $86,680,000.00   $452,101.21      $--                           $452,101.21
 3/1/2009   $86,680,000.00   $408,349.48      $--                           $408,349.48
 4/1/2009   $86,680,000.00   $452,101.21      $--                           $452,101.21
 5/1/2009   $86,680,000.00   $437,517.30      $--                           $437,517.30
 6/1/2009   $86,680,000.00   $452,101.21      $--                           $452,101.21
 7/1/2009   $86,680,000.00   $437,517.30      $--                           $437,517.30
 8/1/2009   $86,680,000.00   $452,101.21      $--                           $452,101.21
 9/1/2009   $86,680,000.00   $452,101.21      $--                           $452,101.21
10/1/2009   $86,680,000.00   $437,517.30      $--                           $437,517.30
11/1/2009   $86,680,000.00   $452,101.21      $--                           $452,101.21
12/1/2009   $86,680,000.00   $437,517.30      $--                           $437,517.30
 1/1/2010   $86,680,000.00   $452,101.21      $--                           $452,101.21
 2/1/2010   $86,680,000.00   $452,101.21      $--                           $452,101.21
 3/1/2010   $86,680,000.00   $408,349.48      $--                           $408,349.48
 4/1/2010   $86,680,000.00   $452,101.21      $--                           $452,101.21
 5/1/2010   $86,680,000.00   $437,517.30      $--                           $437,517.30
 6/1/2010   $86,680,000.00   $452,101.21      $--                           $452,101.21
 7/1/2010   $86,680,000.00   $437,517.30      $--                           $437,517.30
 8/1/2010   $86,680,000.00   $452,101.21      $--                           $452,101.21
 9/1/2010   $86,680,000.00   $452,101.21      $--                           $452,101.21
10/1/2010   $86,680,000.00   $437,517.30      $--                           $437,517.30
11/1/2010   $86,680,000.00   $452,101.21      $--                           $452,101.21
12/1/2010   $86,680,000.00   $437,517.30      $--                           $437,517.30

                                       D-1

                REPM PORTFOLIO LOAN AMORTIZATION SCHEDULE (CON'T)

                                            SCHEDULED
   DATE         BALANCE        INTEREST     PRINCIPAL    BALLOON PRINCIPAL   TOTAL PAYMENT
---------   --------------   -----------   -----------   -----------------   -------------

 1/1/2011   $86,680,000.00   $452,101.21   $        --                        $452,101.21
 2/1/2011   $86,680,000.00   $452,101.21   $        --                        $452,101.21
 3/1/2011   $86,680,000.00   $408,349.48   $        --                        $408,349.48
 4/1/2011   $86,680,000.00   $452,101.21   $        --                        $452,101.21
 5/1/2011   $86,680,000.00   $437,517.30   $        --                        $437,517.30
 6/1/2011   $86,680,000.00   $452,101.21   $        --                        $452,101.21
 7/1/2011   $86,602,095.83   $437,517.30   $ 77,904.17                        $515,421.47
 8/1/2011   $86,539,476.40   $451,694.88   $ 62,619.44                        $514,314.32
 9/1/2011   $86,476,504.85   $451,368.27   $ 62,971.55                        $514,339.82
10/1/2011   $86,397,493.33   $436,490.16   $ 79,011.52                        $515,501.68
11/1/2011   $86,333,723.40   $450,627.73   $ 63,769.93                        $514,397.65
12/1/2011   $86,253,934.91   $435,769.47   $ 79,788.49                        $515,557.96
 1/1/2012   $86,189,357.75   $449,878.96   $ 64,577.16                        $514,456.13
 2/1/2012   $86,124,417.46   $449,542.14   $ 64,940.29                        $514,482.43
 3/1/2012   $86,027,867.99   $420,222.56   $ 96,549.47                        $516,772.04
 4/1/2012   $85,962,019.64   $448,699.85   $ 65,848.35                        $514,548.20
 5/1/2012   $85,880,208.46   $433,893.29   $ 81,811.18                        $515,704.47
 6/1/2012   $85,813,529.81   $447,929.70   $ 66,678.65                        $514,608.35
 7/1/2012   $85,730,910.60   $433,143.79   $ 82,619.21                        $515,763.00
 8/1/2012   $85,663,392.44   $447,151.00   $ 67,518.16                        $514,669.16
 9/1/2012   $85,595,494.63   $446,798.84   $ 67,897.82                        $514,696.66
10/1/2012   $85,511,688.94   $432,043.26   $ 83,805.68                        $515,848.94
11/1/2012   $85,442,938.09   $446,007.59   $ 68,750.86                        $514,758.45
12/1/2012   $85,358,302.24   $431,273.23   $ 84,635.84                        $515,909.07
 1/1/2013   $85,288,688.89   $445,207.56   $ 69,613.36                        $514,820.92
 2/1/2013   $85,218,684.09   $444,844.48   $ 70,004.80                        $514,849.28
 3/1/2013   $85,101,912.49   $401,465.22   $116,771.60                        $518,236.83
 4/1/2013   $85,030,857.43   $443,870.30   $ 71,055.05                        $514,925.35
 5/1/2013   $84,943,979.18   $429,193.25   $ 86,878.25                        $516,071.50
 6/1/2013   $84,872,036.07   $443,046.56   $ 71,943.12                        $514,989.68
 7/1/2013   $84,784,293.56   $428,391.60   $ 87,742.50                        $516,134.11
 8/1/2013   $84,711,452.52   $442,213.68   $ 72,841.04                        $515,054.72
 9/1/2013   $84,638,201.89   $441,833.76   $ 73,250.63                        $515,084.39
10/1/2013   $84,549,186.94   $427,211.32   $ 89,014.95                        $516,226.27
11/1/2013   $84,475,023.89   $440,987.42   $ 74,163.06                        $515,150.48
12/1/2013   $84,385,120.97   $426,387.68   $ 89,902.91                        $516,290.59
 1/1/2014   $84,310,035.37   $440,131.69   $ 75,085.61                        $515,217.30
 2/1/2014   $84,234,527.55   $439,740.07   $ 75,507.82                        $515,247.89
 3/1/2014   $84,112,757.52   $396,828.86   $121,770.03                        $518,598.89
 4/1/2014   $84,036,140.39   $438,711.12   $ 76,617.12                        $515,328.24
 5/1/2014   $83,943,849.23   $424,172.42   $ 92,291.17                        $516,463.59
 6/1/2014   $83,866,282.32   $437,830.13   $ 77,566.90                        $515,397.04
 7/1/2014   $83,773,066.84   $423,315.06   $ 93,215.48                        $516,530.54
 8/1/2014   $83,694,539.62   $436,939.37   $ 78,527.22                        $515,466.60
 9/1/2014   $83,615,570.83   $436,529.80   $ 78,968.79                        $515,498.58
10/1/2014   $83,520,991.06   $422,049.59   $ 94,579.77                        $516,629.36
11/1/2014   $83,441,046.40   $435,624.61   $ 79,944.66                        $515,569.27
12/1/2014   $83,345,516.93   $421,168.68   $ 95,529.47                        $516,698.15
 1/1/2015   $83,264,585.57   $434,709.38   $ 80,931.36                        $515,640.74
 2/1/2015   $83,183,199.13   $434,287.26   $ 81,386.44                        $515,673.70
 3/1/2015   $83,056,089.52   $391,876.05   $127,109.61                        $518,985.66
 4/1/2015   $82,973,530.69   $433,199.80   $ 82,558.83                        $515,758.63
 5/1/2015   $82,875,457.16   $418,808.90   $ 98,073.54                        $516,882.43
 6/1/2015   $82,791,882.62   $432,257.67   $ 83,574.53                        $515,832.20
 7/1/2015   $82,692,820.62   $417,892.03   $ 99,062.00                        $516,954.03
 8/1/2015   $82,608,219.11   $431,305.08   $ 84,601.51                        $515,906.59
 9/1/2015   $82,523,141.88   $430,863.82   $ 85,077.23                        $515,941.05
10/1/2015   $82,422,617.48   $416,535.56   $100,524.40                        $517,059.96
11/1/2015   $82,336,496.61   $429,895.77   $ 86,120.88                        $516,016.64

                                       D-2

                REPM PORTFOLIO LOAN AMORTIZATION SCHEDULE (CON'T)

                                                SCHEDULED
   DATE         BALANCE         INTEREST        PRINCIPAL     BALLOON PRINCIPAL    TOTAL PAYMENT
---------   --------------   --------------   -------------   -----------------   ---------------

12/1/2015   $82,234,956.54   $   415,593.47   $  101,540.06                       $    517,133.53
 1/1/2016   $82,147,780.44   $   428,916.97   $   87,176.10                       $    516,093.08
 2/1/2016   $82,060,114.14   $   428,462.29   $   87,666.30                       $    516,128.59
 3/1/2016   $81,942,185.30   $   400,391.81   $  117,928.84                       $    518,320.65
 4/1/2016   $81,853,362.93   $   427,389.95   $   88,822.37                       $    516,212.33
 5/1/2016   $81,749,193.81   $   413,154.85   $  104,169.12                       $    517,323.97
 6/1/2016               --   $   426,383.36   $   89,448.73     $81,659,745.08    $ 82,175,577.17
                             --------------   -------------     --------------    ---------------
    TOTAL                    $52,559,889.94   $5,020,254.92     $81,659,745.08    $139,239,889.94
                             ==============   =============     ==============    ===============

                                       D-3

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                                    DEPOSITOR

                                   ----------

     J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund.
Distributions on the certificates of any series will be made only from the assets of the related trust fund.

     The certificates of each series will not represent an obligation of the depositor, the sponsor, any servicer or any of their respective affiliates. The certificates and any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person only to the extent as specified in the related prospectus supplement.

     The primary assets of the trust fund may include:

     o    multifamily and commercial mortgage loans, including participations therein;

     o    mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

     o    direct obligations of the United States or other government agencies;
          or

     o    a combination of the assets described above.

     If so specified in the related prospectus supplement, a material concentration of the mortgage loans in any trust fund will be secured by hotel/motel properties.

     If so specified in the related prospectus supplement, a material concentration of the mortgage loans in any trust will be secured by self-storage properties.

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE
INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 7 OF
THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY
OFFERED CERTIFICATE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                                SEPTEMBER 1, 2006

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering.
The capitalized terms used in this prospectus are defined on the pages indicated
under the caption "Index of Defined Terms" beginning on page 111 in this prospectus.

     In this prospectus, the terms "Depositor," "we," "us" and "our" refer to
J.P. Morgan Chase Commercial Mortgage Securities Corp.

     If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities Corp., 270
Park Avenue, New York, New York 10017, and telephone number is (212) 834-9299.

                                       ii

SUMMARY OF PROSPECTUS.....................................................     1
RISK FACTORS..............................................................     9
   Risks to the Mortgaged Properties Relating to Terrorist Attacks and
      Foreign Conflicts...................................................     9
   Your Ability to Resell Certificates May Be Limited Because of Their
      Characteristics.....................................................     9
   The Assets of the Trust Fund May Not Be Sufficient to Pay Your
      Certificates .......................................................    10
   Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash
      Flow and May Affect Your Yield .....................................    10
   Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks ..    12
   Commercial and Multifamily Mortgage Loans Have Risks That May Affect

   Mortgaged Properties Leased to Borrowers or Borrower Affiliated

   Failure to Comply with Environmental Law May Result in Additional
      Losses .............................................................    21
   Hazard Insurance May Be Insufficient to Cover All Losses on Mortgaged
      Properties .........................................................    21
   Poor Property Management May Adversely Affect the Performance of the
      Related Mortgaged Property .........................................    22
   Property Value May Be Adversely Affected Even When Current Operating
      Income Is Not ......................................................    22
   Mortgage Loans Secured by Leasehold Interests May Expose Investors to

   One Action Jurisdiction May Limit the Ability of the Servicer to
      Foreclose on a Mortgaged Property ..................................    24
   Rights Against Tenants May Be Limited if Leases Are Not Subordinate to
      Mortgage or Do Not Contain Attornment Provisions ...................    24
   If Mortgaged Properties Are Not in Compliance With Current Zoning Laws
      Restoration Following a Casualty Loss May Be Limited ...............    25
   Inspections of the Mortgaged Properties Will Be Limited ...............    25
   Compliance with Americans with Disabilities Act May Result in

   Certain Federal Tax Considerations Regarding Original Issue Discount ..    27
   Bankruptcy Proceedings Could Adversely Affect Payments on Your
      Certificates .......................................................    27
   Risks Relating to Enforceability of Yield Maintenance Charges,

   Book-Entry System for Certain Classes May Decrease Liquidity and Delay
      Payment ............................................................    29
   Delinquent and Non-Performing Mortgage Loans Could Adversely Affect
      Payments on Your Certificates ......................................    30

                                      iii

   In The Event of an Early Termination of a Swap Agreement Due to
      Certain Swap Termination Events, a Trust May Be Required to Make a
      Large Termination Payment to any Related Swap Counterparty .........    30
   Your Securities Will Have Greater Risk if an Interest Rate Swap
      Agreement Terminates ...............................................    30
   Even if You Do Not Receive Timely Notices, You Will Be Deemed To Have
      Tendered Your Reset Rate Certificates ..............................    30
   If a Failed Remarketing Is Declared, You Will Be Required To Rely On a
      Sale Through the Secondary Market If You Wish To Sell Your Reset

   Distributions on the Certificates in Respect of Prepayment Premiums or

                                       iv

FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC

                                        v

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

--------------------------------------------------------------------------------

                              SUMMARY OF PROSPECTUS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Defined Terms is included at the end of this prospectus.

Title of Certificates.........   Mortgage pass-through certificates, issuable in
                                 series.

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly owned subsidiary of
                                 JPMorgan Chase Bank, National Association., a
                                 national banking association, which is a wholly
                                 owned subsidiary of JPMorgan Chase & Co., a
                                 Delaware corporation.

Sponsor.......................   The related prospectus supplement will identify
                                 the sponsor for each series. JPMorgan Chase
                                 Bank, N.A., a national banking association may
                                 be a sponsor. For more information, see "The
                                 Sponsor" in this prospectus.

Issuing Entity................   For each series of certificates, a New York
                                 common law trust to be established on the
                                 closing date of the securitization under the
                                 pooling and servicing agreement. For more
                                 information, see "Issuing Entity" in this
                                 prospectus.

Master Servicer...............   The master servicer, if any, for a series of
                                 certificates will be named in the related
                                 prospectus supplement. The master servicer for
                                 any series of certificates may be an affiliate
                                 of the depositor, sponsor or a special
                                 servicer.

Special Servicer..............   One or more special servicers, if any, for a
                                 series of certificates will be named, or the
                                 circumstances under which a special servicer
                                 will be appointed will be described, in the
                                 related prospectus supplement. A special
                                 servicer for any series of certificates may be
                                 an affiliate of the depositor, sponsor or the
                                 master servicer.

Trustee.......................   The trustee for each series of certificates
                                 will be named in the related prospectus
                                 supplement.

The Trust Assets..............   Each series of certificates will represent in
                                 the aggregate the entire beneficial ownership
                                 interest in a trust fund consisting primarily
                                 of:

A. Mortgage Assets............   The mortgage assets with respect to each series
                                 of certificates will, in general, consist of a
                                 pool of loans secured by liens on, or security
                                 interests in:

                                 o    residential properties consisting of five
                                      or more rental or cooperatively-owned
                                      dwelling units or shares allocable to a
                                      number of those units and the related
                                      leases; or

                                 o    office buildings, shopping centers, retail
                                      stores and establishments, hotels or
                                      motels, nursing homes, hospitals or other
                                      health-care related facilities, mobile
                                      home parks and

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                                      manufactured housing communities,
                                      warehouse facilities, mini-warehouse
                                      facilities, self-storage facilities,
                                      industrial plants, parking lots, mixed use
                                      or various other types of income-producing
                                      properties described in this prospectus or
                                      unimproved land.

                                 If so specified in the related prospectus
                                 supplement, a trust fund may include mortgage
                                 loans secured by liens on real estate projects
                                 under construction. The mortgage loans will be
                                 guaranteed only to the extent specified in the
                                 related prospectus supplement. If so specified
                                 in the related prospectus supplement, some
                                 mortgage loans may be delinquent. In no event
                                 will delinquent mortgage loans comprise 20
                                 percent or more of the trust fund at the time
                                 the mortgage loans are transferred to the trust
                                 fund.

                                 As described in the related prospectus
                                 supplement, a mortgage loan:

                                 o    may provide for no accrual of interest or
                                      for accrual of interest at a mortgage
                                      interest rate that is fixed over its term
                                      or that adjusts from time to time, or that
                                      the borrower may elect to convert from an
                                      adjustable to a fixed mortgage interest
                                      rate, or from a fixed to an adjustable
                                      mortgage interest rate;

                                 o    may provide for level payments to maturity
                                      or for payments that adjust from time to
                                      time to accommodate changes in the
                                      mortgage interest rate or to reflect the
                                      occurrence of certain events, and may
                                      permit negative amortization;

                                 o    may be fully amortizing or partially
                                      amortizing or non-amortizing, with a
                                      balloon payment due on its stated maturity
                                      date;

                                 o    may prohibit prepayments over its term or
                                      for a certain period and/or require
                                      payment of a premium or a yield
                                      maintenance penalty in connection with
                                      certain prepayments; and

                                 o    may provide for payments of principal,
                                      interest or both, on due dates that occur
                                      monthly, quarterly, semi-annually or at
                                      another interval specified in the related
                                      prospectus supplement.

                                 Some or all of the mortgage loans in any trust
                                 fund may have been originated by an affiliate
                                 of the depositor. See "Description of the Trust
                                 Funds--Mortgage Loans" in this prospectus.

                                 If so specified in the related prospectus
                                 supplement, the mortgage assets with respect to
                                 a series of certificates may also include, or
                                 consist of:

                                 o    private mortgage participations, mortgage
                                      pass-through certificates or other
                                      mortgage-backed securities; or

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                                 o    Certificates insured or guaranteed by any
                                      of the Federal Home Loan Mortgage
                                      Corporation, the Federal National Mortgage
                                      Association, the Governmental National
                                      Mortgage Association or the Federal
                                      Agricultural Mortgage Corporation.

                                 Each of the above mortgage assets will evidence
                                 an interest in, or will be secured by a pledge
                                 of, one or more mortgage loans that conform to
                                 the descriptions of the mortgage loans
                                 contained in this prospectus. See "Description
                                 of the Trust Funds--MBS" in this prospectus.

B. Certificate Account........   Each trust fund will include one or more
                                 certificate accounts established and maintained
                                 on behalf of the certificateholders. The person
                                 or persons designated in the related prospectus
                                 supplement will be required to, to the extent
                                 described in this prospectus and in that
                                 prospectus supplement, deposit all payments and
                                 other collections received or advanced with
                                 respect to the mortgage assets and any interest
                                 rate or currency swap or interest rate cap,
                                 floor or collar contracts in the trust fund
                                 into the certificate accounts. A certificate
                                 account may be maintained as an interest
                                 bearing or a non-interest bearing account, and
                                 its funds may be held as cash or invested in
                                 certain obligations acceptable to the rating
                                 agencies rating one or more classes of the
                                 related series of offered certificates. See
                                 "Description of the Trust Funds--Certificate
                                 Accounts" and "Description of the Pooling
                                 Agreements--Certificate Account" in this
                                 prospectus.

C. Other Accounts.............   The prospectus supplement for each trust will
                                 also describe any other accounts established
                                 for such series. These may include, for any
                                 series that contains reset rate certificates, a
                                 remarketing fee account.

D. Credit Support.............   If so provided in the related prospectus
                                 supplement, partial or full protection against
                                 certain defaults and losses on the mortgage
                                 assets in the related trust fund may be
                                 provided to one or more classes of certificates
                                 of the related series in the form of
                                 subordination of one or more other classes of
                                 certificates of that series, which other
                                 classes may include one or more classes of
                                 offered certificates, or by one or more other
                                 types of credit support, such as a letter of
                                 credit, insurance policy, guarantee, reserve
                                 fund or another type of credit support
                                 described in this prospectus, or a combination
                                 of these features. The amount and types of any
                                 credit support, the identification of any
                                 entity providing it and related information
                                 will be set forth in the prospectus supplement
                                 for a series of offered certificates. See "Risk
                                 Factors--Credit Support May Not Cover Losses,"
                                 "Description of the Trust Funds--Credit
                                 Support" and "Description of Credit Support" in
                                 this prospectus.

E. Cash Flow Agreements.......   If so provided in the related prospectus
                                 supplement, a trust fund may include guaranteed
                                 investment contracts pursuant to which moneys
                                 held in the funds and accounts established for
                                 the related series will be invested at a
                                 specified rate. The trust fund may also include
                                 interest rate exchange agreements, interest

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                                        3

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                                 rate cap or floor agreements, or currency
                                 exchange agreements, all of which are designed
                                 to reduce the effects of interest rate or
                                 currency exchange rate fluctuations on the
                                 mortgage assets or on one or more classes of
                                 certificates. The principal terms of that
                                 guaranteed investment contract or other
                                 agreement, including, without limitation,
                                 provisions relating to the timing, manner and
                                 amount of any corresponding payments and
                                 provisions relating to their termination, will
                                 be described in the prospectus supplement for
                                 the related series. In addition, the related
                                 prospectus supplement will contain certain
                                 information that pertains to the obligor under
                                 any cash flow agreements of this type. See
                                 "Description of the Trust Funds--Cash Flow
                                 Agreements" in this prospectus.

Description of Certificates...   We will offer certificates in one or more
                                 classes of a series of certificates issued
                                 pursuant to a pooling and servicing agreement
                                 or other agreement specified in the related
                                 prospectus supplement. The certificates will
                                 represent in the aggregate the entire
                                 beneficial ownership interest in the trust fund
                                 created by that agreement.

                                 As described in the related prospectus
                                 supplement, the certificates of each series,
                                 may consist of one or more classes of
                                 certificates that, among other things:

                                 o    are senior or subordinate to one or more
                                      other classes of certificates in
                                      entitlement to certain distributions on
                                      the certificates;

                                 o    are principal-only certificates entitled
                                      to distributions of principal, with
                                      disproportionately small, nominal or no
                                      distributions of interest;

                                 o    are interest-only certificates entitled to
                                      distributions of interest, with
                                      disproportionately small, nominal or no
                                      distributions of principal;

                                 o    provide for distributions of interest on,
                                      or principal of, the certificates that
                                      begin only after the occurrence of certain
                                      events, such as the retirement of one or
                                      more other classes of certificates of that
                                      series;

                                 o    provide for distributions of principal of
                                      the certificates to be made, from time to
                                      time or for designated periods, at a rate
                                      that is faster, or slower than the rate at
                                      which payments or other collections of
                                      principal are received on the mortgage
                                      assets in the related trust fund;

                                 o    provide for controlled distributions of
                                      principal to be made based on a specified
                                      schedule or other methodology, subject to
                                      available funds; or

                                 o    provide for distributions based on
                                      collections of prepayment premiums, yield
                                      maintenance penalties or equity
                                      participations on the mortgage assets in
                                      the related trust fund.

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                                        4

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                                 Each class of certificates, other than
                                 interest-only certificates and residual
                                 certificates which are only entitled to a
                                 residual interest in the trust fund, will have
                                 a stated principal balance. Each class of
                                 certificates, other than principal-only
                                 certificates and residual certificates, will
                                 accrue interest on its stated principal balance
                                 or, in the case of interest-only certificates,
                                 on a notional amount. Each class of
                                 certificates entitled to interest will accrue
                                 interest based on a fixed, variable, reset rate
                                 or adjustable pass-through interest rate. The
                                 related prospectus supplement will specify the
                                 principal balance, notional amount and/or fixed
                                 pass-through interest rate, or, in the case of
                                 a variable, reset rate or adjustable
                                 pass-through interest rate, the method for
                                 determining that rate, as applicable, for each
                                 class of offered certificates.

                                 The certificates will be guaranteed or insured
                                 only to the extent specified in the related
                                 prospectus supplement. See "Risk Factors--The
                                 Assets of the Trust Fund May Not Be Sufficient
                                 to Pay Your Certificates" and "Description of
                                 the Certificates" in this prospectus.

Distributions of Interest on
   the Certificates...........   Interest on each class of offered certificates,
                                 other than certain classes of principal-only
                                 certificates and certain classes of residual
                                 certificates, of each series will accrue at the
                                 applicable fixed, variable, reset rate or
                                 adjustable pass-through interest rate on the
                                 principal balance or, in the case of certain
                                 classes of interest-only certificates, on the
                                 notional amount, outstanding from time to time.
                                 Interest will be distributed to you as provided
                                 in the related prospectus supplement on
                                 specified distribution dates. Distributions of
                                 interest with respect to one or more classes of
                                 accrual certificates may not begin until the
                                 occurrence of certain events, such as the
                                 retirement of one or more other classes of
                                 certificates, and interest accrued with respect
                                 to a class of accrual certificates before the
                                 occurrence of that event will either be added
                                 to its principal balance or otherwise deferred.
                                 Distributions of interest with respect to one
                                 or more classes of certificates may be reduced
                                 to the extent of certain delinquencies, losses
                                 and other contingencies described in this
                                 prospectus and in the related prospectus
                                 supplement. See "Risk Factors--Prepayments of
                                 the Mortgage Assets Will Affect the Timing of
                                 Your Cash Flow and May Affect Your Yield";
                                 "Yield and Maturity Considerations" and
                                 "Description of the Certificates--Distributions
                                 of Interest on the Certificates" in this
                                 prospectus.

Distributions of Principal of
   the Certificates...........   Each class of certificates of each series,
                                 other than certain classes of interest-only
                                 certificates and certain classes of residual
                                 certificates, will have a principal balance.
                                 The principal balance of a class of
                                 certificates will represent the maximum amount
                                 that you are entitled to receive as principal
                                 from future cash flows on the assets in the
                                 related trust fund.

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                                        5

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                                 Distributions of principal with respect to one
                                 or more classes of certificates may:

                                 o    be made at a rate that is faster, and, in
                                      some cases, substantially faster, than the
                                      rate at which payments or other
                                      collections of principal are received on
                                      the mortgage assets in the related trust
                                      fund;

                                 o    or may be made at a rate that is slower,
                                      and, in some cases, substantially slower,
                                      than the rate at which payments or other
                                      collections of principal are received on
                                      the mortgage assets in the related trust
                                      fund;

                                 o    not commence until the occurrence of
                                      certain events, such as the retirement of
                                      one or more other classes of certificates
                                      of the same series;

                                 o    be made, subject to certain limitations,
                                      based on a specified principal payment
                                      schedule resulting in a controlled
                                      amortization class of certificates; or

                                 o    be contingent on the specified principal
                                      payment schedule for a controlled
                                      amortization class of the same series and
                                      the rate at which payments and other
                                      collections of principal on the mortgage
                                      assets in the related trust fund are
                                      received.

                                 See "Description of the
                                 Certificates--Distributions of Principal on the
                                 Certificates" in this prospectus.

Advances......................   If provided in the related prospectus
                                 supplement, if a trust fund includes mortgage
                                 loans, the master servicer, a special servicer,
                                 the trustee, any provider of credit support
                                 and/or any other specified person may be
                                 obligated to make, or have the option of
                                 making, certain advances with respect to
                                 delinquent scheduled payments of principal
                                 and/or interest on those mortgage loans. Any of
                                 the advances of principal and interest made
                                 with respect to a particular mortgage loan will
                                 be reimbursable from subsequent recoveries from
                                 the related mortgage loan and otherwise to the
                                 extent described in this prospectus and in the
                                 related prospectus supplement. If provided in
                                 the prospectus supplement for a series of
                                 certificates, any entity making these advances
                                 may be entitled to receive interest on those
                                 advances while they are outstanding, payable
                                 from amounts in the related trust fund. If a
                                 trust fund includes mortgage participations,
                                 pass-through certificates or other
                                 mortgage-backed securities, any comparable
                                 advancing obligation will be described in the
                                 related prospectus supplement. See "Description
                                 of the Certificates--Advances in Respect of
                                 Delinquencies" in this prospectus.

Termination...................   If so specified in the related prospectus
                                 supplement, the mortgage assets in the related
                                 trust fund may be sold, causing an early
                                 termination of a series of certificates in the
                                 manner set forth in the prospectus supplement.
                                 If so provided in the related prospectus
                                 supplement, upon the reduction of the principal
                                 balance of a specified class or classes of
                                 certificates by a specified percentage or
                                 amount, the party specified in the

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                                        6

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                                 prospectus supplement may be authorized or
                                 required to bid for or solicit bids for the
                                 purchase of all of the mortgage assets of the
                                 related trust fund, or of a sufficient portion
                                 of the mortgage assets to retire the class or
                                 classes, as described in the related prospectus
                                 supplement. See "Description of the
                                 Certificates--Termination" in this prospectus.

Registration of Book-Entry
   Certificates...............   If so provided in the related prospectus
                                 supplement, one or more classes of the offered
                                 certificates of any series will be book-entry
                                 certificates offered through the facilities of
                                 The Depository Trust Company. Each class of
                                 book-entry certificates will be initially
                                 represented by one or more certificates
                                 registered in the name of a nominee of The
                                 Depository Trust Company. No person acquiring
                                 an interest in a class of book-entry
                                 certificates will be entitled to receive
                                 definitive certificates of that class in fully
                                 registered form, except under the limited
                                 circumstances described in this prospectus. See
                                 "Risk Factors--Book-Entry System for Certain
                                 Classes May Decrease Liquidity and Delay
                                 Payment" and "Description of the
                                 Certificates--Book-Entry Registration and
                                 Definitive Certificates" in this prospectus.

Certain Federal Income Tax
   Consequences ..............   The federal income tax consequences to
                                 certificateholders will vary depending on
                                 whether one or more elections are made to treat
                                 the trust fund or specified portions of the
                                 trust fund as one or more "real estate mortgage
                                 investment conduits" (each, a "REMIC") under
                                 the provisions of the Internal Revenue Code.
                                 The prospectus supplement for each series of
                                 certificates will specify whether one or more
                                 REMIC elections will be made. See "Certain
                                 Federal Income Tax Consequences" in this
                                 prospectus.

Certain ERISA Considerations..   If you are a fiduciary of any retirement plans
                                 or certain other employee benefit plans and
                                 arrangements, including individual retirement
                                 accounts, annuities, Keogh plans, and
                                 collective investment funds and insurance
                                 company general and separate accounts in which
                                 those plans, accounts, annuities or
                                 arrangements are invested, that are subject to
                                 ERISA or Section 4975 of the Internal Revenue
                                 Code, you should carefully review with your
                                 legal advisors whether the purchase or holding
                                 of offered certificates could give rise to a
                                 transaction that is prohibited or is not
                                 otherwise permissible either under ERISA or the
                                 Internal Revenue Code. See "Certain ERISA
                                 Considerations" in this prospectus and in the
                                 related prospectus supplement.

Legal Investment..............   The applicable prospectus supplement will
                                 specify whether the offered certificates will
                                 constitute "mortgage related securities" for
                                 purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability and consequences to

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                                        7

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                                 you of the purchase, ownership and sale of the
                                 offered certificates. See "Legal Investment" in
                                 this prospectus and in the related prospectus
                                 supplement.

Rating........................   At their dates of issuance, each class of
                                 offered certificates will be rated at least
                                 investment grade by one or more nationally
                                 recognized statistical rating agencies. See
                                 "Rating" in this prospectus and "Ratings" in
                                 the related prospectus supplement.

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                                        8

                                  RISK FACTORS

     You should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO TERRORIST ATTACKS AND FOREIGN
CONFLICTS

     The terrorist attacks on the World Trade Center and the Pentagon on
September 11, 2001 suggest the possibility that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could
(i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums, particularly for large properties which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

     With respect to shopping patterns, attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in
Iraq and elsewhere may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

     The United States continues to maintain a military presence in Iraq and
Afghanistan. It is uncertain what effect the activities of the United States in
Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

YOUR ABILITY TO RESELL CERTIFICATES MAY BE LIMITED BECAUSE OF THEIR
CHARACTERISTICS

     We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates;
however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

     The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the
Certificates--Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

     Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

     o    The perceived liquidity of the certificates;

                                       9

     o    The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

     o    The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

     o    The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

     We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

     You will generally have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.

THE ASSETS OF THE TRUST FUND MAY NOT BE SUFFICIENT TO PAY YOUR CERTIFICATES

     If not described in the related prospectus supplement,

     o    The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

     o    The certificates of any series will not represent a claim against or security interest in the trust funds for any other series.

     Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner specified in the prospectus supplement.

PREPAYMENTS OF THE MORTGAGE ASSETS WILL AFFECT THE TIMING OF YOUR CASH FLOW AND
MAY AFFECT YOUR YIELD

     As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For

                                       10

example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

     o    A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk"
          or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

     o    A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

     As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

     A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the

                                       11

case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.

RATINGS DO NOT GUARANTEE PAYMENT AND DO NOT ADDRESS PREPAYMENT RISKS

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability that:

     o    principal prepayments on the related mortgage loans will be made;

     o    the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     o    the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of
Credit Support" and "Rating" in this prospectus.

COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS HAVE RISKS THAT MAY AFFECT PAYMENTS ON
YOUR CERTIFICATES

     A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus.
Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one to four family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one to four family mortgage loans.
Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. See "Description of the Trust Funds--Mortgage Loans--Default and Loss
Considerations with Respect to the Mortgage Loans" in this prospectus. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed or rental, hotel room or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions.
Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with
Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net

                                       12

operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

     o    the age, design and construction quality of the properties;

     o    perceptions regarding the safety, convenience and attractiveness of the properties;

     o    the characteristics of the neighborhood where the property is located;

     o    the proximity and attractiveness of competing properties;

     o    the adequacy of the property's management and maintenance;

     o    increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

     o    an increase in the capital expenditures needed to maintain the properties or make improvements;

     o    dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

     o    a decline in the financial condition of a major tenant;

     o    an increase in vacancy rates; and

     o    a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

     o    national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

     o    local real estate conditions, such as an oversupply of retail space, office space, multifamily housing or hotel capacity;

     o    demographic factors;

     o    consumer confidence;

     o    consumer tastes and preferences; and

     o    retroactive changes in building codes.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    in the case of rental properties, the rate at which new rentals occur;
          and

     o    the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

                                       13

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month to month leases, and may lead to higher rates of delinquency or defaults.

     Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

     o    Changes in general or local economic conditions and/or specific industry segments;

     o    Declines in real estate values;

     o    Declines in rental or occupancy rates;

     o    Increases in interest rates, real estate tax rates and other operating expenses;

     o    Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

     o    Acts of God; and

     o    Other factors beyond the control of a master servicer or special servicer.

     The type and use of a particular mortgaged property may present additional risk. For instance:

     o    Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

     o    Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

     o    The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

     o    Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o    Construction of competing hotels or resorts;

     o    Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o    Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

                                       14

     o    Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.
The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

     Other multifamily properties, hotels, retail properties, office buildings, mobile home parks and manufactured housing communities, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located.
Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage mortgaged properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the self-storage mortgaged property were readily adaptable to other uses. Tenant privacy and efficient access may heighten environmental risks.

     It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain
Legal Aspects of Mortgage Loans--Foreclosure" in this prospectus.

     Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans

                                       15

in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS

     Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, but not in all cases, borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single purpose entity, that borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a "single purpose entity." The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

     o    operating entities with a business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

     o    individuals that have personal liabilities unrelated to the property.

     However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

     Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of the borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Certain Legal Aspects of Mortgage
Loans--Bankruptcy Laws" in this prospectus.

ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

     When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally also will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan.
Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if the borrower, or its constituent members, defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case.
The bankruptcy of another

                                       16

lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. However, no investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

     The mortgage loan documents generally place certain restrictions on the transfer and/or pledge of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower.
Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer.
Moreover, in general, mortgage loans with borrowers that do not meet single purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See "--The Borrower's Form of Entity May
Cause Special Risks" above and "Risk Factors--The Borrower's Form of Entity May
Cause Special Risks" in the prospectus supplement. Certain of the mortgage loans permit mezzanine debt, secured by pledges of ownership interests in the borrower, in the future subject to criteria set forth in the mortgage loan documents.

     Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or an option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

     Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt.
Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower's ability to make payments on the related mortgage loan in a timely manner.

     See "Description of the Mortgage Pool--General" in the prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing"
in this prospectus.

                                       17

BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

     Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. In addition, fully amortizing mortgage loans which may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small payment due at maturity.

     Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. A borrower's ability to repay a loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o    The fair market value of the related mortgaged property;

     o    The level of available mortgage interest rates at the time of sale or refinancing;

     o    The borrower's equity in the related mortgaged property;

     o    The borrower's financial condition;

     o    The operating history and occupancy level of the related mortgaged property;

     o    Tax laws with respect to certain residential properties;

     o    Reductions in government assistance/rent subsidy programs;

     o    Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

     o    Prevailing general and regional economic conditions; and

     o    The availability of, and competition for, credit for loans secured by multifamily or commercial real properties generally.

     Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

     If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable.
While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

CREDIT SUPPORT MAY NOT COVER LOSSES

     The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In

                                       18

addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Ratings Do Not Guarantee Payment and Do
Not Address Prepayment Risks," "Description of the Certificates" and
"Description of Credit Support" in this prospectus.

TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner occupied or leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner occupier's business operations are negatively impacted or if such a tenant fails to renew its lease. This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

     o    space in the mortgaged properties could not be leased or re leased;

     o    leasing or re leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

     o    substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

     o    tenants were unwilling or unable to meet their lease obligations;

     o    a significant tenant were to become a debtor in a bankruptcy case;

     o    a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease; or

     o    rental payments could not be collected for any other reason.

                                       19

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms.
Certain of the mortgaged properties may be leased in whole or in part by government sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages.

     In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. Any such "dark" space may cause the property to be less desirable to other potential tenants and the related tenant may be more likely to default in its obligations under the lease.
We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

MORTGAGED PROPERTIES LEASED TO BORROWERS OR BORROWER AFFILIATED ENTITIES ALSO
HAVE RISKS

     If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower or its affiliate's financial condition worsens, which risk may be mitigated when mortgaged properties are leased to unrelated third parties.

TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises), which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).

                                       20

ASSIGNMENT OF LEASES AND RENTS MAY BE LIMITED BY STATE LAW

     Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.
See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.

FAILURE TO COMPLY WITH ENVIRONMENTAL LAW MAY RESULT IN ADDITIONAL LOSSES

     Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed.

     Under some environmental laws, such as the federal Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's or neighboring property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage.
The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See
"Certain Legal Aspects of Mortgage Loans--Environmental Risks" in this prospectus.

HAZARD INSURANCE MAY BE INSUFFICIENT TO COVER ALL LOSSES ON MORTGAGED PROPERTIES

     The master servicer for the related trust fund will generally be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy. However, we cannot assure you that the amount of insurance maintained will be sufficient to insure against all losses on the mortgaged properties.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the mortgaged property by:

     o    fire;

     o    lightning;

     o    explosion;

                                       21

     o    smoke;

     o    windstorm and hail; and

     o    riot, strike and civil commotion.

     Each subject to the conditions and exclusions specified in each policy.

     The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling
Agreements--Hazard Insurance Policies" in this prospectus.

POOR PROPERTY MANAGEMENT MAY ADVERSELY AFFECT THE PERFORMANCE OF THE RELATED
MORTGAGED PROPERTY

     The successful operation of a real estate project also depends upon the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

     o    operating the properties;

     o    providing building services;

     o    establishing and implementing the rental structure;

     o    managing operating expenses;

     o    responding to changes in the local market; and

     o    assuring that maintenance and capital improvements are carried out in a timely fashion.

     Property managers may not be in a financial condition to fulfill their management responsibilities.

     Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS
NOT

     Various factors may adversely affect the value of a mortgaged property without affecting the property's current net operating income. These factors include, among others:

                                       22

     o    the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

     o    potential environmental legislation or liabilities or other legal liabilities;

     o    the availability of refinancing; and

     o    changes in interest rate levels.

MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER
RISKS OF DEFAULT AND LOSS

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold were to be terminated upon a lease default, the lender would lose its security.
Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a
"mortgageable" ground lease.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

     Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

     Further, in a decision by the United States Court of Appeals for the
Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th
Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f))
upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the
Bankruptcy Code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under Section 363(f) of the
Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section
363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene)
will be able to recoup the full value of the leasehold interest in bankruptcy court.

                                       23

LIMITATIONS OF APPRAISALS

     Appraisals will be obtained with respect to each of the mortgaged properties servicing mortgage loans of a series at or about the time of the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. The values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan to value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

YOUR LACK OF CONTROL OVER TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans--General" in the prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SERVICER TO FORECLOSE ON A
MORTGAGED PROPERTY

     The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. Several states (including California)
have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly.
Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

     In the case of a multi-property mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "judicial action"
rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage
Loans--Foreclosure" in this prospectus.

RIGHTS AGAINST TENANTS MAY BE LIMITED IF LEASES ARE NOT SUBORDINATE TO MORTGAGE
OR DO NOT CONTAIN ATTORNMENT PROVISIONS

     Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in

                                       24

value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

     If a mortgage is subordinate to a lease, the trust will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the mortgaged property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or that could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

IF MORTGAGED PROPERTIES ARE NOT IN COMPLIANCE WITH CURRENT ZONING LAWS
RESTORATION FOLLOWING A CASUALTY LOSS MAY BE LIMITED

     Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures." This means that the borrower is not required to alter its structure to comply with the existing or new law;
however, the borrower may not be able to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow.
If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the mortgaged property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

     The failure of a mortgaged property to comply with zoning laws or to be a
"legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

     In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers'
right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

INSPECTIONS OF THE MORTGAGED PROPERTIES WILL BE LIMITED

     The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL LOSSES

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property. For example, under the Americans with Disabilities
Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. See "Certain Legal
Aspects of Mortgage Loans--Americans with Disabilities Act" in this prospectus.
To the extent the mortgaged properties do not comply with the act, the borrowers may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. The expenditure of these costs or the imposition of injunctive relief, penalties or fines

                                       25

in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

LITIGATION CONCERNS

     There may be legal proceedings pending and, from time to time, threatened against the borrowers or their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates.
There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders. In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed in lieu of foreclosures. We cannot assure you that any litigation, other legal proceedings, or other adverse situations will not have a material adverse effect on your investment.

SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR BENEFIT PLANS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the
Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to
ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you are urged to consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA Considerations" in this prospectus.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal.
A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which:

     o    generally, will not be subject to offset by losses from other activities;

     o    if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

     o    if you are a foreign holder, will not qualify for exemption from withholding tax.

     If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

                                       26

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates" in this prospectus.

BANKRUPTCY PROCEEDINGS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce periodic payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES, PREPAYMENT
PREMIUMS OR DEFEASANCE PROVISIONS

     Provisions requiring yield maintenance charges or prepayment premiums may not be enforceable in some states and under federal bankruptcy law. Those provisions also may be interpreted as constituting

                                       27

the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

     o    the aggregate amount of distributions on the offered certificates;

     o    their yield to maturity;

     o    the rate of principal payments; and

     o    their weighted average life.

     If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess, up to the outstanding principal amount of that class.

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

     Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure"
in this prospectus.

RISKS RELATING TO CERTAIN PAYMENTS

     To the extent described in the related prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed P&I advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced

                                       28

and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on the offered certificates.

RISKS RELATING TO ENFORCEABILITY

     The mortgages will generally permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

     If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender's ability to collect the rents may be adversely affected.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for
The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The
Depository Trust Company, and its participating organizations:

     o    the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

     o    your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

     o    your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository
          Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

     o    you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

     See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in this prospectus.

                                       29

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES

     If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due.
In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than
90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the
Trust Funds--Mortgage Loans--General" in this prospectus.

IN THE EVENT OF AN EARLY TERMINATION OF A SWAP AGREEMENT DUE TO CERTAIN SWAP
TERMINATION EVENTS, A TRUST MAY BE REQUIRED TO MAKE A LARGE TERMINATION PAYMENT
TO ANY RELATED SWAP COUNTERPARTY

     To the extent described in the related prospectus supplement, a trust may enter into one or more interest rate swap agreements. A swap agreement generally may not be terminated except upon the occurrence of enumerated termination events set forth in the applicable swap agreement which will be described in the related prospectus supplement. Depending on the reason for the termination, however, a swap termination payment may be due from either the trust or the related swap counterparty.

     If a termination event under any of these swap agreements occurs and the trust owes the related swap counterparty a large termination payment that is required to be paid pro rata with interest due to the related securities, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal, and the holders of all classes of securities may suffer a loss.

YOUR SECURITIES WILL HAVE GREATER RISK IF AN INTEREST RATE SWAP AGREEMENT
TERMINATES

     If on any distribution date a payment is due to the trust under an interest rate swap agreement, but the related swap counterparty defaults and the trust is unable to arrange for a replacement swap agreement, holders of such securities will remain entitled to the established rate of interest and principal, even though the related swap agreement has terminated. If this occurs, amounts available to make payments on the related securities will be reduced to the extent the interest rates on those securities exceed the rates which the trust would have been required to pay to the swap counterparty under the terminated interest rate swap agreement. In this event, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal to all classes of securities and you may suffer a loss.

EVEN IF YOU DO NOT RECEIVE TIMELY NOTICES, YOU WILL BE DEEMED TO HAVE TENDERED
YOUR RESET RATE CERTIFICATES

     The trustee, not less than fifteen nor more than thirty calendar days prior to each remarketing terms determination date, will be required to inform DTC,
Euroclear and Clearstream, as applicable, of the identity of the remarketing agents and that such class of securities is subject to automatic tender on the upcoming reset date unless a holder elects not to tender its reset rate certificates. The trustee also will be required to request that DTC, Euroclear and Clearstream, as applicable, notify its participants of the contents of such notice given to DTC, Euroclear and Clearstream, as applicable, inform them of the notices to be given on the remarketing terms determination date and the spread determination date and the procedures that must be followed if any beneficial owner of reset rate certificates wishes to retain its securities.

                                       30

     Due to the procedures used by the clearing agencies and the financial intermediaries, however, holders of beneficial interests in any class of reset rate certificates may not receive timely notifications of the reset terms for any reset date. Despite this potential delay in the distribution of such notices by the related clearing agencies, even though you may not receive a copy of the notice to be delivered on the related remarketing terms determination date, you will be deemed to have tendered your class unless the remarketing agents have received a hold notice, if applicable, from you on or prior to the related notice date.

IF A FAILED REMARKETING IS DECLARED, YOU WILL BE REQUIRED TO RELY ON A SALE
THROUGH THE SECONDARY MARKET IF YOU WISH TO SELL YOUR RESET RATE CERTIFICATES

     In connection with the remarketing of your class of reset rate certificates, if a failed remarketing is declared, your reset rate certificates will not be sold even if you attempted to tender them for remarketing. In this event you will be required to rely on a sale through the secondary market, which may not then exist for your class of reset rate certificates, independent of the remarketing process.

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of:

     1.   various types of multifamily or commercial mortgage loans,

     2.   mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

     3.   a combination of mortgage loans and MBS.

     J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor")
will establish each trust fund. Each mortgage asset will be selected by the
Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage
Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates and will be guaranteed or insured by a governmental agency or instrumentality or by any other person only to the extent described in the related prospectus supplement. The discussion under the heading "--Mortgage
Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (the
"Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of

     o    Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

     o    Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties, cell phone tower properties, automobile dealerships and/or unimproved land.

                                       31

     The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each
Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, the term of that leasehold will generally exceed the term of the Mortgage Note by at least two years. Generally, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor. Each such unaffiliated originator that originated 10% or more of the mortgage loans of any series will be identified in the related prospectus supplement.

     If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged
Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage Loans.
Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes.
The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the
Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is generally the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. The prospectus supplement may describe certain variations in the calculation of Debt Service
Coverage Ratio that are applicable to a specific series. "Net Operating Income"
generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

     o    non-cash items such as depreciation and amortization,

     o    capital expenditures, and

     o    debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

     The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. The prospectus supplement may describe certain variations in the calculation of Net Operating Income that are applicable to a specific series. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods,

                                       32

such as warehouses, retail stores, office buildings and industrial plants.
Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net
Leases"). However, the existence of these "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default.
The "Loan-to-Value Ratio" of a mortgage loan at any given time is generally the ratio (expressed as a percentage) of

     o    the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged
          Property to

     o    the Value of the related Mortgaged Property.

     The prospectus supplement may describe certain variations in the calculation of Loan-to-Value Ratio that are applicable to a specific series.

     The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

     (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

     (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

     o    the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

     o    the cost replacement method which calculates the cost of replacing the property at that date,

     o    the income capitalization method which projects value based upon the property's projected net cash flow, or

     o    upon a selection from or interpolation of the values derived from those methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to

                                       33

do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Commercial and Multifamily Mortgage Loans Have
Risks That May Affect Payments on Your Certificates" and "--Borrowers May Be
Unable to Make Balloon Payments" in this prospectus.

     Payment Provisions of the Mortgage Loans. In general, each mortgage loan:

     o    will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

     o    may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

     o    may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

     o    may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

     o    may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an
"Equity Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

     o    the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

     o    the type or types of property that provide security for repayment of the mortgage loans,

     o    the earliest and latest origination date and maturity date of the mortgage loans,

                                       34

     o    the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

     o    the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original
          Loan-to-Value Ratio of the mortgage loans,

     o    the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

     o    with respect to mortgage loans with adjustable mortgage interest rates
          ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

     o    information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

     o    the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt
          Service Coverage Ratios, and the weighted average of the Debt Service
          Coverage Ratios, and

     o    the geographic distribution of the Mortgaged Properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.

MBS

     MBS may include:

     o    private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

     o    certificates insured or guaranteed by the Federal Home Loan Mortgage
          Corporation ("FHLMC"), the Federal National Mortgage Association
          ("FNMA"), the Governmental National Mortgage Association ("GNMA") or
          the Federal Agricultural Mortgage Corporation ("FAMC") provided that, if so specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans
(the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS
Issuer, the MBS Servicer or the MBS Trustee will

                                       35

make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

     o    the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

     o    the original and remaining term to stated maturity of the MBS, if applicable,

     o    the pass-through or bond rate of the MBS or the formula for determining the rates,

     o    the payment characteristics of the MBS,

     o    the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

     o    a description of the credit support, if any,

     o    the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

     o    the terms on which mortgage loans may be substituted for those originally underlying the MBS,

     o    the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in
          Prospectus Supplements" above, and

     o    the characteristics of any cash flow agreements that relate to the
          MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

OTHER ACCOUNTS

     The prospectus supplement for each trust will also describe any other accounts established for such series. These may include, for any series that contains reset rate certificates, one or more remarketing fee accounts.

                                       36

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses" and
"Description of Credit Support" in this prospectus.

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price you paid, the fixed, variable rate, reset rate or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See
"Risk Factors--Prepayments of the Mortgage Assets Will Affect the Timing of Your
Cash Flow and May Affect Your Yield" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans.
While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those

                                       37

payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due
Dates during the related Due Period. "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date.
Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest
Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See
"Description of the Pooling Agreements--Servicing Compensation and Payment of
Expenses" in this prospectus.

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them
(including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged
Properties, or purchases of mortgage loans out of the related trust fund).
Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount.
An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's

                                       38

yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

     In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series.
Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by factors such as:

     o    the availability of mortgage credit,

     o    the relative economic vitality of the area in which the Mortgaged
          Properties are located,

     o    the quality of management of the Mortgaged Properties,

     o    the servicing of the mortgage loans,

     o    possible changes in tax laws and other opportunities for investment,

     o    the existence of Lock-out Periods,

     o    requirements that principal prepayments be accompanied by Prepayment
          Premiums, and

     o    by the extent to which these provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the
ARM Loans decline in a manner consistent

                                       39

therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity in the Mortgaged
Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR")
prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model.
CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

                                       40

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. If so specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a
"prepayment collar," that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb "excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.
A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some
(but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related
Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses

                                       41

on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant.
This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate.
See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

                                       42

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, if so specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

     1.   amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

     2.   Excess Funds, or

     3.   any other amounts described in the related prospectus supplement.

     "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from
Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates. The prospectus supplement may describe certain variations in the calculation of Excess Funds that are applicable to a specific series.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

                                   THE SPONSOR

     The related prospectus supplement will identify the sponsor or sponsors of the applicable series. JPMorgan Chase Bank, National Association ("JPMCB"), a
national banking association, may be a sponsor (in such capacity, the
"Sponsor"). JPMCB is a national bank and acquires and originates

                                       43

mortgage loans for public and private securitizations as well as being a commercial bank offering a wide range of banking services to its customers, both domestically and internationally. JPMCB is a wholly owned bank subsidiary of
JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMCB is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

     Additional information, including the most recent Form 10-K and Annual
Report of JPMorgan Chase & Co., and additional annual, quarterly and current reports filed or furnished with the Securities and Exchange Commission by
JPMorgan Chase & Co., as they become available, may be obtained without charge by each person to whom this Prospectus is delivered upon the written request of any such person to the Office of the Secretary, JPMorgan Chase & Co., 270 Park
Avenue, New York, New York 10017.

     JPMCB may also act as a Mortgage Loan Seller and may act as Servicer and/or
a provider of any cashflow agreements with respect to the offered certificates.
JPMCB is an affiliate of the Depositor and J.P. Morgan Securities Inc.

                                  THE DEPOSITOR

     J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is a
Delaware corporation organized on September 19, 1994. The Depositor is a wholly owned subsidiary of JPMCB. The Depositor maintains its principal office at 270
Park Avenue, New York, New York 10017. Its telephone number is (212) 834-9299.
The Depositor does not have, nor is it expected in the future to have, any significant assets.

     The Depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto.

     The Depositor remains responsible under the Pooling and Servicing Agreement for providing the Master Servicer, Special Servicer and Trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the Pooling and Servicing Agreement.
The Depositor also remains responsible for mailing notices to the
Certificateholders upon the appointment of certain successor entities under the
Pooling and Servicing Agreement.

                               THE ISSUING ENTITY

     The Issuing Entity will be a New York common law trust, formed on the closing date of each series of certificates pursuant to a Pooling Agreement. The trust will have no officers or directors and no continuing duties other than to hold the assets underlying the certificates and to issue the certificates. The
Issuing Entity will operate under a fiscal year ending each December 31st. The trustee, the master servicer and the special servicer are the persons authorized to act on behalf of the Issuing Entity under the Pooling Agreement with respect to the mortgage loans and the certificates.

                                 USE OF PROCEEDS

     We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of trust assets. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                                       44

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

     o    provide for the accrual of interest on the certificates at a fixed rate, variable rate, reset rate or adjustable rate;

     o    are senior (collectively, "Senior Certificates") or subordinate
          (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

     o    are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

     o    are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

     o    provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

     o    provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o    provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

     o    provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form
(those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry Certificates") through the facilities of
The Depository Trust Company ("DTC"). The offered certificates of each series
(if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell Certificates May Be
Limited Because of Their Characteristics" and "--Book-Entry System for Certain
Classes May Decrease Liquidity and Delay Payment" in this prospectus.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the
Available Distribution Amount for that series and that distribution date. The
"Available Distribution Amount" for any distribution date will generally refer to the total of all payments or other collections on or in respect of the mortgage assets and any interest rate or

                                       45

currency swap or interest rate cap, floor or collar contracts included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the
Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Distributions on the certificates, other than the final distribution in retirement of that certificate, will generally be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the Determination
Date specified in the related prospectus supplement. The Record Date for each series will be set forth in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive
Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates")
that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable, reset rate or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable, reset rate or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. If so specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a
360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement ("Accrual
Certificates"), and other than any class of principal-only certificates or
Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of
Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified period of time, or accrual period, generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

     The Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

     1.   based on the principal balances of some or all of the mortgage assets in the related trust fund,

     2.   equal to the principal balances of one or more other classes of certificates of the same series, or

     3.   an amount or amounts specified in the applicable prospectus supplement.

                                       46

     Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued
Certificate Interest that is otherwise distributable on, or, in the case of
Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and
Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued
Certificate Interest that is otherwise distributable on (or, in the case of
Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund may result in a corresponding increase in the principal balance of that class if so specified in the related prospectus supplement. See "Risk
Factors--Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash
Flow and May Affect Your Yield" and "Yield and Maturity Considerations" in this prospectus.

DETERMINATION OF INTEREST RATES

     Day Count Basis; Interest Rate Change Dates; Interest Rate Determination
Dates. The prospectus supplement for each series of certificates will specify the applicable interest rates (or the methods by which interest will be determined) and day count conventions for each class of certificates. For any class of certificates that bears interest at (i) a LIBOR-based rate, interest due for any accrual period generally will be determined on the basis of an
Actual/360 day year, (ii) a fixed rate, interest due for any accrual period will be determined on the basis of a 30/360 day year, and (iii) a floating rate that is not LIBOR-based, the remarketing agents, in the case of reset rate certificates, will set forth the applicable day-count convention for the related reset period as specified in the related prospectus supplement and in the written notice sent to the reset rate certificateholders on the related remarketing terms determination date. The applicable day count convention will be determined in accordance with prevailing market conventions and existing market conditions, but generally will be limited to the following accrual methods:

     o    "30/360" which means that interest is calculated on the basis of a
          360-day year consisting of twelve 30-day months;

     o    "Actual/360" which means that interest or any other relevant factor is calculated on the basis of the actual number of days elapsed in a year of 360 days;

     o    "Actual/365 (fixed)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, regardless of whether accrual or payment occurs in a leap year;

     o    "Actual/Actual (accrual basis)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, or 366 days for every day in a leap year;

     o    "Actual/Actual (payment basis)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days if the interest period ends in a non-leap year, or 366 days if the interest period ends in a leap year, as the case may be;
          and

     o    "Actual/Actual (ISMA)" is a calculation in accordance with the definition of "Actual/ Actual" adopted by the International Securities
          Market Association ("ISMA"), which means that interest is calculated on the following basis:

                                       47

     o    where the number of days in the relevant accrual period is equal to or shorter than the determination period during which such accrual period ends, the number of days in such accrual period divided by the product of (A) the number of days in such determination period and (B) the number of distribution dates that would occur in one calendar year; or

     o    where the accrual period is longer than the determination period during which the accrual period ends, the sum of:

                    (1)  the number of days in such accrual period falling in
                         the determination period in which the accrual period
                         begins divided by the product of (x) the number of days
                         in such determination period and (y) the number of
                         distribution dates that would occur in one calendar
                         year; and

                    (2)  the number of days in such accrual period falling in
                         the next determination period divided by the product of
                         (x) the number of days in such determination period and
                         (y) the number of distribution dates that would occur
                         in one calendar year;

where "determination period" means the period from and including one calculation date to but excluding the next calculation date and "calculation date" means, in each year, each of those days in the calendar year that are specified herein as being the scheduled distribution dates.

     For any class of securities that bears interest at a LIBOR-based rate, the related interest rate determination dates will be LIBOR Determination Dates, as described under "--LIBOR" below. If the reset rate certificates bear interest at a floating rate, the remarketing agents and in accordance with prevailing market conventions and existing market conditions, will set forth the applicable dates, or intervals between dates, on which the applicable rate of interest will be determined, and the related dates on which such interest rates will be changed during each related accrual period during a reset period, as part of the written notice sent to the reset rate certificateholders on the related remarketing terms determination date and as set forth in the related prospectus supplement.

     LIBOR. The prospectus supplement for a series of certificates will set forth the definition of LIBOR, and how LIBOR will be determined. In most cases, we expect that LIBOR, for any accrual period, will be the London interbank offered rate for deposits in U.S. Dollars for a period equal to one month, which appears on the Dow Jones Market Service Page 3750 as of 11:00 a.m. London time, on the related LIBOR Determination Date. If an applicable rate does not appear on The Dow Jones Market Service Page 3750, the rate for that accrual period will be determined on the basis of the rates at which deposits in U.S. Dollars, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination
Date, to prime banks in the London interbank market by the Reference Banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The remarketing agents, the trustee, the paying agent or another person performing similar functions will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that accrual period will be the arithmetic mean of the quotations. If the Reference
Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions, at approximately 11:00 a.m. New York time, on that
LIBOR Determination Date, for loans in U.S. Dollars to leading European banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. If the Reference Banks are not providing quotations, LIBOR in effect for the applicable accrual period will be LIBOR for the specified maturity in effect for the previous accrual period.

     For this purpose:

     o    "LIBOR Determination Date" means, for each accrual period, the second business day before the beginning of that accrual period unless another day is specified in the related prospectus supplement.

                                       48

     o    "Dow Jones Market Service Page 3750" means the display page so designated on the Dow Jones Market Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

     o    "Reference Banks" means four major banks in the London interbank market selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions.

     For purposes of calculating LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business.

     Commercial Paper Rate. If certificates of any series bear interest based on the commercial paper rate (the "Commercial Paper Rate"), the Commercial Paper
Rate for any relevant interest determination date will be the Bond Equivalent
Yield shown below of the rate for 90-day commercial paper, as published in
H.15(519) prior to 3:00 p.m., New York City time, on that interest determination date under the heading "Commercial Paper--Financial".

     If the commercial paper rate cannot be determined as described above, the following procedures will be observed:

     o    If the rate described above is not published in H.15(519) by 3:00
          p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the commercial paper rate will be the bond equivalent yield of the rate on the relevant interest determination date, for commercial paper having the index maturity specified on the
          Remarketing Terms Determination Date, as published in H.15 Daily
          Update or any other recognized electronic source used for displaying that rate under the heading "Commercial Paper-- Financial". The "Bond
          Equivalent Yield" will be calculated as follows:

                Bond Equivalent Yield =        N x D         x 100
                                        --------------------
                                            360 (D x 90)

     where "D" refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal and "N" refers to 365 or 366, as the case may be.

     o    If the rate described in the prior paragraph cannot be determined, the
          Commercial Paper Rate will remain the commercial paper rate then in effect on that interest determination date.

     o    The Commercial Paper Rate will be subject to a lock-in period of six
          New York City business days.

     CMT Rate. If the reset rate certificates of any series bear interest based on the Treasury constant maturity rate (the "CMT Rate"), the CMT Rate for any relevant interest determination date will be the rate displayed on the applicable Designated CMT Money line Telerate Page shown below by 3:00 p.m., New
York City time, on that interest determination date under the caption "Treasury
Constant Maturities Federal Reserve Board Release H.15...Mondays Approximately
3:45 p.m.," under the column for:

     o    If the Designated CMT Money line Telerate Page is 7051, the rate on that interest determination date; or

     o    If the Designated CMT Money line Telerate Page is 7052, the average for the week, or the month, as specified on the related remarketing terms determination date, ended immediately before the week in which the related interest determination date occurs.

     The following procedures will apply if the CMT Rate cannot be determined as described above:

     o    If the rate described above is not displayed on the relevant page by
          3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from that source at that time on that interest determination date, then the
          CMT Rate will

                                       49

          be the Treasury constant maturity rate having the designated index maturity, as published in H.15(519) or another recognized electronic source for displaying the rate.

     o    If the applicable rate described above is not published in H.15(519)
          or another recognized electronic source for displaying such rate by
          3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the
          Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant interest determination date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the
          Treasury and that the remarketing agents determine to be comparable to the rate formerly displayed on the Designated CMT Money line Telerate
          Page shown above and published in H.15(519).

     o    If the rate described in the prior paragraph cannot be determined, then the CMT Rate will be determined to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant interest determination date reported, according to their written records, by leading primary United States government securities dealers in New
          York City. The remarketing agents, the trustee, the paying agent or another person performing similar functions will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct nonmalleable fixed rate obligations of the United States Treasury ("Treasury Notes") with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

     o    If three Treasury Note quotations of the kind described in the prior paragraph cannot be obtained, the CMT Rate will be determined to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant interest determination date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the remarketing agents, the trustee, the paying agent or another person performing similar functions will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, quotations will be obtained for the Treasury Note with the shorter remaining term to maturity.

     o    If three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant interest determination date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

     o    If fewer than three of the selected leading primary United States government securities dealers selected are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on that interest determination date.

     Federal Funds Rate. If the certificates of any series bear interest based on the federal funds rate (the "Federal Funds Rate"), the Federal Funds Rate for any relevant interest determination date will be the rate for U.S. dollar
Federal funds, as published in H.15(519) for that day opposite the caption
"Federal Funds (Effective)" as that rate is displayed on that interest determination date on Money line Telerate Page 120 under the heading "Federal
Funds Rate". The following procedures will be observed if the Federal Funds Rate cannot be determined as described above:

                                       50

     o    If the rate described above does not appear on Money line Telerate
          Page 120 or is not yet published in H.15(519) by 3:00 p.m., New York
          City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Federal funds rate for the relevant interest determination date will be the rate described above in H.15 Daily
          Update, or any other recognized electronic source used for the purpose of displaying such rate, opposite the heading "Federal Funds
          (Effective)".

     o    If the rate described above does not appear on Money line Telerate
          Page 120 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00
          p.m., New York City time, on that interest determination date, the
          Federal Funds Rate for that interest determination date will be the arithmetic mean of the rates for the last transaction in overnight
          U.S. Dollar Federal funds arranged by three leading brokers of Federal
          Funds transactions in New York City, selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions, on that interest determination date.

     o    If fewer than three of the selected brokers are quoting as described above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on the relevant interest determination date.

     91-day Treasury Bill Rate. If the certificates of any series bear interest at the 91-day Treasury Bill Rate (the "91-day Treasury Bill Rate"), the 91-day
Treasury Bill Rate for any relevant interest determination date will be the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the
United States with a maturity of thirteen weeks ("91-day Treasury Bills") sold at the applicable 91-day Treasury Bill auction, as published in H.15(519) or otherwise or as reported by the U.S. Department of the Treasury.

     In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury
Bill auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills will again be so published or reported or such auction is held, as the case may
be.

     The 91-day Treasury Bill Rate will be subject to a lock-in period of six
New York City business days.

     Prime Rate. If certificates of any series bear interest based on the prime rate (the "Prime Rate"), the Prime Rate for any relevant interest determination date is the prime rate or base lending rate on that date, as published in
H.15(519), prior to 3:00 p.m., New York City time, on that interest determination date under the heading "Bank Prime Loan."

     The following procedures will be observed if the Prime Rate cannot be determined as described above:

     o    If the rate described above is not published in H.15(519) prior to
          3:00 p.m., New York City time, on the relevant interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that interest determination date, as published in H.15
          Daily Update or another recognized electronic source for displaying such rate opposite the caption "Bank Prime Loan."

     o    If the above rate is not published in either H.15(519), H.15 Daily
          Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant interest determination date, then the remarketing agents will determine the
          Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen designated as "USPRIME1" as that bank's prime rate or base lending rate as in effect on that interest determination date.

     o    If fewer than four rates appear on the Reuters Screen USPRIME1 page on the relevant interest determination date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as

                                       51

          of the close of business on that interest determination date by three major banks in New York City selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions.

     o    If the selected banks are not quoting as mentioned above, the Prime
          Rate will remain the prime rate then in effect on that interest determination date.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of
Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any
Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.
Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. If so specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

ADDITIONAL INFORMATION REGARDING RESET RATE CERTIFICATES

     Interest. The applicable interest rate for a class of reset rate certificates will be reset from time to time at an interest rate determined using the procedures described below or as otherwise specified in the related prospectus supplement.

                                       52

     Interest will be payable on the reset rate certificates for each applicable distribution date as set forth in the related prospectus supplement. Interest on a class of reset rate certificates during any reset period:

     o    when they bear a fixed rate of interest will accrue daily and will be computed based on a 30/360 basis;

     o    when they bear a floating rate of interest based on one-month LIBOR will accrue daily and will be computed based on an Actual/360 basis;
          and

     o    when they bear a floating rate of interest based on another index may be computed on a different basis and use a different interval between interest rate determination dates as described under "--Determination of Interest Rates--Day Count Basis; Interest Rate Change Dates;
          Interest Rate Determination Dates" above.

     Except for the initial accrual period or if specified in the related prospectus supplement:

     o    an accrual period during any reset period when any class of reset rate certificates bears interest at a floating rate of interest will generally begin on the last applicable distribution date and end on the day before the next applicable distribution date; and

     o    accrual periods when a class of reset rate certificates bears interest at a fixed rate will generally begin on the first day of the month preceding the month in which the applicable distribution date occurs and end on the last day of that month.

     Principal. Payments of principal will be made to any class of reset rate certificates on each distribution date in the amount and payment priorities as set forth in the related prospectus supplement.

     Reset Periods. During the initial reset period for each class of reset rate certificates, interest will be payable on each distribution date at the interest rates shown in the applicable prospectus supplement. We refer to each initial reset date, together with each date thereafter on which the interest rate on a class of reset rate certificates may be reset, as a "reset date" and each period in between the reset dates as a "reset period". All reset dates will occur on a distribution date or at the beginning of an accrual period, and each reset period will end on the day before a distribution date or at the end of an accrual period, as specified in the related prospectus supplement.

     The applicable interest rate on each class of reset rate certificates will be reset as of each reset date as determined by:

     o    the remarketing agents with respect to the length of the reset period, whether the interest rate is fixed or floating and, if floating, the applicable interest rate index, the day count convention, the interest rate determination dates, the interval between interest rate change dates during each accrual period, and the related all-hold rate, if applicable; and

     o    the remarketing agents with respect to the determination of the fixed rate of interest or spread to the chosen interest rate index, as applicable.

     The remarketing agents, the trustee, the paying agent or another person performing similar functions will be responsible for arranging, on behalf of the trust, any interest rate swaps or other derivative instruments that may be required to hedge any basis risk that results from the rate of interest on the reset rate certificates and for selecting one or more eligible swap counterparties. See "--Floating Rate Mode" and "--Fixed Rate Mode" below. Any such swap or derivative instrument may be entered into upon the initial issuance of the applicable series of certificates or at a later time in connection with the resetting of the interest rate on a class of reset rates certificates, as may be further specified in the related prospectus supplement. The spread for each reset period will be determined in the manner described below under
"--Spread Determination Date."

                                       53

     Each reset period will be no less than three months. If specified in the related prospectus supplement, the applicable distribution dates when holders will receive interest and/or principal payments will be determined by the remarketing agents on the applicable remarketing terms determination date in connection with the establishment of each reset period.

     Absent a failed remarketing, holders that wish to be repaid on a reset date will be able to obtain a 100% repayment of principal by tendering their reset rate certificates pursuant to the remarketing process. See "--Tender of Reset
Rate Certificates; Remarketing Procedures" below.

     Interest on each class of reset rate certificates during each reset period after the initial reset period will accrue and be payable either:

     o    at a floating interest rate, in which case such reset rate certificates are said to be in floating rate mode, or

     o    at a fixed interest rate, in which case such reset rate certificates are said to be in fixed rate mode,

in each case as determined by the remarketing agents and in accordance with the remarketing agreement and the applicable remarketing agency agreement.

     Remarketing Terms Determination Date. The initial reset dates for each class of reset rate certificates will be as set forth in the related prospectus supplement. On or prior to a date set forth in the related prospectus supplement
(not less than eight business days prior to the reset date) that is prior to each reset date, referred to as the "remarketing terms determination date," the remarketing agents will establish some or all of the following terms for the reset rate certificates on or prior to the remarketing terms determination date, which terms will be applicable during the following reset period:

     o    the expected weighted average life of that class of reset rate certificates;

     o    the name and contact information of the remarketing agents;

     o    the next reset date and reset period;

     o    the applicable minimum denomination and additional increments;

     o    if two or more classes of reset rate certificates are successfully remarketed on the same reset date, whether there will be any change in their relative priorities with respect to the right to receive payments of principal;

     o    the interest rate mode, i.e., fixed rate or floating rate;

     o    if in floating rate mode, the applicable interest rate index;

     o    if in floating rate mode, the interval between interest rate change dates;

     o    if in floating rate mode, the applicable interest rate determination date;

     o    if in fixed rate mode, the applicable fixed rate pricing benchmark;

     o    whether there will be a related swap agreement and if so the identities of the eligible swap counterparties from which bids will be solicited;

     o    the applicable interest rate day count convention;

     o    the related all-hold rate, if applicable; and

     o    the principal payment priority of the applicable class, if it will differ from that previously in effect.

                                       54

If specified in the related prospectus supplement, the resetting of an interest rate may require satisfaction of the "rating agency condition," which means the written confirmation or reaffirmation, as the case may be, from each rating agency then rating the securities that any intended action will not result in the downgrading of its then-current rating of any class of securities.

     The remarketing agents will communicate this information by written notice, through DTC, Euroclear Bank, as operator of the Euroclear System, in Europe
("Euroclear") and Clearstream Banking, societe anonyme ("Clearstream"), as applicable, to the holders of the applicable class of reset rate certificates, the trustee and the rating agencies on the related remarketing terms determination date.

     On each remarketing terms determination date, the remarketing agents will establish the related all-hold rate, as described below. In this event, the reset rate certificateholders of that class will be given not less than two business days to choose whether to hold their reset rate certificates by delivering a hold notice to the remarketing agents, in the absence of which their reset rate certificates will be deemed to have been tendered. See
"--Tender of Reset Rate Certificates; Remarketing Procedures" below.

     If applicable, the all-hold rate will be the minimum rate of interest that will be effective for the following reset period. If the rate of interest using the spread or fixed rate of interest established on the spread determination date, defined below, is higher than the all-hold rate, all certificateholders who delivered a hold notice agreeing to be subject to the all-hold rate will be entitled to the higher rate of interest for the following reset period. If 100%
of the certificateholders elect to hold their reset rate certificates for the following reset period, the related reset rate will be the all-hold rate.

     If the remarketing agents are unable to determine the terms set forth above that are required to be established on the applicable remarketing terms determination date, then a failed remarketing will be declared on the related spread determination date, all holders will retain their certificates, the failed remarketing rate as previously determined in accordance with the related prospectus supplement will apply, and a reset period of three months (or such other period specified in the related prospectus supplement) will be established as described under "--Failed Remarketing" below.

     Spread Determination Date. On a date set forth in the related prospectus supplement that is prior to the related reset date (not less than three business days prior to the reset date), which we refer to as the "spread determination date", the remarketing agents will set the applicable spread above or below the applicable index, with respect to reset rate certificates that will be in floating rate mode during the next reset period, or applicable fixed rate of interest, with respect to reset rate certificates that will be in fixed rate mode during the next reset period, in either case, at a rate that, in the opinion of the remarketing agents, will enable all of the tendered reset rate certificates to be remarketed by the remarketing agents at 100% of the principal balance of that class of reset rate certificates. Also, if applicable, the remarketing agents, the trustee, the paying agent or another person performing similar functions may select from the bids received from the eligible swap counterparty or counterparties, with which the trust will enter into swap agreements to hedge basis risk for the next related reset period. If required for the immediately following reset period, on or before the related spread determination date the remarketing agents, the trustee, the paying agent or another person performing similar functions will arrange for new or additional securities identification codes to be obtained.

     In addition, on each spread determination date, the remarketing agents will send a written notice to DTC, Euroclear and Clearstream, as applicable, with instructions to distribute such notice to its related participants in accordance with DTC's, Euroclear's and Clearstream's respective procedures, the trustee, any applicable exchange then listing the applicable securities, and the rating agencies setting forth the applicable spread or fixed rate of interest, as the case may be, and, if applicable, the identity of any new swap counterparty or counterparties, including the fixed rate or floating rate (or rates) of interest to be due to each such swap counterparty on each distribution date during the upcoming reset period as well as the failed remarketing rate, if applicable.

                                       55

     Timeline: The following chart shows an example of a timeline of the remarketing process:

           TIMING                                    EVENT
           ------                                    -----

                               -------------------------------------------------
 THIRTY TO FIFTEEN CALENDAR    (Trustee to provide notices to clearing agencies
       DAYS PRIOR TO              specifying the identity of the remarketing
     REMARKETING TERMS                              agents)
     DETERMINATION DATE        -------------------------------------------------
                                                      |
                                                      |
                                                     \|/
                               -------------------------------------------------
AT LEAST EIGHT BUSINESS DAYS         REMARKETING TERMS DETERMINATION DATE
     PRIOR TO RESET DATE       (Notices sent to reset rate certificateholders
                               stating the new terms of the reset rate notes,
                                   including the related all-hold rate, if
                                                 applicable)
                               -------------------------------------------------
                                                      |
                                                      |
                                                     \|/
                               -------------------------------------------------
      SIX BUSINESS DAYS                           NOTICE DATE
     PRIOR TO RESET DATE               (Hold notices due from reset rate
                                certificateholders, if applicable, or they are
                                deemed to have tendered their reset rate notes;
                                  remarketing agents determine the amount of
                                remarketed reset rate notes available for sale)
                               -------------------------------------------------
                                                      |
                                                      |
                                                     \|/
                               -------------------------------------------------
  THREE BUSINESS DAYS PRIOR                SPREAD DETERMINATION DATE
        TO RESET DATE          (Based on market conditions, the spread or fixed
                               rate is determined by remarketing agents for the
                                 next reset period or a failed remarketing is
                                declared, identity of any swap counterparty (or
                                counterparties) is determined; and the related
                               failed remarketing rate for the next reset period
                                              will be determined)
                               -------------------------------------------------
                                                      |
                                                      |
                                                     \|/
                               -------------------------------------------------
         RESET DATE                                RESET DATE
                                    (New terms of the remarketed reset rate
                               certificates become effective; any swap agreement
                               for previous reset period may terminate; any new
                                 swap agreement for next reset period becomes
                                       effective; payments to tendering
                                              certificateholders)
                               -------------------------------------------------

     The times shown in these timelines are estimates. The actual timing of these events will be specified in the related prospectus supplement.

     Failed Remarketing. There will be a failed remarketing if:

     o    the remarketing agents cannot determine the applicable required reset terms (other than the related spread or fixed rate) on the related remarketing terms determination date;

     o    the remarketing agents cannot establish the required spread or fixed rate on the related spread determination date;

     o    either sufficient committed purchasers cannot be obtained for all tendered reset rate certificates at the spread or fixed rate set by the remarketing agents, or any committed purchasers default on their purchase obligations (and the remarketing agents choose not to purchase those reset rate certificates themselves);

     o    one or more interest rate swap agreements satisfying all required criteria cannot be obtained, if applicable as described under
          "--Floating Rate Mode" and "--Fixed Rate Mode" below;

     o    certain conditions specified in the related remarketing agreement are not satisfied; or

     o    any rating agency then rating the securities has not confirmed or upgraded its then-current ratings of any class of securities, if such confirmation is required.

                                       56

     In the event a failed remarketing is declared with respect to a class of reset rate certificates:

     o    all holders of that class will retain their reset rate certificates;

     o    the related interest rate will be reset to a failed remarketing rate specified in the related prospectus supplement;

     o    the related reset period may be three months (or such other longer period specified in the related prospectus supplement); and

     o    any existing swap agreement may be terminated and/or amended in accordance with its terms, or a new swap agreement entered into, if so specified in the related prospectus supplement.

     If there is a failed remarketing of a class of reset rate certificates, however, the related holders of that class will not be permitted to exercise any remedies as a result of the failure of their class of reset rate certificates to be remarketed on the related reset date.

     Floating Rate Mode. If a class of reset rate certificates is to be reset to bear a floating rate of interest, then, during the corresponding reset period, it will bear interest at a per annum rate equal to the applicable interest rate index, plus or minus the applicable spread, as determined on the relevant spread determination date.

     In addition, if the remarketing agents determine that it would be in the best interest of the trust based on then-current market conditions during any reset period when a class of reset rate certificates bears a floating rate of interest, or if otherwise required to satisfy the rating agency condition, the trust may, as specified in the related prospectus supplement, enter into one or more swap agreements with eligible swap counterparties for the next reset period to hedge some or all of the basis risk. If specified in the related prospectus supplement, these swap agreements may be entered into at the time the reset rate certificates are initially issued. In exchange for providing payments to the trust at the applicable interest rate index plus the related spread, each swap counterparty will be entitled to receive on each distribution date a payment from the trust in an amount specified in the related prospectus supplement. If applicable, the remarketing agents in determining the swap counterparty or counterparties to any swap agreements, will solicit bids regarding the interest rate and other terms from at least three eligible swap counterparties and will select the lowest of these bids to provide the swap agreements. If the lowest bidder specifies a notional amount that is less than the outstanding principal balance of the related class of reset rate certificates, the remarketing agents may select more than one eligible swap counterparty, but only to the extent that such additional eligible swap counterparties have provided the next lowest received bid or bids, and enter into more than one swap agreement to fully hedge the then outstanding principal balance of the related class of reset rate certificates. On or before the spread determination date, the remarketing agents will select the swap counterparty or counterparties.

     Fixed Rate Mode. If a class of reset rate certificates is to be reset to bear a fixed rate of interest, then the applicable fixed rate of interest for the corresponding reset period will be determined on the spread determination date by adding:

     o    the applicable spread as determined by the remarketing agents on the spread determination date; and

     o    the yield to maturity on the spread determination date of the applicable fixed rate pricing benchmark, selected by the remarketing agents, as having an expected weighted average life based on a scheduled maturity at the next reset date, which would be used in accordance with customary financial practice in pricing new issues of asset-backed securities of comparable average life, provided, that the remarketing agents shall establish such fixed rate equal to the rate that, in the opinion of the remarketing agents, will enable all of the tendered reset rate certificates to be remarketed by the remarketing agents at 100% of their outstanding principal balance. However, such fixed rate of interest will in no event be lower than the related all-hold rate, if applicable.

                                       57

     If so specified in the related prospectus supplement, such interest will be payable on each distribution date at the applicable fixed rate of interest, as determined on the spread determination date, during the relevant reset period.

     In addition, if a class of reset rate certificates is to be remarketed to bear interest at a fixed rate, the trust may, if so specified in the prospectus supplement, enter into one or more interest rate swap agreements with eligible swap counterparties on the related reset date, as applicable, to facilitate the trust's ability to pay interest at a fixed rate. If specified in the related prospectus supplement these swap agreements may be entered into at the time the reset rate certificates are initially issued.

Each such swap agreement will generally terminate on the earliest to occur of:

     o    the next succeeding reset date;

     o    the distribution date on which the outstanding principal balance of the related class of reset rate certificates is reduced to zero, including as the result of the optional purchase of the remaining mortgage loans by the related servicer or an auction of the mortgage loans by the related trustee; or

     o    if applicable, the maturity date of the related class of reset rate certificates.

Each swap agreement may be required to satisfy the rating agency condition if so specified in the related prospectus supplement. The remarketing agents generally will use procedures similar to those set forth above under "--Floating Rate
Mode" in the selection of the related swap counterparties and the establishment of the applicable spread.

     Tender of Reset Rate Certificates; Remarketing Procedures. A remarketing agreement will be entered into for the remarketing of the reset rate certificates between the Depositor, or another person specified in the related prospectus supplement, and the remarketing agents named in that agreement. A remarketing agent may resign at any time provided that the resignation does not occur within a specified time period prior to a remarketing terms determination date. The Depositor or another person specified in the related prospectus supplement may appoint a successor remarketing agent upon the resignation of any remarketing agent.

     Prior to any remarketing terms determination date, the remarketing agents, the trustee, the paying agent or another person performing similar functions will:

     o    inform DTC, Euroclear and Clearstream, as applicable, of the identities of the applicable remarketing agents and that such class of securities is subject to automatic tender on the reset date unless a holder elects not to tender its particular reset rate certificates,
          and

     o    request that DTC, Euroclear and Clearstream, as applicable, notify its participants of the contents of the notice given to DTC, Euroclear and
          Clearstream, as applicable, the notices to be given on the remarketing terms determination date and the spread determination date, and the procedures that must be followed if any beneficial owner of a reset rate certificate wishes to retain the reset rate certificate, each as described below.

This will be the only required notice given to holders prior to a remarketing terms determination date and with respect to the procedures for electing not to tender a class of reset rate certificates. If DTC, Euroclear and Clearstream, as applicable, or its respective nominee is no longer the holder of record of the related class of reset rate certificates, the remarketing agents, the trustee, the paying agent or another person performing similar functions will establish procedures for the delivery of any such notice to the related certificateholders.

     On the reset date that commences each reset period, each reset rate certificate will be automatically tendered, or deemed tendered, to the relevant remarketing agent for remarketing by such remarketing agent on the reset date at
100% of its outstanding principal balance, unless the holder, by delivery of a

                                       58

hold notice, if applicable, elects not to tender its reset rate certificate. If the related class of reset rate certificates are held in book-entry form, 100%
of the outstanding principal balance of such class will be paid in accordance with the standard procedures of DTC, which currently provide for payments in same-day funds or procedures of Euroclear and Clearstream which, due to time zone differences, will be required to provide for payment of principal and interest due on the related distribution date approximately two business days following the reset date, and, with respect to each reset date, other than for any reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing, additional interest at the applicable interest rate from and including the related reset date to, but excluding, the second business day following such reset date. Beneficial owners that tender their reset rate certificates through a broker, dealer, commercial bank, trust company or other institution may be required to pay fees or commissions to such institution.

     If applicable, the hold notice must be received by a remarketing agent during the period commencing on the remarketing terms determination date and ending on the notice date. To ensure that a hold notice is received on a particular day, the beneficial owner must direct its broker or other designated direct or indirect participant to give the hold notice before the broker's cut-off time for accepting instructions for that day. Different firms may have different cutoff times for accepting instructions from their customers.
Accordingly, beneficial owners should consult the brokers or other direct or indirect participants through which they own their interests in the reset rate certificates for the cut-off times for those brokers or participants. A delivered hold notice will be irrevocable. If a hold notice is not timely received for any reason by a remarketing agent on the notice date, the beneficial owner of a class of reset rate certificates will be deemed to have elected to tender such security for remarketing by the relevant remarketing agent. All of the reset rate certificates of the applicable class, whether or not tendered, will bear interest upon the same terms.

     The remarketing agents will attempt, on a reasonable efforts basis, to remarket the tendered reset rate certificates at a price equal to 100% of the aggregate principal balance so tendered. We cannot assure you that the remarketing agents will be able to remarket the entire principal balance of the reset rate certificates tendered in a remarketing. The obligations of the remarketing agents will be subject to conditions and termination events customary in transactions of this type, which may include conditions that all of the securities subject to remarketing in fact were not called, none of the securities have been downgraded or put under review by the applicable rating agencies, no events of default with respect to the securities have occurred, and no material adverse change in the trust's financial condition has occurred between the remarketing terms determination date and the reset date. If the remarketing agents are unable to remarket some or all of the tendered reset rate certificates and, in their sole discretion, elect not to purchase those reset rate certificates, then the remarketing agents will declare a failed remarketing, all holders will retain their securities, the related reset period will be fixed at three months (or such other period specified in the related prospectus supplement), and the related interest rate will be set at the applicable failed remarketing rate.

     No certificateholder or beneficial owner of any reset rate certificate will have any rights or claims against any remarketing agent as a result of the remarketing agent's not purchasing that reset rate certificate. The remarketing agents will have the option, but not the obligation, to purchase any reset rate certificates tendered that they are not able to remarket.

     Each of the remarketing agents, in its individual or any other capacity, may buy, sell, hold and deal in the reset rate certificates. Any remarketing agent may exercise any vote or join in any action which any beneficial owner of the reset rate certificates may be entitled to exercise or take with like effect as if it did not act in any capacity under the remarketing agency agreement. Any remarketing agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the trust, the depositor, the master servicer or the special servicer as freely as if it did not act in any capacity under the remarketing agency agreement.

     Each of the remarketing agents will be entitled to receive a fee, and be reimbursed for certain of its out-of-pocket expenses, from amounts on deposit in the related remarketing fee account in connection with their services rendered for each reset date, which may be funded, in whole or in part, by the excess interest on the applicable class of reset rate certificates, paid by the applicable swap counterparty or

                                       59

funded in another manner specified in the related prospectus supplement. The remarketing agents may, if so provided in the related prospectus supplement, be entitled to reimbursement from the trust if there are insufficient available funds on the related distribution date, for certain expenses associated with each remarketing.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among the classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those
Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

     If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as described in the prospectus supplement.

                                       60

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that will set forth, among other things, in each case to the extent applicable:

     o    the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o    the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o    the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and
          (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o    the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

     o    if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

     o    if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a
          certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     o    information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

     o    if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

     o    if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     o    the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued
          Certificate Interest has been added to that balance;

                                       61

     o    if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

     o    the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

     o    if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

     o    to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

     The prospectus supplement for each series of certificates may describe variations or additions to the type of information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the "Code"), as are from time to time in force. See, however,
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates" in this prospectus.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any
Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment" in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default," and "--Resignation and Removal of
the Trustee" in this prospectus.

TERMINATION

     The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

     o    the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

                                       62

     o    the payment to the certificateholders of the series of all amounts required to be paid to them.

     Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking
Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations
("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with
DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the
American Stock Exchange, Inc. and the National Association of Securities
Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect
Participants").

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry
Certificates on DTC's records.

     The ownership interest of each actual purchaser of a Book-Entry Certificate
(a "Certificate Owner") is in turn to be recorded on the Direct and Indirect
Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate
Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry
Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the
Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct
Participants and Indirect Participants to Certificate

                                       63

Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that Participant (and not of
DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

     Generally, with respect to Book-Entry Certificates, the only certificateholder of record will be the nominee of DTC, and the Certificate
Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The
Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more
Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a
Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     If so specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to
Certificate Owners or their nominees, rather than to DTC or its nominee, only if

     o    the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

     o    the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from
          DTC, the Participants holding beneficial interests in the Book-Entry
          Certificates agree to initiate such termination.

     Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of
Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

     Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or
Euroclear Participants, on the other, will be effected in DTC in accordance with
DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as

                                       64

the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to
a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or
Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the offered certificates from the Trustee through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the
Trustee to Cede & Co., as nominee of DTC. DTC will forward those payments to its
Participants, which thereafter will forward them to Indirect Participants or beneficial owners of offered certificates. Except as otherwise provided under
"Description of the Certificates--Reports to Certificateholders; Certain
Available Information" in the related prospectus supplement, Certificate Owners will not be recognized by the Trustee, the Special Servicer or the Master
Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and
Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book entry transfers of the offered certificates among Participants and to receive and transmit distributions of principal of, and interest on, the offered certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the offered certificates similarly are required to make book entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the offered certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the offered certificates.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of
Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the
Certificates, may be limited due to the lack of a physical certificate for the
Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an offered certificate under the Pooling and Servicing
Agreement only at the direction of one or more Participants to whose accounts with DTC the offered certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the
related operating procedures of Euroclear and applicable Belgian law
(collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in
Euroclear.

     Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and

                                       65

Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued
at any time.

                      DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a
Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling
Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the
Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling
Agreement may own certificates.

     A form of a Pooling Agreement has been filed as an exhibit to the
Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling
Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related
Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase Commercial Mortgage
Securities Corp., 270 Park Avenue, New York, New York 10017, Attention:
President.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and any interest rate or currency swap or interest rate cap, floor or collar contracts to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will generally include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. The related Pooling Agreement will generally require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records. In the event a particular Pooling Agreement differs with respect to the mortgage file delivery requirements for a particular series, the terms will be described in the related prospectus supplement.

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     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Generally, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, the
Mortgage Asset Seller will generally be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. A Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will generally have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement.
This repurchase or substitution obligation will generally constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the
Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then the Mortgage Asset Seller will generally not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy. In the event a particular Pooling
Agreement differs with respect to the above requirements for a particular series, the terms will be described in the related prospectus supplement.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     The Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the
"Warranting Party") covering, by way of example:

     o    the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

     o    the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related
          Mortgage;

     o    the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

     o    the payment status of the mortgage loan.

     A brief summary of additional representations and warranties that are applicable to a particular series will be described in the prospectus supplement. It is expected that in most cases the Warranting Party will be the
Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the
Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

     Each Pooling Agreement will generally provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the

                                       67

date on which it was notified of the breach, then it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the
Depositor nor the master servicer, in either case unless it is the Warranting
Party, will be obligated to purchase or replace a mortgage loan if a Warranting
Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

     1.   the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

     2.   applicable law, and

     3.   the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

     The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling
Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis;
managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to those mortgage loans. The master servicer will generally be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that the master servicer will generally remain obligated under the related
Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will generally provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the

                                       68

master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

     Generally, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate
Account" and "--Servicing Compensation and Payment of Expenses" in this prospectus.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series
("Permitted Investments"). Any interest or other income earned on funds in a certificate account will generally be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or
Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

     Deposits. A master servicer, trustee or special servicer will generally be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

     1.   all payments on account of principal, including principal prepayments, on the mortgage loans;

     2.   all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

     3.   all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration

                                       69

          of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation
          Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

     4.   any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

     5.   any advances made as described under "Description of the
          Certificates--Advances in Respect of Delinquencies" in this prospectus;

     6.   any amounts paid under any Cash Flow Agreement, as described under
          "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

     7.   all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage
          Asset Seller or any other specified person as described under
          "--Assignment of Mortgage Loans; Repurchases" and "--Representations
          and Warranties; Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under
          "--Realization Upon Defaulted Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under
          "Description of the Certificates--Termination" in this prospectus (all of the foregoing, also "Liquidation Proceeds");

     8.   any amounts paid by the master servicer to cover Prepayment Interest
          Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses" in this prospectus;

     9.   to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

     10.  all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" in this prospectus;

     11.  any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

     12.  any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

     Withdrawals. A master servicer, trustee or special servicer may generally make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1.   to make distributions to the certificateholders on each distribution date;

     2.   to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

     3.   to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--

                                       70

          Advances in Respect of Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

     4.   to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent
          Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

     5.   to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4)
          above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise
          distributable on one or more classes of Subordinate Certificates of the related series;

     6.   if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

     7.   if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

     8.   to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the
          Master Servicer and the Depositor" in this prospectus;

     9.   if described in the related prospectus supplement, to pay the fees of trustee;

     10.  to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters
          Regarding the Trustee" in this prospectus;

     11.  if described in the related prospectus supplement, to pay the fees of any provider of credit support;

     12.  if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

     13.  to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

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     14.  to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any
          Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

     15.  if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal Income Tax
          Consequences--Federal Income Tax Consequences for REMIC
          Certificates--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;

     16.  to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

     17.  to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of
          certificateholders;

     18.  to make any other withdrawals permitted by the related Pooling
          Agreement and described in the related prospectus supplement; and

     19.  to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard. For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose
(or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans"
in this prospectus.

     The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan. Such remedies include instituting foreclosure proceedings, exercising

                                       72

any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

HAZARD INSURANCE POLICIES

     Each Pooling Agreement will generally require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. The coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account. The
Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property.
The master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard.
The master servicer will generally be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a
Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale
and Due-on-Encumbrance" in this prospectus.

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SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     A master servicer's primary servicing compensation with respect to a series of certificates generally will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. As additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and
Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.

EVIDENCE AS TO COMPLIANCE

     The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the related Pooling Agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the related Pooling Agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the related Pooling Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

     In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and any interest rate or currency swap or interest rate cap, floor or collar contracts comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR
229.1122) that contains the following:

     (a)  a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

     (b)  a statement that the party used the criteria in Item 1122(d) of
          Regulation AB to assess compliance with the applicable servicing criteria;

     (c)  the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party;
          and

     (d)  a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

                                       74

     Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

     Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement. For example, the
Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met. In addition, the
Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. The Pooling Agreement may also provide that the master servicer, the
Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. In addition, the
Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the Pooling
Agreement.

EVENTS OF DEFAULT

     Each prospectus supplement will describe the events which will trigger a default (each an "Event of Default"). For example, the related prospectus supplement may provide that a default will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related
Pooling Agreement.

     The related prospectus supplement will describe the remedies available if an Event of Default occurs with respect to the master servicer under a Pooling
Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling
Agreement.

AMENDMENT

     Each Pooling Agreement generally may be amended, without the consent of any of the holders of the related series of certificates for those purposes described in the related prospectus supplement, which, among others, may include:

     1.   to cure any ambiguity,

     2.   to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

     3.   to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions, or

     4.   to comply with any requirements imposed by the Code;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely

                                       75

affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

     Each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than the percentage specified in the related prospectus supplement of the voting rights for that series allocated to the affected classes, for any purpose. The related prospectus supplement may provide that these types of amendments may not:

     1.   reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

     2.   adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class, or

     3.   modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     Generally, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Generally, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling
Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer.
If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

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CERTAIN MATTERS REGARDING THE TRUSTEE

     As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     The trustee for each series of certificates will generally be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related
Pooling Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

     The trustee for each series of certificates will generally be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the
Depositor, the servicer, the special servicer and to all certificateholders.
Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets.
Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing.
If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

     The credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not

                                       77

covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

     o    the nature and amount of coverage under the credit support,

     o    any conditions to payment under the credit support not otherwise described in this prospectus,

     o    any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

     o    the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

     o    a brief description of its principal business activities;

     o    its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

     o    if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

     o    its total assets, and its stockholders' equity or policyholders'
          surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover
          Losses" in this prospectus.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. A copy of

                                       78

that instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates may be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement
(the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form
8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the
Current Report on Form 8-K to be filed with the Securities and Exchange
Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

     Amounts deposited in any reserve fund will generally be invested in short-term debt obligations. Any reinvestment income or other gain from those investments will generally be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund.

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CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties.
Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust
Funds--Mortgage Loans" in this prospectus.

GENERAL

     Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender.
In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made.
Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note. A deed to secure debt typically has two parties. The grantor (the borrower)
conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as

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landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the revenue. In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default. See "--Bankruptcy Laws"
below.

PERSONALTY

     In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions. United
States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.

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These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.
A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the
United States Court of Appeals for the Fifth Circuit in Durrett v. Washington
National Insurance Company and other decisions that have followed its reasoning.
The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration," which is "reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme
Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender.
Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example,

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the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property.
Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property.
Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require

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the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.
Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a
"mortgageable" ground lease.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the
Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Generally. The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified. In addition under certain circumstances, the outstanding amount of the loan secured by the real property

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may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension
(or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition.
If this is done the full amount due under the original loan may never be repaid.

     The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy
Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan.
In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for

                                       85

lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the Borrowers May Be Partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the
Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal
(assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy
Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of

                                       86

the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property.
However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended
(also known as "CERCLA") and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

     o    may pose an imminent or substantial endangerment to human health or welfare or the environment,

     o    may result in a release or threatened release of any hazardous material, or

     o    may give rise to any environmental claim or demand,

     o    may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial, treatment, storage or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

     The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

     Excluded from CERCLA's definition of "owner or operator" is any person
"who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an "owner or operator"
under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

     Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders

                                       87

under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on
"generators" or "transporters" of hazardous substances.

     Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets.
Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of this kind of loss, the related Pooling
Agreement may provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Compliance would be complicated and may entail substantial expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and
"due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related
Mortgaged Property. The Garn-St Germain Depository Institutions Act of 1982 (the
"Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses by providing, among other things, that "due-on-sale" clauses in certain loans are enforceable within certain limitations as set forth in the
Garn Act. Therefore, subject to those limitations, a master servicer may have the right

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to accelerate the maturity of a mortgage loan that contains a
"due-on-sale" provision upon transfer of an interest in the property, whether or not the master servicer can demonstrate that the transfer threatens its security interest in the property.

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid.
In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar
Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest.

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A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"),
a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of that borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service or the National Oceanic and
Atmospheric Administration assigned to duty with the military. Because the
Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.
Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

     1.   hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     2.   the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

     In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 (the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may

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also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools
Required to Intercept and Obstruct Terrorism Act of 2001, also known as the USA
Patriot Act, and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such defense will be successful.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. No rulings have been or will be sought from the Internal Revenue Service (the
"IRS") with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reflects the applicable provisions of the Code as well as regulations (the
"REMIC Regulations") promulgated by the U.S. Department of Treasury (the
"Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the
Retained Interest. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election is made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of
"Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool.

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Qualification as a REMIC requires ongoing compliance with certain conditions.
With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft
LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

     1.   the making of an election,

     2.   compliance with the Pooling Agreement and any other governing documents and

     3.   compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code, each REMIC
          Pool will qualify as a REMIC.

     In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual
Certificates will be considered to be "residual interests" in the REMIC Pool.
The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See
"--Federal Income Tax Consequences for Certificates as to Which No REMIC
Election Is Made" below.

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of
Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of
Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section
7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC
Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to
Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. Mortgage Loans held by the REMIC Pool that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. For purposes of Code Section
856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will be
"qualified mortgages" for another REMIC for purposes of Code Section 860G(a)(3).
REMIC Certificates held by a regulated investment company will not constitute
"Government Securities" within the meaning of Code Section 851(b)(3)(A)(i).
REMIC Certificates held by certain financial institutions will constitute an
"evidence of indebtedness" within the meaning of Code Section 582(c)(1).

QUALIFICATION AS A REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the
Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and
"permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An

                                       92

entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See
"--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of
Residual Certificates--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day.
Qualified mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another
REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv)
loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

     1.   the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day
          (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

     2.   substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

     If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter. A "defective obligation" includes

     o    a mortgage in default or as to which default is reasonably foreseeable,

     o    mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

     o    a mortgage that was fraudulently procured by the mortgagor, and

     o    a mortgage that was not in fact principally secured by real property
          (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the
Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool.
A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund
(limited to not more than 50% of the REMIC Pool's initial assets) may be used to

                                       93

provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced
"promptly and appropriately" to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the
IRS.

     In addition to the foregoing requirements, the various interests in a REMIC
Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or
(2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC
Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC
Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the
Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury
Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

     General.

     A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the
Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual

                                       94

method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

     Original Issue Discount.

     Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount"
within the meaning of Code Section 1273(a). Holders of any class of Regular
Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on Treasury regulations (the
"OID Regulations") under Code Sections 1271 through 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations.
Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions.
A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot
("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular
Certificateholder's income. The total amount of original issue discount on a
Regular Certificate is the excess of the "stated redemption price at maturity"
of the Regular Certificate over its "issue price." The issue price of a class of
Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a
Regular Certificate, it is possible that no interest on any class of Regular
Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular
Certificates as qualified stated interest. Distributions of interest on an
Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular
Certificates. Likewise, we intend to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular
Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated
redemption price at maturity.

                                       95

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular
Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the
Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the
"Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement.
Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the
Regular Certificate is held as a capital asset. However, under the OID
Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All Interest Under the Constant
Yield Method" below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period.
With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference
Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

     1.   the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated
          redemption price at maturity and (b) the distributions made on the
          Regular Certificate during the accrual period that are included in the
          Regular Certificate's stated redemption price at maturity, over

     2.   the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     1.   the yield to maturity of the Regular Certificate at the issue date,

     2.   events (including actual prepayments) that have occurred prior to the end of the accrual period, and

     3.   the Prepayment Assumption.

     For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular
Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

                                       96

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular
Certificates as a result of prepayments on the mortgage loans that exceed the
Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of
Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

     In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the
OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

     The Treasury proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the Regular
Certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.
The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

     Acquisition Premium.

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated
redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to Treat
All Interest Under the Constant Yield Method" below.

     Variable Rate Regular Certificates.

     Regular Certificates may provide for interest based on a variable rate.
Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

     1.   the issue price does not exceed the original principal balance by more than a specified amount, and

     2.   the interest compounds or is payable at least annually at current values of

                                       97

          (a)  one or more "qualified floating rates,"

          (b)  a single fixed rate and one or more qualified floating rates,

          (c)  a single "objective rate," or

          (d)  a single fixed rate and a single objective rate that is a
               "qualified inverse floating rate."

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the depositor or a related party or
(2) unique to the circumstances of the depositor or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID
Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly
"front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, if so indicated in the related prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Generally, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as

                                       98

having qualified stated interest, except to the extent that initial "teaser"
rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs.
Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

     Deferred Interest.

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

     Market Discount.

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (exclusive of accrued qualified stated
interest) (1) is exceeded by the then-current principal amount of the Regular
Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular
Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption.
The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular
Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated
redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method"
below regarding an alternative manner in which that election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated
redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase. It appears

                                       99

that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium.

     A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset"
within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference
Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under
"--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method.

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.
For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

     Sale or Exchange of Regular Certificates.

     If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and your adjusted basis in the Regular
Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a
Regular Certificate realized by an investor who holds the

                                      100

Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income as follows:

     1.   if a Regular Certificate is held as part of a "conversion transaction"
          as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable
          Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

     2.   in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

     3.   to the extent that the gain does not exceed the excess, if any, of (a)
          the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

     In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Treatment of Losses.

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of
Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular
Certificates becoming wholly or partially worthless, and, in general, holders of
Regular Certificates that are not corporations and do not hold the Regular
Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those
Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The
IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount.
This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class.

                                      101

You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular
Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income.

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual
Certificateholders in proportion to their respective holdings of Residual
Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

     1.   the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

     2.   all bad loans will be deductible as business bad debts, and

     3.   the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular
Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2)
the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular
Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the
Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later

                                      102

classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular
Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on
Offset or Exemption of REMIC Income." The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual
Certificateholder's after-tax rate of return.

     Basis and Losses.

     The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual
Certificateholder as to whom that loss was disallowed and may be used by that
Residual Certificateholder only to offset any income generated by the same REMIC
Pool.

     You will not be permitted to amortize directly the cost of your Residual
Certificate as an offset to its share of the taxable income of the related REMIC
Pool. However, that taxable income will not include cash received by the REMIC
Pool that represents a recovery of the REMIC Pool's basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under "--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the
Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the
REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

     Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder.

                                      103

The REMIC Regulations currently in effect do not so provide. See "--Treatment of
Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual
Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

     Treatment of Certain Items of REMIC Income and Expense.

     Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium on the
Regular Certificates will be determined in the same manner as original issue discount income on Regular Certificates as described under "--Taxation of
Regular Certificates--Original Issue Discount" and "--Variable Rate Regular
Certificates," without regard to the de minimis rule described in that section, and "--Premium" above.

     Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under "--Taxation of Regular Certificates--Deferred Interest" above.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool.
The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the closing date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of Regular Certificates--Market Discount" above.

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are
REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the borrowers with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the
IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

                                      104

     Limitations on Offset or Exemption of REMIC Income.

     A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable
Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by
(2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual
Certificate at the beginning of a quarter is the issue price of the Residual
Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes and all such taxable income will be so treated if the adjusted price of the Residual
Certificate is zero.

     The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on
Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign
Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion
(allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual
Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year.
Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Tax-Related Restrictions on Transfer of Residual Certificates.

     Disqualified Organizations. If any legal or beneficial interest in a
Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that
Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the
Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a
Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the

                                      105

residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a
Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

     For these purposes:

     1.   "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization
          (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code
          Section 511,

     2.   "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis.
          Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity,
          and

     3.   an "electing large partnership" means any partnership having more than
          100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual
Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each
Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions.
Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the
Depositor or the trustee may charge a fee for computing and providing that information.

                                      106

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the
REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a
Residual Certificateholder who is not a U.S. Person, as defined under "--Foreign
Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations" above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (3) the transferee represents to the transferor that it will not cause income from the
Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the "formula test" or the "assets test," (each described below) is satisfied. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual
Certificate to certify to the matters in clauses (1), (2) and (3) of the preceding sentence as part of the affidavit described under the heading
"--Disqualified Organizations" above. The transferor must have no actual knowledge or reason to know that those statements are false.

     The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of

     (i)  the present value of any consideration given to the transferee to acquire the interest;

     (ii) the present value of the expected future distributions on the interest; and

    (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently
35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

     The assets test is satisfied if (i) the transferee must be a domestic "C"
corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer

                                      107

must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Foreign Investors. The REMIC Regulations provide that the transfer of a
Residual Certificate that has "tax avoidance potential" to a "foreign person"
will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificates back to a U.S.
Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     Unless otherwise stated in the related prospectus supplement, a Residual
Certificate may not be purchased by or transferred to any person that is not a
U.S. Person. The term "U.S. Person" means a citizen or resident of the United
States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     In addition, under temporary and final Treasury regulations, effective
August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Pooling Agreement will prohibit transfer of a
Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S.
corporation) is (or is permitted to be under the related partnership agreement)
a non-U.S. Person.

     Sale or Exchange of a Residual Certificate.

     Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--Basis and Losses" above, in the Residual
Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to you from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you will have an adjusted basis in the Residual Certificates remaining when your interest in the REMIC Pool terminates, and if you hold the
Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at
120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment

                                      108

income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

     Mark to Market Regulations.

     The Treasury has issued regulations, the "Mark to Market Regulations,"
under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market
Regulations provide that, for purposes of this mark-to-market requirement, a
Residual Certificate is not treated as a security and thus may not be marked to market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions.

       Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

     1.   the disposition of a qualified mortgage other than for:

          (a) substitution within two years of the Startup Day for a defective
          (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup
          Day,

          (b) foreclosure, default or imminent default of a qualified mortgage,

          (c) bankruptcy or insolvency of the REMIC Pool, or

          (d) a qualified (complete) liquidation,

     2.   the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

     3.   the receipt of compensation for services or

     4.   the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) it is not a prohibited transaction to sell
REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or

                                      109

due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day.

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.
Exceptions are provided for cash contributions to the REMIC Pool:

     1.   during the three months following the Startup Day,

     2.   made to a qualified reserve fund by a Residual Certificateholder,

     3.   in the nature of a guarantee,

     4.   made to facilitate a qualified liquidation or clean-up call, and

     5.   as otherwise permitted in Treasury regulations yet to be issued.

     Net Income from Foreclosure Property.

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension.
Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, if so disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims)
to holders of Regular Certificates and Residual Certificateholders within the
90-day period.

ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form
1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return.
The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual
Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as
"tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual

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Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section
67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitations on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular
Certificates, as well as holders of Residual Certificates, where those Regular
Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular
Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation,
REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual
Certificates. If so indicated in the related prospectus supplement, all those expenses will be allocable to the Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

     Regular Certificates.

     Interest, including original issue discount, distributable to Regular
Certificateholders who are non-resident aliens, foreign corporations, or other
Non-U.S. Persons (as defined below), will be considered "portfolio interest"
and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder"
within the meaning of Code Section 871(h)(3)(B) of, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possible one or more borrowers) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code
Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. The appropriate documentation includes Form W-8BEN if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular
Certificate being effectively connected to a United States trade or business;
Form W-8BEN or Form W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is

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classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the
Non-U.S. Person is a partnership. An intermediary (other than a partnership)
must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section
1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A
"qualified intermediary" is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

     If that statement, or any other required statement, is not provided, 30%
withholding will apply unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United
States by the Non-U.S. Person. In that latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment
Premiums distributable to Regular Certificateholders who are Non-U.S. Persons
may be subject to 30% United States withholding tax. Investors who are Non-U.S.
Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person"
means any person who is not a U.S. Person.

     Residual Certificates.

     The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to
Residual Certificateholders may qualify as "portfolio interest," subject to the conditions described in "--Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying certain MBS)
were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in
"registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a
Residual Certificateholder will not be entitled to any exemption from the 30%
withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of
Residual Certificates--Limitations on Offset or Exemption of REMIC Income"
above. If the amounts paid to Residual Certificateholders who are Non-U.S.
Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to
United States federal income tax at regular rates. If 30% (or lower treaty rate)
withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the
Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See
"--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign
Investors" above concerning the disregard of certain transfers having "tax avoidance potential" and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a
"backup" withholding tax under Code Section 3406 at a

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current rate of 28% (which rate will be increased to 31% commencing after 2010)
on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the
Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides IRS
Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the
IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Information reporting requirements may also apply regardless of whether withholding is required. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular
Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication
938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.

     The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed
Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual
Certificateholders, furnished annually, if applicable, to holders of Regular
Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Qualification as a REMIC" above.

                         FEDERAL INCOME TAX CONSEQUENCES
             FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

     General.

     In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "--Stripped Certificates," as described below, as a REMIC (certificates of that kind of series are referred to as
"Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a
"taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the
Standard Certificates, the holder of a Standard Certificate (a "Standard
Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its

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Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund.
However, investors who are individuals, estates or trusts who own Standard
Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section
212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon"
rules of the Code, as described under "--Stripped Certificates" and
"--Recharacterization of Servicing Fees," below.

     Tax Status.

     In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates
will have the following status for federal income tax purposes:

     1.   Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans....secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

     2.   Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of
          Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code
          Section 856(c)(3)(B).

     3.   Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

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     Premium and Discount.

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard
Certificate will be determined generally as described under "--Federal Income
Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium"
above.

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. If so indicated in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard
Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under
"--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular
Certificates--Market Discount" above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. If so indicated in the related prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

     Recharacterization of Servicing Fees.

     If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the
Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

                                      115

     Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans.
Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds."
Subject to the de minimis rule discussed under "--Stripped Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard
Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable
Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See
"--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Certificates.

     Upon sale or exchange of a Standard Certificate, a Standard
Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard
Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

     General.

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped
Certificates." Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

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     The certificates will be subject to those rules if:

     1.   we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

     2.   the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See "--Standard
          Certificates--Recharacterization of Servicing Fees" above), and

     3.   certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own
"stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under
"--Standard Certificates--Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of
Stripped Certificates for the related period or periods. The holder of a
Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "--Standard
Certificates--General" above, subject to the limitation described there.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of
Cadwalader, Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the
OID Regulations. While under Code Section 1286 computations with respect to
Stripped Certificates arguably should be made in one of the ways described under
"--Taxation of Stripped Certificates--Possible Alternative Characterizations"
below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations provide for the treatment of a Stripped
Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the
Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "--Federal Income Tax Consequences for

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REMIC Certificates--Taxation of Regular Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

     Status of Stripped Certificates.

     No specific legal authority exists as to whether the character of the
Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and
"loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped
Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

     Taxation of Stripped Certificates.

     Original Issue Discount. Except as described under "--General" above, each
Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the
Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described under "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Original Issue Discount" and
"--Variable Rate Regular Certificates" above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped
Certificate to that Stripped Certificateholder, presumably under the Prepayment
Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate. While the
matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that
Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the
Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations.
The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped
Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID
Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income.

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Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates.
Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped
Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped
Certificateholder's adjusted basis in that Stripped Certificate, as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of
Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped
Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the
Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

     1.   one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that
          Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

     2.   as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

     3.   a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

     Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of
Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

                                       119

     Because of these possible varying characterizations of Stripped
Certificates and the resultant differing treatment of income recognition,
Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

RESET RATE CERTIFICATES

     As will be further discussed in the related prospectus supplement, reset rate certificates will represent a beneficial interest in a portion of the related trust fund that is treated as a grantor trust for federal income tax purposes, consisting of a regular interest in a related REMIC and as interest in any related interest rate swap agreement or other derivative instrument. See
"Federal Income Tax Consequences for REMIC Certificates" for a discussion of the federal income tax treatment of regular interests, and see the related prospectus supplement for a discussion of the federal income tax treatment of the interest rate swap agreement or other derivative instrument.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder
at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped
Certificates, if so provided in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 28% (which rate will be increased to 31% commencing after
2010) may be required in respect of any reportable payments, as described under
"--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding"
above.

     On January 24, 2006, the Treasury published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under
Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in
"street name." The trustee will be required to calculate and provide information to the IRS and to requesting persons with respect to the trust fund in accordance with these new regulations beginning with the 2007 calendar year. The trustee, or applicable middleman, will be required to file information returns with the IRS and provide tax information statements to certificateholders in accordance with these new regulations after December 31, 2007.

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped
Certificateholder on the sale or exchange of that certificate also will be subject to federal income tax at the same rate.

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     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be
"portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign
Investors--Regular Certificates" above.

                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain
Federal Income Tax Consequences", you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section
3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, are subject to the prohibited transaction rules set forth in Section 503 of the
Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special
caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b)
has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

     Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Section 4975 of the Code, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the

                                       121

appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of offered certificates. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar
Law.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the trust assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United
States Department of Labor ("DOL"), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by
"benefit plan investors" (that is, Plans and entities whose underlying assets include plan assets) is not "significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

     In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute
Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the
"Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If one of the Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

     The DOL has promulgated amendments (the "Amendments") to the Exemptions that, among other changes, permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemptions are met). Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Amendments.

INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60
exempt from the application of the prohibited transaction provisions of Sections
406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the acquisition of a security (such as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions. All other conditions of the
Exemptions would have to be satisfied in order for PTCE 95-60 to be available.
Before purchasing any class of offered certificates, an insurance

                                       122

company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to
ERISA, which provides certain exemptive relief from the provisions of Part 4 of
Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.
Pursuant to Section 401(c) of ERISA, the DOL issued regulations ("401(c)
Regulations"), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.
Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section
501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization,"
which term as defined above includes certain tax-exempt entities not subject to
Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

     The sale of certificates to a Plan is in no respect a representation by the
Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular
Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     If so specified in the related prospectus supplement, the offered certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").
Generally, the only classes of offered certificates which will qualify as
"mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements

                                       123

or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities," will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September
23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the
Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part
1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain
"Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain
"residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and
"commercial mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a
"commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities" and thus as "Type IV securities," for investment by national banks. The National Credit Union
Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities,"
other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions"
may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the
"OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk,

                                       124

Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a
(December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of
the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal
Deposit Insurance Corporation, the OTS and the NCUA. The 1998 Policy Statement
sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as
"mortgage related securities," no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHOD OF DISTRIBUTION

     The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

     We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods.
Those methods are as follows:

     1.   by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2.   by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

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     3.   through direct offerings by the Depositor.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The underwriters may be broker-dealers affiliated with us. Their identities and material relationships to us will be set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

     This prospectus may be used in connection with the remarketing of a class of reset rate certificates.

     In connection with any remarketing of a class of reset rate certificates by remarketing agents that are affiliates of the Depositor, unless the all-hold rate will be in effect, we will prepare for distribution to prospective purchasers a new prospectus supplement that contains material information relating to the terms of the remarketing, any new swap counterparty or counterparties and any other material information relating to the remarketing.
In addition, the prospectus supplement will contain or incorporate by reference from filings under the Securities and Exchange Act of 1934, as amended, material information describing the updated characteristics of the trust and the related pool of mortgage loans that remains outstanding as of a date reasonably proximate to the date of that prospectus supplement.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be
"underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

                                       126

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the
Depositor should be directed in writing to its principal executive offices at
270 Park Avenue, New York, New York 10017, Attention: President, or by telephone at (212) 834-9299. The Depositor has determined that its financial statements will not be material to the offering of any offered certificates.

     The Depositor filed a registration statement (the "Registration Statement")
relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement
includes additional information.

                       WHERE YOU CAN FIND MORE INFORMATION

     Copies of the Registration Statement and other filed materials, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K, and any amendments for these reports may be read and copied at the
Public Reference Section of the Securities and Exchange Commission, 100 F Street
N.W., Washington, D.C. 20549. Information regarding the operation of the Public
Reference Room may be obtained by calling The Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval
("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The
Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

     If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10-K and
8-K will be made available on the applicable Trustee's or other identified party's website.

                                  LEGAL MATTERS

     The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP or such other counsel as may be specified in the applicable prospectus supplement.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                       127

                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                       128

                             INDEX OF DEFINED TERMS

1998 Policy Statement ...............................................        125
30/360 ..............................................................         47
401(c) Regulations ..................................................        123
91-day Treasury Bill Rate ...........................................         51
91-day Treasury Bills ...............................................         51
Accrual Certificates ................................................         46
Accrued Certificate Interest ........................................         46
Actual/360 ..........................................................         47
ADA .................................................................         90
Amendments ..........................................................        122
ARM Loans ...........................................................         35
Assessment of Compliance ............................................         74
Attestation Report ..................................................         75
Available Distribution Amount .......................................         45
Bankruptcy Code .....................................................         82
Bond Equivalent Yield ...............................................         49
Book-Entry Certificates .............................................         45
calculation date ....................................................         48
Cash Flow Agreement .................................................         37
CERCLA ..............................................................         87
Certificate Owner ...................................................         63
Clearstream .........................................................         55
CMT Rate ............................................................         49
Code ................................................................         62
Commercial Paper Rate ...............................................         49
Cooperatives ........................................................         32
CPR .................................................................         40
Debt Service Coverage Ratio .........................................         32
defective obligation ................................................         93
Definitive Certificates .............................................         45
Depositor ...........................................................         31
Determination Date ..................................................         38
determination period ................................................         48
Direct Participants .................................................         63
Disqualified Organization ...........................................   106, 123
Distribution Date Statement .........................................         61
DOL .................................................................        122
Dow Jones Market Service Page 3750 ..................................         49
DTC .................................................................         45
Due Dates ...........................................................         34
Due Period ..........................................................         38
EDGAR ...............................................................        127
electing large partnership ..........................................        106
Equity Participation ................................................         34
Euroclear ...........................................................         55
Event of Default ....................................................         75
Excess Funds ........................................................         43
excess servicing ....................................................        115
Exemptions ..........................................................        122
FAMC ................................................................         35
Federal Funds Rate ..................................................         50
FHLMC ...............................................................         35
FNMA ................................................................         35
Garn Act ............................................................         88
GNMA ................................................................         35
Indirect Participants ...............................................         63
Insurance and Condemnation Proceeds .................................         70
IRS .................................................................         91
ISMA ................................................................         47
JPMCB ...............................................................         43
L/C Bank ............................................................         79
LIBOR Determination Date ............................................         48
Liquidation Proceeds ................................................         70
Loan-to-Value Ratio .................................................         33
Lock-out Date .......................................................         34
Lock-out Period .....................................................         34
MBS .................................................................         31
MBS Agreement .......................................................         35
MBS Issuer ..........................................................         35
MBS Servicer ........................................................         35
MBS Trustee .........................................................         35
Mortgage Asset Seller ...............................................         31
Mortgage Notes ......................................................         31
Mortgaged Properties ................................................         31
Mortgages ...........................................................         31
NCUA ................................................................        124
Net Leases ..........................................................         33
Net Operating Income ................................................         32
Nonrecoverable Advance ..............................................         60
Non-SMMEA Certificates ..............................................        123
Non-U.S. Person .....................................................        112
OCC .................................................................        124
OID Regulations .....................................................         95
OTS .................................................................        124
Participants ........................................................         63
Parties in Interest .................................................        121
Pass-Through Entity .................................................        106
Permitted Investments ...............................................         69
Plans ...............................................................        121
Pooling Agreement ...................................................         66
prepayment ..........................................................         40
Prepayment Assumption ...............................................         96
Prepayment Interest Shortfall .......................................         38
Prepayment Premium ..................................................         34
Prime Rate ..........................................................         51
PTCE ................................................................        122
Random Lot Certificates .............................................         95
rating agency condition .............................................         55
Record Date .........................................................         46
Reference Banks .....................................................         49
Reform Act ..........................................................         94
Registration Statement ..............................................        127

                                       129

Regular Certificateholder ...........................................         94
Regular Certificates ................................................         91
Related Proceeds ....................................................         60
Relief Act ..........................................................         90
REMIC ...............................................................      7, 92
REMIC Certificates ..................................................         91
REMIC Pool ..........................................................     91, 92
REMIC Regulations ...................................................         91
REO Property ........................................................         68
Residual Certificateholders .........................................        102
Residual Certificates ...............................................         46
secured-creditor exemption ..........................................         87
Securities Act ......................................................        126
Senior Certificates .................................................         45
Servicing Standard ..................................................         68
Similar Law .........................................................        121
SMMEA ...............................................................        123
SPA .................................................................         40
Sponsor .............................................................         43
Standard Certificateholder ..........................................        113
Standard Certificates ...............................................        113
Startup Day .........................................................         92
Stripped Certificateholder ..........................................        118
Stripped Certificates ...............................................        116
Subordinate Certificates ............................................         45
Sub-Servicing Agreement .............................................         68
Title V .............................................................         89
Treasury ............................................................         91
Treasury Notes ......................................................         50
U.S. Person .........................................................        108
Value ...............................................................         33
Warranting Party ....................................................         67

                                       130

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                      [THIS PAGE INTENTIONALLY LEFT BLANK]

     The attached diskette contains a Microsoft Excel,1 Version 5.0 spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File is "JPMCC 2006-CIBC16.xls." It provides, in electronic format, certain statistical information that appears under the caption "Description of the Mortgage Pool" in this free writing prospectus and in Schedule I, Schedule II, Annex A-1, Annex A-2, Annex B and Annex D to the
free writing prospectus. Defined terms used in the Spreadsheet File but not otherwise defined in the Spreadsheet File shall have the respective meanings assigned to them in this free writing prospectus. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this free writing prospectus. To the extent that the information in electronic format contained in the attached diskette is different from statistical information that appears under the caption "Description of the
Mortgage Pool" in this free writing prospectus and in Schedule I, Schedule II,
Annex A-1, Annex A-2, Annex B and Annex D to the free writing prospectus, the information in electronic format is superseded by the related information in print format. Prospective investors are advised to read carefully and should rely solely on the final free writing prospectus and accompanying prospectus relating to the Certificates in making their investment decision.

     Open the file as you would normally open any spreadsheet in Microsoft
Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the "READ ONLY" button and, after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

----------
1  Microsoft Excel is a registered trademark of Microsoft Corporation.

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YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE
IN THIS FREE WRITING PROSPECTUS AND THE ATTACHED PROSPECTUS. WE HAVE NOT
AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT
PERMITTED.
                        ------------------------------

                            FREE WRITING PROSPECTUS

                                  PROSPECTUS

Incorporation of Certain Information by

                                 $1,972,947,000
                                 (APPROXIMATE)

                               J.P. MORGAN CHASE
                              COMMERCIAL MORTGAGE
                               SECURITIES CORP.
                                   DEPOSITOR

                     J.P. MORGAN CHASE COMMERCIAL MORTGAGE
                         SECURITIES TRUST 2006-CIBC16

                                ISSUING ENTITY

                              COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES,
                               SERIES 2006-CIBC16

Class A-1 ...........   $   37,940,000
Class A-2 ...........   $   55,736,000
Class A-3FL .........   $  100,000,000
Class A-3B ..........   $  171,966,000
Class A-4 ...........   $  695,005,000
Class A-SB ..........   $   74,077,000
Class A-1A ..........   $  368,474,000
Class A-M ...........   $  214,742,000
Class A-J ...........   $  169,110,000
Class X-1 ...........   $2,147,426,140
Class X-2 ...........   $2,115,339,000
Class B .............   $   40,264,000
Class C .............   $   16,106,000
Class D .............   $   29,527,000

                 ---------------------------------------------
                                 FREE WRITING
                                   PROSPECTUS
                 ---------------------------------------------
                                    JPMORGAN
                               CIBC WORLD MARKETS

                              WACHOVIA SECURITIES

                               SEPTEMBER , 2006

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